   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2000.
                                           REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------
                                    FORM F-4
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                      ------------------------------------
                                 AERCO LIMITED
             (Exact name of registrant as specified in its charter)

                            JERSEY, CHANNEL ISLANDS
                         (Jurisdiction of organization)

                                      7359
            (Primary Standard Industrial Classification Code Number)

                                      N/A
                    (I.R.S. Employer Identification Number)

                                 AERCO LIMITED
                              22 GRENVILLE STREET
                                   ST. HELIER
                                JERSEY, JE4 8PX
                                CHANNEL ISLANDS
                          ATTENTION: COMPANY SECRETARY
                           (011) (44) (1534) 609 000
   (Address and telephone number of Registrant's principal executive offices)
                      ------------------------------------

                          CORPORATION SERVICE COMPANY
                               375 HUDSON STREET
                            NEW YORK, NY 10014-3666
                                 (212) 463-2700
           (Name, address and telephone number of agent for service)

                                    Copy to:

                            JULIET A. M. CAIN, ESQ.
                             DAVIS POLK & WARDWELL
                               99 GRESHAM STREET
                                LONDON EC2V 7NG
                                    ENGLAND

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                           PROPOSED             PROPOSED
      TITLE OF EACH CLASS              AMOUNT               MAXIMUM              MAXIMUM
         OF SECURITIES                  TO BE           OFFERING PRICE          AGGREGATE            AMOUNT OF
       TO BE REGISTERED              REGISTERED          PER UNIT (1)      OFFERING PRICE (1)    REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
    Notes due July 15, 2025         $960,000,000             100%             $960,000,000           $253,440
-------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933.

                      ------------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                                  $960,000,000
                            INITIAL PRINCIPAL AMOUNT
                   OFFER TO EXCHANGE NOTES DUE JULY 15, 2025
              FOR ANY AND ALL OUTSTANDING NOTES DUE JULY 15, 2025
                                       OF

                                 AERCO LIMITED
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 12, 2001, UNLESS EXTENDED.

                            ------------------------

We are offering to exchange $960,000,000 aggregate initial principal amount of our new subclass A-3, subclass A-4, subclass B-2 and subclass C-2 notes for our issued and outstanding notes of the corresponding subclasses that we previously offered and sold to investors on a basis exempt from registration under the Securities Act of 1933, as amended, by virtue of Section 4(2), Rule 144A and Regulation S thereunder. The terms of the new notes are identical to the old notes except that the new notes will be registered under the Securities Act of 1933, as amended.

                            ------------------------

THE OLD NOTES WERE LISTED ON THE LUXEMBOURG STOCK EXCHANGE ON JULY 17, 2000. THE NEW NOTES WILL BE LISTED ON THE LUXEMBOURG STOCK EXCHANGE WHEN THEY ARE ISSUED.

                            ------------------------

INVESTING IN THE NEW NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 20.

                            ------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

December 7, 2000

                               TABLE OF CONTENTS

                                           PAGE
                                           ----
Summary.................................       3
Summary Consolidated Financial Data.....      16
Risk Factors............................      20
The Exchange Offer......................      32
Use of Proceeds.........................      37
The Parties.............................      38
The Aircraft, Related Leases and
  Collateral............................      45
Recent Developments.....................      65
The Commercial Aircraft Industry........      66
Management of the AerCo Group...........      70
Selected Consolidated Financial Data....      80
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations............................      84
Unaudited Pro Forma Combined
  Financial Information.................      95
Description of the Notes................     103
Reports to Noteholders..................     157
Available Information...................     159
Book-Entry Registration, Global
  Clearance and Settlement..............     161
Tax Considerations......................     166
ERISA Considerations....................     172
Plan of Distribution....................     173
Legal Matters...........................     174

                                           PAGE
                                           ----
Enforcement of Civil Liabilities........     174
Listing and General Information.........     175
Experts.................................     175
Index to Financial Statements...........     F-1
Appendix 1. Cash Analysis of Financial
  Condition and Results of Operations --
  Three Month Period from March 15, 2000
  to June 15, 2000......................   A-1-1
Appendix 2. Cash Analysis of Financial
  Condition and Results of Operations --
  Two Month Period from July 17, 2000 to
  September 15, 2000....................   A-2-1
Appendix 3. AerCo Cash Flow Performance
  for the Period from July 15, 1998 to
  June 15, 2000.........................   A-3-1
Appendix 4. Monthly Lease Rentals under
  the Base Case.........................   A-4-1
Appendix 5. Assumed Portfolio Values....   A-5-1
Appendix 6. Class A Class Percentages...   A-6-1
Appendix 7. Class B Class Percentages...   A-7-1
Appendix 8. Class C Class Percentages...   A-8-1
Appendix 9. Class D Class Percentages...   A-9-1
Appendix 10. Base Pool Factors..........  A-10-1
Appendix 11. Base Extended Pool
  Factors...............................  A-11-1
Appendix 12. Index of Defined Terms.....  A-12-1

                                    SUMMARY

     In this prospectus, "we", "us", "our", "AerCo" and the "AerCo Group" refer to AerCo Limited and its subsidiaries, except where it is clear that such terms mean only AerCo Limited, "AerFi" refers to AerFi Group plc and the "AerFi Group" refers to AerFi and its subsidiaries.

     You should read the following summary together with the more detailed information regarding AerCo and the notes and our financial statements (including the related notes) appearing elsewhere in this prospectus, including Appendices 1, 2 and 3. You should refer to Appendix 12 to this prospectus for an index of terms defined in this prospectus.

                               THE EXCHANGE OFFER

     On July 17, 2000, we issued $960 million in aggregate principal amount of "old notes" in four subclasses: subclass A-3, subclass A-4, subclass B-2 and subclass C-2. Because we originally issued the old notes under an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), the old notes contain transfer restrictions. We are now offering to exchange "new notes" of corresponding subclasses for the old notes. The new notes will not contain these transfer restrictions and may be transferred as we describe under "-- Consequences of Exchanging Old Notes in the Exchange Offer". Otherwise, the terms of the new notes and old notes are identical, except for registration rights and special interest provisions relating to the old notes.

     The exchange offer of the new notes for the old notes will expire at 5:00 p.m., New York City time, on January 12, 2001, unless we extend it. At any time before the expiration date, you may withdraw any old notes that you have tendered to us in the exchange offer. If we or the exchange agent do not accept any old notes that you have tendered, we or the exchange agent will return the old notes to you without charge as soon as is practicable after the exchange offer has expired or has been terminated.

     Neither you nor we will recognize any income, gain or loss for U.S. federal income tax purposes because you exchange your old notes.

     You should refer to "The Exchange Offer" below for more details about the procedures for tendering the old notes and the other terms of the exchange offer.

           CONSEQUENCES OF EXCHANGING OLD NOTES IN THE EXCHANGE OFFER

     Based upon interpretations contained in letters issued to third parties by the staff of the Securities and Exchange Commission (the "Commission"), we believe that any holder of old notes, other than a broker-dealer or any holder who is an affiliate of AerCo within the meaning of Rule 405 under the Securities Act, who exchanges its old notes for new notes in the exchange offer may offer such new notes for resale, resell such new notes or transfer such new notes without compliance with the registration and prospectus delivery provisions of the Securities Act if:

     - the holder acquires the new notes in the ordinary course of the holder's business; and

     - the holder has no arrangement or understanding with any person to participate in the distribution of the new notes.

     If you wish to accept the exchange offer, you must represent to us in the letter of transmittal that the two conditions described above have been met.

     If you wish to accept the exchange offer, you must also make the following representations to us:

     - If you are not a broker-dealer, you must represent that you are not participating in the distribution of the new notes and that you do not intend to participate in such a distribution.

     - If you are a broker-dealer who will not receive new notes for your own account, you must represent that neither you nor any person for whom you receive the new notes is participating in the distribution of the new notes and that neither you nor any such person intends to participate in such a distribution.

     - If you are a broker-dealer who will receive new notes for your own account, you must represent that you acquired the old notes tendered by you in your market-making or other trading activities. You must also acknowledge that you will deliver a prospectus if you resell the new notes. By making this acknowledgement and delivering a prospectus, you will not be deemed to admit that you are an underwriter within the meaning of the Securities Act.

     To comply with the securities laws of certain states or other jurisdictions, it may be necessary to qualify for sale or register the new notes prior to offering or selling such new notes. We have agreed to register or qualify the new notes held by broker-dealers for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the old notes reasonably requests in writing. Unless a holder requests registration or qualification, we do not intend to take any action to register or qualify the new notes for resale in any such jurisdictions.

     If you do not exchange your old notes for new notes in this exchange offer, your old notes will continue to be subject to the restrictions on transfer contained in the legend on the old notes. Please refer to "The Exchange Offer -- Consequences of Failure to Exchange" for a description of these restrictions.

                        SUMMARY DESCRIPTION OF THE NOTES

     The following table summarizes certain of the principal terms of the notes that we are offering to exchange in this exchange offer. In addition to these notes, we also have four other subclasses of notes outstanding. See " -- Overview of the AerCo Group -- Outstanding Debt" and "Management Discussion and Analysis of Financial Condition and Results of Operations -- Financial Resources and Liquidity -- Indebtedness" for more details on our outstanding debt.

     Information in the following table is based on what we refer to as our "Base Case", which is the scenario in which our current assumptions regarding AerCo's performance, as discussed under "Description of Notes -- AerCo's Performance Assumptions", prove to be correct. You should refer to Appendix 1, Appendix 2 and Appendix 3 to this prospectus for more detailed information regarding our historical cash flow performance. You should note that appraised values of our aircraft will fluctuate and that our actual revenues may be significantly lower than assumed revenues, with corresponding effects on the information set forth below. See "Description of Notes -- AerCo's Performance Assumptions" for a more detailed discussion on this. For purposes of calculating ratios in this table, we have used amounts assumed under the Base Case for the 12 months ending July 16, 2001.

                                                               SUBCLASS A-3    SUBCLASS A-4     SUBCLASS B-2    SUBCLASS C-2
                                                                   NOTES           NOTES           NOTES            NOTES
                                                               -------------   -------------   --------------   -------------
Aggregate Principal Amount..................................    $565,000,000    $235,000,000      $80,000,000     $80,000,000
Ratings
 Fitch......................................................              AA              AA                A             BBB
 Moody's....................................................             Aa2             Aa2               A2            Baa2
 Standard & Poor's..........................................              AA              AA                A             BBB
Interest Rate...............................................   LIBOR + 0.46%   LIBOR + 0.52%    LIBOR + 1.05%   LIBOR + 2.05%
Initial Loan to Value(1)....................................           62.1%           62.1%            71.7%           81.9%
Initial Loan to Assumed First Year's Net Revenue(1)(2)......           5.51x           5.51x            6.37x           7.28x
Assumed Interest Coverage Ratio(2)(3).......................           2.66x           2.66x            2.05x           1.72x
Assumed Debt Service Coverage Ratio(2)(4)...................           1.60x           1.60x            1.52x           1.50x
Expected Average Life (Years)...............................             1.9             4.8              6.8             6.8
                                                                                  August 15,      October 15,      August 15,
Expected Principal Amortization Period(5)...................   June 15, 2002            2000             2000            2000
                                                               June 15, 2002    May 15, 2011    June 15, 2008   June 15, 2008
Final Maturity Date.........................................   July 15, 2025   July 15, 2025    July 15, 2025   July 15, 2025

---------------

(1) "Initial Loan to Value" represents (i) the initial aggregate principal amount of each subclass of notes plus the initial aggregate principal amount of any other subclass of notes that ranks equally or senior in priority of payment ("Initial Loan") divided by (ii) the aggregate appraised value of the aircraft at April 30, 2000 plus $65.0 million, the expected amount of the liquidity reserve amount (the "Liquidity Reserve Amount") on July 17, 2000 excluding the total amount of security deposits reimbursable to lessees ($22.4 million).

(2) "Assumed First Year's Net Revenue" means our gross revenue less our leasing costs, servicer fees, administrative agent fees, cash manager fees, and other general and administrative costs.

(3) "Assumed Interest Coverage Ratio" means Assumed First Year's Net Revenue divided by Assumed First Year's Interest. "Assumed First Year's Interest" means (i) the interest payable on each subclass of notes and each subclass of notes that ranks equally with such subclass plus (ii) the interest and minimum principal payments assumed to be payable on each subclass of notes that ranks senior in priority of payment to the relevant subclass of notes.

(4) "Assumed Debt Service Coverage Ratio" means Assumed First Year's Net Revenue divided by Assumed First Year's Interest and Minimum and Scheduled Principal. "Assumed First Year's Interest and Minimum and Scheduled Principal" means (i) the interest and minimum and scheduled principal payments on each subclass of notes plus (ii) the interest and minimum and scheduled principal payments assumed to be payable on each subclass of notes that ranks equally or senior in priority of payment with or to the relevant subclass of notes.

(5) "Expected Principal Amortization Period" means the period from the date on which we expect principal amortization to begin to the expected final payment date for each subclass of notes.

     Ratings of the Notes. The ratings of the notes only address the likelihood of the timely payment of interest and the ultimate payment of principal and premium, if any, on the notes. The rating agencies have not rated AerCo's ability to pay the principal in full on any subclass of the notes on the expected final payment date, or on any other date prior to the final maturity date, or the ability to pay step-up interest. In addition, the ratings assigned to the notes do not address the effect of any imposition of any withholding tax on any payments under the leases, the notes or otherwise. See "Risk Factors -- Certain Income Tax Risks" and "Tax Considerations" for a discussion of withholding taxes that may be applicable.

     A rating is not a recommendation to buy, sell or hold our notes because ratings do not comment as to market price or suitability for a particular investor and may be subject to revision, suspension or withdrawal at any time by the assigning rating agency. If a rating agency lowers, suspends or withdraws its rating of any subclass of the notes, no person or entity has any obligation to support AerCo's obligations under the notes in any way.

     The notes we are issuing in this exchange offer will rank equally in right of payment and interest with the corresponding subclasses of our outstanding notes. For more information regarding our total outstanding indebtedness, see "-- Overview of the AerCo Group -- Outstanding Debt" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Resources and Liquidity -- Indebtedness".

     We have summarized the terms of the notes below:

Payment Dates..............  We must pay interest monthly in arrears on the fifteenth day of each month. If the fifteenth day of a month is not a business day, the relevant payment date will be the next day which is a business day. By business day, we mean a day on which a bank may deal in U.S. dollar deposits on the London inter-bank market and commercial banks and foreign exchange markets are open in New York and London.

Record Date................  The record date will be the close of business on the day that is 15 calendar days prior to a payment date.

Calculation of Interest....  For the purpose of calculating the interest rate payable on the notes, Bankers Trust Company, as reference agent, will determine LIBOR for the relevant interest accrual period two business days before the payment date on which the interest accrual period begins.

                             AerFi Cash Manager II Limited, as cash manager, will calculate accrued interest on outstanding principal balances and other amounts on which we must pay interest as of the fourth business day before the interest accrual period begins.

Accrued and Unpaid
Interest...................  Any accrued interest that, as a result of the allocation of our available cash collections, we do not pay on any payment date will bear interest at the then current interest rate for the applicable subclass of notes.

Sources of Note Payments...  Our sources of payment for the notes and our other obligations (including under our outstanding notes) will be:

                             - the payments made by the lessees under the leases;

                             - payments made by AerFi under the purchase agreement;

                             - amounts held in the aircraft purchase account allocable to undelivered aircraft;

                             -  proceeds from any sales of our assets;

                             - net payments to us under our swap agreements and other hedging instruments;

                             - interest earned on investments of our cash balances; and

                             - net cash proceeds received from the sale of refinancing notes.

                             We will make payments on the notes only to the extent that we have cash on each payment date remaining after paying expenses and satisfying other requirements which are described under "Description of the Notes -- Payment of Principal and Interest -- Priority of Payments".

Security for Our
Obligations................  Neither the trustee, Bankers Trust Company, nor the holders have any security interest, mortgage, charge or other similar interest in any of the aircraft.

                             As security for our obligations under the notes, we have granted to the security trustee, for the benefit of the noteholders, a security interest in:

                             -  the capital stock of our subsidiaries;

                             - the interest of all AerCo Group members in the leases;

                             -  our intercompany loans to our subsidiaries;

                             -  our cash balances; and

                             -  investments made with our cash balances.

                             In addition, the accounts have been established under the indenture in the name of the security trustee, Bankers Trust Company, except for the tax defeasance account and, in the case of the other accounts, where local legal or regulatory reasons do not permit.

Refinancing of the Notes...  We may refinance any subclass of the notes by issuing refinancing notes. The refinancing notes will rank equally, including in terms of priority of payment and security, with the applicable subclasses of notes that are being refinanced.

Principal Payments.........  We have determined the expected principal payments on the notes based on, among other things, assumptions regarding:

                             - the timing and amount of payments under our current leases and leases we may enter into in the future;

                             -  the terms of future leases;

                             - the amount of operating costs incurred in the ordinary course of our operating lease business; and

                             - our ability to timely refinance the subclass A-3, subclass B-2 and subclass C-2 notes.

                             It is unlikely that actual experience in the future will correspond to these assumptions; therefore, the timing and amount of our principal payments on each subclass of notes will likely vary from the expected principal payments.

Step-Up Interest...........  If we do not repay the subclass A-3, subclass B-2 and subclass C-2 notes on or before their expected final payment date, we will pay additional interest of 0.50%, 1.50% and 2.50% per annum, respectively, until such notes are repaid in full. We may also issue certain subclasses of additional notes in connection with the acquisition of additional aircraft and may issue refinancing notes that by their terms provide they will accrue step-up interest after their expected final payment date.

                             Payments of step-up interest:

                             - will be subordinated to certain of our other obligations, including payment of scheduled principal payment amounts with respect to the notes; and

                             -  will not be rated by the rating agencies.

Redemption of the Notes....  We may redeem any subclass of notes, in whole or in part, on any payment date at the applicable redemption price. If we redeem any subclass of notes in part, we will apply the redemption price proportionally to the notes of each holder of that subclass.

                             The redemption price of the subclass A-3, subclass A-4, subclass B-2 and subclass C-2 notes redeemed
                             (a) with the application of funds, other than from available collections, including proceeds from refinancing notes and proceeds from third parties, will equal the product of the applicable redemption premium set out below for such subclass and the outstanding principal balance of such subclass being redeemed and (b) with the application of available collections, will equal the outstanding principal balance of the amount of such subclass of notes being redeemed, without premium.

                                                                                                 REDEMPTION PREMIUM
                                                                                    ---------------------------------------------
                                                                                    SUBCLASS    SUBCLASS    SUBCLASS    SUBCLASS
                                       REDEMPTION DATE                              A-3 NOTES   A-4 NOTES   B-2 NOTES   C-2 NOTES
                                       ---------------                              ---------   ---------   ---------   ---------
                                       After July 17, 2000........................  101.00 %    101.50 %    101.75 %    103.50 %
                                       On or after June 15, 2001..................  100.50 %    101.00 %    101.50 %    103.00 %
                                       On or after June 15, 2002..................  100.00 %    100.75 %    101.25 %    102.50 %
                                       On or after June 15, 2003..................              100.50 %    101.00 %    102.00 %
                                       On or after June 15, 2004..................              100.25 %    100.75 %    101.50 %
                                       On or after June 15, 2005..................              100.00 %    100.50 %    101.00 %
                                       On or after June 15, 2006..................                          100.25 %    100.50 %
                                       On or after June 15, 2007..................                          100.25 %    100.25 %
                                       On or after June 15, 2008..................                          100.00 %    100.00 %

                             The formula for determining the redemption price of the subclass D-2 notes, which are held by AerFi, is set forth under "Description of the Notes -- Payment of Principal and Interest -- Redemption".

                             We may also redeem each subclass of notes on any payment date, in whole, if any of the adverse tax events described in "Description of the Notes -- Payment of Interest and
                             Principal -- Redemption for Taxation Purposes" occur. In the case of a redemption for tax reasons, the redemption price will equal the outstanding principal balance of the subclass being redeemed, plus accrued and unpaid interest.

Service Providers..........  For a full description of the services provided by members of the AerFi Group as servicer, cash manager and administrative agent, see "Management of the AerCo Group -- The Servicer". For a full description of conflicts of interest that may arise, see "Risk Factors -- Risks Relating to AerCo and Certain Third Parties".

Sale of Aircraft...........  Subject to the conditions described in "Description of the Notes -- Payment of Principal and Interest -- Indenture Covenants -- Limitation on Aircraft Sales", we may make dispositions of aircraft, including certain aspects of aircraft ownership, including the depreciation and other tax benefits that may be associated with aircraft ownership.

                             The purchase price for, or other proceeds from, the sale of any aircraft or incidents of aircraft ownership in these transactions will be deposited in an account and the portion of such purchase price or other proceeds that must be repaid to an investor pending a transfer of title will not be available to pay interest or principal on the notes. The remaining portion of such purchase price or other proceeds will be transferred to the collection account in the relevant month and will form part of available collections for such month. See "Risk Factors -- Additional Aircraft Risks" and "Description of the Notes -- Payment of Principal and Interest -- Indenture Covenants -- Limitation on Aircraft Sales" for a further discussion of aircraft sales and the associated risks.

Operating Covenants........  We may not enter into any future lease unless it is in compliance with defined criteria, such as geographic and other concentration limits. These restrictions do not apply to renewals, extensions or restructurings of existing leases. We may vary from these criteria with the approval of the rating agencies. For a summary of these restrictions, see "Description of the Notes -- Operating Covenants -- Concentration Limits".

Withholding Tax............  We have no obligation to make any additional payments on the notes for any withholding or deduction from payments on the notes that must be made under applicable law. If we are required to make any withholding or deduction on the notes and we do not redeem the notes, we will reduce the net amount of interest paid on the notes by the amount of such withholding or deduction. Also, none of our subsidiaries has any obligation under any intercompany loans to make any additional payments for any withholding or deduction that they must make under applicable law from payments on the intercompany loans.

ERISA Considerations.......  The notes are expected to be eligible for purchase under certain circumstances by an employee benefit plan or other plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the United States Internal Revenue Code of 1986, as amended. For a full description of these circumstances, see "ERISA Considerations".

                        OVERVIEW OF PRIORITY OF PAYMENTS

     The following chart summarizes the order of priority of payments on the subclasses of our outstanding notes and our other obligations. We describe the order of priority in more detail in "Description of the Notes -- Payment of Principal and Interest -- Priority of Payments".

                  [Chart -- Overview of Priority of Payments]

                          OVERVIEW OF THE AERCO GROUP

     AerCo is a special purpose limited liability company formed on June 4, 1998 under the laws of Jersey to purchase and own a portfolio of aircraft.

     On July 15, 1998, we made an offering of subclass A-1, subclass A-2, subclass B-1 and subclass C-1 notes in the aggregate principal amount of $800 million. We used these proceeds, together with the proceeds of an offering of subclass D-1 and subclass E-1 notes to AerFi, to purchase an aircraft portfolio of 25 aircraft through the acquisition of all the outstanding capital stock of ALPS 94-1, a special purpose vehicle, and ten aircraft through the acquisition of all the outstanding capital stock of certain aircraft owning subsidiaries of AerFi.

     On July 17, 2000, we made an additional offering of subclass A-3, subclass A-4, subclass B-2 and subclass C-2 notes in the aggregate principal amount of $960 million. We used these proceeds, together with the proceeds of an offering of subclass D-2 and subclass E-2 notes to AerFi, to finance our acquisition of 30 additional aircraft (the "additional aircraft") through the acquisition of all the outstanding capital stock of certain aircraft owning subsidiaries of AerFi and to refinance our then existing subclass A-1 and subclass D-1 notes. The 30 additional aircraft had an appraised value of $724.1 million at April 30, 2000 and were on lease to 20 lessees in 13 countries as of October 31, 2000. Six of the additional aircraft were purchased by AerCo on July 17, 2000 and a further 18 of the additional aircraft had been purchased by AerCo as of November 2, 2000. See "The Parties" and "Management of the AerCo Group" for a more detailed description of AerCo, the initial acquisition, the refinancing and additional aircraft acquisition, AerFi and our servicing arrangements.

     The Portfolio. Assuming that we take delivery of all of the additional aircraft, our total portfolio will comprise 63 aircraft, on lease to 37 lessees in 20 countries as of November 2, 2000. Except where we indicate otherwise, the information about our portfolio in this prospectus assumes that we have acquired all 30 additional aircraft.

     As of April 30, 2000, the total appraised value of our 33 existing aircraft and the 30 additional aircraft (including one aircraft that is valued at scrap value) was $1,541.9 million. As of October 31, 2000, the weighted average remaining contracted lease term of the portfolio (by appraised values as of April 30, 2000 and without giving effect to purchase options or extension options) was 43 months and the longest lease was scheduled to expire in May 2017. Therefore, we will be required to re-lease each of the aircraft one or more times prior to the final maturity date for the notes. See "Risk
Factors -- Lease Risks" for a discussion of this re-leasing risk and see "The Aircraft, Related Leases and Collateral" for a more detailed description of our portfolio.

     Some of our lessees are in a weak financial condition and face or have recently faced serious financial difficulties. As of October 31, 2000, amounts outstanding for more than 30 days for rental payments, maintenance reserves and other amounts due under the leases equalled $5.1 million for four lessees who had a total of five aircraft on lease. The outstanding amounts are net of agreed deferrals or other restructurings, default interest and cash in transit. See "The Aircraft, Related Leases and Collateral -- The Lessees -- Payment History" for more detailed information on lessees that are in weak financial condition.

     Outstanding Debt. At November 15, 2000, the most recent payment date, the outstanding principal amount of our issued and outstanding notes was as follows:

                                OUTSTANDING             ANNUAL
                              PRINCIPAL AMOUNT       INTEREST RATE       EXPECTED FINAL     FINAL MATURITY
SUBCLASS OF NOTES           AT NOVEMBER 15, 2000   (PAYABLE MONTHLY)      PAYMENT DATE           DATE
-----------------           --------------------   -----------------   ------------------   --------------
                                   ($MM)
Subclass A-2..............         190.4             LIBOR + 0.32%      December 15, 2005   July 15, 2023
Subclass A-3..............         565.0             LIBOR + 0.46%          June 15, 2002   July 15, 2025
Subclass A-4..............         217.6             LIBOR + 0.52%           May 15, 2011   July 15, 2025
Subclass B-1..............          74.2             LIBOR + 0.60%          July 15, 2013   July 15, 2023
Subclass B-2..............          79.3             LIBOR + 1.05%          June 15, 2008   July 15, 2025
Subclass C-1..............          83.9             LIBOR + 1.35%          July 15, 2013   July 15, 2023
Subclass C-2..............          80.0             LIBOR + 2.05%          June 15, 2008   July 15, 2025
Subclass D-2(1)...........          95.7                     8.50%         March 15, 2014   July 15, 2025
Subclass E-1..............         111.9                    20.00%          July 15, 2023   July 15, 2023
Subclass E-2(1)...........          93.5                    20.00%          July 15, 2025   July 15, 2025

---------------

(1) Upon the delivery of all 30 additional aircraft, the outstanding principal amount of subclass D-2 and subclass E-2 notes would be $100 million and approximately $109.1 million, respectively. See "The Parties -- The Refinancing and Additional Aircraft Acquisition".

     Summary Performance to Date. The following table illustrates AerCo's historical performance to November 15, 2000, the most recent payment date, by comparing the outstanding amount of each subclass of outstanding notes, expressed as a percentage of the original principal amount issued, with its corresponding "pool factor" at that date. Pool factors, which were fixed at the time the notes were issued, are a measure of how much principal we expected at that time to have outstanding as of each payment date and are used to allocate payments of principal among subclasses of a class of notes. See "Description of the Notes -- Payment of Principal and Interest -- Allocation of Principal Among Subclasses of Notes".

                                                                   POOL FACTOR AT
                                          NOTES OUTSTANDING AT      NOVEMBER 15,
SUBCLASS OF NOTES                          NOVEMBER 15, 2000            2000           EXCESS AMORTIZATION
-----------------                         --------------------    -----------------    -------------------
Subclass A-2............................          65.9%                  70.1%                 4.2%
Subclass A-3............................         100.0%                 100.0%                  --
Subclass A-4............................          93.0%                  93.9%                 0.9%
Subclass B-1............................          87.5%                  89.1%                 1.3%
Subclass B-2............................          99.7%                  99.9%                 0.2%
Subclass C-1............................          98.6%                  98.6%                  --
Subclass C-2............................          99.9%                  99.9%                  --
Subclass D-2............................         100.0%                 100.0%                  --
Subclass E-1............................         100.0%                 100.0%                  --
Subclass E-2............................         100.0%                 100.0%                  --

     You should note that the excess amortization shown in this table relates in large part to the sale of two of our aircraft which resulted in accelerated principal payments on the subclass A-2 and B-1 notes in accordance with our priority of payments. See Appendix 3 for further details.

                            THE AIRCRAFT AND LESSEES

     The following charts summarize certain features of our portfolio as of November 2, 2000 assuming we acquire all 30 additional aircraft and related leases from the AerFi Group. All percentages have been calculated by reference to the appraised value of the aircraft at April 30, 2000.

                                Type of Aircraft

                          [Type of Aircraft Pie Chart]
   Pie chart showing types of aircraft in portfolio by manufacturer and model

                       Aircraft Size (by number of seats)

                  [Aircraft Size by number of seats Pie Chart]
  Pie chart showing types of aircraft in portfolio by number of seats and body type

                 Year of Manufacture or Conversion to Freighter

                        [Year of Manufacture Bar Graph]
 Bar chart showing year of manufacture or conversion to freight of aircraft in portfolio (1981 - 2000) and weighted average age of fleet (8.3 years)

                                 Lessee Region

                           [Lessee Region Pie Chart]
          Pie chart showing regions where aircraft in portfolio leased

                               Individual Lessees

                         [Individual Lessees Pie Chart]
   Pie chart showing individual lessees to which aircraft in portfolio leased

                               Region and Country

                         [Region and Country Pie Chart]
   Pie chart showing individual countries where aircraft in portfolio leased

                       AERCO STRUCTURE AND PAYMENT FLOWS

                                    [CHART]
              FLOW CHART SHOWING AERCO STRUCTURE AND PAYMENT FLOWS

---------------

- AerCo and its aircraft owning subsidiaries are owners of the aircraft that form the portfolio.

- AerCo owns 100% of the equity in each of its aircraft owning subsidiaries.

  - The security trustee, Bankers Trust Company, has a security interest in the leases, including all rental payments.

  - The indenture contains a negative pledge covenant that prohibits AerCo and its aircraft owning subsidiaries from granting a security interest in the aircraft, the leases or the equity in the aircraft owning subsidiaries to any third party.

- AerCo is owned 95% by AerCo Holding Trust, a Jersey charitable trust, and 5% by AerFi. AerFi also holds 100% of the subclass D-2, subclass E-1 and subclass E-2 notes.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

     AerCo was formed on June 4, 1998 and did not conduct any business operations until July 15, 1998 when it acquired an aircraft portfolio of 25 aircraft through the acquisition of all the outstanding capital stock of ALPS 94-1 and ten aircraft through the acquisition of all the outstanding capital stock of certain aircraft owning subsidiaries of AerFi. We have included the following audited historical financial statements elsewhere in this prospectus:

     - Consolidated financial statements of AerCo for the year ended March 31, 2000 and for the period from July 15, 1998 to March 31, 1999.

     - Consolidated financial statements of ALPS 94-1 for the year ended June 30, 1998 and for the period from July 1, 1998 to July 14, 1998.

     - Financial statements for the ten aircraft transferred by the AerFi Group to AerCo on July 15, 1998 for the year ended June 30, 1998 and for the period from July 1, 1998 to July 14, 1998.

     In addition, we have also included elsewhere in this prospectus the following historical financial statements for the 30 additional aircraft that we agreed to acquire through the acquisition of all the outstanding capital stock of certain aircraft owning subsidiaries of AerFi on July 17, 2000:

     - Financial statements for the new AerFi transferring aircraft for the three years ended March 31, 1998, 1999 and 2000.

     - Financial statements for the Indigo transferring aircraft for the year ended December 31, 1998 and for the period from January 1, 1999 to December 15, 1999.

     Details of the contents of each of the above sets of financial statements are given on pages F-2 and F-3.

     The summary consolidated financial data set forth below have been extracted from the audited historical financial statements of AerCo and ALPS 94-1 described above and from the audited consolidated financial statements of ALPS 94-1 for each of the fiscal years ended June 30, 1996 and 1997. KPMG, independent chartered accountants, audited the consolidated financial statements of (i) ALPS 94-1 for the year ended June 30, 1998 and for the period from July 1, 1998 to July 14, 1998 and (ii) AerCo for the period from July 15, 1998 to March 31, 1999 and for the year ended March 31, 2000.

     The summary financial data of ALPS 94-1 include the results of operations and financial condition of the 27 aircraft originally acquired by ALPS 94-1 from AerFi in August 1994, including:

     - the Boeing 767-300ER aircraft that was purchased by the AerFi Group from ALPS 94-1 prior to the closing of the initial offering of notes by AerCo on July 15, 1998; and

     - the A300-B4-200 aircraft up to April 28, 1998 when the AerFi Group acquired this aircraft from ALPS 94-1. The AerFi Group subsequently sold this aircraft to AerCo.

     Comparative financial information for ALPS 94-1 is presented because ALPS 94-1 is considered to be the predecessor business of AerCo. We believe that the ALPS 94-1 summary financial data set forth below is an appropriate presentation because:

     - AerCo was formed mainly for the purpose of refinancing the aircraft portfolio of ALPS 94-1;

     - our initial portfolio of 35 aircraft included 26 of the 27 aircraft that ALPS 94-1 originally acquired from AerFi;

     - the original ALPS 94-1 aircraft represented 79% of our initial portfolio by appraised value as at March 1, 1998; and

     - our ongoing aircraft leasing activities are largely the same as those conducted by ALPS 94-1.

     Such data, however, is not indicative of the financial results of the AerCo Group for the period from July 15, 1998 to March 31, 1999 and for the year ended March 31, 2000.

     The historical financial statements of the AerCo Group (including ALPS 94-1 and the aircraft transferred by the AerFi Group to AerCo in 1998) and the new AerFi transferring aircraft have been prepared in accordance with U.K. GAAP, which differ in certain significant respects from U.S. GAAP. For a discussion of the principal differences and a reconciliation from U.K. GAAP to U.S. GAAP of shareholders' deficit and net income or loss for the year, see the notes to the relevant financial statements included elsewhere in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations -- The Period from July 15, 1998 to March 31, 1999 Compared with the Nine Month Period Ended March 31, 1998 -- Differences between U.K. GAAP and U.S. GAAP". The historical financial statements for the Indigo transferring aircraft have been prepared under U.S. GAAP.

     We have also included in this prospectus unaudited pro forma combined financial information for the AerCo Group for the year ended March 31, 2000. Such pro forma combined financial information gives effect to, among other things, the issuance by AerCo of the old notes, the refinancing of our subclass A-1 and subclass D-1 notes, the acquisition of the new AerFi transferring aircraft and the acquisition by AerFi of one A321-200 in April 2000 and other transactions described in "Unaudited Pro Forma Combined Financial Information".

                   CONSOLIDATED STATEMENTS OF OPERATIONS DATA

                                                             ALPS 94-1                                  AERCO
                                        ---------------------------------------------------   -------------------------
                                                                                PERIOD FROM   PERIOD FROM
                                          FISCAL        FISCAL       FISCAL       JULY 1,      JULY 15,       FISCAL
                                        YEAR ENDED    YEAR ENDED   YEAR ENDED     1998 TO       1998 TO     YEAR ENDED
                                         JUNE 30,      JUNE 30,     JUNE 30,     JULY 14,      MARCH 31,     MARCH 31,
                                           1996          1997         1998         1998          1999          2000
                                        -----------   ----------   ----------   -----------   -----------   -----------
                                                                        (IN THOUSANDS)
U.K. GAAP
Revenues
  Aircraft leasing....................  $   102,460   $ 101,434    $ 100,682     $   3,635    $   82,826    $   109,146
Expenses
  Depreciation........................      (17,978)    (38,062)     (37,826)       (1,519)      (33,821)       (46,998)
    Exceptional item --
    Additional depreciation...........           --     (34,385)          --            --            --             --
  Provision for impairment in aircraft
    value.............................      (12,000)         --       (8,720)           --            --        (13,079)
  Amortization of goodwill............           --          --           --            --        (1,669)        (2,356)
  Net interest expense................      (73,576)    (71,037)     (69,785)       (2,757)      (54,108)       (78,818)
  Other expenses......................       (5,581)     (5,053)      (6,599)         (646)       (8,311)       (15,742)
    Exceptional item --
    Termination fee...................           --          --      (12,700)           --            --             --
                                        -----------   ---------    ---------     ---------    -----------   -----------
Loss from operations..................       (6,675)    (47,103)     (34,948)       (1,287)      (15,083)       (47,847)
Profit/(loss) on sale of aircraft.....           --          --        2,426            10            10           (941)
Reduction in indebtedness.............           --       5,258           --            --            --             --
                                        -----------   ---------    ---------     ---------    -----------   -----------
Loss before provision for taxes.......       (6,675)    (41,845)     (32,522)       (1,277)      (15,073)       (48,788)
Taxes.................................         (200)        143          (33)           --           (35)           (51)
Dividends.............................           --          --           --            --            --             --
                                        -----------   ---------    ---------     ---------    -----------   -----------
Net loss..............................  $    (6,875)  $ (41,702)   $ (32,555)    $  (1,277)   $  (15,108)   $   (48,839)
                                        ===========   =========    =========     =========    ===========   ===========
U.S. GAAP EXTRACT
Depreciation..........................  $   (32,338)  $ (32,339)   $ (32,053)    $  (1,276)   $  (28,062)   $   (38,354)
Provision for impairment in aircraft
  value...............................  $   (12,000)  $      --    $    (520)    $      --    $       --    $    (6,100)
Reduction in indebtedness.............  $        --   $   5,258    $      --     $      --    $       --    $        --
Net income/(loss).....................  $   (21,590)  $  (1,594)   $ (20,808)    $   5,973    $   19,760    $   (31,235)

                        CONSOLIDATED BALANCE SHEET DATA

                                                             ALPS 94-1                                  AERCO
                                        ---------------------------------------------------   -------------------------
                                           AS OF        AS OF        AS OF         AS OF         AS OF         AS OF
                                         JUNE 30,      JUNE 30,     JUNE 30,     JULY 14,      MARCH 31,     MARCH 31,
                                           1996          1997         1998         1998          1999          2000
                                        -----------   ----------   ----------   -----------   -----------   -----------
                                                                        (IN THOUSANDS)
U.K. GAAP EXTRACT
Aircraft, net of accumulated
  depreciation and provision for
  impairment in aircraft value........  $   927,043   $ 854,596    $ 800,090     $ 732,905    $  904,253    $   829,194
Total assets..........................  $ 1,021,356   $ 950,031    $ 890,873     $ 881,804    $1,019,328    $   943,457
  Indebtedness........................     (953,376)   (919,157)    (877,128)     (875,015)     (949,217)      (901,198)
  Provision for maintenance...........      (37,571)    (44,274)     (42,336)      (41,274)      (39,697)       (32,216)
Total liabilities.....................  $(1,024,345)  $(994,722)   $(968,119)    $(960,327)   $(1,034,436)  $(1,007,404)
Shareholders' deficit.................  $    (2,989)  $ (44,691)   $ (77,246)    $ (78,523)   $  (15,108)   $   (63,947)
U.S. GAAP EXTRACT
Aircraft, net of accumulated
  depreciation and provision for
  impairment in aircraft value........  $   766,811   $ 734,472    $ 691,713     $ 631,778    $  767,820    $   708,009
Indebtedness..........................  $  (953,376)  $(919,157)   $(877,128)    $(875,015)   $ (953,908)   $  (904,991)
Shareholders' deficit.................  $  (182,781)  $(184,375)   $(203,210)    $(197,237)   $ (169,238)   $  (200,473)

              CONSOLIDATED STATEMENTS OF CASH FLOWS AND OTHER DATA

                                                            ALPS 94-1                                 AERCO
                                        --------------------------------------------------   ------------------------
                                                                               PERIOD FROM   PERIOD FROM
                                          FISCAL       FISCAL       FISCAL       JULY 1,      JULY 15,       FISCAL
                                        YEAR ENDED   YEAR ENDED   YEAR ENDED     1998 TO       1998 TO     YEAR ENDED
                                         JUNE 30,     JUNE 30,     JUNE 30,     JULY 14,      MARCH 31,    MARCH 31,
                                           1996         1997         1998         1998          1999          2000
                                        ----------   ----------   ----------   -----------   -----------   ----------
                                                              (IN THOUSANDS, EXCEPT RATIO DATA)
U.K. GAAP EXTRACT
Cash paid in respect of interest......  $ (64,002)    $(59,872)    $(54,815)    $ (3,872)    $  (39,013)   $  (56,150)
Net cash provided/(utilized) by
  operating activities (after payment
  of interest)........................  $  45,532     $ 45,119     $ 45,721     $ (4,077)    $   27,961    $   35,672
Net cash provided by investing
  activities..........................  $      --     $     --     $ 10,386     $ 65,677     $   14,500    $   14,041
Net cash provided by/(used in)
  financing activities................  $ (36,025)    $(43,494)    $(59,108)    $ (3,719)    $  948,544    $  (48,917)
Net movements in cash.................  $ (25,803)    $ (2,886)    $    134     $ 94,567     $   25,618    $      795
U.K. GAAP(1)(2)
Ratio of Earnings to Fixed Charges....      0.909        0.411        0.534        0.537          0.721         0.381
U.S. GAAP(1)(2)
Ratio of Earnings to Fixed Charges....      0.709        0.976        0.702        3.166          1.366         0.604

     In relation to "Ratio of Earnings to Fixed Charges" under both U.K. GAAP and U.S. GAAP, you should note the following:

     (1) Earnings include pretax income from continuing operations plus fixed charges. Fixed charges are the total of (i) interest, whether expensed or capitalized, (ii) amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized and (iii) such portion of rental expense as can be demonstrated to be representative of the interest factor in the particular case.

     (2) A ratio of less than one indicates that earnings are inadequate to cover fixed charges. The amount by which fixed charges exceeded earnings for ALPS 94-1 (i) for the years ended June 30, 1996, 1997 and 1998 and for the period July 1, 1998 to July 14, 1998 under U.K. GAAP was $6.7 million, $41.9 million, $32.5 million and $1.3 million, respectively, and (ii) for the years ended June 30, 1996, 1997, and 1998 under U.S. GAAP was $21.4 million, $1.7 million and $20.8 million, respectively. The amount by which fixed charges exceeded earnings for AerCo for the period from July 15, 1998 to March 31, 1999 and for the year ended March 31, 2000 under U.K. GAAP was $15.1 million and $48.8 million and for the year ended March 31, 2000 under U.S. GAAP was $31.2 million.

     For a discussion of the differences between AerCo's and ALPS 94-1's results of operations and financial position under U.S. GAAP compared with U.K. GAAP, see notes 25, 26, 27 and 28 to the AerCo audited consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations -- The Period from July 15, 1998 to March 31, 1999 Compared with the Nine Month Period Ended March 31, 1998 -- Differences between U.K. GAAP and U.S. GAAP".

                                  RISK FACTORS

     You should carefully consider the risks and uncertainties described below before accepting the exchange offer. The risks and uncertainties described below are not the only ones facing AerCo. Additional risks and liabilities that we are not aware of at present, or that we believe today are immaterial, may also impair our business operations.

     Our business, financial condition and results of operations could be materially adversely affected by any of these risks. If any of the following risks actually occur, we may not be able to make the required payments on the notes, and you may lose all or part of your investment.

     This prospectus also contains forward-looking statements that involve risks and uncertainties. In most cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of such terms or similar terminology. Our actual results could differ materially from those anticipated in these forward-looking statements. In evaluating these statements, you should specifically consider various factors, including the risks outlined in this prospectus.

RISKS RELATING TO AERCO AND CERTAIN THIRD PARTIES

     THERE IS NO SECURITY INTEREST IN THE AIRCRAFT. YOU CANNOT SELL THE AIRCRAFT TO REPAY THE NOTES IF WE DO NOT MEET OUR OBLIGATIONS UNDER THE NOTES.

     Neither the trustee, the security trustee, Bankers Trust Company, nor any noteholder has any security interest, mortgage, charge or other similar interest in any aircraft. If there is an event of default, they will not be able to sell the aircraft to repay the notes or exercise similar remedies which they would have if they had a security interest in the aircraft. The AerCo Group has, however, pledged to the security trustee, Bankers Trust Company, as security for AerCo's various obligations (including under the notes), 100% of AerCo's equity in its subsidiaries, the interests of all AerCo Group members in the leases, any intercompany loans from AerCo to its subsidiaries, any cash contained in the accounts and investments made with the cash balances.

     WE MAY NOT ACQUIRE ALL OF THE ADDITIONAL AIRCRAFT -- IN THAT CASE, AMOUNTS IN THE AIRCRAFT PURCHASE ACCOUNT WILL BE USED TO REPAY THE SUBCLASS A-3, SUBCLASS A-4, SUBCLASS B-2 AND SUBCLASS C-2 NOTES. ALSO, OUR PORTFOLIO MAY BE LESS DIVERSE WHICH MAY HARM OUR ABILITY TO MAKE PAYMENTS ON THE NOTES.

     On July 17, 2000, we issued the old notes and the subclass D-2 and subclass E-2 notes to finance the purchase of 30 additional aircraft from the AerFi Group and to refinance our then existing subclass A-1 and subclass D-1 notes. As of November 2, 2000, we had taken delivery of 24 of the 30 additional aircraft. The pro rata portion of the proceeds of the offering of the old notes, allocable to the six remaining additional aircraft that we had not yet purchased as of November 2, 2000, was on deposit in the aircraft purchase account. As of November 2, 2000, this amount was $156.8 million.

     If any of the six remaining additional aircraft cannot be delivered under the purchase agreement, then the AerFi Group may propose a substitute aircraft to replace such aircraft. A substitute aircraft may be any aircraft that (a) is no more than seven years old as of July 17, 2000, (b) is subject to an operating lease contract, or letter of intent for an operating lease contract, that is to become effective within 90 days after the date of delivery to the AerCo Group,
(c) is of the same type as the undelivered aircraft, (d) does not give rise to a concentration default and (e) is approved by the rating agencies. If AerFi determines that it is unable to deliver an aircraft or a substitute aircraft, then funds held in the aircraft purchase account allocable to that aircraft will be distributed by AerCo according to the priority specified in "Description of the Notes -- Payment of Principal and Interest -- Priority of Payments". All remaining amounts in the aircraft purchase account on July 10, 2001 will be distributed by AerCo on the next succeeding payment date in accordance with the order of priorities referenced above.

     Accordingly, investors should note that the ultimate portfolio of aircraft to be owned and operated by us may be smaller than or different from the portfolio of aircraft described in this prospectus. This could result in our portfolio of aircraft having less diversity in terms of aircraft type, lessee credit and geographic distribution than initially anticipated. This could in turn adversely impact the level of rental payments received by our company and, correspondingly, our ability to make payments on the notes.

     OUR SUBSIDIARIES MAY HAVE CONTINGENT LIABILITIES THAT ARE UNKNOWN TO US. IF WE HAVE TO PAY LIABILITIES OF THIS KIND, WE MAY BE UNABLE TO MAKE PAYMENTS ON THE NOTES.

     There is a risk that our subsidiaries could have material contingent liabilities that are unknown to us. For example, our subsidiaries could have incurred liabilities to third parties from operating and leasing the aircraft before we acquired them. AerFi has agreed to indemnify us for breaches of its representations and warranties relating to the aircraft owning companies and aircraft which it sold to us in 1998. These representations and warranties will survive until July 15, 2001. Our potential recovery under those representations and warranties is limited to approximately $185.0 million. In addition, the AerFi Group have agreed to indemnify us for breaches of their representations and warranties relating to the aircraft owning companies and aircraft which have been, and those aircraft owning companies and aircraft that remain to be, sold to us in connection with the offering of the old notes on July 17, 2000. These representations and warranties will survive for three years from the date of transfer to AerCo of the relevant company. Our potential recovery under these representations and warranties is limited to approximately $175.0 million. If any contingent liability becomes known and we are called on to pay it, we may be unable to recover the amount of the liability from the AerFi Group or any other person. If we have to pay any such liability, we may be unable to make the required payments on the notes.

     WE RELY ON SWAP COUNTERPARTIES TO MANAGE INTEREST RATE RISK. IF WE ARE UNABLE TO ENTER INTO APPROPRIATE SWAP ARRANGEMENTS WITH ELIGIBLE COUNTERPARTIES OR IF SUCH COUNTERPARTIES DEFAULT ON THEIR OBLIGATIONS, WE MAY BE UNABLE TO MAKE PAYMENTS ON THE NOTES.

     AerCo will manage any interest rate risk arising from any mismatch in fixed and floating rate lease rental payments and fixed and floating rate interest obligations through swaps and other derivative instruments. This strategy relies upon our ability to enter into interest rate swaps with eligible counterparties and each swap counterparty fulfilling its obligations under the related interest rate swap. If a counterparty were to default in its obligations, or we are unable to enter into interest rate swaps with eligible counterparties, then a mismatch in the fixed and floating rate interest obligations and fixed and floating rate lease payments may arise, which could harm our ability to make payments on the notes.

     WE RELY ON THIRD PARTIES TO MANAGE OUR BUSINESS. OUR OPERATIONS MAY SUFFER AND WE MAY BE UNABLE TO MAKE PAYMENTS ON THE NOTES IF OUR SERVICE PROVIDERS DO NOT PERFORM THEIR OBLIGATIONS TO US OR IF WE HAVE TO REPLACE THEM.

     We have no executive management resources of our own. We therefore rely on several service providers for the leasing, re-leasing and sale of the aircraft and all other executive and administrative responsibilities. If these service providers do not perform their contractual obligations to us, our operations may suffer and we may not be able to repay the notes. We can give no assurance that we will continue our arrangements with these service providers or that the service providers will continue their relationship with us until the notes are paid in full. If a service provider resigns or we terminate its appointment, we may be unable to find suitable replacement service providers that we can engage on suitable terms. Additionally, our appointment of replacement service providers may cause a lowering or withdrawal of the ratings on the notes. You should refer to "Management of the AerCo Group -- The Servicer" and "Management of the AerCo Group -- Corporate Management" for detailed information on the responsibilities delegated to service providers.

     THE AERFI GROUP, AS SERVICER, ADMINISTRATIVE AGENT AND CASH MANAGER, AND THE DEBIS GROUP AS STANDBY SERVICER, STANDBY ADMINISTRATIVE AGENT AND STANDBY CASH MANAGER, MAY HAVE CONFLICTS OF INTEREST FROM THEIR OTHER AIRCRAFT MANAGEMENT ACTIVITIES. WE MAY BE UNABLE TO RE-LEASE OR SELL AIRCRAFT IF THEY CANNOT RESOLVE THESE CONFLICTS.

     The AerFi Group owns other aircraft and may face conflicts of interest in managing and marketing our aircraft for re-lease or sale. At present, AerFi does not manage aircraft for any other party but it may do so in the future. In addition, the AerFi Group provides administrative agency and cash management services to others, including other aircraft securitization vehicles.

     debis Aircraft Leasing Ltd, a subsidiary of debis AirFinance B.V. ("debis" and, together with its subsidiaries, the "debis group"), acts as standby servicer, standby administrative agent and standby cash manager and may face similar conflicts of interest. In addition, debis may manage aircraft for other parties. On September 21, 2000, AerFi entered into an agreement with amongst others, debis, under which debis agreed on certain terms and conditions to make a cash offer to acquire all of the ordinary share capital of AerFi. This transaction was completed on November 16, 2000. As of the date of this prospectus, debis owned 98.2% of the outstanding ordinary share capital of AerFi and will acquire the remaining 1.8% through a compulsory squeeze out. Both the AerFi Group and the debis group may face conflicts of interest in providing aircraft management and related services to us.

     If the AerFi Group or the debis group, as the case may be, cannot resolve a conflict of interest, the conflict could have an adverse effect on our ability to manage, re-lease or sell the aircraft. In that case, we may be unable to make the required payments on the notes.

     OUR DIRECTORS MAY HAVE CONFLICTS OF INTEREST.

     From time to time the directors of AerCo may have conflicts of interest that arise as a result of their other relationships in the aviation industry. See "Management of the AerCo Group -- Directors" for a discussion of the directors of AerCo and their other relationships.

     AERCO AND THE AERFI GROUP HAVE THE SAME LEGAL ADVISORS. IF NECESSARY, AERCO MAY NEED TO RETAIN SEPARATE COUNSEL.

     AerCo and the AerFi Group are represented by the same Jersey, Irish and United States legal counsel, and it is anticipated that such multiple representation will continue in the future. Because AerCo and the AerFi Group do not have independent legal representation, the terms of the agreements and other arrangements negotiated between AerCo and the AerFi Group could disproportionately benefit one party over the other. Should a significant dispute arise in the future between AerCo and the AerFi Group or any of their respective affiliates, AerCo anticipates that it will retain separate counsel to represent it in such matter.

AIRCRAFT RISKS

     THE COMMERCIAL AIRCRAFT MARKET IS CYCLICAL. DECREASED DEMAND OR EXCESS SUPPLY OF AIRCRAFT MAY DECREASE OUR CASH FLOWS.

     The market for commercial jet aircraft is very cyclical and can produce sharp increases and decreases in aircraft values and lease rates. The aircraft leasing market is currently experiencing a reduction in demand, particularly for older widebody aircraft. Decreases in aircraft values or lease rates may cause a decrease in our cash flows. Depending on market conditions, we may be unable to sell or re-lease aircraft on terms that allow us to make payments on the notes.

     Aircraft values and lease rates depend on various factors that are outside our control, including:

     -  general economic conditions affecting lessee operations;

     -  used aircraft supply;

     -  interest rates and credit availability;

     -  fuel and other operating costs;

     -  manufacturer production levels and prices for new aircraft;

     -  passenger demand;

     -  retirement and obsolescence of aircraft models;

     -  manufacturers merging or leaving the aircraft industry;

     -  re-introduction into service of aircraft previously in storage;

     -  governmental regulations; and

     -  lack of capacity in the air traffic control system.

     In addition to values for aircraft generally, the value of specific aircraft may increase or decrease sharply depending on factors that are not within our control, including:

     -  maintenance and operating history of the aircraft;

     -  number of operators using a type of aircraft;

     - legal or regulatory requirements that prevent us from re-leasing or selling an aircraft in the condition that it is in; and

     - the discovery of manufacturing defects in an aircraft model. See "The Aircraft, Related Leases and Collateral -- Compliance with Governmental and Technical Regulation".

     Current competition between The Boeing Company and Airbus Industrie G.I.E. is also a threat to aircraft values. Boeing and Airbus have increased production to an amount substantially above the long-term requirement implied by industry forecasts. If production is maintained at this level the increased supply of new aircraft may depress used aircraft values and lease rates. This development could cause a decrease in our cash flow and adversely affect our ability to make payments on the notes.

     THE APPRAISED VALUE OF THE AIRCRAFT MAY BE SIGNIFICANTLY HIGHER THAN THE ACTUAL VALUE WE WOULD RECEIVE UPON A SALE OF THE AIRCRAFT. IN THAT CASE, OUR ABILITY TO MAKE SCHEDULED PAYMENTS ON THE NOTES MAY SUFFER.

     Aircraft appraised values, also known as base values, do not necessarily reflect the market value for an aircraft at a specific time. We have determined the scheduled principal payments on the notes based on assumptions as to the appraised value of the aircraft. If we sell an aircraft to generate cash to make payments on the notes, the proceeds of the sale may be significantly less than its appraised value. We may therefore have insufficient cash to make payments on the notes. Market lease rates may also depend on current market values for aircraft. If market values are less than appraised values, we may be unable to re-lease aircraft at rental rates sufficient to repay the notes.

     Appraised values are based on the assumption that there is an "open, unrestricted and stable market environment with a reasonable balance of supply and demand". However, the aircraft market is not always stable and there may be supply and demand imbalances at any given time, especially for specific aircraft types. At the high point in the aircraft market cycle, the current market value of some aircraft may be close to their appraised value while the current market value of others, particularly older or widebody aircraft, may be significantly less than their appraised values. At the low point in the aircraft market cycle, the current market value of most aircraft types is likely to be less than appraised values. As a result you should not rely on aircraft appraised values as an indication of the market value for the aircraft.

     IF THE APPRAISED VALUES OF OUR AIRCRAFT DECLINE AT A FASTER RATE THAN WE HAVE ASSUMED, WE MAY BE REQUIRED TO SUSPEND PAYMENTS ON CLASS B AND CLASS C NOTES.

     Due to various market factors, aircraft appraisers have recently reduced appraised values for aircraft, especially older widebody aircraft. Under the indenture, we must accelerate the scheduled principal payments on the class A notes if the aircraft appraised values decline at a greater rate than we assumed.

In that case, payments on the class B and class C notes may be suspended because of the increased principal amount that we must pay on the class A notes.

     NEW, MORE TECHNOLOGICALLY ADVANCED AIRCRAFT MAY IMPAIR OUR ABILITY TO RE-LEASE OR SELL OUR AIRCRAFT. IF WE ARE UNABLE TO RE-LEASE OR SELL OUR AIRCRAFT ON FAVORABLE TERMS, WE MAY BE UNABLE TO MAKE PAYMENTS ON THE NOTES.

     The availability of newer, more technologically advanced aircraft or the introduction of increasingly stringent noise or emissions regulations may make it more difficult for us to re-lease or sell aircraft. This risk is particularly significant for us given our need to repay principal and interest on the notes over a relatively long period. This will require us to lease or sell many of the aircraft close to the end of their useful economic life. We expect that our ability to manage these technological risks through modifications to aircraft and sale of aircraft will be limited.

ADDITIONAL AIRCRAFT RISKS

     IF WE ACQUIRE ADDITIONAL AIRCRAFT IN THE FUTURE THIS MAY INCREASE THE RISKS WE ALREADY FACE OR EXPOSE US TO NEW RISKS.

     We expect to acquire additional aircraft and related additional leases in the future. The cash flows derived from additional aircraft are expected to be, together with the cash flows derived from the existing aircraft and existing leases as well as any future leases, the principal source of payment of interest, principal, and premium, if any, on the notes and related additional notes. Depending on the extent to which we are able to acquire additional aircraft, the cash flows derived from additional aircraft may become a more important source of payment than the cash flows derived from the existing aircraft. Because only 24 of the 30 additional aircraft set forth in "The Aircraft, Related Leases and Collateral -- Combined AerCo Portfolio Analysis" had been delivered as of November 2, 2000, the statements contained under "-- Aircraft Risks", "-- Lease Risks" and "-- Risk of Lessee Default" are necessarily based primarily on risks associated with our existing aircraft and the 24 additional aircraft and the related leases and the lessees described in this prospectus.

     It is expected, however, that most, if not all, of the risks described above will be relevant, and may be relevant to a significantly greater extent, to any additional aircraft we may acquire in the future. Under the indenture, the issuance of additional notes to finance the acquisition of other additional aircraft is subject to conditions that are designed to protect our ability to meet our obligations under the notes. Despite these protections, there can be no assurance that the acquisition in the future of additional aircraft and additional leases will not intensify some or all of the risks identified herein or expose the AerCo Group to other risks not so identified and that such intensified or additional risks will not adversely affect our ability to make payments on the notes.

     IF WE SELL AIRCRAFT-RELATED TAX BENEFITS, WE MAY BE UNABLE TO RECOVER LEGAL OWNERSHIP OF THE AIRCRAFT. IN THAT CASE, WE MAY BE UNABLE TO RE-LEASE OR SELL THE AIRCRAFT.

     In addition to selling aircraft outright, we may make more limited transfers of aircraft ownership to investors who wish to acquire depreciation or other tax benefits available to aircraft owners. If we enter into tax-related dispositions, we will be exposed to the credit risk of the investor. This includes the risk that we will not be able to recover legal title to the aircraft or other aspects of ownership transferred to the investor if the investor becomes insolvent. This would harm our ability to re-lease or sell the aircraft. Because the terms of tax-related dispositions are not standardized, we cannot identify with certainty the nature and the level of the risks we would face if we entered into these transactions.

     RESTRICTIONS IN THE INDENTURE AND OUR GOVERNING CORPORATE DOCUMENTS MAY IMPAIR OUR ABILITY TO COMPETE EFFECTIVELY IN THE AIRCRAFT LEASING MARKET.

     The indenture and our governing corporate documents impose restrictions on how we operate our business. These restrictions limit our ability to compete effectively in the aircraft leasing market. For example, we cannot grant privileged rental rates to airlines in return for equity investments in such airlines. There are also restrictions on persons to whom we may lease aircraft and limits on leasing to lessees in specific geographical regions. Most competing aircraft lessors do not operate under similar restrictions.

     THE PURCHASE OPTION PRICES THAT WE HAVE GRANTED TO OUR LESSEES MAY BE LESS THAN THE PROPORTION OF THE UNPAID PRINCIPAL OF THE NOTES ALLOCABLE TO THE RELEVANT AIRCRAFT AND, THEREFORE, WE MAY BE UNABLE TO MAKE REQUIRED PAYMENTS ON THE NOTES.

     As of October 31, 2000, three lessees have options to purchase a total of four aircraft, representing 7.84% of the portfolio by appraised value as of April 30, 2000. There is a risk that the purchase prices may be less than the pro rata portion of the unpaid principal of the notes allocable to the aircraft being purchased. If those options are exercised, there could be a reduction in the amount, or a delay in the timing, of required payments on the notes.

     IF LESSEES DO NOT DISCHARGE LIENS THAT ATTACH TO THE AIRCRAFT, WE MAY BE UNABLE TO REPOSSESS, RE-LEASE OR SELL AIRCRAFT.

     Liens may attach to the aircraft in the course of their operation. These liens may impair our ability to repossess, re-lease or sell the aircraft. Liens which secure the payment of airport taxes, customs duties, air navigation charges, landing charges, crew wages, repairer's charges or salvage attach to the aircraft in the normal course of operation. The amounts which the liens secure may be substantial and may exceed the value of the aircraft against which the lien is asserted. In some jurisdictions, a holder of aircraft liens may have the right to detain, sell or cause the forfeiture of the aircraft. The lessees may fail to comply with their obligations under the leases to discharge liens arising during the terms of the leases.

     LESSEES MAY FAIL TO MAINTAIN VALID REGISTRATION OF THE AIRCRAFT. THE IMPACT OF THE LOSS OF AIRCRAFT REGISTRATION OR THE INABILITY OF THE AIRCRAFT TO GENERATE RENTAL INCOME FOR US COULD HARM OUR ABILITY TO MAKE PAYMENTS ON THE NOTES.

     All of the aircraft which are or will be operated must be registered with an appropriate aviation authority. If an aircraft is operated without a valid registration, the lessee operator or, in some cases, the owner or lessor, may be subject to penalties which may result in a lien being placed on the aircraft. Loss of registration could have other adverse effects, including grounding of the aircraft and loss of insurance, which may have an adverse effect on our ability to make payments on the notes.

     INCREASED REGULATION OF THE AIRCRAFT INDUSTRY MAY IMPAIR OUR ABILITY TO RE-LEASE OR SELL AIRCRAFT.

     The aircraft industry is heavily regulated and aviation authorities may adopt additional regulations in jurisdictions where our aircraft are registered or operated. Any additional regulations especially relating to aircraft noise and emissions, may cause us to incur significant costs, depress the value of the aircraft and impair our ability to re-lease or sell aircraft.

LEASE RISKS

     WE MAY NOT HAVE ENOUGH CASH FLOW TO MAKE PAYMENTS ON THE NOTES IF WE ARE UNABLE TO RE-LEASE AIRCRAFT QUICKLY OR ON FAVORABLE TERMS.

     We may not be able to re-lease the aircraft upon expiration of the leases without incurring significant downtime. If we cannot re-lease the aircraft we may not have enough cash flow to make payments on the notes. Even if we can re-lease the aircraft we may be unable to receive favorable rental rates, especially if there is reduced demand for aircraft on operating lease. Our ability to re-lease aircraft and obtain acceptable lease payments and terms may suffer because of:

     -  economic conditions affecting the airline industry;

     -  the supply of competing aircraft and demand for particular types;

     -  lessor competition; and

     -  restrictions on our re-leasing flexibility under the indenture.

     The leases for ten of the aircraft, representing approximately 17.81% of the portfolio by appraised value at April 30, 2000, are scheduled to expire before December 31, 2001. The leases for 43 of the aircraft, representing 69.13% of the portfolio by appraised value at April 30, 2000 are scheduled to expire before December 31, 2004. Re-leasing may also affect the rental rates we are able to obtain and may adversely affect our ability to make payments on the notes, especially when there is less demand for aircraft on operating lease.

     WE MAY INCUR SUBSTANTIAL COSTS IF LESSEES DO NOT PERFORM REQUIRED MAINTENANCE. THIS WOULD REDUCE THE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE NOTES.

     The standards of maintenance observed by our lessees and the condition of the aircraft at the time of sale or lease may offset future values and rental rates from our aircraft. Under the leases, the lessee has the main responsibility to maintain the aircraft and to comply with all applicable governmental requirements. Some lessees may experience periodic difficulties in meeting their maintenance obligations resulting from adverse environmental conditions or financial and labor difficulties. If a lessee fails to perform required or recommended maintenance on an aircraft or comply with any airworthiness directives during the term of such lease, the aircraft may be grounded and we may incur substantial costs to restore the aircraft to an acceptable maintenance condition before sale or re-lease. If our lessees do not perform their obligation to maintain the aircraft, we may have to fund maintenance work on the aircraft. Because our maintenance costs are expenses that rank senior to payments on the notes, we may be unable to make payments on the notes if our maintenance costs were to become sufficiently large. In some cases, we may have an obligation to reimburse the lessee or pay some or all of the cost of aircraft maintenance. Our cash resources may not be sufficient both to fund maintenance requirements and make payments on the notes, especially as the aircraft age.

     WE MAY BE UNABLE TO MAKE PAYMENTS ON THE NOTES IF AIRCRAFT INSURANCE IS NOT ADEQUATE TO COVER ANY LOSSES OR LIABILITIES WE INCUR.

     Our lessees have an obligation under the leases to maintain property and liability insurance covering their operation of the aircraft. We can give no assurance that this insurance will be adequate to cover any losses or liabilities that we may incur in our business. For example, the loss or liability from an aviation accident or other catastrophic event may exceed the coverage limits in the policy. Other losses may not be covered by the insurance. There is also a risk that our lessees will not perform their insurance obligations under the lease, which may mean that insurance will not be available to us. In either case, we may be unable to make payments on the notes if insurance proceeds do not cover losses or liabilities we may incur.

     IF WE CANNOT OBTAIN THE REQUIRED LICENSES, CONSENTS AND APPROVALS TO RE-LEASE OR SELL AIRCRAFT, WE MAY BE UNABLE TO MAKE PAYMENTS ON THE NOTES.

     If we cannot obtain required government licenses, consents and approvals, we may be unable to re-lease or sell aircraft. Several leases require specific licenses, consents or approvals. These include licenses, consents or approvals from governmental or regulatory authorities to certain lease payments and to the import, re-export or deregistration of the aircraft. There is a significant risk that subsequent legal and administrative changes will increase such requirements or that a license, consent or approval, once given, will be withdrawn. We may be unable to receive licenses, consents or approvals needed in connection with future re-leasing or sale of an aircraft. In any such case, our cash flows may be insufficient to make payments on the notes.

     IF WITHHOLDING TAXES ARE IMPOSED ON LEASE RENTALS, THESE TAXES WOULD REDUCE OUR CASH FLOW AVAILABLE FOR PAYMENTS ON THE NOTES.

     We have attempted to structure our leases in such a way that either no withholding taxes will be applicable to payments by the lessees under the leases or, if withholding taxes are applicable, the lessees would be required to pay corresponding additional amounts. If such taxes must be paid and we cannot recover these additional amounts from the lessee, these amounts will be unavailable for note payments.

RISK OF LESSEE DEFAULT

     LESSEES IN WEAK FINANCIAL CONDITION COULD FAIL TO MAKE LEASE PAYMENTS. THIS WOULD REDUCE THE CASH FLOW AVAILABLE TO MAKE PAYMENTS ON THE NOTES.

     There is a significant risk that lessees in weak financial condition may default on their obligations under the leases. If lessees do not make rent and maintenance payments or are significantly in arrears, we will be unable to make payments on the notes. The ability of each lessee to perform its obligations under its lease will depend primarily on its financial condition. A lessee's financial condition may be affected by various factors beyond its control, including competition, fare levels, passenger demand, operating costs, the cost and availability of finance, and environmental and other governmental regulation of the air transportation business. The economic conditions of the regions where our lessees operate will also affect their ability to meet their lease obligations. Many of our lessees are based or operate in regions such as Asia or Latin America that from time to time experience severe economic crises. You should refer to "The Aircraft, Related Leases and Collateral -- The Lessees -- Regional Concentrations", Appendix 1 and Appendix 2 for a detailed discussion of the regional concentrations of our lessees and the economic trends of the regions that may impact the lessees' financial condition.

     Some of our lessees are in a weak financial position. Investors should also expect this to be the case with future lessees. As a result, a large proportion of lessees may consistently be significantly in arrears in their rental payments or maintenance payments. The environment for commercial aircraft operators in most geographic regions has been generally favorable in the past few years. Therefore, the current level of defaults and lessee arrears should not be seen as representative of future defaults and arrears as economic conditions may deteriorate. We can give no assurance that defaults and amounts in arrears will not increase as the market for aircraft on operating lease experiences anticipated cyclical downturns, particularly in regions such as Asia or Latin America. You should refer to "The Aircraft, Related Leases and Collateral -- The Lessees -- Payment History", Appendix 1 and Appendix 2 for a detailed discussion of the lessees that are having financial difficulties or are in arrears on their lease obligations.

     OUR ABILITY TO RE-LEASE AIRCRAFT AND GENERATE CASH TO MAKE PAYMENTS ON THE NOTES WILL BE IMPAIRED IF WE CANNOT TERMINATE LEASES AND REPOSSESS AIRCRAFT WHEN A LESSEE DEFAULTS.

     We have the right to terminate the lease and repossess the aircraft if there is an event of default under a lease. However, we may be unable to terminate the lease or may incur substantial costs if we terminate a lease and repossess the aircraft. If we cannot repossess the aircraft, it will not be available for re-lease or sale. In that event, or if we incur substantial costs in terminating a lease and repossessing an aircraft, we may be unable to make payments on the notes.

     Our ability to terminate the lease and repossess the aircraft may be limited by the following factors:

     - a lessee contesting the AerCo Group's right to terminate the lease and repossess the aircraft;

     -  our inability to export, deregister and redeploy the aircraft;

     - legal restrictions on our ability to terminate or repossess the aircraft; and

     - the appointment of a trustee in bankruptcy or similar officer in the case of a bankrupt or insolvent lessee, as in the case of our B747-200B aircraft which is on lease to Tower Air.

     Even if we are able to terminate the lease and repossess the aircraft, we may incur substantial costs, including:

     - the direct costs associated with the termination of the lease or repossession of an aircraft, including technical and legal costs;

     -  the cost of returning the aircraft to the appropriate jurisdiction;

     - the payment of debts and taxes secured by liens on the aircraft that were not paid by the lessee;

     - the costs of retrieving or recreating aircraft records that are required for re-registering the aircraft;

     - the costs of putting the aircraft back in a condition suitable for leasing or sale;

     -  costs of obtaining a certificate of airworthiness for the aircraft; and

     -  swap breakage costs incurred under our agreements with swap providers.

RISKS RELATING TO PAYMENTS ON THE NOTES

     IF OUR ASSUMPTIONS ABOUT CASH FLOW AND OPERATING COSTS DO NOT MATCH ACTUAL EXPERIENCE, WE MAY BE UNABLE TO MAKE NOTE PAYMENTS ON TIME OR AT ALL.

     We have determined the expected final payment dates for the notes based on assumptions about our future cash flows and interest and operating costs and possible future economic conditions. The purpose of these assumptions is to illustrate the payment provisions of the notes. Many of these assumptions relate to future political, economic and market conditions that are outside our control and are difficult or impossible to predict. Market interest rates are an example of such an assumption. Other assumptions relate to future events that depend on the actions of lessees or others with whom we deal. Insurance recoveries and maintenance payments are examples of such assumptions. For this reason, it is unlikely that our experience in the future will be consistent with the assumptions we have made relating to cash flow and operating costs. As a result, we may be unable to make payments on the notes at the times and in the amounts that our assumptions indicate.

     You should refer to "Description of the Notes -- AerCo's Performance Assumptions" for more details about the assumptions we have made about cash flow and operating costs.

     YOUR RIGHT TO RECEIVE PAYMENTS ON YOUR NOTES RANKS JUNIOR TO OUR EXPENSES, CERTAIN OTHER PAYMENTS WE MAY MAKE AND ANY MORE SENIOR SUBCLASSES OF NOTES.

     Our expenses and certain other payments that we must make rank senior to the notes and are payable out of our funds before any payments are made on the notes. Depending on the amount of these more senior payments, we may be unable to make the required payments on the notes.

     In addition, your right to receive payments of interest, principal and any premium on your notes will rank junior to payments on more senior subclasses of notes. If an event of default occurs, then the holders of a class of notes may not exercise remedies under the indenture until all amounts we owe on more senior classes of notes and our other more senior obligations have been paid. In that case, holders of the most senior class of notes will control the exercise of these remedies.

     THERE IS NO PUBLIC MARKET FOR THE NOTES. AS A RESULT YOU MAY BE UNABLE TO SELL YOUR NOTES OR THE PRICE OF THE NOTES MAY SUFFER.

     The notes have a limited trading market which may harm your ability to sell the notes or the price at which you sell them. The notes are listed only on the Luxembourg Stock Exchange. No one has an obligation to make a market in the notes. We do not intend to seek approval for quotation through any automated quotation system. Future trading prices for the notes will depend on many factors, including general economic conditions and our financial condition, performance and prospects.

     WE MAY BE UNABLE TO REFINANCE THE SUBCLASS A-3, SUBCLASS B-2 AND SUBCLASS C-2 NOTES IN THE CAPITAL MARKETS. THIS MAY DELAY THE REPAYMENT OF PRINCIPAL AND LOWER THE MARKET PRICE OF OUR OTHER SUBCLASSES OF NOTES.

     The subclass A-3, subclass B-2 and subclass C-2 notes may reach their expected final payment date before we have received sufficient cash flows to repay them. In that case, we plan to refinance the subclass A-3, subclass B-2 and subclass C-2 notes by issuing refinancing notes. The refinancing notes will rank equally with the other class A, class B or class C notes, as the case may be, but the interest rate, principal payment provisions and other terms will be different. Our ability to refinance the subclass A-3, subclass B-2 and subclass C-2 notes will depend on many factors outside our control. These factors include general conditions in the capital markets and the markets' perception of the commercial aviation industry, the aircraft leasing business generally or our own company. If we cannot refinance the subclass A-3, subclass B-2 and subclass C-2 notes on acceptable terms, we may not be able to repay the subclass A-3, subclass B-2 and subclass C-2 notes by their expected final payment date. This may also further delay repayment of principal on the class B and class C notes and may result in lower market prices for the notes.

     In the future, we may issue additional notes and refinancing notes that may also require refinancing like the subclass A-3, subclass B-2 and subclass C-2 notes. These notes would present the same refinancing risk that we describe above.

BANKRUPTCY RISKS

     IF AERFI OR ANY OF ITS SUBSIDIARIES BECOMES BANKRUPT OR INSOLVENT, THE AIRCRAFT AND OUR OTHER ASSETS MAY NOT BE AVAILABLE TO REPAY THE NOTES AND OUR OTHER OBLIGATIONS.

     We have taken steps in the previous and present transaction to structure our company, and the acquisition of our aircraft owning companies to ensure that our assets are not consolidated with the AerFi Group's assets and do not become available to the AerFi Group's creditors in any bankruptcy or insolvency proceeding involving the AerFi Group.

     If AerFi or any of its subsidiaries becomes bankrupt or insolvent, there is a legal risk that a court or other authority could decide that these steps were not effective to insulate our assets from the AerFi Group's assets or that the AerFi Group's transfer of aircraft to us was improper. As a result, the aircraft and our other assets could become available to repay both AerFi's creditors and our creditors, including you. We could also lose all of our rights in the aircraft and our other assets. In either case, it may be impossible to repay amounts outstanding under the notes. You should refer to "The
Parties -- Bankruptcy Considerations" for a detailed discussion of these bankruptcy issues.

CERTAIN INCOME TAX RISKS

     IF PAYMENTS OF PRINCIPAL AND INTEREST ON THE NOTES BECOME SUBJECT TO WITHHOLDING TAX, WE WILL NOT MAKE ADDITIONAL PAYMENTS TO YOU.

     We will not make any additional payments to noteholders for any withholding or deduction that is required under applicable law on payments on the notes. If we are required to make a withholding or deduction, whether because of the implementation of the proposed E.U. Savings Directive or for any other reason, we will use reasonable efforts to avoid the application of withholding taxes. If we cannot avoid the withholding taxes, we may redeem the notes. If withholding taxes are imposed on the notes and we do not redeem them, we will reduce the amount of interest that you will receive by the amount of the withholding taxes. We have received opinions from our tax advisors that payments on the notes will not be subject to Jersey or Irish withholding tax. You should be aware, however, that these opinions represent only the best judgment of counsel and are not binding on the applicable tax authorities or the courts. The opinions depend upon certain factual assumptions and the existence of different facts could lead to circumstances not anticipated by counsel.

     Ownership of the notes entails certain risks regarding the application of the tax laws of Ireland, the United States, Jersey and the jurisdictions in which the members of the AerCo Group and the lessees are organized, reside or operate. You should refer to "Tax Considerations" for a more detailed discussion of the possible tax consequences of owning the notes.

     OUR OPERATIONS MAY BECOME SUBJECT TO INCOME TAXES, WHICH WOULD REDUCE THE CASH FLOW AVAILABLE TO MAKE PAYMENTS ON THE NOTES.

     Our operations may be subject to the income tax laws of Ireland, the United States, Jersey and other jurisdictions. There is also a risk that the servicer's or standby servicer's future management of the aircraft might expose members of the AerCo Group to tax liabilities outside Ireland. If our income is subject to taxation, the cash flows available to make payments on the notes may be reduced.

     IF WE LOSE OUR IRISH TAX BENEFITS, THE RATING AGENCIES MAY DOWNGRADE THE NOTES AND WE MAY BE UNABLE TO MAKE REQUIRED NOTE PAYMENTS.

     Our Irish-resident aircraft owning companies and those we will be acquiring from the AerFi Group are entitled to certain corporate tax benefits for Shannon, Ireland certified companies, including a preferential corporate taxation rate of 10% through December 2005. The loss of these tax benefits could lead to a downgrade in the then current ratings on the notes and it could also affect our ability to make the required payments on the notes.

     If, whether because of its acquisition by debis or otherwise, AerFi were liquidated or were to cease to hold its 5% shareholding in AerCo, or if the AerFi Group were to reduce or relocate its operations for any reason such that it failed to maintain, among other things, certain employment levels at Shannon, Ireland, or if a member of the AerFi Group were to resign or be removed as servicer, administrative agent or cash manager of the AerCo Group, then our aircraft owning companies and those we have contracted to acquire from AerFi may become subject to Irish corporate taxation at the general Irish statutory rate. That rate is currently 24%. Irish tax law provides for a reduction of this rate to 20% for 2001, 16% for 2002 and 12.50% for 2003 and subsequent years. AerFi has agreed to use its best efforts to maintain the Shannon corporate tax benefits for the benefit of the AerCo Group.

     Upon the scheduled termination of the Irish preferential 10% tax rate on December 31, 2005, AerCo and the other Irish tax-resident members of the AerCo Group will become subject to Irish corporate tax on their net trading income, which would include leasing income, at a 12.5% rate as provided for in the Irish Finance Act of 1999. This legislation provides for non-trading income to be taxed at 25%. There can be no assurance that these tax rates will not be changed in the future.

     You should refer to "Tax Considerations -- Irish Tax Considerations -- Irish Income and Withholding Taxes on Payments on the Notes" for additional discussions of the Irish tax benefits.

     THE ACTIVITIES OF OUR SERVICE PROVIDERS OR LOSS OF TREATY BENEFITS COULD EXPOSE US TO U.S. FEDERAL INCOME TAXATION, WHICH COULD HARM OUR ABILITY TO MAKE PAYMENTS ON THE NOTES.

     AerCo and its non-U.S. aircraft owning subsidiaries do not expect to have any material U.S. federal income tax liability. However, this conclusion will depend, in part, on:

     -  the nature of such companies' income and operations, and

     - in the case of AerCo and its Irish-resident subsidiary companies, qualification for the benefits of the income tax treaty between the United States and Ireland.

     There can be no assurance that the activities of the servicer, the administrative agent and other service providers, including, where applicable, the standby servicer, will not expose AerCo and its non-U.S.

aircraft owning subsidiaries to U.S. federal income tax on part or all of their income, which would reduce the cash flow available to make payments on the notes.

     Following the acquisition of AerFi by debis, AerCo and its Irish-resident aircraft owning subsidiaries may no longer qualify for the benefits of the United States-Ireland income tax treaty, and as a result may be subject to United States federal income tax on part or all of their income, which would reduce the cash flow available to make payments on the notes.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

     Upon the terms and the conditions set forth in this prospectus and in the accompanying letter of transmittal which together constitute the exchange offer, AerCo will accept for exchange old notes which are properly tendered on or before the expiration date and not withdrawn as permitted below. The term "expiration date" means 5:00 p.m., New York City time, on January 12, 2001. If AerCo, however, in its sole discretion, extends the period for which the exchange offer is open, the expiration date means the latest time and date to which the exchange offer is extended.

     On or about the date set forth on the cover page of this prospectus, we will first send this prospectus, together with the letter of transmittal, to all holders of old notes known to us. Our obligation to accept old notes for exchange is subject to certain conditions as listed under "-- Conditions to the Exchange Offer" below.

     AerCo expressly reserves the right to extend the time during which the exchange offer is open, and delay acceptance of any old notes, by giving oral or written notice of any extension to the exchange agent and the holders. During any extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by AerCo. AerCo has agreed under the registration rights agreement to keep the exchange offer open for at least 20 business days after the date notice of the exchange offer is mailed to the holders of the old notes or longer if required by applicable law.

     AerCo expressly reserves the right to amend or terminate the exchange offer, and to refuse any old notes not accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under "-- Conditions to the Exchange Offer." AerCo will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. We will also issue such notice in the case of any extension by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     Holders of old notes do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer. AerCo intends to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act of 1934, as amended ("Exchange Act") and the rules and regulations of the Commission.

PROCEDURES FOR TENDERING OLD NOTES

     The tender to AerCo of old notes by a holder as described below and the acceptance by AerCo will constitute a binding agreement between the tendering holder and AerCo upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal.

     Except as set forth below, a holder including any participant in the Depository Trust Company ("DTC") system whose name appears on a security position listing as a holder of such old notes who wishes to tender old notes for exchange under the exchange offer must transmit to the exchange agent on or before the expiration date either:

     - a properly completed and executed letter of transmittal or a facsimile of the letter, including all other documents required by the letter of transmittal, to the exchange agent at the address listed below under "-- Exchange Agent"; or

     - a computer-generated message, transmitted through DTC's ATOP system and received by the exchange agent and forming part of a book-entry confirmation, in which the holder agrees to be bound by the terms of the letter of transmittal.

     To ensure timely delivery of the old notes:

     - the exchange agent must receive a confirmation of a book-entry transfer of the old notes into its account at DTC before the expiration date; or

     - the holder of old notes must comply with the guaranteed delivery procedures described below.

     THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR ELECTION AND RISK. IF THE DELIVERY IS BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL, WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL SHOULD BE SENT TO AERCO.

     Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the old notes surrendered for exchange are tendered by a holder of the old notes who has not completed the box entitled "Special Issuance Instructions" on the letter of transmittal or for the account of a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States. If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States.

     AerCo will determine in its sole discretion all questions as to the validity, form, eligibility and acceptance of old notes tendered for exchange. AerCo's decision in this respect will be final and binding. AerCo reserves the absolute right to reject any tenders of any old notes not properly tendered or to reject any old notes acceptance of which might, in the judgment of AerCo or its counsel, be unlawful. AerCo also reserves the absolute right in its sole discretion to waive any defects or irregularities or conditions of the exchange offer as to any old notes either before or after the expiration date. AerCo's interpretation of the terms and conditions of the exchange offer or any old notes either before or after the expiration date shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with the tenders of old notes for exchange must be cured within a reasonable period of time as AerCo shall determine. Neither AerCo, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If a person or persons other than the holders of old notes sign the letter of transmittal, the letter of transmittal must be accompanied by appropriate powers of attorney, signed exactly as the name or names of the holders that appear on the security position listing maintained by DTC.

     If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, sign the letter of transmittal or powers of attorney, such person should so indicate when signing and, unless waived by AerCo, proper evidence satisfactory to AerCo of its authority to so act must be submitted.

     By tendering, each holder of old notes will represent to AerCo that:

     - the person receiving the new notes, whether or not the person is a holder, is acquiring the new notes under the exchange offer in the ordinary course of business,

     - neither the holder of old notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of the new notes,

     - if the holder is not a broker-dealer, or is a broker-dealer but will not receive new notes for its own account in exchange for old notes, neither the holder nor any such other person is engaged in or intends to participate in the distribution of the new notes, and

     - neither the holder nor any other person is an "affiliate" of AerCo within the meaning of Rule 405 under the Securities Act.

     By tendering old notes, each holder of old notes that is a broker-dealer, whether or not it is also an affiliate, that will receive new notes for its own account pursuant to the exchange offer will represent that old notes to be exchanged were acquired by it as a result of market-making activities or other trading activities and will acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. However, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all of the conditions to the exchange offer, AerCo will accept, promptly after the expiration date, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes. For purposes of the exchange offer, AerCo shall be deemed to have accepted properly tendered old notes for exchange when, as and if AerCo has given oral or written notice thereof to the exchange agent.

     In all cases, issuance of new notes for old notes that are accepted for exchange under the exchange offer will be made only after timely receipt by the exchange agent of all the documents listed under "-- Procedures for Tendering Old Notes". If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer, such unaccepted or non-exchanged old notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer.

INTEREST ON THE NEW NOTES

     Holders of old notes that are accepted for exchange will not receive accrued interest on the old notes at the time of exchange. However, each new note will bear interest from the most recent date to which interest has been paid on the old notes.

BOOK-ENTRY TRANSFER

     The exchange agent will make a request to establish an account for the old notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. All deliveries of old notes must be made by book-entry transfer to the account maintained by the exchange agent at DTC. Any financial institution that is a participant in the DTC system may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's account in accordance with DTC's ATOP procedures for transfer. Holders of old notes who are unable to deliver confirmation of the book-entry tender of their old notes into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date, must tender their old notes according to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     If a holder of the old notes desires to tender them and time will not permit the holder's required documents to reach the exchange agent on or before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

     - the tender is made through a firm which is a member of a registered national securities exchange or a member of the National Association of Security Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States,

     - on or before the expiration date, the exchange agent receives from such firm, commercial bank or trust company either a properly completed and duly executed letter of transmittal, or facsimile thereof or a properly transmitted agent's message and notice of guaranteed delivery, substantially in the form provided by AerCo listing:

       -- the name and address of the holder of old notes,

       -- the amount of old notes tendered,

       -- stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, a book-entry confirmation and all other documents required by the letter of transmittal will be deposited by such firm, commercial bank or trust company with the exchange agent, and

     - a book-entry confirmation and all other documents required by the letter of transmittal, are received by the exchange agent within five New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

WITHDRAWAL RIGHTS

     Tenders of old notes may be withdrawn at any time before the expiration date.

     For a withdrawal to be effective, either a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth below under "-- Exchange Agent" or the appropriate procedures of DTC's ATOP system must be complied with. Any notice of withdrawal must specify the name of the person that tendered the old notes to be withdrawn and identify the old notes to be withdrawn. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC. All questions as to the validity, form and eligibility of such notices will be determined by AerCo, whose determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which holders have tendered for exchange but which are not exchanged for any reason will be credited to an account maintained with DTC for the old notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Holders who have properly withdrawn old notes may retender old notes by following one of the procedures described under "-- Procedures for Tendering Old Notes" above at any time on or before the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the exchange offer, AerCo shall not be required to accept any old notes for exchange or to issue new notes in exchange for any old notes. AerCo may terminate or amend the exchange offer if, at any time before the acceptance of such old notes for exchange or the exchange of the new notes for such old notes, such acceptance or issuance would violate applicable law or any interpretation of the staff of the Commission.

     The foregoing condition is for the sole benefit of AerCo and may be asserted by AerCo regardless of the circumstances giving rise to such condition or may be waived by AerCo in whole or in part at any time and from time to time in its sole discretion. The failure by AerCo at any time to exercise the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, AerCo will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes, if at such time any stop order shall be threatened or in effect with respect to either the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

EXCHANGE AGENT

     Bankers Trust Company has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be delivered to the exchange agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent, addressed as follows:

             Delivery To: Bankers Trust Company, as Exchange Agent

          By Facsimile:              By Overnight Mail or Courier:            By Hand Delivery:
   BT Services Tennessee, Inc.        BT Services Tennessee, Inc.           Bankers Trust Company
       Reorganization Unit           Corporate Trust & Agency Group     Corporate Trust & Agency Group
         P.O. Box 292737                  Reorganization Unit          Attn: Reorganization Department
       Nashville, Tennessee             648 Grassmere Park Road           Receipt & Delivery Window
            37229-2737                 Nashville, Tennessee 37211      123 Washington Street, 1st Floor
                                                                           New York, New York 10006
  Facsimile Transmission Number:         Confirm by Telephone:                   Information:
          (615) 835-3701                     (615) 835-3572                     (800) 735-7777

     DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AN ADDRESS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN TO A NUMBER SET FORTH ABOVE WILL NOT BE A VALID DELIVERY.

FEES AND EXPENSES

     The principal solicitation is being made by mail. Additional solicitation may be made by telegraph, telephone or in person by the exchange agent, on behalf of AerCo. No additional compensation will be paid to the exchange agent who engages in soliciting tenders. AerCo will not pay brokers, dealers, or others soliciting acceptances of the exchange offer. AerCo however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.

     The cash expenses to be incurred in connection with the exchange offer will be paid by AerCo and are estimated in the aggregate to be $500,000.

TRANSFER TAXES

     Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes. If, however, a transfer tax is imposed for any reason other than the transfer of old notes to AerCo or its order pursuant to the exchange offer, the amount of any such transfer taxes will be payable by the tendering holder. If a tendering holder does not submit satisfactory evidence of payment of or exemption from such taxes, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of old notes who do not exchange their old notes for new notes under the exchange offer will continue to be subject to the transfer restrictions of the old notes. In general, the old notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. AerCo does not intend to register the old notes under the Securities Act.

     To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the new notes prior to offering or selling such new notes. We have agreed to register or qualify the new notes held by broker-dealers for offer or sale under the securities or blue sky laws of such jurisdictions as any such holder reasonably requests in writing. Unless a holder makes such a request, we do not intend to take any action to register or qualify the new notes for resale in any such jurisdictions. In addition, the tender of old notes pursuant to the exchange offer will reduce the principal amount of the old notes outstanding. This may have an adverse effect upon, and increase the volatility of, the market price of the old notes due to a reduction in liquidity.

                                USE OF PROCEEDS

     We will not receive any cash proceeds from the issuance of the new notes offered hereby. New notes will be exchanged for old notes as described in this prospectus on our receipt of old notes in like principal amount. We will cancel all of the old notes surrendered to us in exchange for the new notes. The net cash proceeds to us from the sale of the old notes were approximately $955.3 million. We used these net proceeds, together with the proceeds of the issuance of the subclass D-2 and subclass E-2 notes to AerFi of approximately $209.1 million, to:

     -  refinance our then existing subclass A-1 notes ($340.0 million);

     -  refinance our then existing subclass D-1 notes ($80.0 million);

     - fund an increase in the cash portion of the liquidity reserve amount ($32.4 million);

     - fund the aircraft purchase account for the purchase of the aircraft owning companies, and the additional aircraft or substitute aircraft, if any (approximately $706.4 million); and

     - pay certain expenses in connection with the offering (approximately $5.6 million).

     See "The Aircraft, Related Leases and Collateral" for more details on the refinancing and additional aircraft acquisition.

                                  THE PARTIES

AERCO

     AerCo is a special purpose limited liability company formed on June 4, 1998 under the laws of Jersey to purchase and own a portfolio of aircraft. We are resident in Ireland for tax purposes and are entitled to certain corporate tax benefits available to Shannon, Ireland certified companies.

     We have an authorized share capital of 10,000 ordinary shares, $1 par value per share, 20 of which are issued and outstanding. Nineteen shares are held by Juris Limited and Lively Limited, each a Jersey limited liability company, for the benefit of the AerCo Holding Trust, a charitable trust established under the laws of Jersey (the "charitable trust"). One share is held by AerFi.

     We have taken steps to structure the AerCo Group and the acquisition of our aircraft to ensure that our assets are not consolidated with the assets of AerFi or any of its affiliates and do not otherwise become available to their creditors in any bankruptcy or insolvency proceeding involving AerFi or any of its affiliates. For a description of the risks you could face if these steps are not effective, see "Risk Factors -- Bankruptcy Risks".

     A majority of our directors are independent of AerFi, although certain significant transactions may only be approved by a unanimous vote of our directors. We have no employees or executive officers. Accordingly, we rely upon the servicer, the administrative agent, the cash manager and other service providers for all asset servicing, executive and administrative functions. See "Management of the AerCo Group" for a full description of the services provided by the servicer, the administrative agent and other service providers.

     Our registered and principal office is located at 22 Grenville Street, St. Helier, Jersey, JE4 8PX, Channel Islands and our telephone number is +44-1534-609000.

INITIAL ACQUISITION

     On July 15, 1998, AerCo purchased all of the outstanding capital stock of ALPS 94-1, a securitization vehicle, from the trustees of a charitable trust for a nominal amount. This nominal purchase price reflected the very limited economic entitlements of these trustees as shareholders of ALPS 94-1. On July 15, 1998, ALPS 94-1 was the owner of 25 commercial jet aircraft.

     On July 15, 1998, AerCo also purchased all of the capital stock of three wholly-owned, newly incorporated subsidiaries of AerFi, AerCo Ireland Limited, AerCo Ireland II Limited and AerCo USA Inc. (together the "AerFi transferred companies") for a net purchase price equal to $0.3 million. On July 15, 1998, the AerFi transferred companies were the owners of ten commercial jet aircraft.

     AerCo financed the purchase of the aircraft through an issuance of notes. On July 15, 1998, AerCo loaned ALPS 94-1 a portion of the net cash proceeds from this issuance of notes for the purpose of immediately redeeming or repaying ALPS 94-1's existing financial indebtedness and paying fees and other expenses payable by ALPS 94-1 in connection with the refinancing of ALPS 94-1 and the offering. On July 15, 1998, AerCo also loaned each AerFi transferred company a portion of the net proceeds from the issuance of the notes to immediately repay its indebtedness to AerFi. All letters of credit, guarantees or similar arrangements securing obligations of any lessee of the transferred aircraft were transferred to, renewed, amended or reissued in the name of, an AerFi transferred company.

     On July 15, 1998, ALPS 94-1 and GECAS, the former servicer to ALPS 94-1 and existing servicer to AerFi, also reached an agreement to terminate the existing ALPS 94-1 servicing agreement, in exchange for a termination fee. ALPS 94-1 agreed, upon termination of the ALPS 94-1 servicing agreement to waive all claims it may have against GECAS, its affiliates and their representatives. ALPS 94-1 also agreed to indemnify GECAS, its affiliates and their representatives for any losses they may have incurred in connection with the termination of the ALPS 94-1 servicing agreement, the offering and the issuance of the notes and the refinancing of ALPS 94-1.

     The trustees of the charitable trust which owned the capital stock of ALPS 94-1 made no representations, warranties or indemnities in selling their shares to AerCo. AerFi made customary representations and warranties in the share purchase agreement for the acquisition of the AerFi transferred companies and aircraft, including representations relating to solvency, undisclosed contingent liabilities and insurance. AerFi agreed to indemnify AerCo for breaches of its representations and warranties relating to the AerFi transferred companies and the transferred aircraft. These representations and warranties survive until July 15, 2001. AerCo's potential recovery under these representations and warranties is limited to approximately $185 million.

     On April 16, 1999, AerCo commenced an exchange offer under which the subclass A-1, subclass A-2, subclass B-1 and subclass C-1 notes issued on July 15, 1998 were exchanged for new notes of corresponding subclasses which were registered with the Commission.

THE REFINANCING AND ADDITIONAL AIRCRAFT ACQUISITION

     On July 17, 2000, we made an additional offering of subclass A-3, subclass A-4, subclass B-2 and subclass C-2 notes in the aggregate principal amount of $960 million and used these proceeds, together with the proceeds from an offering of our subclass D-2 and subclass E-2 notes to AerFi, to finance our acquisition of 30 additional aircraft and to refinance our then existing subclass A-1 and subclass D-1 notes. The 30 additional aircraft had an appraised value of $724.1 million at April 30, 2000 and are currently on lease to 20 lessees in 13 countries.

     Because of the timing uncertainties of obtaining lessee consents that a direct transfer of aircraft from the AerFi Group to AerCo presented, AerFi structured the acquisition of the additional aircraft and associated leases as the sale of the capital stock of wholly-owned, recently incorporated subsidiaries to occur in a series of transactions on or following the closing of the additional offering. Prior to each acquisition, AerFi pre-positions ownership of the aircraft in the appropriate aircraft owning companies. Each aircraft owning company finances its acquisition of the applicable aircraft with debt payable to the AerFi Group or third-party creditors. We expect that AerCo will purchase all of the outstanding capital stock of the appropriate aircraft owning companies from the AerFi Group and refinance indebtedness of those companies to the AerFi Group or third party creditors for an aggregate amount equal to approximately $706.4 million, calculated as follows:

          (1) the aggregate appraised value at April 30, 2000 of the 30 aircraft to be transferred ($724.1 million);

     less the sum of:

          (2) the amount of cash security deposits held in respect of those aircraft (approximately $7.4 million for all 30 additional aircraft as of June 30, 2000); and

          (3) the amount of the transaction expenses of $10.3 million inclusive of subscription discounts and commissions.

     The cumulative aggregate net purchase price of the capital stock is paid in installments and the related indebtedness is simultaneously repaid as the shares of each aircraft owning company are delivered. All of the transaction expenses were paid on July 17, 2000. We deposited the proceeds of the additional offering allocable to those remaining aircraft not delivered on July 17, 2000 into our aircraft purchase account and have been using and will continue to use these funds to purchase the remaining aircraft as they are ready for delivery.

     As aircraft are delivered from the AerFi Group to AerCo, AerCo loans each aircraft owning company a portion of the net proceeds of the offering from the aircraft purchase account to repay its indebtedness to the AerFi Group or third party creditors. As the aircraft are delivered from the AerFi Group to AerCo, all letters of credit, guarantees or similar arrangements securing obligations of any lessee of the AerFi Group aircraft are transferred to, renewed, amended or reissued in the name of, the relevant aircraft owning company.

     Only six of the 30 additional aircraft were delivered to AerCo as of July 17, 2000 because the AerFi Group needed additional time in order to obtain lessee consents, necessary governmental authorizations, revised insurance certificates and meet other requirements in order to transfer such aircraft. A further 18 of the aircraft had been purchased by AerCo as of November 2, 2000. Because the AerFi Group's ability to deliver the remaining six aircraft depends on obtaining lessee consents and other matters not within its control, we cannot assure you that the remaining aircraft will be delivered within the specified period. For a description of the risks you could face if any or all of the remaining aircraft are not delivered to us, see "Risk Factors -- Risks Relating to AerCo and Certain Third Parties".

     If an additional aircraft cannot be delivered, we may acquire a substitute aircraft proposed by the AerFi Group if certain conditions are met. Under our purchase agreement with the AerFi Group, our obligation to purchase an additional aircraft is dependent on the AerFi Group's being able to deliver the aircraft by July 10, 2001. If, with respect to any of the remaining six aircraft, any of the conditions to delivery is not met within the specified period or if AerFi notifies AerCo that it has determined that these conditions will not be met, then a "non-delivery event" will occur with respect to the relevant aircraft unless a substitute aircraft can be delivered within the specified period. In addition, if AerFi defaults on its obligations under the provisions of the purchase agreement described below, then a non-delivery event will occur with respect to all of the remaining aircraft. The net proceeds of the additional notes offering allocable to the purchase price for a remaining aircraft will remain in the aircraft purchase account until such time as the aircraft has been delivered or a non-delivery event has occurred. In addition, the subclass D-2 notes and the subclass E-2 notes allocable to the purchase price of a remaining aircraft will not be issued to AerFi until such time as the aircraft is delivered to AerCo. The amount of cash payable out of the aircraft purchase account to AerFi for each delivered aircraft was, in the case of the first 15 deliveries, subject to a discount of up to 10%, reducing to 1% for the fifteenth delivery, and, in the case of all subsequent deliveries, is increased by an amount designed to reimburse AerFi for the preceding discounts.

     In consideration of AerCo's agreeing to purchase the aircraft owning companies and raising funds in anticipation of delivery of all the aircraft, AerFi has agreed to pay to AerCo, for each remaining aircraft, an amount equal to gross lease rentals on the remaining aircraft received by AerFi from July 17, 2000. AerCo will pay to AerFi an amount equal to (a) any interest earned on the funds in the aircraft purchase account allocable to the remaining aircraft, which funds would have been transferred to AerFi had the remaining aircraft been delivered to AerCo on July 17, 2000, and (b) an amount equal to interest which would have been payable to AerFi on the relevant principal amount of the subclass D-2 and subclass E-2 notes according to the priority of payments had AerFi been issued such notes on July 17, 2000. Amounts payable by AerFi to AerCo are paid each month and are deposited into the collection account in time to be paid to the note holders on each payment date, together with other cash amounts received under leases of aircraft already owned by the AerCo Group.

     When AerFi has met the necessary conditions to the transfer of each remaining aircraft, such aircraft will be transferred to AerCo. Until a remaining aircraft has been delivered to AerCo, AerFi will pay, and AerCo will accrue, net expenses relating to the ownership of the relevant aircraft and the related leases which would have been paid by AerCo had the aircraft been delivered on July 17, 2000. These expenses are those relating to the management of the leases (not including payments under the servicing agreement) from July 17, 2000 and maintenance expenses not paid under the servicing agreement as of July 17, 2000 by the lessees directly or from supplemental rent paid by the lessees for maintenance costs. Upon delivery of each remaining aircraft, AerCo will pay to AerFi an adjusted purchase price which will consist of the purchase price described above allocable to the aircraft, as adjusted for the related lease management and aircraft maintenance expenses incurred by AerFi since July 17, 2000, net of any related aircraft maintenance income received by AerFi since July 17, 2000. In addition, at that time, AerCo will issue to AerFi the subclass D-2 and subclass E-2 notes allocable to the purchase price of the aircraft.

     If a non-delivery event occurs, funds held in the aircraft purchase account allocable to the relevant aircraft will then be transferred to the collection account and will be used to make payments on the notes on the next payment date in accordance with the order of priorities specified in the notes themselves.

     AerFi made customary representations and warranties in the share purchase agreement for the acquisition of the additional aircraft including representations relating to solvency, undisclosed contingent liabilities and insurance. The AerFi Group is obligated to indemnify us for breaches of their representations and warranties relating to the aircraft owning companies and the 30 additional aircraft which they have sold or have contracted to sell to us. The representations and warranties with respect to an aircraft owning company and its related aircraft will survive for three years from the date of delivery of that aircraft owning company. Our potential recovery under these representations and warranties is limited to approximately $175.0 million regardless of how many additional aircraft and related aircraft owning companies are ultimately acquired by us.

BANKRUPTCY CONSIDERATIONS

     We have taken steps in structuring the transactions described in this prospectus to ensure that our assets and liabilities will not be consolidated with those of AerFi if AerFi becomes the subject of an application for relief under applicable bankruptcy or insolvency laws. We took similar steps in relation to our prior acquisition of companies from the AerFi Group in 1998 for the same purpose. These steps include:

     -  the creation of AerCo as a separate legal entity outside Ireland;

     - the requirement that the AerFi Group hold no more than the 5% of AerCo's capital stock necessary to assist us and certain of our subsidiaries in obtaining certain corporate tax benefits for Shannon, Ireland certified companies;

     - the requirement that the AerFi Group not control the composition of the majority of AerCo's board of directors; and

     - the inclusion in various transaction documents of provisions requiring that our business and affairs and the business and affairs of our subsidiaries are at all times identifiable and separately managed from those of AerFi.

     McCann FitzGerald, our Irish counsel, has delivered an opinion in connection with the acquisition and transfer of the Irish AerFi companies to AerCo concluding that on the basis of certain assumptions and subject to certain qualifications and reservations:

     - in any examination of AerFi or any of its affiliates, an Irish examiner would not be able to contend successfully that an examiner should be appointed to any member of the AerCo Group on the grounds that, after July 17, 2000, such member is a "related company" of AerFi or such affiliate; and

     - an Irish court should not treat AerFi or any of its affiliates, on the one hand, and any member of the AerCo Group, on the other, as a single entity in any winding up of AerFi or such affiliate and order

       -- the pooling of any of the assets and liabilities of any member of the AerCo Group with those of AerFi or any affiliate; or

       -- the contribution of any of the assets of any member of the AerCo Group to the repayment of the debts of AerFi or any affiliate.

     In the context of liquidation, examination or receivership of AerFi or any of its affiliates, a liquidator, receiver, examiner, creditor or shareholder of AerFi or any of its affiliates could take the position that the disposal of the shares of any of the AerFi transferred companies pursuant to the share purchase agreements constituted improper transfers or fraudulent conveyances and could therefore seek the invalidation of such sales and the return to AerFi of such shares or proceeds of subsequent sales of the shares. With respect to these issues, we have received an opinion of Irish counsel, McCann FitzGerald, concluding that, on the basis of certain assumptions, including as to the adequacy of consideration and subject to certain qualifications and reservations set forth in such opinion, an Irish court would not regard the completed sale of the shares of the AerFi Group transferred companies pursuant to the share purchase agreements as improper transfers or fraudulent conveyances and order any such assets to be returned to AerFi on such grounds.

     AerFi and AerCo have taken or will take, in the case of the AerFi Group companies not yet transferred to AerCo, appropriate steps to transfer the shares of the AerFi Group companies to AerCo. A liquidator, receiver, examiner, creditor or shareholder of AerFi, any such seller or any relevant affiliate, however, could seek to recharacterize the transfer of the shares of the AerFi Group companies as a pledge of collateral as security for a financing of AerFi. A successful recharacterization of the share transfers as a pledge or granting of security could:

     - in certain circumstances result in the complete forfeiture of the rights of the AerCo Group in the transferred aircraft or the shares of the AerFi Group companies, possibly resulting in the AerCo Group being considered a general unsecured creditor of AerFi or the applicable seller with a claim in an amount equal to the purchase price paid for such aircraft or such shares, or

     - in other circumstances result in the AerCo Group being a secured creditor of AerFi or the applicable seller or of the relevant affiliate.

     We have received an opinion of McCann FitzGerald concluding that, notwithstanding the uncertainty resulting from the lack of substantive Irish case law on the issue of recharacterization, and subject to the qualifications and reservations, including as to difference of treatment of the sales for accounting purposes, and based on the assumptions set forth in the opinion, the sales of the shares of the AerFi Group companies once completed would not be recharacterized as a pledge of such assets to secure a loan from the AerCo Group to AerFi. The assumptions to the opinion include, in addition to the assumption as to the adequacy of consideration, the assumption that both AerFi and the AerCo Group will, so far as permissible in accordance with current accounting standards, act in a manner consistent with the shares having been sold.

     Vinge, our Swedish counsel, has delivered an opinion in connection with each sale and transfer of aircraft from a Swedish legal entity currently holding title to such aircraft concluding, subject to certain assumptions (including assumptions as to the delivery of notice to any operator of an aircraft on lease that ownership of the aircraft has been transferred from the seller to the purchaser and as to the adequacy of consideration) and certain qualifications and reservations set forth in the opinion, that in a bankruptcy proceeding involving any seller which is a Swedish legal entity (a) the sale of the aircraft would not be recharacterized as an agreement purporting to create a security interest over or in respect of the aircraft but would be treated as a sale and that therefore the aircraft would not constitute property of the seller's estate for the purposes of such bankruptcy proceeding and (b) a Swedish court would not grant an order consolidating the assets and liabilities of any other corporate person with those of the seller.

     We can give you no assurance, however, that the circumstances and assumptions upon which counsel have based their opinions will not change, that a court of competent jurisdiction would not decide differently from the views expressed in such counsel's opinions or that such opinions will prove to be correct. Such opinions represent only the best judgment of counsel and are not binding on the courts. In particular, such opinions depend on certain factual assumptions and the occurrence of different facts could lead a court to reach a different conclusion. Further, the issues discussed in this subsection could arise in other jurisdictions in which we have not received similar legal opinions. We can offer you no assurance that courts in these jurisdictions will not decide these issues in a manner that could be adverse to your interests.

     We will also take appropriate steps to structure any future acquisition of additional aircraft or shares in additional aircraft owning subsidiaries of any sellers, which may include the AerFi Group, to minimize the risk of recharacterization described above. The nature and magnitude of such risk will depend largely on the financial condition of the relevant seller and the bankruptcy and insolvency laws of the jurisdiction or jurisdictions applicable to it and its assets. There can be no assurance that a liquidator, receiver, examiner, creditor or shareholder of the relevant seller could not seek to recharacterize the acquisition of additional aircraft as described above or could not otherwise seek to challenge our rights in the additional aircraft or the shares of the companies owning them.

AERFI

     AerFi is an Irish public limited liability company with its principal offices located at Aviation House, Shannon, Co. Clare, Ireland. AerFi is a lessor of modern commercial aircraft and is a significant participant in the global aviation industry. AerFi was founded in 1975.

     The AerFi Group, which includes AerFi and its subsidiaries, acts as administrative agent and cash manager to AerCo. In addition, from July 17, 2000, AerFi replaced Babcock & Brown as our servicer. We describe the terms of the servicing agreement under which AerFi will act as servicer under "Management of the AerCo Group -- The Servicer".

     On September 21, 2000, AerFi entered into an agreement with amongst others, debis, under which debis agreed on certain terms and conditions to make a cash offer to acquire all of the ordinary share capital of AerFi. This transaction was completed on November 16, 2000. As of the date of this prospectus, debis owned 98.2% of the outstanding ordinary share capital of AerFi and will acquire the remaining 1.8% through a compulsory squeeze-out.

     At November 2, 2000, AerFi had 45 commercial aircraft in its portfolio, which were on lease to 22 lessees in 14 countries. This includes the six additional aircraft which remain to be delivered by the AerFi Group to AerCo. Assuming delivery of all of these aircraft to AerCo, AerFi will have 39 commercial aircraft in its portfolio, which are currently on lease to 20 airlines in 13 countries.

     At November 2, 2000, AerFi employed 55 people. In addition to its principal office in Shannon, Ireland, the AerFi Group also has offices in Malmo, Sweden and Fort Lauderdale, Florida.

     AerFi Financial Services (Ireland) Limited acts as administrative agent and AerFi Cash Manager Limited acts as cash manager to Airplanes Group, another aircraft securitization vehicle. Other subsidiaries of AerFi act as administrative agent and cash manager to GPA-ATR Limited, a turboprop aircraft joint venture company in which AerFi Jetprop Limited holds 50% of the share capital.

     AerFi is the holder of all of our subclass D-2, subclass E-1 and subclass E-2 notes.

     In accordance with Irish and U.K. GAAP, AerFi had audited profits on ordinary activities before taxation for the year ended March 31, 2000 of $68.2 million (1999: $47.7 million). Also at that date, AerFi's audited total assets amounted to $1,408.7 million, shareholders' funds were $429.6 million and gross debt amounted to $771.2 million. In addition, at March 31, 2000, AerFi had cash on hand of $268.7 million ($129.8 million of which was restricted).

SERVICER

     From July 17, 2000, AerFi replaced Babcock & Brown as servicer with respect to the aircraft pursuant to a servicing agreement among AerCo, its subsidiaries and AerFi. The servicer performs certain aircraft-related services, including marketing the aircraft for lease or sale and monitoring lessee compliance with lease terms, with a view towards maximizing the present value of the cash flows derived from the sale or lease of the aircraft. For a full description of the servicing agreement with AerFi, see "Management of the AerCo Group -- The Servicer".

     Significant differences between the servicing agreement with AerFi and the prior servicing agreement with Babcock & Brown are:

     - AerFi's indemnity in favor of AerCo is unlimited. Babcock & Brown's indemnity was limited to a maximum of $21.0 million in the aggregate with respect to any and all losses, except losses arising from fraud on the part of Babcock & Brown.

     - AerFi will not receive any incentive fees. Babcock & Brown was entitled to a results-based incentive fee and sales-based incentive fees. AerFi will receive the same annual, monthly retainer and rental fees and sales fees as Babcock & Brown received.

     - AerCo could terminate the appointment of Babcock & Brown on six months' written notice on payment of termination and other fees. AerCo does not have this right in respect of AerFi. AerFi has, in consideration of being appointed servicer in place of Babcock & Brown, reimbursed AerCo for the costs of terminating the appointment of Babcock & Brown as servicer.

     - AerCo can terminate the appointment of AerFi if AerFi undergoes, or may undergo, a change of control or transfers, or intends to transfer more than 50% of the outstanding class E notes to one or more non-affiliates and, in either case, any credit rating agency which rates the notes (other than the class E notes) notifies or confirms to AerCo that it intends to downgrade, is downgrading or has downgraded the rating of any of the notes (other than the class E notes). There was no similar termination provision in the agreement with Babcock & Brown.

     - Any termination of the AerFi Group's role as administrative agent or cash manager will also cause the AerFi Group's role as servicer to terminate.

     - The administrative agent, an affiliate of AerFi, currently has an obligation to report to AerCo on the performance of the servicer. With AerFi as the servicer, this may result in a conflict of interest for AerFi. As a consequence, AerCo's directors will be entitled to seek separate advice on any matter where they believe such advice is necessary in light of the potential conflicts of interest which the AerFi Group may have as administrative agent, servicer and cash manager.

     - The servicing agreement with AerFi will expire on payment in full of the notes. The servicing agreement with Babcock & Brown would have expired on July 15, 2008.

STANDBY SERVICER

     For so long as required by the rating agencies, debis Aircraft Leasing Limited, an Irish subsidiary of debis (the "standby servicer"), will act as standby servicer with respect to the aircraft pursuant to the terms of a standby servicing agreement entered into on July 17, 2000 among AerCo, debis and the standby servicer. We have agreed with debis and the standby servicer that in the event the standby servicer is called upon to act as servicer, it will also provide the administrative agency services and cash management services under substantially the same terms as the existing administrative agency agreement and cash management agreement between the AerFi Group and us. In addition, if the standby servicer is called upon to provide these services, the services shall be provided for all AerCo leases and aircraft. Under our standby agreement with the standby servicer, the standby servicer will provide the services on substantially the same terms as they are provided by AerFi, except that the standby servicer will be entitled to a sales-based incentive fee and AerCo will be able to terminate the standby servicing agreement on six months' notice upon payment of a termination fee.

     On September 21, 2000, AerFi entered into an agreement with amongst others, debis, under which debis agreed on certain terms and conditions to make a cash offer to acquire all of the ordinary share capital of AerFi. This transaction was completed on November 16, 2000. As of the date of this prospectus, debis owned 98.2% of the outstanding ordinary share capital of AerFi and will acquire the remaining 1.8% through a compulsory squeeze out.

                  THE AIRCRAFT, RELATED LEASES AND COLLATERAL

PORTFOLIO INFORMATION

     Assuming that we take delivery of all of the additional aircraft, our total portfolio will comprise 63 aircraft on lease to 37 lessees in 20 countries at November 2, 2000. Except where we indicate otherwise, the information about our portfolio in this prospectus assumes that we have acquired all 30 additional aircraft.

     As of April 30, 2000, the total appraised value of our existing aircraft and the additional aircraft that we expect to acquire (including one aircraft that is valued at scrap value) was $1,541.9 million. As of November 2, 2000, the weighted average remaining contracted lease term of the portfolio (by appraised values as of April 30, 2000 and without giving effect to purchase options or extension options) was 43 months. The longest lease is scheduled to expire in May 2017. Therefore, we will be required to re-lease each of the aircraft one or more times prior to the final maturity date for the notes. See "Risk
Factors -- Lease Risks" for a description of the risks you could face if any aircraft is not re-leased.

APPRAISERS' REPORTS

     The AerCo Group obtained appraised values of the aircraft at April 30, 2000. The values provided by the appraisers represent the base value in respect of 62 of the aircraft and the scrap value in respect of one aircraft, the B747-200B currently on lease to Tower Air (which has filed for Chapter 11 bankruptcy protection).

     The base value is equal to the average of the opinions of the appraisers as to the value of each aircraft at normal utilisation rates in an open, unrestricted and stable market at April 30, 2000, adjusted to take account of the reported maintenance standard of the aircraft. The appraisals were not based on physical inspection of the aircraft and do not take into account the value of the leases, maintenance reserves or security deposits. The scrap value is determined by the appraisers based on the assumption that the aircraft will no longer be utilised for flight operation and assumes that the aircraft will ultimately be disassembled to a point where all economically viable assets, including the engines, are sold individually.

     On the basis of the three independent appraisals, the average base value for 32, and scrap value for one, of the 33 original aircraft was approximately $817.8 million compared with an average base value for all 33 aircraft of $849.5 million on February 18, 2000, the date of the last appraisals. The reduction in value represents utilisation for the period and the revaluation of the B747-200B from base value to scrap value. The aggregate base and scrap values calculated by each of the three appraisers for the 33 original aircraft are $833.1 million in the case of BK Associates, Inc., $849.6 million in the case of Aircraft Information Services, Inc. and $770.8 million in the case of Airclaims Limited.

     On the basis of the three independent appraisals, the average base value of the 30 additional aircraft was approximately $724.1 million. The aggregate base values calculated by each of the three appraisers for the 30 additional aircraft are $725.5 million in the case of BK Associates, Inc., $754.8 million in the case of Aircraft Information Services, Inc. and $691.9 million in the case of Airclaims Limited.

     You should not rely on the appraised value as a measure of the realizable value of any aircraft. See "Risk Factors -- Aircraft Risks" for a discussion of the risks associated with the appraised value.

     The following table lists the appraised values of the aircraft at April 30, 2000.

                                                                     APPRAISAL OF
                                                       -----------------------------------------      AVERAGE
                                          DATE OF        AIRCRAFT                                    APPRAISED
                  ENGINE       SERIAL   MANUFACTURE/    INFORMATION    AIRCLAIMS                      VALUE AT
AIRCRAFT TYPE  CONFIGURATION   NUMBER    CONVERSION      SERVICES       LIMITED    BK ASSOCIATES   APRIL 30, 2000
-------------  -------------   ------   ------------   -------------   ---------   -------------   --------------
                                                                                                    (U.S.$'000S)
A300B4-200     CF6-50C2          240       May-83            9,260         9,160        14,500          10,973
A320-200       V2500-A1    *+    354       Oct-92           27,940        30,800        31,200          29,980
A320-200       V2500-A1    *+    411       Mar-93           29,310        31,090        31,450          30,617
A320-200       V2527-A5    *     934       Jan-99           42,480        38,480        40,300          40,420
A320-200       CFM56-5A1          85       Feb-90           26,080        24,720        23,750          24,850
A320-200       CFM56-5A3         299       Apr-92           28,210        29,340        28,800          28,783
A320-200       V2500-A1          362       Nov-92           26,990        28,890        29,900          28,593
A320-200       CFM56-5A3         391       Feb-93           30,330        28,960        30,400          29,897
A320-200       CFM56-5A1         403       Dec-93           29,520        29,840        29,600          29,653
A321-200       V2533-A5    *    1207       Apr-00           56,450        48,860        51,000          52,103
B737-300       CFM56-3B1   *+  23345       Jul-85           17,170        13,220        13,200          14,530
B737-300       CFM56-3C1   *   24834       Jun-90           22,790        21,200        22,050          22,013
B737-300       CFM56-3C1   *+  24856       Aug-90           22,830        20,580        22,550          21,987
B737-300       CFM56-3B2   *+  25041       Mar-91           23,550        22,710        23,450          23,237
B737-300       CFM56-3C1   *+  25604       Jan-93           23,790        20,760        24,550          23,033
B737-300       CFM56-3B2   *+  26440       Mar-92           23,340        22,560        24,550          23,483
B737-300       CFM56-3B1       24465       Aug-89           20,660        18,140        20,200          19,667
B737-300       CFM56-3B1       24677       Mar-90           21,710        19,280        20,950          20,647
B737-300       CFM56-3C1       24908       Mar-91           23,940        21,520        23,900          23,120
B737-300       CFM56-3C1       24909       Apr-91           22,790        21,990        22,800          22,527
B737-300       CFM56-3C1       26068       Jun-92           25,190        20,960        25,350          23,833
B737-300       CFM56-3B2   *+  26442       May-92           23,840        22,100        23,250          23,063
B737-300QC     CFM56-3B2   *   24021       Nov-88           22,090        22,270        20,550          21,637
B737-400       CFM56-3C1   *+  24270       May-89           24,100        22,090        21,450          22,547
B737-400       CFM56-3C1   *+  24271       Jun-89           24,210        22,500        22,250          22,987
B737-400       CFM56-3C1   *+  24901       May-90           25,190        24,750        23,850          24,597
B737-400       CFM56-3C1   *+  25594       May-92           27,360        25,710        26,800          26,623
B737-400       CFM56-3C1   *+  27074       Apr-92           27,110        26,940        26,550          26,867
B737-400       CFM56-3C1       23868       Oct-88           22,550        19,350        20,250          20,717
B737-400       CFM56-3C1       23979       Jan-89           23,580        21,330        19,850          21,587
B737-400       CFM56-3C1       24685       May-90           25,060        23,930        24,500          24,497
B737-400       CFM56-3C1       24904       Feb-91           25,860        25,010        23,900          24,923
B737-400       CFM56-3C1       25764       Jun-92           25,600        22,500        25,800          24,633
B737-400       CFM56-3C1       25765       Jul-92           26,260        22,680        26,100          25,013
B737-400       CFM56-3C1       26066       Jun-92           25,720        24,380        25,500          25,200
B737-500       CFM56-3C1   *+  24651       Apr-90           19,390        19,590        17,450          18,810
B737-500       CFM56-3C1   *+  25768       May-95           24,020        21,880        21,400          22,433
B737-500       CFM56-3C1   *+  25789       Feb-92           21,060        20,880        19,600          20,513
B737-500       CFM56-3C1   *+  27153       Aug-93           21,120        20,760        19,500          20,460
B737-500       CFM56-3C1   *+  27155       Mar-93           21,140        20,490        18,200          19,943
B737-500       CFM56-3C1       26067       Jun-92           21,270        22,330        19,150          20,917
B747-200B      JT9D-7Q         22496       Oct-81            8,284         6,937        10,000           8,407
B757-200       PW2037      *+  28486       May-99           55,600        46,210        52,150          51,320
B757-200       RB211-535E4     26152       Aug-92           40,430        33,920        40,500          38,283
B757-200       RB211-535E4     26153       Aug-92           42,180        35,240        41,100          39,507
B757-200       RB211-535E4     26158       Feb-93           43,700        37,110        41,650          40,820
B767-300ER     PW4060          24947       Mar-91           59,600        53,860        58,350          57,270
B767-300ER     PW4060          24999       Feb-91           60,180        53,920        56,200          56,767
DC8-71F        CFM56-2C1       46040       Mar-91           14,380        16,000        12,250          14,210
DC8-71F        CFM56-2C1       46064       Mar-92           15,080        13,590        13,430          14,033
F100           TAY650-15   *+  11320       Apr-91           13,350        12,000        13,000          12,783
F100           TAY650-15   *+  11322       Jun-91           13,480        11,490        13,050          12,673
F100           TAY650-15       11341       Aug-91           14,280        11,820        13,550          13,217
F100           TAY650-15       11350       Apr-92           13,130        11,650        14,750          13,177
F100           TAY650-15       11351       Sep-91           14,280        11,390        13,650          13,107
MD-82          JT8D-217C   *+  49570       Feb-88           19,180        14,610        17,750          17,180
MD-82          JT8D-219    *   49905       Oct-90           20,140        15,960        20,350          18,817
MD-82          JT8D-219    *+  49931       Aug-90           20,230        16,230        20,400          18,953
MD-82          JT8D-219    *+  49932       Sep-90           20,280        16,540        21,200          19,340
MD-82          JT8D-219    *   53245       Apr-92           22,230        18,680        22,400          21,103
MD-83          JT8D-219        49627       Apr-89           20,460        16,730        19,500          18,897
MD-83          JT8D-219        49790       Oct-89           20,810        16,830        20,050          19,230
MD-83          JT8D-219        49952       Dec-91           22,180        17,450        22,950          20,860
                                                         ---------     ---------     ---------       ---------
                                                         1,604,324     1,462,697     1,558,580       1,541,867
                                                         =========     =========     =========       =========

---------------
* Indicates an additional aircraft

+ Indicates an additional aircraft that has been acquired by AerCo as of November 2, 2000

PORTFOLIO INFORMATION

     THE AIRCRAFT

     All of the original aircraft and the additional aircraft acquired or expected to be acquired in connection with the offering of the old notes hold or are capable of holding a noise certificate issued under Chapter 3 of Volume 1,
Part II of Annex 16 of the Chicago Convention or have been shown to comply with the Stage 3 noise levels set out in Section 36.5 of Appendix C of Part 36 of the United States Federal Aviation Regulations.

     The following table lists the aircraft by type and number as of November 2, 2000 (assuming that we take delivery of all of the additional aircraft) and the percentage of appraised value of each aircraft at April 30, 2000.

                                                      NUMBER OF                ENGINE   % OF PORTFOLIO BY
MANUFACTURER                       TYPE OF AIRCRAFT   AIRCRAFT    BODY TYPE    STAGE     APPRAISED VALUE
------------                       ----------------   ---------   ----------   ------   -----------------
Airbus (19.85%)..................  A300-B4-200             1      Widebody       3             0.71%
                                   A320-200                8      Narrowbody     3            15.75%
                                   A321-200                1      Narrowbody     3             3.38%
Boeing (75.94%)..................  B737-300               12      Narrowbody     3            16.94%
                                   B737-300QC              1      Narrowbody     3             1.40%
                                   B737-400               12      Narrowbody     3            18.82%
                                   B737-500                6      Narrowbody     3             7.98%
                                   B747-200B               1      Widebody       3             0.55%
                                   B757-200                4      Narrowbody     3            11.02%
                                   B767-300ER              2      Widebody       3             7.40%
                                   MD-82                   5      Narrowbody     3             6.19%
                                   MD-83                   3      Narrowbody     3             3.83%
                                   DC8-71F                 2      Freighter      3             1.83%
Fokker (4.21%)...................  F100                    5      Narrowbody     3             4.21%
                                                         ---                                 ------
                                                          63                                 100.00%
                                                         ===                                 ======

     The following table sets forth the exposure of our existing and future portfolio by lessee at November 2, 2000 by reference to the appraised value at April 30, 2000.

                                                   NUMBER OF             NUMBER OF          % OF AIRCRAFT BY
LESSEE(1)                                      EXISTING AIRCRAFT   ADDITIONAL AIRCRAFT(2)   APPRAISED VALUE
---------                                      -----------------   ----------------------   ----------------
British Midland Airways Limited.............            1                     2                   7.34%
Spanair S.A.................................            3                     1                   7.27%
Air Canada..................................            2                                         5.64%
Asiana Airlines Inc.........................            2                     1                   4.67%
Frontier Airlines Inc.......................                                  3                   4.44%
TAM-Transportes Aereos Regionais S.A........            3                     2                   4.21%
JMC Airlines................................                                  2                   3.93%
Airtours International Airways Limited......            2                                         3.72%
Blue Panorama Airlines SpA..................                                  2                   3.34%
Trans World Airlines Inc. (TWA).............                                  1                   3.33%
THY Turkish Airlines........................            2                                         3.25%
China Southern Airlines Company Limited.....            1                     1                   3.04%
Pegasus Hava Tasimaciligi A.S...............            2                                         2.99%
Virgin Express S.A..........................                                  2                   2.95%
Air 2000 Limited............................            1                                         2.65%
Xiamen Airlines Limited.....................                                  2                   2.62%
Philippine Airlines Inc.....................            2                     1                   4.34%
Finnair Oyj.................................                                  2                   2.59%
China Xinjiang Airlines.....................            1                                         2.56%
Avianca.....................................            1                                         2.48%
Reno Air Inc................................                                  2                   2.48%
Monarch Airlines Limited....................            1                                         1.94%
Air Europe SpA..............................            1                                         1.61%
Virgin Express Ireland Limited..............                                  1                   1.51%
Gunes Ekspres Havacilik A.S. (Sun
  Express)..................................            1                                         1.50%
Malev Hungarian Airlines....................            1                                         1.46%
VARIG.......................................                                  1                   1.43%
Societe d'Exploitation Aeropostale..........                                  1                   1.40%
Far Eastern Air Transport Corporation
  (F.E.A.T.)................................            1                                         1.35%
Nordeste Linhas Aereas Regionais S.A........            1                                         1.36%
British Airways Plc.........................                                  1                   1.33%
Braathens ASA S.A.F.E.......................                                  1                   1.22%
Delta Air Lines.............................                                  1                   0.94%
Aircraft International Leasing Limited
  (A.I.L.L.)................................            1                                         0.92%
BAX Global Inc..............................            1                                         0.91%
Indian Airlines Limited.....................            1                                         0.71%
Tower Air...................................            1                                         0.55%
                                                      ---                   ---                 -------
                                                       33                    30                 100.00%
                                                      ===                   ===                 =======

---------------

(1) Total number of lessees of the existing aircraft as of November 2, 2000 =
    23

    Total number of additional lessees resulting from the 30 additional aircraft as of November 2, 2000 = 14

(2) As of November 2, 2000, 24 of the additional aircraft had been acquired by AerCo.

     The following table lists the aircraft by country at November 2, 2000 according to the number of aircraft and the percentage of the appraised value at April 30, 2000.

                                                                                                 % OF
                                                   NUMBER OF             NUMBER OF            AIRCRAFT BY
COUNTRY(1)                                     EXISTING AIRCRAFT   ADDITIONAL AIRCRAFT(2)   APPRAISED VALUE
----------                                     -----------------   ----------------------   ---------------
United Kingdom..............................             5                     5                 20.91%
United States...............................             2                     7                 12.65%
China.......................................             2                     3                  8.22%
Turkey......................................             5                    --                  7.74%
Spain.......................................             3                     1                  7.27%
Brazil......................................             4                     3                  7.00%
Canada......................................             2                    --                  5.64%
Italy.......................................             1                     2                  4.95%
South Korea.................................             2                     1                  4.67%
Belgium.....................................            --                     2                  2.95%
Philippines.................................             2                     1                  4.34%
Finland.....................................            --                     2                  2.59%
Colombia....................................             1                    --                  2.48%
Ireland.....................................            --                     1                  1.51%
Hungary.....................................             1                    --                  1.46%
France......................................            --                     1                  1.40%
Taiwan......................................             1                    --                  1.35%
Norway......................................            --                     1                  1.22%
Chile.......................................             1                    --                  0.92%
India.......................................             1                    --                  0.71%
                                                     -----                 -----                -------
                                                        33                    30                100.00%
                                                     =====                 =====                =======

---------------

(1) Total number of countries = 20

(2) As of November 2, 2000, 24 of the additional aircraft had been acquired by AerCo.

     The following table lists the aircraft by region at November 2, 2000 according to the number of aircraft and to the percentage of the appraised value at April 30, 2000.

                                                                                                 % OF
                                                   NUMBER OF             NUMBER OF            AIRCRAFT BY
REGION                                         EXISTING AIRCRAFT   ADDITIONAL AIRCRAFT(1)   APPRAISED VALUE
------                                         -----------------   ----------------------   ---------------
Developed Markets
  Europe....................................             9                    15                 42.80%
  North America.............................             4                     7                 18.29%
Emerging
  Asia......................................             8                     5                 19.30%
  Europe and the Middle East................             6                    --                  9.21%
  Latin America.............................             6                     3                 10.40%
                                                     -----                 -----                -------
                                                        33                    30                100.00%
                                                     =====                 =====                =======

---------------

(1) As of November 2, 2000, 24 of the additional aircraft had been acquired by AerCo.

     The following table lists the aircraft by year of aircraft manufacture or conversion to freighter at November 2, 2000 according to the number of aircraft and to the percentage of the appraised value at April 30, 2000.

                                                                                                 % OF
                                                   NUMBER OF             NUMBER OF            AIRCRAFT BY
YEAR OF MANUFACTURE OR CONVERSION              EXISTING AIRCRAFT   ADDITIONAL AIRCRAFT(1)   APPRAISED VALUE
---------------------------------              -----------------   ----------------------   ---------------
1981........................................             1                    --                  0.55%
1983........................................             1                    --                  0.71%
1985........................................            --                     1                  0.94%
1988........................................             1                     2                  3.86%
1989........................................             4                     2                  8.10%
1990........................................             3                     7                 13.91%
1991........................................             9                     3                 19.11%
1992........................................            11                     7                 29.42%
1993........................................             3                     4                 12.62%
1995........................................            --                     1                  1.45%
1999........................................            --                     2                  5.95%
2000........................................            --                     1                  3.38%
                                                     -----                 -----                -------
                                                        33                    30                100.00%
                                                     =====                 =====                =======

---------------

(1) As of November 2, 2000, 24 of the additional aircraft had been acquired by AerCo.

     The following table lists the aircraft by seat category at November 2, 2000 calculated by reference to the number of aircraft and to the percentage of the appraised value at April 30, 2000.

                                                     NUMBER OF                                  % OF
                                                     EXISTING          NUMBER OF             AIRCRAFT BY
SEAT CATEGORY           AIRCRAFT TYPE                AIRCRAFT    ADDITIONAL AIRCRAFT(1)    APPRAISED VALUE
-------------           -------------                ---------   ----------------------    ---------------
91-120                  B737-500, F-100..........          4                 7                  12.19%
121-170                 A320-200, B737-300,
                        B737-300 QC, B737-400,
                        MD82, MD83...............         20                21                  62.92%
171-240                 A321-200, B757-200.......          3                 2                  14.40%
241-350                 A300-B4-200, B767-300ER..          3                --                   8.11%
350+                    B747-200B................          1                --                   0.55%
Freighter               DC8-71F..................          2                --                   1.83%
                                                       -----             -----                 -------
                                                          33                30                 100.00%
                                                       =====             =====                 =======

---------------

(1) As of November 2, 2000, 24 of the additional aircraft had been acquired by AerCo.

COMBINED AERCO PORTFOLIO ANALYSIS(1)

                                                                                                           DATE OF
                                                                   AIRCRAFT        ENGINE       SERIAL   MANUFACTURE/
REGION                 COUNTRY            LESSEE                     TYPE       CONFIGURATION   NUMBER    CONVERSION
------                 -------            ------                  -----------   -------------   ------   ------------

Europe...............  +*Belgium          Virgin Express          B737-400      CFM56-3C1       24270       May-89
(Developed)            +*Belgium          Virgin Express          B737-400      CFM56-3C1       24271       Jun-89
                       *Finland           Finnair                 MD-82         JT8D-219        49905       Oct-90
                       *Finland           Finnair                 MD-82         JT8D-219        53245       Apr-92
                       *France            Aeropostale             B737-300QC    CFM56-3B2       24021       Nov-88
                       +*Ireland          Virgin Express Ireland  B737-300      CFM56-3B2       25041       Mar-91
                       Italy              AirEurope               A320-200      CFM56-5A1          85       Feb-90
                       +*Italy            Blue Panorama           B737-400      CFM56-3C1       24901       May-90
                       +*Italy            Blue Panorama           B737-400      CFM56-3C1       27074       Apr-92
                       +*Norway           Braathens SAFE          B737-500      CFM56-3C1       24651       Apr-90
                       Spain              Spanair                 B767-300ER    PW4060          24999       Feb-91
                       Spain              Spanair                 MD83          JT8D-219        49627       Apr-89
                       Spain              Spanair                 MD83          JT8D-219        49790       Oct-89
                       +*Spain            Spanair                 MD-82         JT8D-217C       49570       Feb-88
                       United Kingdom     Air 2000                B757-200      RB211-535E4     26158       Feb-93
                       United Kingdom     Airtours                A320-200      CFM56-5A3         299       Apr-92
                       United Kingdom     Airtours                A320-200      V2500-A1          362       Nov-92
                       +*United Kingdom   British Airways         B737-500      CFM56-3C1       25789       Feb-92
                       United Kingdom     British Midland         B737-400      CFM56-3C1       23868       Oct-88
                       *United Kingdom    British Midland         A320-200      V2527-A5          934       Jan-99
                       *United Kingdom    British Midland         A321-200      V2533-A5         1207       Apr-00
                       +*United Kingdom   JMC Airlines            A320-200      V2500-A1          354       Oct-92
                       +*United Kingdom   JMC Airlines            A320-200      V2500-A1          411       Mar-93
                       United Kingdom     Monarch                 A320-200      CFM56-5A3         391       Feb-93
North America........  Canada             Air Canada              A320-200      CFM56-5A1         403       Dec-93
(Developed)            Canada             Air Canada              B767-300ER    PW4060          24947       Mar-91
                       United States      BAX Global              DC8-71F       CFM56-2C1       46064       Mar-92
                       +*United States    Delta                   B737-300      CFM56-3B1       23345       Jul-85
                       +*United States    Frontier                B737-300      CFM56-3C1       24856       Aug-90
                       +*United States    Frontier                B737-300      CFM56-3B2       26440       Mar-92
                       +*United States    Frontier                B737-300      CFM56-3B2       26442       May-92
                       +*United States    Reno Air(3)             MD-82         JT8D-219        49931       Aug-90
                       +*United States    Reno Air(3)             MD-82         JT8D-219        49932       Sep-90
                       +*United States    TWA                     B757-200      PW2037          28486       May-99
                       United States      Tower Air(4)            B747-200B     JT9D-7Q         22496       Oct-81
Europe...............  Hungary            Malev                   B737-300      CFM56-3C1       24909       Apr-91
(Emerging)             Turkey             Pegasus                 B737-400      CFM56-3C1       23979       Jan-89
                       Turkey             Pegasus                 B737-400      CFM56-3C1       24685       May-90
                       Turkey             Sun Express             B737-300      CFM56-3C1       24908       Mar-91
                       Turkey             THY                     B737-400      CFM56-3C1       24904       Feb-91
                       Turkey             THY                     B737-400      CFM56-3C1       26066       Jun-92
Asia.................  China              China Xinjiang          B757-200      RB211-535E4     26153       Aug-92
(Emerging)             China              China Southern          B737-300      CFM56-3C1       26068       Jun-92
                       +*China            China Southern          B737-300      CFM56-3C1       25604       Jan-93
                       +*China            Xiamen Airlines         B737-500      CFM56-3C1       27153       Aug-93
                       +*China            Xiamen Airlines         B737-500      CFM56-3C1       27155       Mar-93
                       India              Indian Airlines         A300-B4-200   CF6-50C2          240       May-83
                       Philippines        PAL                     B737-300      CFM56-3B1       24465       Aug-89
                       Philippines        PAL                     B737-300      CFM56-3B1       24677       Mar-90
                       +*Philippines      PAL                     B737-400      CFM56-3C1       25594       May-92
                       South Korea        Asiana Airlines         B737-400      CFM56-3C1       25764       Jun-92
                       South Korea        Asiana Airlines         B737-400      CFM56-3C1       25765       Jul-92
                       +*South Korea      Asiana Airlines         B737-500      CFM56-3C1       25768       May-95
                       Taiwan             FEAT                    MD83          JT8D-219        49952       Dec-91
Latin America........  Brazil             Nordeste                B737-500      CFM56-3C1       26067       Jun-92
(Emerging)             Brazil             TAM                     F100          TAY650-15       11341       Aug-91
                       Brazil             TAM                     F100          TAY650-15       11350       Apr-92
                       Brazil             TAM                     F100          TAY650-15       11351       Sep-91
                       +*Brazil           TAM                     F100          TAY650-15       11320       Apr-91
                       +*Brazil           TAM                     F100          TAY650-15       11322       Jun-91
                       *Brazil            Varig                   B737-300      CFM56-3C1       24834       Jun-90
                       Chile              A.I.L.L.(2)             DC8-71F       CFM56-2C1       46040       Mar-91
                       Columbia           Avianca                 B757-200      RB211-535E4     26152       Aug-92

                         APPRAISED
                          VALUE AT
REGION                 APRIL 30, 2000
------                 --------------
                        (U.S.$'000S)
Europe...............       22,547
(Developed)                 22,987
                            18,817
                            21,103
                            21,637
                            23,237
                            24,850
                            24,597
                            26,867
                            18,810
                            56,767
                            18,897
                            19,230
                            17,180
                            40,820
                            28,783
                            28,593
                            20,513
                            20,717
                            40,420
                            52,103
                            29,980
                            30,617
                            29,897
North America........       29,653
(Developed)                 57,270
                            14,033
                            14,530
                            21,987
                            23,483
                            23,063
                            18,953
                            19,340
                            51,320
                             8,407
Europe...............       22,527
(Emerging)                  21,587
                            24,497
                            23,120
                            24,923
                            25,200
Asia.................       39,507
(Emerging)                  23,833
                            23,033
                            20,460
                            19,943
                            10,973
                            19,667
                            20,647
                            26,623
                            24,633
                            25,013
                            22,433
                            20,860
Latin America........       20,917
(Emerging)                  13,217
                            13,177
                            13,107
                            12,783
                            12,673
                            22,013
                            14,210
                            38,283
                         ---------
                         1,541,867
                         =========

---------------

(1) As of November 2, 2000, 24 of the additional aircraft had been acquired by AerCo. The AerCo Group will not own the remaining six additional aircraft until all the relevant aircraft owning companies have been acquired by AerCo, which will only happen after the transfer conditions have been met.

(2) A.I.L.L. is an indirect 100% subsidiary of Lan Chile.

(3) Reno Air is a 100% subsidiary of American Airlines.

(4) Tower Air has filed for Chapter 11 bankruptcy protection. AerCo has petitioned the relevant U.S. bankruptcy court to terminate the lease to Tower Air.

 *  Indicates an additional aircraft.

 + Indicates an additional aircraft that has been acquired by AerCo as of November 2, 2000.

THE LEASES

     GENERAL

     All leases are managed by AerFi as servicer under the servicing agreement.

     The leases are all operating leases under which AerCo generally retains the benefit, and bears the risk, of the residual value of the aircraft at the end of the lease. The lessees have agreed to lease the aircraft for a fixed term. However, AerCo has granted purchase, extension or early termination options on certain aircraft to the lessee or an affiliate of the lessee. Although the lease documentation is fairly standardized in many respects, significant variations do exist as a result of lessee negotiation.

     LEASE PAYMENTS AND SECURITY

     Each lease requires the lessee to pay periodic rentals during the lease term. Certain of the leases require the lessee to pay periodic amounts as maintenance reserves or to provide maintenance letters of credit or guarantees.

     The lessees must make payments to the lessor without set-off or counterclaim, and must gross-up payments under the lease where payments are subject to certain withholding and other taxes. However, in certain cases, such payments will be limited to the amount that would have been payable if the lease had never been transferred from the AerFi Group to AerCo. The leases generally contain indemnification of the lessor for certain taxation liabilities and taxation of indemnity payments. Indemnification for taxation liabilities typically includes value added and stamp duty taxes, but excludes income taxes or their equivalent. The lessees must also pay default interest on any overdue amounts.

     The lessees are liable through various operational indemnities for operating expenses accrued or payable during the term of the lease. These expenses include maintenance, operating, overhaul, airport and navigation charges, certain taxes, licenses, consents and approvals, aircraft registration and hull and liability insurance premiums. The lessees must remove liens on the aircraft other than liens permitted under the leases.

     Under 57 of the leases, the lessee has provided security for its obligations. The lessee has provided cash security deposits in the case of 35 leases, or 56.16% of the leases by appraised value at April 30, 2000.

     The lessee has provided letters of credit in the case of 28 leases representing 43.49% of the leases by appraised value at April 30, 2000. The lessee provided a combination of cash security deposits and letters of credit in the case of eight leases or 12.77% of the leases by appraised value at April 30, 2000.

     Under 15 of the leases, the lessor received general guarantees from third parties for the lessee's payment obligations under the lease. In some cases, the lessor also received guarantees of the lessee's performance obligations under the lease. In 12 of the leases, these guarantees were issued by the lessee's shareholder or affiliate. In the case of the leases to Xiamen Airlines and China Xinjiang, a guarantee for each lessee's payment obligations was issued by the Bank of China. In each case, the guarantee was subject to a stipulated maximum amount.

     RENTALS

     Rentals under 55 of the leases, 86.35% of the leases by appraised value at April 30, 2000, are payable monthly in advance. Rentals under six of the leases, 8.99% of the leases by appraised value at April 30,

2000, are payable quarterly or semi-annually in advance. Rentals under the remaining two leases are payable monthly in arrears.

     Rental payments on the leases are calculated either on a fixed or floating rate basis. The rental payment of a lease that is calculated on a floating rate basis generally has a rental floor that is payable even if LIBOR is 0% per annum plus an amount which varies with LIBOR or varies itself. The rental floor varies from lease to lease. Lessees increasingly wish to negotiate fixed rate leases.

     The rentals under one lease, a B767-300ER aircraft, are determined on the basis of a charge per flight hour for every hour that the aircraft is flown by the lessee, Air Canada. There is no minimum monthly rental under this lease and there can be no certainty that this aircraft will generate any lease revenue during the course of the Air Canada lease which expires in May 2003. In addition, the maximum monthly rental which Air Canada may be obliged to pay is approximately two-thirds of the monthly rental received from the previous lessee. This situation is generally reflective of the market at present for B767-300ER aircraft.

     OPERATION OF THE AIRCRAFT

     The lessees must operate the aircraft in compliance with all applicable laws and regulations. Generally, the aircraft must remain in the possession of the lessees, and the lessor must approve any subleases of the aircraft. In some cases, the lessees may enter into charter or "wet lease" arrangements with the aircraft, as long as the lessees do not relinquish possession or operational control of the aircraft. A wet lease is a lease with crew and services provided by the lessor. Under certain leases, the lessees may enter into subleases to specified operators without the lessor's consent, if certain conditions are met.

     The lessees may subject the engines and other equipment or components to removal or replacement and to pooling arrangements with permitted entities without the lessor's consent but subject to conditions and criteria in the relevant lease. The lessees may deliver possession of the aircraft, engines and other equipment or components to the manufacturer for testing or similar purposes, or to a third party for service, maintenance, repair or other work required or permitted under the lease.

     MAINTENANCE AND MAINTENANCE RESERVES

     The leases contain detailed provisions specifying maintenance standards and aircraft redelivery conditions. Lessees must provide monthly maintenance reserves under approximately half of the leases. Under the balance of the leases, the lessee or the lessor may be required to make certain adjustment payments to each other if the aircraft or specified items at redelivery do not meet the standards. During the term of each lease, the lessee must ensure that the aircraft is maintained in accordance with an agreed maintenance program designed to ensure that the aircraft meets applicable airworthiness and other regulatory requirements. Generally, the lessee performs the agreed maintenance program. If the lessee has paid maintenance reserves, the payments are used to reimburse the lessee for significant maintenance charges, including major airframe and engine overhauls.

     If the leases do not provide for maintenance reserve payments, the lessor must rely on the lessee's credit and its ability to perform scheduled maintenance throughout the lease term, return the aircraft in the condition required by the lease, or make any payments required upon termination of the lease.

     Because many of our aircraft are approximately the same age and have similar usage patterns, a large portion of the portfolio came due for major airframe and engine overhauls in the period from July 1998 to July 2000. This trend is expected to reverse over the three year period from July 17, 2000 to March 2003. However, due to the size and uncertainty of the incidence of maintenance expenditures, the level of maintenance receipts, the timing of overhauls and the level of maintenance already done by the lessee, completing such maintenance overhauls could significantly impact the cashflows of AerCo in any note payment period.

     LESSEES' OPTIONS

     Purchase options for four of the aircraft or 7.84% of the aircraft by appraised value at April 30, 2000 have been granted to lessees under the lease or a separate purchase option agreement.

     All of the purchase options are currently exercisable. The duration of some purchase options depends on whether the lessee exercises a separate option to extend the lease. There is a risk that the option purchase prices may be less than the proportional portion of the unpaid principal of the notes allocable to the aircraft being purchased.

     Twenty-one of the leases or 34.50% of the leases by appraised value at April 30, 2000 include options for the lessee to extend the lease term. The rent payable during the extension period varies from lease to lease. Two of the leases or 3.56% of the leases by appraised value at April 30, 2000, contain provisions allowing early termination of the lease.

COMPLIANCE WITH GOVERNMENTAL AND TECHNICAL REGULATION

     In addition to general requirements regarding maintenance of aircraft, aviation authorities issue airworthiness directives ("ADs") requiring the operators of aircraft to take particular maintenance actions or make particular modifications to a number of aircraft of designated types. ADs normally specify a period in which to carry out the required action or modification and generally enough time is allowed to permit the implementation of the AD in connection with scheduled maintenance of the aircraft or engines. The lessees usually bear the cost of compliance with ADs issued by applicable aviation authorities and, relevant manufacturers' recommendations. The AerCo Group may be required to contribute a portion of such costs over a specified threshold. However, if a lessee fails to perform ADs required on an aircraft, the AerCo Group would bear the cost of compliance necessary for the aircraft to maintain its certificate of airworthiness. In such circumstances, funds in the collection account and lessee funded account will be available to mitigate the costs of compliance, although such use would reduce the availability of such amounts to cover the cost of scheduled maintenance. There can be no assurance that such funds will be available at the time needed or that any funds available will be sufficient for such purposes.

     Other governmental regulations may apply to the aircraft, including requirements relating to noise and emissions levels. Such regulations may be imposed not only by the jurisdictions in which the aircraft are registered, but also in jurisdictions where the aircraft operate. Chapters 2 and 3 of the Chicago Convention establish two progressively restrictive noise level standards that correspond to the requirements for Stage 2 and Stage 3 aircraft. A number of jurisdictions have adopted, or are in the process of adopting, noise regulations which will require all aircraft to comply with the most restrictive of these standards. Such regulations restrict the future operation of aircraft that are not Stage 3 aircraft and are expected imminently to prohibit the operation of such aircraft in the relevant jurisdictions. In the United States such a prohibition went into effect at the end of 1999. Since the AerCo Group has the ability to acquire Stage 2 aircraft, these regulations may affect AerCo adversely. In addition, local municipalities may have more stringent noise regulations than those applicable to Stage 3 aircraft.

     Volume 2 of Annex 16 of the Chicago Convention also contains standards and recommendations regarding limitations on vented fuel and smoke and gaseous emissions for aircraft. While a number of countries have adopted regulations implementing these recommendations, such regulations generally have been prospective in nature, requiring only that newly manufactured engines meet particular standards after a particular date. To the extent that these regulations require modifications to the engines owned by the AerCo Group, they would be treated similarly to ADs under the leases.

     Aviation authorities in Europe and North America have recently adopted regulations requiring the installation of traffic collision avoidance systems, automatic emergency locator transmitters and certain other systems. Depending on whether the costs of complying with these regulations are borne by AerCo or the lessees, installation of these systems could result in significant cash capital expenditures by AerCo in 2000 and 2001.

     The U.S. Federal Aviation Administration has announced an AD that requires operators of MD-11, MD-80 and DC-10 aircraft to replace certain insulation blankets in order to reduce the risk of fire. Following acquisition of all the additional aircraft, we will have eight MD-80 series aircraft representing 10.00% of our portfolio by appraised value at April 30, 2000. AerCo could incur significant costs in ensuring its eight MD-80 series aircraft comply with these standards, which could impact adversely on AerCo's results of operations.

     On February 11, 2000, following an accident involving an MD-83 aircraft, the FAA issued an AD covering DC-9 (MD-83), MD-88, MD-90 and B717 aircraft. The AD required inspection of the stabilization equipment on these aircraft types within three days. Under the leases of the affected aircraft, all costs of compliance with the AD are the obligation of the lessees. The servicer has confirmed that it believes that all of our MD-80 series aircraft were inspected in accordance with the instructions of this AD. The terms of our leases do not require the lessees to report to us the actions they have taken to comply with ADs.

     The U.S. Federal Aviation Administration is expected to issue an AD by the end of 2001 mandating the modification of Boeing 737 aircraft when the aircraft has completed 50,000 cycles. The estimated labour cost to implement such modifications for each aircraft is approximately $230,000 per aircraft. Following acquisition of all the additional aircraft, we will have 31 Boeing 737 aircraft in our portfolio, representing 45% of the portfolio by appraised value at April 30, 2000. Based on the current cycles completed to date by our Boeing 737 aircraft, our Boeing 737 aircraft are not likely to require these modifications prior to 2008. However, AerCo could incur significant costs in ensuring its Boeing 737 aircraft comply with these standards, which could impact adversely on AerCo's results of operations.

     The U.S. Federal Aviation Administration is also expected to issue an AD within twelve months mandating a re-design of the rudder systems of Boeing 737 aircraft. The average cost per aircraft of such modifications is expected to be approximately $50,000. Upon completion of the acquisition of all the additional aircraft, we will have 31 Boeing 737 aircraft in our portfolio, representing 45% of the portfolio by appraised value at April 30, 2000. Depending on the time period within which such modifications are required to be made, the costs may be the responsibility of existing lessees. However, if the costs are not the responsibility of some or all existing lessees, AerCo could incur significant costs in ensuring its Boeing 737 aircraft comply with such modifications, which could impact adversely on AerCo's results of operations.

INDEMNIFICATION AND INSURANCE OF THE AIRCRAFT

     GENERAL

     The lessees will bear responsibility through an operational indemnity to carry insurance for any liabilities arising out of the operation of the aircraft. The indemnity includes liabilities for death or injury to persons and damage to property that ordinarily would attach to the operator of the aircraft. In addition, the lessees are required to carry further liability insurance that is customary in the air transportation industry. The servicer monitors the lessees' compliance with the insurance provisions of the leases. AerCo also has its own contingent liability coverage. This will cover a liability that is in excess of the coverage provided by a lessee's policy and where a lessee's policy lapses. AerCo's contingent third party liability insurance will cover all of the aircraft, and its contingent hull and war risk insurance covers certain of the aircraft. The amount of the contingent liability policies may not be the same as required under the lease. The amount of third party contingent liability insurance is subject to certain limitations imposed by the air transportation insurance industry.

     All insurance certificates contain a breach of warranty endorsement so that an additional insured party remains protected even if the lessee violates any of the terms, conditions or warranties of the insurance policies, provided that the additional insured party has not caused, contributed to or knowingly condoned the breach.

     LIABILITY INSURANCE

     The lessees are required to have third party liability insurance for a combined single limit in minimum amounts ranging between $350.0 million and $850.0 million, depending on aircraft type, for each aircraft. In general, liability coverage on each aircraft includes third party legal liability, property damage legal liability, passenger legal liability, baggage legal liability, cargo legal liability, mail and aviation general third party legal liability.

     In some jurisdictions, liabilities for risks that the lessees insure may attach to the AerCo Group as owner of the aircraft regardless of whether the AerCo Group is in any way responsible for the loss for which liability is asserted. In addition, claimants may assert claims against the AerCo Group on the basis of alleged responsibility for a loss, even if the claim is not sustained. Under the leases, the lessees are obligated to indemnify the lessor against claims. Covered claims include the costs of defending claims by third parties against them for liabilities while the aircraft are owned by the AerCo Group and under lease to the lessees.

     The indemnified losses include both operating costs relating to the actual operation of the aircraft as well as losses to persons and property resulting from the operation of the aircraft. The latter types of losses are generally covered by the lessee's liability insurances.

     AIRCRAFT PROPERTY INSURANCE

     The lessees must carry other types of insurance that are customary in the air transportation industry, including hull, war risk and spares insurance. The value of the hull and war risk insurance is usually stipulated in the lease. Spares insurance is usually on a replacement cost basis. Both types of insurance are subject to customary deductibles. In addition to the stipulated loss value coverage obtained by the lessees, the AerCo Group purchases declining "total loss only" coverage with respect to certain aircraft. As of June 30, 2000, the sum of the stipulated loss value and the additional coverage for the aircraft in place for hull and war risk insurance was at least 105% of the appraised value of each aircraft. On average, the sum of such coverages in place for each aircraft was approximately 140% of the appraised value of each aircraft. In many cases, the lessor can increase the insured value above the stipulated loss value consistent with industry practice with the lessee paying any increased premium. Permitted deductibles range from $250,000 to $1,000,000; however, the deductible generally applies only in the case of a partial loss. In the case of a total loss of an aircraft no deductible would be applied against the insurance proceeds received.

     The leases include provisions defining an event of loss or a casualty occurrence so that where a total loss of the airframe occurs, with or without loss of the engines installed on the airframe, the agreed value is payable by the lessee. This payment is generally funded by insurance proceeds. However, the air transportation insurance industry practice is to treat only a loss of greater than 75% of the value of the aircraft, including the engines, as a total loss. If insurance proceeds following a total loss exceed the amount due from the lessee then most leases require the lessor to pay to the lessee the balance of the insurance proceeds received under the hull or war risk policy after deduction of all amounts payable by the lessee to the lessor under the lease.

     POLITICAL RISK REPOSSESSION INSURANCE

     Under certain leases, the lessor may arrange separate political risk repossession insurance for its own benefit, covering confiscation, nationalization and requisition of title of any aircraft by the government of the country of registry and denegation and deprivation of legal title and rights. The political risk repossession insurance also covers the failure of the authorities in that country to allow de-registration and export of the aircraft, subject to the conditions of the policies.

THE LESSEES

     As of October 31, 2000, our aircraft, together with the aircraft we expect to acquire, were leased to 37 lessees in 20 countries throughout the world.

     REGIONAL CONCENTRATIONS

     ASIAN CONCENTRATION. At October 31, 2000, 19.30% of the aircraft by appraised value at April 30, 2000 were leased by operators in "emerging" markets in the Asia Pacific region, including China, the Philippines, South Korea, Taiwan and India. One lessee, Asiana, leased 4.67% of the aircraft by appraised value at April 30, 2000.

     Trading conditions in Asia's civil aviation industry have been adversely affected by the severe economic and financial difficulties experienced recently in the region. The economies of the region have experienced acute difficulties resulting in many business failures, significant depreciation of local currencies against the dollar, downgrading of sovereign and corporate credit ratings and internationally organized financial stability measures. One Asian lessee, PAL, which leases 4.34% of the aircraft by appraised value at April 30, 2000 has been adversely affected by the Asian economic crisis such that it sought bankruptcy protection in 1998. As part of its rehabilitation plan, certain of PAL's outstanding lease obligations were rescheduled in 1999. Several other airlines in the region rescheduled their aircraft purchase obligations, eliminated certain routes and reduced the number of employees. A continuation of this downturn in the region's economies may further undermine business confidence, reduce demand for air travel and adversely affect the Asian lessees' operations and their ability to meet their obligations.

     LATIN AMERICAN CONCENTRATION. At October 31, 2000, 10.40% of the aircraft by appraised value at April 30, 2000 were leased by operators in "emerging markets" in Latin America, principally Brazil, Chile and Colombia. The financial prospects for lessees in Latin America depends on the level of political stability and economic activity and policies in the region. Developments in other "emerging markets" may also affect the economies of Latin American countries and the entire region.

     Most significantly, in 1999 Brazil experienced significant downturns in its economy and financial markets, with large decreases in financial asset prices and dramatic decreases in the value of its currency. One of the lessees, TAM, representing 4.21% of the aircraft by appraised value at April 30, 2000, operates five of the aircraft in Brazil. Continued weakness in the value of the Brazilian real, as well as any further general deterioration in the Brazilian economy, means that this lessee may be unable to generate sufficient revenues in Brazilian currency to pay the dollar denominated rental payments under the leases. More importantly, financial and economic problems in Brazil could spread throughout Latin America and other "emerging" economies, having a similar effect on many of our other lessees.

     Colombia has recently suffered as a result of the deterioration in the value of the Colombian Peso and the resulting negative impact on the Colombian economy. AerCo leases one aircraft to a Colombian lessee, representing 2.48% of the portfolio by appraised value at April 30, 2000. Continued weakness in the value of the Colombian Peso, as well as general deterioration in the Colombian economy, will mean that this lessee may be unable to generate sufficient revenues in the Colombian currency to pay the U.S. dollar denominated rental repayments under the lease. As of October 31, 2000, this Colombian lessee owed $1.9 million, which is currently deferred under the terms of a standstill agreement. The servicer has agreed not to exercise AerCo's remedies in respect of events of default currently existing under the lease in order to permit the Colombian lessee to have a stable business environment in which to develop, negotiate and commence implementing a long-term business plan. During this period, AerCo will receive approximately 61% of amounts due under the lease in cash with the remainder provided by way of secured and unsecured notes issued by the Colombian lessee which have a maturity date of January 31, 2001. The Colombian lessee's other aircraft lessors and major creditors have agreed similar forbearance arrangements. There can be no guarantee that the Colombian lessee will be successful in preparing a realistic long-term business plan by January 2001. In that event, AerCo will need to consider all of its alternatives including, potentially, seeking the return of the aircraft.

     EUROPEAN CONCENTRATION. At October 31, 2000, 52.01% of the aircraft by appraised value at April 30, 2000 were leased by operators based in Europe. Lessees of 42.80% of the aircraft are based in "developed" European markets, principally the United Kingdom and Spain. Lessees of the remaining 9.21% of the aircraft were based in "emerging" European markets, principally Turkey. One lessee, Spanair, leased 7.27% of the aircraft by appraised value at April 30, 2000. As of October 31, 2000, 16.73% of the aircraft by appraised value at April 30, 2000 were leased to charter operators in the tourism industry, principally in the United Kingdom.

     The commercial aviation industry in Europe is very sensitive to general economic conditions. Since air travel is largely discretionary, the industry tends to suffer severe financial difficulties during slow economic periods. As a result, the financial prospects for European lessees will depend on the level of economic activity in Europe and in the specific countries where they operate. A recession or other worsening of economic conditions in any European country may adversely affect the European lessees' ability to meet their financial and other obligations. Most European currencies in which European airlines primarily receive their revenues have fallen in value in the last number of months when measured against the United States dollar, adversely affecting the ability of those airlines to meet dollar denominated lease rental and other operating costs. Competitive pressures from continuing deregulation of the airline industry by the EU may also adversely affect European lessees' operations and their ability to meet their obligations under the leases.

     At October 31, 2000, 7.74% of the aircraft by appraised value at April 30, 2000 were on lease to Turkish lessees. Turkey was hit by a series of severe earthquakes in 1999 and damage caused by the earthquakes and the consequent fall off in tourist traffic has adversely affected the ability of these airlines to operate and meet their financial obligations under the leases. In addition, the fall in value of the Deutsche Mark, the principal currency in which Turkish airlines receive their revenues (when measured against the United States dollar) may affect these airlines' ability to pay dollar denominated costs, including lease rentals.

     NORTH AMERICAN CONCENTRATION. At October 31, 2000, 18.29% of the aircraft by appraised value at April 30, 2000 were leased by operators in North America. As in Europe, the commercial aviation industry in North America is highly sensitive to general economic conditions. Since air travel is largely discretionary, the industry has suffered severe financial difficulties during economic downturns. Over the last several years, nearly half of the major North American passenger airlines have filed for Chapter 11 bankruptcy protection and several major U.S. airlines have ceased operations.

     Tower Air, the lessee of one Boeing 747-200B aircraft, which represents 0.55% of the aircraft by appraised value at April 30, 2000 has filed for Chapter 11 bankruptcy protection. AerCo has petitioned the relevant U.S. bankruptcy court to terminate the lease to Tower Air. AerCo is not confident that it has any immediate placement opportunities for this aircraft. The opportunities for lease or sale of this aircraft type are currently extremely limited. The technical costs required to ensure that the aircraft is in a suitable condition for re-leasing will be significant. Accordingly, AerCo is examining all possibilities in respect of this aircraft, including a worst case scenario which would involve realising the scrap value. As a consequence, this aircraft has been appraised by reference to its scrap value.

     PAYMENT HISTORY

     Weakly capitalized airlines are more likely than well capitalized airlines to seek operating leases. Therefore, many of the lessees are in a relatively weak financial position and several of them have faced and continue to face severe economic difficulties.

     As of October 31, 2000, amounts outstanding for more than 30 days for rental payments, maintenance reserves and other amounts due under the leases equalled $5.1 million for four lessees who had a total of five aircraft on lease. The outstanding amounts are net of agreed deferrals or other restructurings, default interest and cash in transit.

     As of October 31, 2000, a Colombian lessee representing 2.48% of the portfolio by appraised value at April 30, 2000 owed $1.9 million, which is currently deferred under the terms of a standstill agreement. See "-- Latin American Concentration". The servicer has agreed not to exercise AerCo's remedies in respect of events of default currently existing under the lease in order to permit the Colombian lessee to have a stable business environment in which to develop, negotiate and commence implementing a long-term business plan. During this period, AerCo will receive approximately 61% of amounts due under the lease in cash with the remainder provided by way of secured and unsecured notes issued by the Colombian lessee which have a maturity date of January 31, 2001. The Colombian lessee's other aircraft lessors and major creditors have agreed to similar forbearance arrangements. There can be no guarantee that the Colombian lessee will be successful in preparing a realistic long-term business plan by January 2001 and AerCo will need to consider all alternatives at that stage including, potentially, seeking return of the aircraft.

     As of October 31, 2000, Tower Air, a North American lessee representing 0.55% of the portfolio by appraised value at April 30, 2000, owed $5.2 million, $4.9 million of which was in arrears for more than 30 days. Tower Air has filed for Chapter 11 bankruptcy protection. AerCo has petitioned the relevant U.S. bankruptcy court to terminate the lease to Tower Air.

     PAL, the lessee of two B737-300 aircraft and one B737-400 aircraft, representing 4.34% of the portfolio by appraised value at April 30, 2000, has been adversely affected by the Asian economic crisis such that in 1998 it sought bankruptcy protection. As part of PAL's rehabilitation plan, the servicer has agreed with PAL to a schedule covering the payment of arrearages over the period to December 31, 2003 and the extension of leases. At October 31, 2000, these arrearages amounted to $2.0 million. All amounts have been paid in accordance with the scheduled terms as of October 31, 2000.

     AerCo expects to respond to the needs of lessees in financial difficulty including restructuring the applicable leases or agreeing to rent deferrals. The restructurings will typically involve the rescheduling of rental payments for a specified period. In addition, certain restructurings may involve the voluntary early termination of a lease, the replacement of aircraft with less expensive aircraft and the arrangement of sub-leases from the lessee to another aircraft operator. In certain cases, it may be necessary to repossess aircraft from defaulting lessees and re-lease the aircraft to other lessees. The early termination of leases may lead AerCo to incur swap breakage costs under its agreements with swap providers which could be substantial. You should refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Interest Rate Risk and Management" for additional information on swap breakage costs.

     Certain lessees have experienced periodic difficulties in meeting their maintenance obligations under the leases. Such difficulties are caused by the failure of the lessee to have in place a well established maintenance program, adverse climate and other environmental conditions in the locations where the aircraft are operated or financial and labor difficulties experienced by the relevant lessee.

     DOWNTIME

     There can be no assurance that AerCo's prior experience and AerFi's experience will be indicative of the AerCo Group's ability to keep the aircraft and any additional aircraft on-lease in the future. The AerCo Group may be unable to re-lease aircraft upon the expiration of leases as a result of a deterioration in industry conditions, decreased demand for specific types of aircraft or other factors.

     The table below shows the number and type of aircraft that we must re-lease through December 31, 2004. The table assumes that no lease will terminate early and that there are no sales of aircraft or purchases of additional aircraft. The expiry date of the leases on two of the aircraft referred to in the table below (one scheduled to expire in 2000 and one in 2001) is determined by reference to the timing of certain maintenance events on these aircraft. More aircraft may need to be re-leased if aircraft become available through early lease terminations or if new leases or re-leases are for relatively short terms.

          AERCO GROUP LEASE PLACEMENT REQUIREMENT AT OCTOBER 31, 2000

                                                                  TO DECEMBER 31,
                                                     -----------------------------------------
                  AIRCRAFT TYPE                      2000     2001     2002     2003     2004
                  -------------                      -----    -----    -----    -----    -----
A300.............................................       --        1       --       --       --
A320.............................................       --       --        2        2        2
B737.............................................        2        5        1        4        9
B757.............................................       --       --        1        1        1
B747.............................................       --       --       --       --        1
B767.............................................        1        1       --       --       --
DC8..............................................       --       --       --        2       --
F100.............................................       --       --       --       --       --
MD80.............................................       --       --        3        1        3
-------                                              -----    -----    -----    -----    -----
Total............................................        3        7        7       10       16
                                                     -----    -----    -----    -----    -----

     DESCRIPTION OF THE LESSEES

     The table below lists certain available information with respect to the country of domicile, government, airline or principal shareholders, operating fleet size and composition and the first year of operation of each lessee. See "The Aircraft, Related Leases and Collateral -- Portfolio Information" above for additional tables detailing the exposure of the portfolio as a percentage of appraised value at April 30, 2000 to each lessee and the countries and geographic regions in which the lessees are domiciled.

                                                  BEGAN            GOVERNMENT/COMMERCIAL
         LESSEE                DOMICILE         OPERATION      AIRLINE/PRINCIPAL SHAREHOLDERS      FLEET
         ------                --------         ---------      ------------------------------      -----

Aeropostale.............  France                  1986      Groupe Air France (50%)                4 ATR72-200
                                                            Groupe La Poste (50%)                  3 A300-B4-100F
                                                                                                   2 B737-300F
                                                                                                   15 B737-300QC
                                                                                                   3 B737-200CA HK
                                                                                                   1 B737-200QC HK

AILL....................  Bahamas                 1998      Lan Chile (100%)                       See Lan Chile

Air Canada..............  Canada                  1937      Institutions (70%)                     35 A319-100
                                                            Private Investors (19%)                47 A320-200
                                                            Employees (11%)                        4 A330-300
                                                                                                   12 A340-300
                                                                                                   17 DC9-32 HK
                                                                                                   4 B737-200A
                                                                                                   34 B737-200A HK
                                                                                                   4 B737-200C A
                                                                                                   2 B737-200C A HK
                                                                                                   4 B747-400
                                                                                                   3 B747-400 Combi
                                                                                                   9 B767-200
                                                                                                   7 B767-200EM
                                                                                                   7 B767-200ER
                                                                                                   26 B767-300ER
                                                                                                   25 CRJ-100ER

Air Europe..............  Italy                   1989      Volare Group (100%)                    8 A320-200
                                                                                                   5 B767-300ER
                                                                                                   2 B777-200ER

                                                  BEGAN            GOVERNMENT/COMMERCIAL
         LESSEE                DOMICILE         OPERATION      AIRLINE/PRINCIPAL SHAREHOLDERS      FLEET
         ------                --------         ---------      ------------------------------      -----
Airtours................  United Kingdom          1990      Airtours Group (100%)                  12 A320-200
                                                                                                   4 A321-200
                                                                                                   1 A330-300
                                                                                                   3 A330-200
                                                                                                   1 DC-10-30
                                                                                                   6 B757-200
                                                                                                   3 B767-300ER
                                                                                                   4 DC-10-10

Air 2000................  United Kingdom          1986      First Choice Holidays (100%)           4 A320-200
                                                                                                   5 A321-200
                                                                                                   14 B757-200
                                                                                                   4 B767-300ER

American Airlines.......  USA                     1934      AMR Corp. (100%)                       35 A300-600R
                                                                                                   50 B727-200A
                                                                                                   13 B757-200A HK
                                                                                                   48 B737-800
                                                                                                   102 B757-200
                                                                                                   8 B767-200
                                                                                                   22 B767-200ER
                                                                                                   49 B767-300ER
                                                                                                   24 B777-200ER
                                                                                                   3 DC10-10
                                                                                                   5 DC10-30
                                                                                                   75 F100
                                                                                                   8 MD-11
                                                                                                   229 MD-82
                                                                                                   43 MD-83
                                                                                                   4 MD-87
                                                                                                   5 MD-90-30

Asiana..................  South Korea             1988      Kumho Group (47%)                      1 A321-100
                                                            Unspecified Investors (47%)            4 A321-200
                                                            Syndicate of Banks (9%)                22 B737-400
                                                                                                   3 B737-500
                                                                                                   4 B747-400
                                                                                                   5 B747-400 Combi
                                                                                                   4 B747-400F
                                                                                                   9 B767-300
                                                                                                   1 B767-300ER
                                                                                                   1 B767-300ERF

Avianca.................  Colombia                1919      Groupo Valores Bavaria (62.5%)         4 B757-200
                                                            Unspecified Investors (37.5%)          4 B767-200ER
                                                                                                   1 B767-300ER
                                                                                                   10 F50 High
                                                                                                   Performance
                                                                                                   12 MD-83

BAX Global..............  United States           1972      Burlington Northern Air Freight (a     3 DC-8-62F HK
                                                            subsidiary of Pittston Burlington      1 DC-8-63F HK
                                                            Group) (100%)                          11 DC-8-71F
                                                                                                   1 B727-100 QC
                                                                                                   2 B727-200 F HK
                                                                                                   3 B727-200 AF HK

Blue Panorama...........  Italy                   1998      Antonio De Ponti, Sandro               3 B737-400
                                                            Guillianelli and Franco Pecci (100%)   1 B737-800

                                                  BEGAN            GOVERNMENT/COMMERCIAL
         LESSEE                DOMICILE         OPERATION      AIRLINE/PRINCIPAL SHAREHOLDERS      FLEET
         ------                --------         ---------      ------------------------------      -----
Braathens SAFE..........  Norway                  1946      Braganza (33%)                         5 B737-400
                                                            Unspecified Investors (31.2%)          17 B737-500
                                                            KLM (30%)                              9 B737-700
                                                            Bramora (5%)
                                                            (Braganza and Bramora are Braathens
                                                            holding companies)

British Airways.........  United Kingdom          1974      Publicly Listed Company                17 A319-130
                                                                                                   5 A320-110
                                                                                                   5 A320-210
                                                                                                   7 B737-300
                                                                                                   34 B737-400
                                                                                                   8 B737-500
                                                                                                   6 B737-200A
                                                                                                   12 B747-200B
                                                                                                   3 B747-200B Combi
                                                                                                   57 B747-400
                                                                                                   2 B747-400F
                                                                                                   48 B757-200
                                                                                                   21 B767-300ER
                                                                                                   5 B777-200
                                                                                                   33 B777-200ER

British Midland.........  United Kingdom          1938      BBW Partnership (60%)                  5 A320-230
                                                            Lufthansa (20%)                        9 A321-230
                                                            SAS (20%)                              7 B737-300
                                                                                                   3 B737-400
                                                                                                   11 B737-500
                                                                                                   6 F100
                                                                                                   3 F70
                                                                                                   1 ERJ-145

China Southern..........  People's Republic       1991      China Southern Group (62.5%)           20 A320-230
                          of China                          Unspecified Investors (37.5%)          19 B737-300
                                                                                                   11 B737-500
                                                                                                   18 B757-200
                                                                                                   4 B777-200
                                                                                                   5 B777-200ER

China Xinjiang..........  People's Republic       1985      CAAC (50%)                             5 ATR72 500
                          of China                          Xinjiang Province (50%)                2 B737-300
                                                                                                   6 B757-200
                                                                                                   3 Ilyushin II-86
                                                                                                   5 Tupolev Tu-154 M

Delta Airlines..........  United States           1928      Publicly Quoted (95.4%)                15 MD-11
                                                            Swissair (4.6%)                        120 MD-88
                                                                                                   16 MD-90-30
                                                                                                   95 B727-200A HK
                                                                                                   26 B737-300
                                                                                                   54 B737-200A HK
                                                                                                   34 B737-800
                                                                                                   118 B757-200
                                                                                                   15 B767-200
                                                                                                   28 B767-300
                                                                                                   57 B767-300ER
                                                                                                   6 B767-400ER
                                                                                                   7 B777-200ER
                                                                                                   6 L-1011-1
                                                                                                   5 L-1011-250
                                                                                                   7 L-1011-500

                                                  BEGAN            GOVERNMENT/COMMERCIAL
         LESSEE                DOMICILE         OPERATION      AIRLINE/PRINCIPAL SHAREHOLDERS      FLEET
         ------                --------         ---------      ------------------------------      -----
FEAT....................  Taiwan                  1957      Unspecified Investors (67.05%)         4 MD-82
                                                            China Development Corp (14%)           5 MD-83
                                                            China Airlines (10%)                   7 B757-200
                                                            Taiwan Aerospace Corporation (4.95%)
                                                            Fubon Insurance (4%)

Finnair.................  Finland                 1923      Government Owned (58.5%)               9 ATR72-200
                                                            Public (41.5%)                         4 A319-110
                                                                                                   4 A321-210
                                                                                                   9 DC-9-51
                                                                                                   1 DC-9-51 HK
                                                                                                   4 MD-11
                                                                                                   9 MD-82
                                                                                                   12 MD-83
                                                                                                   2 MD-87
                                                                                                   5 B757-200

Frontier................  United States           1994      Unspecified Investors (49%)            18 B737-300
                                                            DDJ Capital Management (33%)           7 B737-200A HK
                                                            Wexford Management (10%)
                                                            WR Hambrecht & Co (8%)

Indian Airlines.........  India                   1953      Government of India (100%)             4 Fairchild/Dornier
                                                                                                   228-200
                                                                                                   1 B737-200A
                                                                                                   7 A300-B2-100
                                                                                                   4 A300-B4-200
                                                                                                   30 A320-200

JMC Airlines............  United Kingdom          1999      Thomas Cook (100%)                     15 B757-200
                                                                                                   10 A320-200
                                                                                                   2 DC10-30

Lan Chile...............  Chile                   1929      Grupo Cueto (38.5%)                    11 B737-200A
                                                            Grupo Pifiera (33.1%)                  1 B737-200QC
                                                            Others (20.3%)                         1 A320-200
                                                            Grupo Ebler (8.1%)                     2 A340-300
                                                                                                   12 B767-300ER
                                                                                                   3 B767-300ERF

Malev...................  Hungary                 1946      Government (97%)                       6 B737-300
                                                            Municipalities (3%)                    3 B737-400
                                                                                                   2 B737-500
                                                                                                   2 B767-200ER
                                                                                                   1 B767-300ER
                                                                                                   6 F70
                                                                                                   5 Tupolev Tu-154B

Monarch.................  United Kingdom          1967      Cosmos Guide Holding International     4 A300-600ER
                                                            NV (100%)                              5 A320-210
                                                                                                   7 B757-200
                                                                                                   1 DC10-30
                                                                                                   3 A321-230
                                                                                                   1 L-1011-1
                                                                                                   2 A330-240

Nordeste................  Brazil                  1976      Rio Sul Servicos Aereos Regionals      3 B737-500
                                                            (99%)                                  1 EMB-120
                                                            Unspecified Investors (1%)             2 EMB-120ER
                                                                                                   3 F50 High Performance
                                                                                                   3 F50

                                                  BEGAN            GOVERNMENT/COMMERCIAL
         LESSEE                DOMICILE         OPERATION      AIRLINE/PRINCIPAL SHAREHOLDERS      FLEET
         ------                --------         ---------      ------------------------------      -----
PAL.....................  Philippines             1941      LT Group (57.7%)                       3 A320-210
                                                            Top Wealth Enterprises, Maxell         8 A330-300
                                                            Holdings and Richmark Holdings         4 A340-310
                                                            (35.1%)                                6 B737-300
                                                            Philippine Government (4.3%)           3 B747-400
                                                            Airline Employees (2.6%)               1 B747-400 Combi
                                                            Unspecified Investors (0.3%)           3 B747-200B

Pegasus.................  Turkey                  1990      Yapi Kredit Bank (49%)                 7 B737-400
                                                            Alper Elchin (21%)                     3 B737-800
                                                            Silkar and Net Holdings (30%)

Reno Air................  United States           1990      American Airlines (100%)               See American Airlines

Spanair.................  Spain                   1987      Tour operator Viajes Marsans (51%)     5 MD-82
                                                            SAS Leisure AB (Vingresor) (49%)       6 MD-82 (SAIC)
                                                                                                   19 MD-83
                                                                                                   3 MD-87
                                                                                                   1 A320-200
                                                                                                   1 A321-200
                                                                                                   1 B757-200
                                                                                                   2 B767-300ER

Sun Express.............  Turkey                  1990      THY (50%)                              1 B737-300
                                                            Lufthansa (40%)                        5 B737-800
                                                            Turkish Hotel Owners (10%)

TAM.....................  Brazil                  1986      Taxi Aereo Marilia (owned by Captain   7 A319-130
                                                            Rolim Amaro) (100%)                    7 A320-230
                                                                                                   5 A330-220
                                                                                                   48 F100
                                                                                                   2 F50

THY.....................  Turkey                  1933      Government of Turkey (98.17%)          6 A310-200
                                                            Others (1.83%)                         7 A310-300
                                                                                                   7 A340-310
                                                                                                   9 RJ100
                                                                                                   3 RJ70
                                                                                                   2 B727-200F A
                                                                                                   16 B737-400
                                                                                                   2 B737-500
                                                                                                   22 B737-800

Tower Air...............  United States           1982      Tower Travel (75%)                     1 B747-100
                                                            Public (25%)                           2 B747-200B

TWA.....................  United States           1930      Unspecified Investors (65%)            13 DC-9-31 HK
                                                            Employees (30%)                        12 DC-9-32 HK
                                                            Prince Al-Waleed bin Talal (5%)        1 DC-9-33CF HK
                                                                                                   40 MD-82
                                                                                                   59 MD-83
                                                                                                   5 MD-83(SAIC)
                                                                                                   11 B717-200
                                                                                                   27 B757-200
                                                                                                   8 B767-200EM
                                                                                                   9 B767-300ER

                                                  BEGAN            GOVERNMENT/COMMERCIAL
         LESSEE                DOMICILE         OPERATION      AIRLINE/PRINCIPAL SHAREHOLDERS      FLEET
         ------                --------         ---------      ------------------------------      -----
Varig...................  Brazil                  1927      Ruben Berta Foundation (of employees   2 DC-10-30F
                                                            and executives) (55.63%)               3 MD-11ER
                                                            Unspecified Investors (43.94%)         12 MD-11
                                                            Rio Grande do Sul State Government     1 B727-100C
                                                            (0.43%)                                2 B727-100F
                                                                                                   2 B727-100QC
                                                                                                   34 B737-300
                                                                                                   4 B737-400
                                                                                                   13 B737-200A
                                                                                                   5 B737-700
                                                                                                   5 B767-200ER
                                                                                                   6 B767-300ER

Virgin Express..........  Belgium                 1991      Virgin Group (54%)                     6 B737-300
                                                            Unspecified Investors (46%)            6 B737-400

Virgin Express (Ireland)  Ireland                 1988      Virgin Express (100%)                  6 B737-300
  Limited...............                                                                           2 B737-400

Xiamen Airlines.........  People's Republic       1984      China Southern (60%)                   1 B737-300
                          of China                          Fujian Investment and Enterprise       4 B737-500
                                                            Corporation (20%)                      3 B737-200A
                                                            Xiamen Province (20%)                  1 B737-200CA
                                                                                                   5 B737-700
                                                                                                   5 B757-200

---------------

Source: Airclaims Limited CASE Database, October 17, 2000.

     RECENT DEVELOPMENTS

     On November 15, 2000, Aerfi delivered one further additional aircraft, a B737-300QC, serial number 24021, on lease to Aeropostale, to AerCo. Following the delivery of this aircraft, AerCo owned 25 of the 30 additional aircraft with five of the 30 addition aircraft remaining to be acquired by AerCo.

                        THE COMMERCIAL AIRCRAFT INDUSTRY

     The demand for air travel can be measured in Revenue Passenger Miles, or "RPMs". RPMs are calculated by multiplying the number of fare-paying passengers carried (on Western commercial jet aircraft) by the distance flown in miles. In 1999, the total number of RPMs flown was 1,962 billion. The data presented in this section for 1999 is based on data published by The Airline Monitor. The air travel markets in the United States and Europe are the largest in the world. A breakdown of the world market is shown in the chart below.

                              WORLD RPMS BY REGION

                        [WORLD RPMS BY REGION PIE CHART]
  PIE CHART BREAKING DOWN WORLD RPMS BY REGION (UNITED STATES: 34.06%; EUROPE:
 27.94%; ASIA: 22.44%; REST OF WORLD, COMPRISING CANADA, LATIN AMERICA, AFRICA,
         MIDDLE EAST AND C.I.S.: 15.56%) (SOURCE: THE AIRLINE MONITOR)

     The global air travel market grew 6.4% in 1999 and had a compound annual growth rate from 1990 to 1999 of approximately 5.6%. There is a high degree of consistency among analysts and competitors about the likely growth of this industry. The Airline Monitor expects growth to continue and is projecting an underlying growth rate between 2000 and 2009 of 5.2% whereas for the same period Boeing expects 4.7% and Airbus 5.2%. However, this projected rate of increase is not uniform and varies both over time and regionally primarily as a result of economic factors and the maturity of the relevant market.

     For example, Boeing forecasts a 10.3% annual average increase in travel within China over the 10 year period from 2000-2009, while it expects travel within North America to increase at an annual rate of 2.5% over the same period.

     The following graphs show historical and projected RPMs on a regional basis as stated in The Airline Monitor.


     [UNITED STATES Graph] Graph showing        [EUROPE Graph] Graph showing historical and
 historical and projected RPMs in the United   projected RPMs in Europe 1990-2005 (expected
States 1990-2005 (expected growth to 2005 is            growth to 2005 is 4.4% pa)
                  3.8% pa)

[ASIA/PACIFIC Graph] Graph showing historical     [REST OF THE WORLD Graph] Graph showing
and projected RPMs in Asia/Pacific 1990-2005   historical and projected RPMs in the Rest of
    (expected growth to 2005 is 7.1% pa)       the World 1990-2005 (expected growth to 2005
                                                                is 5.5% pa)

     In addition to the underlying cyclical economic factors, the operating environment within the air travel industry has been changing dramatically during the 1990s. The trend of U.S.-style deregulation and privatization of airlines is now virtually complete in Europe and is increasingly evident in other countries and regions all over the world. Deregulation of travel between countries and regions is also increasing, with open skies agreements now concluded between the U.S. and 35 countries and recently between the EU and the Mercosur countries in South America.

     The load factor is a measure of how many passengers an aircraft is carrying as a proportion of the maximum number that it could carry. Load factors in 1999 were 3.6% higher than in 1990 as the airlines operate much more efficiently.

                               WORLD LOAD FACTORS

                                    [GRAPH]
    GRAPH SHOWING WORLD LOAD FACTORS 1990-1999 (SOURCE: THE AIRLINE MONITOR)

     The demand for aircraft has also been strong since 1996 with low availability of used aircraft and deliveries of new aircraft in subsequent years reaching historically high levels. Some of this demand is artificially increased as many of the first and second generation commercial jets are being retired either because of age or obsolescence. This program of retirements is still at a relatively early stage and as at October 2000 only 2,878 aircraft had been retired of the 5,396 aircraft that were more than 25 years old. Between 2000 and 2005, The Airline Monitor expects 5,613 new aircraft to be delivered, of which 3,734 will be required for growth and 1,879 will be required for aircraft replacement.

                      AIRCRAFT DELIVERIES AND RETIREMENTS

                                    [GRAPH]
 GRAPH SHOWING AIRCRAFT DELIVERIES AND RETIREMENTS AS PERCENTAGE OF WORLD FLEET
            AND NET RETIRALS 1990-1999 (SOURCE: THE AIRLINE MONITOR)

     The primary factor in determining the operating lease rate that can be obtained for an aircraft is the availability of competing aircraft at that time. During the last ten years, availability has declined from historically high levels with the overall surplus in August 2000 representing only 4.2% of the world fleet. In recent years however, there has been a relatively higher availability of widebody aircraft (as a percentage of the world widebody fleet) than narrowbody aircraft because of technological developments and the crisis in Asia. An increase in the number of new aircraft being delivered combined with the slower overall growth in air travel has led to a recent increase in the number of aircraft available and, as a result, to a reduction in the operating lease rates that can be obtained for competing aircraft. Other material factors in determining lease rates include the cost of new aircraft and the level of interest rates.

                      AIRCRAFT AVAILABLE FOR SALE OR LEASE

                                    [GRAPH]
 GRAPH SHOWING NUMBERS OF AIRCRAFT AVAILABLE FOR SALE OR LEASE (NARROWBODY AND
           WIDEBODY) 1990 - AUGUST 2000 (SOURCE: THE AIRLINE MONITOR)

     The types of aircraft required by an airline are dictated principally by the structure of its routes and traffic volume. Approximately 70% of western-built commercial jet aircraft are narrowbody aircraft with the balance being widebody aircraft. Within the widebody sector, the availability of newer twin engined long-range aircraft is likely to result in a continued weak market for earlier models such as the A300-B4, A310, B747-100, B747-200 and DC10. The new models have lower operating costs and allow airlines to develop new long-haul routes more efficiently as well as to increase service frequency on established routes. This development has caused more widebody aircraft to be withdrawn from service relative to their age than narrowbody aircraft, where technological change has been less significant.

     There are currently two major manufacturers of commercial jet aircraft, Boeing and Airbus.

     There has long been a long-term trend toward consolidation of the commercial aircraft manufacturing industry, evidenced by the merger between Boeing and McDonnell Douglas, the creation of the Airbus consortium by four European manufacturers (Aerospatiale, British Aerospace, DaimlerChrysler and
CASA) and the exit of former participants such as Fokker, Lockheed and Convair. The long lead time, high capital cost and technological sophistication required to bring a new aircraft model to the market create significant barriers to entry into the industry, particularly for narrowbody and widebody jet aircraft.

     Although most new aircraft are ordered under long-term, multi-aircraft contracts, the volume of aircraft production has varied significantly over the years, reflecting the changing state of the commercial aviation industry and the economy in general. Manufacturers generally adjust production levels in response to their customers' desires and financial capacity to take delivery of ordered aircraft which in turn may be affected by the level of air traffic and the availability of competitive used aircraft. The level of production in 1999 was above the long-term requirement implied by industry forecasts, including those published by Boeing and Airbus. These levels of production have been accompanied by very aggressive pricing strategies in an effort by these manufacturers to maximise their market share.

                         MANAGEMENT OF THE AERCO GROUP

     Except as described in this prospectus, particularly upon an event of default, neither you nor the trustee has a right to participate in AerCo's management or affairs. Neither you nor the trustee can supervise the functions relating to the leases and the re-lease of the aircraft, which will be delegated to AerFi under the servicing agreement.

DIRECTORS

     AerCo's board of directors will have no more than five members at any time. The holder or holders of a majority in aggregate principal amount of AerCo's class E notes have the right to appoint two directors while the class E notes are outstanding. The remaining directors must be independent directors. The current independent directors are Mr. Frederick W. Bradley, Jr., Chairman of AerCo, Mr. Kenneth N. Peters and Mr. G. Adrian Robinson. The succeeding independent directors will be appointed by a majority of the then standing directors. If no independent directors are serving on the board at any time, three new independent directors will be appointed in accordance with AerCo's Articles of Association. Mr. Edward Hansom and Ms. Rose Hynes were appointed directors by AerFi as holder of the majority of the subclass E-1 notes. Any resolution of the board of directors will require the affirmative vote of a majority of the independent directors. Transactions and proceedings that relate to certain insolvency proceedings, amendments to AerCo's Memorandum or Articles of Association, acquisition of additional aircraft, mergers or the sale of all or substantially all of AerCo's assets may only be approved by a unanimous vote of all directors. The servicing, administrative agency and cash management agreements between AerCo and the AerFi Group and the standby servicing, administrative agency and cash management agreements between AerCo, debis and the standby servicer provide that certain actions shall be taken by AerCo by a special board resolution. A special board resolution will require the affirmative vote of a majority of the independent directors and, at any time at which the servicer and its affiliates hold the majority of AerCo's class E notes, the two directors appointed by the holder of AerCo's class E notes will not have the right to vote in respect of a special board resolution.

     The directors, their ages and principal activities are as follows:

NAME                                          AGE    OFFICES HELD WITH THE REGISTRANT
----                                          ---    --------------------------------
Frederick W. Bradley, Jr..................    73     Director and Chairman
Kenneth N. Peters.........................    65     Director
G. Adrian Robinson........................    51     Director
Edward Hansom.............................    42     Director
Rose Hynes................................    42     Director

     Frederick W. Bradley, Jr. -- From 1969 until 1992, Mr. Bradley was a Senior Vice President of Citibank N.A., in charge of the bank's global airline and aerospace business, having joined Citibank in 1958. Mr. Bradley has served as a director and Chairman of ALPS 94-1 since 1994. Mr. Bradley also serves as a director and Chairman of Aircraft Lease Portfolio Securitisation 92-1 Limited. Mr. Bradley retired as a director of America West Airlines, Inc. in 1999, after serving seven years on its board. Mr. Bradley is also a director of First Citicorp Life Insurance Co., and the Institute of Air Transport, Paris, France and is president of the International Air Transport Association's (IATA) International Airline Training Fund of the United States.

     Kenneth N. Peters -- Mr. Peters was Assistant Treasurer of The Boeing Company from 1985 to 1995 and was Vice President, Customer Financing at The Boeing Company from 1995 until his retirement from The Boeing Company in 1997. From 1960 to 1985, Mr. Peters held various positions with The Boeing Company including the positions of Manager and Director of Customer Financing within the Corporate Treasurer's Organization.

     G. Adrian Robinson -- Mr. Robinson has been an Aerospace Consultant since 1992. From 1990 to 1992 Mr. Robinson was a Deputy General Manager of The Nippon Credit Bank. Until 1989, he was a

Managing Director, Special Finance Group of Chemical Bank, which he joined in 1986. Mr. Robinson also serves as a director of ALPS 94-1 and its subsidiaries and Aircraft Lease Portfolio Securitisation 92-1 Limited and its subsidiaries. Mr. Robinson also provides consulting services from time to time to Air 2000 and JMC Airlines, two of the lessees.

     Edward Hansom -- Mr. Hansom is Chief Financial Officer and a director of AerFi. He joined AerFi in 1988 from the treasury division of Schroders. Prior to taking up his current position in May 1997, Mr. Hansom was General Manager, Treasury of AerFi.

     Rose Hynes -- Ms. Hynes is General Counsel of AerFi. She joined AerFi in 1988, having previously been a partner in an Irish law firm. Prior to taking up her current position with AerFi in May 1997, she was Vice President, Corporate Finance of AerFi. Ms. Hynes also serves as a director of Aer Lingus and certain of its subsidiaries.

     AerCo's directors are non-executive and AerCo does not and will not have any employees or executive officers. Accordingly, the board of directors relies upon AerFi, as servicer, the administrative agent, and the cash manager and the other service providers for all asset servicing, executive and administrative functions under the service provider agreements. Certain individuals other than the directors listed above serve as directors of various subsidiaries of AerCo.

     All directors are compensated for travel and other expenses incurred by them in the performance of their duties. The AerCo Group pays each independent director an aggregate fee of $75,000 per annum for their services. The directors appointed by the holder of a majority in aggregate principal amount of the class E notes do not and will not receive remuneration from AerCo for their services.

     Mr. Bradley, Mr. Peters and Mr. Robinson also act as directors of certain AerCo Group subsidiaries. Mr. Bradley, Mr. Peters and Mr. Robinson each receive $1,000 for each day, or portion of a day, which they are required to devote to the activities of those subsidiaries and AerCo, excluding board meetings of AerCo and ALPS 94-1.

BENEFICIAL OWNERSHIP OF AERCO

                                                                          NUMBER OF    PERCENT
TITLE OF CLASS      NAME AND ADDRESS                                       SHARES      OF CLASS
--------------      ----------------                                      ---------    --------
Ordinary            Mourant & Co. Trustees Limited,...................    19 Shares       95%
  Shares            as trustee of AerCo Holding Trust
                    22 Grenville Street
                    St. Helier
                    Jersey, Channel Islands

                    AerFi Group plc...................................      1 Share        5%
                    Aviation House
                    Shannon
                    Ireland

     Under the shareholders undertaking entered into on July 15, 1998 by Mourant & Co. Trustees Limited as trustee of the charitable trust (the "charitable trust trustee"), the nominees, AerFi, AerCo and the trustee, the charitable trust trustee and AerFi agreed that, as long as the notes are outstanding, they will not, without the prior written approval of the trustee and all the directors, transfer any part of the ordinary shares held by them or any interest therein unless the transferee:

     (1) in the case of the ordinary shares held by the nominees for the charitable trust trustee, is a trustee of a trust formed for charitable purposes substantially identical to those for which the charitable trust is established; and

     (2) enters into an agreement substantially identical to the shareholders undertaking in favor of the trustee.

     In consideration for the undertakings given by the charitable trust trustee in the shareholders undertaking, the charitable trust trustee is entitled to receive from AerCo an undertaking fee equal to $1,500 per annum. Under the instrument of trust establishing the charitable trust, a certificate given by the directors to the charitable trust trustee that its voting of the ordinary shares in a specified manner is in the best commercial interests of AerCo shall, for the purposes of the exercise of the charitable trust trustee's discretion, be conclusive that any such action is in AerCo's best commercial interests.

THE SERVICER

     AerFi and its affiliates cannot be held responsible for any liabilities of AerCo or its affiliates, including any payments due to you on the notes.

     OPERATING GUIDELINES

     AerFi provides services to the AerCo Group under the servicing agreement dated as of July 17, 2000. AerFi will not have any fiduciary or other implied duties to you or AerCo, and its obligations will be limited to the express terms of the servicing agreement. AerFi will act in accordance with applicable law and with AerCo's directions.

     AerFi must also comply with the following two contractual standards in performing its services:

     (1) It must perform its services with reasonable care and diligence at all times as if it were the owner of the aircraft consistent with the customary commercial practice of a prudent international aircraft lessor in the management, servicing and marketing of commercial jet aircraft and related assets. We refer to this as the "AerFi services standard".

     (2) If a conflict of interest arises regarding AerFi's management, servicing or marketing of: (a) any two aircraft or (b) any aircraft and any other assets owned, managed, serviced or marketed by the AerFi Group, AerFi is required to notify AerCo and perform the services in good faith. If (x) the two aircraft or (y) the aircraft and other assets owned, managed, serviced or marketed by the AerFi Group are substantially similar in terms of objectively identifiable characteristics that are relevant for the particular services to be performed, AerFi will not discriminate among the aircraft or between any of the aircraft and any other aircraft then owned, managed, serviced or marketed by the AerFi Group on an unreasonable basis. We refer to this as the "AerFi conflicts standard".

     All transactions to be entered into by AerFi on behalf of the AerCo Group, other than with other persons within the AerCo Group, must be at arm's length and on fair market value terms unless otherwise agreed or directed by AerCo. The following transactions or matters with respect to the aircraft require AerCo's specific written approval:

     - sales of or agreements to sell aircraft or any related aircraft engine unless required by the lease;

     - entering into new leases that do not comply with the operating covenants or any express direction of AerCo;

     - entering into amendments, renewals or extensions of existing leases that do not comply with the operating covenants or any express direction of AerCo;

     - terminating any lease or leases with any single lessee or related lessees with respect to any aircraft having an aggregate depreciated net book value over $100.0 million;

     - entering into any contract for modification or maintenance of the aircraft not provided for in the AerCo budget if:

       -- the cost to AerCo is more than the estimated cost of a heavy maintenance check for the airframe and the engines and the available maintenance reserves or other collateral under the related lease, whichever is greater, or

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

       -- the modification or maintenance is outside the ordinary course of the AerCo Group's business;

     - entering into any capital commitment or confirming any order or commitment to acquire aircraft or engines;

     - issuing any guarantee on behalf of any person within the AerCo Group other than guarantees:

       -- by one AerCo Group member of the lease obligations of another, or

       -- for trade payables incurred in the ordinary course of the AerCo
          Group's business;

     - entering into any agreements for services costing more than $50,000 to be provided by third parties at the AerCo Group's cost, unless this is an expense provided for in the budget;

     - entering into or amending or granting a waiver in any transaction with AerFi or any of its affiliates on behalf of any person within the AerCo Group; and

     - entering into any agreement or commitment which is inconsistent with any express direction of AerCo.

     AerFi has agreed not to (1) execute any letter of intent, new lease agreement, amendment to an existing lease or any agreement in respect of a sale of any AerCo Group aircraft or aircraft assets outside Ireland (except pursuant to a specific power of attorney issued on a case-by-case basis in Ireland), or
(2) make any material operational decision in respect of any AerCo Group aircraft or aircraft assets outside Ireland.

     LIMITATION ON LIABILITY

     AerFi is not liable to any person, other than the AerCo Group to the limited extent described below, for any losses relating to:

     - the sale, lease or purchase of our aircraft on less favorable terms than might have been achieved at any time, so long as the transactions were entered into on the basis of a commercial decision or recommendation of AerFi in accordance with the AerFi services standard;

     - AerFi's obligation to apply the AerFi conflicts standard in performing its services, except where the losses are finally adjudicated to have been caused directly by the negligence, recklessness, wilful misconduct or fraud of AerFi or its representatives;

     - the ownership, operation, maintenance, acquisition, leasing, financing, refinancing or sale of any of our aircraft, or any action, or failure to act on the part of any person at any time prior to the effective date of the servicing agreement;

     - any action that AerCo instructs AerFi to take, limit or terminate despite AerFi's contrary recommendation;

     -  the AerCo Group's refusal to take any action that AerFi recommends;

     - circumstances where any person within the AerCo Group has received amounts sufficient to cover such losses; or

     - the gross negligence, recklessness, fraud or wilful misconduct of any person within the AerCo Group.

     INDEMNIFICATION

     The AerCo Group will indemnify AerFi and its representatives on an after-tax basis for any losses that may be asserted against them relating to:

     - AerFi's performance under the servicing agreement, except where the losses are finally adjudicated to have been caused by AerFi's negligence, recklessness, fraud or wilful misconduct in performing its obligations;

     - errors in judgment or omissions by AerFi or any action taken, limited or terminated in accordance with AerCo's instructions, except where the losses are finally adjudicated to have been caused by AerFi's negligence, recklessness, fraud or wilful misconduct in performing its obligations; or

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

     - any of the circumstances under which AerFi would not be liable to AerCo as described above.

     AerFi will indemnify the AerCo Group on an after-tax basis for losses arising from the performance of its services, where the losses are finally adjudicated to have:

     - been caused directly by the negligence, recklessness, fraud or wilful misconduct of AerFi or any of its delegates in respect of its obligations to apply the AerFi services standard or the AerFi conflicts standard in connection with the performance of its services; or

     - directly resulted from a breach by AerFi of the express terms and conditions of the servicing agreement.

     AerFi's obligation to indemnify AerCo excludes circumstances where any person within the AerCo Group has already received an amount sufficient to cover such losses.

     AIRCRAFT SERVICES

     AerFi provides a wide range of services to the AerCo Group, including:

     - lease marketing, such as remarketing, lease drafting, negotiation and execution;

     - aircraft management, such as rent collection, aircraft maintenance, insurance, contract compliance and enforcement against current lessees, and accepting delivery and redelivery of aircraft;

     -  aircraft sales;

     - arranging valuations and monitoring and advising AerCo on regulatory developments;

     - assisting the AerCo Group to stay in compliance with certain covenants under the indenture;

     - providing the AerCo Group with data and information relating to our aircraft and the commercial aviation industry;

     - assistance with any public or private offerings and sale of refinancing notes or additional notes;

     - assistance with permitted tax-related dispositions or other permissible tax-based financings;

     - legal and other professional services relating to the lease, sale or financing of our aircraft, and the amendment modification or enforcement of our aircraft leases; and

     - periodic reporting of operational, financial and other information on our aircraft and leases.

     AerFi has agreed to:

     - engage and maintain the necessary staff and supporting resources required to perform its services;

     - grant the AerCo Group and its agents, access to its information, programs, records and personnel to enable the AerCo Group to monitor its compliance with the servicing agreement and for general AerCo Group business; and

     -  separate its own funds from the funds of any person within the AerCo
        Group.

     BUDGETS

     AerCo adopts an annual and a three-year budget each year for all aircraft. AerFi has agreed to use reasonable commercial efforts to achieve the annual budget.

     MANAGEMENT FEES

     AerFi will be paid an annual retainer fee of approximately 0.10% of the initial appraised value of each aircraft in our fleet. The retainer fee is payable monthly in arrears in equal installments and subject to pro-rata reduction for any month in which we do not own all the aircraft currently in our fleet. In calculating the retainer fee, the initial appraised value may not be reduced below $250.0 million until all of

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

the aircraft are sold. AerFi will also receive a monthly fee, equal to 1% of the aggregate rent paid for that month or portion of a month that the AerCo Group owns the related aircraft which are subject to AerFi servicing.

     AerFi also will be reimbursed for certain expenses incurred in connection with its performance of the services which in the aggregate may constitute a significant additional component of AerCo's total overhead costs.

     Additionally, AerFi will be paid a fee at any time during the term of the servicing agreement on the actual date of sale of any of our aircraft in the amount of 1.25% multiplied by 90% of the initial appraised value of the relevant aircraft, net of transaction expenses, subject to certain conditions.

     TERM AND TERMINATION

     The servicing agreement is for a term commencing on July 17, 2000 and expiring on the date of payment in full of all amounts outstanding to be paid on the notes and the other securities issued by AerCo as relating to additional aircraft owned by the AerCo Group.

     AerFi may terminate the servicing agreement if:

     -  AerCo does not pay:

       -- any servicing fees within five business days of a written delinquency notice, or

       -- any other amount payable by any person within the AerCo Group within 10 business days of a delinquency notice;

     - any person within the AerCo Group violates any material term, covenant, condition or agreement under the servicing agreement or any other operative document;

     - an involuntary proceeding under applicable bankruptcy, insolvency, receivership or similar law against AerCo, any of its subsidiaries or a substantial part of the property or assets of any person within the AerCo Group, continues undismissed for 100 days or an order or decree approving any of the foregoing shall be entered or any such person goes into liquidation, suffers a receiver or mortgagee to take possession of all or substantially all of its assets or have an examiner appointed over it, or a petition or proceeding is presented for any of the foregoing and not discharged within 100 days;

     - a voluntary proceeding is commenced under bankruptcy, insolvency, receivership or similar law against AerCo or any of its subsidiaries, AerCo or any of its subsidiaries consents to the institution of, or fails to contest the filing of, any petition described above, or files an answer admitting the material allegations of any such petition, or makes a general assignment for the benefit of its creditors;

     - AerFi becomes liable for taxes, except certain income and employment taxes, arising from its performing services to AerCo, if:

       -- AerFi cannot avoid the taxes using reasonable commercial efforts, and

       -- AerCo does not indemnify AerFi for the taxes;

     - directions given by AerCo or any of its subsidiaries are, or if carried out would be, unlawful under applicable law.

     AerCo may terminate the servicing agreement if:

     - AerFi materially breaches any of its obligations under the servicing agreement, including its obligation not to execute lease documents or make other operational decisions outside Ireland as described above, and fails to cure the breach after written notice from AerCo;

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

     - AerFi ceases or gives notice that it will cease to be actively involved in the aircraft advisory and management business;

     - AerCo repays, refinances or defeases all of its public or private debt securities in full;

     - AerFi undergoes, or may undergo, a change of control or transfers, or intends to transfer, more than 50% of the outstanding class E notes to one or more non-affiliates and, in either case, any credit rating agency which rates the notes (other than the class E notes) notifies or confirms to AerCo that it intends to downgrade, is downgrading or has downgraded the rating of any of the notes (other than the class E notes). AerFi will inform AerCo of any change of control of which it has actual knowledge or if it proposes to sell more than 50% of the outstanding class E notes to one or more non-affiliates;

     - an involuntary proceeding under bankruptcy, insolvency, receivership or similar law, against AerFi or a substantial part of its property or assets, continues undismissed for 100 days or an order or decree approving any of the foregoing shall be entered or AerFi goes into liquidation, suffers a receiver or mortgagee to take possession of all or substantially all of its assets or has an examiner appointed over it, or a petition or proceeding for any of the foregoing is presented and not discharged within 100 days;

     - a voluntary proceeding is commenced against AerFi under bankruptcy, insolvency, receivership or similar law upon consent by AerFi to the institution of, or failure by AerFi to contest the filing of, any petition described above, or filing of an answer admitting the material allegations of any such petition, or the making of a general assignment for the benefit of its creditors; or

     - AerFi and AerCo fail to resolve a conflict as provided in the servicing agreement.

     AerCo may terminate the servicing agreement for any aircraft to which any of the following conditions apply:

     - in the case of marketing for re-lease of an aircraft, such aircraft has been off-lease and is reasonably available for re-lease for more than 180 days after expiry of the agreed lease marketing period; or

     - AerFi fails, within a reasonable period of time not to exceed 180 days, to submit to AerCo a bona fide third party offer to purchase an aircraft after written direction from AerCo to arrange such a sale; or

     - AerFi recommends a course of action for an aircraft or lease to AerCo which AerCo does not approve and, after negotiation in good faith, AerFi refuses to amend, withdraw or replace such recommendation with one that is consistent with its obligations.

     The servicing agreement will terminate automatically if either of the administrative agency or cash management agreement is terminated.

     In no event will the servicing agreement terminate unless and until a successor servicer shall have been appointed and have accepted the appointment.

     ASSIGNMENT OF SERVICING AGREEMENT

     AerFi and AerCo may not assign their rights and obligations under the servicing agreement without each other's prior written consent.

     PRIORITY OF PAYMENT OF SERVICING FEES AND REIMBURSABLE EXPENDITURES

     AerFi's fees and expenses rank senior in priority of payment to all payments on the notes.

     ADDITIONAL SERVICERS

     AerCo may appoint AerFi to service additional aircraft on the terms of the servicing agreement.
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

CORPORATE MANAGEMENT

     ADMINISTRATIVE AGENT

     The administrative agent, which is AerFi Administrative Services Limited (a subsidiary of AerFi), provides administrative and accounting services to the board of directors including:

     -  acting as liaison with the rating agencies;

     -  establishing and maintaining the AerCo Group's accounting ledgers;

     - providing quarterly and annual draft accounts for the AerCo Group and individual companies within the AerCo Group;

     -  preparing annual and three year budgets;

     -  authorizing payment of certain expenses;

     - coordinating any amendments to the transaction agreements, other than the leases;

     - procuring, supervising and coordinating the AerCo Group's outside legal counsel, accounting, tax and other professional advisors;

     -  preparing and coordinating reports to investors and the Commission;

     - assisting the AerCo Group's tax advisors with the preparation and filing of all required tax returns;

     - assisting the AerCo Group in developing and implementing its interest rate management policy and developing financial models, cash flow projections and forecasts and in making aircraft lease, sale and capital investment decisions;

     - advising the AerCo Group on the appropriate levels of the liquidity reserve amount; and

     - assisting the AerCo Group with the public or private offerings of refinancing notes.

     AerCo's board of directors may ask the administrative agent to provide additional administrative services. However, the administrative agent is not obligated to perform any additional services that could reasonably result in the business of AerCo or any of its subsidiaries ceasing to be separate and readily identifiable from, and independent of, the administrative agent, AerFi or any of their respective affiliates.

     The administrative agent receives a monthly administrative fee equal to 2% of the rental payments for each month. The administrative fee must be at least a minimum of $200,000 per year and will be adjusted for inflation. The administrative agent will receive an additional fee for services provided in connection with the public or private offering of securities by AerCo equal to 0.025% of the net proceeds of the offering. The administrative agent is reimbursed for certain expenses incurred in performing its services under the administrative agency agreement.

     In certain circumstances, AerCo may terminate the administrative agency agreement and, in certain other circumstances, the administrative agent may terminate it. The administrative agency agreement will terminate automatically if either of the servicing agreement or the cash management agreement is terminated.

     In no event will the administrative agency agreement terminate unless and until a successor administrative agent shall have been appointed and have accepted the appointment.

     The administrative agent is obligated to devote the same amount of time and attention and is required to exercise the same level of skill, care and diligence in the performance of its services as it would if it were administering such services on its own behalf. We refer to this as the "administrative agent's services standard".

     In addition, if any conflicts of interest arise with respect to the administrative agent's role and its other interests, the administrative agent must report such conflict promptly to AerCo and must act in a manner that treats AerCo equally with the entities giving rise to the conflict of interest, does not violate
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

the administrative agent's services standard or any of its covenants under the administrative agency agreement and would not be reasonably likely to have a material adverse effect on AerCo. We refer to this as the "administrative agent's conflict duties".

     CASH MANAGER

     The cash manager, which is AerFi Cash Manager II Limited (a subsidiary of AerFi), provides cash management and related services to the AerCo Group. The cash manager's duties include informing the servicer and the administrative agent of the aggregate deposits in the accounts and any other information that is required about the accounts. The cash manager is authorized to invest funds held by the AerCo Group in the accounts other than the tax defeasance account in certain prescribed investments on permitted terms.

     The cash manager also calculates certain monthly payments and makes all other calculations as required under the cash management agreement based on data provided by the servicer on the aircraft and the leases. The cash manager also provides information required by the trustee to provide reports to the noteholders.

     The cash manager receives a fee of $250,000 per year for its services to the AerCo Group. The fee is subject to adjustment for inflation. The cash manager will not be liable to the AerCo Group for any losses or taxes payable by the AerCo Group unless the losses or taxes arise from the cash manager's own gross negligence, simple negligence in the handling of funds, willful misconduct, deceit or fraud or that of its officers, directors, agents or employees. The cash manager will be indemnified by the members of the AerCo Group for any loss, liability or tax incurred by the cash manager, its officers, directors, agents and employees as a result of the performance of services under the cash management agreement. The AerCo Group will not indemnify the cash manager for losses caused by its own deceit, fraud, willful default or negligence or that of its officers, directors, agents and employees.

     In certain circumstances, AerCo or the cash manager may terminate the cash management agreement. The cash management agreement will terminate automatically if either of the servicing agreement or administrative agency agreement is terminated.

     In no event will the cash management agreement terminate unless and until a successor cash manager shall have been appointed and have accepted the appointment.

     COMPANY SECRETARY

     The company secretary maintains company books and records, including minute books and stock transfer records. It makes available telephone, telecopy, telex and post office box facilities and will maintain a registered office in the relevant jurisdictions.

     Mourant & Co. Secretaries Limited acts as company secretary for members of the AerCo Group that are incorporated in Jersey.

     STANDBY SERVICER, CASH MANAGER AND ADMINISTRATIVE AGENT

     debis Aircraft Leasing Limited, the standby servicer, acts as standby servicer, cash manager and administrative agent with respect to the aircraft pursuant to the terms of the standby servicing, administrative agency and cash management agreement dated as of July 17, 2000 between AerCo, debis and the standby servicer. In the event the standby servicer is called upon to provide services, such services shall be provided for all leases and aircraft and shall be performed under substantially the same terms and conditions as the AerFi Group performs its services under the servicing, administrative agency and cash management agreements. AerCo may terminate the standby arrangement if it pays a termination fee. In that case, AerCo will have to find an alternative standby servicer.

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     The standby servicing agreement differs materially from the servicing agreement with AerFi in the following respects only:

     - the standby servicer's indemnity in favor of AerCo is limited to a maximum aggregate amount equal to the greater of (x) 2.5% of the initial appraised value for all aircraft and (y) $20.0 million with respect to any and all losses, except losses arising from fraud on the part of the standby servicer. AerFi's indemnity in favor of AerCo is unlimited;

     - the standby servicer is entitled to sales based incentive fees equal to 10% of the net gains earned on the sale of any aircraft for an amount in excess of 90% of initial appraised value. AerFi will not receive any incentive fees; and

     - AerCo can, upon payment of a termination fee equal to 0.25% of the initial appraised value of the aircraft portfolio, terminate the appointment of the standby servicer on six months' written notice. AerCo does not have this right in respect of AerFi.

     The standby servicer does not presently hold the necessary authorizations from the Irish authorities to act as cash manager, but has agreed to use reasonable efforts to obtain those authorizations as soon as practicable after July 17, 2000.

     debis is engaged in the leasing and management of commercial jet aircraft under operating leases. debis is owned by DaimlerChrysler (DaimlerChrysler Services (35%), DaimlerChrysler Aerospace (10%)) and German banks (Hypo Vereinsbank (15%), Dresdner Bank (15%), Bayerische Landesbank (15%), and DG Bank (10%)) and has a portfolio of 100 owned and managed aircraft (36 Airbus, 4 Boeing, 59 Fokker and 1 Dornier aircraft) valued at approximately $2.5 billion. The debis portfolio is comprised of 22 Airbus A320-series aircraft, 9 Airbus A330 aircraft, 3 Airbus A340 aircraft, 2 Airbus A300 freighter aircraft, 4 Boeing 737-400 aircraft, 27 Fokker 50 aircraft, 6 Fokker 70 aircraft, 26 Fokker 100 aircraft and 1 Dornier 228 aircraft. The aircraft are leased to 33 airlines in 22 countries worldwide. In addition, debis has 32 Airbus A320-series aircraft on order, with a market value of approximately $1.5 billion.

     Since debis commenced operations with the purchase of the Fokker leasing portfolio (35 aircraft) in late 1995, debis has diversified its fleet, primarily through the acquisition of Airbus narrowbody aircraft in the context of sale and leaseback transactions. In mid-1999, debis acquired a 15-aircraft-lease portfolio from Airbus Industrie Financial Services. Today, debis has a fleet mix (by book value) of 75% Airbus, 18% Fokker and 7% Boeing aircraft. The average age of the fleet is 5.9 years. All aircraft meet Stage 3 noise standards.

     While debis mainly purchases readily marketable narrowbody jets, its current fleet also contains 14 widebody aircraft.

     Based at Amsterdam's Schiphol airport, debis currently has 49 employees that handle leasing, management and re-marketing relationships. debis' management services include collecting rental payments, arranging and monitoring aircraft maintenance performed by others, technical inspection of aircraft, arranging and monitoring insurance, arranging for aircraft valuations, registration and de-registration of aircraft, monitoring compliance with lease arrangements and enforcement of lease provisions against lessees, conforming compliance with applicable ADs and facilitating delivery and redelivery of aircraft. Each member of debis' management team has an average of twenty years experience in the aviation industry.

     On September 21, 2000, AerFi entered into an agreement with amongst others, debis, under which debis agreed on certain terms and conditions to make a cash offer to acquire all of the ordinary share capital of AerFi. This transaction was completed on November 16, 2000. As of the date of this prospectus, debis owns 98.2% of the outstanding ordinary share capital of AerFi and will acquire the remaining 1.8% through a compulsory squeeze out.

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                      SELECTED CONSOLIDATED FINANCIAL DATA

     AerCo was formed on June 4, 1998 and did not conduct any business operations until July 15, 1998 when it acquired an aircraft portfolio of 25 aircraft through the acquisition of all the outstanding capital stock of ALPS 94-1 and ten aircraft through the acquisition of all the outstanding capital stock of certain aircraft owning subsidiaries of AerFi. We have included the following audited historical financial statements in this prospectus as follows:

     - Consolidated financial statements of AerCo for the year ended March 31, 2000 and for the period from July 15, 1998 to March 31, 1999.

     - Consolidated financial statements of ALPS 94-1 for the year ended June 30, 1998 and for the period from July 1, 1998 to July 14, 1998.

     - Financial statements for the ten aircraft transferred by the AerFi Group to AerCo on July 15, 1998 for the year ended June 30, 1998 and for the period from July 1, 1998 to July 14, 1998.

     In addition, we have also included elsewhere in this prospectus the following historical financial statements for the 30 additional aircraft that we agreed to acquire through the acquisition of all the outstanding capital stock of certain aircraft owning subsidiaries of AerFi on July 17, 2000:

     - Financial statements for the new AerFi transferring aircraft for the three years ended March 31, 1998, 1999 and 2000.

     - Financial statements for the Indigo transferring aircraft for the year ended December 31, 1998 and for the period from January 1, 1999 to December 15, 1999.

     Details of the contents of each of the above sets of financial statements are given on pages F-2 and F-3.

     The selected consolidated financial data set forth below have been extracted from the audited historical financial statements of AerCo and ALPS 94-1 described above and from the audited consolidated financial statements of ALPS 94-1 for each of the fiscal years ended June 30, 1996 and 1997. KPMG, independent chartered accountants, audited the consolidated financial statements of (i) ALPS 94-1 for the year ended June 30, 1998 and for the period from July 1, 1998 to July 14, 1998 and (ii) AerCo for the period from July 15, 1998 to March 31, 1999 and for the year ended March 31, 2000.

     The selected financial data of ALPS 94-1 include the results of operations and financial condition of the 27 aircraft originally acquired by ALPS 94-1 from AerFi in August 1994, including:

     - the Boeing 767-300ER aircraft that was purchased by the AerFi Group from ALPS 94-1 prior to the closing of the initial offering of notes by AerCo on July 15, 1998; and

     - the A300-B4-200 aircraft up to April 28, 1998 when the AerFi Group acquired this aircraft from ALPS 94-1. The AerFi Group subsequently sold this aircraft to AerCo.

     Comparative financial information for ALPS 94-1 is presented because ALPS 94-1 is considered to be the predecessor business of AerCo. We believe that the ALPS 94-1 selected financial data set forth below is an appropriate presentation because:

     - AerCo was formed mainly for the purpose of refinancing the aircraft portfolio of ALPS 94-1;

     - our initial portfolio of 35 aircraft included 26 of the 27 aircraft that ALPS 94-1 originally acquired from AerFi;

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     -  the original ALPS 94-1 aircraft represented 79% of our initial portfolio by appraised value as at March 1, 1998; and

     - our ongoing aircraft leasing activities are largely the same as those conducted by ALPS 94-1.

     Such data, however, is not indicative of the financial results of the AerCo Group for the period from July 15, 1998 to March 31, 1999 and for the year ended March 31, 2000.

     The historical financial statements of the AerCo Group (including ALPS 94-1 and the aircraft transferred by the AerFi Group to AerCo in 1998) and the new AerFi transferring aircraft have been prepared in accordance with U.K. GAAP, which differ in certain significant respects from U.S. GAAP. For a discussion of the principal differences and a reconciliation from U.K. GAAP to U.S. GAAP of shareholders' deficit and net income or loss for the year, see the notes to the relevant financial statements included elsewhere in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations -- The Period from July 15, 1998 to March 31, 1999 Compared with the Nine Month Period Ended March 31, 1998 -- Differences between U.K. GAAP and U.S. GAAP". The historical financial statements for the Indigo transferring aircraft have been prepared under U.S. GAAP.

     We have also included in this prospectus unaudited pro forma combined financial information for the AerCo Group for the year ended March 31, 2000. Such pro forma combined financial information gives effect, among other things, to the issuance by AerCo of the old notes, the refinancing of our subclass A-1 and subclass D-1 notes, the acquisition of the new AerFi transferring aircraft and the acquisition by AerFi of one A321-200 in April 2000 and other transactions described in "Unaudited Pro Forma Combined Financial Information".

                   CONSOLIDATED STATEMENTS OF OPERATIONS DATA

                                                             ALPS 94-1                                  AERCO
                                        ---------------------------------------------------   -------------------------
                                                                                PERIOD FROM   PERIOD FROM
                                          FISCAL        FISCAL       FISCAL       JULY 1,      JULY 15,       FISCAL
                                        YEAR ENDED    YEAR ENDED   YEAR ENDED     1998 TO       1998 TO     YEAR ENDED
                                         JUNE 30,      JUNE 30,     JUNE 30,     JULY 14,      MARCH 31,     MARCH 31,
                                           1996          1997         1998         1998          1999          2000
                                        -----------   ----------   ----------   -----------   -----------   -----------
                                                                        (IN THOUSANDS)
U.K. GAAP
Revenues
  Aircraft leasing....................  $   102,460   $ 101,434    $ 100,682     $   3,635    $   82,826    $   109,146
Expenses
  Depreciation........................      (17,978)    (38,062)     (37,826)       (1,519)      (33,821)       (46,998)
    Exceptional item --
    Additional depreciation...........           --     (34,385)          --            --            --             --
  Provision for impairment in aircraft
    value.............................      (12,000)         --       (8,720)           --            --        (13,079)
  Amortization of goodwill............           --          --           --            --        (1,669)        (2,356)
  Net interest expense................      (73,576)    (71,037)     (69,785)       (2,757)      (54,108)       (78,818)
  Other expenses......................       (5,581)     (5,053)      (6,599)         (646)       (8,311)       (15,742)
    Exceptional item --
    Termination fee...................           --          --      (12,700)           --            --             --
                                        -----------   ---------    ---------     ---------    -----------   -----------
Loss from operations..................       (6,675)    (47,103)     (34,948)       (1,287)      (15,083)       (47,847)
Profit/(loss) on sale of aircraft.....           --          --        2,426            10            10           (941)
Reduction in indebtedness.............           --       5,258           --            --            --             --
                                        -----------   ---------    ---------     ---------    -----------   -----------
Loss before provision for taxes.......       (6,675)    (41,845)     (32,522)       (1,277)      (15,073)       (48,788)
Taxes.................................         (200)        143          (33)           --           (35)           (51)
Dividends.............................           --          --           --            --            --             --
                                        -----------   ---------    ---------     ---------    -----------   -----------
Net loss..............................  $    (6,875)  $ (41,702)   $ (32,555)    $  (1,277)   $  (15,108)   $   (48,839)
                                        ===========   =========    =========     =========    ===========   ===========
U.S. GAAP EXTRACT
Depreciation..........................  $   (32,338)  $ (32,339)   $ (32,053)    $  (1,276)   $  (28,062)   $   (38,354)
Provision for impairment in aircraft
  value...............................  $   (12,000)  $      --    $    (520)    $      --    $       --    $    (6,100)
Reduction in indebtedness.............  $        --   $   5,258    $      --     $      --    $       --    $        --
Net income/(loss).....................  $   (21,590)  $  (1,594)   $ (20,808)    $   5,973    $   19,760    $   (31,235)

                        CONSOLIDATED BALANCE SHEET DATA

                                                             ALPS 94-1                                  AERCO
                                        ---------------------------------------------------   -------------------------
                                           AS OF        AS OF        AS OF         AS OF         AS OF         AS OF
                                         JUNE 30,      JUNE 30,     JUNE 30,     JULY 14,      MARCH 31,     MARCH 31,
                                           1996          1997         1998         1998          1999          2000
                                        -----------   ----------   ----------   -----------   -----------   -----------
                                                                        (IN THOUSANDS)
U.K. GAAP EXTRACT
Aircraft, net of accumulated
  depreciation and provision for
  impairment in aircraft value........  $   927,043   $ 854,596    $ 800,090     $ 732,905    $  904,253    $   829,194
Total assets..........................  $ 1,021,356   $ 950,031    $ 890,873     $ 881,804    $1,019,328    $   943,457
  Indebtedness........................     (953,376)   (919,157)    (877,128)     (875,015)     (949,217)      (901,198)
  Provision for maintenance...........      (37,571)    (44,274)     (42,336)      (41,274)      (39,697)       (32,216)
Total liabilities.....................  $(1,024,345)  $(994,722)   $(968,119)    $(960,327)   $(1,034,436)  $(1,007,404)
Shareholders' deficit.................  $    (2,989)  $ (44,691)   $ (77,246)    $ (78,523)   $  (15,108)   $   (63,947)
U.S. GAAP EXTRACT
Aircraft, net of accumulated
  depreciation and provision for
  impairment in aircraft value........  $   766,811   $ 734,472    $ 691,713     $ 631,778    $  767,820    $   708,009
Indebtedness..........................  $  (953,376)  $(919,157)   $(877,128)    $(875,015)   $ (953,908)   $  (904,991)
Shareholders' deficit.................  $  (182,781)  $(184,375)   $(203,210)    $(197,237)   $ (169,238)   $  (200,473)

              CONSOLIDATED STATEMENTS OF CASH FLOWS AND OTHER DATA

                                                            ALPS 94-1                                 AERCO
                                        --------------------------------------------------   ------------------------
                                                                               PERIOD FROM   PERIOD FROM
                                          FISCAL       FISCAL       FISCAL       JULY 1,      JULY 15,       FISCAL
                                        YEAR ENDED   YEAR ENDED   YEAR ENDED     1998 TO       1998 TO     YEAR ENDED
                                         JUNE 30,     JUNE 30,     JUNE 30,     JULY 14,      MARCH 31,    MARCH 31,
                                           1996         1997         1998         1998          1999          2000
                                        ----------   ----------   ----------   -----------   -----------   ----------
                                                              (IN THOUSANDS, EXCEPT RATIO DATA)
U.K. GAAP EXTRACT
Cash paid in respect of interest......  $ (64,002)    $(59,872)    $(54,815)    $ (3,872)    $  (39,013)   $  (56,150)
Net cash provided/(utilized) by
  operating activities (after payment
  of interest)........................  $  45,532     $ 45,119     $ 45,721     $ (4,077)    $   27,961    $   35,672
Net cash provided by investing
  activities..........................  $      --     $     --     $ 10,386     $ 65,677     $   14,500    $   14,041
Net cash provided by/(used in)
  financing activities................  $ (36,025)    $(43,494)    $(59,108)    $ (3,719)    $  948,544    $  (48,917)
Net movements in cash.................  $ (25,803)    $ (2,886)    $    134     $ 94,567     $   25,618    $      795
U.K. GAAP(1)(2)
Ratio of Earnings to Fixed Charges....      0.909        0.411        0.534        0.537          0.721         0.381
U.S. GAAP(1)(2)
Ratio of Earnings to Fixed Charges....      0.709        0.976        0.702        3.166          1.366         0.604

     In relation to "Ratio of Earnings to Fixed Charges" under both U.K. GAAP and U.S. GAAP, you should note the following:

     (1) Earnings include pretax income from continuing operations plus fixed charges. Fixed charges are the total of (i) interest, whether expensed or capitalized, (ii) amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized and (iii) the portion of rental expense that can be demonstrated to be representative of the interest factor in the particular case.

     (2) A ratio of less than one indicates that earnings are inadequate to cover fixed charges. The amount by which fixed charges exceeded earnings for ALPS 94-1 (i) for the years ended June 30, 1996, 1997 and 1998 and for the period July 1, 1998 to July 14, 1998 under U.K. GAAP was $6.7 million, $41.9 million, $32.5 million and $1.3 million, respectively, and (ii) for the years ended June 30, 1996, 1997 and 1998 under U.S. GAAP was $21.4 million, $1.7 million and $20.8 million, respectively. The amount by which fixed charges exceeded earnings for AerCo for the period from July 15, 1998 to March 31, 1999 and for the year ended March 31, 2000 under U.K. GAAP was $15.1 million and $48.8 million and for the year ended March 31, 2000 under U.S. GAAP was $31.2 million.

     For a discussion of the differences between AerCo's and ALPS 94-1's results of operations and financial position under U.S. GAAP compared with U.K. GAAP, see notes 25, 26, 27 and 28 to the AerCo audited consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations -- The Period from July 15, 1998 to March 31, 1999 Compared with the Nine Month Period Ended March 31, 1998 -- Differences between U.K. GAAP and U.S. GAAP".

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The Management's Discussion and Analysis of Financial Condition and Results of Operations set forth below, except the discussion under "-- Financial Resources and Liquidity," is based on the aircraft owned by the AerCo Group at March 31, 2000 and therefore is limited to a discussion of historical financial data with respect to those aircraft and the related leases. Investors should note, however, that because the following discussion does not cover historical data with respect to the 30 additional aircraft to be sold by the AerFi Group to the AerCo Group on and after July 17, 2000, it will not be indicative of an analysis of the consolidated financial results of AerCo in future periods.

GENERAL

     AerCo was incorporated on June 4, 1998. However, it did not conduct any business operations until it acquired its initial aircraft portfolio and issued notes on July 15, 1998. On that date AerCo purchased all of the outstanding capital stock of ALPS 94-1 and also purchased all of the capital stock of certain AerFi aircraft owning companies. The AerFi aircraft owning companies owned 10 aircraft at July 15, 1998.

     The following discussion of AerCo's results of operations for 2000 compared to 1999 is based on the audited results of AerCo for the year ended March 31, 2000 compared with the eight and one-half month period from July 15, 1998 to March 31, 1999.

RESULTS OF OPERATIONS -- YEAR ENDED MARCH 31, 2000 COMPARED WITH THE EIGHT AND ONE-HALF MONTH PERIOD FROM JULY 15, 1998 TO MARCH 31, 1999

     OVERVIEW

     The AerCo Group's results for the year ended March 31, 2000 were adversely affected by the significant increase in the number of aircraft available for lease or sale in the period, with a corresponding negative impact on aircraft values and lease rates particularly for older widebody aircraft. Although growth in air travel increased in 1999, reflecting a measure of economic recovery in the Asia Pacific region and strong performance in the rest of the world, aircraft lease rates generally declined. In addition, AerCo's results for the year have been significantly adversely affected by financial difficulties experienced by one North American lessee in meeting its contracted lease payments. The lessee, Tower Air, has filed for Chapter 11 bankruptcy protection and, as a result, AerCo may have to take redelivery of one B747-200B aircraft on lease to that lessee in the near term. See "The Aircraft, Related Leases and Collateral -- The Lessees -- North American Concentration". During the year, as a result of the deterioration in the value of the Colombian currency and negative impact on the Colombian economy, one Colombian lessee continued to experience difficulties in meeting its contracted rental and other payments. See "The Aircraft, Related Leases and Collateral -- The Lessees -- Latin American Concentration". Excess supply of aircraft in the operating lease market is continuing. This gave rise to a softening of lease rates and more limited placement prospects for aircraft which came off lease during the year. In addition, any slowdown in economic growth may result in the AerCo Group increasingly having to address the problems of lessees in financial difficulty with lease reschedulings, rent deferrals and other restructuring arrangements. In these circumstances, AerCo's ability to pay interest on, and repay principal of, the notes may be adversely affected.

     REVENUES

     Revenues for the AerCo Group in the year ended March 31, 2000 were $109.1 million compared with $82.8 million in the period from July 15, 1998 to March 31, 1999. Rentals from European and Asia Pacific carriers represented 48.5% (1999 -- 48.8%) and 23.5% (1999 -- 25.4%), of AerCo's leasing revenues in the year ended March 31, 2000. One lessee accounted for more than 10% of AerCo's leasing revenues (Spanair: 11.1%). The same lessee accounted for more than 10% of AerCo's leasing revenues in the period from July 15, 1998 to March 31, 1999, (Spanair: 10.5%). At March 31, 2000 and March 31, 1999, AerCo had no aircraft off-lease.

     Rental rates on 14 of the 22 new leases entered into by the AerCo Group since July 1998 reflect the current softening in lease rates in the commercial aviation market for operating lease rentals. These rates were on average 15% below the previous lease rates for these aircraft. Rental rates on the remaining eight leases entered into by the AerCo Group in the period were on average 8% above previous lease rates for these aircraft. The AerCo Group entered into 12 new leases/lease extensions in the year ended March 31, 2000 for the following aircraft: one F100 (71 months), five B737-300s (65 months, 60 months, 12 months, 65 months and 36 months), two B737-400s (56 months and 48 months), one B737-500 (42 months), two A320-200s (24 months and 36 months) and one B767-200ER (1 month). The AerCo Group entered into 10 new leases/lease extensions in the year ending March 31, 1999 with respect to one B757-200 (72 months), three MD-83s (60 months, 60 months and 40 months), two A320-200s (60 months and 11 months), one B737-400 (57 months), one F100 (35 months), one B737-300 (24 months) and one B737-500 (2 months).

     SALE OF AIRCRAFT

     Two aircraft have been sold. Sales proceeds of $14.7 million from the sale of one aircraft, an F100 sold to an affiliate of Portugalia, were received by the AerCo Group in the year ended March 31, 2000. The net book value of this aircraft at the date of sale was $15.6 million. Sales proceeds of $14.5 million from the sale of another F100 also sold to an affiliate of Portugalia, were received by the AerCo Group in the period from July 15, 1998 to March 31, 1999. The net book value of this second aircraft at the date of sale was $13.9 million and other sales costs were $0.6 million.

     DEPRECIATION AND PROVISION FOR IMPAIRMENT IN AIRCRAFT VALUES

     The depreciation charge for the AerCo Group for the year ended March 31, 2000 amounted to $47.0 million compared to $33.8 million in the period from July 15, 1998 to March 31, 1999. The AerCo Group has depreciated each aircraft at a rate calculated to write-off the cost of the aircraft to its estimated residual value of generally 15% of its initial appraised value, on a straight-line basis, over its estimated useful economic life of 25 years from the date of manufacture.

     For the year ended March 31, 2000, the directors of AerCo determined to make a provision of $13.1 million in respect of an impairment in the value of the AerCo Group's one B747-200B aircraft. The directors arrived at such determination based on the financial condition of the aircraft's current lessee, the physical condition of the aircraft and the unfavorable market conditions for this aircraft type. The carrying value of this aircraft at March 31, 2000 was $5.4 million net of maintenance provisions of $3.6 million and an amount of $3.5 million provided in respect of one engine on this aircraft. For more information regarding this aircraft, you should refer to "The Aircraft, Related Leases and Collateral -- The Lessees -- North American Concentration".

     NET INTEREST EXPENSE

     Net interest expense for AerCo amounted to $78.8 million in the year ended March 31, 2000 compared to $54.1 million in the period from July 15, 1998 to March 31, 1999. The increase in net interest expense for AerCo of $24.7 million in the year ended March 31, 2000 was primarily due to a combination of the longer accounting period and a higher interest rate environment in the year ended March 31, 2000 compared to the period from July 15, 1998 to March 31, 1999. The average indebtedness outstanding for AerCo during the year ended March 31, 2000 was $925.2 million compared to $973.8 million for the period from July 15, 1998 to March 31, 1999.

     Under the terms of the AerCo subclass E-1 notes, interest accrues at a rate of 20% per annum payable monthly in arrears. Except for the subclass E-1 note primary interest amount, which is payable at the rate of 15% per annum multiplied by the initial outstanding principal balance of the subclass E-1 notes, no interest is payable on the subclass E-1 notes until all of the interest, principal and premium, if any, on the notes have been repaid in full. The subclass E-1 note primary interest amount is paid on each payment date only to the extent that AerCo has available collections sufficient to make such payment after paying or providing for each of the items ranking prior to such payment in the order of priority. Approximately $23.9 million was accrued during the year ended March 31, 2000 in respect of unpaid interest on the subclass E-1 notes compared with $14.1 million during the period from July 15, 1998 to March 31, 1999. Cash paid in respect of interest amounted to $56.2 million in the year ended March 31, 2000 compared with net interest expense of $78.8 million and cash paid in respect of interest amounted to $39.0 million in the period from July 15, 1998 to March 31, 1999 compared with net interest expense of $54.1 million, principally reflecting subclass E-1 note interest accrued but not paid in each period.

     Net interest expense also includes expenses incurred under AerCo's interest rate swaps. AerCo has entered into interest rate swaps in order to correlate its contracted fixed and floating rate rental payments to the fixed and floating rate interest payments on the notes, resulting in a charge of $1.4 million in the year ended March 31, 2000 and a charge of $1.2 million in the period from July 15, 1998 to March 31, 1999.

     Net interest expense is stated after deducting interest income earned during the relevant period. In the year ended March 31, 2000, AerCo earned interest income of $2.1 million compared with $1.9 million in the period from July 15, 1998 to March 31, 1999.

     OTHER EXPENSES

     Other expenses consist of servicer fees, administrative agency fees, cash manager fees, insurance premiums (political risk and directors' liability insurance), other service provider costs and miscellaneous expenditure items. Other expenses for AerCo amounted to $15.7 million in the year ended March 31, 2000 compared to $8.3 million in the period from July 15, 1998 to March 31, 1999.

     In the year ended March 31, 2000, servicer, administrative agency and cash manager fees payable by AerCo to Babcock & Brown and the AerFi Group totalled $6.4 million compared with $4.4 million in the period from July 15, 1998 to March 31, 1999. Substantially all of the AerCo fees represent revenue based fees calculated as a monthly percentage of lease rentals received on aircraft under management.

     The AerCo Group's practice is to provide specifically for any bad debt amounts due but unpaid by lessees. Each provision is based primarily on the amount due in excess of security held and also takes into account the financial strength and condition of a lessee and the economic conditions existing in the lessee's operating environment. A small number of the AerCo Group's lessees failed to meet their contractual obligations in the year ended March 31, 2000, resulting in the requirement for additional provisions in respect of bad and doubtful debts in respect of these lessees. Overall, there was a net provision of $2.15 million required in respect of bad and doubtful debts in the year ended March 31, 2000 primarily in respect of Tower Air, compared with a net provision of $0.55 million in the period from July 15, 1998 to March 31, 1999 primarily in respect of PAL.

     In the year ended March 31, 2000, AerCo made a provision of $3.5 million in respect of an engine on the B747-200B aircraft on lease to Tower Air.

     GOODWILL

     On July 15, 1998 AerCo acquired 100% of the capital stock of ALPS 94-1, thus indirectly acquiring a portfolio of 25 aircraft and the related leases, and purchased certain aircraft owning subsidiaries of AerFi, which owned 10 aircraft and related leases. The difference between the fair value of the net assets acquired and the consideration paid by AerCo for the acquisition of ALPS 94-1 and the AerFi aircraft owning companies of $47.1 million represents purchased goodwill, which is capitalized on the balance sheet of AerCo and amortized on a straight-line basis over its estimated economic life. In the results of AerCo for the year ended March 31, 2000, goodwill of $2.4 million was amortized compared with $1.7 million in the period from July 15, 1998 to March 31, 1999.

     OPERATING LOSS

     In the year ended March 31, 2000, AerCo recorded an operating loss of $48.8 million compared with an operating loss of $15.1 million for the period from July 15, 1998 to March 31, 1999.

     TAXES

     AerCo had a tax charge of approximately $0.05 million in the year ended March 31, 2000, compared with a tax charge of approximately $0.03 million for the period from July 15, 1998 to March 31, 1999.

     NET LOSS/NET PROFIT

     As a result of the above factors, AerCo had a net loss of $48.8 million for the year ended March 31, 2000 compared with a net loss of $15.1 million in the period from July 15, 1998 to March 31, 1999.

RESULTS OF OPERATIONS -- THE PERIOD FROM JULY 15, 1998 TO MARCH 31, 1999 COMPARED WITH THE NINE MONTH PERIOD ENDED MARCH 31, 1998

     OVERVIEW

     The following discussion of AerCo's results of operations for 1999 compared to 1998 is based on the audited results of AerCo for the eight and one-half month period from July 15, 1998 to March 31, 1999 compared with the unaudited pro forma combined statement of operations data for the AerCo Group transferred aircraft for the nine month period ended March 31, 1998. The pro forma combined statement of operations data which is set out in the table below, was prepared on the assumption that AerCo issued its existing notes and acquired ALPS 94-1 and the AerFi transferred aircraft on July 1, 1997.

     STATEMENT OF OPERATIONS DATA

                                                                          AERCO
                                                                   PRO FORMA COMBINED            AERCO
                                                 ALPS 94-1        FINANCIAL INFORMATION       PERIOD FROM
                                             NINE MONTHS ENDED      NINE MONTHS ENDED      JULY 15, 1998 TO
                                              MARCH 31, 1998         MARCH 31, 1998         MARCH 31, 1999
                                             -----------------    ---------------------    -----------------
                                              (IN THOUSANDS)         (IN THOUSANDS)         (IN THOUSANDS)
                                                (UNAUDITED)            (UNAUDITED)
Revenues
  Aircraft leasing.........................      $ 76,098               $ 85,830               $ 82,826
Expenses
  Depreciation.............................       (28,569)               (33,805)               (33,821)
  Impairment Provision.....................        (8,720)                    --                     --
  Net interest expense.....................       (52,340)               (58,881)               (54,108)
  Other expenses...........................        (4,278)                (8,842)                (8,311)
  Amortisation of goodwill.................            --                 (1,764)                (1,669)
                                                 --------               --------               --------
Operating loss.............................       (17,809)               (17,462)               (15,083)
Profit on sale of aircraft.................            --                     --                     10
                                                 --------               --------               --------
Loss before taxes..........................       (17,809)               (17,462)               (15,073)
Taxes......................................           (15)                 1,454                    (35)
                                                 --------               --------               --------
Net loss...................................      $(17,824)              $(16,008)              $(15,108)
                                                 ========               ========               ========

     AerCo's results for the period from July 15, 1998 to March 31, 1999 reflected a continuation of reasonably favorable industry conditions for the period. Despite the generally favorable conditions, we were engaged in restructuring discussions with PAL, a lessee of two B737-300 aircraft. Tower Air experienced delays in meeting its contracted lease payments. In the latter part of the period, as a result of the Brazilian currency devaluation, one Brazilian lessee experienced difficult trading conditions, while a Colombian lessee also began to experience difficulties in meeting its contracted rental and other payment obligations. See "The Aircraft, Related Leases and Collateral -- The Lessees -- Latin American Concentration".

     REVENUES

     Revenues for AerCo in the period from July 15, 1998 to March 31, 1999 were $82.8 million compared with ALPS 94-1 revenues for the nine months ended March 31, 1998 of $76.1 million. AerCo pro forma revenues for the nine months ended March 31, 1998 were $85.8 million. Rentals from European and Asia Pacific carriers represented 48.8% (1998 -- 50.9%) and 25.4% (1998 -- 26.4%) of AerCo's
leasing revenues in the period from July 15, 1998 to March 31, 1999. One lessee accounted for more than 10% of AerCo's leasing revenues (Spanair: 10.5%). The same lessee accounted for more than 10% of AerCo's leasing revenues in the nine months ended March 31, 1998, (Spanair: 10.7%). At March 31, 1999, AerCo had no aircraft off-lease.

     Rental rates on four of the 10 new leases written by AerCo between July 15, 1998 and March 31, 1999 reflected the softening in lease rates in the commercial aviation market for operating lease rentals. During the period, these rates were on average 10% below the previous lease rates for these aircraft. Rental rates on the remaining six leases written by AerCo in the period were on average 9% above previous lease rates for these aircraft. During the period ended March 31, 1999, AerCo entered into new leases with respect to one B757-200 (72 months), three MD-83s (60 months, 60 months and 40 months), one B737-300 (24 months), two A320-200s (60 months and 11 months), one F100 (35 months), one B737-400 (57 months) and one B737-500 (2 months).

     PROFIT ON SALE OF AIRCRAFT

     Sales proceeds of $14.5 million from the sale of one aircraft, an F100 sold to an affiliate of Portugalia, were received by AerCo in the period from July 15, 1998 to March 31, 1999. The net book value of this aircraft at the date of sale was $13.9 million and other sales costs were $0.6 million. There were no aircraft sales in the nine months ended March 31, 1998.

     DEPRECIATION

     The depreciation charge for AerCo in the period from July 15, 1998 to March 31, 1999 amounted to $33.8 million. The pro forma depreciation charge for AerCo in the nine months ended March 31, 1998 amounted to $33.8 million. AerCo has depreciated each aircraft at a rate calculated to write-off the cost of the aircraft to its estimated residual value of 15% of its initial appraised value, on a straight-line basis, over its estimated useful economic life.

     NET INTEREST EXPENSE

     Net interest expense for AerCo amounted to $54.1 million in the period from July 15, 1998 to March 31, 1999 compared to $52.3 million for ALPS 94-1 in the nine months ended March 31, 1998. Pro forma net interest expense for AerCo amounted to $58.9 million for the nine months ended March 31, 1998. The decrease in net interest expense for AerCo of $4.8 million in 1999 was primarily due to a combination of a lower interest rate environment and the slightly shorter accounting period.

     Net interest expense is stated after deducting interest income earned during the relevant period. In the period from July 15, 1998 to March 31, 1999, AerCo earned interest income of $1.9 million compared with $1.7 million in the nine months ended March 31, 1998.

     OTHER EXPENSES

     Other expenses consist of servicer fees, administrative agency fees, cash manager fees, insurance premiums (political risk and directors' liability insurance), other service provider costs and miscellaneous expenditure items. Other expenses for AerCo amounted to $8.3 million in the period from July 15, 1998 to March 31, 1999 compared with $4.3 million for ALPS 94-1 for the nine months ended March 31, 1998.

Pro forma other expenses for the AerCo Group amounted to $8.8 million for the nine months ended March 31, 1998.

     In the period from July 15, 1998 to March 31, 1999, servicer, administrative agency and cash manager fees payable by AerCo to Babcock & Brown and AerFi totaled $4.4 million compared with $4.3 million for the nine months ended March 31, 1998. Substantially all of the AerCo fees represent revenue based fees calculated as a monthly percentage of lease rentals received on aircraft under management.

     There was a net provision of $0.55 million required in respect of bad and doubtful debts in the period from July 15, 1998 to March 31, 1999 primarily in respect of PAL, compared with a net release of $0.2 million in the nine months ended March 31, 1998.

     GOODWILL

     In the period from July 15, 1998 to March 31, 1999, AerCo amortized goodwill of $1.7 million compared with pro forma goodwill of $1.8 million for the nine months ended March 31, 1998.

     OPERATING LOSS

     In the period from July 15, 1998 to March 31, 1999, AerCo recorded an operating loss of $15.1 million compared with a loss of $17.8 million for ALPS 94-1 in the nine months ended March 31, 1998. AerCo recorded a pro forma operating loss of $17.5 million for the nine months ended March 31, 1998.

     TAXES

     AerCo had a tax charge of approximately $0.03 million in the period from July 15, 1998 to March 31, 1999, compared with a tax charge for ALPS 94-1 of $0.01 million in the nine months ended March 31, 1998. AerCo had a pro forma tax credit of $1.4 million in the nine months ended March 31, 1998.

     NET LOSS

     As a result of the above factors, AerCo had a net loss of $15.1 million in the period from July 15, 1998 to March 31, 1999, compared with a net loss of $17.8 million for ALPS 94-1 in the nine months ended March 31, 1998. AerCo had a pro forma net loss of $16.1 million for the nine months ended March 31, 1998.

     DIFFERENCES BETWEEN U.K. GAAP AND U.S. GAAP

     The principal differences between U.S. GAAP and U.K. GAAP that have affected the results of operations and financial position of AerCo and ALPS 94-1 relate to the accounting treatment of aircraft cost and depreciation, goodwill and issue costs.

     Aircraft are stated at purchase cost under U.K. GAAP. Under U.S. GAAP aircraft are stated at AerFi's amortized cost at the date of delivery to, and acquisition by, AerCo and ALPS 94-1, respectively. The difference between the purchase cost and AerFi's amortized cost is treated as a distribution to AerFi. The impact is to reduce the net book value of aircraft and shareholders' equity under U.S. GAAP compared with U.K. GAAP.

     Under U.K. GAAP AerCo has depreciated each aircraft at a rate calculated to write off the cost of the aircraft from July 15, 1998, the date of acquisition, on a straight-line basis to a residual value of generally 15% of its cost. Under U.S. GAAP aircraft are depreciated on a straight-line basis at a rate designed to write off AerFi's amortized cost at the date of delivery to AerCo to a residual value of generally 15% of its cost over a period of 25 years from the date of manufacture.

     Under U.K. GAAP the difference between the fair value of the net assets of ALPS 94-1 and the AerFi transferred aircraft, and the purchase consideration paid by AerCo to acquire these entities gives rise to goodwill of $47.1 million which is capitalized and amortized over a period of 20 years. No goodwill arises under U.S. GAAP as the transaction is accounted for on a predecessor cost basis as a transaction between entities under common control.

     Under U.K. GAAP the costs of issuance arising on the completion of a refinancing transaction are disclosed as a reduction of the related indebtedness. Under U.S. GAAP the costs of issuance are disclosed separately as deferred financing costs.

     For a discussion of these and other differences between U.K. GAAP and U.S. GAAP, including certain income recognition and depreciation differences relating to AerCo's acquisition of the capital stock of ALPS 94-1 and the AerFi aircraft owning companies see notes 25, 26, 27 and 28 to the AerCo audited consolidated financial statements.

FINANCIAL RESOURCES AND LIQUIDITY

     LIQUIDITY

     You should refer to Appendix 1 and Appendix 2 for more information regarding the cash flow performance of AerCo for the period from July 15, 1998 to the June 15, 2000 and for the period from July 17, 2000 to September 15, 2000.

     AerCo's primary source of liquidity is rental payments made by lessees under the lease agreements. The principal uses of cash rental payments are expenses related to the aircraft and their servicing, corporate expenses and the payment of interest on and principal of indebtedness. Such indebtedness consists of the notes subject to this exchange offer, AerCo's previously outstanding notes that were not refinanced on July 17, 2000 and the subclass D-2, subclass E-1 and subclass E-2 notes which are held by AerFi.

     The cash balances (including short-term investments in commercial paper) at March 31, 2000 amounted to $66.4 million compared to $65.6 million at March 31, 1999. Under the terms of its indebtedness, AerCo is required to maintain cash balances in an amount equal to (1) the amount of lessee security deposits ($16.3 million at March 31, 2000), and (2) the "liquidity reserve amount" ($40.0 million at March 31, 2000).

     The terms of AerCo's indebtedness restrict the use of such cash so that it is generally not available to service debt. The liquidity reserve amount has been determined largely based on an analysis of historical experience, assumptions regarding the AerCo Group's future experience and the frequency and cost of certain contingencies in respect of the aircraft. It is intended to provide liquidity for meeting the cost of maintenance obligations and non-maintenance, aircraft-related contingencies such as removing regulatory liens, complying with ADs and repossessing and re-leasing aircraft. In analyzing the future impact of these costs, assumptions have been made regarding their frequency and amount based upon historical experience. There can be no assurance, however, that historical experience will prove to be relevant or that actual cash received by the AerCo Group will not be significantly less than that assumed. Any significant variation may materially adversely affect AerCo's ability to make payments of interest and principal on the notes.

     During the next two years, AerCo may have to incur unusually high cash expenditures for the purpose of airframe and engine overhauls and complying with new regulatory requirements for aircraft operating in Europe and North America. These payments could adversely affect AerCo's ability to make certain principal payments on the notes, depending on their level and timing.

     OPERATING ACTIVITIES

     Net cash provided by AerCo's operating activities in the year ended March 31, 2000 amounted to $35.7 million compared with $28.0 million for the period ended March 31, 1999. These amounts are net of cash paid in respect of interest of $56.2 million, net maintenance cash outflows of $7.5 million and security deposits refunded of $1.5 million. The potential maintenance and regulatory compliance expenditures described above may have an adverse impact on AerCo's net operating cash flow in 2001.

     INVESTING AND FINANCING ACTIVITIES

     Cash flows used in financing activities in the year ended March 31, 2000 reflect the repayment of $48.9 million of principal on the subclass A-2, subclass B-1 and subclass C-1 notes. Cash flows used in financing activities for the period from July 15, 1998 to March 31, 1999 reflect the issue by AerCo of its subclass A-E notes on July 15, 1998 of $992.0 million less discount costs of $5.4 million and the repayment of $38.1 million of principal on the AerCo subclass A-2 and subclass B-1 notes in the period.

     INDEBTEDNESS

     As of October 31, 2000, the outstanding indebtedness of AerCo consisted of the amounts set forth below. Interest on the notes is payable monthly in arrears and accrues at the following per annum rates:

                                    OUTSTANDING
                                PRINCIPAL AMOUNT AT   ANNUAL INTEREST RATE    EXPECTED FINAL
SUBCLASS OF NOTES                OCTOBER 31, 2000      (PAYABLE MONTHLY)       PAYMENT DATE      FINAL MATURITY DATE
-----------------               -------------------   --------------------   -----------------   -------------------
Subclass A-2..................      191,122,486       LIBOR + 0.32    %      December 15, 2005      July 15, 2023
Subclass A-3..................      565,000,000       LIBOR + 0.46    %          June 15, 2002      July 15, 2025
Subclass A-4..................      218,504,983       LIBOR + 0.52    %           May 15, 2011      July 15, 2025
Subclass B-1..................       74,628,132       LIBOR + 0.60    %          July 15, 2013      July 15, 2023
Subclass B-2..................       79,797,378       LIBOR + 1.05    %          June 15, 2008      July 15, 2025
Subclass C-1..................       84,043,091       LIBOR + 1.35    %          July 15, 2013      July 15, 2023
Subclass C-2..................       79,981,846       LIBOR + 2.05    %          June 15, 2008      July 15, 2025
Subclass D-2(1)...............       92,909,102       8.50%                     March 15, 2014      July 15, 2025
Subclass E-1..................      111,973,000       20.00%                     July 15, 2023      July 15, 2023
Subclass E-2(1)...............       83,094,228       20.00%                     July 15, 2025      July 15, 2025

---------------

(1) Upon the delivery of all 30 additional aircraft, the outstanding principal amount of subclass D-2 and subclass E-2 notes would be $100 million and approximately $109.1 million, respectively. See "The Parties -- The Refinancing and Additional Aircraft Acquisition".

     We used part of the proceeds of the additional notes offering on July 17, 2000 and the issuance of the subclass D-2 and subclass E-2 notes to refinance all of the then outstanding subclass A-1 notes and subclass D-1 notes.

     Interest on any subclass of floating rate notes is calculated on the basis of a 360-day year and the actual number of days elapsed in the interest accrual period. Interest on any subclass of fixed rate notes is calculated on the basis of a 360-day year consisting of twelve 30-day months.

  Interest Rate Sensitivity

     AerCo's principal market risk exposure is to changes in interest rates. This exposure arises from its notes and the derivative instruments used by AerCo to manage interest rate risk. The basic terms of each subclass of notes, including the outstanding principal amount and estimated fair value as of October 31, 2000, are as follows:

                                          PRINCIPAL
                        ANNUAL            AMOUNT AT                                              ESTIMATED
                     INTEREST RATE     OCTOBER 31, 2000    EXCEPTED FINAL         FINAL        FAIR VALUE AT
SUBCLASS OF NOTES  (PAYABLE MONTHLY)       $MILLION         PAYMENT DATE      MATURITY DATE   OCTOBER 31, 2000
-----------------  -----------------   ----------------   -----------------   -------------   ----------------
Subclass A-2         (LIBOR+0.32%)            191         December 15, 2005   July 15, 2023      190,764,131
Subclass A-3         (LIBOR+0.46%)            565           June 15, 2002     July 15, 2025      565,507,617
Subclass A-4         (LIBOR+0.52%)            219           May 15, 2011      July 15, 2025      218,419,629
Subclass B-1         (LIBOR+0.60%)             75           July 15, 2013     July 15, 2023       73,368,782
Subclass B-2         (LIBOR+1.05%)             80           June 15, 2008     July 15, 2025       80,115,321
Subclass C-1         (LIBOR+1.35%)             84           July 15, 2013     July 15, 2023       81,140,959
Subclass C-2         (LIBOR+2.05%)             80           June 15, 2008     July 15, 2025       80,250,535
Subclass D-2       (8.5% -- Fixed)             93          March 15, 2014     July 15, 2025       74,327,281
Subclass E-1       (20% -- Fixed)             112           July 15, 2023     July 15, 2023       27,993,250
Subclass E-2       (20% -- Fixed)              83           July 15, 2025     July 15, 2025       20,773,557
                                            -----                                              -------------
                                            1,582                                              1,412,661,062
                                            =====                                              =============

     INTEREST RATE RISK AND MANAGEMENT

     The leasing revenues of AerCo are generated primarily from lease rental payments which are either fixed or floating. In some cases, leases carry fixed and floating rental payments for different rental periods. In the case of floating rate leases, an element of the rental varies in line with changes in LIBOR, generally six-month LIBOR. See "The Aircraft, Related Leases and Collateral -- The Leases" for more information regarding the terms of our leases. As of October 31, 2000, leases with respect to approximately 80.37% of the aircraft by appraised value at April 30, 2000 provided for fixed rate rental payments and approximately 19.63% provided for floating rate payments (excluding the aircraft leased to Tower Air, which has filed for Chapter 11 bankruptcy protection).

     In general, an exposure to interest rate risk arises when AerCo's fixed and floating interest obligations do not correlate to the mix of fixed and floating rate lease rental payments for different rental periods. This interest rate exposure can be managed through the use of interest rate swaps and other derivative instruments. The mix of fixed and floating rental payments contains a higher percentage of fixed rate payments than the percentage of fixed rate interest payments on the notes. In part, this reflects the fact that the reset periods on floating rental payments are generally longer than the monthly reset periods on the floating rate notes. AerCo enters into interest rate swaps in order to correlate the contracted fixed and floating rental payments to the fixed and floating interest rate payments on the notes.

     Under the swaps, AerCo generally pays fixed amounts and receives floating amounts on a monthly basis. The swaps amortize on the basis of the expected paydown schedule of the class A, class B and class C notes, the expiry dates of the leases under which lessees are contracted to make fixed rate rental payments and the LIBOR reset dates under the floating rate leases. At least every three months, and in practice more frequently, the administrative agent seeks to enter into additional swaps or sell at market value or unwind part or all of the swaps and any future swaps in order to rebalance the fixed and floating mix of interest obligations and the fixed and floating mix of rental payments. As of October 31, 2000, none of AerCo's existing swaps had a maturity date extending beyond January 2008. The fair value of the swaps to AerCo at October 31, 2000 was negative $3.3 million.

     Additional interest rate exposure will arise to the extent that lessees owing fixed rate rental payments default and interest rates have declined between the contract date of the lease and the date of default. This exposure can be managed through the purchase of options on interest rate swaps. Because of the credit quality of the lessees and the current interest rate environment, AerCo does not currently intend to acquire any options on interest rate swaps. If the credit quality of the lessees changes materially, or if the interest rate environment warrants it, AerCo may decide to purchase options on interest rate swaps, or enter into other derivative transactions such as credit derivatives as a means of managing such risk.

     Through the use of interest rate swaps and other interest rate hedging instruments, it is AerCo's policy not to be adversely exposed to material movements in interest rates. We cannot assure you, however, that AerCo's interest rate risk management strategies will be effective in this regard. Any change to AerCo's policy with regard to its dealing in interest rate hedging products is subject to periodic review by the rating agencies.

     The directors of AerCo are responsible for reviewing and approving the overall interest rate management policies and transaction authority limits. As described below, the administrative agent, acting within the overall policies and limits, approves specific hedging instruments. Counterparty risk is monitored on an ongoing basis. Counterparties are subject to the prior approval of the directors of AerCo. AerCo's counterparties consist primarily of the affiliates of major U.S. and European financial institutions (which may include special purpose derivative vehicles) whose credit ratings are consistent with maintaining the ratings of the most senior class of notes then outstanding. AerCo intends to increase the number of swap counterparties from two to at least five.

     In implementing its interest rate management policy described above, AerCo seeks to manage its exposure to adverse changes in interest rates based on regular reviews of its interest rate risk. Typically, before each payment date, the administrative agent, on behalf of AerCo, estimates future principal payments on the notes based on a model of its cash flows. The fixed and floating rate components of our lease portfolio are then estimated. The administrative agent reviews this estimate whenever lease rentals (whether fixed or floating rate) are reset under the terms of the leases. This analysis invariably indicates that AerCo is "short" floating rate revenues and thus is adversely exposed to increases in LIBOR, the benchmark interest rate for the notes and the floating rate leases. After taking into account its available cash balance and its swap portfolio, AerCo then enters into additional interest rate swaps to hedge against the estimated amount of this shortfall. This interest rate swap portfolio is reviewed regularly on the basis described above.

     As an example, on September 29, 2000, AerCo entered into an interest rate swap. With respect to the monthly period from November 15, 2000 to December 15, 2000, the estimated note balances (classes A through C) were $1,294.4 million, leases maturing or rolling over amounted to $40.0 million, and relevant cash deposits amounted to $65.0 million. As the swaps which had been previously entered into carried a notional principal balance of $1,023.0 million, the new swap has a notional principal balance in that particular one month period of $165.0 million.

     The following table sets forth terms of AerCo's swap portfolio as of October 31, 2000. In its swaps, AerCo generally pays a fixed monthly coupon and receives one month LIBOR on the notional principal balance.

CURRENT NOTIONAL                                             FIXED MONTHLY
BALANCE ($000S)      EFFECTIVE DATE       MATURITY DATE       PAY RATE %
----------------   ------------------   ------------------   -------------
      60,000         July 15, 1998         May 15, 2001        5.6690%
     125,000         July 15, 1998      September 15, 2004     5.7530%
      40,000        August 17, 1998      August 15, 2004       5.8240%
      20,000       September 28, 1998    January 15, 2004      5.0810%
      25,000        January 15, 1999      April 15, 2004       5.2140%
      15,000       February 23, 1999      March 15, 2004       5.3675%
      10,000         July 15, 1999        March 15, 2005       6.2650%
      70,000         July 27, 1999        March 15, 2006       6.3650%
      40,000        October 20, 1999    November 15, 2000      5.9800%
      15,000         March 15, 2000       March 15, 2001       6.2900%
           0*      November 15, 2000      March 15, 2004       7.1925%
           0*         May 15, 2001        March 15, 2005       7.1200%
      35,000          May 25, 2000      November 15, 2000      6.9175%
      95,000         July 17, 2000      November 15, 2004      6.9530%
      80,000         July 17, 2000        June 15, 2007        7.0000%
      28,000         July 17, 2000       January 15, 2006      7.0000%
      36,000         July 17, 2000        April 15, 2007       7.0100%
      15,000         July 17, 2000      November 15, 2001      6.9100%
      15,000         July 17, 2000        April 15, 2004       6.9700%
      15,000         July 17, 2000       October 15, 2005      6.9900%
      15,000         July 17, 2000        June 15, 2005        6.9900%
      17,000         July 17, 2000      December 15, 2003      6.9600%
      18,000         July 17, 2000      November 15, 2000      6.7200%
      14,000         July 17, 2000        March 15, 2006       7.0000%
      14,000         July 17, 2000       October 15, 2005      6.9900%
      36,000         July 17, 2000       January 15, 2008      7.0200%
      12,000         July 17, 2000      November 15, 2003      6.9600%
      13,000         July 17, 2000        June 15, 2002        6.9400%
      13,000         July 17, 2000        June 15, 2002        6.9400%
      21,000         July 17, 2000      November 15, 2004      6.9550%

CURRENT NOTIONAL                                             FIXED MONTHLY
BALANCE ($000S)      EFFECTIVE DATE       MATURITY DATE       PAY RATE %
----------------   ------------------   ------------------   -------------
      16,000         July 17, 2000        April 15, 2004       6.9490%
      15,000         July 17, 2000         May 15, 2004        6.9500%
      16,000         July 17, 2000       October 15, 2004      6.9560%
      16,000         July 17, 2000        March 15, 2005       6.9610%
      13,000         July 17, 2000      February 15, 2005      6.9590%
      15,000         July 17, 2000        July 15, 2004        6.9560%
      45,000        August 15, 2000      January 15, 2001      6.7950%
      35,000       September 15, 2000      May 15, 2006        6.6930%
     130,000        October 16, 2000    February 15, 2006      6.5370%
--------------
   1,213,000
--------------
--------------

---------------
* These are forward starting swaps which will become effective on the date shown on the "Effective Date" column.

     The quantitative disclosure and other statements in this section are forward-looking statements that involve risks and uncertainties. Although our policy is to limit our exposure to changes in interest rates, we could suffer higher cash flow losses than described above as a result of actual future changes in interest rates. You should also note that our future exposure to interest rate movements will change as the composition of our lease portfolio changes or if we issue new subclasses of additional notes or refinancing notes with different interest rate provisions from the notes. You should also refer to "Risk Factors" for more information, about risks, especially lessee credit risk, that could intensify our exposure to changes in interest rates.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The unaudited pro forma combined financial information set forth below reflects the refinancing and additional aircraft acquisition and therefore includes the following:

     - the issuance of the subclass A-3, subclass A-4, subclass B-2 and subclass C-2 notes (before payment of subscription discounts, commissions and other expenses in connection with the offering estimated to be approximately $10.3 million);

     - the issuance of the subclass D-2 and subclass E-2 notes to AerFi;

     - the refinancing of our subclass A-1 notes ($340.0 million);

     - the refinancing of our subclass D-1 notes ($80.0 million);

     - the new servicing agreement with AerFi;

     - the increase in the liquidity reserve amount ($32.4 million), which for pro forma purposes is assumed to consist entirely of cash; and

     - the acquisition of the new AerFi transferring aircraft (the financial statements for which are set out on pages F-51 to F-68) and the acquisition by AerFi of one A321-200 in April 2000.

     We refer to these transactions collectively as the "Transaction".

     The unaudited pro forma combined statement of operations for the year ended March 31, 2000 presents the pro forma results as if the Transaction had occurred on April 1, 1999. The unaudited pro forma combined balance sheet as of March 31, 2000 is presented as if the Transaction had occurred on such date.

     As described below, the adjustments made to the audited financial statements of AerCo and the new AerFi transferring aircraft and to the unaudited financial information for the Indigo transferring aircraft relate to, among other things, historical indebtedness, net interest expense, other expenses, goodwill, and tax amounts. The unaudited pro forma combined financial information is presented on the basis that the existing aircraft and the additional aircraft had been operated separately by AerCo for the year ended March 31, 2000. Any aircraft acquired by Indigo during the year ended March 31, 2000 are reflected in the unaudited pro forma combined statement of operations from their date of acquisition.

     The unaudited pro forma combined financial information should be read in conjunction with and is qualified in its entirety by reference to "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements of AerCo, the new AerFi transferring aircraft and the Indigo transferring aircraft included elsewhere in this prospectus.

     The unaudited pro forma combined financial information set forth below has been prepared in accordance with U.K. GAAP. U.K. GAAP differs in certain respects from U.S. GAAP. A reconciliation from U.K. GAAP to U.S. GAAP of net assets/(liabilities) and net loss for the year ended March 31, 2000 is also presented below.

     Not all of the new AerFi transferring aircraft were delivered by the AerFi Group to the AerCo Group on July 17, 2000 because the AerFi Group needed additional time in order to obtain lessee consents and meet other requirements in order to transfer such aircraft. We deposited the proceeds of the additional refinancing into the aircraft purchase account and have been using and will continue to use these funds to purchase the remaining new AerFi transferring aircraft as they are ready for delivery. In consideration of AerCo's agreeing to purchase the aircraft-owning companies and raising funds in anticipation of delivery of all of the new AerFi transferring aircraft, AerFi entered into an agreement with AerCo such that certain of the economic benefits and risks of owning the additional aircraft up to the transfer date would be passed to AerCo in the manner described in "The Parties -- The Refinancing and Additional Aircraft Acquisition".

     Aircraft transferred subsequent to July 17, 2000 pursuant to this arrangement are accounted for as if they had been transferred on July 17, 2000 for purposes of both U.K. GAAP and U.S. GAAP.

Accordingly, the unaudited pro forma combined financial information has been prepared assuming all of the new AerFi transferring aircraft are transferred.

     If an additional aircraft cannot be delivered, we may acquire a substitute aircraft proposed by the AerFi Group if certain conditions are met. Under our purchase agreement with AerFi, our obligation to purchase any additional aircraft is dependent upon the AerFi Group being able to deliver such aircraft by July 10, 2001. Any amounts remaining in the aircraft purchase account at that time will be used by AerCo to make payments on the additional notes and our other obligations according to the priority of payments.

     As of November 2, 2000, 24 of the 30 new AerFi transferring aircraft had been purchased by AerCo. The six aircraft remaining to be transferred as of November 2, 2000 have an appraised value of $176 million at April 30, 2000 representing 11.4% of the total combined fleet appraised value of $1,541.8 million. The balance of the aircraft purchase account as of November 2, 2000 was $156.8 million.

     While the AerFi Group have advised us that they expect to be able to deliver the remaining six aircraft in the period specified in the purchase agreement, their ability to deliver the aircraft depends on obtaining lessee consents and other matters not within their control. Accordingly, we cannot assure you that the remaining aircraft will be delivered within the specified period.

     The unaudited pro forma combined financial information is provided for illustrative purposes and does not demonstrate what AerCo's results of operations would have been had the transaction been completed on April 1, 1999 or what AerCo's financial position would have been had the transaction occurred on March 31, 2000 or predict results of operations or net assets for any future period or at any future date.

                                  AERCO GROUP

 UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED MARCH
                                    31, 2000

                                   AUDITED HISTORICAL
                                         RESULTS
                                 -----------------------    UNAUDITED
                                             NEW AERFI        INDIGO                                   UNAUDITED
                                            TRANSFERRING   TRANSFERRING     PRO FORMA       NOTE 4     PRO FORMA
                                 AERCO(1)   AIRCRAFT(2)    AIRCRAFT(3)    ADJUSTMENTS(4)   REFERENCE   COMBINED
                                 --------   ------------   ------------   --------------   ---------   ---------
                                    $M           $M             $M              $M                        $M
Revenues
  Aircraft leasing.............     109           26             53                                        188
Expenses
  Depreciation.................     (47)         (10)           (19)                                       (76)
  Impairment Provision.........     (13)          --             --                                        (13)
  Net interest expense.........     (79)         (12)           (24)            (40)           (i)        (155)
  Other expenses...............     (16)          (2)            (4)              4           (ii)         (18)
  Goodwill.....................      (2)          --             --              (1)         (iii)          (3)
                                  -----        -----          -----           -----                      -----
Total expenses.................    (157)         (24)           (47)            (37)                      (265)
                                  -----        -----          -----           -----                      -----
Net (loss)/profit before tax...     (48)           2              6             (37)                       (77)
  Loss on sale of aircraft.....      (1)          --             --                                         (1)
  (Provision)/benefit for
     taxes.....................      --           --             (2)              2           (iv)          --
                                  -----        -----          -----           -----                      -----
Net (loss)/profit for the
  year.........................     (49)           2              4             (35)                       (78)
                                  =====        =====          =====           =====                      =====

---------------

(1) Derived from the audited AerCo consolidated financial statements for the year ended March 31, 2000.

(2) Derived from the audited new AerFi transferring aircraft financial statements for the year ended March 31, 2000 included elsewhere in this prospectus which reflects the acquisition of the Indigo transferring aircraft on December 16, 1999, the date on which AerFi acquired Indigo, together with the acquisition of one additional aircraft during the year.

(3) Derived from the unaudited Indigo transferring aircraft financial information for the period from April 1, 1999 to December 15, 1999. The results of operations of the Indigo transferring aircraft reflects the acquisition of 8 aircraft during the period and therefore only includes the results of operations of such aircraft from their date of acquisition.

(4) Represents the adjustments to the combined historical statements of operations of AerCo, the new AerFi transferring aircraft and the Indigo transferring aircraft to account for the transaction as if it had occurred on April 1, 1999, including:

     (i) The unaudited pro forma combined statement of operations reflects net interest expense (including interest on the subclass E-2 notes) which would have been incurred had the transaction occurred on April 1, 1999 and had the new AerCo notes been issued on that date bearing interest at the assumed rates set forth in "Description of the Notes -- AerCo's Performance Assumptions -- Financing-Related Assumptions". Deferred transaction costs of $2.0 million are also amortized during the year and included within net interest expense.

        Pro forma interest expense reflects the following adjustments:

                                                                          $M
                                                                         -----
         INTEREST SAVINGS ON EXISTING DEBT:
           Subclass A-1 notes........................................       19
           Subclass D-1 notes........................................        7
           Indigo transferring aircraft debt.........................       24
           New AerFi transferring aircraft debt......................       12
                                                                         -----
                                                                            62
                                                                         -----
         INTEREST EXPENSE ON ISSUE OF NOTES:
           Subclass A-3 notes........................................      (40)
           Subclass A-4 notes........................................      (15)
           Subclass B-2 notes........................................       (6)
           Subclass C-2 notes........................................       (7)
           Subclass D-2 notes........................................       (8)
           Subclass E-2 notes........................................      (24)
           Amortization of deferred financing costs..................       (2)
                                                                         -----
                                                                          (102)
                                                                         -----
         Pro forma interest adjustment...............................      (40)
                                                                         =====

     (ii) As part of the transaction, AerCo entered into a new servicing agreement with AerFi which does not include results based incentive fees. The existing AerCo cash management and administrative agency agreements with the AerFi Group remain in place for the current and additional aircraft. The unaudited pro forma combined statement of operations reflects the assumed fees payable under those agreements as calculated in accordance with the relevant assumption set forth in "Description of the Notes".
     (iii) Reflects the straight line amortization, over a 20 year period, of goodwill arising on the acquisition by AerCo of the new AerFi transferring aircraft.
     (iv) Taxation reflects the effect of losses in AerCo arising as a result of the completion of the transaction.

                                  AERCO GROUP

          UNAUDITED PRO FORMA COMBINED BALANCE SHEET AT MARCH 31, 2000

                                                     NEW AERFI
                                                    TRANSFERRING     PRO FORMA       NOTE 3     PRO FORMA
                                         AERCO(1)   AIRCRAFT(2)    ADJUSTMENTS(3)   REFERENCE   COMBINED
                                         --------   ------------   --------------   ---------   ---------
                                             $M          $M               $M                         $M
Current assets
  Cash.................................      66          17               10           (ii)          93
  Accounts receivable..................       5           2               (1)         (iii)           6
                                          -----         ---             ----                      -----
Total current assets...................      71          19                9                         99
  Intangible assets
  Goodwill.............................      43           6               17           (vi)          66
  Fixed assets
  Aircraft.............................     829         653               71            (i)       1,553
                                          -----         ---             ----                      -----
Total assets...........................     943         678               97                      1,718
                                          =====         ===             ====                      =====
Liabilities
  Accrued expenses & other
     liabilities.......................      58          10               (5)         (iii)          63
  Indebtedness.........................     709         467              143           (iv)       1,319
  Indebtedness to AerFi................     192          16              113           (iv)         321
  Provision for maintenance............      32          24               --                         56
  Security deposits....................      16           8               (1)                        23
                                          -----         ---             ----                      -----
Total liabilities......................   1,007         525              250                      1,782
Shareholders' equity and net
  liabilities..........................     (64)        153             (153)           (v)         (64)
                                          -----         ---             ----                      -----
                                            943         678               97                      1,718
                                          =====         ===             ====                      =====

---------------

(1) Derived from the audited AerCo consolidated financial statements for the year ended March 31, 2000.

(2) Derived from the audited new AerFi transferring aircraft financial statements for the year ended March 31, 2000 which reflects the acquisition of the Indigo transferring aircraft on December 16, 1999, the date on which AerFi acquired Indigo, together with the acquisition of one additional aircraft during the year.

(3) Represents the adjustments to the unaudited pro forma combined balance sheet and statement of net assets of AerCo and the new AerFi transferring aircraft to account for the transaction as if it had occurred on March 31, 2000:

     (i) Aircraft has been adjusted by $71 million to reflect (a) the increase in the fleet of $46 million in respect of the price paid by AerFi to purchase one A321-200 in April 2000 as if the acquisition had occurred on March 31, 2000 and (b) an increase of $25 million to reflect the inclusion of the aircraft to be acquired by AerCo at their appraised value of $724 million.

     (ii) The expected cash balances to be held by the AerCo Group on completion of the transaction are $93.0 million (equal to the new liquidity reserve amount of $65 million, accrued expenses of $5.0 million and security deposits of $23 million (as of March 31, 2000)). The increase in the cash balance reflects the increase in the liquidity reserve amount as a result of the refinancing transaction.

          The application of the proceeds from the issuance of the new AerCo notes on a pro forma basis may be summarized.

                                                                 $M
                                                                ----
           Proceeds on issue of new notes & refinancing of
          subclass A-1 and subclass D-1 notes
             A-C notes (net)................................     950
             D and E notes..................................     209
                                                                ----
                                                                1,159
                                                                ----
           Settlement of Indebtedness
             Refinancing of subclass A-1 notes..............    (340)
             Refinancing of subclass D-1 notes..............     (80)
             Indebtedness to AerFi..........................     (16)
             Indebtedness...................................    (467)
                                                                ----
                                                                (903)
                                                                ----
           Payment to AerFi in respect of:
             Adjustment to AerFi indebtedness arising on
             AerCo's acquisition of the aircraft owning
             companies from AerFi...........................    (148)
             Net purchase consideration for the acquisition
             of the aircraft owning companies from AerFi....     (98)
                                                                ----
           Net movement in cash.............................      10
                                                                ====

     (iii) Accounts receivable and accrued expenses and other liabilities reflect only the assets and liabilities of AerCo and the new AerFi transferring aircraft on completion of the transaction.

     (iv) Represents adjustments to indebtedness as follows:

                                                               $M
                                                              ----
           Indebtedness
             Issuance of new class A-C notes (net of
             costs).........................................   950
             Repayment of subclass A-1 notes................  (340)
             Repayment of third party indebtedness of the
                new AerFi transferring aircraft.............  (467)
                                                              ----
                                                               143
                                                              ====

                                                               $M
                                                              ----
           Indebtedness to AerFi
             Issuance of new subclass D-2 and E-2 notes.....   209
             Repayment of subclass D-1 notes................   (80)
             Repayment of AerFi indebtedness with respect to
                new AerFi transferring aircraft.............   (16)
                                                              ----
                                                               113
                                                              ====

     (v) The acquisition by AerCo of the new AerFi transferring aircraft and the A321 aircraft from AerFi was to be achieved through the sale by AerFi of the stock of approximately 18 subsidiary companies owning these aircraft subsequent to March 31, 2000 (and also subsequent to July 17, 2000) for a consideration of $707 million, consisting of net purchase consideration of $98 million and the estimated indebtedness of these companies to AerFi arising on the transfer of the respective aircraft from AerFi to those subsidiaries of $609 million on the date on which they are acquired. The indebtedness of $467 million and $16 million was settled from the proceeds of this issue and the remaining balance of $126 million was recorded as an adjustment to the net assets acquired in respect of the new AerFi transferring aircraft (included within the total adjustment of $148 million). The goodwill of $17 million representing the difference between the fair value of the net assets acquired and the consideration paid to acquire the stock of the aircraft owning companies has been capitalized in the unaudited pro forma combined balance sheet.

     (vi) The calculation of goodwill arising on the acquisition by AerCo and the new AerFi transferring aircraft for the purposes of the pro forma financial information under U.K. GAAP is as follows:

                                                                     $M
                                                                ------------
           SHAREHOLDER'S NET EQUITY.........................         153
             Adjustment in respect of AerFi indebtedness
              arising on AerCo's acquisition of the aircraft
              owning companies from AerFi...................        (148)
             Aircraft acquired by AerFi during April 2000...          46
             Accounts receivable ($1.0 million), accrued
              expenses and other liabilities ($5.0 million)
              and security deposits ($1.0 million) not
              assumed by AerCo..............................           5
           FAIR VALUE ADJUSTMENTS
             Difference between appraisal value and the U.K.
              GAAP carrying value of the aircraft...........          25
                                                                   -----
           FAIR VALUE OF NET ASSETS ACQUIRED................          81
             Net purchase consideration for the acquisition
              of aircraft owning companies..................         (98)
                                                                   -----
           GOODWILL ON ACQUISITION..........................         (17)
                                                                   =====

    RECONCILIATION OF PRO FORMA COMBINED FINANCIAL INFORMATION AS STATED IN ACCORDANCE WITH U.K. GAAP TO PRO FORMA COMBINED FINANCIAL INFORMATION IN
                           ACCORDANCE WITH U.S. GAAP

     The unaudited pro forma combined financial information is prepared in accordance with U.K. GAAP which differs in certain significant respects from U.S. GAAP. The principal differences are set out below:

                                  AERCO GROUP

 UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED MARCH
                                    31, 2000

                                              HISTORICAL
                                U.K. GAAP        AERCO            OTHER                     U.S. GAAP
                                PRO FORMA      U.S. GAAP        U.S. GAAP       NOTE 2      PRO FORMA
                                COMBINED     ADJUSTMENT(1)    ADJUSTMENT(2)    REFERENCE    COMBINED
                                ---------    -------------    -------------    ---------    ---------
                                   $M             $M               $M                          $M
Revenues
  Aircraft leasing............     188                                                         188
Expenses
  Depreciation................     (76)             9               (1)             (i)        (68)
  Impairment provision........     (13)             7                                           (6)
  Net interest expense........    (155)                                                       (155)
  Other expenses..............     (18)                                                        (18)
  Goodwill....................      (3)             2                1            (iii)         --
                                  ----            ---              ---                        ----
Total expenses................    (265)            18               --                        (247)
                                  ----            ---              ---                        ----
Net loss before tax...........     (77)            18                                          (59)
  Loss of sale of aircraft....      (1)                                                         (1)
  Benefit for taxes...........      --                                                          --
                                  ----            ---              ---                        ----
Net loss for the year.........     (78)            18               --                         (60)
                                  ====            ===              ===                        ====

          UNAUDITED PRO FORMA COMBINED BALANCE SHEET AT MARCH 31, 2000

                                               HISTORICAL
                                 U.K. GAAP        AERCO            OTHER                     U.S. GAAP
                                 PRO FORMA      U.S. GAAP        U.S. GAAP       NOTE 2      PRO FORMA
                                 COMBINED     ADJUSTMENT(1)    ADJUSTMENT(2)    REFERENCE    COMBINED
                                 ---------    -------------    -------------    ---------    ---------
                                    $M             $M               $M                          $M
Current assets
  Cash.........................       93                                                          93
  Accounts receivable..........        6                                                           6
  Deferred financing costs.....       --             4                10            (ii)          14
                                                  ----             -----                       -----
Total current assets...........       99      4.......                10                         113
                                   -----          ----             -----                       -----
Intangible assets
  Goodwill.....................       66           (43)              (17)          (iii)           6
Fixed assets
  Aircraft.....................    1,553          (121)              (25)            (i)       1,407
                                   -----          ----             -----                       -----
Total assets...................    1,718          (160)              (32)                      1,526
                                   =====          ====             =====                       =====
Liabilities
  Accrued expenses and other
     liabilities...............       63                                                          63
  Indebtedness.................    1,319             4                10            (ii)       1,333
  Indebtedness to AerFi........      321                                                         321
  Provision for maintenance....       56                                                          56
  Security deposits............       23                                                          23
                                   -----          ----             -----                       -----
Total liabilities..............    1,782             4                10                       1,796
Shareholders' deficit
  Ordinary shares..............       --            --                                            --
  Accumulated deficit..........      (64)         (164)              (42)           (iv)        (270)
                                   -----          ----             -----                       -----
                                   1,718          (160)              (32)                      1,526
                                   =====          ====             =====                       =====

---------------

(1) Please refer to the audited AerCo consolidated financial statements for a reconciliation of AerCo's net loss under U.K. GAAP to U.S. GAAP for the year ended March 31, 2000 (notes 26 and 27).

(2) The U.S. GAAP pro forma combined statement of operations gives pro forma effect to the transaction as if it had occurred on April 1, 1999. The U.S. GAAP pro forma combined balance sheet gives pro forma effect to the transaction as if it had occurred on March 31, 2000. The other U.S. GAAP adjustments reflect adjustments to the fair value of the net assets of the new AerFi transferring aircraft in order to reflect the assets and liabilities of this entity at its predecessor cost under U.S. GAAP and relate primarily to the accounting treatment of the following:

     (i) Under U.K. GAAP, the new AerFi transferring aircraft are included at their fair value at April 1, 2000 and depreciated from that date. For U.S. GAAP purposes, transfer of assets and liabilities between AerCo and AerFi have been accounted for on a predecessor cost basis because all such transfers of assets and liabilities are among entities required for U.S. GAAP purposes to be treated as entities within a single consolidated group. The U.S. GAAP adjustment of $25.0 million to aircraft relates to the difference between the fair value of the aircraft and their predecessor cost.

     (ii) Under U.K. GAAP, the capitalized funding costs of $10.3 million for completing the offering are disclosed as a reduction against the class A-C note indebtedness. Under U.S. GAAP the capitalized funding costs are disclosed separately as deferred financing costs.

     (iii) Under U.K. GAAP, the difference between the fair value of the net assets of the new AerFi transferring aircraft, the additional net indebtedness to AerFi which arose on completion of

        AerCo's acquisition of the new AerFi transferring aircraft and the purchase consideration paid by AerCo to acquire these entities in July 2000 gives rise to goodwill of $17.0 million which is capitalised on the unaudited pro forma combined balance sheet.

       No goodwill arises under U.S. GAAP on the acquisition by AerCo of the new AerFi transferring aircraft in July 2000 from the AerFi Group, as this acquisition is accounted for on a predecessor cost basis, as this transaction is between entities which are required for purposes of U.S. GAAP to be treated as entities under common control.

     (iv) The U.S. GAAP adjustment to the shareholders' accumulated deficit of $42.0 million represents:

        (a) the difference between the fair value of the aircraft acquired and their predecessor cost of $25.0 million, and

        (b) the difference of $17.0 million, between the purchase consideration for the acquisition of the aircraft owning companies of $98.0 million and the fair value of the net assets of those entities of $81.0 million.

     SELECTED RATIOS(1)(2)

                                                                YEAR ENDED
                                                              MARCH 31,2000
                                                              --------------
                                                                 (UNAUDITED)
U.K. GAAP
  Pro forma combined ratio of earnings to fixed
     charges(3).............................................      0.497
U.S. GAAP
  Pro forma combined ratio of earnings to fixed
     charges(3).............................................      0.613

---------------

(1) For a discussion of the differences between U.S. GAAP and U.K. GAAP in respect of the unaudited pro forma combined financial information, see reconciliation of income as stated in accordance with U.K. GAAP to income in accordance with U.S. GAAP set forth above.

(2) Earnings include pretax income from continuing operations plus fixed charges. Fixed charges are the total of (a) interest, whether expensed or capitalized, (b) amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized and (c) such portion of rental expense as can be demonstrated to be representative of the interest factor in the particular expense.

(3) A ratio of less than one indicates that earnings are inadequate to cover fixed charges. The amount by which fixed charges exceeded earnings for the year ended March 31, 2000 was $78.0 million under U.K. GAAP and $60.0 million under U.S. GAAP.

                            DESCRIPTION OF THE NOTES

     The following description is a summary of the provisions of the notes, the indenture, the security trust agreement, the cash management agreement and other agreements. It does not restate these agreements in their entirety. You should read the indenture and the security trust agreement because these agreements define your rights as holders of the notes. The following discussion uses terms that have specific definitions in the indenture and other transaction agreements. You should refer to Appendix 12 to this prospectus for an index that includes the definitions of these terms as they appear in this prospectus.

GENERAL

     On July 15, 1998, we issued six subclasses of notes in connection with our acquisition of the original 35 aircraft from the AerFi Group: subclass A-1, subclass A-2, subclass B-1, subclass C-1, subclass D-1 and subclass E-1. AerFi subscribed for the subclass D-1 and subclass E-1 notes. On July 17, 2000, we issued a further six subclasses of notes: subclass A-3, subclass A-4, subclass B-2, subclass C-2, subclass D-2 and subclass E-2. We used the proceeds from this issuance to refinance the subclass A-1 notes and the subclass D-1 notes and to acquire 30 additional aircraft (of which 24 had been delivered as of November 2, 2000). AerFi currently holds the subclass D-2, subclass E-1 and subclass E-2 notes.

     Each of the four subclasses of new notes that we will issue in this exchange offer will rank equally in right of payment of principal and interest with the corresponding subclasses of outstanding old notes issued on July 17, 2000. We will issue the new notes under the indenture, which has been qualified under the Trust Indenture Act of 1939, as amended. Bankers Trust Company is the trustee under the indenture. The terms of the new notes will be identical to the old notes, except for transfer restrictions, registration rights and increased interest rate provisions that appear only in the old notes.

     The notes constitute direct obligations of AerCo and do not represent obligations of any lessee, AerFi, the trustee, the servicer or any of their affiliates. The notes are not secured by any of the aircraft. The notes of each class rank equally among themselves.

     RATINGS

     Each subclass of the new notes is rated as of the date of this prospectus as follows:

                                                                        RATING AGENCIES
                                                             -------------------------------------
SUBCLASS OF NOTES                                            MOODY'S    STANDARD & POOR'S    FITCH
-----------------                                            -------    -----------------    -----
Subclass A-3.............................................      Aa2              AA             AA
Subclass A-4.............................................      Aa2              AA             AA
Subclass B-2.............................................       A2               A              A
Subclass C-2.............................................     Baa2             BBB            BBB

     The ratings of the notes address the likelihood of the timely payment of interest and the ultimate payment of principal and premium, if any, on the notes. The rating agencies have not rated our ability to pay step-up interest or principal in full on any subclass of the notes on the expected final payment date or on any other date prior to the final maturity date. The ratings assigned to the notes do not address the imposition of any withholding tax on any payments under the leases, the notes or otherwise.

     A rating is not a recommendation to buy, sell or hold notes because the ratings do not comment as to market price or suitability for a particular investor and may be subject to revision or withdrawal at any time by the assigning rating agency. If the rating initially assigned to any subclass of the notes is subsequently lowered, suspended or withdrawn for any reason, no person or entity is obliged to support AerCo's obligations under the notes in any way.

FORM

     GLOBAL NOTES

     The new notes will be represented by global notes, each of which will be issued in bearer form only. The global notes will be deposited with the book-entry depositary. The book-entry depositary will issue to DTC or its nominee certificateless depositary interests for each subclass of the new notes, representing the principal amount of the global note for the subclass. Interests in the new notes will therefore be shown only on, and transfers of book-entry interests will be effected only through, records maintained in book-entry form by DTC or its nominee and its participants (including Euroclear and Clearstream, Luxembourg). You should refer to "Book-Entry Registration, Global Clearance and Settlement" for a description of how book-entry interests in the new notes may be held and transferred and new payments on them will be distributed.

     DEFINITIVE NOTES

     You will receive definitive notes in registered form without interest coupons in exchange for your book-entry interests only if:

     - DTC notifies the book-entry depositary that it is not willing or able to act as depositary for the book-entry interests and the book-entry depositary does not appoint a successor at AerCo's request within 90 days of DTC's notice;

     - AerCo notifies the trustee that the book-entry depositary is no longer willing or able to act as book-entry depositary and AerCo and the trustee do not appoint a qualified successor within 90 days of AerCo's notice; or

     - after an event of default has occurred with respect to any class of notes, holders representing 51% or more of the outstanding principal balance of any subclass within that class notify AerCo, the trustee, the book-entry depositary and DTC that continuing a book-entry system through DTC is no longer in their interest.

     If any of these events occurs, the trustee will notify the relevant holders and will arrange for definitive notes to be issued in exchange for the holders' book-entry interests.

     You should be aware that, under current Irish tax law, the holder of a definitive note may become subject to Irish income tax, currently amounting to 22%, which will be withheld on any payments of interest on the definitive notes as set forth under "Tax Considerations -- Irish Tax Considerations". If definitive notes are issued, AerCo will have no obligation to pay to any holder any additional amounts for any Irish or other tax.

     The trustee or a paying agent will make distributions of interest, principal and any premium on any definitive notes directly to holders of definitive notes in whose names the definitive notes were registered at the close of business on the record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the trustee. A noteholder holding definitive notes representing at least $1,000,000 of the principal balance of any subclass may apply to have distributions paid by wire transfer to its account at a financial institution in New York, New York. The final payment on any such definitive notes, however, will be made only upon presentation and surrender of such definitive notes at the office of any paying agent and other office or agency specified in the notice of final distribution to noteholders.

     Definitive notes will be freely transferable and exchangeable for definitive notes of the same subclass at the office of the trustee or the offices of the co-transfer agent and the co-registrar in Luxembourg upon compliance with the procedures set forth in the indenture. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge may be required. Upon the issue of definitive notes, holders will be able to transfer definitive notes at the office of the registrar. In the case of a transfer of only a part of a definitive note, a new definitive note in respect of the balance of the principal amount of the definitive note not transferred will be delivered at the office of the registrar or sent by mail to the transferor.

     You may exchange or replace a note that is mutilated, destroyed, lost or stolen, at the offices of the trustee or of the co-transfer agent and the co-registrar in Luxembourg upon presentation of the note or satisfactory evidence of destruction, loss or theft. An indemnity satisfactory to the trustee or the co-transfer agent and co-registrar may be required at the expense of the noteholder before a replacement note will be issued. The noteholder will have to pay any tax or other governmental charge imposed in connection with such exchange or replacement and any other related expenses, including the fees and expenses of the trustee and the co-transfer agent and co-registrar.

PAYMENTS AND DISTRIBUTIONS

     On each payment date, the trustee will pay (or will instruct a paying agent appointed in Luxembourg to pay) to the noteholders all payments of interest, principal and any premium on the notes of each subclass, so long as the trustee or paying agent confirms that it has received the payment by 1:00 p.m. (New York time) on the payment date. If the trustee or the paying agent confirms receipt of the payment after that time on the payment date, then it will make the payment to the noteholders on the next business day after the business day it received the payment. With respect to any payment date other than the final payment date relating to any subclass of notes, the trustee or paying agent will make relevant payments to the noteholders of record as of the record date immediately preceding such payment date. The final distribution with respect to any note, however, will be made only upon presentation and surrender of such note by the noteholder or its agent (including any holder in street name) at the office or agency of the trustee or paying agent. So long as the notes are listed on the Luxembourg Stock Exchange, AerCo must appoint and maintain a paying agent in Luxembourg.

     The following table sets forth the expected weighted average life, the expected final payment date and the final maturity date for each subclass of new notes.

          EXPECTED WEIGHTED AVERAGE LIFE, EXPECTED FINAL PAYMENT DATES
                     AND FINAL MATURITY DATES OF THE NOTES

                                                   EXPECTED
                                                   WEIGHTED
                                                 AVERAGE LIFE    EXPECTED FINAL
SUBCLASS OF NOTES                                  IN YEARS       PAYMENT DATE     FINAL MATURITY DATE
-----------------                                ------------    --------------    -------------------
Subclass A-3.................................        1.9         June 15, 2002        July 15, 2025
Subclass A-4.................................        4.8         May 15, 2011         July 15, 2025
Subclass B-2.................................        6.8         June 15, 2008        July 15, 2025
Subclass C-2.................................        6.8         June 15, 2008        July 15, 2025

     The "expected final payment date" for each subclass of notes means the date on which the final payment of principal of and interest on such subclass of notes is expected to be made based on the assumptions we describe below under "-- AerCo's Performance Assumptions". The "final maturity date" for each subclass of notes means the date on which all principal not previously paid and any interest accrued thereon is due and payable. The actual final payment date for each subclass of notes is likely to occur earlier or later than the expected final payment date as a result of numerous factors, including that the assumptions are unlikely to correspond to actual experience. AerCo may also redeem or refinance the notes before their expected final payment date.

AERCO'S PERFORMANCE ASSUMPTIONS

     As an illustration of certain payment characteristics of the notes, we describe below our assumptions about AerCo's performance in future years. We refer to the scenario in which all of these assumptions prove to be correct as our "Base Case". The assumptions that relate specifically to line items that will be contained in future monthly cash reports to noteholders are separately identified and numbered for your ease of reference.

     The assumptions and tables set forth below represent possible revenue scenarios designed to illustrate the payment characteristics of the notes and are not intended to be projections, estimates, forecasts or forward-looking statements. We developed the tables by fixing certain of the assumptions and by varying other assumptions and certain other factors which affect AerCo's revenues and costs and expenses. The assumptions do not represent a complete list of factors which may affect the revenues and costs and expenses of AerCo, but rather indicate those factors which are likely to significantly affect AerCo's performance in future years. In addition, the range of possible outcomes with respect to each assumption and the combinations of assumptions do not indicate a comprehensive set of possible results for AerCo. More severe stresses than we have included in the table may lead to payments of principal of the notes being delayed or decreased or, in certain cases, an event of default.

     Accordingly, you should understand that the following tables are only an illustration of some of the payment sensitivities of the notes to certain market and economic stresses. We prepared these tables for inclusion in the offering memorandum for the old notes based on information as of June 15, 2000. We have not updated or revised the information presented to reflect changes occurring after June 15, 2000. We are not aware of events or circumstances as of the date of this prospectus that would cause the assumptions to be unreliable. It is highly likely that actual experience in the future will vary from the assumptions and the possible revenue scenarios reflected in the tables. The principal factors that could cause the AerCo Group's actual revenues to differ materially from such scenarios are the stresses we describe below and the risks we describe under "Risk Factors".

SUMMARY OF THE BASE CASE

     The table below shows our Base Case by reference to the line items to be contained in the "Summary Performance to Date" section of our future monthly cash reports to noteholders. In this table Base Case items are shown as a percentage of lease rentals on the basis of the existing aircraft and the 30 additional aircraft to be acquired.

                                                              BASE CASE    RELATED ASSUMPTION
                                                              ---------    ------------------
                                                                              (SEE BELOW)
                                                                           ------------------
Lease rentals...............................................    100.0              (1)
Net stress-related costs....................................     (6.0)             (2)
                                                                -----
Net lease rentals...........................................     94.0
Interest earned.............................................      2.0              (3)
Net maintenance.............................................      0.0              (4)
                                                                -----
Total cash collections......................................     96.0
Aircraft operating expenses.................................     (2.0)             (5)
SG&A........................................................     (5.0)             (6)
                                                                -----
Total cash expenses.........................................     (7.0)
                                                                -----
Net cash collections........................................     89.0
                                                                =====

     Net cash collections represent the amount available to pay interest and principal on the notes.

     You should refer to Appendix 4 to this prospectus for the month-by-month roll-out of our assumed lease rentals, from July 17, 2000 through the final maturity date of the notes, under the Base Case.

PRIMARY REVENUE ASSUMPTIONS

     We make the following assumptions about each of our main revenue line items.

     LEASE RENTALS

     "Lease rentals" represents all rental payments received under the leases and the net proceeds of any aircraft sales.

     We assume that:                                                         (1)

     - we re-lease aircraft coming off lease at a monthly rental rate that is a function of the age of the aircraft and the contracted monthly rental rate as of June 15, 2000, with lease rates being assumed to decline by 2% per annum in years 1-5 of an aircraft's expected useful life, 1% per annum in years 6-15, 3% per annum in years 16-20 and 5% in years 21-25; and

     - we sell each aircraft only at the end of its expected useful life for a scrap value price that is equal to 12% of its assumed value when new, except that the B747-200B (MSN 22496) is assumed to be sold for its scrap value in December 2000. No revenues are assumed to be received on this aircraft from July 17, 2000 to its assumed disposal in December 2000.

     NET STRESS-RELATED COSTS

     "Net stress-related costs" represents the net total of lost revenue due to the combination of the following five inter-related items:

       -- lost rental revenue due to aircraft downtime following the termination or expiration of a lease; and

       -- bad debts realized and/or provided for; and

       -- aircraft repossession costs

       offset by

       -- security deposits drawn after an event of default; and

       -- other leasing income, which includes lease termination payments and default interest.

     -  We assume that net stress-related costs are 6% per annum of lease
        rentals.                                                             (2)

     INTEREST EARNED

     "Interest earned" represents interest earned by funds on deposit in the collection account and any other cash balances, including the cash portion of the liquidity reserve amount, including rental payments received, security deposits and accrued maintenance expenses.

     -  We assume that the interest rate at which the cash balances described
        above earn interest is one month LIBOR minus 20 basis points.        (3)

     NET MAINTENANCE

     "Net maintenance" represents maintenance payments received from lessees under the terms of the applicable leases, less maintenance costs that we make or expect to incur under the leases and any modification payments that we make.

     -  We assume that net maintenance is zero.                              (4)

OTHER REVENUE-RELATED ASSUMPTIONS

     In addition to the revenue assumptions above, we make the following revenue-related assumptions.

     -  We assume that future lease terms are five years.

     - We assume that we grant no purchase options to lessees and that no existing purchase options are exercised.

     - We assume that we grant no new lease termination or extension options to lessees and that existing termination or extension options are exercised only when to do so would result in a rental rate at the time that is lower than the rental rate that we would otherwise assume under the assumptions.

     - We assume that the 30 additional aircraft are delivered to us on July 17, 2000.

     - We assume that each aircraft has an expected useful life of 25 years, except that each of the two DC8-71F aircraft is expected to have an expected useful life of 15 years from date of its conversion to freighter service.

     - We assume that aircraft values decline over time in accordance with the depreciation curve described under "-- Payment of Principal and Interest -- Principal Amortization".

     - We assume that we acquire no future additional aircraft, other than the 30 additional aircraft identified in this prospectus.

     EXPENSE-RELATED ASSUMPTIONS

     We make the following assumptions about each of our main expense line items.

     AIRCRAFT OPERATING EXPENSES

     "Aircraft operating expenses" represents certain operating costs incurred in the ordinary course of the operating lease business, including insurance expenses and leasing transaction expenses.

     -  We assume that aircraft operating expenses are 2.0% per annum of lease
        rentals.                                                             (5)

SG&A

     "SG&A" represents the sum of the following expense items:

     -- fees paid to AerFi as servicer of the aircraft;

     -- fees paid to the administrative agent and other service providers, including the financial advisor;

     -- legal fees, underwriting fees, printing and other expenses of the issuance and sale of any refinancing notes and any notes issued in the exchange offer for the notes, as described under "The Exchange
        Offer -- Fees and Expenses"; and

     -- other selling, general and administrative expenses.

     We assume that:                                                         (6)

     - we pay fees to AerFi as servicer as described under "Management of the AerCo Group -- The Servicer";

     - we pay fees to the administrative agent and other service providers as described under "Management of the AerCo Group -- Corporate Management";

     - we pay customary legal fees, underwriting fees, printing and other expenses of the issuance and sale of any refinancing notes and any notes issued in the exchange offer; and

     - other selling, general and administrative expenses are 1% per annum of lease rentals.

     We assume that SG&A expenses are 5% per annum of lease rentals.

FINANCING-RELATED ASSUMPTIONS

     We make the following financing-related assumptions:

     -  We assume that one month LIBOR remains constant at 6.6% per annum.

     - We assume that AerCo makes and receives swap payments in accordance with the contracted terms of the swaps that we had in place on July 17, 2000.

     - We assume that we issue notes that rank equally in right of payment and interest with each corresponding class of the notes that were issued on July 15, 1998 in amounts and with coupons as set forth in the following table and that we make payments in accordance with the order of priorities set forth under "-- Payment of Principal and Interest -- Priority of Payments".

       SUBCLASS OF NOTES                                  AMOUNT           MONTHLY COUPON
       -----------------                                -----------    ----------------------
                                                        ($MILLIONS)
       Subclass A-3...................................      565        1 Month LIBOR + 0.46%
       Subclass A-4...................................      235        1 Month LIBOR + 0.52%
       Subclass B-2...................................       80        1 Month LIBOR + 1.05%
       Subclass C-2...................................       80        1 Month LIBOR + 2.05%
                                                            ---
                                                            960
                                                            ===

     - We assume that we issue and sell refinancing notes on the expected final payment dates of each of the subclass A-3, subclass B-2 and subclass C-2 notes, and on each subsequent expected final payment date of any such refinancing notes, on the same terms with respect to priority, intra-class priority, redemption and coupon as the notes being refinanced and with maturities and amortization schedules paid with the application of the Minimum, Scheduled and Supplemental Principal Payment Amounts.

     PRINCIPAL REPAYMENTS UNDER THE ASSUMED CASE

     The table below shows, for each payment date presented, the percentage of the initial outstanding principal balance of the subclass A-3, subclass A-4, subclass B-2 and subclass C-2 notes expected to be outstanding on the payment date based on the assumptions. It is highly unlikely that the assumptions will correspond to actual experience. Therefore, principal payments on the notes may occur earlier or later than set forth in the table. AerCo may fail to pay principal of any subclass of its notes prior to the expected final payment date of such subclass because it does not have the funds to make the payment according to the priorities described under "-- Priority of Payments". Such a failure will not, by itself, be an event of default.

            PERCENT OF INITIAL OUTSTANDING PRINCIPAL BALANCE OF THE
                          NOTES BASED ON THE BASE CASE

PAYMENT DATE OCCURRING IN JULY                             A-3      A-4      B-2       C-2
------------------------------                           -------   ------   ------   -------
2000 (July 17)........................................      100%     100%     100%      100%
2001..................................................      100%      82%      94%       99%
2002..................................................        0%      70%      90%       97%
2003..................................................        0%      63%      88%       93%
2004..................................................        0%      55%      86%       88%
2005..................................................        0%      46%      84%       82%
2006..................................................        0%      38%      81%       75%
2007..................................................        0%      29%      79%       67%
2008..................................................        0%      22%       0%        0%
2009..................................................        0%      14%       0%        0%
2010..................................................        0%       6%       0%        0%
2011..................................................        0%       0%       0%        0%
2012..................................................        0%       0%       0%        0%
2013..................................................        0%       0%       0%        0%
2014..................................................        0%       0%       0%        0%
2015..................................................        0%       0%       0%        0%
2016..................................................        0%       0%       0%        0%
2017..................................................        0%       0%       0%        0%
Weighted Average Life (years).........................       1.9      4.8      6.8       6.8

---------------

The weighted average life of a note equals:

     P/I, where

     P = the sum of the following amounts calculated for each payment date: (A) X (Y), where

        A = principal amount that is assumed to be paid on the payment date

        Y = number of years from the date the note was issued to the payment date calculated on the basis of a 360-day year of twelve 30-day months

     I =  the initial principal balance of the note.

     In each of the following tables, "expected maturity" means the period (expressed in years) from July 17, 2000 through the expected final payment date of the relevant notes.

              DECLINING BALANCES OF THE NOTES UNDER THE BASE CASE

                                    [CHART]
GRAPH SHOWING DECLINING VALUES OF THE NOTES UNDER THE BASE CASE, BROKEN DOWN BY
                       SUBCLASS, CLOSING - JULY 15, 2025

     EFFECT OF INABILITY TO REFINANCE SUBCLASS A-3, SUBCLASS B-2 AND SUBCLASS C-2 NOTES

     The table below is based on the assumptions, except that we have assumed that no refinancing notes are issued. If no refinancings occur, the expected maturities (Exp) and weighted average lives (Avg) of the notes would be as set forth below.

            EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF NOTES

                                                                     EXPECTED MATURITY/
                                                                   WEIGHTED AVERAGE LIFE
                                                            ------------------------------------
                                                              BASE CASE         NO REFINANCINGS
                                                            --------------      ----------------
                                                            EXP       AVG        EXP        AVG
                                                            ----      ----      -----      -----
Subclass A-3..........................................       1.9       1.9      15.9       11.7
Subclass A-4..........................................      10.8       4.8      10.8        4.9
Subclass B-2..........................................       7.9       6.8      15.8       10.4
Subclass C-2..........................................       7.9       6.8      12.7        8.2

     MINIMUM REVENUE PERCENTAGE REQUIRED TO REPAY NOTES

     The table below shows the minimum percentage of lease rentals that will be necessary to repay all interest and principal on each subclass of notes by their respective final maturity dates. If the AerCo Group received actual revenues below the percentages of lease rentals indicated below and all of the other assumptions occurred, AerCo would be unable to make the required payments on the notes, which would constitute an event of default.

               PERCENTAGE OF LEASE RENTALS NECESSARY TO REPAY THE
          NOTES BY THE APPLICABLE FINAL MATURITY DATE ASSUMING ACTUAL EXPERIENCE CORRESPONDS TO THE BASE CASE UNTIL THE BEGINNING OF THE YEAR STATED

                                                       CLOSING DATE    YEAR 3    YEAR 6    YEAR 10
                                                       ------------    ------    ------    -------
Subclasses A-3 and A-4...............................     61.4%        60.6%     58.9%      54.4%
Subclass B-2.........................................     70.6%        69.4%     67.3%      61.3%
Subclass C-2.........................................     81.7%        80.5%     76.7%      67.9%

     EFFECT OF A PERMANENT CHANGE IN LEASE RENTALS

     We have prepared the tables below based on the assumptions, except that we have varied the revenue received by the AerCo Group from lease rentals by the indicated percentages, beginning in years 3 and 6. If the AerCo Group received actual lease rentals as indicated below and all of the other assumptions occurred, then the expected maturities and weighted average lives of the relevant subclasses of notes would be as set forth below.

            EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF NOTES ASSUMING A PERMANENT CHANGE IN LEASE RENTALS, BEGINNING IN YEAR 3

                                                PERMANENT CHANGE IN LEASE RENTALS
                                                 AS A PERCENTAGE OF LEASE RENTALS
                       ------------------------------------------------------------------------------------
                       BASE CASE +10%    BASE CASE +5%      BASE CASE      BASE CASE -5%     BASE CASE -10%
                       --------------    --------------    ------------    --------------    --------------
                        EXP      AVG      EXP      AVG     EXP     AVG      EXP      AVG      EXP      AVG
                       -----    -----    -----    -----    ----    ----    -----    -----    -----    -----
Subclass A-3.........   1.9      1.9      1.9      1.9      1.9     1.9     1.9      1.9      1.9      1.9
Subclass A-4.........  10.8      4.7     10.8      4.8     10.8     4.8    10.8      4.8     10.8      5.0
Subclass B-2.........   7.9      6.7      7.9      6.8      7.9     6.8     7.9      6.8      7.9      6.8
Subclass C-2.........   7.9      6.8      7.9      6.8      7.9     6.8     7.9      6.8      7.9      6.9

            EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF NOTES ASSUMING A PERMANENT CHANGE IN LEASE RENTALS, BEGINNING IN YEAR 6

                                                PERMANENT CHANGE IN LEASE RENTALS
                                                 AS A PERCENTAGE OF LEASE RENTALS
                       ------------------------------------------------------------------------------------
                       BASE CASE +10%    BASE CASE +5%      BASE CASE      BASE CASE -5%     BASE CASE -10%
                       --------------    --------------    ------------    --------------    --------------
                        EXP      AVG      EXP      AVG     EXP     AVG      EXP      AVG      EXP      AVG
                       -----    -----    -----    -----    ----    ----    -----    -----    -----    -----
Subclass A-3.........   1.9      1.9      1.9      1.9      1.9     1.9     1.9      1.9      1.9      1.9
Subclass A-4.........  10.8      4.8     10.8      4.8     10.8     4.8    10.8      4.8     10.8      4.8
Subclass B-2.........   7.9      6.8      7.9      6.8      7.9     6.8     7.9      6.8      7.9      6.8
Subclass C-2.........   7.9      6.8      7.9      6.8      7.9     6.8     7.9      6.8      7.9      6.8

     EFFECT OF PERMANENT DECLINE IN PORTFOLIO VALUE

     If the value of the portfolio, as adjusted for our appraisals, becomes significantly less than the value of the portfolio based on the assumptions, the Scheduled Principal Payment Amount payable to holders of the class A notes may be increased. You should refer to "Payment of Principal and Interest -- Principal Amortization" for a description of how these amounts are determined. Payment of this increased amount may shorten the weighted average lives of the class A notes and lengthen the weighted average lives of the subclasses of notes that rank behind the class A notes in priority of payment. The following tables show the expected maturity and weighted average life of each subclass of notes if the adjusted portfolio value permanently declined to a given percentage of the assumed portfolio value, beginning in years 1 and 5.

            EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF NOTES ASSUMING A PERMANENT CHANGE IN PORTFOLIO VALUE, BEGINNING IN YEAR 1

                                                       ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE OF
                                                       ASSUMED PORTFOLIO VALUE BEGINNING IN YEAR 1
                                                  -----------------------------------------------------
                                                     100%*          90%           80%           70%
                                                  -----------   -----------   -----------   -----------
                                                  EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                                  ----   ----   ----   ----   ----   ----   ----   ----
Subclass A-3....................................   1.9    1.9    1.9    1.9    1.9    1.9    1.9    1.9
Subclass A-4....................................  10.8    4.8   10.8    4.7   10.8    4.1   10.8    4.0
Subclass B-2....................................   7.9    6.8    7.9    6.9    7.9    6.9    7.9    6.9
Subclass C-2....................................   7.9    6.8    7.9    6.8    7.9    7.2    7.9    7.6

---------------

* Base Case

            EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF NOTES ASSUMING A PERMANENT CHANGE IN PORTFOLIO VALUE, BEGINNING IN YEAR 5

                                                       ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE OF
                                                       ASSUMED PORTFOLIO VALUE BEGINNING IN YEAR 5
                                                  -----------------------------------------------------
                                                     100%*          90%           80%           70%
                                                  -----------   -----------   -----------   -----------
                                                  EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                                  ----   ----   ----   ----   ----   ----   ----   ----
Subclass A-3....................................   1.9    1.9    1.9    1.9    1.9    1.9    1.9    1.9
Subclass A-4....................................  10.8    4.8   10.8    4.8   10.8    4.6   10.8    4.6
Subclass B-2....................................   7.9    6.8    7.9    6.8    7.9    6.9    7.9    6.9
Subclass C-2....................................   7.9    6.8    7.9    6.8    7.9    7.1    7.9    7.3

---------------

* Base Case

     EFFECT OF CYCLICAL VARIATIONS IN LEASE RENTALS AND PORTFOLIO VALUE -- "RECESSION SCENARIOS"

     Historically, the aviation industry has experienced cyclical swings in the supply and demand for aircraft. Operating lease companies, such as members of the AerCo Group, would be negatively affected by a decline in the demand for aircraft. We have assumed that such a decline in demand or "recession" (as used in this discussion) will result in a decline in aircraft values and an increase in defaults and downtime, and a decline in operating lease rates. In that case, lease rentals would decline.

     We have prepared the following tables to show the effect on assumed maturities and weighted average lives of the subclass B-2 and subclass C-2 notes if recessions of different lengths were to occur in the future. In preparing the following tables, we have assumed that a recession would have the following effect on the operations of the AerCo Group:

     - Aircraft values would fall on the first day of the recession to a given percentage of the assumed portfolio value. This decrease would trigger an increase in scheduled principal payment amounts being paid if amounts are available.

     - After a period of two years following the first day of the recession, lease rentals fall by a given percentage as aircraft are re-leased or lessees default. This would result in less cash flow being available to make payments of interest and principal on the notes.

     - The recession lasts a given period of time. Afterwards, the adjusted portfolio value returns to the assumed portfolio value on the first day after the recession. Two years following the end of the recession, lease rentals return to the assumed case.

     - Actual experience will likely differ from the assumptions we have used in preparing the following tables. Specifically, we can give no assurance that periods of weak traffic growth and lower demand for aircraft will be followed by periods of strong growth and high demand for aircraft nor can it be assured that following a recession aircraft values and lease rentals will return to assumed case levels. Because actual experience will likely differ from these assumptions, the actual maturities and weighted average lives of the notes will likely differ from what is shown in the tables below.

         EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF SUBCLASS B-2
                 NOTES ASSUMING A RECESSION LASTING THREE YEARS

DECLINE IN LEASE RENTALS AS A PERCENTAGE
  OF LEASE RENTALS......................           BASE CASE      BASE CASE - 5%   BASE CASE - 10%
ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE
  OF ASSUMED PORTFOLIO VALUE............             100%              90%              80%

                                                 EXP       AVG    EXP       AVG    EXP       AVG
                                                 ----      ---    ----      ---    ----      ---
Recession begins at start of Year.......    1    7.9       6.8    7.9       6.9    7.9       6.9
                                            3    7.9       6.8    7.9       6.9    7.9       6.9
                                            5    7.9       6.8    7.9       6.8    7.9       6.9
                                           10    7.9       6.8    7.9       6.8    7.9       6.8

         EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF SUBCLASS B-2
                 NOTES ASSUMING A RECESSION LASTING FIVE YEARS

DECLINE IN LEASE RENTALS AS A PERCENTAGE
  OF LEASE RENTALS......................           BASE CASE      BASE CASE - 5%   BASE CASE - 10%
ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE
  OF ASSUMED PORTFOLIO VALUE............             100%              90%              80%

                                                 EXP       AVG    EXP       AVG    EXP       AVG
                                                 ----      ---    ----      ---    ----      ---
Recession begins at start of Year.......    1    7.9       6.8    7.9       6.9    7.9       6.9
                                            3    7.9       6.8    7.9       6.9    7.9       6.9
                                            5    7.9       6.8    7.9       6.8    7.9       6.9
                                           10    7.9       6.8    7.9       6.8    7.9       6.8

         EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF SUBCLASS C-2
                 NOTES ASSUMING A RECESSION LASTING THREE YEARS

DECLINE IN LEASE RENTALS AS A PERCENTAGE
  OF LEASE RENTALS......................           BASE CASE          BASE             BASE
                                                                    CASE - 5%       CASE - 10%
ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE
  OF ASSUMED VALUE......................             100%              90%              80%

                                                 EXP       AVG    EXP       AVG    EXP       AVG
                                                 ----      ---    ----      ---    ----      ---
Recession begins at start of Year.......    1    7.9       6.8    7.9       6.8    7.9       6.8
                                            3    7.9       6.8    7.9       6.8    7.9       7.0
                                            5    7.9       6.8    7.9       6.8    7.9       7.1
                                           10    7.9       6.8    7.9       6.8    7.9       6.8

         EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF SUBCLASS C-2
                 NOTES ASSUMING A RECESSION LASTING FIVE YEARS

DECLINE IN LEASE RENTALS AS A PERCENTAGE
  OF LEASE RENTALS......................           BASE CASE          BASE             BASE
                                                                    CASE - 5%       CASE - 10%
ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE
  OF ASSUMED VALUE......................             100%              90%              80%

                                                 EXP       AVG    EXP       AVG    EXP       AVG
                                                 ----      ---    ----      ---    ----      ---
Recession begins at start of Year.......    1    7.9       6.8    7.9       6.9    7.9       7.0
                                            3    7.9       6.8    7.9       6.8    7.9       7.4
                                            5    7.9       6.8    7.9       6.8    7.9       7.3
                                           10    7.9       6.8    7.9       6.8    7.9       6.8

     EFFECT OF PRINCIPAL ALLOCATION ACCORDING TO THE EXTENDED POOL FACTOR ONLY

     If available collections on a payment date are not sufficient to pay the principal amount that is to be paid on a class of notes on that payment date according to the order of priorities, then the available collections will be allocated to the subclasses in that class of notes as we describe under "-- Principal Amortization -- Allocation of Principal Among Subclasses of Notes".

     We have prepared this table to show the effect of this allocation on the expected maturities and the weighted average lives of subclass A-4 notes if:

   - we issue additional notes to finance the acquisition of additional aircraft in the future but

   - the AerCo Group's lease rentals are sufficient only to pay down the principal of these subclasses according to paragraph (1) under "Payment of Principal and Interest -- Allocation of Principal Among Subclasses of Notes".

                                                                                EXTENDED POOL
                                                              BASE CASE             FACTOR
                                                            --------------      --------------
                                                            EXP       AVG       EXP       AVG
                                                            ----      ----      ----      ----
Subclass A-4..........................................      10.8       4.8      11.8       5.9

     EFFECTS OF NON-DELIVERY OF ADDITIONAL AIRCRAFT

     The following table shows the effect that the non-delivery of remaining aircraft (expressed as a percentage of the Initial Appraised Value) would have on the expected maturities and weighted average lives of the notes.

            EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF NOTES
  ASSUMING NON DELIVERY OF REMAINING AIRCRAFT BY STATED PERCENTAGE AT YEAR ONE

                          BASE CASE         BASE CASE +10%      BASE CASE +20%      BASE CASE +50%
                        --------------      --------------      --------------      --------------
                        EXP       AVG       EXP       AVG       EXP       AVG       EXP       AVG
                        ----      ----      ----      ----      ----      ----      ----      ----
Subclass A-3.........    1.9       1.9       1.9       1.9       1.9       1.9       1.9       1.8
Subclass A-4.........   10.8       4.8       9.7       3.5       7.8       2.4       1.0       0.9
Subclass B-2.........    7.9       6.8       7.9       6.4       7.9       5.8       7.9       4.1
Subclass C-2.........    7.9       6.8       7.9       6.2       7.9       5.6       7.9       3.9

PAYMENT OF PRINCIPAL AND INTEREST

     GENERAL

     The notes are direct obligations of AerCo and are not secured by the aircraft. Our only sources of payment for the notes and our other obligations are:

   -   the payments made by the lessees under the leases;

   -   proceeds from any sales or other dispositions of our assets;

   - net payments to us received under our swap agreements (and any other hedging instruments we may enter into);

   -   interest earned on the investment of cash balances; and

   -   net cash proceeds received from the sale of refinancing notes.

   - payments received with respect to any remaining aircraft under the purchase agreement, as we describe under "The Parties -- The Refinancing and Additional Aircraft Acquisition".

     The notes are subordinated to expenses and other obligations we have according to the order of priorities we describe under "-- Priority of Payments". Each class and subclass of the notes has the priority given to it according to the priority of payments in the indenture. AerCo may make no payment of principal, interest or any premium on any class of notes unless it has made the required payments on the relevant payment date on each class of notes that ranks prior to that class. The subordination provisions of the indenture may not be amended or modified without the agreement of each swap provider, each provider of a credit facility, each holder of a class of notes that is affected by the amendment or modification and each holder of any class of notes that ranks senior to an affected class. The priority of the expenses and payments under swap agreements may not be amended or modified under any circumstances.

     If an event of default occurs, then the holders of a class of notes, except the class A notes, may not give a default notice or exercise any other remedy until all amounts owed by us under the more senior classes of notes have been paid.

     Under the leases, the lessee must make rental and other payments and related collateral payments directly to the rental account held in the name of the security trustee. This amount will then be transferred, within one business day of receipt, to the collection account, except for certain limited amounts that must be left on deposit for local legal reasons. Any amounts received by us which are required to be segregated will be transferred to the lessee funded account. Unsegregated amounts received by us will be transferred directly to the collection account. On the basis of the assumptions, we expect these amounts will be sufficient to pay the principal, interest and any premium, on the notes and all other amounts payable by us to the trustee, the swap providers, the service providers and the holders of the class D and class E notes, in each case when and as due.

     INTEREST

     Each note bears interest on the outstanding principal balance payable monthly in arrears on each payment date. An interest accrual period is the period from and including a payment date and to but excluding the next payment date. The final interest accrual period for each subclass of notes will end on but exclude the final maturity date or the date upon which all principal, interest and any premium on such subclass of notes is paid in full. Each subclass of notes will bear interest for each interest accrual period at the rate per annum set forth in "Summary -- Summary Description of the Notes".

     Interest on any subclass of notes is calculated on the basis of a 360-day year and the actual number of days elapsed in an interest accrual period.

     If we do not repay the subclass A-3, subclass B-2 and subclass C-2 notes in full on or before their expected final payment date, additional interest will accrue on the subclass A-3, subclass B-2 and subclass C-2 notes at the rate of 0.50%, 1.50% and 2.50% per annum, respectively. We refer to this additional interest as "step-up interest." We may also issue additional notes or refinancing notes that will accrue step-up interest after their expected final payment date. Step-up interest will be subordinated to other amounts payable on the class A, class B, class C and class D notes, including accrued and unpaid interest, the Minimum Principal Payment Amount and the Scheduled Principal Payment Amount. The rating agencies will not rate our ability to pay step-up interest. So long as the notes are listed on the Luxembourg Stock Exchange, we will publish the amount of interest and step-up interest that is payable in the manner required by the indenture and the rules of Luxembourg Stock Exchange.

     REFERENCE AGENCY AGREEMENT

     For the purpose of calculating the rate of interest payable on its floating rate notes, we have entered into a reference agency agreement with the trustee, Bankers Trust Company, as reference agent, and the cash manager. The reference agent determines LIBOR for each interest accrual period following the initial interest accrual period, on a reference date (the date that is two business days before the payment date on which the interest accrual period begins).

     Under the reference agency agreement, the reference agent determines LIBOR as follows:

     On each reference date, the reference agent will determine LIBOR as the per annum offered rate for deposits in U.S. dollars for a period of one month that appears on the display designated as page "3750" on the Telerate Monitor (or such other page or service as may replace it for the purpose of displaying LIBOR of major banks for U.S. dollar deposits) at approximately 11:00 a.m. (London time).

     If this offered rate is replaced by the corresponding rates of more than one bank, then the determination of LIBOR shall be made on the basis of the average of the rates (being at least two) that appear. If these rates do not appear or the Telerate page is unavailable, the reference agent will request that each of the banks or a substitute reference bank in London provide the reference agent with its offered quotation to prime banks for dollar deposits in London for the next interest accrual period as at 11:00 a.m. (London time) on the reference date. In this case, the floating rate of interest for each subclass of notes will be the average of the quotations received (at least two) plus the applicable interest spread over LIBOR (and step-up interest, if payable).

     If one or no reference bank provides a quotation, the reference agent will select New York City banks who provide quotations for their U.S. dollar lending rate to leading European banks on the reference date for the next interest accrual period. In this case, the interest for the next interest accrual period will be the average of these quotations plus the applicable interest spread over LIBOR (and step-up interest, if payable). If the banks selected do not provide these quotations, the interest rate will be the rate that applied to the last interest accrual period.

     Once it determines the interest rate, the reference agent will calculate the interest amount for the interest accrual period as:

     I X P X N/360

where:

    I    = interest rate for the interest accrual period
    P    = outstanding principal balance of the subclass at the
         beginning of the interest accrual period, as estimated by
           the reference agent and
    N    = actual number of days in the interest accrual period.

     The reference agent's determination of LIBOR, the interest rate and the interest amount for each such subclass of notes (in the absence of negligence, wilful default, bad faith or manifest error) will be conclusive and binding upon all parties.

     The reference agent will give notice of applicable LIBOR, the payment date, the interest rate for each subclass of notes for the relevant interest accrual period, any step-up interest payable and the amount of interest on each subclass of notes to AerCo, the listing agent for the Luxembourg Stock Exchange and the cash manager. Noteholders may obtain such information at the offices of the listing agent or paying agent in Luxembourg or otherwise in the cash reports provided to noteholders by the trustee on the second business day before each payment date and any other date for distribution of any payments with respect to the notes.

     If the reference agent does not or is unable to determine the interest rate and amount for an interest accrual period as described above, the cash manager will determine such rate of interest or calculate such interest amount in accordance with the provisions described above.

     AerCo reserves the right to terminate the appointment of the reference agent at any time on 30 days' notice and to appoint a replacement reference agent in its place. Notice of any such termination will be given to the holders of the notes. The reference agent may not be removed or resign its duties unless a successor has been appointed.

     PRINCIPAL AMORTIZATION

     For each class of notes, only to the extent that there are sufficient funds in the collection account, principal will be distributed on each payment date equal to the sum of the following amounts:

     -  the Minimum Principal Payment Amount;

     -  the Scheduled Principal Payment Amount;

     - the Supplemental Principal Payment Amount (only applicable to the class A and class B notes); and

     - redeemed principal as described below in paragraphs (21) through (24) under "-- Priority of Payments".

     If we issue any additional notes or refinancing notes, each issuance will be a new subclass of the relevant class of notes.

     As described above under "The Parties -- The Refinancing and Additional Aircraft Acquisition", a non delivery event under the purchase agreement will cause the portion of the cash held in the aircraft purchase account attributable to the associated non delivered aircraft to be added to available collections for the applicable calculation date. To allocate these funds to the holders of the subclass A-3, subclass A-4, subclass B-2, subclass C-2 and subclass D-2 notes, an adjustment will be applied to certain payment schedules associated with the notes. This Non Delivery Adjustment Factor will be calculated as follows:

NDAF =                  the sum of the IAVs of all non delivered aircraft  )
              1 -  (    -------------------------------------------------
                         the sum of the IAVs of all additional aircraft

where:

     IAV = the "Initial Appraised Value" of each aircraft.

     For each aircraft, "Initial Appraised Value" means the average of the appraised base values of the aircraft obtained from the appraisers at March 1, 1998 in the case of the 33 existing aircraft and April 30, 2000 in the case of the 30 additional aircraft.

     For each payment date, the "Assumed Portfolio Value" for the aircraft will equal the sum of the Assumed Values of all the aircraft in the portfolio on the calculation date preceding the payment date, including the additional aircraft, until such time as any such aircraft becomes a non delivered aircraft. On that calculation date, the "Assumed Value" of an aircraft will be calculated as follows:

                       DF(t)
Assumed Value = IAV X  ---
                       DF(C)

where:

    IAV  =    the "Initial Appraised Value" of that aircraft
    DF(t) =   the depreciation factor for that aircraft on the relevant
              calculation date and
    DF(C) =   the depreciation factor for that aircraft on July 15, 1998 in the case of the 33 existing aircraft and July 17, 2000 in the case of the 30 additional aircraft.

     For each aircraft, the depreciation factor at time t will be calculated as follows:

                                DF(t)=  (   1 -         t      ))
                                                   (   ----          X 1.02(t)
                                                       EUL

where:

    t    =   the age of the aircraft in years and
    EUL=     the expected useful life of the aircraft in years;

provided that the depreciation factor shall not be less than zero at any time.

     The depreciation factors produce a "depreciation curve" that assumes that the value of an aircraft will decline at an accelerating rate as the aircraft ages. We have used the depreciation factors described above solely for the purpose of determining repayments of principal of the notes. They are not intended to predict or conform to actual declines in aircraft values over any period. Furthermore, variables used to calculate the depreciation factor will change as the composition of the portfolio changes through acquisitions and sales of aircraft. Finally, we may in the future apply different depreciation factors or alternative methodologies to express the assumed decline in values of additional aircraft that we may acquire in the future. In addition, the Minimum Class Percentages, the Scheduled Class Percentages and the Supplemental Class Percentages for the class A and class B notes and Minimum Target Principal Balances and Scheduled Target Principal Balances for the class C and class D notes will change as additional aircraft are acquired in the future. The Pool Factors and the Extended Pool Factors for each subclass that are described below will not change as the composition of the portfolio changes.

     For each payment date, the "Adjusted Portfolio Value" will equal the sum of the Adjusted Base Values for all aircraft in the portfolio on the calculation date preceding such payment date, including the additional aircraft, until such time as any such aircraft becomes a non delivered aircraft. On that calculation date, the "Adjusted Base Value" of an aircraft will be calculated as follows:

                                                 DF(t)
                    Adjusted Base Value = AAV X  ---
                                                 DF(A)

where:

    AAV  =    the "Average Appraised Value" of that aircraft
    DF(t) =   the depreciation factor for that aircraft on the relevant
              calculation date and
    DF(A) =   the depreciation factor for that aircraft on the date of the most recent appraisal.

     For each aircraft, "Average Appraised Value" means the average of the appraised base values for that aircraft obtained from the appraisers as of the date of the most recent appraisal.

     Minimum Principal Payment Amount. For each class of notes, on each payment date, the "Minimum Principal Payment Amount" will be determined as:

                 Minimum Principal Payment Amount = OPB - MTPB

where:

    OPB   =    the outstanding principal balance of that class and
    MTPB  =    the "Minimum Target Principal Balance" for that class;

provided that the Minimum Principal Payment Amount may not be less than zero on any payment date.

     The "Minimum Target Principal Balance" for the class A and class B notes will be determined as:

                  Minimum Target Principal Balance = MCP X APV

where:

    MCP  =    the "Minimum Class Percentage" as set forth in Appendices 6 and 7 to this prospectus and
    APV  =    the "Assumed Portfolio Value" for the payment date as
              described above.

     In the case of the class A notes only, if, on any payment date, the outstanding principal balance of the class A notes (including any additional notes and refinancing notes) is greater than the Adjusted Portfolio Value for that payment date (as described above), then the Minimum Target Principal Balance of the class A notes will be equal to the Scheduled Target Principal Balance of the class A notes (as described below).

     The "Minimum Target Principal Balance" for the class C notes will be determined as:

    Minimum Target Principal Balance =  MCP X (ENCB + (NDAF X NNCB))

where:

    MCP   =    the "Minimum Class Percentage" as set forth in Appendix 8 to this prospectus
    ENCB  =    the outstanding balance of the subclass C-1 notes on July
               17, 2000
    NNCB  =    the outstanding balance of the subclass C-2 notes on July
               17, 2000 and
    NDAF  =    the Non Delivery Adjustment Factor for that payment date.

The "Minimum Target Principal Balance" for the class D notes will be determined as:
     Minimum Target Principal Balance =

                                     the sum of the IAVs of all delivered additional aircraft
    MCP X    (   $80 million +   (   --------------------------------------------------------  X $20 million ))
                                          the sum of the IAVs of all additional aircraft

where:

    MCP   =    the "Minimum Class Percentage" as set forth in Appendix 9 to this prospectus.

     Scheduled Principal Payment Amount. For each class of notes, on each payment date, the "Scheduled Principal Payment Amount" will be calculated as follows:

                   Scheduled Principal Payment Amount = OPB - STPB

where:

    OPB   =    the outstanding principal balance of that class (after
               giving effect to any payment of the Minimum Principal
               Payment Amount for that class) and
    STPB  =    the "Scheduled Target Principal Balance" for that class as described below;

provided that the Scheduled Principal Payment Amount may not be less than zero on any payment date.

     On each payment date, the "Scheduled Target Principal Balance" for the class A notes will equal:

                Scheduled Target Principal Balance = SCP X AAPV

where:

    SCP   =    the "Scheduled Class Percentage" on the payment date, as set forth in Appendix 6 to this prospectus and
    AAPV  =    for that payment date, the lesser of (A) the Assumed
               Portfolio Value and (B) 105% of the Adjusted Portfolio
               Value.

     On each payment date, the "Scheduled Target Principal Balance" for the class B notes will equal:

                 Scheduled Target Principal Balance = SCP X APV

where:

    SCP  =    the "Scheduled Class Percentage" on the payment date as set forth in Appendix 7 to this prospectus and
    APV  =    the Assumed Portfolio Value on that payment date.

     The "Scheduled Target Principal Balance" for the class C notes will be determined as:

    Scheduled Target Principal Balance =  SCP  X (ENCB + (NDAF X NNCB))

where:

    SCP   =    the "Scheduled Class Percentage" as set forth in Appendix 8 to this prospectus
    ENCB  =    the outstanding balance of the subclass C-1 notes on July
               17, 2000
    NNCB  =    the outstanding balance of the subclass C-2 notes on July
               17, 2000 and
    NDAF  =    the Non Delivery Adjustment Factor for that payment date.

     The "Scheduled Target Principal Balance" for the class D notes will be determined as:

     Scheduled Target Principal Balance =

                                     the sum of the IAVs of all delivered additional aircraft
    SCP X    (   $80 million +   (   --------------------------------------------------------  X $20 million ))
                                          the sum of the IAVs of all additional aircraft

where:

    SCP    =   the "Scheduled Class Percentage" as set forth in Appendix 9 to this prospectus.

     Supplemental Principal Payment Amount. For the class A and class B notes, on each payment date, the "Supplemental Principal Payment Amount" will be calculated as:

              Supplemental Principal Payment Amount = OPB - SupTPB

where:

    OPB      =   the outstanding principal balance of that class (after
                 giving effect to any payment of the Minimum Principal
                 Payment Amount and the Scheduled Principal Payment Amount
                 for that class) and
    SupTPB   =   the "Supplemental Target Principal Balance" for that class as described below;

provided that the Supplemental Principal Payment Amount may not be less than zero on any payment date.

     On each payment date, the "Supplemental Target Principal Balance" for the class A and class B notes will equal:

              Supplemental Target Principal Balance = SupCP X APV,

where:

    SupCP   =   the "Supplemental Class Percentage" on that date, as set
                forth in Appendices 6 and 7 to this prospectus and
    APV     =   the "Assumed Portfolio Value" on that date.

     We intend to refinance 100% of the outstanding principal balance of the subclass A-3, subclass B-2 and subclass C-2 notes on their expected final payment dates by issuing refinancing notes and selling the refinancing notes in the capital markets. Failure to repay the subclass A-3, subclass B-2 and subclass C-2 notes in full at their expected final payment dates will not result in an event of default. If the subclass A-3, subclass B-2 and subclass C-2 notes are not repaid in full on their expected final payment dates, then they will be entitled to receive the remaining principal balance in accordance with the intra-class order of priorities described below.

     We may also refinance any other subclass of notes, at any time, at the redemption price that would be payable if we were to have redeemed those notes instead. See "-- Refinancing" and "-- Indenture Covenants -- Limitation on Indebtedness" for a description of the redemption price.

     The terms of the subclass A-4 notes require amortization of their outstanding principal balance before their expected final payment date, if there are funds available in accordance with the order of priorities set forth under "-- Priority of Payments".

     ALLOCATION OF PRINCIPAL AMONG SUBCLASSES OF NOTES

     If, on a payment date, we must pay a principal amount on a class of notes according to the order of priorities, then the available amount will be allocated between relevant subclasses in the following order of priority. In the following order of priorities, the "remaining principal balance" of any subclass is the outstanding principal balance of that subclass on the applicable payment date after giving effect to any higher ranking amounts allocated to that subclass in either this order of priorities or the inter-class order of priorities described in "-- Priority of Payments".

     The "remaining allocation" is the amount of available collections being currently allocated between subclasses, having given effect to any higher ranking allocations in this order of priorities.

     For the purpose of the following order of priorities, the Pool Factor and the Extended Pool Factor for any subclass of offered notes on any payment date will equal the Base Pool Factor and the Base Extended Pool Factor for that subclass and payment date set forth in Appendix 10 and Appendix 11, respectively, to this prospectus multiplied by the following adjustments:

     In the case of the subclass B-2 and subclass C-2 notes: the NDAF for that payment date where:

    NDAF     =   the Non Delivery Adjustment Factor;

     In the case of the subclass A-3 notes, the lesser of:

    (i)   1 and
    (ii)  NDAF X (NNA-3B + NNA-4B)
                   NNA-3B

where:

    NDAF      =   the Non Delivery Adjustment Factor
    NNA-3B    =   the outstanding balance of the subclass A-3 notes on July
                  17, 2000 and
    NNA-4B    =   the outstanding balance of the subclass A-4 notes on July
                  17, 2000;

     In the case of the subclass A-4 notes, the greater of:

    (i)                zero and
    (ii)  (NDAF X (NNA-3B + NNA-4B)) - NNA-3B
                        NNA-4B

where:

    NDAF      =   the Non Delivery Adjustment Factor
    NNA-3B    =   the outstanding balance of the subclass A-3 notes on July
                  17, 2000 and
    NNA-4B    =   the outstanding balance of the subclass A-4 notes on July
                  17, 2000.

     The order of priorities for allocation of principal among subclasses of notes is as follows:

     (1) First, to each subclass in order of the subclass that was issued first, an amount equal to the Extension Amount, calculated as:

                      Extension Amount = RPB - (EPF X IPB)

where:

         RPB    =   the remaining principal balance of the subclass
         EPF    =   the Extended Pool Factor for the subclass and
         IPB    =   the initial principal balance for the subclass at the time it was issued;

provided that the Extension Amount may not be less than zero on any payment date.

     If two or more subclasses were issued on the same date, available collections will be applied to each of those subclasses proportionately according to, but not to exceed, the Extension Amount.

     (2) Second, to each subclass, any remaining allocation proportionately according to the amount of but not more than the Pool Factor Amount for that subclass calculated as:

                         Pool Factor Amount = RPB - (PF X IPB)

where:

         RPB   =    the remaining principal balance of the subclass
         PF    =    the Pool Factor for the subclass and
         IPB   =    the initial principal balance of the subclass at the time it was issued;

provided that the Pool Factor Amount may not be less than zero on any payment date.

     (3) Third, to each subclass with an expected final payment date on or before the payment date, in order of the earliest issued subclass, any remaining allocation. If there are two or more subclasses that were issued on the same date, the remaining allocation will be applied to them in order of the subclass with the earliest expected final payment date. If two or more of those subclasses have the same expected final payment date, then the remaining allocation will be applied proportionately according to the remaining principal balance.

     (4) Fourth, to each subclass with an Excess Amortization Date (as set forth below) on or before such payment date, any remaining allocation proportionately according to the remaining principal balance.

     (5) Fifth, to each subclass in order of the earliest expected final payment date, any remaining allocation. If two or more subclasses have the same expected final payment date, then available collections will be applied proportionately to those subclasses according to the remaining principal balance.

     The "Excess Amortization Date" for each subclass of the notes is set out below:

                     SUBCLASS OF NOTES                        EXCESS AMORTIZATION DATE
                     -----------------                        ------------------------
Subclass A-3................................................    February 15, 2006
Subclass A-4................................................     August 15, 2000
Subclass B-2................................................     August 15, 2000
Subclass C-2................................................     August 15, 2000

     REFINANCING

     We may repay any subclass of the notes, in whole but not in part, on any date with the proceeds of the issuance of any refinancing notes issued in accordance with the "Limitation on Indebtedness" covenant under the indenture. The amount we will repay in connection with the refinancing of any subclass of notes will be equal to the redemption price for such subclass on the refinancing date plus accrued and unpaid interest.

     At least five days but not more than 30 days before the proposed refinancing date, we will give notice of the refinancing to each holder of such subclass of notes in accordance with the notice provisions contained in the indenture. In connection with any refinancing, we will deposit in the refinancing account an amount equal to the redemption price, plus an amount sufficient to pay or provide for all accrued and unpaid interest as of the refinancing date. Each notice of refinancing will state:

     -  the applicable refinancing date;

     - the redemption price of the notes to be repaid and the amount of accrued but unpaid interest payable;

     -  that notes of the subclass to be repaid must be surrendered; and

     - that, unless we default in the payment of the redemption price and any accrued and unpaid interest, interest on the subclass of notes to be refinanced will cease to accrue on and after the refinancing date. Once a notice of refinancing is published, each subclass of notes to which it applies will become due and payable on the refinancing date at their redemption price, together with accrued and unpaid interest.

     REDEMPTION

     We may redeem any subclass of the notes out of amounts, if any, other than available collections on any payment date, in whole or in part, at the redemption price plus accrued but unpaid interest. In addition, we must on each payment date redeem notes to the extent of any available collections in the manner described in "-- Principal Amortization" above and "-- Priority of Payments" below at the redemption price plus accrued but unpaid interest. Within each class or subclass of notes being redeemed in part, the amount of the outstanding principal balance being prepaid will be applied in each case proportionately among all notes of such subclass.

     The redemption price on the subclass A-3, subclass A-4, subclass B-2 and subclass C-2 notes will be:

     - if the redemption is made with proceeds from refinancing notes or from third parties or other than from available collections (including proceeds from refinancing notes or from third parties), the outstanding principal balance of the subclass being redeemed multiplied by the redemption premium set out in the table below.

     - if the redemption is made with available collections, the outstanding principal balance of the subclass being redeemed.

                                                             REDEMPTION PREMIUM
                                        -------------------------------------------------------------
                                        SUBCLASS     SUBCLASS     SUBCLASS     SUBCLASS     SUBCLASS
REDEMPTION DATE                         A-3 NOTES    A-4 NOTES    B-2 NOTES    C-2 NOTES    D-2 NOTES
---------------                         ---------    ---------    ---------    ---------    ---------
After July 17, 2000...................   101.00%      101.50%      101.75%      103.50%           --
On or after June 15, 2001.............   100.50%      101.00%      101.50%      103.00%           --
On or after June 15, 2002.............   100.00%      100.75%      101.25%      102.50%           --
On or after June 15, 2003.............        --      100.50%      101.00%      102.00%           --
On or after June 15, 2004.............        --      100.25%      100.75%      101.50%           --
On or after June 15, 2005.............        --      100.00%      100.50%      101.00%      105.25%
On or after June 15, 2006.............        --           --      100.25%      100.50%      104.50%
On or after June 15, 2007.............        --           --      100.25%      100.25%      103.75%
On or after June 15, 2008.............        --           --      100.00%      100.00%      103.00%
On or after June 15, 2009.............        --           --           --           --      102.25%
On or after June 15, 2010.............        --           --           --           --      101.50%
On or after June 15, 2011.............        --           --           --           --      100.75%
On or after June 15, 2012.............        --           --           --           --      100.00%

     The redemption price of the subclass D-2 notes will equal EITHER:

     If AerCo redeems the subclass D-2 notes (to the extent the redemption is funded with proceeds from refinancing notes or from third parties or other than from available collections) before June 15, 2005, the redemption price will be THE HIGHER OF:

     - the discounted present value of the Scheduled Principal Payments and interest from the redemption date to June 15, 2005 PLUS the following amount:

           (RP) X (OPB)

where:

            RP    = the applicable redemption premium set forth in the table above and
            OPB   = the assumed outstanding principal balance for June 15,
                  2005, discounted to the redemption date at the applicable
                    Treasury yield plus 1.00%

     OR

     -  the outstanding principal balance on the redemption date.

If AerCo redeems the subclass D-2 notes on or after June 15, 2005, the redemption price will be the applicable redemption premium multiplied by the outstanding principal balance on the redemption date.

     To the extent that the redemption of the subclass D-2 notes is funded from available collections, the redemption price will equal the outstanding principal balance on the portion of the notes being redeemed, without redemption premium.

     "Treasury yield" for the subclass D-2 notes means a per annum rate (expressed as a monthly equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity of the 6 1/2% United States Treasury Note maturing on August 15, 2005, in each case, as published in the most recent
H.15 (519).

     H.15 (519) means the weekly statistical release with that number or any successor publication, published by the Board of Governors of the Federal Reserve System.

     Redemption for Taxation Purposes. All payments of principal, interest and premium, if any, that we make in respect of the notes or any intercompany payments supporting the obligations under the notes will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature unless required by law. Should any withholding or deduction be required by law, we will not be obliged to pay any additional amounts in respect of that withholding or deduction.

     If at any time:

     (a) we are, or on the next payment date will be, required to make any withholding or deduction under the laws or regulations of any applicable tax authority with respect to any payment in respect of any subclass of notes; or

     (b) we are or will be subject to any circumstance (whether by reason of any law, regulation, regulatory requirement or double-taxation convention, or the interpretation or application of them, or otherwise) leading to the imposition of a tax (whether by direct assessment or by withholding at source) or other similar imposition by any jurisdiction which would:

        (1) materially increase the cost to us of making payments in respect of any subclass of notes or of complying with its obligations under or in connection with the notes;

        (2) materially increase our operating or administrative expenses or the charitable trust which holds the majority of our ordinary share capital; or

        (3) otherwise obligate us or any of our subsidiaries to make any material payment on, or calculated by reference to, the amount of any sum received or receivable by us, or by the cash manager on our behalf as contemplated by the cash management agreement;

then we will inform the trustee at that time of that requirement or imposition and shall use our best efforts to avoid its effects. We shall take no action to avoid those effects unless each rating agency has confirmed that that action will not result in the lowering or withdrawal by it of its current rating of any subclass of our notes then outstanding.

     If, after using our best efforts to avoid the adverse effect described above, we or any of our subsidiaries has not avoided those effects, then we may, at our election, redeem the notes of any or all subclasses to which that withholding or deduction applies in whole with accrued and unpaid interest but without premium on any payment date. However, those redemptions may not occur more than 30 days prior to the time that the requirement or imposition described in (a) or (b) above is to become effective.

     METHOD OF REDEMPTION. If we propose to redeem any subclass of notes with funds other than available collections, the trustee will give notice of redemption to each holder of the subclass at least 20 days but not more than 60 days before the redemption date. If we redeem any subclass of notes in part, notes of the subclass to be redeemed will be repaid principal proportionately, to the extent funds are available. If we redeem any subclass of notes in whole, other than a redemption resulting from taxation reasons, we will deposit in the defeasance/redemption account the redemption price, together with an amount sufficient to pay or provide for all of the accrued and unpaid interest as of the redemption date. If we redeem all or any part of a subclass of notes with available collections as required by the priority of payments, we will send no notice of redemption.

     Each notice of redemption will state:

     - the applicable redemption date,

     - the trustee's arrangements for making payments due,

     - the redemption price of the notes to be redeemed,

     - in the case of redemptions in whole, that notes of the subclass to be redeemed must be surrendered (which action may be taken by any holder of the notes or its authorized agent) to the trustee to collect the redemption price and accrued and unpaid interest on those notes, and

     - in the case of redemptions in whole, that, unless we default in the payment of the redemption price and any accrued and unpaid interest, interest on the subclass of notes called for redemption will cease to accrue on and after the redemption date.

     Once a notice of redemption for a redemption in whole is mailed, each subclass of notes to which it applies will become due and payable on the redemption date at their redemption price, together with accrued and unpaid interest.

     DEFEASANCE

     We may at any time terminate all of our obligations under the notes and the indenture. This is known as "legal defeasance". Legal defeasance will not apply to (1) our obligations relating to the defeasance trust and (2) our obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a register for the notes.

     Also, we may at any time terminate our obligations under the covenants described under "-- Indenture Covenants" and "-- Operating Covenants" and the events of default described under "-- Events of Default and Remedies", other than clauses (1), (2), (3), (6) and (7) (solely with respect to us) set forth under "-- Events of Default and Remedies". This is known as "covenant defeasance".

     We may exercise our legal defeasance option even if we have already exercised the covenant defeasance option. If we exercise our legal defeasance option, payment of the notes may not be accelerated because of an event of default. If we exercise our covenant defeasance options, payment of the notes may not be accelerated because of the events of default described under "-- Events of Default and Remedies", other than clauses (1),(2),(3),(6)(solely with respect to us) and (7) (solely with respect to us) set forth under "-- Events of Default and Remedies".

     In order to exercise either defeasance option, we must irrevocably deposit in trust with the trustee any combination of cash or obligations of the U.S. government as will be sufficient for the payment of principal, premium (if any), and interest on the notes to redemption or maturity. We must also comply with other conditions, including delivering to the trustee an opinion of counsel to the effect that holders of the notes (1) will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and defeasance and (2) will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred. In the case of legal defeasance only, the opinion of counsel must be based on a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law.

     PRIORITY OF PAYMENTS

     On each payment date, the cash manager will withdraw all amounts on deposit in the collection account and will distribute them according to the order of priority set forth below. Any amount below will be paid only if all amounts ranking senior to that amount are paid in full on the payment date.

     (1) First, to the expense account or directly to the relevant expense payees, an amount equal to the required expense amount;

     (2)   Second, the following amounts proportionately:

         (A) to the holders of each subclass of class A notes, all accrued and unpaid interest excluding step-up interest, if applicable, on that subclass of class A notes proportionately according to the amount of accrued and unpaid interest on that subclass of class A notes; and

         (B) proportionately, to any swap provider, an amount equal to any payment, other than subordinated swap payments, due from AerCo under any swap agreement;

     (3) Third, (1) first, to any persons providing primary eligible credit facilities, any amounts then payable to those persons under the terms of their respective eligible credit facilities, and then, (2) retain in the collection account an amount, if positive, equal to (A) the minimum liquidity reserve amount, less (B) amounts available for drawing under any primary eligible credit facilities;

     (4) Fourth, to the holders of class A notes, in the order of priority by subclass set forth under "-- Allocation of Principal Among Subclasses of Notes", an amount equal to the Minimum Principal Payment Amount with respect to the class A notes;

     (5) Fifth, to the holders of each subclass of class B notes, all accrued and unpaid interest, excluding step-up interest, if applicable, on that subclass of class B notes proportionately according to the amount of accrued and unpaid interest on that subclass of class B notes;

     (6) Sixth, to the holders of class B notes, in the order of priority by subclass set forth under "-- Allocation of Principal Among Subclasses of Notes", an amount equal to the Minimum Principal Payment Amount with respect to the class B notes;

     (7) Seventh, to the holders of each subclass of class C notes, all accrued and unpaid interest, excluding step-up interest, if applicable, on that subclass of class C notes proportionately according to the amount of accrued and unpaid interest on that subclass of class C notes;

     (8) Eighth, to the holders of class C notes, in the order of priority by subclass set forth under "-- Allocation of Principal Among Subclasses of Notes", an amount equal to the Minimum Principal Payment Amount with respect to the class C notes;

     (9) Ninth, to the holders of each subclass of class D notes, all accrued and unpaid interest, excluding step-up interest, if applicable, on that subclass of class D notes proportionately according to the amount of accrued and unpaid interest on that subclass of class D notes;

     (10) Tenth, to the holders of class D notes, in the order of priority by subclass set forth under "-- Allocation of Principal Among Subclasses of Notes", an amount equal to the Minimum Principal Payment Amount with respect to the class D notes;

     (11) Eleventh, (1) first, to any persons providing any credit facilities that are not primary eligible credit facilities, any amounts then payable under the terms of their credit facilities and then, (2) retain in the collection account an amount, if positive, equal to (A) the liquidity reserve amount less (B) the sum of the amount of cash reserved under (3) above plus the amounts available for drawing under any eligible credit facilities;

     (12) Twelfth, to the holders of class A notes, in the order of priority by subclass set forth under "-- Allocation of Principal Among Subclasses of Notes", an amount equal to the Scheduled Principal Payment Amount with respect to the class A notes;

     (13) Thirteenth, to the holders of class B notes, in the order of priority by subclass set forth under "-- Allocation of Principal Among Subclasses of Notes", an amount equal to the Scheduled Principal Payment Amount with respect to the class B notes;

     (14) Fourteenth, to the holders of class C notes, in the order of priority by subclass set forth under "-- Allocation of Principal Among Subclasses of Notes", an amount equal to the Scheduled Principal Payment Amount with respect to the class C notes;

     (15) Fifteenth, to the holders of class D notes, in the order of priority by subclass set forth under "-- Allocation of Principal Among Subclasses of Notes", an amount equal to the Scheduled Principal Payment Amount with respect to the class D notes;

     (16) Sixteenth, to the permitted accruals balance in the expense account, an amount equal to permitted accruals in respect of any modification payments;

     (17) Seventeenth, to the holders of each subclass of notes entitled thereto, an amount equal to all accrued and unpaid step-up interest on that subclass, if any, proportionately according to the amount of accrued and unpaid step-up interest;

     (18) Eighteenth, to the holders of class A notes, in the order of priority by subclass set forth under "-- Allocation of Principal Among Subclasses of Notes", an amount equal to the Supplemental Principal Payment Amount with respect to the class A notes;

     (19) Nineteenth, to the holders of each subclass of the class E notes, the class E note primary interest amount, proportionately according to the amount due on each subclass of the class E notes;

     (20) Twentieth, to the holders of class B notes, in the order of priority by subclass set forth under "-- Allocation of Principal Among Subclasses of Notes", an amount equal to the Supplemental Principal Payment Amount with respect to the class B notes;

     (21) Twenty-first, to the holders of class A notes, in the order of priority by subclass set forth under "-- Allocation of Principal Among Subclasses of Notes" an amount equal to the redemption price of the outstanding principal balance, if any, of the class A notes;

     (22) Twenty-second, to the holders of class B notes, in the order of priority by subclass set forth under "-- Allocation of Principal Among Subclasses of Notes" an amount equal to the redemption price of the outstanding principal balance, if any, of the class B notes;

     (23) Twenty-third, to the holders of class C notes, in the order of priority by subclass set forth under "-- Allocation of Principal Among Subclasses of Notes" an amount equal to the redemption price of the outstanding principal balance, if any, of the class C notes;

     (24) Twenty-fourth, to the holders of class D notes, in the order of priority by subclass set forth under "-- Allocation of Principal Among Subclasses of Notes" an amount equal to the redemption price of the outstanding principal balance, if any, of the class D notes;

     (25) Twenty-fifth, pro rata, to swap providers in an amount equal to any amounts then payable under the relevant swap agreements which are subordinated in accordance with their terms;

     (26) Twenty-sixth, to investors or other persons for obligations incurred in connection with permitted tax-related dispositions, if any, that are subordinated in accordance with the terms of the relevant permitted tax-related dispositions an amount equal to the amount of those subordinated tax-related disposition payments then payable;

     (27) Twenty-seventh, to the holders of the class E notes, an amount equal to all accrued and unpaid interest on the class E notes and an amount equal to the cash portion of the Liquidity Reserve Amount then on deposit in the collection account, proportionately according to the amount due on each subclass of the class E notes;

     (28) Twenty-eighth, to the holders of the class E notes, in the order of priority by subclass set forth under "-- Allocation of Principal Among Subclasses of Notes", an amount equal to the redemption price of the outstanding principal balance of the class E notes; and

     (29)  Twenty-ninth, to the charitable trust trustee, all remaining amounts.

     PRIORITY OF PAYMENTS FOLLOWING A DEFAULT NOTICE

     If a default notice is delivered to AerCo or the cash manager or an event of default described in clause (6) or (7) under "-- Events of Default and Remedies" occurs and continues, the priority of payments described above will not apply. Instead, amounts on deposit in the collection account and the expense account will be applied in the following order of priority.

     (1) First, to the expense account or directly to the relevant expense payees, an amount equal to the required expense amount;

     (2) Second, proportionately, to the providers of any primary eligible credit facilities, such amounts as are required to make any payments due to those providers under their primary eligible credit facilities;

     (3) Third, the following amounts: (A) proportionately to the holders of each subclass of class A notes, all accrued and unpaid interest (including step-up interest, if any) on, and all outstanding principal of, that subclass and (B) proportionately to any swap provider, such amounts as are required to make any payments (other than subordinated swap payments) due to that swap provider under any swap agreement;

     (4) Fourth, proportionately to the holders of each subclass of class B notes, all accrued and unpaid interest (including step-up interest, if any) on and all outstanding principal of that subclass of class B notes;

     (5) Fifth, proportionately to the holders of each subclass of class C notes, all accrued and unpaid interest (including step-up interest, if any) on and all outstanding principal of that subclass of class C notes;

     (6) Sixth, proportionately to the holders of each subclass of class D notes, all accrued and unpaid interest (including step-up interest, if any) on and all outstanding principal of that subclass of class D notes;

     (7) Seventh, proportionately to the providers of any credit or liquidity enhancement facilities in favor of AerCo other than primary eligible credit facilities, those amounts as are required to make any payment due under their facilities;

     (8) Eighth, proportionately to any swap provider, those amounts as are required to make any subordinated swap payments due to that swap provider under any swap agreement;

     (9) Ninth, proportionately to any investor or other person in respect of any obligation incurred in connection with any permitted tax-related disposition, those amounts as are required to make any subordinated tax-related disposition payments due;

     (10) Tenth, proportionately to the holders of each subclass of the class E notes all accrued and unpaid interest on and all outstanding principal of that subclass of class E notes; and

     (11)  Eleventh, to the charitable trust trustee, all remaining amounts.

INDENTURE COVENANTS

     GENERAL COVENANTS

     NO RELEASE OF OBLIGATIONS. AerCo will not take, or knowingly permit any subsidiary to take, any action which would amend, terminate, other than any termination in connection with the replacement of that agreement with an agreement on terms substantially no less favorable to AerCo and its subsidiaries than the agreement being terminated, or discharge or prejudice the validity or effectiveness of the indenture, other than as permitted therein, the security trust agreement, the intercompany loans, the cash management agreement, the administrative agency agreement, the deposit agreement or any servicing agreement or permit any party to any of those documents to be released from its obligations, except, in each case, as permitted or contemplated by the terms of those documents, except:

     AerCo may take or permit these actions and may permit these releases if it shall have first obtained an authorizing resolution of the directors of AerCo determining that that action, permitted action or release does not materially adversely affect the interests of the noteholders and having given notice to the rating agencies.

     Despite the preceding paragraph, in any case:

     (1) AerCo will not take any action which would result in any amendment or modification to the conflicts standard or duty of care in those agreements; and

     (2) there must be at all times an administrative agent, a cash manager and, unless a servicer resigns prior to the appointment of a replacement servicer as a result of any failure to pay amounts due and owing to it and notice of resignation is given to the rating agencies, one or more servicers with respect to all aircraft in the portfolio.

     LIMITATION ON ENCUMBRANCES. AerCo will not, and will not permit any subsidiary to, create, incur, assume or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest, including, without limitation, any conditional sale, or any sale with recourse against the seller or any affiliate of the seller or any agreement to give any security interest over or with respect to any of AerCo's or any subsidiary's assets, excluding segregated funds, including, without limitation, all shares of capital stock, all beneficial interests in trusts, all ordinary shares and preferred shares, any options, warrants and other rights to acquire shares or interests and any indebtedness of any subsidiary held by AerCo or a subsidiary.

     However, AerCo may create, incur, assume or suffer to exist:

     (1)  any permitted encumbrance (as described below);

     (2) any security interest created or required to be created under the security trust agreement;

     (3) encumbrances over rights in or derived from leases, upon confirmation from the rating agencies in advance that that action or event will not result in the lowering or withdrawal of any rating assigned by any rating agency to any of the notes then outstanding, so long as any transaction or series of transactions resulting in that encumbrance, taken as a whole, does not materially adversely affect the amount of collections that would have been received by AerCo from any lease had that encumbrance not been created;

     (4) encumbrances over any aircraft, leases or funds on deposit in the tax defeasance account or investments held in that account created in connection with any permitted tax-related disposition; or

     (5) any other encumbrance the validity or applicability of which is being contested in good faith in appropriate proceedings by AerCo or any of its subsidiaries.

     "Affiliate" means, with respect to any person, any other person that, directly or indirectly, controls, is controlled by or is under common control with, that person or is a director or officer of that person.

     "Control" of a person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting stock, by contract or otherwise.

     "Permitted encumbrance" means:

     (1) any lien for taxes, assessments and governmental charges or levies not yet due and payable or which are being contested in good faith by appropriate proceedings;

     (2) in respect of any aircraft, any liens of a repairer, carrier or hanger keeper arising in the ordinary course of business by operation of law or any engine or parts-pooling arrangements or other similar lien;

     (3) any permitted lien or encumbrance on any aircraft, engines or parts as defined under any lease (other than liens or encumbrances created by the relevant lessor);

     (4) any liens created by or through or arising from debt or liabilities or any act or omission of any lessee in each case either in contravention of the relevant lease (whether or not that lease has been terminated) or without the consent of the relevant lessor (so long as that lessor becomes aware of those liens, that lessor shall use commercially reasonable efforts to have those liens lifted);

     (5) any head lease, lease, conditional sale agreement or purchase option existing on July 15, 1998, with respect to the aircraft acquired by us on July 15, 1998, or, in the case of any additional aircraft, on the date that aircraft is acquired, or any aircraft agreement meeting the requirements of clause (c), (e) or (f) of the second paragraph under the "Limitation on Aircraft Sales" covenant;

     (6) any lien for air navigation authority, airport tending, gate or handling (or similar) charges or levies;

     (7) any lien created in favor of AerCo, or any of its subsidiaries or the security trustee; and

     (8) any lien not referred to in (1) through (7) above which would not adversely affect the owner's rights and does not exceed the greater of 1% of the aggregate initial appraised value of the portfolio and $250,000 per aircraft.

     LIMITATION ON RESTRICTED PAYMENTS. AerCo will not, and will not permit any of its subsidiaries, to:

     (1) declare or pay any dividend or make any distribution on its stock held by persons other than AerCo or any of its subsidiaries;

     (2) purchase, redeem, retire or otherwise acquire for value any shares of stock of AerCo or any of its subsidiaries held by and on behalf of persons other than AerCo, any of its subsidiaries or other persons permitted under the requirements of (2)(b) under the "Limitation on the Issuance, Delivery and Sale of Stock" covenant;

     (3) make any interest, principal or premium payment, if any, on the notes or make any voluntary or optional repurchase, defeasance or other acquisition or retirement for value of indebtedness of AerCo or any of its subsidiaries that is not owed to AerCo or any of its subsidiaries other than in accordance with, "-- Payment of Principal and Interest"; or

     (4) make any investments other than permitted account investments, investments permitted under the "Limitation on Engaging in Business Activities" covenant, allowed restructurings and investments in any subsidiaries that own or lease aircraft so long as written notification of the organization or acquisition of that subsidiary shall have been given to each rating agency.

     The term "investment" for purposes of the above covenant means any loan or advance to a person or entity, any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of that person or entity, any capital contribution to that person or entity or any other investment in that person or entity. The term "investment" shall not include any obligation of a purchaser of an aircraft to make deferred or installment payments pursuant to any aircraft agreement specified in clauses (c), (e) or (f) of the second paragraph under "Limitations on Aircraft Sales" below so long as the AerCo Group retains a security interest in the relevant aircraft until that obligation is discharged.

     LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS. AerCo will not, and will not permit any of its subsidiaries to, create or otherwise suffer to exist any consensual encumbrance or restriction of any kind on the ability of any subsidiary to:

     (1) declare or pay dividends or make any other distributions permitted by applicable law, or purchase, redeem or otherwise acquire for value, the stock of AerCo or a subsidiary, as the case may be;

     (2)  pay any indebtedness owed to AerCo or a subsidiary;

     (3)  make loans or advances to AerCo or a subsidiary; or

     (4) transfer any of its property or assets to AerCo or any other subsidiary thereof.

     The foregoing restrictions shall not apply to any consensual encumbrances or other restrictions:

     (1) existing on July 15, 1998, in the case of the aircraft acquired by us on July 15, 1998, or, in the case of any additional aircraft, on the date that aircraft is acquired, under any related document, including any amendments, extensions, refinancings, renewals or replacements of those documents, so long as the consensual encumbrances and restrictions in those amendments, extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders of the notes than those previously in effect; or

     (2)  in the case of clause (4) above:
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

        (a) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset; or

        (b) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or consensual encumbrance on, any property or assets of AerCo or any subsidiary not otherwise prohibited by the indenture. This covenant shall not prevent AerCo or any subsidiary from creating, incurring, assuming or suffering to exist any encumbrances that are not otherwise prohibited under the indenture.

     LIMITATION ON ENGAGING IN BUSINESS ACTIVITIES. AerCo will not, and will not permit any subsidiary to, engage in any business or activity other than:

     (1) purchasing or otherwise acquiring aircraft assets both directly and indirectly through the acquisition of aircraft owning entities (subject to the limitations set forth in the "Limitation on Aircraft Acquisitions" covenant);

     (2) owning (including, subject to the limitations set forth in the "Limitation on Aircraft Acquisitions" covenant, acquiring additional aircraft), holding, converting, maintaining, modifying, managing, operating, leasing, re-leasing and, subject to the limitations set forth in the "Limitations on Aircraft Sales" covenant, selling or otherwise disposing of the aircraft (including permitted tax-related dispositions);

     (3) entering into all contracts and engaging in all related activities incidental thereto, including from time to time accepting, exchanging, holding or permitting any of its subsidiaries to accept, exchange or hold promissory notes, contingent payment obligations or equity interests, of lessees or their affiliates issued in connection with the bankruptcy, reorganization or other similar process, or in settlement of delinquent obligations or obligations anticipated to be delinquent, of those lessees or their respective affiliates in the ordinary course of business;

     (4) providing loans to, and guaranteeing or otherwise supporting the obligations and liabilities of, any AerCo Group member or any future AerCo entity, in each case on such terms and in such manner as the directors see fit and (whether or not AerCo, any member of the AerCo Group or any future AerCo entity derives a benefit therefrom) so long as those loans, guarantees or other supports are provided in connection with the purposes set forth in clauses (1) through (3) of this covenant;

     (5)  financing or refinancing the business activities described in clauses
          (1) through (3) of this covenant through the offer, sale and issuance of any securities of AerCo, upon those terms and conditions as the directors see fit, for cash or in payment or in partial payment for any property purchased or otherwise acquired by the AerCo Group or any future AerCo entity;

     (6) engaging in currency and interest rate exchange transactions for the purposes of avoiding, reducing, minimizing, hedging against or otherwise managing the risk of any loss, cost, expense or liability arising, or which may arise, directly or indirectly, from any change or changes in any interest rate or currency exchange rate or in the price or value of any of the property or assets of AerCo or any of its subsidiaries within limits determined by the directors from time to time and submitted to the rating agencies (including but not limited to dealings, whether involving purchases, sales or otherwise, in foreign currency, spot and forward interest rate exchange contracts, forward interest rate agreements, caps, floors and collars, futures, options, swaps, and any other currency, interest rate and other similar hedging arrangements and other similar instruments).

     However, AerCo shall not and shall not permit any of its subsidiaries to, enter into any hedging arrangements or other instruments:

        (a)  that are primarily entered into for speculative purposes; or

        (b) that are not U.S. dollar-denominated interest rate swaps, swaptions, caps or floors;

without confirmation by the rating agencies that they will not lower or withdraw any rating assigned by them to any notes outstanding;

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

     (7) establishing, promoting and aiding in promoting, constituting, forming or organizing companies, syndicates or partnerships of all kinds in any part of the world for the purposes set forth in clauses (1) through (3) above; so long as written notification shall have been given to each rating agency that that company, trust, syndicate or partnership was set up in compliance with the indenture;

     (8) acquiring, holding and disposing of shares, securities and other interests in that company, syndicate or partnership;

     (9) disposing of shares, securities and other interests in, or causing the dissolution of, any existing subsidiary so long as any disposition which results in the disposition of an Aircraft meets the requirements set forth under the "Limitation on Aircraft Sales" covenant; and

     (10) taking out, acquiring, surrendering and assigning policies of insurance and assurances with any insurance company or companies which AerCo or any of its subsidiaries may think fit and paying the premiums thereon.

     LIMITATION ON INDEBTEDNESS. AerCo will not, and will not permit any of its subsidiaries to, incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, whether present or future, indebtedness, except as described below.

     For the purposes of the indenture, "indebtedness" means, with respect to any person at any date of determination without duplication:

     (1)  all indebtedness of that person for borrowed money;

     (2) all obligations of that person evidenced by bonds, debentures, notes or other similar instruments;

     (3) all obligations of that person in respect of letters of credit or other similar instruments including reimbursement obligations with respect to them;

     (4) all obligations of that person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of purchasing that property or service or taking delivery and title to it or the completion of those services, and payment deferrals arranged primarily as a method of raising finance or financing the acquisition of that property or service;

     (5) all obligations of that person under a lease of or other agreement conveying the right to use any property, whether real, personal or mixed, that is required to be classified and accounted for as a capital lease obligation under U.S. GAAP;

     (6) all indebtedness as defined in clauses (1) through (5) of this paragraph of any other person secured by a lien on any asset of that person, whether or not that indebtedness is assumed by that person; and

     (7) all indebtedness as defined in clauses (1) through (5) of this paragraph of other persons guaranteed by that person.

     However, the above restriction does not apply to:

     (1) indebtedness under the notes, the subclass D-1 and subclass D-2 notes and subclass E-1 and subclass E-2 notes;

     (2) indebtedness under any refinancing notes or other indebtedness issued in connection with the repurchase, acquisition, defeasance or retirement for value of notes other than the class E notes so long as:

        (a) the refinancing notes or other indebtedness receive ratings from the rating agencies at the close of that refinancing or issuance equal to or higher than those of the subclass being refinanced or repurchased, acquired, defeased or retired (determined at the date of incurrence);

        (b) taking into account that refinancing or repurchase, acquisition, defeasance or retirement for value, AerCo receives prior confirmation from the rating agencies that that transaction will not result in the lowering or withdrawal of any rating assigned by any rating agency to any notes outstanding at that time; and

        (c) the net proceeds of any refinancing or issuance shall be used only to repay the outstanding principal balance of the subclass of the notes being so refinanced or repurchased, acquired, defeased or retired plus any redemption premium and transaction expenses relating to them;

     (3) indebtedness under guarantees by AerCo or any subsidiary of any other member of the AerCo Group, other than guarantees described in clause
          (5), so long as no such indebtedness in respect of any member of the AerCo Group, other than AerCo or any subsidiary of AerCo, may be incurred if it would materially adversely affect the AerCo noteholders;

     (4) indebtedness in respect of any additional notes incurred in connection with a permitted additional aircraft acquisition so long as:

        (a) taking into account the incurrence of that indebtedness, AerCo receives prior confirmation from the rating agencies that the incurrence of that indebtedness will not result in the lowering or withdrawal of any rating assigned by any rating agency to any subclass of the notes outstanding at that time;

        (b) the net proceeds of that indebtedness shall be used only to finance the permitted additional aircraft acquisition; and

        (c) those additional notes will be cross-collateralized with all notes outstanding by the collateral under the security trust agreement;

     (5) indebtedness in respect of guarantees by AerCo or any subsidiary of indebtedness incurred by any future AerCo entity other than a subsidiary of AerCo in connection with a permitted additional aircraft acquisition so long as:

        (a)  the future AerCo entity shall have guaranteed the notes;

        (b) the indebtedness being guaranteed would be permitted pursuant to clause (2) or (4) above if the indebtedness were incurred directly by AerCo or any subsidiary in connection with a permitted additional aircraft acquisition; and

        (c) the indebtedness being guaranteed was issued by a future AerCo entity under an indenture, the terms of which, including the covenants and other obligations of the future AerCo entity, are substantially similar to those of the indenture;

     (6) indebtedness to aircraft sellers under aircraft acquisition or similar agreements;

     (7) indebtedness under intercompany loans or any agreement between AerCo or any of its subsidiaries and any other members of the AerCo Group. Any indebtedness owed by any member of the AerCo Group to AerCo must be evidenced by promissory notes that are pledged to the security trustee and written notification must be given to each rating agency of the incurrence of the indebtedness;

     (8) indebtedness of the AerCo Group under any credit or liquidity enhancement facility provided in favor of the AerCo Group. Before entering into a primary eligible credit facility, AerCo must receive confirmation from the rating agencies that they will not lower or withdraw any rating assigned by them to any subclass of notes outstanding; and

     (9) obligations to each investor or other person in respect of the cash proceeds in the tax defeasance account and any subordinated tax-related disposition payments under the related permitted tax-related disposition and any related assignment and assumption agreements and documents related to them.

     As used in this prospectus, "guarantee" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness or other obligation of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of that person:

     (1) to purchase or pay or advance or supply funds for the purchase or payment of any indebtedness or other obligation of the other person; or

     (2) entered into for purposes of assuring in any other manner the obligee of any indebtedness or other obligation of the payment thereof or to protect the obligee against loss in respect of them in whole or in part.

     The term "guarantee" does not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" when used as a verb has a corresponding meaning.

     LIMITATION ON AIRCRAFT SALES. AerCo will not, and will not permit any of its subsidiaries to, sell, transfer or otherwise dispose of any aircraft or any interest therein, except as described below.

     However, AerCo and any of its subsidiaries will be permitted to sell, transfer or otherwise dispose of, directly or indirectly:

     (1) any engines owned on the date an aircraft is acquired, or any replacements or parts installed in or attached to any aircraft other than engines; or

     (2)  one or more aircraft or an interest in aircraft:

        (a) under a purchase option or other similar agreements existing on the date an aircraft is acquired;

        (b) within or among AerCo and its subsidiaries without limitation, and among AerCo or any of its subsidiaries and any other member of the AerCo Group if a sale, transfer or disposition, as the case may be, would not materially adversely affect the AerCo noteholders, so long as written notification shall have been given to each rating agency of the sale, transfer or disposition;

        (c) under any aircraft agreement as long as the sale does not result in a concentration default, and the net present value of the cash net sale proceeds is not less than the note target price (as described below);

        (d) in order to receive insurance proceeds in connection with an event of loss;

        (e) under an aircraft agreement that is designed to allow a person unrelated to AerCo or any other member of the AerCo Group to realize tax benefits associated with the aircraft or other assets being sold; a permitted tax-related disposition will be permissible so long as AerCo receives confirmation prior to entering into the agreement that the performance of the agreement will not result in the lowering or withdrawal of any rating assigned by any rating agency to each subclass of notes outstanding at the time and all obligations of AerCo or any other member of the AerCo Group other than the obligation to pay the tax defeasance amount under the agreement or to any person providing credit support for obligations are payable only under subordinated tax-related disposition payments as set forth under "-- Priority of Payments"; or

        (f) pursuant to an aircraft agreement and, in any one calendar year, not exceeding 10% of the adjusted portfolio value, so long as:

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

             (1) the directors unanimously confirm that each sale does not materially adversely affect AerCo and the AerCo noteholders; and

             (2)  each sale does not result in a concentration default.

     For the purpose of this covenant, the net present value of the cash net sale proceeds of any sale, transfer or other disposition of any aircraft shall mean the present value of all payments received or to be received by the AerCo Group in respect of the aircraft from the date of execution or option granting date, as the case may be, of the relevant aircraft agreement through and including the date of transfer of title to the aircraft, discounted back to the date of execution or option granting date, as the case may be, of the agreement at the weighted average cost of funds of the AerCo Group based on the cost of funds on the preceding payment date (excluding for this purpose any interest paid or accrued on the class E notes but taking into account any swap agreements).

     The "note target price" of an aircraft means 103% of the aggregate outstanding principal balance of class A, class B, class C and class D notes, together with any accrued but unpaid interest and any related swap breakage costs, allocable to the aircraft on the date of the sale agreement or purchase option date, as the case may be. On any date, the outstanding principal balance of class A, class B, class C and class D notes allocable to an aircraft will equal:

       ABV
OPB X  ---
       APV

where:

    ABV =  the Adjusted Base Value of the aircraft
    APV =  the Adjusted Portfolio Value and
    OPB = the outstanding principal balance of the class A, class B, class C and class D notes on the most recent payment date.

     "Aircraft agreement" means any lease, sub-lease, conditional sale agreement, finance lease, hire purchase agreement or other agreement (other than an agreement relating to maintenance, modification or repairs) or any purchase option granted to a person other than AerCo or its subsidiaries or any other member of the AerCo Group to purchase an aircraft under a purchase option agreement, in each case where a person acquires or is entitled to acquire legal title, or the economic benefits of ownership of, an aircraft.

     "Net sales proceeds" means the aggregate amount of cash received or to be received from time to time (whether as initial or deferred consideration) by or on behalf of the seller in connection with the transaction after deducting:

     (1) reasonable and customary brokers' commissions and other similar fees and commissions including fees received by the servicer under the servicing agreement; and

     (2) the amount of taxes payable in connection with or as a result of a transaction, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of cash, actually paid to a person that is not an affiliate of the seller and are properly attributable to the transaction or to the asset that is the subject of it.

     "Concentration default" means an event of default under "-- Operating Covenants -- Concentration Limits", as that covenant may be adjusted from time to time upon approval of the rating agencies, which would arise if effect were given to any sale, transfer or other disposition or any purchase or other acquisition as of the date of the binding sale or purchase agreement (even if the sale, transfer or other disposition or purchase or other acquisition is scheduled or expected to occur after the date of the binding agreement).

     LIMITATION ON AIRCRAFT ACQUISITIONS. AerCo will not, and will not permit any of its subsidiaries, to purchase or otherwise acquire any aircraft other than the initial aircraft or any interest therein except as described below.
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

     AerCo and any of its subsidiaries will be permitted to:

     (1) purchase or otherwise acquire, directly or indirectly, additional aircraft so long as:

        (a)  no event of default shall have occurred and be continuing;

        (b) all Scheduled Principal Payment Amounts on the notes have been paid;

        (c)  the acquisition does not result in a concentration default; and

        (d)  after giving effect to the acquisition:

             - no more than 90% of the portfolio by appraised base value consists of Stage 3 narrowbody aircraft and regional jets,

             - no more than 50% of the portfolio consists of Stage 3 widebody aircraft, and

             - no more than 15% of the portfolio consists of Stage 2 aircraft and turboprop aircraft,

        unless the directors of AerCo obtain advance confirmation that the action will not result in the lowering or withdrawal of any rating assigned by any rating agency to any of the notes outstanding; or

     (2) act as sponsor of a future AerCo entity other than a subsidiary of AerCo that would fund an acquisition of aircraft assets with indebtedness guaranteed by AerCo pursuant to the "Limitation on Indebtedness" covenant as described above; so long as, if the acquisition of aircraft assets had been consummated directly by AerCo, the acquisition would have been permitted pursuant to the foregoing clause (1).

     A "permitted additional aircraft acquisition" means a transaction described in clause (1) or (2) above.

     LIMITATION ON MODIFICATION PAYMENTS AND CAPITAL EXPENDITURES. AerCo will not, and will not permit any of its subsidiaries to, make any capital expenditures for the purpose of effecting any optional improvement or modification of any aircraft, or for the optional conversion of any aircraft from a passenger aircraft to a freighter or mixed-use aircraft, for the purpose of purchasing or otherwise acquiring any engines or parts outside of the ordinary course of business except as described below.

     AerCo may, and may permit any of its subsidiaries to, make modification payments if:

     (1) each modification payment, together with all other modification payments made after July 15, 1998 to any single aircraft, do not exceed the aggregate amount of funds that would be necessary to perform one incidence of heavy maintenance as described in the applicable servicing agreement on the aircraft, including the airframe and the engines;

     (2) the modification payment is included in the annual operating budget of the AerCo Group and approved by the directors;

     (3) the amount of funds necessary to make the modification payment shall have been accrued in advance as a permitted accrual in the expense account through transfers into the expense account according to the indenture or is otherwise allowed to be paid as permitted indebtedness; and

     (4) the aggregate amount of all modification payments made by members of the AerCo Group, taken as a whole, pursuant to this covenant after July 15, 1998, including the modification payment in question, shall not exceed 5% of the aggregate initial appraised value of all aircraft acquired by the AerCo Group.

     LIMITATION ON CONSOLIDATION, MERGER AND TRANSFER OF ASSETS. AerCo will not, and will not permit any subsidiary to, consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of its property and assets (as an entirety or substantially an entirety in one transaction or in a series of related transactions) to, any other person, or permit any other person to merge with or into AerCo or any subsidiary, unless:

     (1) the resulting entity is a special purpose corporation, the charter of which is substantially similar to the memorandum and articles of association of AerCo or the equivalent charter document of the subsidiary, as the case may be, and, after the consolidation, merger, sale, conveyance, transfer, lease or other disposition, payments from the resulting entity to the holders of the notes do not give rise to any withholding tax payments less favorable to the holders of the notes than the amount of any withholding tax payments which would have been required had the event not occurred;

     (2) in the case of consolidation, merger or transfer by AerCo, the surviving successor or transferee entity shall expressly assume all of the obligations of AerCo in the indenture, the notes and each other related document;

     (3) the directors shall have obtained confirmation in advance that the action or event will not result in the lowering or withdrawal of any rating assigned by any rating agency to any of the notes;

     (4) immediately after giving effect to the transaction, no event of default shall have occurred and be continuing; and

     (5) AerCo delivers to the trustee an officers' certificate and an opinion of counsel, in each case stating that the consolidation, merger or transfer and the supplemental indenture comply with the above criteria and, if applicable, the "Limitation on Aircraft Sales" covenant and that all conditions precedent provided for in the indenture relating to the transaction have been complied with.

     This covenant shall not apply to any consolidation, merger, sale, conveyance, transfer, lease or disposition:

     (1) within and among AerCo and any of its subsidiaries and among the AerCo Group if the consolidation, merger, sale, conveyance, transfer, lease or disposition, as the case may be, would not materially adversely affect the holders of the notes;

     (2) complying with the terms of the "Limitation on Aircraft Sales" covenant; or

     (3) effected as part of a single transaction providing for the redemption or defeasance of the notes in accordance with the terms of the notes as described under "-- Redemption" or "-- Defeasance", respectively.

     LIMITATION ON TRANSACTIONS WITH AFFILIATES. AerCo will not, and will not permit any subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with AerFi or any affiliate of AerCo or any subsidiary, except upon fair and reasonable terms no less favorable to AerCo or the subsidiary than could be obtained, at the time of the transaction or at the time of the execution of the relevant agreement, in a comparable arm's-length transaction with a person that is not an affiliate.

     The foregoing limitation shall not apply to:

     (1)  any transaction pursuant to the terms of the related documents;

     (2) any transaction within and among AerCo or any of its subsidiaries and any other member of the AerCo Group, except that no transaction of this kind, other than between AerCo and any of its subsidiaries, shall be consummated if it would materially adversely affect the holders of the notes;

     (3) the payment of reasonable and customary regular fees to, and the provision of reasonable and customary liability insurance in respect of, directors;

     (4) any permitted additional aircraft acquisition or any transaction complying with the "Limitation on Aircraft Sales" covenant;

     (5) any payments of the types referred to in clauses (1) or (2) of the "Limitation on Restricted Payments" covenant and not prohibited thereunder; and

     (6) entering into any transaction effected as part of a single transaction providing for the redemption or defeasance of the notes according to their terms as described under "-- Redemption" or "-- Defeasance", respectively.

     LIMITATION ON THE ISSUANCE, DELIVERY AND SALE OF STOCK.  AerCo will not:

     (1) issue, deliver or sell any shares, interests, participations or other equivalents (however designated, whether voting or non-voting, other than the shares, interests, participations or other equivalents existing on July 15, 1998) in equity, including without limitation, all ordinary shares of AerCo; or

     (2) sell, or permit any subsidiary, directly or indirectly, to issue, deliver or sell, any shares, interests, participations or other equivalents (however designated, whether voting or non-voting, other than the shares, interests, participations or other equivalents existing on July 15, 1998) in equity except:

        (a)  to the charitable trust trustee (or its nominees);

        (b) issuances or sales of shares of stock of foreign subsidiaries of AerCo to nationals in the jurisdiction of incorporation or organization of a subsidiary, as the case may be, to the extent required by applicable law or necessary in the determination of the directors to avoid an adverse tax consequence in any jurisdiction;

        (c) the pledge of shares in AerCo's subsidiaries pursuant to the security trust agreement;

        (d) the sale, delivery or transfer of any stock of any member of the AerCo Group in connection with the redemption or defeasance of the notes, in accordance with the terms set forth under "-- Redemption" or "-- Defeasance", respectively;

        (e) the sale of any stock in connection with any sale of aircraft in compliance with the terms of the "Limitation on Aircraft Sales" covenant; and

        (f) the sale, delivery, transfer or pledge of any stock of any AerCo Group member to or for the benefit of any other AerCo Group member, so long as notification is given to the rating agencies.

     In addition, under the terms of the shareholders undertaking, the charitable trust trustee and AerFi have agreed that while the notes are outstanding they will not, without prior written approval of the trustee and all of the directors, take any action in their capacity as shareholders of AerCo to alter the share capital or issue any additional shares of AerCo.

     BANKRUPTCY AND INSOLVENCY.  AerCo:

     (1) will promptly provide the trustee and the rating agencies with notice of the institution of any proceeding by or against AerCo or any of its subsidiaries, as the case may be, seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of their debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking entry of an order for relief or the appointment of a receiver, trustee or other similar official for either or for any substantial part of their property; and

     (2) will not, without an affirmative unanimous written resolution of the directors, take any action to waive, repeal, amend, vary, supplement or otherwise modify its charter documents.

     In addition, under the terms of the shareholders undertaking, the charitable trust trustee and AerFi have agreed that while the notes are outstanding they will not, without prior written approval of the trustee and all of the directors, take any action in their capacity as shareholders of AerCo:

     (1) to cause AerCo to institute any proceeding seeking liquidation or insolvency or similar proceeding;

     (2) in the case of any liquidation, insolvency or similar proceeding instituted against AerCo, to authorize or consent to those proceedings;

     (3)  to terminate AerCo's corporate existence;

     (4)  to waive or amend the memorandum and articles of association of AerCo;
          or

     (5) to transfer any part of the capital stock of AerCo or any interest therein, unless the transferee:

        (a) in the case of the capital stock held by the nominees for the charitable trust trustee, is a trustee of a trust formed for charitable purposes substantially identical to those for which the charitable trust is established; and

        (b) enters into an agreement substantially identical to the shareholders undertaking in favor of the trustee.

     OPERATING COVENANTS

     CONCENTRATION LIMITS. Unless the directors obtain prior written confirmation from each of the rating agencies that no lowering or withdrawal of the then current rating of any subclass of notes will result, AerCo will not permit any of its subsidiaries to lease or re-lease any aircraft if entering into such proposed lease would cause the portfolio to exceed any of the concentration limits set forth below. In connection with the acquisition of the additional aircraft and the offering of the notes, AerCo has requested rating agency confirmation from each agency rating the notes that it will not lower or withdraw its current rating of the existing notes as a result of (i) an increase in the concentration of U.K. or U.S. lessees from, in the case of the U.K., 20% and, in the case of the U.S., 25% or (ii) variations from the concentration limits due to the number of additional aircraft that are ultimately delivered or the order in which the additional aircraft are delivered.

     For purposes of this restriction, the portfolio:

     - excludes any aircraft that is to be disposed of within one year from the effective date of the lease under a binding aircraft agreement (other than any aircraft that AerCo has a binding agreement to acquire and that the directors reasonably expect will be acquired within 180 days from the effective date of the agreement);

     - but includes any aircraft in which a member of the AerCo Group retains an interest, including a right to lease rentals, finance lease payments, installment purchase payments or other payments.

     The indenture permits breaches of these concentration limits upon any renewal, extension or restructuring of any lease.

                LESSEE CONCENTRATION LIMITS.                      PERCENTAGE OF
                                                              MOST RECENT APPRAISED
                                                              VALUE OF PORTFOLIO(2)
                                                              ---------------------
     Single Lessees rated BBB/Baa2 (or the equivalent) or
      better................................................            15%
     Other Single Lessees...................................            10%
     Five largest Lessees...................................            35%

               COUNTRY CONCENTRATION LIMITS.                      PERCENTAGE OF
                                                              MOST RECENT APPRAISED
                                                              VALUE OF PORTFOLIO(2)
                                                              ---------------------
     United States..........................................            30%
     United Kingdom.........................................            30%
     Countries rated BBB/Baa2 (or the equivalent) or
      better(1).............................................            20%
     Other..................................................            15%

                REGION CONCENTRATION LIMITS.                      PERCENTAGE OF
                                                              MOST RECENT APPRAISED
                                                              VALUE OF PORTFOLIO(2)
                                                              ---------------------
     Any Developed Market Region(3).........................            50%
     Any Emerging Market Region(3)..........................            25%
     Other(3)...............................................            20%(4)
     Asia/Pacific(3)........................................            55%

     --------------------

     (1) Based on the sovereign foreign currency debt rating assigned by the rating agencies to the country in which a lessee is habitually based at the time the relevant lease is executed.

     (2) Percentage to be obtained by dividing the aggregate most recent appraised values of all aircraft operating or to be operated by lessees habitually based in the applicable country or region by the aggregate most recent appraised values of all aircraft then owned by the AerCo Group.

     (3) The designations of Emerging Markets and Developed Markets are as determined and published by Morgan Stanley Capital International from time to time based on, among other things, gross domestic product levels, regulation of foreign ownership of assets, applicable regulatory environment, exchange controls and perceived investment risk. The current designations are as set out below:

                      REGION                                        COUNTRY
                      ------                                        -------
        Developed Markets
          Europe..........................  EU (except Greece and Luxembourg), Norway and
                                            Switzerland
          North America...................  Canada and United States
          Pacific.........................  Australia, Hong Kong, Japan, New Zealand and Singapore

        Emerging Markets
          Asia............................  China, India, Indonesia, South Korea, Malaysia,
                                            Pakistan, Philippines, Sri Lanka, Taiwan and Thailand
          Europe and Middle East..........  Czech Republic, Greece, Hungary, Israel, Jordan, Poland,
                                            Russia and Turkey
          Latin America...................  Argentina, Brazil, Chile, Colombia, Mexico, Peru and
                                            Venezuela
        Other.............................  All other countries (generally those that have small or underdeveloped capital markets)

     (4) In addition, within the "Other" designation, no more than 10% of the most recent appraised value of the portfolio shall be leased to lessees habitually based in "Other" countries rated below BBB/Baa2 (or the equivalent) and no more than 5% of the most recent appraised value of the portfolio shall be leased to lessees habitually based in "Other" countries in Africa.

     In addition, the indenture does not permit AerCo or any subsidiary to lease aircraft operated or to be operated by lessees domiciled in certain countries without procuring political risk insurance. The list of prohibited countries and countries for which political risk insurance is required may be modified from time to time upon the approval of the rating agencies.

     The indenture contains no limitations on the country or region where any sublessees of aircraft operated or to be operated are domiciled if:

     (1) a sublease is permitted under the relevant lease (including by reason of consent or waiver, if applicable) or renewed lease (including by reason of consent or waiver, if applicable); and

     (2) the relevant lessee is either a signatory to a lease or a renewed lease.

     COMPLIANCE WITH LAW, MAINTENANCE OF PERMITS.  AerCo will:

     (1) comply, and cause each of its subsidiaries to comply, in all material respects with all applicable laws;

     (2) obtain, and cause each of its subsidiaries to obtain, all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for the person's use and operation of the aircraft, including, without limitation, a current certificate of airworthiness for each aircraft (issued by the applicable aviation authority and in the appropriate category for the nature of operations of the aircraft), except that:

        (a)  no certificate of airworthiness shall be required for any aircraft:

             - during any period when the aircraft is undergoing maintenance, modification or repair;

             - following the withdrawal or suspension by the applicable aviation authority of certificates of airworthiness in respect of all aircraft of the same model or period of manufacture as the aircraft; in that case, AerCo shall comply, and cause each of its subsidiaries to comply, with all directions of the applicable aviation authority in connection with the withdrawal or suspension;

        (b) no registration, certificates, licenses, permits or authorizations required for the use or operation of any aircraft need be obtained with respect to any period when the aircraft is not being operated; and

        (c) no registrations, certificates, licenses, permits or authorizations shall be required to be maintained for any aircraft that is not the subject of a lease, except to the extent required under applicable laws;

     (3) not cause or knowingly permit, directly or indirectly, through any of its subsidiaries, any lessee to operate any aircraft under any lease in any material respect contrary to any applicable law; and

     (4) not knowingly permit, directly or indirectly, through any of its subsidiaries, any lessee not to obtain all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for the lessee's use and operation of any aircraft under any operating lease except in the cases provided in clauses (2)(a) and (2)(b) above.

     This covenant shall not be breached by virtue of any act or omission of a lessee or sub-lessee, or of any person which has possession of the aircraft or any engine for the purpose of repairs, maintenance, notification or storage, or by virtue of any requisition, seizure, or confiscation of the aircraft, other than seizure or confiscation arising from a breach by AerCo or a subsidiary of this covenant; so long as:

     (1) no member of the AerCo Group consents or has consented to any third party event; and

     (2) the member of the AerCo Group which is the lessor or owner of the aircraft promptly and diligently takes commercially reasonable actions as a leading international aircraft operating lessor or owner would reasonably take in respect of the third party event, including (taking into account, among other things, the laws of the jurisdictions in which the Aircraft are located) seeking to compel the lessee or other relevant person to remedy the third party event or seeking to repossess the relevant aircraft or engine.

     APPRAISAL OF PORTFOLIO. AerCo will, no earlier than 90 nor later than 30 days prior to March 31 of each year, deliver to the trustee and each rating agency appraisals of the base value of each of the aircraft from at least three independent appraisers that are members of the International Society of Transport

Aircraft Trading or any similar organization. Each appraisal shall be dated within 30 days prior to its delivery to the trustee.

     MAINTENANCE OF ASSETS.  AerCo will:

     (1) in the case of each aircraft and engine that is subject to a lease, cause directly or indirectly, through any of its subsidiaries, that aircraft and engine to be maintained in a state of repair and condition consistent with the requirements of reasonable commercial practice of leading international aircraft operating lessors with respect to similar aircraft under lease, taking into consideration, among other things, the identity of the relevant lessee, including its credit standing and operating experience, the age and condition of the aircraft and the jurisdiction in which that aircraft will be operated or registered under that lease; and

     (2) in the case of each aircraft that is not subject to a lease, maintain, and cause each of its subsidiaries to maintain, that aircraft in a state of repair and condition consistent with the reasonable commercial practice of leading international aircraft operating lessors with respect to aircraft not under lease.

     A third party event will not cause a breach of this covenant so long as:

     (1) no member of the AerCo Group consents or has consented to the third party event; and

     (2) the member of the AerCo Group which is the lessor or owner of that aircraft promptly and diligently takes those commercially reasonable actions that a leading international aircraft operating lessor would reasonably take in respect of the third party event, including seeking to compel that lessee or other relevant person to remedy the third party event or seeking to repossess the relevant aircraft or engine.

     NOTIFICATION OF TRUSTEE, CASH MANAGER AND ADMINISTRATIVE AGENT. AerCo will notify the trustee, cash manager and administrative agent as soon as AerCo or any of its subsidiaries becomes aware of any loss, theft, damage or destruction to any aircraft or engine if the potential cost of repair or replacement of that asset, without regard to any insurance claim related thereto, may exceed $2,000,000 and AerCo will notify the trustee of any breach of the share purchase agreement by AerFi.

     LEASES. AerCo shall adopt and will agree to cause the servicer to use, and will adopt and will agree to cause any additional servicer, including any servicer appointed for any additional aircraft or to replace the servicer of the initial aircraft, to use the pro forma lease agreement or agreements then used by the servicer or the additional servicer, as the case may be, in connection with its aircraft operating leasing services business generally, as the pro forma lease agreement or agreements may be revised from time to time by the servicer or the additional servicer as a starting point in the negotiation of future leases with persons who are not members of the AerCo Group.

     In the case of any future lease entered into in connection with:

     (1)  the renewal or extension of a lease;

     (2) the leasing of an aircraft to a person that is or was a lessee under a pre-existing lease; or

     (3) the leasing of an aircraft to a person that is or was a lessee under an operating lease of an aircraft that is being managed or serviced by the servicer or such additional servicer, as the case may be, a form of lease substantially similar to the pre-existing lease or operating lease, may, in lieu of the servicer's pro forma lease, be used by the servicer or the additional servicer, as a starting point in the negotiation of a future lease with persons who are not members of the AerCo Group or a future AerCo entity.

     The following provisions apply to changes to the servicer's pro forma lease:

     - If the directors determine, in an annual review of the servicer's pro forma lease that any revision to the servicer's pro forma lease made from time to time since the preceding review by the directors is substantially inconsistent with the core lease provisions set forth in the indenture so as to have a material adverse effect on the noteholders, then the directors shall direct the servicer not to include that revision in the servicer's pro forma lease.

     - In making this determination, the directors may take into account the revision and the risk that the aircraft might not be able to be leased on the basis of the servicer's pro forma lease.

     - If the directors determine that that revision to the servicer's pro forma lease will not have a material adverse effect on the noteholders, then the directors shall amend the core lease provisions.

     - In that event, the directors will then notify the rating agencies of any future lease entered into that has terms that are materially less favorable from the point of view of the lessor than any of the leases (including any amended core lease provisions) to lessees with similar credit ratings then in effect.

     AerCo shall not enter into, and shall not permit any AerCo Group member to enter into, any future lease the rental payments under which are denominated in a currency other than U.S. dollars without obtaining confirmation by the rating agencies that they will not lower or withdraw any rating assigned by them to any class of notes outstanding.

     OPINIONS. AerCo will not enter into, and will not permit any of its subsidiaries to enter into, any future lease with any person that is not a member of the AerCo Group or change the jurisdiction of registration of any aircraft that is subject to a lease, unless, upon entering into that future lease or changing the jurisdiction of registration of that aircraft, or within a commercially reasonable period thereafter, the servicer or additional servicer, obtains those legal opinions, if any, with regard to compliance with the registration requirements of the relevant jurisdiction, enforceability of the future lease and such other matters customary for transactions of that type, if receiving those legal opinions is consistent with the reasonable commercial practice of leading international aircraft operating lessors.

     INSURANCE. AerCo will maintain or cause, directly or indirectly through its subsidiaries, to be maintained with reputable and responsible insurers or with insurers that maintain relevant reinsurance with reputable and responsible reinsurers:

     (1) airline hull insurance for each aircraft in an amount at least equal to the note target price for that aircraft, or its equivalent, from time to time if such insurance is denominated in a currency other than U.S. dollars;

     (2) airline liability insurance for each aircraft and occurrence in an amount at least equal to the relevant amounts set forth in the indenture for each model of aircraft, as amended from time to time with the approval of the rating agencies; and

     (3) airline political risk insurance for each aircraft subject to a lease and habitually based in a jurisdiction determined in accordance with the political risk insurance guidelines, as set forth in the indenture and as amended from time to time by the directors with the approval of the rating agencies in an amount at least equal to the note target price, or the equivalent thereof from time to time if that insurance is denominated in a currency other than U.S. dollars, for such aircraft.

     Insurance may be subject to commercially reasonable deductibles and self-insurance arrangements (taking into account, among other things, the creditworthiness and experience of the lessee, if any, the type of aircraft and market practices in the aircraft insurance industry generally). The coverage and terms (including endorsements) of any insurance maintained for any aircraft not subject to a lease shall be substantially consistent with the commercial practices of leading international aircraft operating lessors regarding similar aircraft.

     In determining the amount of insurance required to be maintained, AerCo may take into account any indemnification from, or insurance provided by, any governmental, supranational or inter-governmental authority or agency other than, with respect to political risk insurance, any governmental authority or agency of any jurisdiction for which political risk insurance must be obtained, the sovereign foreign currency debt rating of which is rated AA or the equivalent, by at least one of the rating agencies, against any risk with respect to an aircraft. The amount of that indemnification or insurance when added to the amount of insurance against that risk maintained by AerCo, or which AerCo has caused to be maintained, shall be at least equal to the amount of insurance against that risk otherwise required by the covenant taking into account self-insurance permitted by the covenant. Any indemnification or insurance provided by any government shall provide substantially similar protection as the insurance required by the covenant. AerCo will not be required to maintain, or to cause to be maintained, any insurance otherwise required under the indenture to the extent that that insurance is not generally available in the relevant insurance market from time to time.

     INDEMNITY. AerCo will, and will cause each of its subsidiaries, to include in each lease between a member of the AerCo Group and a person who is not a member of the AerCo Group an indemnity in respect of the lease in respect of any losses or liabilities arising from the use or operation of the aircraft during the term of that lease, subject to such exceptions, limitations and qualifications as are consistent with the reasonable commercial practices of leading international aircraft operating lessors.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following events will be an event of default with respect to any class of notes, except as specified below:

     (1) failure to pay interest on the notes of that class or any subclass of that class other than step-up interest, in each case when that amount becomes due, and that default continues for a period of five or more business days;

     (2) failure to pay principal on any notes of that class or any subclass of that class either on or prior to the applicable final maturity date;

     (3) failure to pay any amount other than interest when due and payable in connection with any note of that class or any subclass of that class, to the extent that there are at that time available collections for them, and that default continues for a period of five or more business days;

     (4) failure by AerCo to comply with any of the covenants, obligations, conditions or provisions binding on it under the indenture or the notes (other than a payment default for which provision is made in clause (1), (2) or (3) above) if that failure or that breach materially adversely affects the holders of that class of notes and continues for a period of 30 days or more after written notice has been given to AerCo by the cash manager, the administrative agent, the servicer or additional servicer or by holders of at least 25% of the aggregate outstanding principal balance of the notes of the senior class of notes outstanding;

     (5)  an "Event of Default" under and as defined in any guarantor indenture;

     (6) a court having jurisdiction in the premises enters a decree or order for:

        (a) relief in respect of AerCo, or any subsidiary which owns or leases aircraft having an aggregate base value of more than 2% of the adjusted portfolio value at that time, under any applicable law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect;

        (b) appointment of a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of AerCo, or any subsidiary that is significant as described in paragraph (a) above; or

        (c) the winding up or liquidation of the affairs of AerCo, or any significant subsidiary and, in each case, that decree or order shall remain unstayed or that writ or other process shall not have been stayed or dismissed within 90 days of its entry;

     (7)  AerCo or any significant subsidiary:

        (a) commences a voluntary case under any applicable law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect, or consents to the entry of an order for relief in any voluntary case under that law;

        (b) consents to the appointment of or taking possession by a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of AerCo, or any significant subsidiary or for all or substantially all of the property and assets of AerCo, or any significant subsidiary; or

        (c)  effects any general assignment for the benefit of creditors;

     (8) any judgment or order for the payment of money in excess of 5% of the aggregate adjusted portfolio value shall be rendered against AerCo or any subsidiary or any other member of the AerCo Group and either:

        (a) enforcement proceedings shall have been commenced by any creditor upon that judgment or order; or

        (b) there shall be any period of 10 consecutive days during which a stay of enforcement of that judgment or order, by reason of a pending appeal or otherwise, shall not be in effect. However, that judgment or order shall not be an event of default under the indenture; if and for so long as:

             - the amount of that judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering its payment; and

             - that insurer, which shall be rated at least A by A.M. Best
               Company or any similar successor entity, has been notified of, and has not disputed the claim made for payment of, the amount of the judgment or order;

     (9) the constitutional documents of AerCo cease to be in full force and effect without replacement documents having the same terms being in full force and effect.

     If an event of default other than an event of default under (6) or (7) above with respect to the senior class of notes then outstanding shall have occurred and be continuing, the trustee for the senior class may, and, when instructed by the holders of 25% of the aggregate outstanding principal balance of the senior class of notes, shall, give a default notice to AerCo and the cash manager declaring the outstanding principal balance of the notes and all accrued and unpaid interest on the notes to be due and payable.

     At any time after the senior trustee has declared the outstanding principal balance of the notes to be due and payable and before the exercise of any other remedies under the indenture, holders of a majority of the outstanding principal balance of the senior class of notes, by written notice to AerCo, the senior trustee and the cash manager, may rescind and annul the declaration referred to above if:

     (1) there has been paid to or deposited with the senior trustee an amount sufficient to pay all overdue installments of interest on the notes, and the principal of and premium, if any, on the notes that would have become due otherwise than by such declaration of acceleration;

     (2)  the rescission would not conflict with any judgment or decree; and

     (3) all other defaults and events of default, other than nonpayment of interest and principal on the notes that have become due solely because of such acceleration, have been cured or waived.

     If an event of default under clause (6) or (7) above occurs, the outstanding principal balance of the notes and all accrued and unpaid interest on the notes shall automatically become due and payable without any further action by any party.

     After the occurrence and during the continuation of an event of default:

     (1) the class B noteholders will not be permitted to give or direct the giving of a default notice or to exercise any remedy in respect of that event of default until all interest and principal on the class A notes have been paid in full;

     (2) the class C noteholders will not be permitted to give or direct the giving of a default notice or to exercise any remedy in respect of that event of default until all interest and principal on the class A notes and the class B notes have been paid in full;

     (3) the class D noteholders will not be permitted to give or direct the giving of a default notice or to exercise any remedy in respect of that event of default until all interest and principal on the class A notes, the class B notes and the class C notes have been paid in full; and

     (4) the class E noteholders will not be permitted to give or direct the giving of a default notice or to exercise any remedy in respect of that event of default until all interest and principal on the class A notes, the class B notes, the class C notes and the class D notes have been paid in full.

     The trustee shall provide each rating agency with a copy of any default notice it receives.

     The indenture contains a provision entitling the trustee, subject to its duty during a default to act with the required standard of care, to be indemnified by the holders of any class of the notes before proceeding to exercise any right or power under the indenture or the cash management agreement at the request or direction of those holders. Except in limited circumstances, no holder of the notes will have the right, other than through the senior trustee acting in accordance with the indenture, to sue for recovery or take any other actions to enforce the obligations of AerCo to pay any and all amounts due and payable under the notes, and no holder of the notes will have the right to take any steps to cause the filing for bankruptcy of AerCo. The senior trustee is entitled to exercise any and all remedies available under the indenture.

     The term "default" means the occurrence of any event which is, or after notice or lapse of time, or both, would constitute an event of default.

INTERCREDITOR RIGHTS

     The senior trustee will have sole discretion as to whether to direct the cash manager to exercise and enforce any and all remedies with respect to the notes. The senior trustee may take various actions in respect of the notes, without regard to the interests of any other creditors.

MODIFICATION AND WAIVER

     If the trustee receives a request for its consent to an amendment, modification or waiver under the indenture, the notes or any related document relating to the notes, the trustee shall mail a notice of that proposed amendment, modification or waiver to each noteholder requesting direction from the noteholders as to whether or not to consent to that amendment, modification or waiver.

     The indenture provides that, with the consent of the holders of a majority of the outstanding principal balance of the notes (acting as a single class), modifications may be made to the notes or the indenture except that any modification of the provisions:

     - setting forth the frequency or the currency of payment of, the maturity of, or the method of calculation of the amount of any interest, principal and premium, if any, payable in respect of any subclass of notes, or

     - reducing the percentage of the aggregate outstanding principal balance of any subclass of notes required to approve any amendment or waiver, or

     -  altering the manner or priority of payment of that subclass of notes,

is not permitted without the consent of any swap provider and the holder of each outstanding note affected. The senior trustee may also waive any event of default. Any modification approved by the required holders of any subclass of notes will be binding on the holders of the relevant subclass of notes and each party to the indenture. This provision shall not prevent AerCo or any subsidiary from amending any lease if such amendment is otherwise permitted by the indenture.

     The subordination provisions contained in the indenture may not be amended or modified without the consent of each swap provider, each holder of the class of notes affected and each holder of any class of notes ranking senior to those notes.

     Without the consent of each noteholder, no amendment or modification of the indenture or the cash management agreement may, among other things:

     (1) modify the provisions of the indenture or the cash management agreement with respect to account payment instructions and the payment thereunder by the cash manager, or

     (2) result in the sale of AerCo's assets other than pursuant to the indenture covenants.

     In no event shall the provisions relating to the priority of the expenses, swap payments or swap breakage costs in the indenture be amended or modified.

NOTICES TO NOTEHOLDERS

     Except as provided below, any notice to the noteholders (in the case of definitive notes or global notes) will be valid if given:

     (1) by publication in the Luxemburger Wort or, if that newspaper shall cease to be published in such English language newspaper or newspapers as the trustee shall approve having a general circulation in Luxembourg,

     (2) by either of (a) the information contained in that notice appearing on the relevant page of the Reuters screen or such other medium for the electronic display of data as may be approved by the trustee and notified to noteholders or (b) publication in the Financial Times and The Wall Street Journal (National Edition) or, if either newspaper shall cease to be published or timely publication is not practicable, in the English language newspaper or newspapers that the trustee shall approve having a general circulation in Europe and the United States, and

     (3) until such time as any definitive notes are issued and, so long as book-entry interests are held by Euroclear and/or Clearstream, delivery of the relevant notice to DTC, Euroclear and/or Clearstream for communication by them to noteholders.

     The trustee may approve some other method of giving notice to the noteholders if, in its opinion:

     (1) the method is reasonable, having regard to the number and identity of the noteholders and/or to market practice then prevailing,

     (2)  is in the best interests of the noteholders, and

     (3) will comply with the rules of the Luxembourg Stock Exchange or any other stock exchange on which the notes are then listed.

     Notice shall be deemed to have been given on the date that the trustee may approve so long as notice of the method is given to the noteholders in the manner that the trustee shall require.

     Notice specifying the interest rate and the amount of any repayment of principal on any notes pursuant to any optional redemption shall, for so long as the notes are listed on the Luxembourg Stock Exchange and so long as the rules of the Luxembourg Stock Exchange so require, be given to the
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Luxembourg Stock Exchange and published in a newspaper in Luxembourg. Notice shall be deemed to have been given on the first day on which requirements for notification shall have been met.

GOVERNING LAW AND JURISDICTION

     The indenture and the cash management agreement are governed by and construed in accordance with the laws of the State of New York. In the indenture and the cash management agreement, AerCo has submitted to the jurisdiction of the United States federal and New York state courts located in The City of New York for all purposes in connection with the notes and cash management agreement and has designated a person in The City of New York to accept service of any process on its behalf.

THE SUBCLASS D-2 NOTES

     The subclass D-2 notes have been issued in part to refinance the subclass D-1 notes. The subclass D-2 notes are direct obligations of AerCo under the indenture, issued in an aggregate principal amount of $100 million (assuming delivery of all 30 additional aircraft) in fully certificated form. The subclass D-2 notes will accrue interest for each interest accrual period at a rate of 8.5% per annum, payable monthly in arrears on each payment date. The subclass D-2 notes have been rated BB or the equivalent by Fitch, Moody's and Standard & Poor's.

     All of the subclass D-2 notes were initially issued to AerFi in a transaction exempt from the registration requirements of the Securities Act. AerCo has granted to AerFi registration rights with respect to the subclass D-2 notes taken or to be taken up by AerFi. Under the registration rights agreement, AerFi has the right to require AerCo to file a registration statement with the Commission to register the resale of the subclass D-2 notes under the Securities Act. If AerCo issues any additional notes in the future, AerCo also expects to issue at the same time one or more additional subclasses of class D notes, which may be initially issued to AerFi or its subsidiaries on the basis described above or to other purchasers in transactions that are either registered under the Securities Act or exempt from the registration requirements under the Securities Act.

     Holders of the class D notes will not be permitted to give a default notice or to exercise any remedy if an event of default occurs until all amounts owing under each other class of the notes have been paid in full.

THE SUBCLASS E-1 AND E-2 NOTES

     The subclass E-1 and subclass E-2 notes are direct obligations of AerCo under the indenture, issued in an aggregate principal amount of approximately $112 million and approximately $109.1 million (assuming delivery of all 30 additional aircraft), respectively. The subclass E-1 and subclass E-2 notes were initially issued to AerFi in a transaction exempt from the registration requirements of the Securities Act. If AerCo issues any additional notes in the future, AerCo also expects to issue at the same time one or more additional subclasses of class E notes.

     Under the subordination provisions of the indenture and the subclass E-1 and subclass E-2 notes, payments on the subclass E-1 and subclass E-2 notes, other than the class E note primary interest amount, are subordinated to all payments of interest and principal on the notes and the class D notes (as set forth in "-- Payment of Principal and Interest -- Priority of Payments"). Holders of the subclass E-1 and subclass E-2 notes will not be permitted to give a default notice or to exercise any remedy if an event of default occurs until all amounts owing under each class of the notes have been paid in full.

     The subclass E-1 and subclass E-2 notes will accrue interest for each interest accrual period at a rate of 20% per annum, payable monthly in arrears on each payment date. The stated interest rate on the subclass E-1 and subclass E-2 notes is adjusted by reference to the U.S. Consumer Price Index. Except for the class E note primary interest amount as described below, no interest is payable on the subclass E-1 and subclass E-2 notes until all of the interest, principal and premium, if any, on the notes have been repaid in full.

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

     The class E note primary interest amount will be paid at the rate of 15% per annum on the initial principal balance of the subclass E-1 and subclass E-2 notes. It will be paid on each payment date only to the extent that the AerCo Group has available collections sufficient to make such payment after paying or providing for each of the items ranking prior to such payment in the order of priority described under "-- Payment of Principal and Interest -- Priority of Payments". To the extent that available collections are insufficient to pay the class E note primary interest amount on any payment date, the unpaid portion of the class E note primary interest amount will not be payable as part of the class E note primary interest amount on any later payment date. The class E note accrued interest amount will accrue interest at the rate described above and will be payable in the order of priority described under "-- Payment of Principal and Interest -- Priority of Payments" at the twenty-seventh priority level.

     Principal of the subclass E-1 and subclass E-2 notes will not be payable until the outstanding principal balance of the class A, class B, class C and class D notes is reduced to zero.

     The terms of the subclass E-1 and subclass E-2 notes require, among other things, that the subclass E-1 and subclass E-2 noteholders pay over to the cash manager any money (including principal or interest) paid to them in the event that the cash manager, acting in good faith, determines subsequently that such monies were not paid in accordance with the priority of payment obligations described above under "-- Payment of Principal and Interest -- Priority of Payments" or as a result of any other mistake of fact or law on the part of the cash manager in making such payment.

     Under AerCo's articles of association, the holder or holders of a majority in aggregate principal amount of the class E notes have the right to appoint two of AerCo's directors while the class E notes are outstanding. AerFi, as holder of a majority of the aggregate principal amount of the class E notes, appointed Edward Hansom and Rose Hynes as directors.

THE CASH MANAGEMENT AGREEMENT

     The following is a summary description of the cash management agreement. It is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the indenture and the cash management agreement.

     Each payment of cash in respect of any subclass of notes and all other payments to be received by AerCo or made by AerCo pursuant to the indenture will be directed by the cash management agreement.

     The cash management agreement appoints the cash manager (1) to establish and administer the accounts described below (2) to prepare reports with respect to performance and (3) to perform certain other specified administrative tasks on behalf of AerCo. The cash manager shall ensure that the proceeds of the AerCo assets are deposited in the collection account.

THE ACCOUNTS

     The cash manager, acting on behalf of the security trustee, has established the following accounts:

     (1)  the collection account;

     (2)  the lessee funded account;

     (3)  the initial rental accounts;

     (4)  the expense account;

     (5)  the aircraft purchase account;

     (6)  the refinancing account;

     (7)  the defeasance/redemption account; and

     (8)  the note account.

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

     Each of the collection account, the rental accounts, the expense account, the lessee funded account, the aircraft purchase account, the note account and the refinancing account has been established at a bank which has:

     (1) a long-term unsecured debt rating of not less than A, or the equivalent, by the rating agencies; or

     (2) a certificate of deposit rating of A-1 by Standard & Poor's and P-1 by Moody's and that is acceptable to the other rating agency.

     Where required by the terms of the relevant leases, rental accounts may be established at banks having ratings of less than A, or the equivalent, by the rating agencies, or a certificate of deposit rating of less than A-1 by Standard & Poor's and P-1 by Moody's. Except where local legal or regulatory reasons do not permit, all of such accounts will be held in the name of the security trustee, who will have sole dominion and control over the accounts, including, among other things, the sole power to direct withdrawals from or transfers among such accounts. Subject to limited conditions set forth in the cash management agreement, the security trustee will delegate such authority over the accounts to the cash manager. The security trustee will not be responsible for the acts or omissions of the cash manager.

     For as long as any notes remain outstanding, funds on deposit in the accounts (other than the tax defeasance account) will be invested and reinvested by the cash manager at AerCo's written direction (or, following delivery to AerCo or the cash manager of a default notice or if any event of default described in clause (6) or (7) under "-- Payment of Principal and Interest -- Events of Default and Remedies" shall have occurred and be continuing, at the security trustee's written direction). These investments must be permitted account investments maturing, in the case of the collection account and expense account, such that sufficient funds shall be available to make required payments on the first succeeding scheduled payment date after such permitted account investments are made. Investment and reinvestment of funds in the lessee funded account must be made in a manner and with maturities that conform to the requirements of the related leases or aircraft agreements. Investment earnings on funds deposited in any account, net of losses and investment expenses, will, if permitted by the terms of the related leases or aircraft agreements in the case of such funds in the lessee funded account, be deposited in the collection account and treated as collections.

     RENTAL ACCOUNTS

     The lessees will make all payments under the leases directly into the applicable rental accounts. The cash manager will transfer all funds deposited into the rental accounts into the collection account as collections within one business day of receipt thereof, other than certain limited amounts, if any, required to be left on deposit for local legal or regulatory reasons.

     THE COLLECTION ACCOUNT

     Collections include all amounts received by the AerCo Group, including:

     (1) rental payments;

     (2) payments made by AerFi under the purchase agreement as described under "The Parties -- The Refinancing and Additional Aircraft Acquisition";

     (3) amounts released from the aircraft purchase account in respect of non delivered aircraft;

     (4) payments under any letter of credit, letter of comfort, letter of guarantee or other assurance in respect of a lessee's obligations under a lease;

     (5) the liquidity reserve amount as described below;

     (6) amounts received in respect of claims for damages or in respect of any breach of contract for nonpayment of any of the foregoing, including any amounts received from any AerCo subsidiary,

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

        whether by way of distribution, dividend, repayment of a loan or otherwise and any proceeds received in connection with any allowed restructuring;

     (7) net proceeds of any aircraft sale or amounts received under any aircraft agreement;

     (8) proceeds of any insurance payments in respect of any aircraft or any indemnification proceeds;

     (9) certain amounts transferred from the lessee funded account to the collection account;

     (10) net payments to AerCo under any swap agreement;

     (11) investment income, if any, on all amounts on deposit in the accounts (in each case to the extent consistent with the terms of applicable related leases);

     (12) the portion of the purchase price or other net proceeds from any permitted tax-related disposition that is not required to be retained in the tax defeasance account; and

     (13) any other amounts received by any member of the AerCo Group other than segregated funds, certain funds to be applied in connection with a redemption, certain funds received in connection with a refinancing and other amounts required to be paid over to any third party pursuant to any related document.

     Collections on deposit in the collection account will be calculated by the cash manager on the calculation date. The portion of the required expense amount that has not been paid directly by the cash manager to expense payees will be transferred into the expense account on each payment date and the cash manager may, from time to time, transfer other amounts into the expense account in respect of unanticipated expenses falling due and payable within such interest accrual period. If funds are available on any payment date, the cash manager will also transfer amounts in respect of expenses and costs that are not regular, monthly recurring expenses anticipated to become due and payable in any future interest accrual period. Amounts received for segregated security deposits and maintenance reserves (as described below) will be transferred directly into the lessee funded account.

     LIQUIDITY RESERVE AMOUNT

     All collections received by AerCo will either be transferred to another account as described above and below, paid to the appropriate third party on behalf of AerCo or held in the collection account as a part of the cash portion of the liquidity reserve amount. The liquidity reserve amount is the minimum balance AerCo must maintain in the collection account under the indenture. The liquidity reserve amount is intended to provide liquidity for the AerCo Group to meet its aircraft maintenance obligations and its lessee security deposit repayment obligations and to provide for certain other contingencies that may arise in the course of the AerCo Group's activities. The liquidity reserve amount may be funded with cash in the collection account and with letters of credit, guarantees or other credit support instruments provided by, or supported with credit support instruments provided by, a person whose short-term unsecured debt is rated P-1 by Moody's, A-1+ by Standard & Poor's and F-1+ by Fitch. There are currently no eligible credit facilities in place.

     The liquidity reserve amount on June 15, 2000 was equal to $40.0 million plus the amount of security deposits AerCo and its subsidiaries held of approximately $15.0 million on such date. The liquidity reserve amount may be increased or decreased from time to time for any reason including upon acquisitions of additional aircraft by an action of the board in light of significant changes in the condition of the aircraft, the terms and conditions of future leases, the financial condition of the lessees or prevailing industry conditions. AerCo must obtain confirmation in advance in writing from the rating agencies that any proposed reduction in the liquidity reserve amount will not result in a lowering or withdrawal by the rating agencies of their respective ratings of any subclass of notes. Upon the closing of the offering of the old notes on July 17, 2000, the liquidity reserve amount was increased to approximately $65.0 million. The increase in the liquidity reserve amount consisted of cash and amounts available for drawing under one or more eligible credit facilities. As each of the additional aircraft is delivered, AerFi transferred or will transfer the relevant security deposits to AerCo. If all of the 30 additional aircraft were delivered on
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

July 17, 2000, the liquidity reserve amount would include total security deposits of approximately $22.4 million.

     If the balance of cash on deposit in the collection account, together with the amount available for drawing under any eligible credit facilities, should fall below the liquidity reserve amount at any time, AerCo may continue to make all payments, and any credit or liquidity enhancement facilities may be drawn to fund such payments, including required payments on the notes, which rank prior to or equally with, payments of accrued and unpaid interest on the class D notes under "-- Payment of Principal and Interest -- Priority of Payments" and any permitted accruals other than those for modification payments so long as the balance of funds in the collection account, together with the amount available for drawing under any eligible credit facilities, does not fall below the minimum liquidity reserve amount at its then current level. The balance of funds in the collection account, together with the amount available for drawing under any eligible credit facilities, may fall below the minimum liquidity reserve amount at its then current level and AerCo may continue to make payments of all accrued and unpaid interest on any subclass of the most senior class of notes then outstanding to avoid an event of default, and, on the final maturity date of any subclass, principal of such subclass of the most senior class of notes then outstanding to avoid an event of default.

     Amounts drawn under any eligible credit facility will either be repayable at the third level in the priority of payments, as set forth in "-- Payment of Principal and Interest -- Priority of Payments", or at the eleventh level in the priority of payments, as set forth in "-- Payment of Principal and Interest -- Priority of Payments". We refer to the eligible credit facilities payable at the third level in the order of priorities as "primary eligible credit facilities". Those repayable at the eleventh level we refer to as "secondary eligible credit facilities".

     If at any time the aggregate outstanding principal balance of the notes is less than or equal to the liquidity reserve amount, the balance of funds, if any, in the collection account will be distributed in accordance with the priority of payments.

     THE LESSEE FUNDED ACCOUNT

     Under the terms of the leases, certain lessee security deposits and supplemental rent payments to provide for maintenance reserves may be required to be segregated from other AerCo funds. Amounts we receive from lessees in respect of security deposits and maintenance obligations will be held in the lessee funded account. Amounts on deposit in the lessee funded account will be accounted for, and, if required by any lease, segregated, on a per lease basis. Funds on deposit in the lessee funded account will be used to make certain maintenance and security deposit repayment related payments, other payments as may be required or permitted under the terms of the relevant leases or may be applied against maintenance-related payments otherwise required to be made by the lessee during the term of the related lease. These funds will not be used to make payments in respect of the notes at any time, including after the delivery of a default notice. In circumstances where lessees relinquish their rights to receive certain maintenance and security deposit payments upon the expiration of a lease, surplus funds may be credited from the lessee funded account to the collection account.

     THE EXPENSE ACCOUNT

     On each payment date, the cash manager will withdraw from the funds deposited in the collection account, in the priority of payments established for the notes, an amount equal to the required expense amount. We will then use this amount to pay the expenses. If the required expense amount has not been paid directly by the cash manager to expense payees, the required expense amount will be deposited into the expense account. In addition, in the period between payment dates, the cash manager may make further withdrawals of cash from the collection account in order to satisfy expenses due and payable prior to the next payment date that were not previously anticipated to become so due and payable on the previous payment date. If funds on deposit in the collection account are less than the required expense amount on any payment date, the AerCo Group will be unable to pay the required expense amount in full

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on that payment date, which may lead to a default under one or more of the related documents or AerCo's various service agreements. All available collections remaining in the collection account will be used by the cash manager to make payments on the notes, in accordance with the priority of payments established therefor under "-- Payment of Principal and Interest -- Priority of Payments".

     THE TAX DEFEASANCE ACCOUNT

     If AerCo enters into any permitted tax-related disposition, one or more tax defeasance accounts may be established. The tax defeasance account will be established at either:

     (1) the bank where the collection account, the lessee funded account and the expense account are held, or

     (2) a bank whose credit rating is equal to or greater than the credit rating of the most senior class of notes outstanding.

     The purchase price for, or other proceeds from, any permitted tax-related disposition will be deposited in the tax defeasance account. On each payment date, the cash manager will withdraw from the funds deposited in the tax defeasance account an amount equal to the excess, if any, of (1) the purchase price or other proceeds over (2) the amount necessary to meet the obligations of AerCo under the head lease or other relevant aircraft agreement so that the ability of AerCo and the lessee of the aircraft to perform their respective obligations and receive their respective benefits under the relevant lease is not impaired. We will deposit this amount in the collection account.

     AIRCRAFT PURCHASE ACCOUNT

     The aircraft purchase account will be used for (1) holding a portion of the proceeds of the issuance of the offered notes until the remaining aircraft or substitute aircraft are delivered or the funds held therein are transferred to the collection account and (2) holding proceeds of any additional issuance pending application of proceeds for the acquisition of additional aircraft.

     The security trustee will have sole dominion and control over the aircraft purchase account and all investments made through or maintained in the aircraft purchase account, including authority to direct withdrawals from or transfers among the aircraft purchase account and each other account. Any amounts may be withdrawn or transferred from the aircraft purchase account only in accordance with the provisions of the indenture and the cash management agreement by authorized officers or employees of the security trustee or agents authorized by the security trustee in writing (including the cash manager and any authorized agent thereof pursuant to the cash management agreement).

THE TRUSTEE

     AerCo will pay the fees and expenses of the trustee. AerCo will also indemnify and hold the trustee harmless against, any loss, liability or expenses incurred by the trustee other than through its own wilful misconduct, bad faith or negligence or by reason of a breach of any of the trustee's representations or warranties in the indenture.

     The trustee may resign for any subclass of notes at any time upon at least 90 days' prior written notice. If the trustee resigns, AerCo must appoint a successor trustee for the subclass of notes. Noteholders of each subclass may have divergent or conflicting interests from the noteholders of other subclasses. Therefore, the trustee may be forced to resign if a conflict of interest arises on the part of the trustee in respect of one or more subclasses of notes.

     If the trustee ceases to be eligible to continue as trustee with respect to any subclass of notes, becomes incapable of acting as trustee or becomes insolvent, AerCo may remove the trustee. In addition, in that case, any noteholder of the applicable subclass who has been a noteholder in good faith for at least six months may, on behalf of itself and all other noteholders of the same subclass, petition any court of competent jurisdiction for the removal of such trustee and the appointment of a successor trustee. Holders

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

evidencing not less than a majority in aggregate outstanding principal balance of any subclass of notes may also at any time remove the trustee with respect to the subclass without cause by delivering written notice of removal in writing to AerCo, the cash manager and the trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. As a result of these provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each subclass of notes. All references in this prospectus to the trustee should be read to include the trustee and any successor trustee appointed in the event of such a resignation or removal.

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                             REPORTS TO NOTEHOLDERS

     On each payment date and any other date for distribution of any payments on each subclass of outstanding notes the trustee will prepare a monthly report, with the following information:

    (1)   For each payment date:
          (a) the balances on deposit on the calculation date immediately preceding the prior payment date,
          (b) the aggregate amounts of deposits and withdrawals between such calculation date and the calculation date immediately preceding the payment date, and
          (c) the balances on deposit in the expense account, collection account, the aircraft purchase account, and lessee funded account on the calculation date immediately preceding such payment date.
    (2)   Analysis of expense account activity:
          (a) Balance on preceding calculation date,
          (b) Net transfer to the expense account between the prior calculation date and the current calculation date,
          (c) Payments between prior calculation date and the current calculation date:
          - Payments on prior payment date
          - Other payments,
          (d) Balance on relevant calculation date.
    (3)   Analysis of collection account activity:
          (a) Balance on preceding calculation date:
          - Required expense amount, including on preceding payment date
          - Net transfer to lessee funded accounts during period
          - Collections during period
          - Transfer from the aircraft purchase account
          - Transfer from the tax defeasance account
          - Drawings under credit or liquidity enhancement facilities
          - Aggregate note payments
          - Swap payments/receipts
          - Repayments of drawings under credit or liquidity enhancement facilities,
          (b) Balance on relevant calculation date separately stating the components of the liquidity reserve amount,
          (c) Analysis of current payment date distributions.
    (4)   Payments on the notes:
          (a) Floating rate notes, by subclass:
          - Applicable LIBOR for the current interest accrual period
          - Applicable margin for the current interest accrual period
          - Applicable interest rate for the current interest accrual period
          - Interest amount payable
          - Step-up interest
          - Opening outstanding principal balance
          - Minimum Principal Payment Amount
          - Scheduled Principal Payment Amount
          - Supplemental Principal Payment Amount
          - Redemption amount
          -- amount allocable to principal
          -- amount allocable to premium
          - Closing outstanding principal balance,

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

          (b) Fixed rate notes, by class and, if applicable, subclass:
          - Applicable interest rate
          - Interest amount payable.
    (5) Floating rate note information for next interest accrual period, by subclass:
          (a) Applicable LIBOR,
          (b) Applicable margin,
          (c) Applicable interest rate.
    (6) Payments per $100,000 initial outstanding principal balance of notes, by subclass:
          (a) Opening outstanding principal balance,
          (b) Total principal payments,
          (c) Closing outstanding principal balance,
          (d) Total interest,
          (e) Total premium.

     We will furnish any monthly reports and quarterly reports to the Commission in a report on Form 6-K. We expect to furnish the quarterly reports within 45 days of the last payment date in each of our fiscal quarters.

     After the end of each calendar year, the trustee will furnish to each person who was a holder of any subclass of notes during the year, a statement containing the sum of the amounts determined under clause (6) above for the subclass for the calendar year or the applicable portion of the calendar year. The trustee will also include any additional information that you may request as being necessary for the preparation of your U.S. federal income tax returns, if the information is available to the trustee. So long as the notes of any class or subclass are registered in the name of DTC or its nominee, the report and any other items will be prepared on the basis of information supplied to the trustee by DTC and the DTC participants, and will be delivered by the trustee to the DTC participants to be available for forwarding by the DTC participants to you as described above.

     The trustee will publish following each payment date and other date specified above in a daily newspaper in Luxembourg a notice that the monthly and quarterly reports and the other information described above will be available for review at the main office of the listing agent for the notes in Luxembourg, Banque Internationale a Luxembourg S.A., 69 route d'Esch, L-1470 Luxembourg. The daily newspaper is expected to be the Luxemburger Wort. The Luxembourg Stock Exchange will receive notice promptly following each payment date. In addition, the trustee will provide the information to Bloomberg Financial Markets promptly following each payment date for publication on the BLOOMBERG(R) Service.

     If the notes are ever issued as definitive notes, the trustee will prepare and deliver the information described above to each holder of record of a definitive note.

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                             AVAILABLE INFORMATION

     AerCo has filed with the Commission a registration statement on Form F-4 including all amendments, exhibits and schedules, for the new notes. This prospectus is part of the registration statement. AerCo is subject to the information reporting requirements of the Exchange Act as applicable to "foreign private issuers". As a foreign private issuer, AerCo is exempt from provisions of the Exchange Act which prescribe the furnishing and content of proxy statements to shareholders and which relate to short swing profits reporting and liability. AerCo will also make certain monthly and quarterly reports available to holders of the notes. You should refer to "Reports to Noteholders" for a listing of what will be contained in the report. Any reports and other information filed by AerCo with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street Suite 1400, Chicago, Illinois 60661 at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports and other information, including the registration statement filed by AerCo.

     This prospectus does not contain all the information in the registration statement and the related exhibits and schedules, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. If you need additional information with respect to AerCo and the securities offered by this prospectus, please refer to the registration statement and the exhibits filed or incorporated as a part of the registration statement, which are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission. Statements contained in this prospectus as to the contents of any documents referred to are not necessarily complete, and, in each such instance, are qualified in all respects by reference to the applicable documents filed with the Commission.

     This prospectus contains forward-looking statements that involve risks and uncertainties. The actual results of the AerCo Group could differ materially from those discussed. Factors that could cause or contribute to such differences include those discussed under "Risk Factors" and elsewhere in this prospectus.

     The old notes were listed on the Luxembourg Stock Exchange on July 17, 2000, and the new notes will be listed upon issuance, subject only to notice of issuance. The constitutive documents of AerCo and the legal notice relating to the issuance of the notes have been deposited with the Registrar of the District Court in Luxembourg where such documents will be available for inspection and where such documents will be obtainable upon request. Copies of the prospectus, the annual report of independent public accountants and the reports to noteholders referred to under "Reports to Noteholders" are available at the office of the listing agent in Luxembourg: Banque Internationale a Luxembourg, 69, route d'Esch, L-1470 Luxembourg. Financial information regarding AerCo is included in AerCo's Quarterly Reports on Form 6-K and Annual Reports on Form 20-F and will be available at the office of the Listing Agent in Luxembourg after the respective reports are filed with the Commission.

     Unless otherwise stated, all monetary amounts are expressed herein in United States dollars. Various percentages set out in this prospectus have been rounded and accordingly may not total exactly.

     Until July 17, 2001, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     No person has been authorized to give any information or to make any representations other than as contained herein, and, if given or made, such information or representation must not be relied upon as having been authorized by AerCo. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to its date.

     The consent of the Jersey Financial Services Commission under the Control of Borrowing (Jersey) Order 1958, as amended has been obtained to the issue of the old notes and new notes by AerCo.

     When this document is circulated there will have been delivered a copy thereof to the Registrar of Companies in Jersey in accordance with Article 6 of the Companies (General Provisions) (Jersey) Order 1992 and the consent of the Registrar of Companies to its circulation will have been given and not withdrawn. It must be distinctly understood that, in giving these consents, neither the Registrar of Companies nor the Jersey Financial Services Commission takes any responsibility for the financial soundness of AerCo or for the correctness of any statements made, or opinions expressed, with regard to it.

     AerCo has taken all reasonable care to confirm that the information contained in this prospectus is true and accurate in all material respects and that there are no material facts the omission of which would make misleading any statement herein, whether of fact or opinion.

     AerCo is aware that the foregoing paragraph has no effect on its responsibilities and obligations under the Securities Act.

            BOOK-ENTRY REGISTRATION, GLOBAL CLEARANCE AND SETTLEMENT

BOOK-ENTRY REGISTRATION; DEPOSIT AGREEMENT

     We will deposit the global notes with Bankers Trust Company, as book-entry depositary under the deposit agreement. The book-entry depositary will issue certificateless depositary interests for each subclass of new notes to DTC or its nominee, representing the aggregate principal amount of the global note for that subclass. Until book-entry interests are exchanged for definitive notes, the certificateless depositary interests held by DTC may not be transferred except as a whole by DTC to its nominee or by a nominee of DTC to DTC or another of its nominees or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

     Book-entry interests will be shown only on, and transfers of book-entry interests will be effected only through, records maintained in book-entry form by DTC or its nominee and its participants, including Euroclear and Clearstream, Luxembourg.

     So long as the book-entry depositary is the holder of the global notes, the book-entry depositary will be considered the sole holder of the global notes for all purposes under the indenture. Unless and until book-entry interests are exchanged for definitive notes, all references herein to actions by noteholders will refer to actions taken by the book-entry depositary upon instructions of DTC or its nominee, acting in accordance with the procedures of DTC, and all references herein to distributions, notices, reports and statements to noteholders will refer to distributions, notices, reports and statements to the book-entry depositary for further distribution to DTC and DTC participants, including Euroclear and Clearstream, Luxembourg, in accordance with the Deposit Agreement and the procedures of DTC and DTC participants. Holders of book-entry interests will be entitled to receive definitive notes in exchange for book-entry interests only in the limited circumstances described in "Description of the Notes -- Form -- Definitive Notes". Accordingly, each person owning a book-entry interest must rely on the procedures of the book-entry depositary and DTC and, if the person is not a participant in DTC, on the procedures of the participant through which such person owns its interest, to exercise any rights and obligations of a holder under the indenture.

     ACTION BY OWNERS OF BOOK-ENTRY INTERESTS

     Not later than 10 days after receipt by the book-entry depositary of notice of any solicitation of consents or request for a waiver or other action by the book-entry depositary as noteholder, the book-entry depositary will mail to DTC a notice containing:

     -  the information as is contained in the notice,

     - a statement that at the close of business on a specified record date DTC will be entitled to instruct the book-entry depositary as to the consent, waiver or other action, if any, pertaining to the certificateless depositary interests or the global notes, and

     -  a statement as to the manner in which instructions may be given.

     Upon the written request of DTC, which shall have solicited instructions from the registered owners of book-entry interests in accordance with its rules and procedures, the book-entry depositary shall take action regarding the requested consent, waiver or other action on the global notes in accordance with any instruction set forth in the request. The book-entry depositary will not exercise any discretion in the granting of consents or waivers or the taking of any other action on the certificateless depositary interests or the global notes.

     REPORTS

     The book-entry depositary will immediately, and no later than 10 days from receipt, send to DTC a copy of any notices, reports and other communications received relating to AerCo or the notes.

     ACTION BY BOOK-ENTRY DEPOSITARY

     Subject to specified limitations, upon the occurrence of a default with respect to the notes, or in connection with any other right of a holder of notes under the indenture or the deposit agreement, if requested in writing by DTC, the book-entry depositary will take any action as shall be requested in the notice.

     CHARGES OF BOOK-ENTRY DEPOSITARY

     AerCo has agreed to pay all charges of the book-entry depositary under the deposit agreement. AerCo has also agreed to indemnify the book-entry depositary against specified liabilities incurred by it under the deposit agreement.

     AMENDMENT AND TERMINATION

     The deposit agreement may be amended by agreement between AerCo and the book-entry depositary. The consent of DTC will not be required for any amendment to the deposit agreement:

     - to cure any inconsistency, omission, defect or ambiguity in the agreement;

     - to add to the covenants and agreements of the book-entry depositary or AerCo;

     - to evidence succession of another person to AerCo in accordance with the indenture;

     - to effectuate the assignment of the book-entry depositary's rights and duties to a qualified successor;

     - to comply with the Securities Act, the Exchange Act, the U.S. Investment Company Act of 1940, as amended, or the Trust Indenture Act of 1939, as amended; or

     - to modify, alter, amend or supplement the deposit agreement in any other manner that is not adverse to DTC or the owners of book-entry interests.

     Except as listed above, no amendment that adversely affects DTC or the owners of book-entry interests may be made to the deposit agreement or the book-entry interests without the consent of DTC or the owners of book-entry interests corresponding to a majority in principal amount at maturity of the notes.

     Upon the issuance of definitive notes in exchange for all of the global notes and satisfaction of other specified conditions, the deposit agreement will terminate. The provisions of the deposit agreement may be terminated upon the resignation of the book-entry depositary if no successor has been appointed within 90 days as described under "-- Resignation or Removal of Book-Entry Depositary" below.

     RESIGNATION OR REMOVAL OF BOOK-ENTRY DEPOSITARY

     The book-entry depositary may at any time resign by written notice to AerCo and the Trustee, any resignation to take effect upon the appointment by AerCo of a successor book-entry depositary and the appointed successor's acceptance of the appointment. If at the end of 90 days after delivery of notice, no successor depositary has been appointed and has accepted the appointment, the book-entry depositary may terminate the deposit agreement.

     OBLIGATIONS OF BOOK-ENTRY DEPOSITARY

     The book-entry depositary will assume no obligation or liability under the deposit agreement other than to use good faith and reasonable care in the performance of its duties.

GLOBAL CLEARANCE AND SETTLEMENT

     DTC

     Transfers of book-entry interests between DTC participants will occur in accordance with DTC rules. Transfers between participating organizations whose securities are held by Clearstream, Luxembourg and participants in Euroclear will occur in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear.

     Clearstream, Luxembourg and Euroclear will hold omnibus positions of book-entry interests on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Morgan Guaranty Trust Company of New York's names on the books of their depositaries which, in turn, will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and Morgan Guaranty will act as depositary for Euroclear.

     Cross-market transfers between persons holding through DTC participants and through Clearstream, Luxembourg participants will be effected by DTC in accordance with DTC rules on behalf of Clearstream, Luxembourg or Euroclear by its depositary. Cross-market transactions between persons holding through DTC participants and Euroclear participants will be effected in accordance with DTC rules on behalf of Euroclear by its depositary. However, any cross-market transactions will require delivery of instructions to Clearstream, Luxembourg or Euroclear by the counterparty in accordance with its rules and procedures and within its established deadlines. If the transaction meets its settlement requirements, Clearstream, Luxembourg or Euroclear will deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the depositaries.

     Because of time-zone differences, credits of book-entry interests received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the securities settlement processing day dated the business day following the DTC settlement date. Such credits or any transactions in such book-entry interests settled during such processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of book-entry interests by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes in accounts of DTC participants, eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations and may in the future include other organizations. Indirect access to the DTC system also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant either directly or indirectly. Owners of book-entry interests who are not DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the book-entry interests may do so only through DTC participants. Indirect participants are required to effect transfers through a DTC participant.

     Payments on the book-entry interests will be made to DTC and are the responsibility of AerCo. Owners of book-entry interests will receive all distributions on the book-entry interests from the trustee or other paying agent through DTC participants and indirect participants. Disbursement of any payments to DTC participants will be the responsibility of DTC and disbursement of any payments to the owners of book-entry interests will be the responsibility of DTC participants and indirect participants. DTC's practice is to credit DTC participants' accounts on the payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such payment date. Payments by DTC participants to owners of book-entry interests will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those DTC participants. Unless definitive notes are exchanged for book-entry interests, owners of book-entry interests will be permitted to exercise the rights of holders under the indenture only indirectly through DTC and DTC participants.

     Under the rules, regulations and procedures governing DTC and its operations, DTC is required to make book-entry transfers of book-entry interests among the DTC participants on whose behalf it acts with respect to book-entry interests and to receive and transmit distributions on the book-entry interests. DTC participants and indirect participants with which holders have accounts for the book-entry interests similarly are required to make book-entry transfers and receive and transmit any payments on behalf of their book-entry interests. The DTC rules provide a mechanism by which holders will receive payments and will be able to transfer their interests.

     DTC has advised AerCo that it will take any action permitted to be taken by a holder of each subclass of book-entry interests under the indenture only at the direction of one or more DTC participants to whose accounts that subclass of book-entry interests is credited. Additionally, DTC has advised AerCo that it will take action with respect to any percentage of the outstanding principal amount of any subclass of book-entry interests only at the direction of and on behalf of the DTC participants whose holders own outstanding principal amount. DTC may take conflicting actions with respect to different classes or subclasses of notes to the extent that these actions are taken on behalf of DTC participants whose holdings include different subclasses of book-entry interests.

     CLEARSTREAM, LUXEMBOURG

     Distributions on book-entry interests held through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg participants in accordance with Clearstream, Luxembourg's rules and procedures, to the extent received by its depositary. Clearstream, Luxembourg will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream, Luxembourg participant only in accordance with its rules and procedures and subject to its depositary's ability to effect that action on its behalf through DTC.

     EUROCLEAR

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Euroclear terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities of a particular class or subclass in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Euroclear terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Distributions on book-entry interests held through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear terms and conditions, to the extent received by its depositary. The Euroclear Operator will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Euroclear participant only in accordance with the Euroclear terms and conditions and subject to its depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the procedures described above in order to facilitate transfers of book-entry interests among participants of DTC, Clearstream,

Luxembourg and Euroclear, they are under no obligation to perform or continue to perform those procedures and may be discontinue them at any time.

CUSIP, ISIN AND COMMON CODE NUMBERS

     The book-entry interests in the new notes have been accepted for clearance through Euroclear and Clearstream, Luxembourg. The CUSIP numbers, International Securities Identification Numbers (ISIN) and the Common Code Numbers (CCN) of the new notes are set forth in the table below.

SUBCLASS OF NOTES            CUSIP                       ISIN                         CCN
-----------------  -------------------------   -------------------------   -------------------------
Subclass A-3              00764P AU 4                 00764PAU49                   012125470
Subclass A-4              00764P AV 2                 00764PAV22                   012125518
Subclass B-2              00764P AW 0                 00764PAW05                   012125542
Subclass C-2              00764P AX 8                 00764PAX87                   012125577

                               TAX CONSIDERATIONS

IRISH TAX CONSIDERATIONS

     The following summary is based on an opinion of KPMG on principles of Irish taxation law. These principles depend on interpretation of current law, regulations, rulings and decisions and Irish Revenue practice, and reliance on Irish Revenue confirmations obtained prior to the issue of and in connection with the old notes, all of which are subject to change. Any such change may be applied retroactively and may adversely affect the principles of Irish tax on which the opinion is based. This summary does not address all Irish tax principles that may apply to all categories of noteholders, some of which may be subject to special rules.

     IRISH INCOME AND WITHHOLDING TAXES ON PAYMENTS ON THE NOTES

     In the opinion of KPMG, there will be no withholding or deduction for Irish taxes on principal and interest paid by AerCo on the global notes or any payment of the principal and interest on the book-entry interests. The foregoing opinion, insofar as it relates to interest, is based on certain assumptions, including that the notes, including the global notes, are listed on the Luxembourg Stock Exchange or on another stock exchange which is recognized for relevant purposes of Irish law and that interest on the global and book-entry notes is paid by a paying agent outside of Ireland.

     The issuance of definitive notes may cause interest payments to be subject to Irish withholding tax at the standard income tax rate which is currently 22% until April 5, 2001, changing to 20% from April 6, 2001. If any Irish withholding tax is imposed, noteholders and holders of book-entry interests should note that AerCo will not make any additional payments for any withholding tax. In this regard, Ireland has tax treaties with a number of jurisdictions which, under certain circumstances, reduce the rate of Irish withholding tax on payments of interest to persons resident in those jurisdictions. A holder of a definitive note who is entitled to the benefit of Article 11 of the income tax treaty between the United States and Ireland (the "Treaty") (such a holder a "U.S. Holder") will normally be eligible to recover in full any Irish tax withheld from payments of interest to which such U.S. Holder is beneficially entitled by making a claim under the Treaty on the appropriate form. Alternatively, a claim may be made by a U.S. Holder in advance of a payment of interest. If the claim is accepted by the Irish Revenue, it will normally authorize subsequent payments to that U.S. Holder to be made without withholding for Irish tax.

     Noteholders who are not ordinarily resident in Ireland will not be subject to Irish income tax on interest paid by AerCo on the notes so long as the interest payments are made by AerCo in the course of carrying on relevant trading operations under its Shannon certificate. For additional information on these Shannon certified operations and their termination in 2005 and factors which might lead to their earlier termination, see "-- Irish Taxation of the AerCo Group" below. After December 2005 or on earlier termination of AerCo's Shannon certified operations, the exemption from Irish tax described above currently enjoyed by noteholders who are not ordinarily resident in Ireland will terminate, absent a change in law in the intervening period.

     Interest payments made by AerCo have an Irish source and whether or not paid gross are, under existing Irish tax law, chargeable to Irish income tax by self-assessment, subject, however, to such relief as may be afforded by the provisions of any applicable double tax treaty. However, as a matter of practice, the Irish tax authorities do not pursue collection of any such liability for Irish tax for persons who are not resident in Ireland except where such persons:

     - receive payments of interest through a person (including a trustee) or in the name of an agent or branch in Ireland having the management and control of the interest; or

     - seek to claim relief and/or repayment of tax deducted at source in respect of taxed income from Irish sources; or

     - are chargeable to Irish corporation tax on the income of an Irish branch or agency or to income tax on the profits of a trade carried on in Ireland to which the interest is attributable.

     The termination of the legislative provisions dealing with Shannon certified operations on December 31, 2005 will not affect the exemption from Irish withholding tax described above.

     TAXATION OF CAPITAL GAINS

     Capital gains tax is chargeable at the rate of 20% on taxable capital gains with allowance being made for inflation-adjusted acquisition costs and enhancement expenditure. The notes are chargeable assets for Irish capital gains tax purposes. However, non-resident holders are only liable for capital gains tax on the disposal of the notes where the notes are held as part of the assets of a business carried on through an Irish branch or agency.

     IRISH CAPITAL ACQUISITIONS TAX (CAT)

     CAT applies to gifts and inheritances where the donor/deceased or the beneficiary is resident or ordinarily resident in Ireland at the date of the gift or inheritance or to the extent that the property of which the gift or inheritance consists is situated in Ireland at that date. Special rules with regard to residence apply where an individual is not domiciled in Ireland. The beneficiary is primarily liable to pay CAT. Persons who are secondarily liable include the donor, in the case of a gift, or the personal representatives, in the case of an inheritance. Certain tax-free group thresholds apply which vary with the degree of relationship between the donor/deceased and the beneficiary. The current tax-free group thresholds are:

     - IRL300,000 for gifts and inheritances taken by a child or a foster child,

     - IRL30,000 for gifts and inheritances taken by a parent, grandparent, grandchild, brother, sister, nephew or niece, and

     -  IRL15,000 for gifts and inheritances taken by other persons.

     All taxable gifts and inheritances within the same group threshold received by an individual since December 1, 1988 are aggregated and only the excess over the tax-free threshold is taxed. CAT is charged at a flat rate of 20%. Gifts and inheritances between spouses are exempt from CAT.

     The notes may constitute property situated in Ireland for CAT purposes. Although there is no gift and inheritance tax convention between the United States and Ireland, an estate tax convention between the two countries was ratified in 1951 and it is understood that the relevant authorities regard that convention as now applying to Irish inheritance tax and U.S. federal estate tax arising on death but not to tax on gifts.

     IRISH STAMP DUTY

     No stamp duty, stamp duty reserve tax or issue, documentary, registration or other similar tax imposed by any government department or other taxing authority of or in Ireland (collectively "Irish stamp duty") will be payable by noteholders on the creation, initial issue or delivery of notes.

     Since the global notes are bearer securities, they will not be charged with Irish stamp duty, if transferred by delivery. The global notes will be exempt from Irish stamp duty under section 85 of the Stamp Duties Consolidation Act, 1999 if the issue price is not less than 90% of their nominal value and if transferred by a written instrument. If that exemption was not applicable and in the absence of any other applicable exemption such instrument in writing would be chargeable with Irish stamp duty if either the instrument was executed in Ireland or, wherever executed, related to any property situated in Ireland (which would include notes physically located in Ireland) or any matter or thing done or to be done in Ireland. Transfers of book-entry interests in the notes which are not effected by written instrument will not be chargeable with Irish stamp duty. Any Irish stamp duty charged on such an instrument would be at the rate of one per cent on the amount of the consideration for the transfer or, if greater, the market value of the notes.

IRISH TAXATION OF THE AERCO GROUP

     The following discussion of the Irish taxation of the AerCo Group is based on the advice of KPMG, AerCo's tax advisor.

     AerCo and its Irish-resident subsidiary companies will be entitled to certain corporate tax benefits for Shannon, Ireland certified companies including a preferential corporate taxation rate of 10% through December 2005. These companies may become subject to Irish corporation tax at the general Irish statutory rate if:

     - AerFi were to be liquidated or were to cease to hold its 5% shareholding in AerCo;

     - the AerFi Group were to reduce or relocate its operations for any reason such that it failed to maintain, among other things, certain employment levels at Shannon, Ireland; or

     - AerFi Administrative Services Limited or AerFi Cash Manager II Limited were to resign or be terminated as administrative agent or cash manager of the AerCo Group.

     The standard Irish corporation tax rate is currently 24%. Irish tax law provides for that rate to fall to 20% for 2001, 16% for 2002 and 12.5% for 2003 and subsequent years.

     Upon the scheduled termination of the Irish preferential 10% tax rate on December 31, 2005, AerCo and the other Irish tax-resident members of the AerCo Group will become subject to Irish corporate tax on their net trading income at a 12.5% rate as provided for in the Irish Finance Act of 1999. This legislation provides for non-trading income to be taxed at 25%. There can be no assurance that these tax rates will not be changed in future.

     A company will not be subject to Irish income tax provided that it is not Irish tax resident, has no branch or agency in Ireland and has no Irish-source income. The non-Irish resident subsidiary companies of AerCo have adopted certain operational provisions in their organizational documents regarding the management and operation of their businesses designed to minimize the likelihood of Irish taxation of their income. In the opinion of KPMG, Irish tax advisor to AerCo, the non-Irish resident subsidiary companies of AerCo will not be subject to Irish income tax on their non-Irish source income. However, there can be no assurance that these companies will not be subject to Irish tax on some or all of their income.

     IRISH VALUE-ADDED TAX

     Ireland generally imposes Value-Added Tax (VAT) on the supply of goods and services. Any Irish VAT that may become payable by an AerCo Group company in connection with any management services performed by the servicer will be eligible to be reclaimed by that company on the assumption that invoices addressed to any AerCo Group company relate to costs attributable to a business activity of that company which is considered to be a supply of goods or services by that company.

     Some or all of the services provided to the AerCo Group by the cash manager may be exempt from Irish VAT. To the extent that any Irish VAT is payable on services provided to an AerCo Group company by the cash manager or by the administrative agent such VAT will be eligible to be reclaimed by that company on the same assumption as set out in the preceding paragraph.

     Payments by the lessees to AerCo and its Irish-resident subsidiary companies will not be subject to Irish VAT in any case where the aircraft are used or to be used by a transport undertaking operating for reward chiefly on international routes.

CERTAIN JERSEY TAX CONSIDERATIONS

     The following summary is based upon the opinion of Mourant du Feu & Jeune, AerCo's Jersey tax counsel, on the tax treatment under Jersey law of AerCo and ALPS 94-1 and the tax treatment under Jersey law for the purchase, ownership and disposition of the notes. The discussion is based on an interpretation of laws, regulations, rulings and decisions, including certain letters from the Comptroller of

Income Tax in Jersey and the Director of the Jersey Financial Services Department, the functions of which were taken over by the Jersey Financial Services Commission with effect from July 1, 1998, all of which are currently in effect and are subject to change. Any such change may be applied retroactively and may adversely affect the Jersey tax consequences described herein. Unless otherwise noted, the term "note" refers to both the actual global notes and the interest in the global notes held indirectly through DTC, Clearstream, Luxembourg or Euroclear.

     INCOME TAXES

     AerCo will qualify as an "exempt company" under Article 123A of the Income Tax (Jersey) Law 1961 as amended as long as it makes the returns of information and pays the fees, currently L600 per annum as required by that Article and, subject to the concession referred to below, as long as no Jersey resident has a beneficial interest (for purposes of the 1961 Law) in AerCo. As an exempt company, AerCo will be treated for purposes of the 1961 Law as not resident in Jersey and will pay no Jersey income tax other than on income arising in Jersey (but, by long standing concession, excluding bank deposit interest arising in Jersey) and on profits of its trade (if any) carried on through an established place of business in Jersey. For purposes of the 1961 Law the Comptroller of Income Tax in Jersey, among other things, has:

     - granted a concession that the holders of notes will not be regarded as having a beneficial interest (for the purposes of Article 123A of the 1961 Law) in AerCo;

     - confirmed that the holding of the shares in the capital of AerCo by or on behalf of the charitable trust trustee and AerFi will not prejudice the exempt company status of AerCo;

     - confirmed that the income generated by the activities undertaken by AerCo as described herein will not be treated as income arising in Jersey; and

     - confirmed that the administration in and from Jersey of the business undertaken by AerCo as described herein will not constitute the carrying on of a trade through an established place of business in Jersey.

     Accordingly in the opinion of our Jersey tax counsel, AerCo will not be subject to Jersey income tax.

     WITHHOLDING TAXES

     In general, Jersey imposes a withholding tax at the rate of 20% on interest and other amounts paid to non-residents of Jersey with respect to a debt obligation of a company resident in Jersey. However, no such withholding tax is imposed with respect to an exempt company (as defined above). Accordingly, based upon AerCo's qualification as an exempt company, in the opinion of our Jersey tax counsel, no Jersey withholding tax will be deducted from interest and other amounts paid on the notes on account of Jersey taxes.

     In the event that any Jersey withholding tax is imposed, noteholders should note that there is no income tax treaty between the United States and Jersey that would apply to reduce or eliminate such withholding. Noteholders should note further that AerCo will not be obligated under the terms of the notes to make any additional payments in respect of any such withholding tax. Accordingly, in the event that withholding were to be required on account of Jersey taxes, distributions to noteholders may be less than those which would be made on the notes in the absence of any such withholding tax.

     OTHER TAXES

     There is no taxation of capital gains (other than with respect to certain tax avoidance transactions) in Jersey. As a result, the capital gains of AerCo on its investments and the capital gains of noteholders on a sale or transfer of their notes will not be subject to taxation in Jersey. There is no value added tax or other relevant taxation in Jersey. No stamp duty, stamp duty reserve tax or issue, documentary, registration or other similar tax imposed by any governmental department or other taxing authority of or in Jersey is payable in connection with the creation, initial issue, delivery or transfer inter vivos of the notes.

     In the event that on the death of a sole individual holder of notes who is a non-resident of Jersey, such notes are situated in Jersey (by virtue of their being held on a register in Jersey or in bearer form and held in Jersey at the date of death or otherwise deemed to be situated under applicable rules of private international law), a grant of probate or letters of administration would have to be obtained in Jersey and a duty of up to 1% of the value of the assets of the deceased situated in Jersey would be payable.

     ALPS 94-1

     ALPS 94-1 will qualify as an exempt company under the 1961 Law as long as AerCo also qualifies as an exempt company and as long as ALPS 94-1 makes the returns of information and pays the fees as required by Article 123A of the 1961 Law (as described above). As an exempt company, ALPS 94-1 will be treated for the purposes of the 1961 Law in the same way as AerCo. Accordingly, in the opinion of our Jersey tax counsel, no Jersey withholding tax will be deducted from any amounts paid by ALPS 94-1 to AerCo as described herein on account of Jersey taxes.

UNITED STATES TAXATION

     The following discussion is the opinion of Davis Polk & Wardwell. The discussion sets forth the material U.S. federal income tax consequences of the purchase, ownership and disposition of notes. This discussion deals only with notes held as capital assets by United States Holders, as defined below, who purchased the old notes in the offering at their "issue" price (which will be the price at which a substantial amount of the notes was sold to persons other than bond houses, brokers or similar persons acting in the capacity of underwriters, placement agents or wholesalers), and not with special classes of holders, including without limitation, dealers in securities or currencies, banks, tax-exempt organizations, life insurance companies, financial institutions, broker-dealers, persons that hold securities that are a hedge or that are hedged against currency or interest rate risks or that are part of a straddle or conversion transaction, certain U.S. expatriates, persons that are not United States Holders or persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar. United States Holders who purchased notes at a price other than the issue price should consult their tax advisors as to the possible applicability to them of the amortizable bond premium or market discount rules. Further, this discussion does not address the effect of any U.S. state or local tax laws on a United States Holder of notes. The discussion is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, possibly with retroactive effect.

     Prospective purchasers of the notes should consult their own tax advisors concerning the consequences, in their particular circumstances, under the U.S. federal income tax laws and the laws of any relevant state, local or other foreign taxing jurisdiction, of ownership of the notes.

     For purposes of this discussion, a "United States Holder" means a beneficial owner of notes that is for U.S. federal income tax purposes a citizen or resident of the United States, a U.S. corporation, or an estate or trust the income of which is subject to U.S. federal income tax regardless of its source.

     PAYMENTS OF INTEREST

     The gross amount of interest paid on a note will be includible in the gross income of a United States Holder as ordinary interest income at the time it is received or accrued, depending on the holder's method of accounting for U.S. federal income tax purposes. Interest paid by AerCo on the notes will be income from sources outside the United States, and, with certain exceptions, will be treated separately, together with other items of "passive" income or, in certain cases, "financial services" income, for purposes of computing the foreign tax credit allowable under U.S. federal income tax laws.

     SALE, RETIREMENT AND OTHER DISPOSITION OF THE NOTES

     Except as noted below, upon the sale, exchange or retirement of a note, a United States Holder will generally recognize taxable gain or loss equal to the difference between the amount realised (not including any amounts received that are attributable to accrued and unpaid interest not taken into income, which will be taxable as ordinary interest income in accordance with the United States Holder's method of accounting as described above) and the United States Holder's tax basis in the note. A United States Holder's tax basis in a note generally will be its cost. Such gain or loss recognized on the sale or retirement of a note will be capital gain or loss. Prospective investors should consult their tax advisors regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for certain taxpayers who are individuals) and losses (the deductibility of which is subject to limitations).

     EXCHANGE OF OLD NOTES FOR NEW NOTES

     An exchange of old notes for new notes will not be treated as a taxable exchange for U.S. federal income tax purposes. Accordingly, United States Holders who exchange their old notes for new notes will not recognize income, gain or loss for United States federal income tax purposes. A United States Holder's tax basis in the new notes will be equal to its adjusted basis in the old notes and its holding period will include the period during which it held the old notes.

     INFORMATION REPORTING AND BACKUP WITHHOLDING

     Payments of principal and interest on the notes held by certain non-corporate holders and the proceeds of a disposition of such notes may be subject to U.S. information reporting requirements. Such payments also may be subject to U.S. backup withholding at a rate of 31% if the holder does not provide a taxpayer identification number or otherwise establish an exemption. The holder may credit the amounts withheld against its U.S. federal income tax liability and claim a refund for amounts withheld in excess of its tax liability. Regulations which are applicable to payments made after December 31, 2000 will change the requirements for establishing an exemption from information reporting and backup withholding.

                              ERISA CONSIDERATIONS

     Any employee benefit plan that proposes to purchase notes should consult with its tax and/or legal advisors with respect to the potential consequences of such investment under the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code.

     ERISA imposes certain requirements on employee benefit plans that are subject to ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, "ERISA plans") and on persons who are fiduciaries with respect to such ERISA plans. A person who exercises discretionary authority or control with respect to the management or assets of an ERISA plan will be considered a fiduciary of the plan under ERISA. In accordance with ERISA's general fiduciary standards, before investing in a note, an ERISA plan fiduciary should determine whether such an investment is permitted under the governing plan instruments and is appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio, taking into account the limited liquidity of the notes.

     The prudence of a particular investment must be determined by the responsible fiduciary of an ERISA plan by taking into account the ERISA plan's particular circumstances and all the facts and circumstances of the investment including, but not limited to, the matters discussed above under "Risk Factors".

     Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving assets of an ERISA plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code such as individual retirement accounts or Keogh plans (together with the ERISA plans, collectively, the "benefit plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such benefit plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

     Certain exemptions from the prohibited transaction provisions of ERISA and the Code may be applicable, however.

     A transaction could be treated as exempt under Section 406 of ERISA and
Section 4975 of the Code if the notes were acquired pursuant to and in accordance with one or more "class exemptions" issued by the DOL, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for certain transactions involving insurance company general accounts) or PTCE 96-23 (an exemption for certain transactions determined by in-house asset managers).

     ERISA also prohibits a fiduciary of an ERISA plan from maintaining the indicia of ownership of any assets of the plan outside the jurisdiction of the district courts of the United States except under certain circumstances. Before investing in a note, a plan fiduciary should consider whether its acquisition and holding of a note would satisfy such indicia of ownership rules.

     A PLAN FIDUCIARY CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT ITS TAX AND/OR LEGAL ADVISORS REGARDING THE AVAILABILITY, IF ANY, OF EXEMPTIVE RELIEF FROM ANY POTENTIAL PROHIBITED TRANSACTION AND OTHER FIDUCIARY ISSUES AND THEIR POTENTIAL CONSEQUENCES.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives new notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in resales of new notes received in exchange for old notes where the old notes were acquired as a result of market-making activities or other trading activities. AerCo has agreed that, starting on the expiration date and ending on the close of business on the 180th day following the expiration date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use with any resale of new notes.

     AerCo will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account under the exchange offer may be sold in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the expiration date, AerCo will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. AerCo has agreed to pay all expenses incident to the exchange offer including the expenses of one counsel for the holders of the old notes, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes including any broker-dealers against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters relating to the notes offered hereby will be passed upon for AerCo by Davis Polk & Wardwell, New York, New York, special United States counsel for AerCo, and by Mourant du Feu & Jeune, special Jersey counsel to AerCo.

     In accordance with the rules of the Luxembourg Stock Exchange, AerCo states that there has been no material adverse change in the financial position of AerCo since the date of its formation. AerCo is not a party to any material legal proceedings.

     Prospective investors should consider the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor including, but not limited to, "prudent investor" provisions and percentage-of-assets limitations. Investors should consult their own legal advisors in determining whether and to what extent the notes constitute legal investment for such investors.

     The trustee and AerCo make no representation as to the proper characterization of the notes for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase notes under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institutions regulatory characteristics of the notes, may adversely affect the liquidity of the notes.

                        ENFORCEMENT OF CIVIL LIABILITIES

     AerCo is a public limited liability company incorporated and registered in Jersey. All but two of the Directors of AerCo and some experts named in this prospectus are non-residents of the United States. All or a substantial portion of the assets of such non-resident persons and of AerCo are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or AerCo or to enforce against them in United States courts judgements obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States. AerCo has been advised that it is unlikely that the courts of Jersey would adjudge civil liability in an original action predicated solely upon the federal securities laws of the United States. There is no arrangement in place between Jersey and the United States for the reciprocal enforcement of judgements. There are no limitations on the right of non-residents of Jersey to hold or vote the notes under Jersey law or under the Memorandum and Articles of Association of AerCo.

                        LISTING AND GENERAL INFORMATION

     We have applied to list the new notes on the Luxembourg Stock Exchange. In connection with the listing application, the indenture, the Memorandum and Articles of Association of AerCo, and the legal notice relating to the issue of the notes have been or will be deposited with the Chief Registrar of the District Court in Luxembourg (Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg) where copies thereof may be obtained upon request. Once the new notes have been listed on the Luxembourg Stock Exchange, trading of the new notes may be effected on the Luxembourg Stock Exchange. The old notes were listed on the Luxembourg Stock Exchange on July 17, 2000.

     Copies of this prospectus, the notes, the indenture, the security trust agreement, the Memorandum and Articles of Association of AerCo, the share purchase agreement, the cash management agreement, the servicing agreement, the administrative agency agreement, the standby servicing, administrative agency and cash management agreements, the reference agency agreement, any swap agreement and swap guarantees, the appraisals of the aircraft by Aircraft Information Services, Inc., BK Associates, Inc. and Airclaims Limited, the annual report of independent public accountants and the reports to noteholders referred to under "Reports to Noteholders" will be available free of charge at the office of the listing agent whose address is Banque Internationale a Luxembourg, 69, route d'Esch, L-1470 Luxembourg. Financial information regarding AerCo is included in the AerCo annual report on Form 20-F for each fiscal year and will be available at the office of the listing agent in Luxembourg after such annual report on Form 20-F is filed with the Commission.

                                    EXPERTS

     The financial statements of AerCo, ALPS 94-1, the AerFi transferred aircraft, the new AerFi transferring aircraft and the Indigo transferring aircraft have been included in this prospectus in reliance upon the reports of KPMG, Chartered Accountants, 5 George's Dock, IFSC, Dublin 1, Ireland, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

     With respect to certain matters, AerCo and AerFi are not represented by separate counsel and are not expected to be unless it is agreed that separate representation is required to satisfy the professional responsibilities of counsel. Also, a number of professionals, appraisers and experts who perform services for AerCo have performed services for the AerFi Group and AerFi and a number of their respective affiliates in the past and may do so again in the future.

     Valuations of the aircraft have been made by three expert aircraft appraisers: Aircraft Information Services, Inc., BK Associates, Inc. and Airclaims Limited. These valuations are discussed in detail elsewhere in this prospectus and are included herein in reliance upon the authority of such firms as experts in giving such appraisals.

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                                ----
A.  HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS FOR AERCO
    AND ALPS 94-1
     Independent auditors' report...........................     F-5
     Consolidated balance sheets............................     F-6
     Consolidated statements of operations..................     F-7
     Consolidated statements of cash flows..................     F-8
     Statements of changes in shareholders' deficit.........     F-9
     Statement of accounting policies.......................    F-10
     Notes to the consolidated financial statements.........    F-14
B.  HISTORICAL FINANCIAL STATEMENTS FOR AERFI TRANSFERRED
    AIRCRAFT
     Independent auditors' report...........................    F-38
     Statements of operations...............................    F-39
     Statements of cash flows...............................    F-40
     Statements of changes in net assets....................    F-41
     Statement of accounting policies.......................    F-42
     Notes to the financial statements......................    F-44
C.  HISTORICAL FINANCIAL STATEMENTS FOR NEW AERFI
    TRANSFERRING AIRCRAFT
     Independent auditors' report...........................    F-52
     Statements of net assets...............................    F-53
     Statements of operations...............................    F-54
     Statements of cash flows...............................    F-55
     Statements of changes in net assets....................    F-56
     Statement of accounting policies.......................    F-57
     Notes to the financial statements......................    F-60
D.  HISTORICAL FINANCIAL STATEMENTS FOR INDIGO TRANSFERRING
    AIRCRAFT
     Independent auditors' report...........................    F-70
     Statements of net assets...............................    F-71
     Statements of operations...............................    F-72
     Statements of cash flows...............................    F-73
     Statements of changes in net assets....................    F-74
     Statement of accounting policies.......................    F-75
     Notes to the financial statements......................    F-78

     COMPANY DEFINITIONS

     "AERCO LIMITED"         AerCo Limited, a special purpose limited liability
                             company incorporated under the laws of Jersey with its registered office located at 22 Grenville
                             Street, St. Helier, Jersey, JE4 8PX, Channel
                             Islands.

     "AERCO"                 AerCo Limited and its consolidated subsidiaries.

     "AERFI"                 AerFi Group plc and its subsidiary undertakings.

     "ALPS 94-1 LIMITED"     Aircraft Lease Portfolio Securitization 94-1
                             Limited, a special purpose limited liability company incorporated under the laws of Jersey in 1994 to purchase 27 aircraft from AerFi.

     "ALPS 94-1"             ALPS 94-1 Limited and its consolidated
                             subsidiaries.

     "INDIGO" Indigo Aviation AB, a Swedish company with its registered office located at Sodra Forstadsgatan 4, S-211 43, Malmo, Sweden.

              CONTENTS OF FINANCIAL STATEMENTS INCLUDED IN F PAGES

     AerCo has included the following audited historical financial statements in pages F-4 to F-84 of this prospectus.

A. U.K. GAAP AERCO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED MARCH 31, 2000 AND FOR THE PERIOD FROM JULY 15, 1998 TO MARCH 31, 1999 AND COMPARATIVE ALPS 94-1 FINANCIAL INFORMATION FOR THE PERIOD FROM JULY 1, 1998 TO JULY 14, 1998 AND FOR THE YEAR ENDED JUNE 30, 1998.

     The AerCo financial statements include the results of operations and financial condition of the 25 aircraft and related leases acquired by AerCo through the acquisition of all the outstanding capital stock of ALPS 94-1 Limited and the ten aircraft and related leases acquired by AerCo through the acquisition of all the outstanding capital stock of certain aircraft owning subsidiaries of AerFi in July 1998, and reflects the sale of one F100 aircraft during the period from July 15, 1998 to March 31, 1999 and the sale of one F100 aircraft during the year ended March 31, 2000.

     Comparative financial information for ALPS 94-1 is presented as ALPS 94-1 is considered to be the predecessor business of AerCo. We believe this is an appropriate presentation because:

     - AerCo was formed mainly for the purpose of refinancing the aircraft portfolio of ALPS 94-1.

     - AerCo's initial portfolio of 35 aircraft included 26 of the 27 aircraft that ALPS 94-1 originally acquired from AerFi.

     - The original ALPS 94-1 aircraft represented 79% of AerCo's initial portfolio by appraised value as at March 1, 1998.

     - AerCo's ongoing aircraft leasing activities are largely the same as those conducted by ALPS 94-1.

     The financial statements of ALPS 94-1 include the results of operations and financial condition of the 27 aircraft originally acquired by ALPS 94-1 from AerFi in August 1994, including:

     - the Boeing 767-300ER aircraft that was purchased by AerFi from ALPS 94-1 immediately prior to the closing of the offering of the old notes and which was not one of the aircraft acquired on July 15, 1998.

     - the A300-B4-200 aircraft up to April 28, 1998 when AerFi acquired this aircraft from ALPS 94-1. AerFi subsequently sold this aircraft to AerCo.

B. U.K. GAAP AERFI TRANSFERRED AIRCRAFT FINANCIAL STATEMENTS FOR THE YEAR ENDED JUNE 30, 1998 AND FOR THE PERIOD FROM JULY 1, 1998 TO JULY 14, 1998.

     These financial statements include historical financial information on the ten aircraft acquired by AerCo from AerFi in July 1998 and includes the A300-B4-200 aircraft only from April 28, 1998, the date AerFi acquired it from ALPS 94-1. These financial statements are prepared as if the AerFi transferred aircraft were operated separately from AerFi for the periods presented.

C. U.K. GAAP NEW AERFI TRANSFERRING AIRCRAFT FINANCIAL STATEMENTS FOR THE THREE YEARS ENDED MARCH 31, 1998, 1999 AND 2000.

     These financial statements include historical financial information on the two AerFi F100 and one B737-300 aircraft transferring to AerCo under the refinancing and additional aircraft acquisition in July 2000, for the three years ended March 31, 2000 and on 26 of the Indigo transferring aircraft for the period from December 16, 1999 (the date Indigo was acquired by AerFi) to March 31, 2000. These financial statements are prepared as if the New AerFi transferring aircraft were operated separately from AerFi for the periods presented.

D. U.S. GAAP INDIGO TRANSFERRING AIRCRAFT FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 1998 AND FOR THE PERIOD FROM JANUARY 1, 1999 TO DECEMBER 15, 1999.

     These financial statements include historical financial information on 26 Indigo aircraft transferring to AerCo under the refinancing and additional aircraft acquisition in July 2000. This information is presented for the year ended December 31, 1998 and for the period from January 1, 1999 to December 15, 1999 before Indigo was acquired by AerFi. These financial statements are prepared as if the Indigo transferring aircraft were operated separately from Indigo for the periods presented.

                              FINANCIAL STATEMENTS

                                     AERCO

                                     AERCO

                          INDEPENDENT AUDITORS' REPORT

TO THE SHAREHOLDERS AND BOARD OF DIRECTORS OF AERCO LIMITED

     We have audited the accompanying consolidated balance sheets of AerCo as of March 31, 2000 and March 31, 1999 and the related consolidated statements of operations, cash flows and changes in shareholders' deficit for AerCo for the year ended March 31, 2000 and the period from July 15, 1998 to March 31, 1999 and for ALPS 94-1 for the period from July 1, 1998 to July 14, 1998 and for the year ended June 30, 1998.

     We conducted our audits in accordance with generally accepted auditing standards in the United Kingdom and the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the directors as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AerCo as at March 31, 2000 and March 31, 1999 and the results of operations and cash flows of AerCo for the year ended March 31, 2000 and for the period from July 15, 1998 to March 31, 1999 and ALPS 94-1 for the period from July 1, 1998 to July 14, 1998 and the year ended June 30, 1998 in conformity with generally accepted accounting principles in the United Kingdom.

     As discussed in note 24 to the consolidated financial statements, AerCo has adopted the provisions of Financial Reporting Standard 12, "Provisions, Contingent Liabilities and Contingent Assets". As a result, ALPS 94-1 has changed its accounting policy for maintenance to reflect the adoption of the AerCo accounting policy.

     Generally accepted accounting principles in the United Kingdom vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected results of operations of AerCo for the year ended March 31, 2000 and the period from July 15, 1998 to March 31, 1999 and of ALPS 94-1 for the period from July 1, 1998 to July 14, 1998 and for the year ended June 30, 1998 and the shareholders' deficit of AerCo as of March 31, 2000 and March 31, 1999 to the extent summarised in notes 26, 27 and 28 to the consolidated financial statements.

KPMG
Chartered Accountants
Dublin, Ireland
June 14, 2000, except note 32 which is as of November 21, 2000.

                                     AERCO

                          CONSOLIDATED BALANCE SHEETS

                                                          NOTES    MARCH 31, 2000    MARCH 31, 1999
                                                          -----    --------------    --------------
                                                                     U.S.$'000        U.S.$'000
ASSETS
CURRENT ASSETS
Cash..................................................        1         26,413            25,618
Commercial paper......................................        1         39,998            39,997
Accounts receivable, net..............................        2          4,752             4,004
                                                                     ---------         ---------
TOTAL CURRENT ASSETS..................................                  71,163            69,619
INTANGIBLE ASSETS
Goodwill, net.........................................        3         43,100            45,456
FIXED ASSETS
Aircraft, net.........................................        5        829,194           904,253
                                                                     ---------         ---------
TOTAL ASSETS..........................................                 943,457         1,019,328
                                                                     =========         =========
LIABILITIES & SHAREHOLDERS' DEFICIT
LIABILITIES
Accrued expenses and other liabilities................        7         89,902            70,436
Indebtedness..........................................        9        901,198           949,217
Security deposits.....................................       10         16,304            14,783
                                                                     ---------         ---------
TOTAL LIABILITIES.....................................               1,007,404         1,034,436
SHAREHOLDERS' DEFICIT
Share capital.........................................       11             --                --
Accumulated deficit...................................                 (63,947)          (15,108)
                                                                     ---------         ---------
TOTAL SHAREHOLDERS' DEFICIT...........................                 (63,947)          (15,108)
                                                                     ---------         ---------
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT...........                 943,457         1,019,328
                                                                     =========         =========

     The accompanying notes, including the statement of accounting policies, on pages F-10 to F-13, are an integral part of the consolidated financial statements.

                                     AERCO

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                       AERCO                            ALPS 94-1
                                             --------------------------   --------------------------------------
                                                                          (UNAUDITED)   PERIOD FROM
                                                           PERIOD FROM    NINE MONTHS     JULY 1,
                                             YEAR ENDED   JULY 15, 1998      ENDED        1998 TO     YEAR ENDED
                                               MARCH      TO MARCH 31,     MARCH 31,     JULY 14,      JUNE 30,
                                     NOTES    31, 2000        1999           1998          1998          1998
                                     -----   ----------   -------------   -----------   -----------   ----------
                                             U.S.$'000     U.S.$'000      U.S.$'000     U.S.$'000     U.S.$'000
REVENUES
Aircraft leasing...................   12       109,146         82,826         76,098         3,635      100,682
EXPENSES
Depreciation.......................    5       (46,998)       (33,821)       (28,569)       (1,519)     (37,826)
Provision for impairment in
  aircraft value...................   13       (13,079)            --         (8,720)           --       (8,720)
Amortization of goodwill...........    3        (2,356)        (1,669)            --            --           --
Net interest expense...............   14       (78,818)       (54,108)       (52,340)       (2,757)     (69,785)
Other expenses.....................   15       (15,742)        (8,311)        (4,278)         (646)      (6,599)
  Exceptional item -- termination
     fee...........................   13            --             --             --            --      (12,700)
                                             ---------      ---------      ---------     ---------    ---------
Total expenses.....................           (156,993)       (97,909)       (93,907)       (4,922)    (135,630)
                                             ---------      ---------      ---------     ---------    ---------
NET LOSS FROM OPERATIONS...........            (47,847)       (15,083)       (17,809)       (1,287)     (34,948)
(Loss)/profit on sale of
  aircraft.........................    5          (941)            10             --            10        2,426
                                             ---------      ---------      ---------     ---------    ---------
NET LOSS BEFORE PROVISION FOR
  TAXES............................   16       (48,788)       (15,073)       (17,809)       (1,277)     (32,522)
Provision for taxes................   17           (51)           (35)           (15)           --          (33)
                                             ---------      ---------      ---------     ---------    ---------
NET LOSS FOR THE PERIOD............            (48,839)       (15,108)       (17,824)       (1,277)     (32,555)
RETAINED LOSS BROUGHT FORWARD......            (15,108)            --        (44,691)      (77,246)     (44,691)
                                             ---------      ---------      ---------     ---------    ---------
RETAINED LOSS CARRIED FORWARD......            (63,947)       (15,108)       (62,515)      (78,523)     (77,246)
BASIC AND DILUTED LOSS PER ORDINARY
  SHARE............................   18        (2,442)        (755.4)      (1,782.4)       (127.7)    (3,255.5)
                                             ---------      ---------      ---------     ---------    ---------
WEIGHTED AVERAGE NUMBER OF ORDINARY
  SHARES OUTSTANDING...............   18            20             20             10            10           10
                                             =========      =========      =========     =========    =========

     All recognized gains and losses are included in the consolidated statements of operations above.

     There is no material difference between the net income for AerCo or ALPS 94-1 for any of the periods set out above, and the historical cost equivalent.

     The results for all periods are derived from continuing operations.

     The accompanying notes, including the statement of accounting policies on pages F-10 to F-13, are an integral part of the consolidated financial statements.

                                     AERCO

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                       AERCO                                      ALPS 94-1
                                         ---------------------------------   ----------------------------------------------------
                                                            PERIOD FROM         (UNAUDITED)        PERIOD FROM
                                           YEAR ENDED     JULY 15, 1998 TO   NINE MONTHS ENDED     JULY 1, 1998      YEAR ENDED
                                         MARCH 31, 2000    MARCH 31, 1999     MARCH 31, 1998     TO JULY 14, 1998   JUNE 30, 1998
                                         --------------   ----------------   -----------------   ----------------   -------------
                                          U.S.$'000         U.S.$'000          U.S.$'000          U.S.$'000          U.S.$'000
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period................       (48,839)          (15,108)           (17,824)            (1,277)          (32,555)
ADJUSTMENTS TO RECONCILE NET LOSS FROM
  OPERATIONS TO CASH
  PROVIDED/(UTILISED) BY OPERATING
  ACTIVITIES
Depreciation...........................        46,998            33,821             28,569              1,519            37,826
Amortization of goodwill...............         2,356             1,669                 --                 --                --
Amortization of debt issue costs.......           898               673                 --                 --                --
Provision for impairment in aircraft
  value................................        13,079                --              8,720                 --             8,720
Changes in operating assets and
  liabilities
  Accounts receivable..................          (748)           (1,077)               651               (252)            1,651
  Exceptional item -- termination
    fee................................            --                --                 --                 --            12,700
  Accrued expenses and other
    liabilities........................        27,888            14,080             17,372             (3,005)           21,264
Net maintenance expenditure............        (7,481)           (4,675)               269             (1,062)           (1,938)
Net security deposits
  received/(repaid)....................         1,521            (1,422)            (1,648)                --            (1,947)
                                           ----------        ----------         ----------          ---------        ----------
NET CASH PROVIDED/(UTILISED) BY
  OPERATING ACTIVITIES.................        35,672            27,961             36,109             (4,077)           45,721
                                           ----------        ----------         ----------          ---------        ----------
CAPITAL EXPENDITURE
Purchase of aircraft...................          (622)               --             (1,132)                --            (1,132)
Sale of aircraft.......................        14,663            14,500                 --             65,677            11,518
                                           ----------        ----------         ----------          ---------        ----------
                                               14,041            14,500             (1,132)            65,677            10,386
ACQUISITIONS
Purchase of subsidiary undertakings....            --        (1,071,565)                --                 --                --
Cash acquired with subsidiaries........            --           146,175                 --                 --                --
                                           ----------        ----------         ----------          ---------        ----------
                                                   --          (925,390)                --                 --                --
MANAGEMENT OF LIQUID RESOURCES
Net (purchase)/sale of commercial
  paper................................            (1)          (39,997)             1,739             36,686             3,135
                                           ----------        ----------         ----------          ---------        ----------
FINANCING ACTIVITIES
Debt issued............................            --           986,609                 --                 --                --
Indebtedness repaid....................       (48,917)          (38,065)           (35,690)            (3,719)          (59,108)
                                           ----------        ----------         ----------          ---------        ----------
NET CASH (OUTFLOW)/INFLOW FROM
  FINANCING ACTIVITIES.................       (48,917)          948,544            (35,690)            (3,719)          (59,108)
                                           ----------        ----------         ----------          ---------        ----------
NET INCREASE IN CASH...................           795            25,618              1,026             94,567               134
CASH AT BEGINNING OF PERIOD............        25,618                --             51,474             51,608            51,474
                                           ----------        ----------         ----------          ---------        ----------
CASH AT END OF PERIOD..................        26,413            25,618             52,500            146,175            51,608
                                           ==========        ==========         ==========          =========        ==========

     Disclosure of cash flow information is set out in Note 22.

     The accompanying notes, including the statement of accounting policies on pages F-10 to F-13, are an integral part of the consolidated financial statements.

                                     AERCO

                 STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT

                                                                                               TOTAL
                                                   NUMBER                      RETAINED    SHAREHOLDERS'
                                                  OF SHARES   SHARE CAPITAL      LOSS         DEFICIT
                                                  ---------   -------------   ----------   -------------
                                                                U.S.$'000     U.S.$'000    U.S.$'000
ALPS 94-1:
Balance at June 30, 1997.......................      10               --        (44,691)      (44,691)
Net loss for the year..........................      --               --        (32,555)      (32,555)
                                                     --          -------       --------      --------
Balance at June 30, 1998.......................      10               --        (77,246)      (77,246)
Net loss for the period........................      --               --         (1,277)       (1,277)
                                                     --          -------       --------      --------
BALANCE AT JULY 14, 1998.......................      10               --        (78,523)      (78,523)
                                                     ==          =======       ========      ========
AERCO:
Balance at July 15, 1998.......................      20               --             --            --
Net loss for the period........................      --               --        (15,108)      (15,108)
                                                     --          -------       --------      --------
Balance at March 31, 1999......................      20               --        (15,108)      (15,108)
Net loss for the year..........................      --               --        (48,839)      (48,839)
                                                     --          -------       --------      --------
BALANCE AT MARCH 31, 2000......................      20               --        (63,947)      (63,947)
                                                     ==          =======       ========      ========

     The accompanying notes, including the statement of accounting policies on pages F-10 to F-13, are an integral part of the consolidated financial statements.

                                     AERCO

                        STATEMENT OF ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

     AerCo Limited was incorporated in Jersey, Channel Islands on June 4, 1998 for the purpose of refinancing ALPS 94-1 and the acquisition of 10 aircraft from AerFi. AerCo did not conduct any business prior to July 15, 1998.

     This transaction, which occurred on July 15, 1998, involved the purchase by AerCo Limited of 100% of the capital stock of ALPS 94-1 Limited and thereby a portfolio of 25 aircraft and related leases and the purchase of 10 aircraft and related leases from AerFi. The acquisition of the 10 aircraft from AerFi was achieved through the purchase of the capital stock in a number of aircraft owning subsidiaries of AerFi. AerCo Limited financed the acquisition of the capital stock of ALPS 94-1 Limited and the 10 aircraft from AerFi through the issue of five classes of notes. All of the three most senior classes of notes (the "A to C notes") were sold in a U.S.$800 million underwritten global public offering. AerFi subscribed for all of the fourth and fifth classes of notes (the "D and E notes").

     On the refinancing, AerCo Limited advanced ALPS 94-1 Limited a portion of net cash proceeds from the offering which enabled ALPS 94-1 Limited to immediately redeem or repay its existing financial indebtedness.

     Comparative financial information for ALPS 94-1 is presented in these financial statements as ALPS 94-1 is considered to be the predecessor business of AerCo.

     The activities of AerCo and ALPS 94-1 include the sale, procurement and leasing of aircraft together with associated support services.

BASIS OF PREPARATION

     The accounting policies followed in the preparation of the accompanying consolidated financial statements conform with generally accepted accounting principles in the United Kingdom and comply with Financial Reporting Standards of the Accounting Standards Board in the United Kingdom as promulgated by The Institute of Chartered Accountants in England and Wales. Generally accepted accounting principles in the United Kingdom differ in certain significant respects from generally accepted accounting principles in the United States. A summary of these differences are set out in notes 25, 26, 27 and 28.

     The consolidated financial statements are prepared on the going concern basis and under the historic cost convention and are stated in U.S. dollars, which is the principal operating currency of AerCo, ALPS 94-1 and of the aviation industry.

     The unaudited consolidated financial statements included herein have been prepared by AerCo without audit and conform with generally accepted accounting principles in the United Kingdom and comply with Financial Reporting Standards of the Accounting Standards Board in the United Kingdom as promulgated by the institute of Chartered Accountants in England and Wales. Generally accepted accounting principles in the United Kingdom differ in certain significant aspects from generally accepted accounting principles in the United States. A summary of the differences are set out in notes 25 through 28.

     In the opinion of AerCo's management, the accompanying unaudited consolidated financial statements have been prepared on a basis substantially consistent with the audited consolidated financial statements and contain adjustments, all of which are of a normal recurring nature necessary to present fairly its financial position as of March 31, 1998 and its results of operations and cash flows for the nine months ended March 31, 1998. Interim results are not necessarily indicative of results for the fiscal year.

                                     AERCO

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the directors of AerCo Limited and ALPS 94-1 Limited to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. While the directors of AerCo Limited and ALPS 94-1 Limited believe that the estimates and related assumptions used in the preparation of these financial statements are appropriate, actual results could differ from those estimates. Estimates are made in the assessment of collectibility of receivables, the recoverable amounts in respect of aircraft and goodwill and the related estimated lives of such assets.

BASIS OF CONSOLIDATION

     The consolidated financial statements include the results of AerCo Limited and all its subsidiaries (including ALPS 94-1). All intercompany profits, transactions and account balances have been eliminated.

GOODWILL

     Purchased goodwill arising on the acquisition of a business represents the excess of acquisition cost over the fair value of the identifiable net assets when they were acquired. Purchased goodwill arising on acquisitions is capitalized on the balance sheet and amortized on a straight line basis over the estimated economic life of the goodwill.

     In accordance with Financial Reporting Standard No. 10 "Goodwill and Intangible Assets", goodwill is subject to a mandatory impairment test at the end of the first full financial year following the acquisition. Thereafter goodwill is reviewed for impairment in any other period where events or changes in circumstances indicate that the carrying value may not be recoverable.

REVENUE RECOGNITION

     Revenue from aircraft on operating leases is recognised as income on a straight line basis over the period of the leases. Where rentals are adjusted to reflect increases or decreases in prevailing interest rates such adjustments are accounted for as they arise. This includes rental income earned on aircraft for the period prior to delivery (see "-- Aircraft"). Lease rentals received in advance are deferred and recognized over the period to which they relate.

INTEREST INCOME

     Interest is credited to the statement of operations as it is earned.

MAINTENANCE

     In most lease contracts the lessee has the obligation to pay for maintenance costs on airframes and engines which arise during the term of the lease and in many lease contracts the lessee makes a full or partial prepayment, calculated at an hourly rate, into a maintenance reserve fund paid to AerCo and ALPS 94-1 from which the lessee can draw in respect of maintenance expenditures for major checks. Amounts held in respect of aircraft maintenance are recorded as accrued expenses and other liabilities. Any surplus amounts held in the fund on termination of a lease, to which the next lessee has no access, are recorded as income at that time.

     Maintenance costs borne directly by AerCo and ALPS 94-1 and which are not paid for by lessees are expensed as incurred.

                                     AERCO

TAXATION

     AerCo Limited has been granted exempt company status by the Jersey taxation authorities. It pays an exempt company fee of STG L600 per annum. AerCo Limited and its Irish subsidiaries are subject to Irish corporation tax on qualifying trading operations at a rate of 10% until December 31, 2005. Thereafter the corporate tax rate is due to revert to 12 1/2% to take account of the stated government commitment on future tax rates. Taxation is provided on the profits of the foreign subsidiaries at the current rates.

     ALPS 94-1 Limited has been granted exempt company status by the Jersey taxation authorities. It pays an exempt company fee of STG L600 per annum. Taxation is provided on the profits of its subsidiaries at the current rates.

AIRCRAFT

     In the period ended June 30, 1995 ALPS 94-1 agreed to purchase 27 aircraft on operating leases from AerFi.

     On July 15, 1998 AerCo completed a transaction resulting in a refinancing and restructuring of ALPS 94-1 and the acquisition of an additional 10 aircraft from AerFi. The refinancing involved the purchase of aircraft at an aggregate appraised fair market value of U.S.$951.97 million.

     Aircraft are stated at cost less accumulated depreciation and are depreciated at rates calculated to write off the cost of the assets to their estimated residual value on a straight line basis, over their estimated useful economic lives. The current estimates of residual values and useful economic lives are generally 15% of cost, and 25 years from date of manufacture, respectively.

     Additional charges are made to reduce the book value of specific assets to the recoverable amount where an impairment in value is considered to have occurred in accordance with Financial Reporting Standard No. 11 "Impairment of Tangible Fixed Assets and Goodwill". An impairment review is carried out when there has been an indication of impairment, usually on the basis of independent market appraisals and indications of market demand. An impairment is measured by comparing the carrying value of the aircraft and engines with the recoverable amount. Recoverable amount is the higher of the net realisable value and the value in use on an after tax basis. Value in use is based on the anticipated future cash flows from the aircraft, discounted at a market rate of return.

CASH AND LIQUID RESOURCES

     Substantially all of the cash and commercial paper balances are held for specific purposes under the terms of the Trust Indenture. For the purposes of the cash flow statements cash represents amounts available on demand and liquid resources comprise other cash and commercial paper. While the cash balances are held for specific purposes they may be applied for these purposes on demand and are classified as cash in the cash flow statement.

INDEBTEDNESS

     Repayment of the principal amount of the class E note in AerCo and accrued interest thereon is dependent upon funds being available to meet such liabilities as they fall due. Repayment of the principal amount of the class E note in ALPS 94-1 and accrued interest thereon was dependent upon funds being available to meet such liabilities as they fell due. Under the terms of the ALPS 94-1 class E note, the recognition by the directors of a permanent diminution in the value of aircraft resulted in certain circumstances in a legal reduction in the principal balance on the class E note.

                                     AERCO

DERIVATIVES AND OTHER FINANCIAL INSTRUMENTS

     AerCo manages its interest rate exposure through the use of interest rate swaps. Under these swap arrangements AerCo will pay fixed interest and receive floating interest on a monthly basis. The objective of AerCo's interest rate risk management policy is to correlate the contracted fixed and floating rental payments in its portfolio to the floating interest payments on the A, B and C notes, taking account of expected amortization on these notes. Net receipts and payments arising in respect of these swaps are recognized as adjustments to interest expense on an accruals basis.

     AerCo is also exposed to losses in the event of non-performance by counterparties on interest rate swaps or in the event of defaults by lessees where income streams have been hedged. However, AerCo does not anticipate non-performance by the counterparties and losses or gains related to hedging instruments which result from lessee defaults are accounted for as they are incurred.

     ALPS 94-1 did not use any interest rate swaps to manage its interest rate exposure for any period for which the financial statements are presented.

                                     AERCO

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1   CASH AND COMMERCIAL PAPER

                                                                  MARCH 31, 2000    MARCH 31, 1999
                                                                  --------------    --------------
                                                                  U.S.$'000         U.S.$'000
    Cash......................................................        26,413            25,618
    Commercial paper..........................................        39,998            39,997
                                                                     -------           -------
                                                                      66,411            65,615
                                                                     =======           =======

     Substantially all of the cash and commercial paper balances of AerCo at March 31, 2000 and March 31, 1999 are held for specific purposes under the terms of the AerCo Trust Indenture.

2   ACCOUNTS RECEIVABLE, NET

                                                                  MARCH 31, 2000    MARCH 31, 1999
                                                                  --------------    --------------
                                                                  U.S.$'000         U.S.$'000
    Trade receivables, net....................................         4,508             3,174
    Non-trade receivables.....................................           244               830
                                                                     -------           -------
                                                                       4,752             4,004
                                                                     =======           =======

     Trade receivables comprise amounts in respect of rent and maintenance payments due from lessees and are stated net of provisions for doubtful debt.

     As at March 31, 2000 three lessees accounted for 36%, 32% and 20% respectively of trade receivables of AerCo. Trade receivables at March 31, 2000 are shown net of a bad debt provision of U.S.$3.5m.

     As at March 31, 1999 four lessees accounted for 60%, 16%, 14% and 10% respectively of trade receivables of AerCo. Trade receivables at March 31, 1999 are shown net of a bad debt provision of U.S.$1.4m.

     Activity in the allowance for doubtful accounts was as follows:

                                                                  MARCH 31, 2000    MARCH 31, 1999
                                                                  --------------    --------------
                                                                    U.S.$'000         U.S.$'000
    Balance, beginning of period..............................         1,366               819
    Provision for doubtful accounts...........................         2,146               547
                                                                     -------           -------
    Balance, end of period....................................         3,512             1,366
                                                                     =======           =======

     Non-trade receivables comprise prepayments.

3   GOODWILL, NET

                                                                  MARCH 31, 2000    MARCH 31, 1999
                                                                  --------------    --------------
                                                                  U.S.$'000         U.S.$'000
    COST
    At beginning and end of period............................        47,125            47,125
                                                                     -------           -------
    AMORTIZATION
    Beginning of period.......................................        (1,669)               --
    Amortization in period....................................        (2,356)           (1,669)
                                                                     -------           -------
    End of period.............................................        (4,025)           (1,669)
                                                                     -------           -------
    NET BOOK VALUE
    Beginning of period.......................................       (45,456)               --
                                                                     =======           =======
    End of period.............................................        43,100            45,456
                                                                     =======           =======

     Goodwill of U.S.$47.125 million represents the difference between the fair value of the net assets acquired and the consideration paid by AerCo Limited in respect of its acquisition of ALPS 94-1 and the AerFi transferred aircraft. Goodwill is amortized over a 20 year period which is the period over which the directors of AerCo Limited estimate that the value of the underlying businesses acquired is expected to

                                     AERCO

3   GOODWILL, NET (CONTINUED)
exceed the values of its identifiable net assets. Further information in relation to the calculation of goodwill is set out in note 4.

4   ACQUISITION OF ALPS 94-1 AND THE AERFI TRANSFERRED AIRCRAFT

     On July 15, 1998 AerCo Limited acquired 100% of the capital stock of ALPS 94-1 Limited and thereby a portfolio of 25 aircraft and the related leases and purchased 10 aircraft and related leases from AerFi. The acquisition of the 10 aircraft from AerFi was achieved through the purchase of the capital stock in a number of aircraft owning subsidiaries of AerFi. AerCo Limited financed the acquisition of the capital stock of ALPS 94-1 Limited and the 10 aircraft from AerFi through the issue of five classes of notes and also used the proceeds from the issue of these notes to repay the third party indebtedness of ALPS 94-1 and the intercompany indebtedness to AerFi of the aircraft owning companies in respect of the 10 aircraft acquired from AerFi.

     The fair value of the net assets acquired and the consideration given on the acquisition of ALPS 94-1 and the AerFi transferred aircraft is summarized as follows:

                                                                      FAIR VALUE ADJUSTMENTS
                                                 AERFI TRANSFERRED   -------------------------
                                    ALPS 94-1        AIRCRAFT         VALUATION       OTHER       FAIR VALUE OF
                                    BOOK VALUE      BOOK VALUE       ADJUSTMENTS   ADJUSTMENTS   ASSETS ACQUIRED
                                    ----------   -----------------   -----------   -----------   ---------------
                                    U.S.$'000      U.S.$'000         U.S.$'000     U.S.$'000      U.S.$'000
Current assets....................    148,899              609               --          (406)        149,102
Fixed assets -- aircraft..........    732,905          178,756           40,312            --         951,973
Accrued liabilities & other
  Liabilities.....................    (72,057)          (5,799)              --       (11,603)        (89,459)
Security deposits.................    (13,255)          (2,950)              --            --         (16,205)
Indebtedness (A to D notes).......   (680,701)              --               --            --        (680,701)
Indebtedness to AerFi.............   (194,314)         (48,435)              --      (118,776)       (361,525)
Deferred income tax...............         --           (5,148)           5,148            --              --
                                    ---------        ---------        ---------     ---------       ---------
NET ASSETS ACQUIRED...............    (78,523)         117,033           45,460      (130,785)        (46,815)
                                    =========        =========        =========     =========
Consideration paid............................................................................           (310)
                                                                                                    ---------
GOODWILL ON ACQUISITION.......................................................................        (47,125)
                                                                                                    =========

     The fair value adjustments in respect of the aircraft arise as a result of a valuation of these assets to reflect the directors' estimate of their current market value at the date of acquisition. This valuation of the ALPS 94-1 aircraft and the AerFi transferred aircraft exceeded the book values in these entities by $6 million and $34 million respectively. The fair value adjustment in respect of deferred taxation arises on the AerFi transferred aircraft as a result of the change in the tax basis of these aircraft on their acquisition by AerCo Limited.

     The other adjustments in respect of current assets and accrued liabilities and other expenses relate to current assets of the AerFi transferred aircraft not acquired by AerCo Limited and the liability in respect of the makewhole premium payable by ALPS 94-1 on the refinancing of its A to D note indebtedness.

     The adjustment to indebtedness is comprised of (i) an amount of $37 million in respect of indebtedness in the acquired entities which was forgiven as part of the transaction whereby AerCo Limited acquired ALPS 94-1 and the AerFi transferred aircraft and (ii) additional indebtedness to AerFi of U.S.$156 million representing the difference between the historic third party indebtedness of AerFi in respect of the AerFi transferred aircraft and the intercompany indebtedness to AerFi which arose on the

                                     AERCO

4   ACQUISITION OF ALPS 94-1 AND THE AERFI TRANSFERRED AIRCRAFT (CONTINUED)
acquisition of the aircraft owning companies which held these aircraft at the date they were acquired by AerCo Limited.

     The historical financial information for ALPS 94-1 is shown in the consolidated statements of operations as comparatives. The summarized statement of operations information for the AerFi transferred aircraft for the year ended June 30, 1998 and for the 14 day period immediately prior to the acquisition by AerCo Limited is set out below:

                                                                  PERIOD FROM
                                                                JULY 1, 1998 TO     YEAR ENDED
                                                                 JULY 14, 1998     JUNE 30, 1998
                                                                ---------------    -------------
                                                                 U.S.$'000         U.S.$'000
REVENUES
Aircraft leasing............................................            983            21,109
EXPENSES
Depreciation................................................           (464)          (10,215)
Net interest expense........................................         (1,392)           (6,612)
Other expenses..............................................            355            (4,804)
                                                                    -------           -------
                                                                     (1,501)          (21,631)
                                                                    -------           -------
NET LOSS FROM OPERATIONS BEFORE TAXES.......................           (518)             (522)
Benefit for taxes...........................................              5               501
                                                                    -------           -------
NET LOSS FOR THE PERIOD.....................................           (513)              (21)
                                                                    =======           =======

5   AIRCRAFT, NET

                                           AERCO             AERCO           ALPS 94-1        ALPS 94-1
                                       MARCH 31, 2000    MARCH 31, 1999    JULY 14, 1998    JUNE 30, 1998
                                       --------------    --------------    -------------    -------------
                                        U.S.$'000         U.S.$'000         U.S.$'000        U.S.$'000
COST
Beginning of period................        937,766                --           949,288          975,179
Additions..........................            622           951,973                --            1,132
Disposals..........................        (16,343)          (14,207)          (76,897)         (27,023)
                                         ---------         ---------         ---------        ---------
End of period......................        922,045           937,766           872,391          949,288
                                         =========         =========         =========        =========
DEPRECIATION
Beginning of period................        (33,513)               --          (140,478)        (108,583)
Charge for the period..............        (46,998)          (33,821)           (1,519)         (37,826)
Disposal...........................            739               308            11,231            5,931
                                         ---------         ---------         ---------        ---------
End of period......................        (79,772)          (33,513)         (130,766)        (140,478)
                                         =========         =========         =========        =========
IMPAIRMENT PROVISIONS
Beginning of period................             --                --            (8,720)         (12,000)
Charge for the period..............        (13,079)               --                --           (8,720)
Disposal...........................             --                --                --           12,000
                                         ---------         ---------         ---------        ---------
End of period......................        (13,079)               --            (8,720)          (8,720)
                                         =========         =========         =========        =========
NET BOOK VALUE
Beginning of period................        904,253                --           800,090          854,596
                                         =========         =========         =========        =========
End of period......................        829,194           904,253           732,905          800,090
                                         =========         =========         =========        =========

                                     AERCO

5   AIRCRAFT, NET (CONTINUED)
     Cost for AerCo represents the fair value of aircraft acquired by AerCo as part of the AerCo transaction at July 15, 1998 which was based on the independent appraised values of the portfolio. Cost for ALPS 94-1 represents the purchase price of aircraft acquired by ALPS 94-1 which was based on the independent appraised values of the portfolio of aircraft at August 24, 1994.

     In the year ended March 31, 2000, the directors of AerCo have made a provision of U.S.$13.1m to reflect an impairment in the value of one B747 aircraft in its fleet. The directors arrived at such determination based on the financial condition of the aircraft's current lessee, the physical condition of the aircraft and the unfavorable market conditions for this aircraft type.

     In the year ended June 30, 1998, the directors of ALPS 94-1 Limited made a provision of U.S.$8.72 million to reflect an impairment in the value of the three F100 aircraft then owned by ALPS 94-1 Limited. The directors arrived at such determination based on the bankruptcy of Fokker N.V. and the discontinuation of its aircraft manufacturing operations, resulting in significant reductions of values and lease rates for Fokker aircraft.

     In the year ended June 30, 1996, the directors of ALPS 94-1 Limited made a provision of U.S.$12 million to reflect an impairment in the value of one A300 aircraft in its fleet. The directors arrived at such determination based upon the then unfavorable market conditions for this aircraft type, which also caused the appraisal firms to reduce their appraisal values for this aircraft type. This aircraft was disposed of to AerFi during the year ended June 30, 1998 and this provision was included in determining the profit on the disposal of this aircraft of U.S.$2.4 million.

     The aircraft and other assets held by ALPS 94-1 had charges attached to them such that they represented security for the notes issued (see note 9(d)).

     During the year ended March 31, 2000, AerCo disposed of one aircraft to a third party to whom the aircraft had been on lease giving rise to a loss on disposal of U.S.$941,000.

     During the period from July 15, 1998 to March 31, 1999 AerCo disposed of one aircraft to a third party to whom the aircraft had been on lease giving rise to a profit on disposal of U.S.$10,000.

     During the period from July 1, 1998 to July 14, 1998 ALPS 94-1 Limited disposed of one aircraft to AerFi. This disposal resulted in a profit of U.S.$10,000 in the period.

     During the year ended June 30, 1998 ALPS 94-1 Limited disposed of one aircraft to AerFi. This disposal resulted in a profit of U.S.$2,426,000 in the year.

                                     AERCO

6   OPERATING LEASES

     All of AerCo's aircraft are leased on operating leases to 25 lessees as at March 31, 2000. Rentals on certain of the leases are variable in accordance with prevailing interest rates.

     The following is a schedule of contracted future rentals receivable, by year, on operating leases as of March 31, 2000. The interest rates prevailing at March 31, 2000 have been applied in determining rentals which are variable in accordance with prevailing interest rates.

YEAR ENDING MARCH 31,                                           U.S.$'000
---------------------                                           ----------
2001........................................................      93,691
2002........................................................      74,820
2003........................................................      61,742
2004........................................................      38,230
2005........................................................      16,951
Thereafter..................................................      14,559
                                                                 -------
                                                                 299,993
                                                                 =======

     There are no contingent rentals.

     The leases have charges attached to them such that they represent security for the notes issued.

7   ACCRUED EXPENSES AND OTHER LIABILITIES

                                                               MARCH 31, 2000   MARCH 31, 1999
                                                               --------------   --------------
                                                                 U.S.$'000      U.S.$'000
ACCRUED EXPENSES AND OTHER LIABILITIES COMPRISE:
Aircraft maintenance reserves...............................       32,216           39,697
Deferred income.............................................        3,014            4,670
Interest on A to D notes....................................        2,270            2,260
Interest on E notes.........................................       38,000           14,101
Taxation....................................................           46               53
Other accruals..............................................       14,356            9,655
                                                                  -------          -------
                                                                   89,902           70,436
                                                                  =======          =======

     All accrued expenses and other liabilities fall due within one year with the exception of the entire amount of the accrued interest on the E notes and aircraft maintenance reserves which are split as follows:

                                                               MARCH 31, 2000   MARCH 31, 1999
                                                               --------------   --------------
                                                                 U.S.$'000      U.S.$'000
AIRCRAFT MAINTENANCE RESERVES:
Due within one year.........................................        6,342           13,876
Due after one year..........................................       25,874           25,821
                                                                  -------          -------
                                                                   32,216           39,697
                                                                  =======          =======

8   DERIVATIVES AND OTHER FINANCIAL INSTRUMENTS

     AerCo's financial instruments comprise its A through E note indebtedness, cash and liquid resources and interest rate swaps. These financial instruments are denominated in U.S. dollars and are used in connection with AerCo's leasing operations. These financial instruments comprise a mixture of fixed and floating items and AerCo has also contracted both fixed and floating rental streams with its lessees.

                                     AERCO

8   DERIVATIVES AND OTHER FINANCIAL INSTRUMENTS (CONTINUED)
     AerCo manages its interest rate exposure through the use of interest rate swaps under which it will pay fixed and receive floating on a monthly basis. The objective of AerCo's interest rate risk management policy is to correlate the contracted fixed and floating rental payments on its aircraft to the interest payments on the A, B and C notes taking into account the interest received on its cash deposits. Thus, all of AerCo's interest rate swaps are for hedging purposes.

     AerCo seeks to manage its liquidity risk through maintaining a liquidity reserve amount of U.S.$40 million and through the application of available collections from lessees to meet its debt and other obligations in accordance with a predetermined priority of payments as set out in the Trust Indenture.

     (I) INTEREST RATE PROFILE OF FINANCIAL ASSETS AND FINANCIAL LIABILITIES

     The following table depicts the interest rate profile of AerCo's financial assets and financial liabilities at March 31, 2000 after taking into account the derivatives used by AerCo. In accordance with FRS 13 "DERIVATIVES AND OTHER FINANCIAL INSTRUMENTS" the tables do not include interests in associate undertakings and short term debtors and creditors.

     Financial Assets

     After taking account of the interest rate swaps entered into by AerCo, the interest rate profile of AerCo's assets at March 31, 2000 was:

                                                                         FLOATING RATE    FIXED RATE
                                                             TOTAL          ASSETS          ASSETS
                                                           ----------    -------------    ----------
                                                           U.S.$'000     U.S.$'000        U.S.$'000
Financial Assets
Cash...................................................      26,413          26,413             --
Commercial Paper.......................................      39,998          39,998             --
                                                            -------         -------        -------
                                                             66,411          66,411             --
                                                            =======         =======        =======

     The cash bears interest at rates based on daily U.S.$ LIBOR. The commercial paper bears interest based on rates available for A1 +/P1 U.S. commercial paper.

     Financial Liabilities

     The interest rate profile of AerCo's financial liabilities at March 31, 2000 was:

                                                                         FLOATING RATE    FIXED RATE
                                                                           FINANCIAL       FINANCIAL
                                                             TOTAL        LIABILITIES     LIABILITIES
                                                           ----------    -------------    -----------
                                                           U.S.$'000     U.S.$'000        U.S.$'000
Financial Liabilities
Indebtedness
A-1 notes..............................................     340,000         340,000              --
A-2 notes..............................................     212,281         212,281              --
B-1 notes..............................................      76,293          76,293              --
C-1 notes..............................................      84,444          84,444              --
D-1 notes..............................................      80,000              --          80,000
E-1 notes..............................................     111,973              --         111,973
Aircraft maintenance reserves due after one year.......       5,844           5,844              --
                                                            -------         -------         -------
TOTAL..................................................     910,835         718,862         191,973
                                                            =======         =======         =======

                                     AERCO

8   DERIVATIVES AND OTHER FINANCIAL INSTRUMENTS (CONTINUED)
     A-1, A-2, B-1 and C-1 note indebtedness bear interest at rates based on one month LIBOR plus a specified margin of 0.19%, 0.32%, 0.60% and 1.35% respectively.

     Aircraft maintenance reserves bear interest at six month U.S.$ LIBOR rates.

     The interest rate on the D-1 and E-1 notes is 8.5% and 20% respectively. The weighted average period for which the D-1 and E-1 notes are fixed is 11 years and 24 years respectively.

     (II) MATURITY OF FINANCIAL LIABILITIES

     Information relating to the maturity profile of indebtedness is set out in
Note 9. The estimated maturity profile of aircraft maintenance reserves which are classified as financial liabilities is as follows:

DUE:                                                          U.S.$'000
----                                                          ---------
In more than one year but not more than two years...........     2,534
In more than two years but not more than five years.........     3,310
In more than five years.....................................        --
                                                               -------
                                                                 5,844
                                                               =======

     (III) BORROWING FACILITIES

     AerCo had no undrawn committed borrowing facilities at March 31, 2000.

     (IV) FAIR VALUES OF FINANCIAL ASSETS AND FINANCIAL LIABILITIES

     The book values and fair values of AerCo's financial assets and liabilities as at March 31, 2000 by category are set out below:

PRIMARY FINANCIAL INSTRUMENTS HELD OR ISSUED TO
FINANCE AERCO'S OPERATIONS                                      BOOK VALUE    FAIR VALUE
-----------------------------------------------                 ----------    ----------
                                                                U.S.$'000     U.S.$'000
Financial Assets
Cash........................................................      26,413        26,413
Commercial paper............................................      39,998        39,998
                                                                 -------       -------
Total.......................................................      66,411        66,411
                                                                 =======       =======
Financial Liabilities
Indebtedness
A-1 notes...................................................     340,000       339,841
A-2 notes...................................................     212,281       210,996
B-1 notes...................................................      76,293        74,591
C-1 notes...................................................      84,444        80,337
D-1 notes...................................................      80,000        67,200
E-1 notes...................................................     111,973        22,395
Aircraft maintenance reserves due after one year............       5,844         5,844
                                                                 -------       -------
Total.......................................................     910,835       801,204
                                                                 =======       =======
Derivative financial instruments
Interest rate swaps (notional principal U.S.$565 million)...          --        11,673
                                                                 =======       =======

                                     AERCO

8   DERIVATIVES AND OTHER FINANCIAL INSTRUMENTS (CONTINUED)
     The fair values of notes outstanding have been determined by reference to prices available from the markets in which these notes are traded. The fair value of aircraft maintenance reserves which are subject to floating rates is their par value. All the other fair values shown have been calculated by discounting future estimated cash flows at prevailing interest rates.

     In accordance with the objectives of AerCo's hedging policies the fair value gain arising in respect of AerCo's interest rate swaps is offset to a significant extent by fair value losses inherent in the contracted fixed rate leases entered into by AerCo.

     (V) GAINS AND LOSSES ON HEDGES

     AerCo enters into interest rate swaps to manage its interest rate profile. Changes in the fair value of instruments used as hedges are not recognized in the financial statements. An analysis of these unrecognized gains and losses is as follows:

                                                                                          TOTAL NET
                                                                GAINS         LOSSES        GAINS
                                                              ----------    ----------    ----------
                                                              U.S.$'000     U.S.$'000     U.S.$'000
Unrecognized gains and (losses) on hedges at March 31,
  1999....................................................         776        (2,869)       (2,093)
(Losses) at the start of the year in a gain position at
  the end of year.........................................      (2,635)        2,635            --
                                                               -------       -------       -------
Unrecognized (losses) at March 31, 1999...................      (1,859)         (234)       (2,093)
Gains and (losses) arising in previous periods that were
  recognized in the year to March 31, 2000................       1,389          (118)        1,271
                                                               -------       -------       -------
(Losses) arising before March 31, 1999 that were not
  recognized in the year ended March 31, 2000.............        (470)         (352)         (822)
Gains arising in the current year that were not recognized
  in the year ended March 31, 2000........................      12,173           322        12,495
                                                               -------       -------       -------
Unrecognized gains and (losses) on hedges at March 31,
  2000....................................................      11,703           (30)       11,673
                                                               =======       =======       =======
Of which:
Gains expected to be recognized in 2001...................       4,154           132         4,286
Gains and (losses) expected to be recognized in 2002 or
  later...................................................       7,549          (162)        7,387

9   INDEBTEDNESS

     A) PRINCIPAL

     The purchase by AerCo Limited of 100% of the capital stock of ALPS 94-1 Limited and thereby a portfolio of 25 aircraft and related lessees, the purchase of 10 aircraft and related lessees from AerFi and the refinancing of the ALPS 94-1 indebtedness was funded by the issue of notes by AerCo Limited.

     The notes constitute direct obligations of AerCo Limited. None of the Security Trustee (as defined below) or the noteholders have any security interest, mortgage, charge or similar interest in any of the aircraft.

     Pursuant to the Security Trust Agreement, Bankers Trust Company (the "Security Trustee") has been granted an interest in the capital stock of certain of the direct and indirect subsidiaries of AerCo Limited. The Security Trustee has been granted a security interest, directly or indirectly, in the respective interests of each AerCo Group member in the leases and leases within AerCo Group relating to the aircraft, in any loans extended by AerCo Limited to its subsidiaries and certain cash deposits.

                                     AERCO

9   INDEBTEDNESS (CONTINUED)

     A) PRINCIPAL (CONTINUED)

                                                           AERCO             AERCO
                                                       MARCH 31, 2000    MARCH 31, 1999     AT ISSUE
                                                       --------------    --------------    ----------
                                                        U.S.$'000         U.S.$'000        U.S.$'000
Subclass A-1 notes.................................       340,000           340,000         340,000
Subclass A-2 notes.................................       212,281           255,436         290,000
Subclass B-1 notes.................................        76,293            81,568          85,000
Subclass C-1 notes.................................        84,444            84,931          85,000
Subclass D-1 notes.................................        80,000            80,000          80,000
Subclass E-1 notes.................................       111,973           111,973         111,973
Deferred Financing Costs...........................        (3,793)           (4,691)         (5,364)
                                                          -------           -------         -------
                                                          901,198           949,217         986,609
                                                          =======           =======         =======

     Repayments of principal on the A, B, C and D notes are made monthly and commenced in August 1998. The repayment of principal on the A to D notes is dependent upon the cash available at each monthly payment date and is governed by the Priority of Payments set out in the Trust Indenture entered into by AerCo Limited on July 15, 1998 (the "Closing Date").

     The repayment of class E note principal is not due until the class A to D notes have been fully repaid. Repayment of the principal amount of the class E notes and accrued interest thereon are dependent upon funds being available to meet such liabilities as they fall due.

     B) INTEREST

     Subclass A-1 notes bear interest at LIBOR plus 0.19%, payable monthly in arrears.

     Subclass A-2 notes bear interest at LIBOR plus 0.32%, payable monthly in arrears.

     Subclass B-1 notes bear interest at LIBOR plus 0.60%, payable monthly in arrears.

     Subclass C-1 notes bear interest at LIBOR plus 1.35%, payable monthly in arrears.

     The subclass D-1 notes bear interest at 8.50%. Interest is payable monthly in arrears and commenced in August 1998, subject to available cash. Interest accrued but not paid will be added to the principal outstanding and will accrue interest until paid.

     The subclass E-1 notes bear interest at 20% per annum accruing monthly in arrears. Except for the class E Note Primary Interest Amount which will be paid at a rate of 15.0% per annum multiplied by the Initial Outstanding Principal Balance of the subclass E-1 notes on the Closing Date, no interest is payable on subclass E-1 notes until all of the interest, principal and premium, if any, on the other notes have been repaid in full. The class E note Primary Interest Amount will be paid on each Payment Date only to the extent that AerCo has available collections sufficient to make such payment after paying or providing for each of the items ranking prior to such payment in order of priority under the Trust Indenture.

                                     AERCO

9   INDEBTEDNESS (CONTINUED)

     C) DEBT MATURITY

     The repayment terms of the class A, B, C and D notes are such that certain principal amounts are expected to be repaid on certain dates based on certain assumptions (the "Expected Final Payment Dates") or refinanced through the issue of new notes by specified Expected Final Payment Dates but in any event are ultimately due for repayment on specified final maturity dates (the "Final Maturity Dates"). In the event that the A, B and C notes are not repaid or refinanced by the Expected Final Payment Dates the interest rates applicable to those notes may increase. The Expected Final Payment Dates, Final Maturity Dates, Principal Amount and interest rates applicable to each class of notes are set out as below:

                                           PRINCIPAL AMOUNT    EXPECTED FINAL
CLASS OF NOTES            INTEREST RATES    MARCH 31, 2000      PAYMENT DATE      FINAL MATURITY DATE
--------------            --------------   ----------------   -----------------   -------------------
                                           U.S.$ MILLION
Class A-1...............  LIBOR + 0.19%           340             July 17, 2000      July 15, 2023
Class A-2...............  LIBOR + 0.32%           212         December 15, 2005      July 15, 2023
Class B-1...............  LIBOR + 0.60%            76             July 15, 2013      July 15, 2023
Class C-1...............  LIBOR + 1.35%            85             July 15, 2013      July 15, 2023
Class D.................           8.5%            80            March 15, 2014      July 15, 2023
Class E.................            20%           112             July 15, 2023      July 15, 2023
                                                -----
                                                  905
                                                =====

     The repayment dates and amounts of the notes shown in the table below are not fixed contractual obligations but are the amounts AerCo will pay if cash flows are in accordance with targets. To the extent that cash flows exceed, or do not meet, the targets then these amounts will vary in accordance with the Trust Indenture. The targets assume that the minimum future rentals as summarised in Note 6 are received after making adjustments for the anticipated performance of the lessees.

     The target principal balances repayable analysed by year of repayment are as follows (all amounts are in U.S.$'000):

                                                            SUBCLASS
                                 --------------------------------------------------------------
YEAR ENDING MARCH 31               A-1        A-2        B-1        C-1        D-1       TOTAL
--------------------             -------    -------    -------    -------    -------    -------
2001.........................    340,000     32,322      4,323      1,074         --    377,719
2002.........................         --     30,942      4,964      1,749         --     37,655
2003.........................         --     22,532      5,460      2,490         --     30,482
2004.........................         --     26,924      6,732      3,285         --     36,941
2005.........................         --     25,302      7,540      4,126         --     36,968
Thereafter...................         --     74,259     47,274     71,720     80,000    273,253
                                 -------    -------    -------    -------    -------    -------
Total........................    340,000    212,281     76,293     84,444     80,000    793,018
                                 =======    =======    =======    =======    =======    =======

     The principal of the subclass E-1 notes is not payable until the outstanding principal balance of the class A to D notes is reduced to zero.

10  SECURITY DEPOSITS

     Security deposits of U.S.$16,304,000 in AerCo as at March 31, 2000 (U.S.$14,783,000 at March 31, 1999) are held as security for obligations in accordance with the terms of certain leases. The deposits are held as cash and commercial paper by AerCo (see Note 1).

                                     AERCO

11  SHARE CAPITAL

     Called up share capital comprises:

                                                                  MARCH 31, 2000    MARCH 31, 1999
                                                                  --------------    --------------
                                                                    U.S.$             U.S.$
    AUTHORIZED
    10,000 ordinary shares of U.S.$1 each.....................        10,000            10,000
                                                                     =======           =======
    ISSUED AND FULLY PAID
    20 ordinary shares of U.S.$1 each.........................            20                20
                                                                     =======           =======

     AerCo Limited issued 20 ordinary shares at U.S.$1 each on June 4, 1998.

12  REVENUES AND CONCENTRATION OF CREDIT RISK

     A) DISTRIBUTION OF REVENUES BY GEOGRAPHIC AREA

                                                      AERCO            ALPS 94-1
                                   AERCO           PERIOD FROM        PERIOD FROM         ALPS 94-1
                                 YEAR ENDED      JULY 15, 1998 TO   JULY 1, 1998 TO       YEAR ENDED
                               MARCH 31, 2000     MARCH 31, 1999     JULY 14, 1998      JUNE 30, 1998
                              ----------------   ----------------   ----------------   ----------------
                              U.S.$'000    %     U.S.$'000    %     U.S.$'000    %     U.S.$'000    %
                              ---------   ----   ---------   ----   ---------   ----   ---------   ----
Europe.....................     52,956    48.5    40,456     48.8     1,508     41.5      45,624   45.3
North America..............      9,186     8.4     7,009      8.5       144      4.0       4,328    4.3
South/Central America......     21,366    19.6    14,318     17.3       716     19.7      21,375   21.2
Asia/Pacific...............     25,638    23.5    21,043     25.4     1,267     34.8      29,355   29.2
                               -------    ----    ------     ----     -----     ----   ---------   ----
                               109,146     100    82,826      100     3,635      100     100,682    100
                               =======    ====    ======     ====     =====     ====   =========   ====

     All revenues are derived from aircraft leasing.

     In the year ended March 31, 2000, 17% and 11% of AerCo's lease revenues was derived from the United Kingdom and Spain respectively. No other country accounted for greater than 10% of AerCo's lease revenues.

     In the period from July 15, 1998 to March 31, 1999, 18% and 10% of AerCo's lease revenues was derived from the United Kingdom and Spain respectively. No other country accounted for greater than 10% of AerCo's lease revenues.

     In the period from July 1, 1998 to July 14, 1998, 15%, 15%, 14% and 10% of ALPS 94-1's lease revenues was derived from Chile, Hungary, Spain and the United Kingdom respectively. No other country accounted for greater than 10% of ALPS 94-1's lease revenues.

     In the year ended June 30, 1998, 15%, 14% and 12% of ALPS 94-1's lease revenues was derived from the United Kingdom, Chile and Spain respectively. No other country accounted for greater than 10% of ALPS 94-1's lease revenues.

     B)  CONCENTRATION OF CREDIT RISK

     Credit risk with respect to trade accounts receivable is generally mitigated due to the number of lessees and their dispersal across different geographic areas.

     AerCo and ALPS 94-1 manage their exposures to particular countries through obtaining security from lessees by way of deposits, letters of credit and guarantees. In addition AerCo and ALPS 94-1 had maintained Political Risk Insurance in respect of certain lessees.

                                     AERCO

12  REVENUES AND CONCENTRATION OF CREDIT RISK (CONTINUED)

     B)  CONCENTRATION OF CREDIT RISK (CONTINUED)
     AerCo and ALPS 94-1 continually evaluate the financial position of lessees and, based on this evaluation, the amounts outstanding and the available security, make an appropriate provision for doubtful debts.

     As at March 31, 2000 one lessee accounted for 11% of AerCo's lease revenues. No other lessee accounted for greater than 10% of AerCo's lease revenues for the year ended March 31, 2000.

     As at March 31, 1999, one lessee accounted for 10% of AerCo's lease revenues. No other lessee accounted for greater than 10% of AerCo's lease revenues for the period from July 15, 1998 to March 31, 1999.

     At July 14, 1998 no lessee accounted for greater than 10% of ALPS 94-1's lease revenues.

     As at June 30, 1998, one lessee accounted for 14% of ALPS 94-1's lease revenues and another accounted for 12% of ALPS 94-1's lease revenues. No other lessee accounted for greater than 10% of ALPS 94-1's lease revenues for the year ended June 30, 1998.

13  EXCEPTIONAL ITEMS

                                                             AERCO             ALPS 94-1
                                          AERCO           PERIOD FROM         PERIOD FROM        ALPS 94-1
                                         YEAR END       JULY 15, 1998 TO    JULY 1, 1998 TO     YEAR ENDED
                                      MARCH 31, 2000     MARCH 31, 1999      JULY 14, 1998     JUNE 30, 1998
                                      --------------    ----------------    ---------------    -------------
                                      U.S.$'000          U.S.$'000           U.S.$'000         U.S.$'000
Provision for impairment in
  aircraft value (note 5).........        13,079                 --                  --             8,720
Termination fee (i)...............            --                 --                  --            12,700
                                         -------            -------             -------           -------
                                          13,079                 --                  --            21,420
                                         =======            =======             =======           =======

---------------

(i) In the year ended June 30, 1998 the directors of ALPS 94-1 Limited approved the transaction involving the sale of the capital stock of ALPS 94-1 Limited to AerCo Limited. ALPS 94-1 Limited entered into a contract with its servicer, GE Capital Aviation Services Limited ("GECAS") whereby it agreed to terminate the GECAS servicing agreement in respect of the management of ALPS 94-1's assets in consideration for a termination fee of $12.7 million. This amount was charged in the year ended June 30, 1998.

14  NET INTEREST EXPENSE

                                                             AERCO             ALPS 94-1
                                          AERCO           PERIOD FROM         PERIOD FROM        ALPS 94-1
                                        YEAR ENDED      JULY 15, 1998 TO    JULY 1, 1998 TO     YEAR ENDED
                                      MARCH 31, 2000     MARCH 31, 1999      JULY 14, 1998     JUNE 30, 1998
                                      --------------    ----------------    ---------------    -------------
                                       U.S.$'000          U.S.$'000           U.S.$'000         U.S.$'000
Interest payable on notes.........        80,957             56,047               2,977            73,560
Net interest income...............        (2,139)            (1,939)               (220)           (3,775)
                                         -------            -------             -------           -------
                                          78,818             54,108               2,757            69,785
                                         =======            =======             =======           =======

                                     AERCO

15  OTHER EXPENSES

                                                             AERCO             ALPS 94-1
                                          AERCO           PERIOD FROM         PERIOD FROM        ALPS 94-1
                                        YEAR ENDED      JULY 15, 1998 TO    JULY 1, 1998 TO     YEAR ENDED
                                      MARCH 31, 2000     MARCH 31, 1999      JULY 14, 1998     JUNE 30, 1998
                                      --------------    ----------------    ---------------    -------------
                                       U.S.$'000          U.S.$'000           U.S.$'000         U.S.$'000
Servicer's fees...................         4,023              2,637                 108             2,894
Political risk insurance..........           292                247                  54               425
Hull war risks insurance..........           363                329                  --                --
Administration fees...............         2,102              1,561                  20               412
Cash managers' fees...............           251                177                  --                76
Technical & leasing costs.........         5,021              1,521                  --             1,914
Provision for doubtful costs......         2,146                547                 174                --
Legal & professional fees.........           736                657                 260               440
Directors' & Officer's
  insurance.......................           352                282                  12               295
Directors' fees and expenses......           344                278                  18               100
Audit and tax fees................           112                 75                  --                43
                                         -------            -------             -------           -------
                                          15,742              8,311                 646             6,599
                                         =======            =======             =======           =======

16  NET LOSS BEFORE PROVISION FOR TAXES

     A) NET LOSS BEFORE PROVISION FOR TAXES IS STATED AFTER CHARGING:

                                                             AERCO             ALPS 94-1
                                          AERCO           PERIOD FROM         PERIOD FROM        ALPS 94-1
                                        YEAR ENDED      JULY 15, 1998 TO    JULY 1, 1998 TO     YEAR ENDED
                                      MARCH 31, 2000     MARCH 31, 1999      JULY 14, 1998     JUNE 30, 1998
                                      --------------    ----------------    ---------------    -------------
                                       U.S.$'000          U.S.$'000           U.S.$'000        U.S.$'000
     Directors' remuneration......           344                278                  18             100
                                         =======            =======             =======             ===

     B) DIRECTORS AND OFFICERS' INSURANCE

     Directors' and Officers' Insurance has been implemented for AerCo and ALPS 94-1. Directors of AerCo Limited and ALPS 94-1 Limited also have the protection of an unsecured indemnity from AerCo Limited and ALPS 94-1 Limited in respect of claims relating to them in their capacity as directors.

17  PROVISION FOR TAXES

                                                             AERCO             ALPS 94-1
                                          AERCO           PERIOD FROM         PERIOD FROM        ALPS 94-1
                                        YEAR ENDED      JULY 15, 1998 TO    JULY 1, 1998 TO     YEAR ENDED
                                      MARCH 31, 2000     MARCH 31, 1999      JULY 14, 1998     JUNE 30, 1998
                                      --------------    ----------------    ---------------    -------------
                                        U.S.$'000         U.S.$'000           U.S.$'000         U.S.$'000
     Corporation tax provision....            (51)              (35)                 --               (33)
                                         ========           =======             =======           =======

     Taxation provisions for AerCo and ALPS 94-1 relate to taxes levied in local jurisdictions in respect of the activities of subsidiaries.

     AerCo's income from approved activities in Ireland is taxable at a rate of 10% until December 31, 2005.

                                     AERCO

18  BASIC AND DILUTED LOSS PER ORDINARY SHARE

     The calculation of basic and diluted loss per ordinary share for AerCo Limited for the year ended March 31, 2000 and the period from July 15, 1998 to March 31, 1999 has been computed by dividing the losses of U.S.$48,839,000 and U.S.$15,108,000 respectively by the weighted average number of ordinary shares outstanding during these periods of 20 shares.

     The calculation of basic and diluted loss per ordinary share for ALPS 94-1 Limited from July 1, 1998 to July 14, 1998 and for the year ended June 30, 1998 has been computed by dividing the losses of U.S.$1,277,000 and U.S.$32,555,000 respectively by the weighted average number of ordinary shares outstanding during these periods of 10 shares.

     No adjustments have been made to the basic or diluted loss per ordinary share for ALPS 94-1 Limited for the period from July 1, 1998 to July 15, 1998 and for the year ended June 30, 1998 as a result of the change in capital structure and the fair value adjustments arising out of the refinancing and acquisition of ALPS 94-1 and the AerFi transferred aircraft and therefore, the earnings per share figures for AerCo Limited and ALPS 94-1 Limited are not directly comparable.

19  STAFF COSTS AND NUMBERS

     AerCo and ALPS 94-1 have no employees.

20  SUBSIDIARY COMPANIES

     AerCo Limited has the following subsidiary companies as at March 31, 2000:

NAME                                COUNTRY OF INCORPORATION          BUSINESS          % OF SHARES HELD
----                                ------------------------    --------------------    ----------------
AerCo Ireland Limited.............  Ireland                     Aircraft leasing and          100%
                                                                sub-leasing
AerCo Ireland II Limited..........  Ireland                     Aircraft leasing and          100%
                                                                sub-leasing
AerCo USA Inc.....................  USA                         Aircraft leasing and          100%
                                                                sub-leasing
ALPS 94-1 Limited.................  Jersey                      Aircraft leasing and          100%
                                                                sub-leasing
Pergola Limited...................  Ireland                     Aircraft leasing and          100%
                                                                sub-leasing
ALPS 94-1(Belgium) N.V............  Belgium                     Aircraft leasing and          100%
                                                                sub-leasing
AerFi (Belgium) N.V...............  Belgium                     Aircraft leasing and          100%
                                                                sub-leasing
ALPS 94-1 (France) S.A.R.L........  France                      Dormant                       100%

     As at July 14, 1998 and all previous periods, ALPS 94-1 was comprised of ALPS 94-1 Limited and its 100% owned subsidiaries, Pergola Limited, ALPS 94-1 (Belgium) N.V. and ALPS 94-1 (France) S.A.R.L.

21  DIVIDENDS

     Under the Articles of Association, the shareholders of ALPS 94-1 Limited were entitled to receive a fixed cumulative preferential dividend of U.S.$1,500 per annum out of the profits. This dividend was not declared in the year ended June 30, 1998.

                                     AERCO

22  CASH FLOW STATEMENT

     A) SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                                                                             ALPS 94-1
                                          AERCO             AERCO           PERIOD FROM        ALPS 94-1
                                        YEAR ENDED       PERIOD ENDED     JULY 1, 1998 TO     YEAR ENDED
                                      MARCH 31, 2000    MARCH 31, 1999     JULY 14, 1998     JUNE 30, 1998
                                      --------------    --------------    ---------------    -------------
                                      U.S.$'000         U.S.$'000          U.S.$'000         U.S.$'000
Cash paid in respect of:
Interest -- A - C notes...........        43,585            30,694              3,872            49,191
Interest -- D - E notes...........        10,999             7,332                 --             5,624
Interest rate swaps...............         1,566               987                 --                --
                                         -------           -------            -------           -------
                                          56,150            39,013              3,872            54,815
                                         =======           =======            =======           =======

     B) RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT -- AERCO

                                                                U.S.$'000
                                                                ---------
Increase in cash in the year................................          795
Cash outflow from decrease in debt..........................       48,917
Increase in liquid resources in year........................            1
                                                                ---------
Change in net debt resulting from cash flows................       49,713
Amortization of issue costs.................................         (898)
                                                                ---------
Movement in net debt in the year............................       48,815
Net debt at March 31, 1999..................................     (883,602)
                                                                ---------
Net debt at March 31, 2000..................................     (834,787)
                                                                =========

     C) ANALYSIS OF NET DEBT -- AERCO

                                                                        OTHER NON
                                        MARCH 31, 1999    CASH FLOW    CASH CHARGES    MARCH 31, 2000
                                        --------------    ---------    ------------    --------------
                                         U.S.$'000        U.S.$'000    U.S.$'000        U.S.$'000
Cash................................         25,618             795            --           26,413
Liquid resources....................         39,997               1            --           39,998
Indebtedness........................       (949,217)         48,917          (898)        (901,198)
                                          ---------       ---------     ---------        ---------
                                           (883,602)         49,713          (898)        (834,787)
                                          =========       =========     =========        =========

     D) PURCHASE OF SUBSIDIARY UNDERTAKINGS

                                                                U.S.$'000
                                                                ----------
NET ASSETS ACQUIRED
Aircraft....................................................      951,973
Accounts receivable.........................................        2,927
Cash........................................................      146,175
Accrued expenses and other liabilities......................      (60,430)
Security deposits...........................................      (16,205)
                                                                ---------
                                                                1,024,440
Goodwill....................................................       47,125
                                                                ---------
                                                                1,071,565
                                                                =========
Satisfied by cash...........................................    1,071,565
                                                                =========

                                     AERCO

23  COMMITMENTS

     AerCo Limited and its consolidated subsidiaries have no long-term contracts other than those with their service providers (see note 31) and lessees (see note 6).

     FOREIGN TAXATION

     The international character of AerCo's operations give rise to some uncertainties with regard to the impact of taxation in certain countries. The position is kept under continuos review and AerCo provides for all known liabilities.

24  NEW ACCOUNTING STANDARDS IMPLEMENTED

     FRS 12 "Provisions, Contingent Liabilities and Contingent Assets" ("FRS 12") was effective for AerCo for its first trading accounting period ended March 31, 1999.

     Under the accounting policy previously adopted by ALPS 94-1 all aircraft maintenance reserves collected from lessees in respect of major aircraft and engine overhauls were held as provisions. Under FRS 12 the pre-accrual of maintenance costs is not permitted and accordingly ALPS 94-1 changed its accounting policy in the period ended March 31, 1999 to reflect the adoption of the AerCo accounting policy for maintenance. The effect of this change in accounting policy is that maintenance reserves collected from lessees which cannot be drawn down by current lessees are no longer provided. Such reserves only arose prior to June 30, 1996 and the adjustment therefore has no effect on reported results. The balance sheet effect of this change in accounting policy was to reduce both maintenance provisions and the accumulated deficit of ALPS 94-1 by U.S.$1.973 million at each balance sheet date.

25 SUMMARY OF DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     The consolidated financial statements are prepared in accordance with U.K. GAAP which differ significantly in certain respects from U.S. GAAP. These significant differences are described below:

     (A) BASIS OF ACCOUNTING FOR TRANSACTIONS BETWEEN AERCO, ALPS 94-1 AND
AERFI.

     Under U.K. GAAP the transaction whereby AerCo Limited acquired ALPS 94-1 Limited and the AerFi transferred aircraft is accounted for using acquisition accounting. Under U.S. GAAP the transactions between AerCo, ALPS 94-1 and AerFi are transactions between entities under common control as these entities are all part of a single consolidated group. The U.S. GAAP historical financial information is presented for ALPS 94-1 and has not been retroactively restated using the "AS-IF-POOLING-OF INTEREST-METHOD" in respect of the AerFi transferred aircraft because of the restricted nature of the vehicles.

     (B) AIRCRAFT

     Under U.K. GAAP the aircraft acquired by ALPS 94-1 from AerFi and those acquired by AerCo as part of the transaction whereby AerCo acquired ALPS 94-1 and the AerFi transferred aircraft, are recorded at their fair value on the acquisition date. Under U.S. GAAP transfers of assets between AerCo, ALPS 94-1 and AerFi are accounted for on a historical cost basis as transactions between entities under the common control of AerFi.

     Effective from July 1, 1996 the method of depreciation is the same for both U.K. and U.S. GAAP. Prior to that date under U.K. GAAP, depreciation was provided at 2% for the first 15 years and 7% thereafter whereas under U.S. GAAP prior to July 1, 1996, the aircraft were depreciated on a straight-line

                                     AERCO

25 SUMMARY OF DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

     (B) AIRCRAFT (CONTINUED)
basis so as to write-off the cost of the assets over a period of 25 years. Under U.K. GAAP, a provision for additional depreciation was made on July 1, 1996 to reflect the impact of adopting the revised estimates of accumulated depreciation in respect of prior periods. Under U.S. GAAP, no such additional depreciation charge arises.

     For U.S. GAAP purposes, ALPS 94-1 adopted FASB Statement No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of " as of July 1, 1996. AerCo has also adopted FASB Statement No.
121. FASB Statement No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the directors estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. This statement did not materially change the carrying value of ALPS 94-1's assets in the period when it was first applied. Prior to the adoption of the FASB Statement No. 121, ALPS 94-1 recorded additional charges to reduce the book value of specific assets to fair value where a permanent diminution in value was considered to have occurred.

     The differences between income recorded for U.K. GAAP and U.S. GAAP therefore relate to (i) the difference between the amortized cost of the aircraft under U.S. GAAP and the initial appraised value under U.K. GAAP, (ii) the difference in depreciation under U.S. GAAP and U.K. GAAP, (iii) the difference in additional depreciation resulting from the change in depreciation method under U.K. GAAP, (iv) the difference in the cost of aircraft disposed under U.S. GAAP and U.K. GAAP, (v) different impairment provisions because of the different cost base for the aircraft.

     (C) CASH FLOWS

     In accordance with U.K. GAAP AerCo and ALPS 94-1 comply with Financial Reporting Standard No. 1 (Revised) -- "Cash Flow Statements" ("FRS 1"). Its objective and principles are similar to those set out in SFAS No. 95 "Statement of Cash Flows". The principal difference between the standards is in respect of classification. Under FRS1, AerCo and ALPS 94-1 present their cash flows for:
(a) operating activities; (b) return on investments and servicing of finance;
(c) taxation; (d) capital expenditure and financial investment; (e) acquisitions and disposals; (f) management of liquid resources and (g) financing activities. SFAS No. 95 requires only three categories of cash flow activity; (a) operating;
(b) investing; and (c) financing.

     Cash flows arising from taxation and returns on investments and servicing of finance under FRS1 are included as operating activities under SFAS No. 95. Cash flows arising from capital expenditure under FRS1 are included as investing activities under SFAS No. 95.

     For the purposes of cash flows under U.S. GAAP, AerCo and ALPS 94-1 consider all highly liquid deposits with a maturity of three months or less to be cash equivalents. Under U.K. GAAP, cash represents amounts available on demand and liquid resources comprise other cash and commercial paper.

     Substantially all of the cash balances of AerCo at March 31, 2000 and March 31, 1999 are held for specific purposes under the terms of the AerCo Trust Indenture.

                                     AERCO

25 SUMMARY OF DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

     (C) CASH FLOWS (CONTINUED)
     Substantially all of the cash balances of ALPS 94-1 at June 30, 1998 and July 14, 1998 were held for specific purposes under the terms of the ALPS 94-1 Deed of Charge.

     (D) GOODWILL

     Under U.K. GAAP the difference between the fair value of the net assets of ALPS 94-1 and the AerFi transferred aircraft, and the purchase consideration paid by AerCo Limited to acquire these entities gives rise to goodwill of $47 million which is capitalised and amortised over a period of 20 years. No goodwill arises under U.S. GAAP as the transaction is accounted for on a historical cost basis as a transaction between entities under common control.

     (E) ISSUE COSTS

     Under U.K. GAAP issue costs arising on the completion of the refinancing transaction are disclosed as a reduction of the related indebtedness. Under U.S. GAAP issue costs are disclosed separately as deferred financing costs.

     (F) MAINTENANCE

     AerCo's accounting policy for aircraft maintenance reflects its adoption of FRS 12 as explained in Note 24. The historic U.K. GAAP financial information for ALPS 94-1 has been restated to reflect the application of the AerCo accounting policy for all periods. For U.S. GAAP the cumulative effect of this change in accounting policy has been reflected in the results for the period ended March 31, 1999.

     (G) GAIN ON EXTINGUISHMENT OF DEBT

     Under U.K. GAAP the makewhole premium payable by ALPS 94-1 on the settlement of its A to D note indebtedness and the indebtedness to AerFi which was forgiven as part of the AerCo transaction are fair value adjustments to the net assets of ALPS 94-1 and the AerFi transferred aircraft acquired by AerCo (see Note 4). Under U.S. GAAP the makewhole premium and the indebtedness forgiven by AerFi are accounted for as an extraordinary gain on the extinguishment of indebtedness.

     (H) FUTURE DEVELOPMENTS

     SFAS No. 133 "Accounting for Derivative Instruments and for Hedging Activities" was issued in June 1998. In June 1999, The Financial Accounting Standards Board ("FASB") issued SFAS No. 137 "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133", which defers the effective date until fiscal years beginning after 15 June 2000. Therefore, initial application for AerCo will be on 1 April 2001 and on that date, hedging relationships shall be designated anew. The SFAS may not be retroactively applied to financial statements of prior periods. AerCo is currently reviewing the likely impact of this Statement.

                                     AERCO

26 RECONCILIATION OF NET INCOME AS STATED IN ACCORDANCE WITH U.K. GAAP TO NET INCOME IN ACCORDANCE WITH U.S. GAAP

                                                                            ALPS 94-1
                                                                           (UNAUDITED)        ALPS 94-1
                                            AERCO            AERCO         NINE MONTHS       PERIOD FROM       ALPS 94-1
                                          YEAR ENDED      PERIOD ENDED        ENDED        JULY 1, 1998 TO    YEAR ENDED
                                        MARCH 31, 2000   MARCH 31, 1999   MARCH 31, 1998    JULY 14, 1998    JUNE 30, 1998
                                        --------------   --------------   --------------   ---------------   -------------
                                          U.S.$'000       U.S.$'000        U.S.$'000        U.S.$'000         U.S.$'000
Retained loss in accordance with U.K
  GAAP................................      (48,839)         (15,108)         (17,824)           (1,277)         (32,555)
Goodwill amortization.................        2,356            1,669               --                --               --
Exceptional item: additional
  depreciation charge.................           --               --               --                --               --
Difference in depreciation of
  aircraft............................        8,644            5,759            4,315               243            5,773
Difference in provision for impairment
  of aircraft value...................        6,979               --            8,200                --            8,200
Difference in book value of aircraft
  sold................................           --               --               --             7,007               --
Difference in book value of aircraft
  sold................................         (375)            (319)              --                --           (2,226)
                                          ---------        ---------        ---------         ---------        ---------
NET (LOSS)/INCOME IN ACCORDANCE WITH
  U.S. GAAP BEFORE EXTRAORDINARY
  ITEM................................      (31,235)          (7,999)          (5,309)            5,973          (20,808)
                                          ---------        ---------        ---------         ---------        ---------
Cumulative effect of change in
  accounting policy for maintenance...           --            1,973               --                --               --
EXTRAORDINARY ITEM -- NET GAIN ON
  EXTINGUISHMENT OF DEBT;
  Gain on forgiveness of indebtedness
    to AerFi arising as part of the
    refinancing transaction...........           --           37,389               --                --               --
  Makewhole premium arising on
    refinancing.......................           --          (11,603)              --                --               --
                                          ---------        ---------        ---------         ---------        ---------
                                                 --           25,786               --                --               --
                                          ---------        ---------        ---------         ---------        ---------
NET (LOSS)/INCOME IN ACCORDANCE WITH
  U.S. GAAP...........................      (31,235)          19,760           (5,309)            5,973          (20,808)
                                          =========        =========        =========         =========        =========
Weighted average number of ordinary
  shares outstanding..................           20               20               10                10               10
                                          =========        =========        =========         =========        =========
BASIC AND DILUTED (LOSS)/PROFIT PER
  ORDINARY SHARE FOR THE PERIOD AS SO
  ADJUSTED, BEFORE CUMULATIVE EFFECT
  OF CHANGE IN ACCOUNTING POLICY FOR
  MAINTENANCE AND EXTRAORDINARY
  ITEM................................     (1,561.7)         (399.95)          (530.9)            597.3         (2,080.8)
Cumulative effect of change in
  accounting policy for maintenance...           --            98.65               --                --               --
Extraordinary item....................           --          1,289.3               --                --               --
                                          ---------        ---------        ---------         ---------        ---------
BASIC AND DILUTED PROFIT/(LOSS) PER
  ORDINARY SHARE FOR THE PERIOD AS SO
  ADJUSTED............................     (1,561.7)             988           (530.9)            597.3         (2,080.8)
                                          =========        =========        =========         =========        =========

                                     AERCO

27 RECONCILIATION OF SHAREHOLDERS' DEFICIT AS STATED IN ACCORDANCE WITH U.K. GAAP TO SHAREHOLDERS' DEFICIT IN ACCORDANCE WITH U.S. GAAP

                                                                  AERCO         AERCO
                                                                  AS AT         AS AT
                                                                MARCH 31,     MARCH 31,
                                                                   2000          1999
                                                                ----------    ----------
                                                                U.S.$'000     U.S.$'000
SHAREHOLDERS' DEFICIT IN ACCORDANCE WITH U.K. GAAP..........      (63,947)      (15,108)
ITEMS HAVING THE EFFECT OF AMENDING SHAREHOLDERS' DEFICIT
Difference between the fair value of the assets acquired by
  AerCo and their predecessor cost..........................     (141,873)     (141,873)
Goodwill arising on acquisition.............................      (47,125)      (47,125)
Amortization of goodwill....................................        4,025         1,669
Effect of extraordinary item differences between U.K. GAAP
  and U.S. GAAP (see note 26)...............................       25,786        25,786
Cumulative effect of change in accounting policy for
  maintenance...............................................        1,973         1,973
Cumulative effect of other differences in net income between
  U.K. GAAP and U.S. GAAP (see note 26).....................       20,688         5,440
                                                                ---------     ---------
SHAREHOLDERS' DEFICIT IN ACCORDANCE WITH U.S. GAAP..........     (200,473)     (169,238)
                                                                =========     =========

                                     AERCO

28 RECONCILIATION OF AIRCRAFT AS STATED IN ACCORDANCE WITH U.K. GAAP TO AIRCRAFT AS STATED IN ACCORDANCE WITH U.S. GAAP

                                                      U.K. GAAP                 U.S. GAAP
                                                ----------------------    ----------------------
                                                  AERCO        AERCO        AERCO        AERCO
                                                MARCH 31,    MARCH 31,    MARCH 31,    MARCH 31,
                                                  2000         1999         2000         1999
                                                ---------    ---------    ---------    ---------
                                                U.S.$'000    U.S.$'000    U.S.$'000    U.S.$'000
COST
Cost........................................      937,766      951,973      937,766      951,973
Step up cost................................           --           --     (142,185)    (141,873)
                                                ---------    ---------    ---------    ---------
Beginning of period.........................      937,776           --      795,581           --
Additions...................................          622      951,973          622      810,100
Disposals...................................      (16,343)     (14,207)     (16,686)     (14,519)
                                                ---------    ---------    ---------    ---------
End of period...............................      922,045      937,766      779,517      795,581
                                                =========    =========    =========    =========
DEPRECIATION
Beginning of period.........................      (33,513)          --      (27,761)          --
Charge for the period.......................      (46,998)     (33,821)     (38,354)     (28,062)
Disposal....................................          739          308          707          301
                                                ---------    ---------    ---------    ---------
End of period...............................      (79,772)     (33,513)     (65,408)     (27,761)
                                                =========    =========    =========    =========
PROVISION FOR PERMANENT DIMINUTION IN VALUE
Beginning of period.........................           --           --           --           --
Charge for the period.......................      (13,079)          --       (6,100)          --
Disposal....................................           --           --           --           --
                                                ---------    ---------    ---------    ---------
End of period...............................      (13,079)          --       (6,100)          --
                                                =========    =========    =========    =========
NET BOOK VALUE
Beginning of period.........................      904,253           --      767,820           --
                                                =========    =========    =========    =========
End of period...............................      829,194      904,253      708,009      767,820
                                                =========    =========    =========    =========

29  FAIR VALUE OF FINANCIAL INSTRUMENTS

     AerCo Limited estimates that the fair value of its cash and cash equivalents and other receivables and payables at March 31, 2000 and March 31, 1999 approximate to the amounts at which these items are reflected in AerCo's balance sheet. This is due to the relatively short-term nature of the instruments and the frequency at which they reprice.

30  FOREIGN CURRENCY TRANSACTIONS

     AerCo's and ALPS 94-1's foreign currency transactions are not significant as all revenues and most costs are denominated in U.S. dollars.

31  RELATED PARTY TRANSACTIONS

     (A) AERFI ACTS AS CASH MANAGER AND ADMINISTRATIVE AGENT TO AERCO FROM JULY 15, 1998

     AerFi received a fee as cash manager and administrative agent to AerCo for the year ended March 31, 2000 of U.S.$2,353,000 and for the period from July 15, 1998 to March 31, 1999 of U.S.$1,738,000.

                                     AERCO

31  RELATED PARTY TRANSACTIONS (CONTINUED)
     (A) AERFI ACTS AS CASH MANAGER AND ADMINISTRATIVE AGENT TO AERCO FROM JULY 15, 1998 (CONTINUED)
     On July 15, 1998 AerCo Limited acquired a portfolio of 10 aircraft and related leases from AerFi and the capital stock of ALPS 94-1 Limited, a vehicle in which AerFi was the E note holder, as explained in "Statement of Accounting Policies -- Description of Business".

     (B) BABCOCK & BROWN LIMITED ("BABCOCK")

     Babcock acted as lease manager to AerCo from July 15, 1998 to July 17, 2000. In addition to managing AerCo's aircraft, Babcock also managed aircraft owned by its affiliates and other third parties. Babcock may from time to time have had conflicts of interest in performing its obligations to AerCo and other entities to which it provides management, marketing and other services.

     Babcock received a fee as lease manager which amounted to U.S.$4,023,000 for the year ended March 31, 2000 and U.S.$2,637,000 for the period from July 15, 1998 to March 31, 1999.

     (C) GE CAPITAL AVIATION SERVICES LIMITED ("GECAS")

     GECAS acted as lease manager to ALPS 94-1 until July 14, 1998. In addition to managing the ALPS 94-1 aircraft GECAS also managed aircraft owned by GE Capital and its affiliates and other third parties, including AerFi from whom ALPS 94-1's aircraft were purchased. GECAS may from time to time have had conflicts of interest in performing its obligations to ALPS 94-1 and other entities to which it provides management, marketing and other services.

     GECAS received a fee as lease manager which amounted to U.S.$108,000 for the period from July 1, 1998 to July 14, 1998 (year to June 30, 1998 -- U.S.$2,894,000).

     GECAS is an affiliate of GE Capital which held the Class D note of ALPS 94-1 and had the right to appoint a representative to the board of ALPS 94-1. During the year ended June 30, 1998 the GECAS servicing agreement was terminated and a termination fee of U.S.$12,700,000 was paid to GECAS (Note 13).

     (D) MR. E. J. HANSOM (DIRECTOR)

     Mr. E. J. Hansom is the Chief Financial Officer and a director of AerFi and is a representative on the board of AerCo Limited appointed by AerFi, as holder of the Class E note of AerCo Limited. Mr. E. J. Hansom is also a director of ALPS 94-1 Limited. ALPS 94-1 Limited purchased its aircraft from AerFi and AerCo Limited purchased the AerFi transferred aircraft from AerFi.

     (E) MS. R. HYNES (DIRECTOR)

     Ms. R. Hynes is General Counsel of AerFi and is a representative on the board of AerCo Limited appointed by AerFi as holder of the Class E note of AerCo Limited. Ms. R. Hynes was also a director of ALPS 94-1 Limited until January 19, 2000. ALPS 94-1 Limited purchased its aircraft from AerFi and AerCo Limited purchased the AerFi transferred aircraft from AerFi.

     (F) MR. G. A. ROBINSON (DIRECTOR)

     Mr. G. A. Robinson performs consulting services from time to time for Air 2000 one of the lessees of AerCo and ALPS 94-1. Included in aircraft leasing revenue is an amount of U.S.$5,168,000 for the year ended March 31, 2000 (March 31, 1999: U.S.$3,588,000, July 14, 1998: U.S.$202,000, June 1998:
U.S.$5,202,000) in respect of Air 2000.

                                     AERCO

32  POST BALANCE SHEET EVENTS

     AERCO TRANSACTION

     On July 17, 2000 AerCo Limited completed a transaction involving:

     - the refinancing of AerCo's subclass A-1 notes in the amount of $340 million and subclass D-1 notes in the amount of $80 million;

     - contracting to purchase directly and indirectly 30 additional aircraft (the "Additional Aircraft") and related leases from AerFi at their appraised value of $724 million; and

     - the replacement of the previous servicer with AerFi.

     As part of the transaction AerCo issued new notes amounting to $960 million.

     The transaction to acquire the Additional Aircraft from AerFi is such that not all of the Additional Aircraft transferred on July 17, 2000. On the closing date, AerCo purchased six of the Additional Aircraft, on August 3, 2000 it purchased a further eight of the Additional Aircraft, on October 5, 2000 it purchased a further six of the Additional Aircraft, on November 2, 2000 it purchased a further four of the Additional Aircraft and on November 15, 2000 it purchased a further one of the Additional Aircraft. AerCo expects to complete the purchase of the remaining five Additional Aircraft in the period to July 10, 2001.

     AERFI SHAREHOLDER OFFER

     On September 21, 2000 AerFi Group plc entered into an agreement, on the terms of a recommended cash offer, with, amongst others, debis AirFinance B.V., under which debis AirFinance B.V. (either itself or through a subsidiary) agreed on certain terms and conditions to make a cash offer to acquire all of the outstanding ordinary share capital of AerFi. This transaction was completed on November 16, 2000 and debis AirFinance B.V. currently holds 98.2% of the outstanding capital stock of AerFi. debis AirFinance B.V. is an aircraft leasing and finance company with a portfolio of more than 100 aircraft worth over $2.5 billion. debis AirFinance B.V. was founded in November 1995 and its shareholders are Daimler Chrysler companies and major German banks.

33  YEAR 2000

     AerCo is dependent on AerFi and Babcock for its information systems. AerFi and Babcock instigated a review of the problems and issues likely to impact AerCo in respect of the Year 2000 computing issue. This review included surveying AerCo's suppliers, financial institutions and lessees to avoid any adverse impact which they may have had on AerCo.

     The directors of AerCo are not aware of any adverse affects or significant issues in respect of their systems or operations arising from the Year 2000 computing issue. The directors will continue to monitor and address Year 2000 exposures but do not expect any adverse issues to arise.

                              FINANCIAL STATEMENTS

                           AERFI TRANSFERRED AIRCRAFT

                           AERFI TRANSFERRED AIRCRAFT

                          INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS OF AERCO LIMITED

     We have audited the accompanying statements of operations, cash flows and changes in net assets for the period from July 1, 1998 to July 14, 1998 and the year ended June 30, 1998. These financial statements are the responsibility of the directors of AerCo Limited. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United Kingdom which do not differ in any material respects from auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the directors as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of the AerFi transferred aircraft for the period from July 1, 1998 to July 14, 1998 and for the year ended June 30, 1998 in conformity with generally accepted accounting principles in the United Kingdom.

     As discussed in note 15 to the financial statements, AerCo has adopted the provisions of Financial Reporting Standard 12, "Provisions, Contingent Liabilities and Contingent Assets". As a result, the accounting policy used to record maintenance for the AerFi transferred aircraft has been amended to reflect the adoption of the AerCo accounting policy.

     Generally accepted accounting principles in the United Kingdom vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected results of operations of the AerFi transferred aircraft for the period from July 1, 1998 to July 14, 1998 and for the year ended June 30, 1998 to the extent summarised in note 12 to the financial statements.

KPMG
Chartered Accountants
Dublin, Ireland
August 9, 1999

                           AERFI TRANSFERRED AIRCRAFT

                            STATEMENTS OF OPERATIONS

                                                        (UNAUDITED)         PERIOD FROM
                                                     NINE MONTHS ENDED    JULY 1, 1998 TO     YEAR ENDED
                                            NOTES     MARCH 31, 1998       JULY 14, 1998     JUNE 30, 1998
                                            -----    -----------------    ---------------    -------------
                                                         U.S.$'000           U.S.$'000         U.S.$'000
REVENUES
Aircraft leasing..........................    4            15,499                 983            21,109
EXPENSES
Depreciation..............................    2            (7,599)               (464)          (10,215)
Net interest expense......................    5            (5,808)             (1,392)           (6,612)
Other expenses............................    6            (3,766)                355            (4,804)
                                                          -------             -------           -------
                                                          (17,173)             (1,501)          (21,631)
                                                          -------             -------           -------
NET LOSS FROM OPERATIONS BEFORE PROVISION
  FOR TAXES...............................                 (1,674)               (518)             (522)
Benefit for taxes.........................    7               560                   5               501
                                                          -------             -------           -------
NET LOSS FOR THE PERIOD...................                 (1,114)               (513)              (21)
                                                          =======             =======           =======

     All recognized gains and losses are included in the statements of operations above.

     There is no material difference between the net loss for the period, and its historical cost equivalent.

     The results for the period are derived from continuing operations.

     The accompanying notes, including the statement of accounting policies on pages F-43 to F-44, are an integral part of the financial statements.

                           AERFI TRANSFERRED AIRCRAFT

                            STATEMENTS OF CASH FLOWS

                                                      (UNAUDITED)         PERIOD FROM
                                                   NINE MONTHS ENDED    JULY 1, 1998 TO     YEAR ENDED
                                                    MARCH 31, 1998       JULY 14, 1998     JUNE 30, 1998
                                                   -----------------    ---------------    -------------
                                                       U.S.$'000           U.S.$'000         U.S.$'000
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period........................          (1,114)               (513)              (21)
ADJUSTMENTS TO RECONCILE NET LOSS FROM
  OPERATIONS TO NET CASH PROVIDED BY OPERATING
  ACTIVITIES
Depreciation charge for the period.............           7,599                 464            10,215
Deferred income tax............................            (560)                 (5)             (501)
Changes in operating assets and liabilities
  Accounts receivable and due from AerFi.......             (24)             24,539             2,960
  Accrued expenses and other liabilities.......           4,894                (970)           (3,366)
  Net maintenance expenditure..................          (7,326)               (448)           (6,477)
  Net security deposits received/(repaid)......            (516)                 50               (30)
                                                        -------             -------           -------
NET CASH PROVIDED BY OPERATING ACTIVITIES......           2,953              23,117             2,780
                                                        -------             -------           -------
CAPITAL EXPENDITURE
Purchase of aircraft...........................             (65)                 --           (11,585)
                                                        -------             -------           -------
FINANCING ACTIVITIES
Contributions from AerFi.......................           4,833              16,793            35,504
Indebtedness repaid............................          (7,721)            (39,910)          (26,699)
                                                        -------             -------           -------
NET CASH (OUTFLOW)/INFLOW FROM FINANCING
  ACTIVITIES...................................          (2,888)            (23,117)            8,805
                                                        -------             -------           -------
NET INCREASE IN CASH...........................              --                  --                --
CASH AT BEGINNING OF PERIOD....................              --                  --                --
                                                        -------             -------           -------
CASH AT END OF PERIOD..........................              --                  --                --
                                                        =======             =======           =======

     Disclosure of cash flow information is set out in note 9.

     The accompanying notes, including the statement of accounting policies on pages F-43 to F-44, are an integral part of the financial statements.

                           AERFI TRANSFERRED AIRCRAFT
                      STATEMENTS OF CHANGES IN NET ASSETS

                                                                  TOTAL
                                                                ---------
                                                                U.S.$'000
Balance at June 30, 1997....................................       65,270
Net contribution from AerFi.................................       35,504
Net loss for the year.......................................          (21)
                                                                ---------
Balance at June 30, 1998....................................      100,753
Net contribution from AerFi.................................       16,793
Net loss for the period.....................................         (513)
                                                                ---------
Balance at July 14, 1998....................................      117,033
                                                                =========

     The accompanying notes, including the statement of accounting policies on pages F-43 to F-44, are an integral part of the financial statements.

                           AERFI TRANSFERRED AIRCRAFT
                        STATEMENT OF ACCOUNTING POLICIES

INTRODUCTION AND BASIS OF PREPARATION

     These financial statements present the statements of operations and the cash flows for the period from July 1, 1998 to July 14, 1998 and the year ended June 30, 1998 and the statements of net assets at July 14, 1998 and June 30, 1998 of the aircraft (the "AERFI TRANSFERRED AIRCRAFT") acquired by AerCo Limited from AerFi pursuant to a secured financing transaction on July 15, 1998.

     Under the transaction AerCo Limited acquired all of the capital stock of ALPS 94-1 Limited, a company which owned 25 aircraft and related leases, and also acquired 10 aircraft and related leases from AerFi. The further details of the transaction and of the basis of preparation of these financial statements for the AerFi transferred aircraft are set out in Note 1.

     The accounting policies followed in the preparation of the accompanying financial statements conform with generally accepted accounting principles in the United Kingdom and comply with financial reporting standards of the Accounting Standards Board in the United Kingdom as promulgated by The Institute of Chartered Accountants in England and Wales.

     The financial statements are prepared on the going concern basis and under the historic cost convention and are stated in U.S. dollars, which is the principal operating currency of the entity and of the aviation industry.

     The unaudited financial statements included herein have been prepared without audit and conform with generally accepted accounting principles in the United Kingdom and comply with Financial Reporting Standards of the Accounting Standards Board in the United Kingdom as promulgated by the Institute of Chartered Accountants in England and Wales.

     In the opinion of AerCo's management, the accompanying unaudited financial statements have been prepared on a basis consistent with the audited financial statements and contain adjustments, all of which are of a recurring nature, necessary to present fairly its financial position as of March 31, 1998 and its results of operations and cash flows for the nine months ended March 31, 1998. Interim results are not necessarily indicative of results for the fiscal year.

REVENUE RECOGNITION

     Revenue from aircraft on operating leases is recognized as income on a straight-line basis over the period of the leases. Where rentals are adjusted to reflect increases or decreases in prevailing interest rates such adjustments are accounted for as they arise. Lease rentals received in advance are deferred and recognized over the period to which they relate.

INTEREST INCOME

     Interest earned during the period has been credited to the statement of operations.

MAINTENANCE

     In most lease contracts the lessee has the obligation to pay for maintenance costs on airframes and engines which arise during the term of the lease and in many lease contracts the lessee makes a full or partial prepayment, calculated at an hourly rate, into a maintenance reserve fund paid to the AerFi transferred aircraft from which the lessee can draw in respect of maintenance expenditures for major checks. Amounts held in respect of aircraft maintenance are recorded as accrued expenses and other liabilities. Any surplus amounts held in the fund on termination of a lease, to which the next lessee has no access, are recorded as income at that time.

                           AERFI TRANSFERRED AIRCRAFT
                STATEMENT OF ACCOUNTING POLICIES -- (CONTINUED)

MAINTENANCE (CONTINUED)
     Maintenance costs borne directly by the AerFi transferred aircraft and which are not paid for by lessees are expensed as incurred.

TAXATION

     Corporation tax is provided based on the results for the period. Deferred income tax assets and liabilities recognize the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

AIRCRAFT

     Aircraft are stated at cost less accumulated depreciation less impairments in value. Cost comprises the net purchase price of the aircraft when originally acquired by AerFi.

     Cost comprises the invoiced cost net of manufacturer's discounts. Depreciation is calculated on a straight-line basis. The estimates of useful economic lives and residual values are reviewed periodically. The current estimates for residual values are generally 15% of cost and for useful economic lives are as follows:

                                                                YEARS    FROM
                                                                -----    ----
Refurbished and upgraded aircraft -- converted to
  freighters................................................     20      Conversion Date
All other aircraft..........................................     25      Manufacture Date

     Additional charges are made to reduce the book value of specific assets to the recoverable amount where an impairment in value is considered to have occurred in accordance with Financial Reporting Standard No. 11 "Impairment of Tangible Fixed Assets and Goodwill". An impairment review is only required where there has been an indication of impairment, usually on the basis of independent market appraisals and indications of market demand. An impairment is measured by comparing the carrying value of the aircraft and engines with the recoverable amount. Recoverable amount is the higher of the net realisable value and the value in use on an after tax basis. Value in use is based on the anticipated future cash flows from the aircraft, discounted by a market rate of return.

     AerFi adopted FASB Statement No. 121 "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be disposed of" as of July 1, 1996. FASB Statement No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the directors' estimated the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. This statement did not materially change the carrying value of the entity's assets in the period when it was first applied or in previous periods.

                           AERFI TRANSFERRED AIRCRAFT
                       NOTES TO THE FINANCIAL STATEMENTS

1   BASIS OF PREPARATION

     Under a refinancing transaction of July 15, 1998, AerCo Limited acquired 100% of the capital stock of ALPS 94-1 Limited and thereby acquired 25 aircraft and related leases and acquired directly or indirectly 10 aircraft and related leases from AerFi. The transaction was effected by transferring ALPS 94-1 Limited and subsidiaries and the existing AerFi subsidiaries that own the AerFi transferred aircraft to AerCo Limited.

     Simultaneously with such transfers, AerCo Limited issued approximately U.S.$800 million in aggregate principal amount of notes in four subclasses: subclass A-1, subclass A-2, subclass B-1 and subclass C-1 ("NOTES"). AerCo Limited also issued two additional subclasses of notes, the subclass D-1 notes and the subclass E-1 notes, which are initially held by AerFi. In addition, as part of the transaction a subsidiary of AerFi surrendered its holding of its existing Class E Note of ALPS 94-1 Limited. AerCo Limited used the proceeds of the issuance of the notes, the subclass D-1 notes and subclass E-1 notes to finance the repayment of all of ALPS 94-1's existing financial indebtedness and to acquire or to finance the acquisition of the AerFi transferred aircraft from AerFi.

     These financial statements present, on the bases and assumptions set out below, the results of operations, assets and liabilities relating to the aircraft transferred to AerCo from AerFi, reflecting the nine aircraft owned by AerFi during the year ended June 30, 1998 and the acquisition in April 1998 of an A300-B4-200 aircraft by AerFi from ALPS 94-1 Limited. The financial statements have been prepared by AerFi Administrative Services Limited on behalf of the directors of AerCo Limited.

     (i) The financial statements are presented on a historical cost basis as if the AerFi transferred aircraft had been organized as single economic entity for the period from July 1, 1998 to July 14, 1998, and for the year ended June 30, 1998.

     (ii) The transaction was approved as planned and was completed such that AerCo was a going concern with adequate capital and finance in place.

     (iii) For the purposes of these financial statements, an allocation of certain costs such as selling, general and administrative expenses of AerFi to the AerFi transferred aircraft has been made. The most significant element of these costs relate to aircraft management fees, substantially all of which are asset based fees calculated as an annual percentage of a reference net book value of aircraft under management. The balance of such costs have been calculated based on AerFi's estimate of the other overhead costs incurred in managing the fleet of aircraft for the year. Management believes that the basis for these allocations are reasonable.

     (iv) During the period from July 1, 1998 to July 14, 1998 two of the aircraft were financed by finance leases to AerFi and one aircraft was financed by notes issued by AerFi. For these aircraft the financial lease obligations, the liabilities under the notes and related cash flows and interest costs are reflected in these financial statements.

     During the period from July 1, 1998 to July 14, 1998 the financial lease obligations and the liabilities under the notes were repaid.

     In the case of the remaining aircraft, no separate identifiable financing was in place. These aircraft are assumed to have been financed by intercompany indebtedness to AerFi at levels based on the ratio of AerFi's overall net debt to aircraft net book value of 51.87% at June 30, 1997, 42.06% at June 30, 1998 and 42.06% at July 14, 1998 and repayments to AerFi are assumed to have been made accordingly during the period.

     (v) The interest charged on the assumed indebtedness to AerFi is based on AerFi's average cost of debt of 9.59% for the period from July 1, 1998 to July 14, 1998 and for the year ended June 30, 1998.

                           AERFI TRANSFERRED AIRCRAFT
                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

1   BASIS OF PREPARATION (CONTINUED)
     (vi) Cash generated from or absorbed by the activities of the entity during the period is reflected through the intercompany account as distributions to or transfers from AerFi. This includes restricted cash held by AerFi with respect to the entity. No separate cash balances existed for the entity.

     (vii) The tax provisions and deferred income tax assets and liabilities of the entity have been determined as if the aircraft had been owned by taxable entities separate from AerFi.

2   AIRCRAFT

                                                                JULY 14, 1998    JUNE 30, 1998
                                                                -------------    -------------
                                                                  U.S.$'000        U.S.$'000
COST
Beginning of period.........................................        283,713          272,128
Additions during the period.................................             --           11,585
                                                                  ---------        ---------
End of period...............................................        283,713          283,713
                                                                  =========        =========
DEPRECIATION
Beginning of period.........................................       (100,493)         (90,278)
Charge for the period.......................................           (464)         (10,215)
                                                                  ---------        ---------
End of period...............................................       (100,957)        (100,493)
                                                                  =========        =========
Impairment provision........................................         (4,000)          (4,000)
                                                                  =========        =========
NET BOOK VALUE
Beginning of period.........................................        179,220          177,850
                                                                  =========        =========
End of period...............................................        178,756          179,220
                                                                  =========        =========

     Cost represents the net purchase price of the aircraft when originally acquired by AerFi.

     The directors of AerCo Limited determine on an annual basis whether an impairment in value of the AerFi transferred aircraft has occurred. Where an impairment in value is considered to have occurred provision is made based upon market appraisals of the individual aircraft prepared by three professional appraisal firms, together with other factors such as maintenance reserves held by the entity, the creditworthiness of particular lessees, current rental values compared to open market and the length of remaining lease term.

3   OPERATING LEASES

     All the aircraft are held for operating lease. Rentals on certain of the leases are variable in accordance with prevailing interest rates.

                           AERFI TRANSFERRED AIRCRAFT
                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

3   OPERATING LEASES (CONTINUED)
     The following is a schedule of contracted future rentals, by years, on operating leases as of July 14, 1998. The interest rates prevailing at July 14, 1998 have been applied in determining rentals that are variable in accordance with prevailing interest rates.

                                                              U.S.$'000
                                                              ---------
Period July 15, 1998 to June 30, 1999.......................    22,595
Year ended June 30, 2000....................................    26,153
Year ended June 30, 2001....................................    17,439
Year ended June 30, 2002....................................    13,191
Year ended June 30, 2003....................................    15,181
Thereafter..................................................     9,458
                                                               -------
                                                               104,017
                                                               =======

4   REVENUES AND CONCENTRATION OF CREDIT RISK

     A) DISTRIBUTION OF REVENUES BY GEOGRAPHIC AREA

                                                           PERIOD FROM
                                                         JULY 1, 1998 TO          YEAR ENDED
                                                          JULY 14, 1998          JUNE 30, 1998
                                                       -------------------    -------------------
                                                       U.S.$'000      %       U.S.$'000      %
                                                       ---------    ------    ---------    ------
Europe.............................................       543         55.3     12,950       61.36
North America......................................       231         23.5      4,195       19.87
South/Central America..............................       137         13.9      3,727       17.65
Asia/Pacific.......................................        72          7.3        237        1.12
                                                          ---       ------     ------      ------
                                                          983       100.00     21,109      100.00
                                                          ===       ======     ======      ======

     All revenues are derived from aircraft leasing.

     In the period from July 1, 1998 to July 14, 1998, 27%, 24%, 15%, 14% and
14% of the entity's lease revenues was derived from Turkey, the United States, the United Kingdom, Brazil and France respectively.

     In the year ended June 30, 1998, 30%, 20%, 18%, 16% and 15% of the entity's lease revenues was derived from Turkey, the United States, Brazil, the United Kingdom and France respectively.

     B) CONCENTRATION OF CREDIT RISK

     Credit risk with respect to trade accounts receivable is generally mitigated due to the number of lessees and their dispersal across different geographic areas.

     The entity manages its exposure to particular countries in part through obtaining security from lessees by way of deposits, letters of credit and guarantees. In addition the entity maintains Political Risk Insurance in respect of certain lessees.

     The entity continually evaluates the financial position of lessees and, based on this evaluation, the amounts outstanding and the available security, makes an appropriate provision for doubtful debts.

                           AERFI TRANSFERRED AIRCRAFT
                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

4   REVENUES AND CONCENTRATION OF CREDIT RISK (CONTINUED)
     B) CONCENTRATION OF CREDIT RISK (CONTINUED)
     As at July 14, 1998, five lessees accounted for 15%, 15%, 14%, 14% and 13% of the entity's lease revenues. No other lessee accounted for greater than 10% of the entity's lease revenues for the period from July 1, 1998 to July 14, 1998.

     As at June 30, 1998, five lessees accounted for 18%, 16%, 15%, 15% and 14% of the entity's lease revenues. No other lessee accounted for greater than 10% of the entity's lease revenues for the year ended June 30, 1998.

5   NET INTEREST EXPENSE

                                                                  PERIOD FROM
                                                                JULY 1, 1998 TO     YEAR ENDED
                                                                 JULY 14, 1998     JUNE 30, 1998
                                                                ---------------    -------------
                                                                   U.S.$'000         U.S.$'000
Interest payable on finance lease obligations...............          1,125             2,076
Interest payable on AerFi notes.............................             55             1,596
Interest payable on indebtedness due to AerFi...............            212             4,902
Net interest income on amounts due from AerFi...............             --            (1,962)
                                                                    -------           -------
                                                                      1,392             6,612
                                                                    =======           =======

6   OTHER EXPENSES

                                                                  PERIOD FROM
                                                                JULY 1, 1998 TO     YEAR ENDED
                                                                 JULY 14, 1998     JUNE 30, 1998
                                                                ---------------    -------------
                                                                   U.S.$'000         U.S.$'000
Servicer's fees.............................................             52             1,201
Aircraft leasing costs......................................           (424)            3,348
Political risk insurance....................................             --              (145)
Administration fees.........................................              2                40
Legal and professional fees.................................              4               100
Deferred expenditure........................................             --                --
Cash manager's fees.........................................              9               210
Audit and tax fees..........................................              2                50
                                                                    -------           -------
                                                                       (355)            4,804
                                                                    =======           =======

     Aircraft leasing costs include costs relating to the repair and return to releasable condition of aircraft following return from lessees. Such costs amounted to U.S.$1.5 million in 1998.

7   BENEFIT FOR TAXES

                                                                  PERIOD FROM
                                                                JULY 1, 1998 TO     YEAR ENDED
                                                                 JULY 14, 1998     JUNE 30, 1998
                                                                ---------------    -------------
                                                                   U.S.$'000         U.S.$'000
Tax benefit of the AerFi transferred aircraft consists of
  the following:
Deferred income tax benefit.................................              5               501
                                                                    -------           -------
                                                                          5               501
                                                                    =======           =======

                           AERFI TRANSFERRED AIRCRAFT
                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

7   BENEFIT FOR TAXES (CONTINUED)

                                                                  PERIOD FROM
                                                                JULY 1, 1998 TO     YEAR ENDED
                                                                 JULY 14, 1998     JUNE 30, 1998
                                                                ---------------    -------------
                                                                   U.S.$'000         U.S.$'000
Deferred tax assets and liabilities of the AerFi transferred aircraft:
Deferred tax assets relating to losses......................         (5,515)           (5,415)
Deferred tax liability relating to aircraft.................         10,663            10,568
                                                                    -------           -------
                                                                      5,148             5,153
                                                                    =======           =======

     The entity's income from approved activities in Ireland is taxable at a rate of 10% until December 31, 2005. U.S. Federal and State tax is provided at a rate of 35%.

     Two aircraft, for tax purposes, are treated as being leased from third parties under U.S. "SAFE HARBOUR LEASE" tax rules. Under existing laws, certain events could reverse the cumulative effect of this tax treatment, in which case the entity would be required to make payments to third parties under the tax indemnification clauses included in the lease agreements. As of July 14, 1998 the maximum potential exposure under this provision is U.S.$0.9 million (June 30, 1998: U.S.$0.9 million). The directors of AerCo Limited believe that no events have taken place which would cause such payments to become due.

8   STAFF COSTS AND NUMBERS

     The entity has no employees.

9   CASH FLOW STATEMENT

     (A) SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                                                                  PERIOD FROM
                                                                JULY 1, 1998 TO     YEAR ENDED
                                                                 JULY 14, 1998     JUNE 30, 1998
                                                                ---------------    -------------
                                                                   U.S.$'000         U.S.$'000
Cash paid in respect of:
Interest -- Individual financings...........................            212             4,902
Interest -- AerFi notes.....................................             55             1,600
Interest -- Indebtedness to AerFi...........................          1,175             2,076
                                                                    -------           -------
                                                                      1,442             8,578
                                                                    =======           =======

     (B) RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

                                                              U.S.$'000
                                                              ----------
Increase in cash in the period..............................        --
Cashflow from increase in debt..............................   (39,910)
Increase in liquid resources in period......................        --
                                                               -------
Change in net debt resulting from cashflows.................   (39,910)
                                                               -------
Movement in net debt in the period..........................   (39,910)
Net debt at June 30, 1998...................................    88,345
                                                               -------
Net debt at July 14, 1998...................................    48,435
                                                               =======

                           AERFI TRANSFERRED AIRCRAFT
                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

9   CASH FLOW STATEMENT (CONTINUED)
     C) ANALYSIS OF NET DEBT

                                                          JUNE 30, 1998    CASHFLOW     JULY 14, 1998
                                                          -------------    ---------    -------------
                                                            U.S.$'000      U.S.$'000      U.S.$'000
Cash..................................................            --             --             --
Liquid resources......................................            --             --             --
Indebtedness..........................................        88,345        (39,910)        48,435
                                                             -------        -------        -------
                                                              88,345        (39,910)        48,435
                                                             =======        =======        =======

10  COMMITMENTS

     The entity has no long-term contracts other than those with its service providers (see Note 14).

11  NEW ACCOUNTING STANDARDS IMPLEMENTED

     FRS 12 "Provisions, Contingent Liabilities and Contingent Assets" was effective for AerCo for its first trading accounting period ended March 31, 1999.

     Under the accounting policy previously adopted by the entity all aircraft maintenance reserves collected from lessees in respect of major aircraft and engine overhauls were held as provisions. Under FRS 12 the pre-accrual of maintenance costs is not permitted and accordingly the entity has changed its accounting policy to reflect the adoption of the AerCo accounting policy for maintenance. The effect of this change in accounting policy is that maintenance reserves collected from lessees which cannot be drawn down by current lessees are no longer provided. Such reserves only arose prior to June 30, 1996 and the adjustment therefore has no effect on reported results. The balance sheet effect of this change in accounting policy is to reduce maintenance provisions and to increase net assets of the entity by U.S.$2.923 million at each balance sheet date.

12 SUMMARY OF DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     The financial statements are prepared in accordance with generally accepted accounting principles applicable in the United Kingdom ("U.K. GAAP") which differ significantly in certain respects from those generally accepted in the United States ("U.S. GAAP").

     AerCo's accounting policy for aircraft maintenance reflects its adoption of FRS 12 as explained in note 11. The historic U.K. GAAP financial information for the AerFi transferred aircraft has been restated to reflect the application of the AerCo accounting policy for all periods. For U.S. GAAP the cumulative effect of this change in accounting policy has been reflected in the results for the period ended July 14, 1998.

                           AERFI TRANSFERRED AIRCRAFT
                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

12 SUMMARY OF DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
RECONCILIATION OF NET LOSS AS STATED IN ACCORDANCE WITH U.K. GAAP TO NET LOSS IN ACCORDANCE WITH U.S. GAAP.

                                                                  PERIOD FROM
                                                                JULY 1, 1998 TO       YEAR ENDED
                                                                 JULY 14, 1998      JUNE 30, 1998
                                                                ----------------    --------------
                                                                   U.S.$'000          U.S.$'000
Net loss in accordance with U.K. GAAP.......................           (513)               (21)
Cumulative effect of change in accounting policy for
  maintenance...............................................          2,923                 --
                                                                    -------            -------
NET INCOME/(LOSS) IN ACCORDANCE WITH U.S. GAAP..............          2,410                (21)
                                                                    =======            =======

RECONCILIATION OF NET ASSETS AS STATED IN ACCORDANCE WITH U.K. GAAP TO NET ASSETS IN ACCORDANCE WITH U.S. GAAP.

                                                                  PERIOD FROM
                                                                JULY 1, 1998 TO      YEAR ENDED
                                                                 JULY 14, 1998      JUNE 30, 1998
                                                                ----------------    -------------
                                                                 U.S.$'000          U.S.$'000
Net assets in accordance with U.K. GAAP.....................        117,033            100,753
Cumulative effect of change in accounting policy for
  maintenance...............................................             --             (2,923)
                                                                    -------            -------
NET ASSETS IN ACCORDANCE WITH U.S. GAAP.....................        117,033             97,830
                                                                    =======            =======

     There were no other significant differences between U.K. GAAP and U.S. GAAP arising in respect of the entity for the period from July 1, 1998 to July 14, 1998 and the year ended June 30, 1998.

13  FOREIGN CURRENCY TRANSACTIONS

     The entity's foreign currency transactions are not significant as all revenues and most costs are denominated in U.S. dollars.

14  RELATED PARTY TRANSACTIONS

     GE CAPITAL AVIATION SERVICES LIMITED ("GECAS")

     During the period from July 1, 1998 to July 14, 1998 GECAS acted as lease manager for the entity. In addition to managing the entity's aircraft GECAS also manages aircraft owned by GE Capital and its affiliates and other third parties, including AerFi. GECAS may from time to time have had conflicts of interest in performing its obligations to the entity and other entities to which it provides management, marketing and other services.

     GECAS receives an annual fee from AerFi as lease manager of certain of its aircraft -- U.S.$52,075 (June 30, 1998: U.S.$1,201,000) of this fee is attributed to the entity for the period from July 1, 1998 to July 14, 1998.

                              FINANCIAL STATEMENTS

                        NEW AERFI TRANSFERRING AIRCRAFT

                        NEW AERFI TRANSFERRING AIRCRAFT

                          INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS OF AERCO LIMITED

     We have audited the accompanying statements of net assets of the New AerFi transferring aircraft as of March 31, 2000, March 31, 1999 and March 31, 1998 and the statements of operations, cash flows and changes in net assets for the years ended March 31, 2000, 1999 and 1998. These financial statements are the responsibility of the directors of AerCo Limited. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United Kingdom which do not differ in any material respects from auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the directors as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the statements of net assets of the New AerFi transferring aircraft as of March 31, 2000, March 31, 1999 and March 31, 1998 and the statements of income, cash flows and changes in net assets for the years ended March 31, 2000, 1999 and 1998 in conformity with generally accepted accounting principles in the United Kingdom.

     Generally accepted accounting principles in the United Kingdom vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have no significant effect on the results of operations for the years ended March 31, 2000, 1999 and 1998 and the statements of net assets as of March 31, 2000, March 31, 1999 and March 31, 1998.

KPMG
Chartered Accountants
Dublin, Ireland
June 14, 2000

                        NEW AERFI TRANSFERRING AIRCRAFT

                            STATEMENTS OF NET ASSETS

                                           NOTES    MARCH 31, 2000    MARCH 31, 1999    MARCH 31, 1998
                                           -----    --------------    --------------    --------------
                                                      U.S.$'000         U.S.$'000         U.S.$'000
ASSETS
CURRENT ASSETS
Cash, restricted.........................               16,784                --                --
Accounts receivable, net.................      2         2,349               786                 1
                                                       -------           -------           -------
TOTAL CURRENT ASSETS.....................               19,133               786                 1
INTANGIBLE ASSETS
Goodwill, net............................      3         6,011                --                --
FIXED ASSETS
Aircraft.................................      5       653,336            30,196            31,556
                                                       -------           -------           -------
TOTAL ASSETS.............................              678,480            30,982            31,557
                                                       =======           =======           =======
LIABILITIES
Accrued expenses and other liabilities...      7        32,888               692               521
Indebtedness.............................      8       483,302            20,527            23,399
Security deposits........................      9         7,531               834               834
Deferred income tax......................     13           899               855               866
                                                       -------           -------           -------
TOTAL LIABILITIES........................              524,620            22,908            25,620
NET ASSETS...............................              153,860             8,074             5,937
                                                       =======           =======           =======

     The accompanying notes, including the statement of accounting policies on pages F-58 to F-60, are an integral part of the financial statements.

                        NEW AERFI TRANSFERRING AIRCRAFT

                            STATEMENTS OF OPERATIONS

                                                      YEAR ENDED        YEAR ENDED        YEAR ENDED
                                           NOTES    MARCH 31, 2000    MARCH 31, 1999    MARCH 31, 1998
                                           -----    --------------    --------------    --------------
                                                      U.S.$'000         U.S.$'000         U.S.$'000
REVENUES
Aircraft leasing.........................     10        26,258             3,292             3,712
EXPENSES
Depreciation.............................      5       (10,086)           (1,360)           (1,360)
Amortization of goodwill.................      3           (89)               --                --
Net interest expense.....................     11       (11,593)           (1,578)           (2,049)
Other expenses...........................     12        (2,578)             (463)             (542)
                                                       -------           -------           -------
                                                       (24,346)           (3,401)           (3,951)
                                                       -------           -------           -------
NET PROFIT/(LOSS) FROM OPERATIONS BEFORE
  TAXES..................................                1,912              (109)             (239)
(Provision)/Benefit for taxes............     13           (44)               11                24
                                                       -------           -------           -------
NET PROFIT/(LOSS) FOR THE YEAR...........                1,868               (98)             (215)
                                                       =======           =======           =======

     All recognized gains and losses are included in the statements of operations above.

     There is no material difference between the net profit/(loss) for the year, and its historical cost equivalent.

     The results for the year are derived from continuing operations.

     The accompanying notes, including the statement of accounting policies on pages F-58 to F-60, are an integral part of the financial statements.

                        NEW AERFI TRANSFERRING AIRCRAFT
                            STATEMENTS OF CASH FLOWS

                                                     YEAR ENDED        YEAR ENDED        YEAR ENDED
                                                   MARCH 31, 2000    MARCH 31, 1999    MARCH 31, 1998
                                                   --------------    --------------    --------------
                                                     U.S.$'000         U.S.$'000         U.S.$'000
CASH FLOWS FROM OPERATING ACTIVITIES
Net profit/(loss) for the year.................          1,868               (98)             (215)
ADJUSTMENTS TO RECONCILE NET PROFIT/(LOSS) FROM
  OPERATIONS TO NET CASH PROVIDED/(UTILISED) BY
  OPERATING ACTIVITIES
Depreciation charge for the year...............         10,086             1,360             1,360
Amortization of goodwill.......................             89                --                --
Deferred income tax............................             44               (11)              (24)
Changes in operating assets and liabilities
  Accounts receivable..........................            718              (785)               --
  Accrued expenses and other liabilities.......           (220)              171               (87)
  Net maintenance expenditure..................          3,158                --            (1,663)
  Net security deposits received/(repaid)......            144                --              (606)
                                                     ---------         ---------         ---------
NET CASH PROVIDED/(UTILISED) BY OPERATING
  ACTIVITIES...................................         15,887               637            (1,235)
                                                     ---------         ---------         ---------
CAPITAL EXPENDITURE
Purchase of aircraft...........................        (21,191)               --                --
                                                     ---------         ---------         ---------
ACQUISITION
Purchase of Indigo transferring aircraft.......       (102,529)               --                --
Cash acquired with Indigo transferring
  aircraft.....................................         14,424                --                --
                                                     ---------         ---------         ---------
                                                       (88,105)               --                --
FINANCING ACTIVITIES
Contributions from AerFi.......................        143,918             2,235             5,710
Net indebtedness repaid........................        (33,725)           (2,872)           (4,475)
                                                     ---------         ---------         ---------
NET CASH INFLOW/(OUTFLOW) FROM FINANCING
  ACTIVITIES...................................        110,193              (637)            1,235
                                                     ---------         ---------         ---------
NET INCREASE IN CASH...........................         16,784                --                --
CASH AT BEGINNING OF YEAR......................             --                --                --
                                                     ---------         ---------         ---------
CASH AT END OF YEAR............................         16,784                --                --
                                                     =========         =========         =========

     Supplemental disclosure of cash flow information is set out in note 15.

     The accompanying notes, including the statement of accounting policies on pages F-58 to F-60, are an integral part of the financial statements.

                        NEW AERFI TRANSFERRING AIRCRAFT

                      STATEMENTS OF CHANGES IN NET ASSETS

                                                                  TOTAL
                                                                ---------
                                                                U.S.$'000
Balance at March 31, 1997...................................         442
Net contributions from AerFi................................       5,710
NET LOSS FOR THE YEAR.......................................        (215)
                                                                 -------
Balance at March 31, 1998...................................       5,937
Net contribution from AerFi.................................       2,235
NET LOSS FOR THE YEAR.......................................         (98)
                                                                 -------
Balance at March 31, 1999...................................       8,074
Net contribution from AerFi.................................     143,918
NET PROFIT FOR THE YEAR.....................................       1,868
                                                                 -------
Balance at March 31, 2000...................................     153,860
                                                                 =======

     The accompanying notes, including the statement of accounting policies on pages F-58 to F-60, are an integral part of the financial statements.

                        NEW AERFI TRANSFERRING AIRCRAFT

                        STATEMENT OF ACCOUNTING POLICIES

INTRODUCTION AND BASIS OF PREPARATION

     Under the refinancing transaction entered into on July 17, 2000, AerCo Limited acquired or will acquire 30 aircraft (including one aircraft purchased by AerFi in April 2000) and related leases from AerFi. On December 16, 1999 AerFi tendered for 100% of the share capital of Indigo who at that date owned 26 of the 30 aircraft to be purchased from AerFi by AerCo Limited (the "INDIGO TRANSFERRING AIRCRAFT"). At December 16, 1999 AerFi owned three of the aircraft to be transferred to AerCo as part of the refinancing transaction in July 2000. The further details of the transaction and of the basis of preparation of these financial statements for the entity are set out in note 1.

     These financial statements present the statements of operations and the cash flows for the years ended March 31, 2000, March 31, 1999 and March 31, 1998 and the statements of net assets at March 31, 2000, March 31, 1999 and March 31, 1998 of the three AerFi owned aircraft and the Indigo transferring aircraft from December 16, 1999 -- (date of acquisition of Indigo by AerFi) to be acquired by AerCo Limited from AerFi pursuant to a securitisation and refinancing transaction (together the "NEW AERFI TRANSFERRING AIRCRAFT").

     The accounting policies followed in the preparation of the accompanying financial statements conform with generally accepted accounting principles in the United Kingdom and comply with financial reporting standards of the Accounting Standards Board in the Kingdom as promulgated by The Institute of Chartered Accountants in England and Wales.

     The financial statements are prepared on the going concern basis and under the historic cost convention and are stated in U.S. dollars, which is the principal operating currency of the entity and of the aviation industry.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the directors of AerCo Limited to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. While the directors of AerCo Limited believe that the estimates and related assumptions used in the preparation of these financial statements are appropriate, actual results could differ from those estimates. Estimates are made in the assessment of collectibility of receivables, the recoverable amounts in respect of aircraft and the related estimated lives of such assets.

REVENUE RECOGNITION

     Revenue from aircraft on operating leases is recognized as income on a straight-line basis over the period of the leases. Where rentals are adjusted to reflect increases or decreases in prevailing interest rates such adjustments are accounted for as they arise. Lease rentals received in advance are deferred and recognized over the period to which they relate.

INTEREST INCOME

     Interest earned during the year has been credited to the statement of operations.

MAINTENANCE

     In most lease contracts the lessee has the obligation to pay for maintenance costs on airframes and engines which arise during the term of the lease and in many lease contracts the lessee makes a full or partial prepayment, calculated at an hourly rate, into a maintenance reserve fund paid to the entity from

                        NEW AERFI TRANSFERRING AIRCRAFT

MAINTENANCE (CONTINUED)
which the lessee can draw in respect of maintenance expenditures for major checks. Amounts held in respect of aircraft maintenance are recorded as accrued expenses and other liabilities. Any surplus amounts held in the fund on termination of a lease, to which the next lessee has no access, are recorded as income at that time.

     Maintenance costs borne directly by the entity and which are not paid for by lessees are expensed as incurred.

TAXATION

     Corporation tax is provided based on the results for the year. Deferred income tax assets and liabilities recognize the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the year that includes the enactment date.

AIRCRAFT

     On December 16, 1999, AerFi tendered for 100% of the share capital of Indigo. These financial statements reflect the acquisition by the entity on December 16, 1999 of the Indigo transferring aircraft (the "STARTING DATE OF PERIOD OF COMMON CONTROL") transferring to AerCo as part of the refinancing in July 2000. Aircraft are stated at cost less accumulated depreciation less impairments in value and are depreciated at rates calculated to write off the cost of the assets to their estimated residual value.

     Depreciation is calculated on a straight-line basis over their estimated useful economic lives. The estimates of useful economic lives and residual values are reviewed periodically. The current estimates for residual values and useful economic lives are generally 15% of cost and 25 years from date of manufacture respectively.

     Additional charges are made to reduce the book value of specific assets to the recoverable amount where an impairment in value is considered to have occurred in accordance with Financial Reporting Standard No. 11 "Impairment of Tangible Fixed Assets and Goodwill". An impairment review is only required where there has been an indication of impairment, usually on the basis of independent market appraisals and indications of market demand. An impairment is measured by comparing the carrying value of the aircraft and engines with the recoverable amount. Recoverable amount is the higher of the net realisable value and the value in use on an after tax basis. Value in use is based on the anticipated future cash flows from the aircraft, discounted by a market rate of return.

     AerFi adopted FASB Statement No. 121 "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be disposed of" as of July 1, 1996. FASB Statement No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by the entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the directors' estimated the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. This statement did not materially change the carrying value of the entity's assets in the year when it was first applied or in previous years.

                        NEW AERFI TRANSFERRING AIRCRAFT

CASH RESTRICTED

     The cash held by the entity is restricted and is held in interest bearing accounts by certain lenders to the entity. These cash balances are held in respect of the entity's maintenance obligations under certain of its leases and may be applied on demand to meet these obligations. Cash restricted is classified as cash in the statement of cash flows.

DERIVATIVES AND OTHER FINANCIAL INSTRUMENTS

     The entity manages its interest rate exposure through the use of interest rate swaps. Under these swap arrangements the entity will pay fixed interest and receive floating interest on monthly basis. The objective of the entity's interest rate risk management policy is to correlate the contracted fixed rental payments in its portfolio to the floating interest payments on the related debt facility, taking account of expected amortization on the debt. Net receipts and payments arising in respect of these swaps are recognized as adjustments to interest expense on an accruals basis.

     The entity is also exposed to losses in the event of non-performance by counterparties on interest rate swaps or in the event of defaults by lessees where income streams have been hedged. However, the entity does not anticipate non-performance by the counterparties and losses or gains related to hedging instruments which result from lessee defaults are accounted for as they are incurred.

                        NEW AERFI TRANSFERRING AIRCRAFT

                       NOTES TO THE FINANCIAL STATEMENTS

1   BASIS OF PREPARATION

     Under the refinancing and securitization transaction entered into on July 17, 2000, AerCo Limited acquired or will acquire directly or indirectly an additional 30 aircraft and related leases from AerFi.

     On July 17, 2000, AerCo Limited issued approximately U.S.$960 million in aggregate principal amount of notes in four subclasses: subclass A-3, subclass A-4, subclass B-2 and subclass C-2. AerCo Limited also issued two additional subclasses of notes, the subclass D-2 notes and the subclass E-2 notes, which are held by AerFi. AerCo Limited used substantially all of the proceeds of the issuance of the offered notes, the subclass D-2 notes and subclass E-2 notes to refinance all of AerCo's subclass A-1 notes and subclass D-1 notes and to finance the acquisition of 30 aircraft from AerFi.

     Due to the uncertainties in relation to the timing of obtaining lessee consents to the transfer of the 30 aircraft from AerFi to AerCo, AerFi has structured the acquisition of the additional aircraft as a sale to AerCo of the capital stock of approximately 18 AerFi wholly owned subsidiaries in a series of transactions following the completion of the refinancing.

     AerFi has pre-positioned or will pre-position the aircraft to be transferred to AerCo into aircraft owning subsidiaries prior to the sale of the companies to AerCo.

     These financial statements present, on the bases and assumptions set out below, the results of operations, assets and liabilities relating to the entity to be transferred to AerCo from AerFi, comprising two aircraft owned by AerFi during the three years ended March 31, 2000, one aircraft acquired by AerFi in December 1999 and the 26 aircraft owned by Indigo which was acquired by AerFi on December 16, 1999. The financial statements have been prepared by AerFi Administrative Services Limited on behalf of the directors of AerCo Limited.

     (i) The financial statements are presented on a historical cost basis as if the entity had been organized as a single economic entity for the years ended March 31, 2000, March 31, 1999 and March 31, 1998.

     (ii) For the purposes of these financial statements, an allocation of certain costs such as selling, general and administrative expenses of AerFi to the entity has been made. These costs have been allocated to the entity based on AerFi's estimate of the percentage of such costs incurred in managing the fleet of aircraft for each year. Management believes that the basis for these allocations are reasonable.

     (iii) During the three years ended March 31, 2000 two of the aircraft were financed by AerFi under a facility entered into between AerFi and KfW. The liabilities under the KfW facility and related cash flows and interest costs are reflected in these financial statements.

     In the case of the one aircraft purchased in December 1999, no separate identifiable financing was in place. This aircraft is assumed to have been financed by intercompany indebtedness to AerFi based on the ratio of AerFi's overall debt to aircraft net book value of 77% at March 31, 2000 and repayments to AerFi are assumed to have been made accordingly during the period. The interest charged on the assumed indebtedness to AerFi is based on AerFi's average cost of debt of 7.2% for the period between December 1999 and March 2000.

     (iv) During the period from acquisition to March 31, 2000 all of the Indigo transferring aircraft were financed by debt secured on specific aircraft. For these aircraft the specific debt obligations, related cash flows and interest costs related to aircraft owned by the entity are reflected in these financial statements.

     (v) Cash generated from or absorbed by the activities of the entity during the three years ended is reflected through the intercompany account as distributions to or contributions from AerFi.

     (vi) The tax provisions and deferred income tax assets and liabilities of the entity have been determined as if the aircraft had been owned by taxable entities separate from AerFi and Indigo.

                        NEW AERFI TRANSFERRING AIRCRAFT

2   ACCOUNTS RECEIVABLE, NET

                                                   MARCH 31, 2000    MARCH 31, 1999    MARCH 31, 1998
                                                   --------------    --------------    --------------
                                                   U.S.$'000         U.S.$'000         U.S.$'000
Trade receivables, net.........................         2,226               786                 1
Prepayments....................................           123                --                --
                                                      -------           -------           -------
                                                        2,349               786                 1
                                                      =======           =======           =======

     Trade receivables are stated net of a bad debt provision of $0.3 million (March 31, 1999: $ nil and March 31, 1998: $ nil) and comprise amounts in respect of rent and maintenance payments due from lessees. As at March 31, 1999 and March 31, 1998 one lessee accounted for 100% of trade receivables. As at March 31, 2000 four lessees accounted for 43%, 24%, 13% and 10% respectively of trade receivables.

3   GOODWILL, NET

                                                   MARCH 31, 2000    MARCH 31, 1999    MARCH 31, 1998
                                                   --------------    --------------    --------------
                                                   U.S.$'000         U.S.$'000         U.S.$'000
COST
Goodwill on acquisition........................         6,100                --                --
                                                      -------           -------           -------
AMORTISATION
Amortisation in year...........................           (89)               --                --
                                                      -------           -------           -------
NET BOOK VALUE
End of year....................................         6,011                --                --
                                                      =======           =======           =======

     Goodwill of $6.1 million represents the difference between the fair value of the net assets acquired and the consideration paid by the entity in respect of its acquisition of the Indigo transferring aircraft. Goodwill is amortised over a 20 year period which is the period over which the directors of AerFi estimate that the value of the underlying business acquired is expected to exceed the values of its identifiable net assets. Further information in relation to the calculation of goodwill is set out in note 4 below.

4   ACQUISITION OF THE INDIGO TRANSFERRING AIRCRAFT

     On December 16, 1999 AerFi tendered for 100% of the share capital of Indigo whose registered office is Sodra Forstadsgatan 4, S-211 48 Malmo, Sweden. The acquisition was achieved through a combination of a cash purchase and share exchange agreement.

                        NEW AERFI TRANSFERRING AIRCRAFT

4   ACQUISITION OF THE INDIGO TRANSFERRING AIRCRAFT (CONTINUED)
     The fair value of the net assets acquired and the consideration given on the acquisition of the Indigo transferring aircraft is summarized as follows:

                                           INDIGO             FAIR VALUE ADJUSTMENTS
                                        TRANSFERRING        --------------------------
                                          AIRCRAFT           VALUATION        OTHER          FAIR VALUE OF
                                         BOOK VALUE         ADJUSTMENTS    ADJUSTMENTS      ASSETS ACQUIRED
                                     -------------------    -----------    -----------      ---------------
                                          U.S.$'000          U.S.$'000      U.S.$'000          U.S.$'000
Cash, restricted...................          14,424                 --             --             14,424
Accounts receivable, net...........           2,281                 --             --              2,281
Fixed assets -- aircraft...........         587,631             24,404(i)          --            612,035
Accrued liabilities & other
  liabilities......................         (29,258)                --             --            (29,258)
Security deposits..................          (6,553)                --             --             (6,553)
Indebtedness.......................        (492,960)                --         (3,040)(ii)      (496,000)
Derivatives........................              --                 --           (500)(iii)         (500)
Deferred income tax................          (2,580)                --          2,580(iv)             --
                                          ---------          ---------      ---------          ---------
NET ASSETS ACQUIRED................          72,985             24,404           (960)            96,429
                                          =========          =========      =========
Consideration paid....................................................................          (102,529)
                                                                                               ---------
GOODWILL ON ACQUISITION...............................................................            (6,100)
                                                                                               =========

---------------

(i) The fair value adjustments in respect of the aircraft arise as a result of a valuation of these assets to reflect AerFi's estimate of their current market value at the date of acquisition. This valuation of the Indigo transferring aircraft exceeded their existing book value by U.S.$24.4 million.

(ii) The fair value the adjustment to Indebtedness is based on prevailing interest rates at the acquisition date.

(iii) The fair value the adjustment to Derivatives is based on prevailing interest rates at the acquisition date.

(iv) The fair value adjustment in respect of deferred taxation arises as a result of the planned change in the tax basis of the Indigo aircraft following the acquisition of Indigo by AerFi.

     The summarized statement of operations information for the Indigo transferring aircraft for the period from January 1, 1999 to December 15, 1999 is set out below.

                                                                 PERIOD FROM
                                                               JANUARY 1, 1999
                                                              DECEMBER 15, 1999
                                                              -----------------
                                                                  U.S.$'000
REVENUES
Aircraft leasing............................................        65,602
EXPENSES
Depreciation................................................       (23,408)
Net interest expense........................................       (30,277)
Other expenses..............................................        (4,863)
                                                                   -------
                                                                   (58,548)
                                                                   -------
NET PROFIT FROM OPERATIONS BEFORE PROVISION FOR TAXES.......         7,054
Provision for taxes.........................................        (1,975)
                                                                   -------
NET PROFIT FOR THE PERIOD...................................         5,079
                                                                   =======

                        NEW AERFI TRANSFERRING AIRCRAFT

5   AIRCRAFT

                                                   MARCH 31, 2000    MARCH 31, 1999    MARCH 31, 1998
                                                   --------------    --------------    --------------
                                                     U.S.$'000         U.S.$'000         U.S.$'000
COST
Beginning of year..............................        46,418            46,418            46,418
Additions during the year......................       633,226                --                --
                                                      -------           -------           -------
End of year....................................       679,644            46,418            46,418
                                                      =======           =======           =======
DEPRECIATION
Beginning of year..............................       (16,222)          (14,862)          (13,502)
Charge for the year............................       (10,086)           (1,360)           (1,360)
                                                      -------           -------           -------
End of year....................................       (26,308)          (16,222)          (14,862)
                                                      =======           =======           =======
NET BOOK VALUE
Beginning of year..............................        30,196            31,556            32,916
                                                      =======           =======           =======
End of year....................................       653,336            30,196            31,556
                                                      =======           =======           =======

6   OPERATING LEASES

     All the aircraft are held for operating lease. Rentals on certain of the leases are variable in accordance with prevailing interest rates.

     The following is a schedule of contracted future rentals receivable, by years, on operating leases as of March 31, 2000. The interest rates prevailing at March 31, 2000 have been applied in determining rentals that are variable in accordance with prevailing interest rates.

                                                                U.S.$'000
                                                                ---------
Year ended March 31, 2001...................................      77,652
Year ended March 31, 2002...................................      74,630
Year ended March 31, 2003...................................      65,656
Year ended March 31, 2004...................................      58,958
Year ended March 31, 2005...................................      37,031
Thereafter..................................................      96,765
                                                                 -------
                                                                 410,692
                                                                 =======

7   ACCRUED EXPENSES AND OTHER LIABILITIES

                                                   MARCH 31, 2000    MARCH 31, 1999    MARCH 31, 1998
                                                   --------------    --------------    --------------
                                                     U.S.$'000         U.S.$'000         U.S.$'000
Accrued expenses and other liabilities
  comprise:
Aircraft maintenance reserves..................        23,884                --                --
Deferred income................................         5,422               249               261
Interest.......................................         2,434                --                --
Other accruals.................................         1,148               443               260
                                                      -------           -------           -------
                                                       32,888               692               521
                                                      =======           =======           =======
Aircraft maintenance reserves:
Due within one year............................         1,992                --                --
Due after one year.............................        21,892                --                --
                                                      -------           -------           -------
                                                       23,884                --                --
                                                      =======           =======           =======

                        NEW AERFI TRANSFERRING AIRCRAFT

8   INDEBTEDNESS

                                                   MARCH 31, 2000    MARCH 31, 1999    MARCH 31, 1998
                                                   --------------    --------------    --------------
                                                     U.S.$'000         U.S.$'000         U.S.$'000
AerFi KfW debt (i).............................        17,655            20,527            23,399
AerFi notes (ii)...............................        16,082                --                --
Indigo debt obligations (iii)..................       449,565                --                --
                                                      -------           -------           -------
                                                      483,302            20,527            23,399
                                                      =======           =======           =======

     The basis and assumptions under which indebtedness has been reflected in these financial statements is set out in note 1.

(i) The AerFi KfW debt is secured on the two aircraft which had a net book value of U.S.$28.8 million at March 31, 2000 (1998: US$30.2 million). As part of the completion of the proposed transaction these amounts will be repaid in full.

(ii) As explained in note 1 it has been assumed that the aircraft purchased by the entity in December 1999 had been financed with indebtedness due to AerFi.

(iii) The entity's Indigo debt obligations are primarily collateralized by the underlying aircraft and assignment of the attached leases. At March 31, 2000, all of the entity's Indigo debt outstanding was at fixed interest rates with the exception of $16.9 million with rates of 30 days Libor plus 1.2% and $125.6 million with rates of commercial paper plus 1.255%. As part of the completion of the proposed transaction these amounts will be repaid in full.

(iv) Repayments of principal during the year ended March 31, 2000 on the Indigo debt obligations and the AerFi KfW debt were in accordance with their respective contractual terms. The repayment of principal on the aircraft which is assumed to be financed by AerFi was assumed to be made in accordance with changes in AerFi's aircraft net book value to debt ratio during the year ended March 31, 2000.

     The indebtedness may be analysed by year of repayment is as follows:

                    YEAR ENDING MARCH 31                        U.S.$'000
                    --------------------                        ---------
2001........................................................      77,212
2002........................................................      59,630
2003........................................................      46,256
2004........................................................      60,632
2005........................................................      70,180
Thereafter..................................................     169,392
                                                                 -------
Total.......................................................     483,302
                                                                 =======

9   SECURITY DEPOSITS

     Security deposits received from lessees of U.S.$7.531 million (March 31, 1999 and March 31, 1998: U.S.$0.8 million) are held as security for obligations in accordance with the terms of certain leases.

                        NEW AERFI TRANSFERRING AIRCRAFT

10  REVENUES AND CONCENTRATION OF CREDIT RISK

     A) DISTRIBUTION OF REVENUES BY GEOGRAPHIC AREA

                                       YEAR ENDED             YEAR ENDED             YEAR ENDED
                                     MARCH 31, 2000         MARCH 31, 1999         MARCH 31, 1998
                                   -------------------    -------------------    -------------------
                                   U.S.$'000      %       U.S.$'000      %       U.S.$'000      %
                                   ---------    ------    ---------    ------    ---------    ------
Europe.........................     12,822       48.83         --          --         --          --
North America..................      5,572       21.22         --          --         --          --
South/Central America..........      4,390       16.72      3,292      100.00      3,712      100.00
Asia/Pacific...................      3,474       13.23         --          --         --          --
                                    ------      ------      -----      ------      -----      ------
                                    26,258      100.00      3,292      100.00      3,712      100.00
                                    ======      ======      =====      ======      =====      ======

     All revenues are derived from aircraft leasing.

     In the year ended March 31, 2000, 21%, 17% and 12% of the entity's lease revenues was derived from the United States, Brazil and the United Kingdom respectively. No other country accounted for greater than 10% of the entity's lease revenues.

     In the year ended March 31, 1999, 100% of the entity's lease revenues was derived from Brazil.

     In the year ended March 31, 1998, 100% of the entity's lease revenues was derived from Brazil.

     B) CONCENTRATION OF CREDIT RISK

     Credit risk with respect to trade accounts receivable is generally mitigated due to the number of lessees and their dispersal across different geographic areas.

     The entity aircraft manages its exposure to particular countries in part through obtaining security from lessees by way of deposits, letters of credit and guarantees.

     The entity continually evaluates the financial position of lessees and, based on this evaluation, the amounts outstanding and the available security, makes an appropriate provision for doubtful debts.

     As at March 31, 2000, two lessees accounted for 13% and 10% of the entity's lease revenues. No other lessee accounted for greater than 10% of the entity's lease revenues for the year ended March 31, 2000.

     As at March 31, 1999, one lessee accounted for all of the entity's lease revenues.

     As at March 31, 1998, one lessee accounted for all of the entity's lease revenues.

11  NET INTEREST EXPENSE

                                                     YEAR ENDED        YEAR ENDED        YEAR ENDED
                                                   MARCH 31, 2000    MARCH 31, 1999    MARCH 31, 1998
                                                   --------------    --------------    --------------
                                                     U.S.$'000         U.S.$'000         U.S.$'000
Interest payable on specific indebtedness......        11,426             1,578             2,049
Interest payable on AerFi notes................           340                --                --
Net interest income............................          (173)               --                --
                                                      -------           -------           -------
                                                       11,593             1,578             2,049
                                                      =======           =======           =======

                        NEW AERFI TRANSFERRING AIRCRAFT

12  OTHER EXPENSES

                                                     YEAR ENDED        YEAR ENDED        YEAR ENDED
                                                   MARCH 31, 2000    MARCH 31, 1999    MARCH 31, 1998
                                                   --------------    --------------    --------------
                                                     U.S.$'000         U.S.$'000         U.S.$'000
Servicer's fees................................         1,717               218               218
Aircraft leasing costs.........................           671               199               278
Administration expenses........................            50                10                10
Legal and professional fees....................            10                10                10
Cash manager's fees............................            80                21                21
Audit and tax fees.............................            50                 5                 5
                                                      -------           -------           -------
                                                        2,578               463               542
                                                      =======           =======           =======

13  (PROVISION)/BENEFIT FOR TAXES

                                                     YEAR ENDED        YEAR ENDED        YEAR ENDED
                                                   MARCH 31, 2000    MARCH 31, 1999    MARCH 31, 1998
                                                   --------------    --------------    --------------
                                                     U.S.$'000         U.S.$'000         U.S.$'000
Tax (provision)/benefit of the New AerFi
  transferring aircraft consists of the
  following:
Deferred income tax (provision)/benefit........           (44)               11                24
                                                      -------           -------           -------
                                                          (44)               11                24
                                                      =======           =======           =======

                                                     YEAR ENDED        YEAR ENDED        YEAR ENDED
                                                   MARCH 31, 2000    MARCH 31, 1999    MARCH 31, 1998
                                                   --------------    --------------    --------------
                                                     U.S.$'000         U.S.$'000         U.S.$'000
Deferred tax assets and liabilities of the New
  AerFi transferring aircraft:
Deferred tax assets relating to losses.........           912               649               331
Deferred tax liability relating to aircraft....        (1,811)           (1,504)           (1,197)
                                                      -------           -------           -------
                                                         (899)             (855)             (866)
                                                      =======           =======           =======

     The entity's income from approved activities in Ireland is taxable at a rate of 10% until December 31, 2005. The tax rate applicable to the entity's activities in Sweden following its acquisition of the Indigo transferring aircraft in December 1999 is 28%.

     The difference between the statutory tax rates and the tax provision for the year ended March 31, 2000 arises as no deferred tax provision arises on timing differences arising in Sweden in the period from December 16, 1999 to March 31, 2000 due to the planned change in the tax basis of the Indigo transferring aircraft as part of the transaction.

14  STAFF COSTS AND NUMBERS

     The entity has no employees.

15  CASH FLOW STATEMENT

     (A) SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                                                     YEAR ENDED        YEAR ENDED        YEAR ENDED
                                                   MARCH 31, 2000    MARCH 31, 1999    MARCH 31, 1998
                                                   --------------    --------------    --------------
                                                     U.S.$'000         U.S.$'000         U.S.$'000
Cash paid in respect of:
Interest.......................................        11,521             1,578             2,049
                                                      =======           =======           =======

                        NEW AERFI TRANSFERRING AIRCRAFT

15  CASH FLOW STATEMENT (CONTINUED)
     (B) RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

                                                              U.S.$'000
                                                              ---------
Increase in cash in the year................................    16,784
Cash flow from increase in debt.............................  (462,775)
                                                              --------
Change in net debt resulting from cash flows................  (445,991)
                                                              --------
Movement in net debt in the year............................  (445,991)
Net debt at March 31, 1999..................................   (20,527)
                                                              --------
Net debt at March 31, 2000..................................  (466,518)
                                                              ========

     (C) ANALYSIS OF NET DEBT

                                                      MARCH 31, 1999    CASH FLOW    MARCH 31, 2000
                                                      --------------    ---------    --------------
                                                        U.S.$'000       U.S.$'000      U.S.$'000
Cash..............................................             --          16,784         16,784
Indebtedness......................................        (20,527)       (462,775)      (483,302)
                                                        ---------       ---------      ---------
                                                          (20,527)       (445,991)      (466,518)
                                                        =========       =========      =========

16  COMMITMENTS

     The entity has no long-term contracts other than those with its service providers (see Note 20).

17 SUMMARY OF DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     The financial statements are prepared in accordance with generally accepted accounting principles applicable in the United Kingdom ("U.K. GAAP") which differ significantly in certain respects from those generally accepted in the United States ("U.S. GAAP").

     For U.K. GAAP purposes cash, restricted is classified as cash in the cash flow statement. Under U.S. GAAP cash, restricted would not meet the definition of cash equivalents. Other than the above, there were no significant differences between U.K. GAAP and U.S. GAAP arising in respect of the entity for the years ended March 31, 2000, March 31, 1999 and March 31, 1998.

18  FAIR VALUE OF FINANCIAL INSTRUMENTS

     RECEIVABLES, PAYABLES AND CASH, RESTRICTED

     The fair value of the entity's receivables, payables and cash, restricted at March 31, 2000 approximates to the amounts at which these items are reflected in the entity's statement of net assets due to the relatively short-term nature of the instruments and the frequency at which they reprice.

     INDEBTEDNESS

     The fair value of the entity's indebtedness at March 31, 2000 was $486 million.

     DERIVATIVES

     The fair value of the entity's derivatives at March 31, 2000 was $1.4 million (notional amount: $77.6 million).

                        NEW AERFI TRANSFERRING AIRCRAFT

19  FOREIGN CURRENCY TRANSACTIONS

     The entity's foreign currency transactions are not significant as all revenues and most costs are denominated in U.S. dollars.

20  RELATED PARTY TRANSACTIONS

     GE CAPITAL AVIATION SERVICES LIMITED ("GECAS")

     During the three years ended March 31, 2000, March 31, 1999 and March 31, 1998 GECAS acted as lease manager for the two F100 aircraft owned by the entity. In addition to managing these two F100 aircraft GECAS also manages aircraft owned by GE Capital and its affiliates and other third parties, including AerFi. GECAS may from time to time have had conflicts of interest in performing its obligations to the two F100 aircraft and other entities to which it provides management, marketing and other services.

     GECAS received an annual fee from AerFi as lease manager of the two F100 aircraft -- U.S.$ 221,131 for the year ended March 31, 2000 (March 31, 1999:
U.S.$ 217,681, March 31, 1998: U.S.$ 217,681).

                              FINANCIAL STATEMENTS

                          INDIGO TRANSFERRING AIRCRAFT

                          INDIGO TRANSFERRING AIRCRAFT

                          INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS OF AERCO LIMITED

     We have audited the accompanying statements of net assets of the Indigo transferring aircraft as of December 15, 1999 and December 31, 1998 and the related statements of operations, cash flows and changes in net assets for the period from January 1, 1999 to December 15, 1999 and for the year ended December 31, 1998. These financial statements are the responsibility of the directors of AerCo Limited. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the directors, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Indigo transferring aircraft at December 15, 1999 and December 31, 1998 and the results of its operations and cash flows for the period from January 1, 1999 to December 15, 1999 and for the year ended December 31, 1998 in conformity with U.S. generally accepted accounting principles.

KPMG
Chartered Accountants
Dublin, Ireland

June 14, 2000

                          INDIGO TRANSFERRING AIRCRAFT
                            STATEMENTS OF NET ASSETS

                                                      NOTES    DECEMBER 15, 1999     DECEMBER 31, 1998
                                                      -----    ------------------    ------------------
                                                                   U.S.$'000             U.S.$'000
ASSETS
Deferred financing costs............................                  3,540                 2,447
CURRENT ASSETS
Cash, restricted....................................                 14,424                 6,269
Deposits paid.......................................                     --                 2,750
Accounts receivable, net............................    2             2,281                   420
                                                                    -------               -------
Total current assets................................                 16,705                 9,439
                                                                    -------               -------
FIXED ASSETS
Aircraft............................................    3           587,631               373,831
                                                                    -------               -------
TOTAL ASSETS........................................                607,876               385,717
                                                                    =======               =======
LIABILITIES
Accrued expenses and other liabilities..............    5            29,258                15,169
Indebtedness........................................    6           496,500               318,878
Security deposits...................................    7             6,553                 5,581
Deferred income tax.................................   11             2,580                   605
                                                                    -------               -------
TOTAL LIABILITIES...................................                534,891               340,233
NET ASSETS..........................................                 72,985                45,484
                                                                    =======               =======

     The accompanying notes, including the statement of accounting policies on pages F-76 to F-78, are an integral part of the financial statements.

                          INDIGO TRANSFERRING AIRCRAFT

                            STATEMENTS OF OPERATIONS

                                                                   PERIOD FROM
                                                                JANUARY 1, 1999 TO       YEAR ENDED
                                                       NOTES    DECEMBER 15, 1999     DECEMBER 31, 1998
                                                       -----    ------------------    -----------------
                                                                  U.S.$'000            U.S.$'000
REVENUES
Aircraft leasing.....................................    8             65,602               31,083
EXPENSES
Depreciation.........................................    3            (23,408)             (10,615)
Net interest expense.................................    9            (30,277)             (15,022)
Other expenses.......................................   10             (4,863)              (3,285)
                                                                     --------             --------
                                                                      (58,548)             (28,922)
                                                                     --------             --------
NET PROFIT FROM OPERATIONS BEFORE PROVISION FOR
  TAXES..............................................                   7,054                2,161
Provision for taxes..................................   11             (1,975)                (605)
                                                                     --------             --------
NET PROFIT FOR THE PERIOD............................                   5,079                1,556
                                                                     ========             ========

     The accompanying notes, including the statement of accounting policies on pages F-76 to F-78, are an integral part of the financial statements.

                          INDIGO TRANSFERRING AIRCRAFT
                            STATEMENTS OF CASH FLOWS

                                                             PERIOD FROM
                                                          JANUARY 1, 1999 TO          YEAR ENDED
                                                          DECEMBER 15, 1999       DECEMBER 31, 1998
                                                         --------------------    --------------------
                                                              U.S.$'000               U.S.$'000
CASH FLOWS FROM OPERATING ACTIVITIES
Net profit...........................................             5,079                   1,556
ADJUSTMENTS TO RECONCILE NET PROFIT TO NET CASH
  PROVIDED BY OPERATING ACTIVITIES
Depreciation and amortization........................            24,506                  11,308
Aircraft maintenance, net............................            10,773                   9,653
Deferred income tax..................................             1,975                     605
Changes in operating assets and liabilities
  Cash, restricted...................................            (8,155)                 (3,592)
  Accounts receivable, net...........................            (1,861)                   (359)
  Accrued expenses and other liabilities.............             3,316                   3,475
  Other assets.......................................               559                  (4,540)
  Net security deposits received.....................               972                   1,944
                                                              ---------               ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES............            37,164                  20,050
                                                              ---------               ---------
CASH FLOWS USED FOR INVESTING ACTIVITIES
Purchase of aircraft.................................          (237,208)               (244,448)
                                                              ---------               ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Contributions from Indigo............................            22,422                  26,268
Net indebtedness drawndown...........................           177,622                 198,130
                                                              ---------               ---------
NET CASH INFLOW FROM FINANCING ACTIVITIES............           200,044                 224,398
                                                              ---------               ---------
NET INCREASE IN CASH.................................                --                      --
CASH AT BEGINNING OF PERIOD..........................                --                      --
                                                              ---------               ---------
CASH AT END OF PERIOD................................                --                      --
                                                              =========               =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION;
Cash paid during period/year for:
  Interest...........................................            28,065                  13,044
  Tax................................................                --                      --
                                                              ---------               ---------

     The accompanying notes, including the statement of accounting policies on pages F-76 to F-78, are an integral part of the financial statements.

                          INDIGO TRANSFERRING AIRCRAFT

                      STATEMENTS OF CHANGES IN NET ASSETS

                                                                TOTAL
                                                              ---------
                                                              U.S.$'000
Balance at December 31, 1997................................   17,660
Net contribution from Indigo................................   26,268
NET PROFIT FOR THE YEAR.....................................    1,556
                                                               ------
Balance at December 31, 1998................................   45,484
Net contribution from Indigo................................   22,422
NET PROFIT FOR THE PERIOD...................................    5,079
                                                               ------
Balance at December 15, 1999................................   72,985
                                                               ======

     The accompanying notes, including the statement of accounting policies on pages F-76 to F-78, are an integral part of the financial statements.

                          INDIGO TRANSFERRING AIRCRAFT

                        STATEMENT OF ACCOUNTING POLICIES

INTRODUCTION AND BASIS OF PREPARATION

     Under the refinancing transaction entered into on July 17, 2000, AerCo Limited acquired or will acquire 30 aircraft and related leases from AerFi. On December 16, 1999 AerFi tendered for 100% of the share capital of Indigo. At that date, 26 of the 30 aircraft to be purchased from AerFi were owned by Indigo. The further details of the transaction and of the basis of preparation of these financial statements for the entity are set out in note 1.

     These financial statements present the statements of operations and the cash flows for the period from January 1, 1999 to December 15, 1999 and the year ended December 31, 1998 and the statements of net assets at December 15, 1999 and December 31, 1998 of the 26 aircraft (the "INDIGO TRANSFERRING AIRCRAFT") acquired or proposed to be acquired by AerCo Limited from AerFi pursuant to the securitisation and refinancing transaction entered into on July 17, 2000,.

     The accounting policies followed in the preparation of the accompanying financial statements conform with generally accepted accounting principles in the United States.

     The financial statements are prepared on the going concern basis and under the historic cost convention and are stated in U.S. dollars, which is the principal operating currency of the entity and of the aviation industry.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the directors of AerCo Limited to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. While the directors of AerCo Limited believe that the estimates and related assumptions used in the preparation of these financial statements are appropriate, actual results could differ from those estimates. Estimates are made in the assessment of collectibility of receivables, the recoverable amounts in respect of aircraft and the related estimated lives of such assets.

REVENUE RECOGNITION

     Revenue from aircraft on operating leases is recognized as income on a straight-line basis over the period of the leases. Where rentals are adjusted to reflect increases or decreases in prevailing interest rates such adjustments are accounted for as they arise. Lease rentals received in advance are deferred and recognized over the period to which they relate.

INTEREST INCOME

     Interest earned during the period has been credited to the statement of operations.

MAINTENANCE

     In most lease contracts the lessee has the obligation to pay for maintenance costs on airframes and engines which arise during the term of the lease and in many lease contracts the lessee makes a full or partial prepayment, calculated at an hourly rate, into a maintenance reserve fund paid to the entity from which the lessee can draw in respect of maintenance expenditures for major checks. Amounts held in respect of aircraft maintenance are recorded as accrued expenses and other liabilities. Any surplus amounts held in the fund on termination of a lease, to which the next lessee has no access, are recorded as income at that time.

                          INDIGO TRANSFERRING AIRCRAFT

MAINTENANCE (CONTINUED)
     Maintenance costs borne directly by the entity and which are not paid for by lessees are expensed as incurred.

TAXATION

     Corporation tax is provided based on the results for the year. Deferred income tax assets and liabilities recognize the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the year that includes the enactment date.

AIRCRAFT

     Aircraft are stated at cost less accumulated depreciation less impairments in value. Cost comprises the net purchase price of the aircraft when originally acquired by Indigo.

     Cost comprises the invoiced cost net of manufacturer's discounts. Depreciation is calculated on a straight-line basis. The estimates of useful economic lives and residual values are reviewed periodically. The current estimates for residual values are generally 15% of cost and for useful economic life is 25 years from date of manufacture respectively.

     Indigo adopted FASB Statement No. 121 "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be disposed of " during 1996. FASB Statement No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the directors' estimated the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. This statement did not materially change the carrying value of the entity's assets in the year when it was first applied or in previous years.

CASH RESTRICTED

     The cash held by the entity is restricted and held in interest bearing accounts by certain lenders to the entity. These cash balances are held in respect of the entity's maintenance obligations under certain of its leases and may be applied on demand to meet these obligations.

DEFERRED FINANCING COSTS

     Significant deferred financing costs incurred are deferred and amortised to interest expense over the life of the related debt using the effective interest method of amortisation.

DERIVATIVES AND OTHER FINANCIAL INSTRUMENTS

     The entity manages its interest rate exposure through the use of interest rate swaps. Under these swap arrangements the entity will pay fixed interest and receive floating interest on monthly basis. The objective of the entity's interest rate risk management policy is to correlate the contracted fixed rental payments in its portfolio to the floating interest payments on the related debt facility, taking account of expected amortization on the debt. Net receipts and payments arising in respect of these swaps are recognized as adjustments to interest expense on an accruals basis.

                          INDIGO TRANSFERRING AIRCRAFT

DERIVATIVES AND OTHER FINANCIAL INSTRUMENTS (CONTINUED)
     The entity is also exposed to losses in the event of non-performance by counterparties on interest rate swaps or in the event of defaults by lessees where income streams have been hedged. However, the entity does not anticipate non-performance by the counterparties and losses or gains related to hedging instruments which result from lessee defaults are accounted for as they are incurred.

                          INDIGO TRANSFERRING AIRCRAFT

                       NOTES TO THE FINANCIAL STATEMENTS

1   BASIS OF PREPARATION

     Under a refinancing and securitization transaction entered into as of July 17, 2000, AerCo Limited acquired or will acquire directly or indirectly an additional 30 aircraft and related leases from AerFi.

     On July 17, 2000, AerCo Limited issued approximately U.S. $960 million in aggregate principal amount of notes in four subclasses: subclass A-3, subclass A-4, subclass B-2 and subclass C-2. AerCo Limited also issued two additional subclasses of notes, the subclass D-2 notes and the subclass E-2 notes, which are held by AerFi. AerCo Limited used substantially all of the proceeds of the issuance of the offered notes, the subclass D-2 notes and subclass E-2 notes to refinance all of AerCo's subclass A-1 notes and subclass D-1 notes and to finance the acquisition of 30 aircraft from AerFi.

     Due to the uncertainties in relation to the timing of obtaining lessee consents to the transfer of the 30 aircraft from AerFi to AerCo, AerFi has structured the acquisition of the additional aircraft as a sale to AerCo of the capital stock of approximately 18 AerFi wholly owned subsidiaries in a series of transactions following the completion of the refinancing.

     AerFi has pre-positioned or will pre-position the aircraft to be transferred to AerCo in these aircraft owning subsidiaries prior to the sale of the companies to AerCo.

     These financial statements present, on the bases and assumptions set out below, the results of operations, assets and liabilities relating to certain of the aircraft to be transferred to AerCo from AerFi for the period from January 1, 1999 to December 15, 1999 and for the year ended December 31, 1998. The financial statements have been prepared by AerFi Administrative Services Limited on behalf of the directors of AerCo Limited.

     (i) The financial statements are presented on a historical cost basis as if the Indigo transferring aircraft had been organized as a single economic entity for the period from January 1, 1999 to December 15, 1999 and the year ended December 31, 1998.

     (ii) For the purposes of these financial statements, an allocation of certain costs such as selling, general and administrative expenses of Indigo to the Indigo transferring aircraft has been made. These costs have been allocated to the Indigo transferring aircraft based on AerFi's estimate of the percentage of such costs incurred in managing the fleet of aircraft for each period. Management believes that the basis for these allocations are reasonable.

     (iii) During the period from January 1, 1999 to December 15, 1999 and the year ended December 31, 1998 all of the Indigo transferring aircraft were financed by debt secured on specific aircraft. The specific debt obligations, deferred financing costs, related cash flows and interest costs related to aircraft owned by the entity are reflected in these financial statements.

     (iv) Cash generated from or absorbed by the activities of the Indigo transferring aircraft during each period is reflected as distributions to, or contributions from, Indigo.

     (v) The tax provisions and deferred income tax assets and liabilities of the Indigo transferring aircraft have been determined as if the aircraft had been owned by taxable entities separate from Indigo.

2   ACCOUNTS RECEIVABLE, NET

                                                             DECEMBER 15, 1999    DECEMBER 31, 1998
                                                             -----------------    -----------------
                                                              U.S.$'000            U.S.$'000
Trade receivables, net...................................           2,127                  420
Prepayments..............................................             154                   --
                                                                  -------              -------
                                                                    2,281                  420
                                                                  =======              =======

                          INDIGO TRANSFERRING AIRCRAFT

2   ACCOUNTS RECEIVABLE, NET (CONTINUED)
     Trade receivables are stated net of a bad debt provision of U.S.$0.3 million (December 31, 1998: U.S.$0.3 million) and comprise amounts in respect of rent and maintenance payments due from lessees. As at December 15, 1999 and December 31, 1998 one lessee accounted for 39% and 40% of trade receivables respectively.

3   AIRCRAFT

                                                             DECEMBER 15, 1999    DECEMBER 31, 1998
                                                             -----------------    -----------------
                                                              U.S.$'000            U.S.$'000
COST
Beginning of period......................................         389,635              145,187
Additions during the period..............................         237,208              244,448
                                                                  -------              -------
End of period............................................         626,843              389,635
                                                                  =======              =======
DEPRECIATION
Beginning of period......................................         (15,804)              (5,189)
Charge for the period....................................         (23,408)             (10,615)
                                                                  -------              -------
End of period............................................         (39,212)             (15,804)
                                                                  =======              =======
NET BOOK VALUE
Beginning of period......................................         373,831              139,998
                                                                  =======              =======
End of period............................................         587,631              373,831
                                                                  =======              =======

4   OPERATING LEASES

     All the aircraft are held for operating lease. Rentals on certain of the leases are variable in accordance with prevailing interest rates.

     The following is a schedule of contracted future rentals receivable, by years, on operating leases as of December 15, 1999. The interest rates prevailing at December 15, 1999 have been applied in determining rentals that are variable in accordance with prevailing interest rates.

                                                              U.S.$'000
                                                              ---------
Year ended December 15, 2000................................    72,841
Year ended December 15, 2001................................    69,742
Year ended December 15, 2002................................    61,445
Year ended December 15, 2003................................    57,635
Year ended December 15, 2004................................    39,930
Thereafter..................................................    93,918
                                                               -------
                                                               395,511
                                                               =======

                          INDIGO TRANSFERRING AIRCRAFT

5   ACCRUED EXPENSES AND OTHER LIABILITIES

                                                             DECEMBER 15, 1999    DECEMBER 31, 1998
                                                             -----------------    -----------------
                                                                 U.S.$'000            U.S.$'000
Accrued expenses and other liabilities comprise:
Aircraft maintenance reserves............................          20,726                9,953
Deferred income..........................................           4,513                2,774
Interest.................................................           2,189                1,957
Other accruals...........................................           1,830                  485
                                                                  -------              -------
                                                                   29,258               15,169
                                                                  =======              =======

                                                             DECEMBER 15, 1999    DECEMBER 31, 1998
                                                             -----------------    -----------------
                                                                 U.S.$'000            U.S.$'000
Aircraft maintenance reserves:
Due within one year......................................           1,987                2,226
Due after one year.......................................          18,739                7,727
                                                                  -------              -------
                                                                   20,726                9,953
                                                                  =======              =======

6   INDEBTEDNESS

                                                             DECEMBER 15, 1999    DECEMBER 31, 1998
                                                             -----------------    -----------------
                                                                 U.S.$'000            U.S.$'000
Debt obligations.........................................         496,500              318,878
                                                                  =======              =======

     The basis and assumptions under which indebtedness has been reflected in these financial statements is set out in note 1.

     The entity's debt obligations are primarily collateralised by the underlying aircraft and assignment of the attached leases. At December 15, 1999, all of the entity's debt outstanding was at fixed interest rates with the exception of $17.3 million with rates of 30 days Libor plus 1.2% and $127.1 million with rates of commercial paper plus 1.255%. As part of the completion of the proposed transaction these amounts will be repaid in full.

     Repayments of principal during each period on the debt obligations were in accordance with their respective contractual terms.

     The indebtedness may be analysed by year of repayment is as follows:

                                                                    U.S.$'000
Year ending December 15
2000........................................................          84,055
2001........................................................          71,767
2002........................................................          41,045
2003........................................................          55,343
2004........................................................          81,554
Thereafter..................................................         162,736
                                                                     -------
Total.......................................................         496,500
                                                                     =======

7   SECURITY DEPOSITS

     Security deposits received from lessees of U.S.$6.553 million (December 31, 1998: U.S.$5.581 million) are held as security for obligations in accordance with the terms of certain leases.

                          INDIGO TRANSFERRING AIRCRAFT

8   REVENUES AND CONCENTRATION OF CREDIT RISK

     (A) DISTRIBUTION OF REVENUES BY GEOGRAPHIC AREA

                                                           PERIOD FROM
                                                       JANUARY 1, 1999 TO         YEAR ENDED
                                                        DECEMBER 15, 1999      DECEMBER 31, 1998
                                                       -------------------    -------------------
                                                       U.S.$'000      %       U.S.$'000      %
                                                       ---------    ------    ---------    ------
Europe.............................................     42,692       65.07     22,358       71.93
North America......................................     11,006       16.77        446        1.44
South/Central America..............................        385        0.58         --          --
Asia/Pacific.......................................     11,519       17.58      8,279       26.63
                                                        ------      ------     ------      ------
                                                        65,602      100.00     31,083      100.00
                                                        ======      ======     ======      ======

     All revenues are derived from aircraft leasing.

     In the period from January 1, 1999 to December 15, 1999, 17%, 15%, 13% and 10% of the entity's lease revenues was derived from the United States, the United Kingdom, China and Denmark respectively. No other country accounted for greater than 10% of the entity's lease revenues.

     In the year ended December 31, 1998, 22%, 19%, 16%, 10%, 10% and 10% of the entity's lease revenues was derived from Denmark, Norway, China, Finland, South Korea and France respectively. No other country accounted for greater than 10% of the entity's lease revenues.

     (B) CONCENTRATION OF CREDIT RISK

     Credit risk with respect to trade accounts receivable is generally mitigated due to the number of lessees and their dispersal across different geographic areas.

     The entity manages its exposure to particular countries in part through obtaining security from lessees by way of deposits, letters of credit and guarantees.

     The entity continually evaluates the financial position of lessees and, based on this evaluation, the amounts outstanding and the available security, makes an appropriate provision for doubtful debts.

     As at December 15, 1999, two lessees each accounted for 10% of the entity's lease revenues. No other lessee accounted for greater than 10% of the entity's lease revenues in the period from January 1, 1999 to December 15, 1999.

     As at December 31, 1998, six lessees accounted for 22%, 19%, 12%, 10%, 10% and 10% of the entity's lease revenues. No other lessee accounted for greater than 10% of the entity's lease revenues for the year ended December 31, 1998.

9   NET INTEREST EXPENSE

                                                             PERIOD FROM
                                                          JANUARY 1, 1999 TO          YEAR ENDED
                                                          DECEMBER 15, 1999       DECEMBER 31, 1998
                                                         --------------------    --------------------
                                                              U.S.$'000               U.S.$'000
Interest payable on finance lease obligations........           29,722                  14,579
Amortization of debt issue costs.....................            1,098                     693
Net interest income on cash deposits.................             (543)                   (250)
                                                               -------                 -------
                                                                30,277                  15,022
                                                               =======                 =======

                          INDIGO TRANSFERRING AIRCRAFT

10  OTHER EXPENSES

                                                             PERIOD FROM
                                                          JANUARY 1, 1999 TO          YEAR ENDED
                                                          DECEMBER 15, 1999       DECEMBER 31, 1998
                                                         --------------------    --------------------
                                                              U.S.$'000               U.S.$'000
Remuneration costs...................................            2,420                   1,583
Aircraft leasing costs...............................              250                      99
Insurance costs......................................              227                     133
Administration fees..................................            1,084                     819
Travel costs.........................................              668                     547
Audit and tax fees...................................              214                     104
                                                               -------                 -------
                                                                 4,863                   3,285
                                                               =======                 =======

11  PROVISION FOR TAXES

                                                             PERIOD FROM
                                                          JANUARY 1, 1999 TO          YEAR ENDED
                                                          DECEMBER 15, 1999       DECEMBER 31, 1998
                                                         --------------------    --------------------
                                                              U.S.$'000               U.S.$'000
Tax provision of the Indigo transferring aircraft
  consists of the following:
Deferred income tax provision........................            1,975                     605
                                                               =======                 =======

                                                             PERIOD FROM
                                                          JANUARY 1, 1999 TO          YEAR ENDED
                                                          DECEMBER 15, 1999       DECEMBER 31, 1998
                                                         --------------------    --------------------
                                                              U.S.$'000               U.S.$'000
Deferred tax assets and liabilities of the Indigo
  transferring aircraft:
Deferred tax liability relating to aircraft..........            2,580                     605
                                                               =======                 =======

     The entity's income from approved activities in Sweden is taxable at a rate of 28%.

12  STAFF COSTS AND NUMBERS

     The entity has no employees.

13 SUMMARY OF DIFFERENCES BETWEEN UNITED STATES AND UNITED KINGDOM GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     The financial statements are prepared in accordance with generally accepted accounting principles applicable in the United States ("U.S. GAAP") which differ significantly in certain respects from those generally accepted in the United Kingdom ("U.K. GAAP").

     Under U.K. GAAP deferred financing costs of $3.54 million and $2.447 million at December 15, 1999 and December 31, 1998 would be netted against indebtedness on the balance sheet rather than disclosed separately on the balance sheet.

     For U.S. GAAP purposes, cash, restricted does not meet the definition of cash equivalents and therefore is not classified as cash in the cash flow statement. Under U.K. GAAP cash, restricted would meet the definition of cash equivalents.

                          INDIGO TRANSFERRING AIRCRAFT

13 SUMMARY OF DIFFERENCES BETWEEN UNITED STATES AND UNITED KINGDOM GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
     Other than the above, there were no significant differences between U.S. GAAP and U.K. GAAP arising in respect of the Indigo transferring aircraft in the period from January 1, 1999 to December 15, 1999 and the year ended December 31, 1998.

14  FAIR VALUE OF FINANCIAL INSTRUMENTS

     RECEIVABLES, PAYABLES AND CASH, RESTRICTED

     The fair value of the entity's receivables, payables and cash, restricted at December 15, 1999 are approximately the amounts at which these items are reflected in the entity's statement of net assets due to the relatively short-term nature of the instruments and the frequency at which they reprice.

     INDEBTEDNESS

     The fair value of the entity's indebtedness at December 15, 1999 was $496 million.

     DERIVATIVES

     The fair value of the entity's derivatives at December 15, 1999 was $0.5 million (notional amount: $79.2 million).

15  FOREIGN CURRENCY TRANSACTIONS

     The entity's foreign currency transactions are not significant as all revenues and most costs are denominated in U.S. dollars.

                                   APPENDIX 1
       CASH ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS(1)

                            THREE MONTH PERIOD FROM
                        MARCH 15, 2000 TO JUNE 15, 2000

I    BACKGROUND AND GENERAL INFORMATION

     On July 15, 1998 ("the CLOSING DATE"), AerCo Limited ("AERCO" or "the COMPANY"), a Jersey limited liability company, issued $800 million of notes in four subclasses, subclass A-1, subclass A-2, subclass B-1 and subclass C-1 (the "NOTES"). The Company also issued two additional subclasses of notes, the subclass D-1 notes and the subclass E-1 notes which were initially purchased by AerFi Group plc ("AERFI GROUP"). The Company used the proceeds from the issuance of notes, the subclass D-1 notes and the subclass E-1 notes (i) to acquire the issued and outstanding capital stock of Aircraft Lease Portfolio Securitization 94-1 Limited, a Jersey limited liability company ("ALPS 94-1") (and thereby to indirectly acquire ALPS 94-1's portfolio of 25 aircraft and the related leases),
(ii) to finance the repayment of all of ALPS 94-1's existing financial indebtedness and (iii) to finance the acquisition of 10 aircraft and the related leases from AerFi Group and its subsidiaries ("AERFI") through the acquisition of 100% of the capital stock of three wholly owned subsidiaries of AerFi Group.

     On May 14, 1999, AerCo consummated an exchange offer under which the notes were exchanged for new notes which are registered with the Securities and Exchange Commission. The registration statement filed by AerCo in connection with the exchange offer went effective on April 15, 1999 (the "REGISTRATION STATEMENT").

     Applying the declining value assumptions to the original July 15, 1998 fleet appraisal of $952.0 million and adjusting for aircraft sales, the total appraised value was assumed to be $845.9 million at June 15, 2000. The fleet is appraised annually and the most recent appraisal dated February 18, 2000 valued the portfolio at $849.5 million.

     AerCo is a special purpose vehicle which currently owns (directly and indirectly) 33 aircraft, which are on operating leases, having sold one Fokker 100 aircraft in January 1999 and a second Fokker 100 aircraft in July 1999. AerCo may also acquire additional aircraft and any related existing leases or similar arrangements from various sellers, which may include AerFi. Additional aircraft may include among other things, aircraft, engines and entities with an ownership or leasehold interest in aircraft or engines. AerCo will finance acquisitions of additional aircraft with external funds, including issuing additional notes. Any acquisition of further aircraft will be subject to certain confirmations from the Rating Agencies and compliance with certain operating covenants of AerCo set out in the Indenture dated as of July 15, 1998 by and between AerCo and Bankers Trust Company, as trustee of the notes (the "INDENTURE").

     As of June 15, 2000, 33 aircraft were on-lease in 15 countries as shown on page 14 attached.

     The discussion and analysis which follows is based on the results of AerCo Limited and its subsidiaries as a single entity (collectively the "AERCO GROUP").

     AerCo Group's cash receipts and disbursements are determined, in part, by the overall economic condition of the aircraft operating leasing market. This in turn, is affected by various cyclical factors including interest rates, the availability of credit, fuel costs and general and regional economic conditions affecting airline operations and trading; aircraft manufacturer production levels; passenger demand; retirement and obsolescence of aircraft models; manufacturers exiting or entering the market or ceasing to produce aircraft types; re-introduction into service of aircraft previously in storage; governmental regulation; air traffic control infrastructure constraints; capital market risks and general risk of lessee default.

---------------
(1) This is an extract from a report on Form 6-K filed with the Securities and Exchange Commission on June 21, 2000.
                                      A-1-1

         CASH ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                            THREE MONTH PERIOD FROM
                 MARCH 15, 2000 TO JUNE 15, 2000 -- (CONTINUED)

     AerCo Group's ability to compete against other lessors is determined, in part, by the composition of its fleet in terms of mix, relative age and popularity of the aircraft types. In addition, operating restrictions imposed by the Indenture, and the ability of other lessors, who may possess substantially greater financial resources, to offer leases on more favorable terms than AerCo Group, may also impact AerCo Group's ability to compete with other lessors.

     For the purposes of this report, the "THREE MONTH PERIOD", referred to on page 9 "Comparison of Actual Cash Flows versus the Adjusted Base Case Cash Flows for the Three Month Period", comprises information from the monthly cash reports dated April 15, 2000 through to June 15, 2000. The financial data in these reports include cash receipts from March 10, 2000 (first day of the Collection Period for the April 2000 Report) up to June 9, 2000 (last day of the Collection Period for the June 2000 Report). Page 11 presents the cash flow information from July 15, 1998 to the June 2000 Payment Date. This report, however, limits its commentary to the Three Month Period.

II COMPARISON OF ACTUAL CASH FLOWS VERSUS THE 1998 ADJUSTED BASE CASE FOR THE THREE MONTH PERIOD

     The June 23, 1998 Offering Memorandum (the "OFFERING MEMORANDUM") and the April 15, 1999 Registration Statement (the "REGISTRATION STATEMENT") for the notes contain assumptions in respect of AerCo Group's future cash flows and expenses (the "1998 BASE CASE"). The 1998 Base Case has been adjusted to take account of the two aircraft sales (the "ADJUSTED BASE CASE"). For the purpose of this report, "NET CASH COLLECTIONS" is defined as Total Cash Collections less Total Cash Expenses, Interest Payments and Swap Payments. A discussion of the Total Cash Collections, Cash Expenses, Interest Payments and Principal Payments is given below and should be read in conjunction with the analysis on page 9.

CASH COLLECTIONS

     "Total Cash Collections" include Net Lease Rentals (Contracted Lease Rentals less Net Stress-related Costs), Movement in Current Arrears Balance, Interest Earned, Aircraft Sales and Net Maintenance. In the Three Month Period, AerCo generated approximately $30.5 million in Total Cash Collections, $3.4 million greater than the Adjusted Base Case. This difference is due to a combination of the factors set out below (the numbers in brackets refer to the line item number shown on page 9).

[2] RENEGOTIATED LEASES

     Renegotiated Leases refers to the loss in rental revenue caused by a lessee negotiating a reduction in the lease rental. Typically, this can be a permanent reduction over the remaining lease term in exchange for other contractual concessions. In the Three Month Period, the amount of revenue loss attributed to Renegotiated Leases was $0.3 million and relates to leases renegotiated with two lessees. The new rentals were reset at the then prevailing market rate for these aircraft types in exchange for lease extensions.

[3] RENTAL RESETS INCLUDING INTEREST RATE ADJUSTMENTS FOR FLOATING RATE LEASES

     Rental Resets is a measure of the loss in rental revenue when new lease rates are lower than those assumed in the Adjusted Base Case, including lease rate adjustments for changes in interest rates on floating rate leases, this amounted to $1.4 million in the Three Month Period.

[4] AIRCRAFT SALES

     Aircraft Sales is a measure of the loss in rental revenue as a result of aircraft sales. In the Three Month Period, the amount of lost revenue attributed to Aircraft Sales was $1.0 million, relating to two F100 aircraft sold in prior periods.

                                      A-1-2

         CASH ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                            THREE MONTH PERIOD FROM
                 MARCH 15, 2000 TO JUNE 15, 2000 -- (CONTINUED)

[5] CONTRACTED LEASE RENTALS

     Contracted Lease Rentals represents the current contracted lease rental rollout which equates to the Adjusted Base Case Lease Rentals less adjustments for Renegotiated Leases, Rental Resets and Aircraft Sales. For the Three Month Period, Contracted Lease Rentals were $26.6 million, $1.7 million less than assumed in the Adjusted Base Case. The difference is due to losses from renegotiated leases, and rental resets as discussed above.

[6] MOVEMENT IN CURRENT ARREARS BALANCE

     Current Arrears is the total contracted lease rentals outstanding from current lessees at a given date and excludes any amounts classified Bad Debts. The Current Arrears Balance at the start of the Three Month Period was $2.6 million versus $2.7 million at the end, a negative movement of $0.1 million.

     ANALYSIS OF CURRENT ARREARS BALANCES

                                                                  % OF      CURRENT    CURRENT     MOVEMENT
                                                                APPRAISED   ARREARS    ARREARS    IN CURRENT
        AIRCRAFT TYPE                           COUNTRY          VALUE*     15/3/00    15/6/00     ARREARS
        -------------                     -------------------   ---------   --------   --------   ----------
                                                                               $M         $M          $M
1       B747-200........................  North America            3.18        1.5        2.4        (0.9)
2       A320-200........................  North America            3.52        0.6         --         0.6
3       A320-200........................  United Kingdom           6.83        0.5         --         0.5
4       A320............................  Italy                    3.00         --        0.3        (0.3)
                                                                  -----      -----      -----       -----
        TOTAL...........................                          16.53        2.6        2.7        (0.1)
                                                                  =====      =====      =====       =====

---------------

* Appraised Value as of February 18, 2000

     At March 15, 2000, 3 lessees in arrears owed $2.6 million, against which, AerCo Group held security deposits of $0.5 million.

     As at June 15, 2000, two lessees were in arrears, owing $2.7 million, against which AerCo Group held security deposits of $1.0 million. On February 29, 2000 one of the three lessees (Tower Air) filed for Chapter 11 bankruptcy in the U.S. in its attempts to restructure its operations. See Section IV "Recent Developments".

NET STRESS-RELATED COSTS

     Net Stress-related Costs is a combination of all the factors which can cause actual lease rentals received to differ from the Contracted Lease Rentals. The Adjusted Base Case assumed net stress-related costs equal to 6% of the Adjusted Base Case Lease Rentals. For the Three Month Period, net stress-related costs amounted to a cash inflow of $1.6 million (5.2% of Contracted Lease Rentals) compared to $1.7 million outflow assumed in the Adjusted Base Case, a variance of $3.3 million of that is due to the following six factors described in items [8] to [13] below.

[8] BAD DEBTS AND [10] SECURITY DEPOSITS DRAWN DOWN

     Bad Debts are arrears owed by lessees who have defaulted and which are deemed irrecoverable. These arrears are partially offset by the draw down of security deposits held and amounts subsequently recovered from the defaulted lessee. There were no bad debts or security deposit drawdowns during the Three Month Period.

                                      A-1-3

         CASH ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                            THREE MONTH PERIOD FROM
                 MARCH 15, 2000 TO JUNE 15, 2000 -- (CONTINUED)

[9] DEFERRED ARREARS BALANCE

     Deferred Arrears Balance refers to current arrears that have been capitalized and restructured into a deferred balance. In the Three Month Period, AerCo received payments totalling $1.5 million from two lessees in accordance with these agreed schedules.

[11] AIRCRAFT ON GROUND ("AOG")

     AOG is defined as the Base Case lease rental lost when an aircraft is off-lease and non-revenue earning. AerCo has not experienced any off lease aircraft during the Three Month Period.

[12] OTHER LEASING INCOME

     Other Leasing Income consists of miscellaneous income received in connection with a lease other than contracted rentals, maintenance receipts and security deposits, such as early termination payments or default interest. In the Three Month Period, other leasing income amounted to $0.04 million.

[13] REPOSSESSION COSTS

     Repossession Costs cover legal and aircraft technical costs incurred as a result of repossessing an aircraft. In the Three Month Period AerCo has experienced no aircraft repossession costs.

[15] NET LEASE RENTALS

     Net Lease Rentals is Contracted Lease Rentals less any movement in Current Arrears Balance and Net Stress-related Costs. In the Three Month Period, net lease rentals amounted to $28.1 million, $1.5 million greater than assumed in the Adjusted Base Case. The variance was attributable to the combined effect of the factors outlined in items [2], [3] and [4] and in items [6] to [13] above.

[16] INTEREST EARNED

     Interest earned relates to interest received on cash balances held in the Collection and Expense Accounts. Cash held in the Collection Account consists of the cash liquidity reserve amount of $40 million plus the security deposit amount, in addition to the intra-month cash balances for all the rentals and maintenance payments collected prior to the monthly payment date. The Expense Account contains cash set aside to pay for expenses for which are expected to be payable over the next month. In the Three Month Period, interest earned amounted to $0.8 million, $0.3 million more than assumed in the Adjusted Base Case. The difference is due to a combination of two factors. The Adjusted Base Case made no assumption as to the interest earned on the intra-month cash balances in the Collection Account and Expense Account and the average actual reinvestment rate for the Three Month Period was 5.8% as compared to 5.75% assumed in the Adjusted Base Case.

[17] AIRCRAFT SALES

     There were no aircraft sales during the Three Month Period.

[18] NET MAINTENANCE

     Net Maintenance refers to maintenance reserve revenue received less any maintenance reimbursements paid to lessees. In the Three Month Period, actual maintenance reserve revenue received amounted to $2.5 million from 15 lessees and maintenance expenditure amounted to $0.9 million, generating positive net maintenance revenue of $1.6 million. The Adjusted Base Case makes no

                                      A-1-4

         CASH ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                            THREE MONTH PERIOD FROM
                 MARCH 15, 2000 TO JUNE 15, 2000 -- (CONTINUED)

assumptions for net maintenance as it assumes that, over time, maintenance revenue will equal maintenance expenditure. However, it is unlikely that in any particular Note Payment Period, maintenance revenue will exactly equal maintenance expenses.

CASH EXPENSES

     "Total Cash Expenses" include Aircraft Operating Expenses and Selling, General and Administrative ("SG&A") Expenses. In the Three Month Period, Total Cash Expenses were $3.7 million. A number of offsetting factors discussed below have given rise to this.

     Aircraft Operating Expenses includes all operational costs related to the leasing of an aircraft including costs of insurance, re-leasing and other overhead costs. In the Three Month Period, Aircraft Operating Expenses amounted to $1.8 million compared to $0.6 million per the 1998 Adjusted Base Case, which assumed these costs to be 2% of the 1998 Adjusted Base Case Lease Rentals.

[20] INSURANCE

     Insurance Costs amounted to $0.2 million relating to the insurance costs associated with the fleet.

[21] RE-LEASING AND OTHER OVERHEAD COSTS

     Re-leasing and other overhead costs consist of miscellaneous re-delivery and leasing costs associated with re-leasing events. In the Three Month Period these costs amounted to $1.6 million.

     SG&A Expenses relate to fees paid to the Aircraft Servicer and to other service providers.

[23] AIRCRAFT SERVICER FEES

     The Aircraft Servicer Fees are defined as amounts paid to the Aircraft Servicer, Babcock & Brown, in accordance with the terms of the Servicing Agreement. In the Three Month Period, the total Aircraft Servicer fee paid was $0.5 million, $1.0 million less than assumed in the Adjusted Base Case, as the FY2000 incentive fee has not yet been paid.

     Aircraft Servicer Fees consist of:

                                                                $MM
                                                                ----
    Retainer Fee..............................................   0.2
    Rent Collected Fee........................................   0.2
    Incentive Fee 1998/99.....................................   0.1
                                                                ----
    TOTAL SERVICER FEE........................................   0.5
                                                                ====

     The Retainer Fee is a fixed amount per month per aircraft and changes only as aircraft are acquired or sold.

[25] OTHER FEES

     Other Fees relate to fees and expenses paid to other Service providers including the Administrative Agent, financial advisor, legal advisors, accountants and the directors. In the Three Month Period, Other Fees amounted to $1.3 million equal to an assumed expense of $1.3 million in the Adjusted Base Case.

                                      A-1-5

         CASH ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                            THREE MONTH PERIOD FROM
                 MARCH 15, 2000 TO JUNE 15, 2000 -- (CONTINUED)

[31] INTEREST PAYMENTS AND [32] SWAP PAYMENTS

     In the Three Month Period, interest payments to Noteholders amounted to $13.7 million. This is $0.2 million lower than the Adjusted Base Case, which assumed interest costs for the Three Month Period to be $13.9 million. The variance reflects a higher than expected level of average interest rates and lower interest payments to the E-Noteholders. The Adjusted Base Case assumed LIBOR to be 5.75% whereas the average monthly LIBOR rate was 5.8%. AerCo has net swap receipts of $0.3 million compared with costs of $0.2 million assumed in the Adjusted Base Case for the Three Month Period.

[34] PRINCIPAL PAYMENTS

     In the Three Month Period, total principal payments to Noteholders amounted to $13.8 million, $4.3 million more than assumed in the Adjusted Base Case, reflecting the application of the positive Net Cash Collections variance of $4.3 million.

III  OTHER FINANCIAL DATA

     Weakly capitalized airlines are more likely than well capitalized airlines to seek operating leases. Therefore, many of the lessees are in a relative weak financial position and several of them have faced and continue to face severe economic difficulties.

     At of June 9, 2000, amounts outstanding for more than 30 days for rental payments, due under the leases equalled $2.7 million for two lessees who had a total of two aircraft on lease. The outstanding amounts are net of agreed deferrals or other restructuring, default interest and cash in transit.

     As of June 9, 2000, Tower Air, a North American lessee, representing 0.32% of the portfolio by appraised value at February 18, 2000, owed $3.9 million in rent, all of which was in arrears for more than 30 days.

     PAL, the lessee of two B737-300 aircraft representing 4.9% of the portfolio by appraised value at February 18, 2000 has been adversely affected by the Asian economic crisis such that in 1998 it sought bankruptcy protection. As part of PAL's rehabilitation plan, the Aircraft Servicer has agreed with PAL to a schedule covering the payment of arrearages over the period to December 31, 2003 and the extension of leases. At June 9, 2000, these arrearages amounted to $2.3 million. All amounts have been paid in accordance with the scheduled terms as of June 9, 2000.

     AerCo expects to respond to the needs of lessees in financial difficulty including restructuring the applicable leases or agreeing to rent deferrals. The restructurings will typically involve the rescheduling of rental payments for a specified period. In addition, certain restructurings may involve the voluntary early termination of a lease, the replacement of aircraft with less expensive aircraft and the arrangement of sub-leases from the lessee to another aircraft operator. In certain cases, it may be necessary to repossess aircraft from defaulting lessees and re-lease the aircraft to other lessees. The early termination of leases may lead AerCo to incur swap breakage costs under its agreements with swap providers which could be substantial.

     Certain lessees have experienced periodic difficulties in meeting their maintenance obligations under the leases. Such difficulties are caused by the failure of the lessee to have in place a well established maintenance program, adverse climate and other environmental conditions in the locations where the aircraft are operated or financial and labor difficulties experienced by the relevant lessee.

                                      A-1-6

         CASH ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                            THREE MONTH PERIOD FROM
                 MARCH 15, 2000 TO JUNE 15, 2000 -- (CONTINUED)

IV  RECENT DEVELOPMENTS

     ASIA PACIFIC CONCENTRATION. At June 9, 2000, 22.2% of the aircraft by appraised value at February 18, 2000 were leased by operators in "emerging" markets in the Asia Pacific region, including China, the Philippines, South Korea, Taiwan and India. One lessee, Asiana, leased 6.0% of the aircraft by appraised value at February 18, 2000.

     Trading conditions in Asia's civil aviation industry have been adversely affected by the severe economic and financial difficulties recently in the region. The economies of the region have experienced acute difficulties including many business failures, significant depreciation of local currencies against the dollar, downgrading of sovereign and corporate credit ratings and internationally organized financial stability measures. One Asian lessee, PAL, who lease 4.9% of the aircraft by appraised value at February 18, 2000 has been adversely affected by the Asian economic crisis such that it sought bankruptcy protection in 1998. As part of its rehabilitation plan, certain of PAL's outstanding lease obligations were re-scheduled in 1999. Several other airlines in the region scheduled their aircraft purchase obligations, eliminated certain routes and reduced employees. A continuation of this downturn in the region's economies may further undermine business confidence, reduce demand for air travel and adversely affect the Asian lessees' operations and their ability to meet their obligations.

     LATIN AMERICAN CONCENTRATION. At June 9, 2000, 13.6% of the aircraft by appraised value at February 18, 2000 were leased by operators in "emerging markets" in Latin America, principally Brazil, Chile and Colombia. The financial prospects for lessees in Latin America depend on the level of political stability and economic activity and policies in the region. Developments in other "emerging markets" may also affect the economies of Latin America and the entire region.

     Most significantly, in 1999 Brazil experienced significant downturns in its economy and financial markets, with large decreases in financial asset prices and dramatic decreases in the value of its currency. One of the lessees, TAM representing 4.8% of the aircraft by appraised value at February 18, 2000 operates three of the aircraft in Brazil. Continued weakness in the value of the Brazilian real, as well as any further general deterioration in the Brazilian economy, means that this lessee may be unable to generate sufficient revenues in Brazilian currency to pay the dollar-denominated rental payments under the leases. More importantly, financial and economic problems in Brazil could spread throughout Latin America and other "emerging" economies, having a similar effect on many of our other lessees.

     EUROPEAN CONCENTRATION. At June 9, 2000, 49.0% of the aircraft by appraised value at February 18, 2000 were leased by operators based in Europe. Of this amount, lessees of 32.1% of the aircraft are based in "developed" European markets, principally the United Kingdom and Spain. Lessees of the remaining 16.9% of the aircraft were based in "emerging" European markets, principally Turkey. One lessee, Spanair, leased 11.4% of the aircraft by appraised value at February 18, 2000. As of June 9, 2000, 17.7% of the aircraft by appraised value at February 18, 2000 were leased to charter operators in the tourism industry, principally in the United Kingdom.

     The commercial aviation industry in Europe is very sensitive to general economic conditions. Since air travel is largely discretionary, the industry tends to suffer severe financial difficulties during slow economic periods. As a result, the financial prospects for European lessees will depend on the level of economic activity in Europe and in the specific countries where they operate. A recession or other worsening of economic conditions in any European country may adversely affect the European lessees' ability to meet their financial and other obligations. Most European currencies in which European airlines primarily receive their revenue have fallen in value in the last number of months when measured against the United States dollar adversely affecting the ability of those airlines to meet dollar denominated lease rental and other operating costs. Competitive pressures from continuing deregulation of the airline industry by the EU

                                      A-1-7

         CASH ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                            THREE MONTH PERIOD FROM
                 MARCH 15, 2000 TO JUNE 15, 2000 -- (CONTINUED)

may also adversely affect European lessees' operations and their ability to meet their obligations under the new leases.

     At June 9, 2000, 14.2% of the aircraft by appraised value at February 18, 2000 were on lease to Turkish lessees. Turkey was hit by a series of severe earthquakes in 1999 and damage caused by the earthquakes and the consequent fall off in tourist traffic has adversely affected the ability of these airlines to operate and meet their financial obligations under the leases. In addition, the fall in value of the Deutsche Mark, the principal currency in which Turkish airlines receive their revenues, may affect the ability of these airlines to pay dollar denominated costs including lease rentals.

     NORTH AMERICAN CONCENTRATION. At June 9, 2000, 15.2% of the aircraft by appraised value at February 18, 2000 were leased by operators in North America. As in Europe, the commercial aviation industry in North America is highly sensitive to general economic conditions. Since airline travel is largely discretionary, the industry has suffered severe financial difficulties during economic downturns. Over the last several years, nearly half of the major North American passenger airlines have filed Chapter 11 bankruptcy proceedings and several major U.S. airlines have ceased operations.

     Tower Air, the lessee of one Boeing 747-200 aircraft, which represents 3.2% of the aircraft by appraised value at February 18, 2000, has filed for Chapter 11 bankruptcy protection. It is currently unclear as to whether the lessee will seek to retain the aircraft in its fleet. In the event that this aircraft is returned to AerCo, AerCo is not confident that it has any immediate placement opportunities for this Boeing 747-200 aircraft. The opportunities for lease or sale of this aircraft type are currently extremely limited. If the Boeing 747-200 aircraft on lease to Tower Air is returned, the technical costs required to ensure that the aircraft is in a suitable condition for releasing will be significant. Accordingly, AerCo is examining all possibilities in respect of this aircraft, including a worst case scenario which would involve realising the scrap value.

                                      A-1-8

         CASH ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                            THREE MONTH PERIOD FROM
                 MARCH 15, 2000 TO JUNE 15, 2000 -- (CONTINUED)

                   COMPARISON OF ACTUAL CASH FLOWS VERSUS THE
            ADJUSTED BASE CASE CASH FLOWS FOR THE THREE MONTH PERIOD

                                                                                                       % OF 1998 LEASE RENTALS UNDER
                                                                                                          THE ADJUSTED BASE CASE
                                                                                                       -----------------------------
                                                                                 ADJUSTED                        ADJUSTED
                                                                       -----------------------------   -----------------------------
                                                                       ACTUAL   BASE CASE   VARIANCE   ACTUAL   BASE CASE   VARIANCE
                                                                       ------   ---------   --------   ------   ---------   --------
                                                                        (ALL AMOUNTS IN US DOLLARS
                                                                         UNLESS OTHERWISE STATED)
                         CASH COLLECTIONS
                         Lease Rentals...............................
 [1]                                                                    29.36     29.36       0.00     100.0%    100.0%       0.0%
                         -- Renegotiated Leases......................
 [2]                                                                    (0.30)     0.00      (0.30)     (1.0%)     0.0%      (1.0%)
                         -- Rental Resets............................
 [3]                                                                    (1.44)     0.00      (1.44)     (4.9%)     0.0%      (4.9%)
                         -- Aircraft Sales...........................
 [4]                                                                    (1.03)    (1.03)      0.00      (3.5%)    (3.5%)      0.0%
                                                                       ------    ------      -----     ------    ------      -----
                         CONTRACTED LEASE RENTALS....................
 [5] E[1]...[5]                                                         26.59     28.32      (1.74)     90.6%     96.5%      (5.9%)
                         Movement in Current Arrears Balance.........
 [6]                                                                    (0.09)     0.00      (0.09)     (0.3%)     0.0%      (0.3%)
                         less Net Stress Related Costs
 [7]
                         -- Bad Debts................................
 [8]                                                                     0.00     (0.29)      0.29       0.0%     (1.0%)      1.0%
                         -- Deferred Arrears Balances................
 [9]                                                                     1.54      0.00       1.54       5.2%      0.0%       5.2%
                         -- Security Deposits drawn down.............
 [10]                                                                    0.00      0.00       0.00       0.0%      0.0%       0.0%
                         -- AOG......................................
 [11]                                                                    0.00     (1.23)      1.23       0.0%     (4.2%)      4.2%
                         -- Other Leasing Income.....................
 [12]                                                                    0.04      0.00       0.04       0.1%      0.0%       0.1%
                         -- Repossession.............................
 [13]                                                                    0.00     (0.23)      0.23       0.0%     (0.8%)      0.8%
                                                                       ------    ------      -----     ------    ------      -----
                         Sub-total...................................
 [14] E[8]...[13]                                                        1.58     (1.75)      3.33       5.4%     (6.0%)     11.4%
                         NET LEASE RENTAL............................
 [15] [5] + [6] + [14]                                                  28.08     26.57       1.51      95.6%     90.5%       5.1%
                         Interest Earned.............................
 [16]                                                                    0.84      0.56       0.28       2.9%      1.9%       1.0%
                         Aircraft Sales..............................
 [17]                                                                    0.00      0.00       0.00       0.0%      0.0%       0.0%
                         Net Maintenance.............................
 [18]                                                                    1.60      0.00       1.60       5.4%      0.0%       5.4%
                                                                       ------    ------      -----     ------    ------      -----
                         TOTAL CASH COLLECTIONS......................
 [19] E[15]...[18]                                                      30.52     27.13       3.38     103.9%     92.4%      11.5%
                                                                       ======    ======      =====     ======    ======      =====
                         CASH EXPENSES
                         Aircraft Operating Expenses
                         -- Insurance................................
 [20]                                                                   (0.18)     0.00      (0.18)     (0.6%)     0.0%      (0.6%)
                         -- Re-leasing and other overheads...........
 [21]                                                                   (1.63)    (0.59)     (1.04)     (5.5%)    (2.0%)     (3.5%)
                                                                       ------    ------      -----     ------    ------      -----
                         Sub-total...................................
 [22] [20] + [21]                                                       (1.81)    (0.59)     (1.22)     (6.2%)    (2.0%)     (4.2%)
                         SG&A Expenses
                         Aircraft Servicer Fees
 [23]
                         -Retainer Fee...............................   (0.23)    (0.79)      0.56      (0.8%)    (2.7%)      1.9%
                         -Rent Collected Fee.........................   (0.25)     0.00      (0.25)     (0.9%)     0.0%      (0.9%)
                         -Incentive Fee..............................   (0.06)    (0.80)      0.74      (0.2%)    (2.7%)      2.5%
                         -Sales Fee..................................    0.00      0.00       0.00       0.0%      0.0%       0.0%
                                                                       ------    ------      -----     ------    ------      -----
                         Sub-total...................................
 [24] [23]                                                              (0.54)    (1.58)      1.04      (1.9%)    (5.4%)      3.5%
                         Other Servicer Fees.........................
 [25]                                                                   (1.31)    (1.36)      0.05      (4.5%)    (4.6%)      0.2%
                                                                       ------    ------      -----     ------    ------      -----
                         Sub-total...................................
 [26] [24] + [25]                                                       (1.86)    (2.95)      1.09      (6.3%)   (10.0%)      3.7%
                                                                       ======    ======      =====     ======    ======      =====
                         TOTAL CASH EXPENSES.........................
 [27] [26] + [22]                                                       (3.66)    (3.53)     (0.13)    (12.5%)   (12.0%)     (0.4%)
                                                                       ======    ======      =====     ======    ======      =====
                         NET CASH COLLECTIONS
                         Total Cash Collections......................
 [28] [19]                                                              30.52     27.13       3.38     103.9%     92.4%      11.5%
                         Total Cash Expenses.........................
 [29] [26]                                                              (3.66)    (3.53)     (0.13)    (12.5%)   (12.0%)     (0.4%)
                         Movement in Expense Account.................
 [30]                                                                    0.40      0.00       0.40       1.4%      0.0%       1.4%
                         Interest Payments...........................
 [31]                                                                  (13.76)   (13.93)      0.17     (46.9%)   (47.4%)      0.6%
                         Swap Payments...............................
 [32]                                                                    0.27     (0.24)      0.51       0.9%     (0.8%)      1.7%
                                                                       ------    ------      -----     ------    ------      -----
                         TOTAL.......................................
 [33] E[28]....[32]                                                     13.77      9.43       4.34      49.9%     32.1%      14.8%
                                                                       ======    ======      =====     ======    ======      =====
                         PRINCIPAL PAYMENTS
 [34]
                         Subclass A1.................................    0.00      0.00       0.00       0.0%      0.0%       0.0%
                         Subclass A2.................................   12.46      8.10       4.36      42.4%     27.6%      14.8%
                         Subclass B..................................    1.10      1.12      (0.02)      3.7%      3.8%      (0.1%)
                         Subclass C..................................    0.21      0.21       0.00       0.7%      0.7%      (0.0%)
                         Subclass D..................................    0.00      0.00       0.00       0.0%      0.0%       0.0%
                                                                       ------    ------      -----     ------    ------      -----
                         TOTAL.......................................   13.77      9.43       4.34      46.9%     32.1%      14.8%
                                                                       ======    ======      =====     ======    ======      =====
                         DEBT BALANCES AT JUNE 15, 2000
                         Subclass A1.................................  340.00    340.00
                         Subclass A2.................................  199.82    193.59
                         Subclass B..................................   75.20     75.04
                         Subclass C..................................   84.23     84.20
                         Subclass D..................................   80.00     80.00
                                                                       ------    ------
                                                                       779.25    772.83
                                                                       ======    ======

                                      A-1-9

         CASH ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                            THREE MONTH PERIOD FROM
                 MARCH 15, 2000 TO JUNE 15, 2000 -- (CONTINUED)

NOTE                   REPORT LINE NAME                           DESCRIPTION
----                   ----------------                           -----------
                       CASH COLLECTIONS
[1]                    Lease Rentals............................  Assumptions as per the June 1998 Prospectus
[2]                    -- Renegotiated Leases...................  Change in contracted rental cash flow caused by a renegotiated lease
[3]                    -- Rental Resets.........................  Re-leasing events where new lease rate deviated from the
                                                                  1998 Base Case
[4]                    -- Aircraft Sales                          Revenue foregone as a result of aircraft sales
[5] E[1]...[4]         CONTRACTED LEASE RENTALS.................  Current Contracted Lease Rentals due as at the latest
                                                                  Calculation Date
[6]                    Movement in Current Arrears Balance......  Current contracted lease rentals not received as at the latest Calculation Date, excluding Bad Debts
[7]                    Less Net Stress related Costs
[8]                    -- Bad debts.............................  Arrears owed by former lessees and deemed irrecoverable
[9]                    -- Deferred Arrears Balances.............  Current arrears that have been capitalised and restructured as a Note Payable
[10]                   -- Security deposits drawn down..........  Security deposits received following a lessee default
[11]                   -- AOG...................................  Loss of rental due to an aircraft being off-lease and non-revenue earning
[12]                   -- Other Leasing Income..................  Includes lease termination payments, rental guarantees
                                                                  and late payments charges
[13]                   -- Repossession..........................  Legal and technical costs incurred in repossessing aircraft.
[14] E[8]...[13]       Sub-total
[15] [5]+[6]+[14]      NET LEASE RENTALS........................  Contracted Lease Rentals less Movement in Current
                                                                  Arrears Balance and Net Stress related costs
[16]                   Interest Earned..........................  Interest earned on monthly cash balances
[17]                   Aircraft Sales...........................  Gross cash receipts from aircraft sales.
[18]                   Net Maintenance..........................  Maintenance Revenue Reserve received less and reimbursements to lessees
[19] E[15]...[18]      TOTAL CASH COLLECTIONS...................  Net Lease Rentals + Interest Earned + Net Maintenance
                       CASH EXPENSES
                       Aircraft Operating Expenses..............  All operational costs related to the leasing of aircraft.
[20]                   -- Insurance.............................  Premium for contingent insurance policies
[21]                   -- Releasing and other...................  Costs associated with transferring an aircraft from one lessee to another
[22] [23]+[24]         Sub-total
                       SG&A Expenses
[23]                   Aircraft Servicer Fees...................  Monthly and annual fees paid to Aircraft Servicer
                       -- Retainer Fee..........................  Fixed amount per month per aircraft
                       -- Rent Collected........................  1.25% of rental received for the month
                       -- Incentive Fee.........................  Annual fee paid to Servicer for performance above an annually agreed target
                       -- Sales Fee.............................  Fee paid to Servicer on sale of an aircraft
[24] [23]              Sub-total
[25]                   Other Servicer Fees......................  Administrative Agent, trustee and professional fees paid to other service providers
[26] [24]+[25]         Sub-total
[27] [22]+[26]         TOTAL CASH EXPENSES......................  Aircraft Operating Expenses + SG&A Expenses
                       NET CASH COLLECTIONS
[28] [19]              Total Cash Collections...................  Line 16 above
[29] [26]              Total Cash Expenses......................  Line 24 above
[30]                   Movement in Expense Account..............  Relates to reduction in accrued expense amounts
[31]                   Interest Payments........................  Interest paid on all outstanding debt
[32]                   Swap payments............................  Net swap payments (paid)/received
[34]                   Principal payments.......................  Principal payments on debt

                                     A-1-10

                                   APPENDIX 2

       CASH ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS(1)

                             TWO MONTH PERIOD FROM
                      JULY 17, 2000 TO SEPTEMBER 15, 2000

I    BACKGROUND AND GENERAL INFORMATION

     The financial information contained in this report was not prepared in accordance with generally accepted accounting principles of the United States or the United Kingdom but was prepared in accordance with the Company's obligations under the Indenture. This report should be read in conjunction with the Company's most recent financial information prepared in accordance with generally accepted accounting principles of the United Kingdom, including a reconciliation of net loss, shareholders' deficit and aircraft assets to estimated amounts under generally accepted principles of the United States. For this you should refer to the Company's Form 20-F which is on file at the Securities and Exchange Commission.

     On July 15, 1998, AerCo Limited ("AERCO" or "THE COMPANY"), a Jersey limited liability company, issued $800 million of notes in four subclasses, subclass A-1, subclass A-2, subclass B-1 and subclass C-1 (the "1998 notes"). The Company also issued two additional subclasses of notes, the subclass D-1 notes and the subclass E-1 notes which were purchased by AerFi Group plc ("AERFI GROUP"). The Company used the proceeds from the issuance of the 1998 notes, the subclass D-1 notes and the subclass E-1 notes (i) to acquire the issued and outstanding capital stock of Aircraft Lease Portfolio Securitization 94-1 Limited, a Jersey limited liability company ("ALPS 94-1") (and thereby to indirectly acquire ALPS 94-1's portfolio of 25 aircraft and the related leases),
(ii) to finance the repayment of all of ALPS 94-1's existing financial indebtedness and (iii) to finance the acquisition of 10 aircraft and the related leases from AerFi Group and its subsidiaries ("AERFI") through the acquisition of 100% of the capital stock of three wholly owned subsidiaries of AerFi Group.

     On May 14, 1999, AerCo consummated an exchange offer under which the 1998 notes were exchanged for notes which are registered with the Securities and Exchange Commission. The registration statement filed by AerCo in connection with the exchange offer went effective on April 15, 1999.

     On July 17, 2000, AerCo issued a further $960 million of notes in four subclasses, subclass A-3, subclass A-4, subclass B-2 and subclass C-2 (the "2000 NOTES"). The Company also issued two additional subclasses of notes, the D-2 notes and E-2 notes which were purchased by AerFi Group. The Company used the proceeds from the issuance of the 2000 notes, the subclass D-2 notes and subclass E-2 notes (i) to refinance the subclass A-1 notes, (ii) to refinance the subclass D-1 notes and (iii) to acquire 30 additional aircraft (the "additional aircraft") with an appraised value of $724.1 million, and associated leases through the acquisition of certain aircraft owning subsidiaries, and one associated conduit leasing company, of AerFi. Certain of the additional aircraft transferred to AerCo on July 17, 2000. Consequently, the funds allocable to the remaining undelivered aircraft were deposited into the aircraft purchase account and are being used to purchase the remaining additional aircraft as they are ready for delivery. As of October 16, 2000, 20 of the additional aircraft with an appraised value of $467.3 million had been acquired by AerCo. Although not all of the additional aircraft were acquired by AerCo on July 17, 2000, the aircraft purchase agreement has been structured to provide for net payments from AerFi to AerCo designed to put AerCo in substantially the position it would have been if all 30 additional aircraft had been acquired by AerCo on July 17, 2000.

     AerCo has undertaken to complete by April 12, 2001 either an exchange offer for the 2000 notes under an effective registration statement or to register the resale of the 2000 notes under the Securities Act. If AerCo does not fulfil these obligations on or prior to April 12, 2001, then an additional incremental interest amount will accrue on each subclass of the 2000 notes, at an annual rate of 0.50%, until the

---------------
(1) This is an extract from a report on Form 6-K filed with the Securities and Exchange Commission on October 31, 2000.

                                      A-2-1

         CASH ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                             TWO MONTH PERIOD FROM
               JULY 17, 2000 TO SEPTEMBER 15, 2000 -- (CONTINUED)

exchange offer is consummated or a shelf registration statement is declared effective. The 1998 notes, the notes issued as a result of the exchange offer in 1999 and the 2000 notes are collectively referred to below as the "NOTES".

     Applying the declining value assumptions contained in the Offering Memorandum issued by AerCo on July 12, 2000 to the appraisal dated March 1, 1998 of the aircraft acquired by AerCo on July 15, 1998, adjusting for aircraft sales, and to the April 30, 2000 appraisal of the additional aircraft, the total appraised value of AerCo's portfolio was assumed to be $1,552.6 million at September 15, 2000. The adjusted appraised value of AerCo's portfolio at September 15, 2000 is $1,522.4 million.

     Assuming AerCo takes delivery of all of the additional aircraft, AerCo will own (directly and indirectly) 63 aircraft, which are on operating leases, having sold one Fokker 100 aircraft in January 1999 and a second Fokker 100 aircraft in July 1999. AerCo may also acquire further aircraft and any related existing leases or similar arrangements from various sellers, which may include AerFi. Additional aircraft may include among other things, aircraft, engines and entities with an ownership or leasehold interest in aircraft or engines. AerCo will finance acquisitions of further aircraft with external funds, including issuing further notes. Any acquisition of further aircraft will be subject to certain confirmations from the Rating Agencies and compliance with certain operating covenants of AerCo set out in the Indenture dated as of July 15, 1998, as amended on July 17, 2000, by and between AerCo and Bankers Trust Company, as trustee of the notes (the "INDENTURE").

     As of September 15, 2000, the 63 aircraft were on lease in 21 countries as shown on pages 13 and 14 attached.

     The discussion and analysis which follows is based on the results of AerCo Limited and its subsidiaries as a single entity (collectively the "AERCO GROUP").

     AerCo Group's cash receipts and disbursements are determined, in part, by the overall economic condition of the aircraft operating leasing market. This, in turn, is affected by various cyclical factors including interest rates, the availability of credit, fuel costs and general and regional economic conditions affecting airline operations and trading; aircraft manufacturer production levels; passenger demand; retirement and obsolescence of aircraft models; manufacturers exiting or entering the market or ceasing to produce aircraft types; re-introduction into service of aircraft previously in storage; governmental regulation; air traffic control infrastructure constraints; capital market risks and general risk of lessee default.

     AerCo Group's ability to compete against other lessors is determined, in part, by the composition of its fleet in terms of mix, relative age and popularity of the aircraft types. In addition, operating restrictions imposed by the Indenture, and the ability of other lessors, who may possess substantially greater financial resources, to offer leases on more favorable terms than AerCo Group, may also impact AerCo Group's ability to compete with other lessors.

     For the purposes of this report, the "TWO MONTH PERIOD", referred to on page 10 "Comparison of Actual Cash Flows versus Base Case Cash Flows for the Two Month Period", comprises information from the monthly cash reports dated August 15, 2000 and September 15, 2000. The financial data in these reports include cash receipts from July 12, 2000 (first day of the Collection Period for the August 2000 Report) up to September 11, 2000 (last day of the Collection Period for the September 2000 Report).

II COMPARISON OF ACTUAL CASH FLOWS VERSUS THE 2000 BASE CASE FOR THE TWO MONTH PERIOD

     The July 12, 2000 Offering Memorandum (the "Offering Memorandum") issued by AerCo contained assumptions in respect of AerCo Group's future cash flows and expenses (the "2000 Base Case"). For the

                                      A-2-2

         CASH ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                             TWO MONTH PERIOD FROM
               JULY 17, 2000 TO SEPTEMBER 15, 2000 -- (CONTINUED)

purpose of this report, "Net Cash Collections" is defined as Total Cash Collections less Total Cash Expenses, Movements in the Expense Account, Interest Payments and Swap Payments. A discussion of the Total Cash Collections, Cash Expenses, Interest Payments and Principal Payments is given below and should be read in conjunction with the analysis on page 10.

CASH COLLECTIONS

     "Total Cash Collections" include Net Lease Rentals (Contracted Lease Rentals less Net Stress-Related Costs), Movement in Current Arrears Balance, Interest Earned, Aircraft Sales and Net Maintenance. In the Two Month Period, AerCo generated approximately $32.2 million in Total Cash Collections, $2.5 million greater than the Base Case. This difference is due to a combination of the factors set out below (the numbers in brackets refer to the line item number shown on page 10).

[2] RENEGOTIATED LEASES

     Renegotiated Leases refers to the loss in rental revenue caused by a lessee negotiating a reduction in the lease rental. Typically, this can be a permanent reduction over the remaining lease term in exchange for other contractual concessions. In the Two Month Period, there was no loss of revenue attributed to Renegotiated Leases.

[3] RENTAL RESETS INCLUDING INTEREST RATE ADJUSTMENTS FOR FLOATING RATE LEASES

     Rental Resets is a measure of the loss in rental revenue when new lease rates are lower than those assumed in the Base Case, including lease rate adjustments for changes in interest rates on floating rate leases. AerCo currently has 50 fixed rate leases and 13 floating rate leases. There were no rental resets during the Two Month Period.

[4] AIRCRAFT SALES

     Aircraft Sales is a measure of the loss in rental revenue as a result of aircraft sales. In the Two Month Period, there was no lost revenue attributed to Aircraft Sales.

[5] CONTRACTED LEASE RENTALS

     Contracted Lease Rentals represents the current contracted lease rental rollout which equates to the 2000 Base Case Lease Rentals less adjustments for Renegotiated Leases, Rental Resets and Aircraft Sales. For the Two Month Period, Contracted Lease Rentals were $30.3 million.

[6] MOVEMENT IN CURRENT ARREARS BALANCE

     Current Arrears is the total contracted lease rentals outstanding from current lessees at a given date and excludes any amounts classified as Bad Debts. The Current Arrears Balance at the start of the Two Month Period was $3.3 million versus $5.5 million at the end of the Two Month Period, which is a negative movement of $2.2 million.

                                      A-2-3

         CASH ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                             TWO MONTH PERIOD FROM
               JULY 17, 2000 TO SEPTEMBER 15, 2000 -- (CONTINUED)

     ANALYSIS OF CURRENT ARREARS BALANCES

                                                              % OF      CURRENT   CURRENT    MOVEMENT
                                                            APPRAISED   ARREARS   ARREARS   IN CURRENT
         AIRCRAFT TYPE                      COUNTRY          VALUE*     7/15/00   9/15/00    ARREARS
         -------------                      -------         ---------   -------   -------   ----------
                                                                          $M        $M          $M
      1  B747-200.........................  North America      0.5        3.0       3.3        (0.3)
      2  A320-200.........................  Canada             1.9         --       0.3        (0.3)
      3  B767-300ER.......................  Canada             3.7         --       0.4        (0.4)
      4  B757-200.........................  Colombia           2.5         --       1.0        (1.0)
      5  B737-400.........................  Italy              1.7        0.3       0.3          --
      6  A320-200.........................  Italy              1.5         --       0.2        (0.2)
                                                              ----        ---       ---        ----
         TOTAL............................                    13.2        3.3       5.5         2.2
                                                              ====        ===       ===        ====

     --------------------

     * Appraised Value as of April 30, 2000.

     At July 17, 2000, two lessees were in arrears, owing $3.3 million, against which AerCo Group held security deposits of $1.0 million.

     As at September 15, 2000, 6 lessees were in arrears, owing $5.4 million, against which AerCo Group held security deposits of $1.0 million. On February 29, 2000, one of the lessees (Tower Air) filed for Chapter 11 bankruptcy protection in the U.S. in its attempts to restructure its operations. The Offering Memorandum contains an assumption that no further lease revenue is earned on the aircraft leased to Tower Air. See Section IV -- "Recent Developments".

NET STRESS-RELATED COSTS

     Net Stress-Related Costs is a combination of all the factors which can cause actual lease rentals received to differ from the Contracted Lease Rentals. The Base Case assumed Net Stress-Related Costs equal to 6% of the Base Case Lease Rentals. For the Two Month Period, Net Stress-Related Costs led to a cash inflow of $0.3 million compared to $1.2 million outflow assumed in the Base Case, a positive variance of $1.5 million that is due to the following six factors described in items [8] to [13] below.

[8] BAD DEBTS AND [10] SECURITY DEPOSITS DRAWN DOWN

     Bad Debts are arrears owed by lessees who have defaulted and which are deemed irrecoverable. These arrears are partially offset by the drawdown of security deposits held and amounts subsequently recovered from the defaulted lessee. There were no bad debts or security deposit drawdowns during the Two Month Period.

[9] DEFERRED ARREARS BALANCE

     Deferred Arrears Balance refers to current arrears that have been capitalized and restructured into a deferred balance. In the Two Month Period, AerCo received payments totalling $0.3 million from two lessees in accordance with schedules agreed with those lessees. One other lessee failed to make payments on its deferred balance amounting to $0.4 million.

[11] AIRCRAFT ON GROUND ("AOG")

     AOG is defined as the Base Case lease rental lost when an aircraft is off-lease and non-revenue earning. AerCo has not experienced any off lease aircraft during the Two Month Period.

                                      A-2-4

         CASH ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                             TWO MONTH PERIOD FROM
               JULY 17, 2000 TO SEPTEMBER 15, 2000 -- (CONTINUED)

[12] OTHER LEASING INCOME

     Other Leasing Income consists of miscellaneous income received in connection with a lease other than contracted rentals, maintenance receipts and security deposits, such as early termination payments or default interest. There were no cashflows from Other Leasing Income during the Two Month Period.

[13] REPOSSESSION COSTS

     Repossession Costs cover legal and aircraft technical costs incurred as a result of repossessing an aircraft. In the Two Month Period, AerCo has experienced no Repossession Costs.

[15] NET LEASE RENTALS

     Net Lease Rentals is Contracted Lease Rentals less any movement in Current Arrears Balance and Net Stress-Related Costs. In the Two Month Period, Net Lease Rentals amounted to $29.0 million, $0.2 million less than assumed in the Base Case. The variance was attributable to the combined effect of the factors outlined in items [2], [3] and [4] and in items [6] to [13] above.

[16] INTEREST EARNED

     Interest earned relates to interest received on cash balances held in the Collection and Expense Accounts. Cash held in the Collection Account consists of the cash liquidity reserve amount of $65 million plus the security deposit amount, in addition to the intra-month cash balances for all the rentals and maintenance payments collected prior to the monthly payment date. The Expense Account contains cash set aside to pay for expenses which are expected to be payable over the next month. In the Two Month Period, interest earned amounted to $0.7 million, $0.1 million more than assumed in the Base Case.

[17] AIRCRAFT SALES

     There were no aircraft sales during the Two Month Period.

[18] NET MAINTENANCE

     Net Maintenance refers to maintenance reserve revenue received less any maintenance reimbursements paid to lessees. In the Two Month Period, actual maintenance reserve revenue received amounted to $3.2 million and maintenance expenditure amounted to $0.7 million, generating positive net maintenance revenue of $2.5 million. The Base Case makes no assumptions for net maintenance as it assumes that, over time, maintenance revenue will equal maintenance expenditure. However, it is unlikely that in any particular Note Payment Period, maintenance revenue will exactly equal maintenance expenses.

CASH EXPENSES

     "Total Cash Expenses" include Aircraft Operating Expenses and Selling, General and Administrative ("SG&A") Expenses. In the Two Month Period, Total Cash Expenses were $3.0 million compared with an assumed amount of $2.1 million. A number of offsetting factors discussed below have given rise to this variance of $0.9 million.

     Aircraft Operating Expenses includes all operational costs related to the leasing of an aircraft including costs of insurance, re-leasing and other overhead costs. In the Two Month Period, Aircraft Operating Expenses amounted to $0.1 million compared to $0.6 million included in the Base Case, which assumed these costs to be 2% of the Base Case Lease Rentals.

                                      A-2-5

         CASH ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                             TWO MONTH PERIOD FROM
               JULY 17, 2000 TO SEPTEMBER 15, 2000 -- (CONTINUED)

[21] RE-LEASING AND OTHER OVERHEAD COSTS

     Re-leasing and other overhead costs consist of miscellaneous re-delivery and leasing costs associated with re-leasing events. In the Two Month Period these costs amounted to $0.1 million.

     SG&A Expenses relate to fees paid to the Aircraft Servicer and to other service providers.

[23] AIRCRAFT SERVICER FEES

     The Aircraft Servicer Fees are defined as amounts paid to the Aircraft Servicer. AerFi replaced Babcock & Brown as Servicer on July 17, 2000. Babcock & Brown received $1.8 million in the Two Month Period which was due to them in accordance with the terms of their Servicing Agreement. In the Two Month Period, the total Aircraft Servicer's fees paid were $0.4 million, which is in line with the assumed amount in the Base Case.

     Aircraft Servicer Fees consist of:

                                                              $MM
                                                              ---
Retainer Fee................................................  0.2
Rent Collected Fee..........................................  0.2
Previous Servicer Fees......................................  1.8
                                                              ---
Total Servicer Fee..........................................  2.2
                                                              ===

     The Retainer Fee is a fixed amount per month per aircraft and changes only as aircraft are acquired or sold.

[25] OTHER SERVICER FEES

     Other Servicer Fees relate to fees and expenses paid to other service providers including the Administrative Agent, financial advisors, legal advisors, accountants and the directors. In the Two Month Period, Other Servicer Fees amounted to $0.5 million, $0.3 million less than the assumed fees of $0.8 million in the Base Case.

[31] INTEREST PAYMENTS AND [32] SWAP PAYMENTS

     In the Two Month Period, interest payments to Noteholders amounted to $18.2 million. This is $0.2 million lower than the Base Case, which assumed Interest Payments for the Two Month Period to be $18.4 million.

[34] PRINCIPAL PAYMENTS

     In the Two Month Period, total principal payments to Noteholders amounted to $14.3 million, $4.6 million more than assumed in the Base Case, reflecting the application of the positive Net Cash Collections variance of $4.6 million.

III  OTHER FINANCIAL DATA

     Weakly capitalized airlines are more likely than well capitalized airlines to seek operating leases. Therefore, many of the lessees are in a relative weak financial position and several of them have faced and continue to face severe economic difficulties.

                                      A-2-6

         CASH ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                             TWO MONTH PERIOD FROM
               JULY 17, 2000 TO SEPTEMBER 15, 2000 -- (CONTINUED)

     As of September 11, 2000, amounts outstanding for more than 30 days for rental payments due under the leases equalled $4.1 million for two lessees who had a total of two aircraft on lease representing 3.1% of AerCo's portfolio by appraised value at April 30, 2000. The outstanding amounts are net of agreed deferrals or other restructuring and default interest.

     As of September 11, 2000, Tower Air, a North American lessee, representing 0.5% of the portfolio by appraised value at April 30, 2000, owed $3.6 million in rent, $3.3 million of which was in arrears for more than 30 days. Tower Air has filed for Chapter 11 bankruptcy protection. See "North American Concentration" below.

     PAL, an Asian lessee of two B737-300 aircraft representing 2.6% of the portfolio by appraised value at April 30, 2000 was adversely affected by the Asian economic crisis such that it sought bankruptcy protection in 1998. As part of PAL's rehabilitation plan, the Aircraft Servicer has agreed with PAL to a schedule covering the payment of arrearages over the period to December 31, 2003 and the extension of leases. At September 11, 2000, these arrearages amounted to $2.0 million. All amounts have been paid in accordance with the scheduled terms as of September 11, 2000.

     As of September 11, 2000, a Colombian lessee representing 2.5% of the portfolio by appraised value at April 30, 2000, owed $1.0 million in rent, $0.5 million of which was in arrears for more than 30 days. In addition, the lessee has a deferred amount of $0.7 million that was previously restructured. The Servicer has agreed not to exercise its remedies in respect of events of default currently existing under the lease in order to permit the Colombian lessee to have a stable business environment in which to develop, negotiate and commence implementing a long-term business plan. During this period, AerCo will receive approximately 61% of amounts due under the lease in cash, with the remainder provided by way of secured and unsecured notes issued by the Colombian lessee which have a maturity date of January 31, 2001. The Colombian lessee's other aircraft lessors and major creditors have agreed similar forbearance agreements. There can be no guarantee that the Colombian lessee will be successful in preparing a realistic long-term business plan by January 2001. In that event, AerCo will need to consider all of its alternatives, including, potentially, seeking the return of the aircraft.

     AerCo expects to respond to the needs of lessees in financial difficulty by restructuring the applicable leases or agreeing to rent deferrals. The restructurings will typically involve the rescheduling of rental payments for a specified period. In addition, certain restructurings may involve the voluntary early termination of a lease, the replacement of aircraft with less expensive aircraft and the arrangement of sub-leases from the lessee to another aircraft operator. In certain cases, it may be necessary to repossess aircraft from defaulting lessees and re-lease the aircraft to other lessees. The early termination of leases may lead AerCo to incur swap breakage costs under its agreements with swap providers which could be substantial.

     Certain lessees have experienced periodic difficulties in meeting their maintenance obligations under the leases. Such difficulties are caused by the failure of the lessee to have in place a well established maintenance program, adverse climate and other environmental conditions in the locations where the aircraft are operated or financial and labor difficulties experienced by the relevant lessee.

IV  RECENT DEVELOPMENTS

     ASIA PACIFIC CONCENTRATION. At September 11, 2000, 17.6% of the aircraft by appraised value at April 30, 2000 were leased by operators in "emerging" markets in the Asia Pacific region, including China, the Philippines, South Korea, Taiwan and India. One lessee, Asiana, leased 4.7% of the aircraft by appraised value at April 30, 2000.

                                      A-2-7

         CASH ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                             TWO MONTH PERIOD FROM
               JULY 17, 2000 TO SEPTEMBER 15, 2000 -- (CONTINUED)

     Trading conditions in Asia's civil aviation industry have been adversely affected by the severe economic and financial difficulties recently in the region. The economies of the region have experienced acute difficulties including many business failures, significant depreciation of local currencies against the dollar, downgrading of sovereign and corporate credit ratings and internationally organized financial stability measures. One Asian lessee, PAL, which leases 2.6% of the aircraft by appraised value at April 30, 2000 has been adversely affected by the Asian economic crisis such that it sought bankruptcy protection in 1998. As part of its rehabilitation plan, certain of PAL's outstanding lease obligations were re-scheduled in 1999. Several other airlines in the region scheduled their aircraft purchase obligations, eliminated certain routes and reduced employees. A continuation of this downturn in the region's economies may further undermine business confidence, reduce demand for air travel and adversely affect the Asian lessees' operations and their ability to meet their obligations.

     LATIN AMERICAN CONCENTRATION. At September 11, 2000, 18.3% of the aircraft by appraised value at April 30, 2000 were leased by operators in "emerging markets" in Latin America, principally Brazil, Chile and Colombia. The financial prospects for lessees in Latin America depend amongst other things on the level of political stability and economic activity and policies in the region. Developments in other "emerging markets" may also affect the economies of Latin America.

     Most significantly, in 1999, Brazil experienced significant downturns in its economy and financial markets, with large decreases in financial asset prices and dramatic decreases in the value of its currency. One of the lessees, TAM, representing 4.2% of the aircraft by appraised value at April 30, 2000, operates five of the aircraft in Brazil. Continued weakness in the value of the Brazilian real, as well as any further general deterioration in the Brazilian economy, means that this lessee may be unable to generate sufficient revenues in Brazilian currency to pay the U.S. dollar-denominated rental payments under the leases. More importantly, financial and economic problems in Brazil could spread throughout Latin America and other "emerging" economies, having a similar effect on many of AerCo Group's other lessees.

     Colombia has recently suffered as a result of the deterioration in the value of the Colombian Peso and the resulting negative impact on the Colombian economy. AerCo leases one aircraft to a Colombian lessee, representing 2.5% of the portfolio by appraised value at April 30, 2000. Continued weakness in the value of the Colombian Peso, as well as general deterioration in the Colombian economy, will mean that this lessee may be unable to generate sufficient revenues in the Colombian currency to pay the U.S. dollar denominated rental repayments under the lease. As of September 11, 2000, this Colombian lessee owed $1.9 million, $1.3 million of which was in arrears for more than 30 days. The Servicer has agreed not to exercise its remedies in respect of events of default currently existing under the lease in order to permit the Colombian lessee to have a stable business environment in which to develop, negotiate and commence implementing a long-term business plan. During this period, AerCo will receive approximately 61% of amounts due under the lease in cash with the remainder provided by way of secured and unsecured notes issued by the Colombian lessee which have a maturity date of January 31, 2001. The Colombian lessee's other aircraft lessors and major creditors have agreed similar forbearance arrangements. There can be no guarantee that the Colombian lessee will be successful in preparing a realistic long-term business plan by January 2001. In that event, AerCo will need to consider all of its alternatives including, potentially, seeking the return of the aircraft.

     EUROPEAN CONCENTRATION. At September 11, 2000, 53.7% of the aircraft by appraised value at April 30, 2000 were leased by operators based in Europe. Of this amount, lessees of 42.8% of the aircraft were based in "developed" European markets, principally the United Kingdom and Spain. Lessees of the remaining 10.9% of the aircraft were based in "emerging" European markets, principally Turkey. As of September 11, 2000, 20.9% of the aircraft by appraised value at April 30, 2000 were leased to lessees in the United Kingdom.

                                      A-2-8

         CASH ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                             TWO MONTH PERIOD FROM
               JULY 17, 2000 TO SEPTEMBER 15, 2000 -- (CONTINUED)

     The commercial aviation industry in Europe is very sensitive to general economic conditions. Since air travel is largely discretionary, the industry tends to suffer severe financial difficulties during slow economic periods. As a result, the financial prospects for European lessees will depend on the level of economic activity in Europe and in the specific countries where they operate. A recession or other worsening of economic conditions in any European country may adversely affect the European lessees' ability to meet their financial and other obligations. Most European currencies in which European airlines primarily receive their revenue have fallen in value in the last number of months when measured against the United States dollar, adversely affecting the ability of those airlines to meet dollar denominated lease rental, fuel and other operating costs. Competitive pressures from continuing deregulation of the airline industry by the EU may also adversely affect European lessees' operations and their ability to meet their obligations under the leases.

     At September 11, 2000, 7.7% of the aircraft by appraised value at April 30, 2000 were on lease to Turkish lessees. Turkey was hit by a series of severe earthquakes in 1999 and damage caused by the earthquakes and the consequent fall off in tourist traffic has adversely affected the ability of these airlines to operate and meet their financial obligations under the leases. In addition, the fall in value of the Deutsche Mark, the principal currency in which Turkish airlines receive their revenues, against the U.S. dollar, may affect the ability of these airlines to pay US dollar denominated costs including lease rentals.

     The recent sharp increase in jet fuel prices, together with the weakness of the Euro against the U.S. dollar has led to significant increases in operating costs for many airlines based in the Euro-zone. This may adversely impact the ability of such airlines to perform their lease obligations to AerCo Group in the future.

     NORTH AMERICAN CONCENTRATION. At September 11, 2000, 18.3% of the aircraft by appraised value at April 30, 2000 were leased by operators in North America. As in Europe, the commercial aviation industry in North America is highly sensitive to general economic conditions. Since airline travel is largely discretionary, the industry has suffered severe financial difficulties during economic downturns. Over the last several years, nearly half of the major North American passenger airlines have filed for Chapter 11 bankruptcy protection and several major U.S. airlines have ceased operations.

     Tower Air, the lessee of one Boeing 747-200 aircraft, which represents 0.5% of the aircraft by appraised value at April 30, 2000, has filed for Chapter 11 bankruptcy protection. AerCo has petitioned the relevant U.S. bankruptcy court to terminate the lease. When this aircraft is returned to AerCo, AerCo does not believe that it has any immediate placement opportunities for lease of this aircraft. The opportunities for lease or sale of this aircraft type are currently extremely limited. In addition, the technical costs required to ensure that it is in a suitable condition for re-leasing will be significant. Accordingly, AerCo is examining all possibilities in respect of this aircraft, including a worst case scenario which would involve realizing the scrap value. As a consequence, this aircraft has been appraised by reference to its scrap value.

                                      A-2-9

         CASH ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                             TWO MONTH PERIOD FROM
               JULY 17, 2000 TO SEPTEMBER 15, 2000 -- (CONTINUED)

          COMPARISON OF ACTUAL CASH FLOWS VERSUS BASE CASE CASH FLOWS
                            FOR THE TWO MONTH PERIOD

                                                                                                          % OF 2000 LEASE RENTALS
                                                                                                            UNDER THE BASE CASE
                                                                                                       -----------------------------
                                                                       ACTUAL   BASE CASE   VARIANCE   ACTUAL   BASE CASE   VARIANCE
                                                                       ------   ---------   --------   ------   ---------   --------
                                                                        (ALL AMOUNTS IN US DOLLARS
                                                                         UNLESS OTHERWISE STATED)
                         CASH COLLECTIONS
                         Lease Rentals...............................
 [1]                                                                    30.88     30.27       0.61     101.0%    100.0%       1.0%
                         -- Renegotiated Leases......................
 [2]                                                                     0.00      0.00       0.00       0.0%      0.0%       0.0%
                         -- Rental Resets............................
 [3]                                                                     0.00      0.00       0.00       0.0%      0.0%       0.0%
                         -- Aircraft Sales...........................
 [4]                                                                     0.00      0.00       0.00       0.0%      0.0%       0.0%
                                                                       ------    ------      -----     ------    ------      -----
                         CONTRACTED LEASE RENTALS....................
 [5] E[1]...[5]                                                         30.88     30.27       0.61     101.0%    100.0%       1.0%
                         Movement in Current Arrears Balance.........
 [6]                                                                    (2.20)     0.00      (2.20)     (6.3%)     0.0%      (6.3%)
                         less Net Stress Related Costs
 [7]
                         -- Bad Debts................................
 [8]                                                                     0.00     (0.31)      0.31       0.0%     (1.0%)      1.0%
                         -- Deferred Arrears Balance.................
 [9]                                                                     0.30      0.69      (0.39)      1.0%      2.3%      (1.3%)
                         -- Security Deposits drawn down.............
 [10]                                                                    0.00      0.00       0.00       0.0%      0.0%       0.0%
                         -- AOG......................................
 [11]                                                                    0.00     (1.30)      1.30       0.0%     (4.3%)      4.3%
                         -- Other Leasing Income.....................
 [12]                                                                    0.00      0.00       0.00       0.0%      0.0%       0.0%
                         -- Repossession.............................
 [13]                                                                    0.00     (0.25)      0.25       0.0%     (0.8%)      0.8%
                                                                       ------    ------      -----     ------    ------      -----
                         Sub-total...................................
 [14] E[8]...[13]                                                        0.30     (1.17)      1.47       1.0%     (3.9%)      4.9%
                         NET LEASE RENTAL............................
 [15] [5]+[6]+[14]                                                      28.96     29.10      (0.15)     95.6%     96.1%      (0.5%)
                         Interest Earned.............................
 [16]                                                                    0.71      0.61       0.10       2.3%      2.0%       0.3%
                         Aircraft Sales..............................
 [17]                                                                    0.00      0.00       0.00       0.0%      0.0%       0.0%
                         Net Maintenance.............................
 [18]                                                                    2.53      0.00       2.53       8.3%      0.0%       8.3%
                                                                       ------    ------      -----     ------    ------      -----
                         TOTAL CASH COLLECTIONS......................
 [19] E[15]...[18]                                                      32.19     29.71       2.48     105.3%     98.1%       7.1%
                                                                       ======    ======      =====     ======    ======      =====
                         CASH EXPENSES
                         Aircraft Operating Expenses
                         -- Insurance................................
 [20]                                                                    0.00      0.00       0.00       0.0%      0.0%       0.0%
                         -- Re-leasing and other.....................
 [21]                                                                   (0.09)    (0.62)      0.53      (0.3%)    (2.0%)      1.7%
                                                                       ------    ------      -----     ------    ------      -----
 [22] [20] + [21]
                         Sub-total...................................   (0.09)    (0.62)      0.53      (0.3%)    (2.0%)      1.7%
                         SG&A Expenses
                         Aircraft Servicer Fees
 [23]
                         -- Retainer Fee.............................   (0.23)    (0.26)      0.03      (0.8%)    (0.9%)      0.1%
                         -- Rent Collected Fee.......................   (0.26)    (0.31)      0.06      (0.8%)    (1.0%)      0.2%
                         -- Previous Servicer........................   (1.87)     0.00      (1.87)     (6.2%)     0.0%      (6.2%)
                         -- Sales Fee................................    0.00      0.00       0.00       0.0%      0.0%       0.0%
                                                                       ------    ------      -----     ------    ------      -----
                         Sub-total...................................
 [24] [23]                                                              (2.36)    (0.58)     (1.78)     (7.8%)    (1.9%)     (5.9%)
                         Other Servicer Fees.........................
 [25]                                                                   (0.52)    (0.89)      0.37      (1.7%)    (2.9%)      1.2%
                                                                       ------    ------      -----     ------    ------      -----
                         Sub-total...................................
 [26] [24] + [25]                                                       (2.87)    (1.47)     (1.41)     (9.5%)    (4.8%)     (4.6%)
                                                                       ======    ======      =====     ======    ======      =====
                         TOTAL CASH EXPENSES.........................
 [27] [26] + [22]                                                       (2.97)    (2.08)     (0.88)     (9.8%)    (6.9%)     (2.9%)
                                                                       ======    ======      =====     ======    ======      =====
                         NET CASH COLLECTIONS
                         Total Cash Collections......................
 [28] [19]                                                              32.19     29.71       2.48     106.3%     98.1%       8.2%
                         Total Cash Expenses.........................
 [29] [26]                                                              (2.97)    (2.08)     (0.88)     (9.8%)    (6.9%)     (2.9%)
                         Movement in Expense Account.................
 [30]                                                                    2.75      0.00       2.75       9.1%      0.0%       9.1%
                         Interest Payments...........................
 [31]                                                                  (18.21)   (18.49)      0.27     (60.2%)   (61.1%)      0.9%
                         Swap Payments...............................
 [32]                                                                    0.50      0.49       0.01       1.6%      1.6%       0.0%
                                                                       ------    ------      -----     ------    ------      -----
                         TOTAL.......................................
 [33] E[28]....[32]                                                     14.27      9.63       4.64      47.1%     31.8%      15.3%
                                                                       ======    ======      =====     ======    ======      =====
                         PRINCIPAL PAYMENTS
 [34]
                         Subclass A1.................................   14.18      9.56       4.62      46.8%     31.6%      15.3%
                         Subclass B..................................    0.00      0.00       0.00       0.0%      0.0%       0.0%
                         Subclass C..................................    0.08      0.07       0.02       0.3%      0.2%       0.1%
                         Subclass D..................................    0.00      0.00       0.00       0.0%      0.0%       0.0%
                                                                       ------    ------      -----     ------    ------      -----
                         TOTAL.......................................   14.27      9.63       4.64      47.1%     31.8%      15.3%
                                                                       ======    ======      =====     ======    ======      =====

                                     A-2-10

         CASH ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                             TWO MONTH PERIOD FROM
               JULY 17, 2000 TO SEPTEMBER 15, 2000 -- (CONTINUED)

COVERAGE RATIOS

                                                                                   ADJUSTED
                                                    CLOSING         ACTUAL         BASE CASE
                                                 -------------   -------------   -------------
          Net Cash Collections.................                           14.3             9.6
          Add Back Interest and Swap
           Payments............................                           17.7            18.0
          Add Back Permitted Accruals
a         Net Cash Collections (excl. interest
           and swap payments...................                           32.0            27.6
b         Swaps................................                            0.8             0.5
c         Class A Interest.....................                           11.7            11.9
d         Class A Minimum......................                             --              --
e         Class B Interest.....................                            1.9             2.0
f         Class B Minimum......................                             --              --
g         Class C Interest.....................                            2.3             2.3
h         Class C Minimum......................                             --              --
i         Class D Interest.....................                            1.4             1.4
j         Class D Minimum......................                             --              --
k         Class A Scheduled....................                             --              --
l         Class B Scheduled....................                             --              --
m         Class C Scheduled....................                            0.1             0.1
n         Class D Scheduled....................                             --              --
o         Permitted Aircraft Modifications.....                             --              --
p         Step-up Interest.....................                             --              --
q         Class A Supplemental.................                           14.2             9.6
r         Class E Primary Interest.............                            0.9             0.9
                                                                 -------------   -------------
          Total                                                           32.0            27.6
                                                                 -------------   -------------
(i)       Interest Coverage Ratio
          Class A..............................                           2.85            2.42   = a/(b+c)
          Class B..............................                           2.43            2.06   = a/(b+c+d+e)
          Class C..............................                           2.07            1.76   = a/(b+c+d+e+f+g)
          Class D..............................                           1.90            1.61   = a/(b+c+d+e+f+g+h+i)
(ii)      Debt Coverage Ratio
          Class A..............................                           1.90            1.61   = a/(b+c+d+e+f+g+h+I+j+k)
          Class B..............................                           1.90            1.61   = a/(b+c+d+e+f+g+h+I+j+k+l)
          Class C..............................                           1.89            1.61   = a/(b+c+d+e+f+g+h+I+j+k+l+m)
          Class D..............................                           1.89            1.61   = a/(b+c+d+e+f+g+h+I+j+k+l+m+n)
          Loan to Value Ratios (in US Dollars)
(iii)     Assumed Portfolio Value..............  1,566,730,000                   1,522,650,000
(iv)      Adjusted Portfolio Value.............                  1,522,415,496
          Liquidity Reserve Amount
          Of which
          -- Cash..............................     87,400,000      81,208,000      87,400,000
          -- Accrued Expenses..................                      7,818,460
                                                 -------------   -------------   -------------
          Subtotal.............................     87,400,000      89,026,460      87,400,000
          Less Lessee Security Deposits........     22,400,000      16,208,000      22,400,000
                                                 -------------   -------------   -------------
          Subtotal.............................     65,000,000      72,818,460      65,000,000
(v)       Total Asset Value....................  1,631,730,000   1,595,233,956   1,587,650,000
          Note Balances as at September 15,2000
          Class A..............................    998,386,457     984,203,597     988,823,457
          Class B..............................    154,787,636     154,787,636     154,787,636
          Class C..............................    164,156,262     164,074,190     164,091,262
          Class D..............................    100,000,000     100,000,000     100,000,000
                                                 -------------   -------------   -------------
                                                 1,417,330,355   1,403,065,423   1,407,702,355

---------------

(i) Interest Coverage Ratio is equal to Net Cash Collections (excluding interest and swap payments) expressed as a ratio of the interest payable on each subclass of Notes plus the interest and minimum principal payments payable on each subclass of Notes that rank senior in priority of payment to the relevant subclass of Notes.

(ii) Debt Service Ratio is equal to Net Cash Collections (excl. interest and swap payments) expressed as a ratio of the interest and minimum and scheduled principal payments payable on each subclass of Note plus the interest and minimum and scheduled principal payments payable on each subclass of Notes that ranks equally with or senior to the relevant subclass of Notes in the priority of payments.

(iii) Assumed Portfolio Value represents the Initial Appraised Value of each aircraft in the Portfolio multiplied by the Depreciation Factor at Calculation Date divided by the Depreciation Factor at July 15, 1998 or July 17, 2000.

                                     A-2-11

         CASH ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                             TWO MONTH PERIOD FROM
               JULY 17, 2000 TO SEPTEMBER 15, 2000 -- (CONTINUED)

(iv) Adjusted Portfolio Value represents the Base Value of each aircraft in the Portfolio as determined by the most recent Appraisal multiplied by the Depreciation Factor at Calculation Date divided by the Depreciation Factor on July 15, 1998 or July 17, 2000.

(v) Total Asset Value is equal to Total Assumed Portfolio Value plus Liquidity Reserve Amount minus Lessee Security Deposits.

NOTE                   REPORT LINE NAME                           DESCRIPTION
----                   ----------------                           -----------
                       CASH COLLECTIONS
[1]                    Lease Rentals............................  Assumptions as per the June 1998 Prospectus
[2]                    -- Renegotiated Leases...................  Change in contracted rental cash flow caused by a renegotiated lease
[3]                    -- Rental Resets.........................  Re-leasing events where new lease rate deviated from the
                                                                  Base Case
[4]                    -- Aircraft Sales........................  Revenue foregone as a result of aircraft sales
[5] E[1]...[4]         CONTRACTED LEASE RENTALS.................  Current Contracted Lease Rentals due as at the latest
                                                                  Calculation Date
[6]                    Movement in Current Arrears Balance......  Current contracted lease rentals not received as at the
                                                                  latest Calculation Date, excluding Bad Debts
[7]                    Less Net Stress related Costs
[8]                    -- Bad debts.............................  Arrears owed by former lessees and deemed irrecoverable
[9]                    -- Deferred Arrears Balances.............  Current arrears that have been capitalised and restructured as a Note Payable
[10]                   -- Security deposits drawn down..........  Security deposits received following a lessee default
[11]                   -- AOG...................................  Loss of rental due to an aircraft being off-lease and non-revenue earning
[12]                   -- Other Leasing Income..................  Includes lease termination payments, rental guarantees
                                                                  and late payments charges
[13]                   -- Repossession..........................  Legal and technical costs incurred in repossessing aircraft.
[14] E[8]...[13]       Sub-total
[15] [5]+[6]+[14]      NET LEASE RENTALS........................  Contracted Lease Rentals less Movement in Current
                                                                  Arrears Balance and Net Stress related costs
[16]                   Interest Earned..........................  Interest earned on monthly cash balances
[17]                   Aircraft Sales...........................  Gross cash receipts from aircraft sales.
[18]                   Net Maintenance..........................  Maintenance Revenue Reserve received less and reimbursements to lessees
[19] E[15]...[18]      TOTAL CASH COLLECTIONS...................  Net Lease Rentals + Interest Earned + Net Maintenance
                       CASH EXPENSES
                       Aircraft Operating Expenses..............  All operational costs related to the leasing of aircraft.
[20]                   -- Insurance.............................  Premium for contingent insurance policies
[21]                   -- Releasing and other...................  Costs associated with transferring an aircraft from one lessee to another
[22] [23]+[24]         Sub-total
                       SG&A Expenses
[23]                   Aircraft Servicer Fees...................  Monthly and annual fees paid to Aircraft Servicer
                       -- Retainer Fee..........................  Fixed amount per month per aircraft
                       -- Rent Collected........................  1.25% of rental received for the month
                       -- Previous Servicer Fee.................  Fee paid to previous Servicer for performance in accordance with the Servicing Agreement
                       -- Sales Fee.............................  Fee paid to Servicer on sale of an aircraft
[24] [23]              Sub-total
[25]                   Other Servicer Fees......................  Administrative Agent, trustee and professional fees paid to other service providers
[26] [24]+[25]         Sub-total
[27] [22]+[26]         TOTAL CASH EXPENSES......................  Aircraft Operating Expenses + SG&A Expenses
                       NET CASH COLLECTIONS
[28] [19]              Total Cash Collections...................  Line 16 above
[29] [26]              Total Cash Expenses......................  Line 24 above

                                     A-2-12

         CASH ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                             TWO MONTH PERIOD FROM
               JULY 17, 2000 TO SEPTEMBER 15, 2000 -- (CONTINUED)

NOTE                   REPORT LINE NAME                           DESCRIPTION
----                   ----------------                           -----------
[30]                   Movement in Expense Account..............  Relates to reduction in accrued expense amounts
[31]                   Interest Payments........................  Interest paid on all outstanding debt
[32]                   Swap payments............................  Net swap payments (paid)/received
[34]                   Principal payments.......................  Principal payments on debt

                                     A-2-13

                                   APPENDIX 3

 AERCO CASH FLOW PERFORMANCE FOR THE PERIOD FROM JULY 15, 1998 TO JUNE 15, 2000

                                                                                                       % OF 1998 LEASE RENTALS UNDER
                                                                                                          THE ADJUSTED BASE CASE
                                                                                                       -----------------------------
                                                                                 ADJUSTED                        ADJUSTED
                                                                      ------------------------------   -----------------------------
                                                                      ACTUAL    BASE CASE   VARIANCE   ACTUAL   BASE CASE   VARIANCE
                                                                      -------   ---------   --------   ------   ---------   --------
                                                                        (ALL AMOUNTS IN US DOLLARS
                                                                         UNLESS OTHERWISE STATED)
                         CASH COLLECTIONS
                         Lease Rentals..............................
 [1]                                                                   224.02     224.02       0.00    100.0%    100.0%       0.0%
                         -- Renegotiated Leases.....................
 [2]                                                                    (1.01)      0.00      (1.01)    (0.5%)     0.0%      (0.5%)
                         -- Rental Resets...........................
 [3]                                                                    (4.23)      0.00      (4.23)    (1.9%)     0.0%      (1.9%)
                         -- Aircraft Sales..........................
 [4]                                                                    (5.30)     (5.30)      0.00     (2.4%)    (2.4%)      0.0%
                                                                      -------    -------     ------    ------    ------      -----
                         CONTRACTED LEASE RENTALS...................
 [5] E[1]....[5]                                                       213.48     218.72      (5.24)    95.3%     97.6%      (2.3%)
                         Movement in Current Arrears Balance........
 [6]                                                                    (2.70)      0.00      (2.70)    (1.2%)     0.0%      (1.2%)
                         less Net Stress Related Costs
 [7]
                         -- Bad Debts...............................
 [8]                                                                     0.00      (2.24)      2.24      0.0%     (1.0%)      1.0%
                         -- Deferred Arrears Balance................
 [9]                                                                    (1.96)      0.00      (1.96)    (0.9%)     0.0%      (0.9%)
                         -- Security Deposits drawn down............
 [10]                                                                    0.90       0.00       0.90      0.4%      0.0%       0.4%
                         -- AOG.....................................
 [11]                                                                    0.00      (9.41)      9.41      0.0%     (4.2%)      4.2%
                         -- Other Leasing Income....................
 [12]                                                                    0.25       0.00       0.25      0.1%      0.0%       0.1%
                         -- Repossession............................
 [13]                                                                    0.00      (1.75)      1.75      0.0%     (0.8%)      0.8%
                                                                      -------    -------     ------    ------    ------      -----
                         Sub-total..................................
 [14] E[8]....[13]                                                      (0.81)    (13.40)     12.59     (0.4%)    (6.0%)      5.6%
                         NET LEASE RENTAL...........................
 [15] [5] + [6] + [14]                                                 209.97     205.32       4.64     93.7%     91.7%       2.1%
                         Interest Earned............................
 [16]                                                                    6.17       4.30       1.87      2.8%      1.9%       0.8%
                         Aircraft Sales.............................
 [17]                                                                   28.51      28.51       0.00     12.7%     12.7%       0.0%
                         Net Maintenance............................
 [18]                                                                  (12.72)      0.00     (12.72)    (5.7%)     0.0%      (5.7%)
                                                                      -------    -------     ------    ------    ------      -----
                         TOTAL CASH COLLECTIONS.....................
 [19] E[15]....[18]                                                    231.92     238.13      (6.21)   103.5%    106.3%      (2.8%)
                                                                      =======    =======     ======    ======    ======      =====
                         CASH EXPENSES
                         Aircraft Operating Expenses
                         -- Insurance...............................
 [20]                                                                   (1.01)      0.00      (1.01)    (0.5%)     0.0%      (0.5%)
                         -- Re-leasing and other overheads..........
 [21]                                                                   (6.93)     (4.48)     (2.45)    (3.1%)    (2.0%)     (1.1%)
                                                                      -------    -------     ------    ------    ------      -----
                         Sub-total..................................
 [22] [20] + [21]                                                       (7.95)     (4.48)     (3.47)    (3.5%)    (2.0%)     (1.5%)
                         SG&A Expenses
                         Aircraft Servicer Fees
 [23]
                         -- Retainer Fee............................    (1.68)     (3.16)      1.48     (0.7%)    (1.4%)      0.7%
                         -- Rent Collected Fee......................    (1.92)      0.00      (1.92)    (0.9%)     0.0%      (0.9%)
                         -- Incentive Fee...........................    (1.21)     (1.88)      0.67     (0.5%)    (0.8%)      0.3%
                         -- Sales Fee...............................    (0.66)     (0.66)      0.00     (0.3%)    (0.3%)      0.0%
                                                                      -------    -------     ------    ------    ------      -----
                         Sub-total..................................
 [24] [23]                                                              (5.46)     (5.70)      0.24     (2.4%)    (2.5%)      0.1%
                         Other Servicer Fees........................
 [25]                                                                   (9.86)     (9.98)      0.12     (4.4%)    (4.5%)      0.1%
                                                                      -------    -------     ------    ------    ------      -----
                         Sub-total..................................
 [26] [24] + [25]                                                      (15.32)    (15.67)      0.36     (6.8%)    (7.0%)      0.2%
                                                                      =======    =======     ======    ======    ======      =====
                                                                           --         --         --        --        --         --
                         TOTAL CASH EXPENSES........................
 [27] [26] + [22]                                                      (23.26)    (20.15)     (3.11)   (10.4%)    (9.0%)     (1.4%)
                                                                      =======    =======     ======    ======    ======      =====
                         NET CASH COLLECTIONS
                         Total Cash Collections.....................
 [28] [19]                                                             231.92     238.13      (6.21)   103.5%    106.3%      (2.8%)
                         Total Cash Expenses........................
 [29] [26]                                                             (23.26)    (20.15)     (3.11)   (10.4%)    (9.0%)     (1.4%)
                         Movement on Expense Account................
 [30]                                                                    0.40       0.00       0.40      0.2%      0.0%       0.2%
                         Interest Payments..........................
 [31]                                                                 (106.04)   (108.96)      2.93    (47.3%)   (48.6%)      1.3%
                         Swap Payments..............................
 [32]                                                                   (2.27)     (1.84)     (0.43)    (1.0%)    (0.8%)     (0.2%)
                                                                      -------    -------     ------    ------    ------      -----
                         TOTAL......................................
 [33] E[28]....[31]                                                    100.75     107.18      (6.43)    45.0%     47.8%      (2.9%)
                                                                      =======    =======     ======    ======    ======      =====
                         PRINCIPAL PAYMENTS
 [34]
                         Subclass A1................................     0.00       0.00       0.00      0.0%      0.0%       0.0%
                         Subclass A2................................    90.18      96.41      (6.23)    40.3%     43.0%      (2.8%)
                         Subclass B.................................     9.80       9.96      (0.16)     4.4%      4.5%      (0.1%)
                         Subclass C.................................     0.77       0.80      (0.03)     0.3%      0.4%      (0.0%)
                         Subclass D.................................     0.00       0.00       0.00      0.0%      0.0%       0.0%
                                                                      -------    -------     ------    ------    ------      -----
                         TOTAL......................................   100.75     107.18      (6.43)    45.0%     47.8%      (2.9%)
                                                                      =======    =======     ======    ======    ======      =====
                         DEBT BALANCES AT JUNE 15, 2000
                         Subclass A1................................   340.00     340.00
                         Subclass A2................................   199.82     193.59
                         Subclass B.................................    75.20      75.04
                         Subclass C.................................    84.23      84.20
                         Subclass D.................................    80.00      80.00
                                                                      -------    -------
                                                                       779.25     772.83
                                                                      =======    =======

                                      A-3-1

COVERAGE RATIOS

                                                                                   ADJUSTED
                                                        CLOSING       ACTUAL       BASE CASE
                                                      -----------   -----------   -----------
          NET CASH COLLECTIONS......................                      100.7         107.2
          Add Back Interest and
           Swap Payments............................                      108.3         110.8
a         Net Cash Collections......................                      209.1         218.0
          (excl. interest and swap payments)
b         Swaps.....................................                        2.3           1.8
c         Class A Interest..........................                       65.2          67.3
d         Class A Minimum...........................                        4.4           4.4
e         Class B Interest..........................                        9.5           9.9
f         Class B Minimum...........................                        5.8           5.8
g         Class C Interest..........................                       11.3          11.7
h         Class C Minimum...........................                        0.0           0.0
i         Class D Interest..........................                       13.1          13.0
j         Class D Minimum...........................                         --            --
k         Class A Scheduled.........................                         --            --
l         Class B Scheduled.........................                        3.1           4.2
m         Class C Scheduled.........................                        0.7           0.8
n         Class D Scheduled.........................                         --            --
o         Permitted Aircraft Modifications..........                         --            --
p         Step-up Interest..........................                         --            --
q         Class A Supplemental......................                       84.3          92.0
r         Class E Primary Interest..................                        7.0           7.0
s         Class B Supplemental......................                        0.9            --
t         Class A Outstanding.......................                        1.5            --
                                                                    -----------   -----------
          TOTAL.....................................                      209.1         218.0
                                                                    -----------   -----------
(i)       INTEREST COVERAGE RATIO
          Class A...................................                       3.10          3.15   = a/(b+c)
          Class B...................................                       2.57          2.61   = a/(b+c+d+e)
          Class C...................................                       2.12          2.16   = a/(b+c+d+e+f+g)
          Class D...................................                       1.87          1.91   = a/(b+c+d+e+f+g+h+i)
(ii)      DEBT COVERAGE RATIO
          Class A...................................                       1.87          1.91   = a/(b+c+d+e+f+g+h+I+j+k)
          Class B...................................                       1.82          1.84   = a/(b+c+d+e+f+g+h+I+j+k+l)
          Class C...................................                       1.81          1.83   = a/(b+c+d+e+f+g+h+I+j+k+l+m)
          Class D...................................                       1.81          1.83   = a/(b+c+d+e+f+g+h+I+j+k+l+m+n)
          LOAN TO VALUE RATIOS (IN US DOLLARS)
(iii)     Assumed Portfolio Value...................  951,973,000   852,539,458
(iv)      Adjusted Portfolio Value..................                843,519,866
          Liquidity Reserve Amount Of which --
           Cash.....................................   56,156,000    56,304,000    56,156,000
          -- Accrued Expenses.......................                  5,000,000
          -- Letters of Credit held.................           --            --            --
                                                      -----------   -----------   -----------
          Subtotal..................................   56,156,000    61,304,000    56,156,000
          Less Lessee Security Deposits.............   16,156,000    16,304,000    16,156,000
                                                      -----------   -----------   -----------
          Subtotal..................................   40,000,000    45,000,000    40,000,000
(v)       TOTAL ASSET VALUE.........................  991,973,000   888,519,866   892,539,458
          NOTE BALANCES AS AT JUNE 15, 2000
          Class A...................................   630,00,000   539,822,000   533,589,000
          Class B...................................   85,000,000    75,196,000    75,036,000
          Class C...................................   85,000,000    84,234,000    84,200,000
          Class D...................................   80,000,000        80,000    80,000,000
                                                      -----------   -----------   -----------
                                                      880,000,000   779,252,000   772,825,000

---------------

(i) Adjusted Base Case equals the 1998 Base Case adjusted to aircraft sales.

                                      A-3-2

(ii) Interest Coverage Ratio is equal to Net Cash Collections (excl. interest and swap payments) expressed as a ratio of the interest payable on each subclass of notes plus the interest and minimum principal payments payable on each subclass of notes that rank senior in priority of payment to the relevant subclass of notes.

(iii) Debt Service Ratio is equal to Net Cash Collections (excl. interest and swap payments) expressed as a ratio of the interest and minimum and scheduled principal payments payable on each subclass of Note plus the interest and minimum and scheduled principal payments payable on each subclass of notes that ranks equally with or senior to the relevant subclass of notes in the priority of payments.

(iv) Assumed Portfolio Value represents the Initial Appraised Value of each aircraft in the Portfolio multiplied by the Depreciation Factor at Calculation Date divided by the Depreciation Factor on July 15, 1998.

(v) Adjusted Portfolio Value represents the Base Value of each aircraft in the Portfolio as determined by the most recent Appraisal multiplied by the Depreciation Factor at Calculation Date divided by the Depreciation Factor on July 15, 1998.

    The lower of the Assumed Portfolio Value or 105% of the Adjusted Portfolio Value is used to calculate the principal repayment amounts to Noteholders.

(vi) Total Asset Value is equal to Total Assumed Portfolio Value plus Liquidity Reserve Amount minus Lessee Security Deposits.

                                      A-3-3

                               PORTFOLIO DETAILS
         All amounts in thousands of US dollars unless otherwise stated

                                                COUNTRY OF                                                              DATE OF
                                                  CURRENT                        AIRCRAFT       ENGINE       SERIAL   MANUFACTURE/
                REGION (1)                        LESSEE          LESSEE           TYPE      CONFIGURATION   NUMBER    CONVERSION
                ----------                      -----------   ---------------   ----------   -------------   ------   ------------
            1.  Asia -- Emerging                China         China Xinjiang    B757-200     RB211-535E4     26153       Aug 92
            2.                                  China         China Southern    B737-300     CFM56-3C1       26068       Jun 92
            3.                                  India         Indian Airlines   A300B4-200   CF6-50C2          240       May 83
            4.                                  Philippines   PAL               B737-300     CFM56-3B1       24465       Aug 89
            5.                                  Philippines   PAL               B737-300     CFM56-3B1       24677       Mar 90
            6.                                  South Korea   Asiana            B737-400     CFM56-3C1       25764       Jul 92
            7.                                  South Korea   Asiana            B737-400     CFM56-3C1       25765       Jul 92
            8.                                  Taiwan        FEAT              MD83         JT8D-219        49952       Dec 91
Sub-total
            9.  Europe -- Developed             Italy         Air Europe        A320-200     CFM5-5A1           85       Feb 90
           10.                                  Spain         Spanair           B767-300ER   PW4060          24999       Feb 91
           11.                                  Spain         Spanair           MD83         JT8D-219        49627       Apr 89
           12.                                  Spain         Spanair           MD83         JT8D-219        49790       Oct 89
           13.                                  UK            Air 2000          B757-200     RB211-535E4     26158       Feb 93
           14.                                  UK            Airtours          A320-200     CFM56-5A3         299       Apr 92
           15.                                  UK            Airtours          A320-200     V2500-A1          362       Nov 92
           16.                                  UK            BMA               B737-400     CFM56-3C1       23868       Oct 88
           17.                                  UK            Monarch           A320-200     CFM56-5A3         391       Feb 93
Sub-total
           18.  Europe -- Emerging              Hungary       Malev             B737-300     CFM56-3C1       24909       Apr 91
           19.                                  Turkey        Pegasus           B737-400     CFM56-3C1       23979       Jan 89
           20.                                  Turkey        Pegasus           B737-400     CFM56-3C1       24685       May 90
           21.                                  Turkey        Sun Express       B737-300     CFM56-3C1       24908       Mar 91
           22.                                  Turkey        THY               B737-400     CFM56-3C1       24904       Feb 91
           23.                                  Turkey        THY               B737-400     CFM56-3C1       26066       Jun 92
Sub-total
           24.  Latin America                   Brazil        TAM               Fokker 100   TAY650-15       11341       Aug 91
           25.                                  Brazil        TAM               Fokker 100   TAY650-15       11350       Apr 92
           26.                                  Brazil        TAM               Fokker 100   TAY650-15       11351       Sep 91
           27.                                  Brazil        Nordeste          B737-500     CFM56-3C1       26067       Jun 92
           28.                                  Chile         AILL (1)          DC8-71F      CFM56-2C1       46040       Mar 91
           29.                                  Columbia      Avianca           B757-200     RB211-535E4     26152       Aug 92
Sub-total
           30.  North America                   Canada        Air Canada        A320-200     CFM56-5A1         403       Dec 93
           31.                                  Canada        Air Canada        B767-300ER   PW4060          24947       Mar 91
           32.                                  USA           BAX Global        DC8-71F      CFM56-2C1       46064       Mar 92
           33.                                  USA           Tower Air         B747-200     JT9D-7Q         22496       Oct 81
Sub-total
                Total.............................................................................................................


             APPRAISED VALUE       % OF     % OF
           AT FEBRUARY 18, 2000   TOTAL    REGION
           --------------------   ------   ------
                  39,400            4.6%
                  24,103            2.8%
                  11,187            1.3%
                  20,233            2.4%
                  20,990            2.5%
                  25,353            3.0%
                  25,563            3.0%
                  21,867            2.6%
Sub-total                                   22.2%
                  25,427            3.0%
                  57,383            6.8%
                  19,393            2.3%
                  19,693            2.3%
                  40,547            4.8%
                  28,860            3.4%
                  29,170            3.4%
                  21,460            2.5%
                  30,523            3.6%
Sub-total                                   32.1%
                  22,943            2.7%
                  21,797            2.6%
                  24,807            2.9%
                  22,880            2.7%
                  25,583            3.0%
                  25,743            3.0%
Sub-total                                   16.9%
                  13,270            1.6%
                  13,393            1.6%
                  13,360            1.6%
                  21,217            2.5%
                  15,353            1.8%
                  38,527            4.5%
Sub-total                                   13.6%
                  29,907            3.5%
                  58,620            6.9%
                  13,927            1.6%
                  27,003            3.2%
Sub-total                                   15.2%
                 -------          ------   ------
                 849,482          100.0%   100.0%
                 =======          ======   ======

---------------

1.  Regions are defined according to MSCI designations.
2. Aircraft International Leasing Limited is an indirect 100% subsidiary of Lan Chile.
3.  Total number of lessees = 23
4.  Total number of countries = 15

                                      A-3-4

                                   APPENDIX 4

                   MONTHLY LEASE RENTALS UNDER THE BASE CASE

                       BASE CASE
                         LEASE
        MONTH           RENTALS
---------------------  ----------
                         (US$)
August 2000..........  14,221,172
September 2000.......  16,738,741
October 2000.........  17,771,914
November 2000........  14,928,967
December 2000........  23,953,526
January 2001.........  15,957,613
February 2001........  14,439,658
March 2001...........  16,805,547
April 2001...........  17,855,111
May 2001.............  14,170,397
June 2001............  15,956,668
July 2001............  16,235,145
August 2001..........  14,197,447
September 2001.......  17,245,377
October 2001.........  17,124,716
November 2001........  14,352,545
December 2001........  15,792,521
January 2002.........  15,859,771
February 2002........  14,621,301
March 2002...........  16,742,603
April 2002...........  17,268,347
May 2002.............  14,422,405
June 2002............  15,910,885
July 2002............  15,913,772
August 2002..........  14,425,802
September 2002.......  17,171,180
October 2002.........  17,073,863
November 2002........  14,478,327
December 2002........  15,379,079
January 2003.........  15,708,818
February 2003........  14,464,301
March 2003...........  16,625,118
April 2003...........  17,065,436
May 2003.............  14,254,847
June 2003............  15,739,238
July 2003............  15,535,766
August 2003..........  14,532,421
September 2003.......  16,690,281
October 2003.........  16,740,861
November 2003........  14,627,521
December 2003........  15,269,161
January 2004.........  15,428,222
February 2004........  14,616,002
March 2004...........  16,547,642
April 2004...........  16,793,426
May 2004.............  14,680,994
June 2004............  15,575,015
July 2004............  15,127,890
August 2004..........  14,564,634

                       BASE CASE
                         LEASE
        MONTH           RENTALS
---------------------  ----------
                         (US$)
September 2004.......  16,223,800
October 2004.........  16,809,860
November 2004........  14,854,724
December 2004........  14,854,724
January 2005.........  15,053,021
February 2005........  15,036,485
March 2005...........  16,326,485
April 2005...........  16,268,543
May 2005.............  14,971,532
June 2005............  15,148,361
July 2005............  14,995,636
August 2005..........  14,995,636
September 2005.......  16,228,619
October 2005.........  15,180,741
November 2005........  15,132,162
December 2005........  15,110,663
January 2006.........  15,110,663
February 2006........  15,116,256
March 2006...........  18,281,580
April 2006...........  15,019,380
May 2006.............  14,987,941
June 2006............  14,987,941
July 2006............  14,987,941
August 2006..........  14,987,941
September 2006.......  14,987,941
October 2006.........  14,987,941
November 2006........  14,954,512
December 2006........  14,939,652
January 2007.........  14,939,652
February 2007........  14,939,652
March 2007...........  17,796,228
April 2007...........  14,735,569
May 2007.............  14,672,774
June 2007............  14,616,330
July 2007............  14,616,330
August 2007..........  14,616,330
September 2007.......  14,590,002
October 2007.........  14,590,002
November 2007........  14,562,961
December 2007........  14,504,042
January 2008.........  14,504,042
February 2008........  14,482,312
March 2008...........  14,482,312
April 2008...........  14,363,325
May 2008.............  17,276,068
June 2008............  14,253,114
July 2008............  14,253,114
August 2008..........  14,253,114
September 2008.......  14,220,302

                       BASE CASE
                         LEASE
        MONTH           RENTALS
---------------------  ----------
                         (US$)
October 2008.........  14,220,302
November 2008........  14,182,340
December 2008........  14,182,340
January 2009.........  14,141,752
February 2009........  14,141,752
March 2009...........  14,141,752
April 2009...........  13,941,625
May 2009.............  13,883,321
June 2009............  13,853,285
July 2009............  13,834,442
August 2009..........  13,793,063
September 2009.......  13,793,063
October 2009.........  13,752,888
November 2009........  13,669,577
December 2009........  13,669,577
January 2010.........  13,669,577
February 2010........  13,638,783
March 2010...........  13,638,783
April 2010...........  13,471,366
May 2010.............  13,471,366
June 2010............  13,404,068
July 2010............  16,451,686
August 2010..........  13,256,146
September 2010.......  13,256,146
October 2010.........  13,180,426
November 2010........  13,078,218
December 2010........  13,015,870
January 2011.........  13,015,870
February 2011........  12,898,847
March 2011...........  12,747,369
April 2011...........  12,747,369
May 2011.............  12,683,408
June 2011............  12,683,408
July 2011............  12,683,408
August 2011..........  12,683,408
September 2011.......  12,683,408
October 2011.........  12,683,408
November 2011........  12,619,589
December 2011........  12,581,449
January 2012.........  12,581,449
February 2012........  12,581,449
March 2012...........  12,581,449
April 2012...........  12,542,797
May 2012.............  12,479,432
June 2012............  12,344,617
July 2012............  12,344,617
August 2012..........  12,344,617
September 2012.......  12,267,333
October 2012.........  12,267,333

                                      A-4-1

                       BASE CASE
                         LEASE
        MONTH           RENTALS
---------------------  ----------
                         (US$)
November 2012........  12,177,222
December 2012........  12,095,693
January 2013.........  12,095,693
February 2013........  15,077,019
March 2013...........  11,907,972
April 2013...........  11,634,594
May 2013.............  11,634,594
June 2013............  11,634,594
July 2013............  11,634,594
August 2013..........  11,634,594
September 2013.......  11,574,053
October 2013.........  15,316,041
November 2013........  15,057,353
December 2013........  11,232,471
January 2014.........  14,951,540
February 2014........  10,985,519
March 2014...........  10,985,519
April 2014...........  13,891,170
May 2014.............  10,395,876
June 2014............  17,910,766
July 2014............  10,061,756
August 2014..........  13,246,221
September 2014.......   9,805,551
October 2014.........  12,871,643
November 2014........   9,457,372
December 2014........   9,457,372
January 2015.........   9,457,372
February 2015........   9,404,046
March 2015...........  13,331,103
April 2015...........  12,249,440
May 2015.............  19,527,791
June 2015............  11,888,756
July 2015............   8,227,248
August 2015..........  11,688,004
September 2015.......  14,037,253
October 2015.........  10,733,934
November 2015........   7,640,318
December 2015........   7,534,970
January 2016.........   7,534,970
February 2016........  19,920,902
March 2016...........  15,655,823
April 2016...........  16,842,875
May 2016.............   7,975,523
June 2016............   5,966,586
July 2016............   7,844,407
August 2016..........   8,108,394
September 2016.......   8,022,357
October 2016.........   5,664,520
November 2016........   5,664,520
December 2016........   8,724,301
January 2017.........   5,440,407

                       BASE CASE
                         LEASE
        MONTH           RENTALS
---------------------  ----------
                         (US$)
February 2017........   5,440,407
March 2017...........  11,863,859
April 2017...........  14,763,295
May 2017.............  15,763,872
June 2017............  14,028,658
July 2017............   7,418,139
August 2017..........  18,350,167
September 2017.......   2,724,425
October 2017.........   6,980,012
November 2017........   2,543,002
December 2017........   6,723,851
January 2018.........   2,350,649
February 2018........   5,589,363
March 2018...........  14,973,827
April 2018...........   5,884,106
May 2018.............   1,425,404
June 2018............   1,425,404
July 2018............   1,425,404
August 2018..........   1,425,404
September 2018.......   4,235,170
October 2018.........   1,297,259
November 2018........   1,297,259
December 2018........   5,435,992
January 2019.........   1,128,785
February 2019........   1,128,785
March 2019...........   1,128,785
April 2019...........   1,128,785
May 2019.............   1,059,770
June 2019............   1,059,770
July 2019............   1,059,770
August 2019..........   1,059,770
September 2019.......   1,059,770
October 2019.........   1,059,770
November 2019........   1,059,770
December 2019........   1,059,770
January 2020.........   1,059,770
February 2020........   1,059,770
March 2020...........   1,059,770
April 2020...........   1,059,770
May 2020.............   1,059,770
June 2020............   3,967,681
July 2020............     924,740
August 2020..........     924,740
September 2020.......     924,740
October 2020.........     924,740
November 2020........     924,740
December 2020........     924,740
January 2021.........     924,740
February 2021........     862,577
March 2021...........     862,577
April 2021...........     862,577

                       BASE CASE
                         LEASE
        MONTH           RENTALS
---------------------  ----------
                         (US$)
May 2021.............     862,577
June 2021............     862,577
July 2021............     862,577
August 2021..........     862,577
September 2021.......     862,577
October 2021.........     862,577
November 2021........     862,577
December 2021........     862,577
January 2022.........     862,577
February 2022........     862,577
March 2022...........     862,577
April 2022...........     862,577
May 2022.............     785,122
June 2022............     669,187
July 2022............     669,187
August 2022..........     669,187
September 2022.......     669,187
October 2022.........     669,187
November 2022........     669,187
December 2022........     669,187
January 2023.........     669,187
February 2023........     669,187
March 2023...........     669,187
April 2023...........     669,187
May 2023.............     669,187
June 2023............     669,187
July 2023............     669,187
August 2023..........     669,187
September 2023.......     669,187
October 2023.........     669,187
November 2023........     669,187
December 2023........     669,187
January 2024.........   5,481,998
February 2024........     492,159
March 2024...........     492,159
April 2024...........     492,159
May 2024.............   6,509,414
June 2024............     220,580
July 2024............     220,580
August 2024..........     220,580
September 2024.......     220,580
October 2024.........     220,580
November 2024........     220,580
December 2024........     220,580
January 2025.........     220,580
February 2025........     220,580
March 2025...........     220,580
April 2025...........     220,580
May 2025.............   6,254,155
June 2025............           0

                                      A-4-2

                                   APPENDIX 5

                            ASSUMED PORTFOLIO VALUES

                           ASSUMED
        MONTH          PORTFOLIO VALUE
---------------------  ---------------
                       (US$ MILLIONS)
July 2000............     1,566.73
August 2000..........     1,559.95
September 2000.......     1,552.65
October 2000.........     1,545.33
November 2000........     1,537.98
December 2000........     1,514.22
January 2001.........     1,508.51
February 2001........     1,502.77
March 2001...........     1,497.01
April 2001...........     1,491.23
May 2001.............     1,485.42
June 2001............     1,479.59
July 2001............     1,473.74
August 2001..........     1,467.86
September 2001.......     1,461.96
October 2001.........     1,456.03
November 2001........     1,450.09
December 2001........     1,444.12
January 2002.........     1,438.12
February 2002........     1,432.10
March 2002...........     1,426.06
April 2002...........     1,420.00
May 2002.............     1,413.91
June 2002............     1,407.79
July 2002............     1,401.65
August 2002..........     1,395.49
September 2002.......     1,389.30
October 2002.........     1,383.09
November 2002........     1,376.86
December 2002........     1,370.60
January 2003.........     1,364.32
February 2003........     1,358.01
March 2003...........     1,351.68
April 2003...........     1,345.32
May 2003.............     1,338.94
June 2003............     1,332.53
July 2003............     1,326.10
August 2003..........     1,319.64
September 2003.......     1,313.16
October 2003.........     1,306.65
November 2003........     1,300.12
December 2003........     1,293.56
January 2004.........     1,286.98
February 2004........     1,280.38
March 2004...........     1,273.74
April 2004...........     1,267.09

                           ASSUMED
        MONTH          PORTFOLIO VALUE
---------------------  ---------------
                       (US$ MILLIONS)
May 2004.............     1,260.40
June 2004............     1,253.69
July 2004............     1,246.96
August 2004..........     1,240.20
September 2004.......     1,233.41
October 2004.........     1,226.60
November 2004........     1,219.76
December 2004........     1,212.90
January 2005.........     1,206.01
February 2005........     1,199.10
March 2005...........     1,192.15
April 2005...........     1,185.19
May 2005.............     1,178.19
June 2005............     1,171.17
July 2005............     1,164.12
August 2005..........     1,157.05
September 2005.......     1,149.95
October 2005.........     1,142.82
November 2005........     1,135.67
December 2005........     1,128.49
January 2006.........     1,121.28
February 2006........     1,114.05
March 2006...........     1,106.85
April 2006...........     1,099.76
May 2006.............     1,092.65
June 2006............     1,085.51
July 2006............     1,078.35
August 2006..........     1,071.16
September 2006.......     1,063.94
October 2006.........     1,056.70
November 2006........     1,049.43
December 2006........     1,042.13
January 2007.........     1,034.81
February 2007........     1,027.46
March 2007...........     1,020.14
April 2007...........     1,012.93
May 2007.............     1,005.69
June 2007............       998.42
July 2007............       991.12
August 2007..........       983.80
September 2007.......       976.45
October 2007.........       969.08
November 2007........       961.68
December 2007........       954.25
January 2008.........       946.79
February 2008........       939.30

                           ASSUMED
        MONTH          PORTFOLIO VALUE
---------------------  ---------------
                       (US$ MILLIONS)
March 2008...........       931.79
April 2008...........       924.25
May 2008.............       916.75
June 2008............       909.29
July 2008............       901.81
August 2008..........       894.30
September 2008.......       886.76
October 2008.........       879.20
November 2008........       871.61
December 2008........       863.99
January 2009.........       856.34
February 2009........       848.66
March 2009...........       840.96
April 2009...........       833.23
May 2009.............       825.47
June 2009............       817.69
July 2009............       809.87
August 2009..........       802.03
September 2009.......       794.16
October 2009.........       786.26
November 2009........       778.34
December 2009........       770.38
January 2010.........       762.40
February 2010........       754.39
March 2010...........       746.35
April 2010...........       738.28
May 2010.............       730.18
June 2010............       722.06
July 2010............       713.97
August 2010..........       705.94
September 2010.......       697.87
October 2010.........       689.78
November 2010........       681.66
December 2010........       673.51
January 2011.........       665.33
February 2011........       657.12
March 2011...........       648.89
April 2011...........       640.62
May 2011.............       632.33
June 2011............       624.00
July 2011............       615.65
August 2011..........       607.27
September 2011.......       598.86
October 2011.........       590.42
November 2011........       581.95
December 2011........       573.45

                                      A-5-1

                           ASSUMED
        MONTH          PORTFOLIO VALUE
---------------------  ---------------
                       (US$ MILLIONS)
January 2012.........       564.92
February 2012........       556.36
March 2012...........       547.77
April 2012...........       539.15
May 2012.............       530.50
June 2012............       521.82
July 2012............       513.11
August 2012..........       504.37
September 2012.......       495.60
October 2012.........       486.80
November 2012........       477.97
December 2012........       469.11
January 2013.........       460.22
February 2013........       451.35
March 2013...........       442.54
April 2013...........       433.71
May 2013.............       424.84
June 2013............       415.94
July 2013............       407.01
August 2013..........       398.06
September 2013.......       389.07
October 2013.........       380.07
November 2013........       371.25
December 2013........       362.52
January 2014.........       353.85
February 2014........       345.25
March 2014...........       336.61
April 2014...........       328.02
May 2014.............       319.49
June 2014............       311.06
July 2014............       302.83
August 2014..........       294.64
September 2014.......       286.51
October 2014.........       278.42
November 2014........       270.38
December 2014........       262.31
January 2015.........       254.21
February 2015........       246.09
March 2015...........       238.09
April 2015...........       230.22
May 2015.............       222.63
June 2015............       215.33
July 2015............       208.09
August 2015..........       200.90
September 2015.......       193.88
October 2015.........       187.09
November 2015........       180.34
December 2015........       173.57

                           ASSUMED
        MONTH          PORTFOLIO VALUE
---------------------  ---------------
                       (US$ MILLIONS)
January 2016.........       166.77
February 2016........       160.24
March 2016...........       154.20
April 2016...........       148.64
May 2016.............       143.36
June 2016............       138.08
July 2016............       132.83
August 2016..........       127.65
September 2016.......       122.56
October 2016.........       117.51
November 2016........       112.44
December 2016........       107.43
January 2017.........       102.47
February 2017........        97.51
March 2017...........        92.70
April 2017...........        88.10
May 2017.............        84.12
June 2017............        80.47
July 2017............        77.35
August 2017..........        74.58
September 2017.......        72.19
October 2017.........        69.78
November 2017........        67.57
December 2017........        65.54
January 2018.........        63.51
February 2018........        61.58
March 2018...........        60.10
April 2018...........        58.97
May 2018.............        57.90
June 2018............        56.82
July 2018............        55.73
August 2018..........        54.65
September 2018.......        53.69
October 2018.........        52.73
November 2018........        51.77
December 2018........        50.81
January 2019.........        50.04
February 2019........        49.27
March 2019...........        48.49
April 2019...........        47.71
May 2019.............        46.93
June 2019............        46.14
July 2019............        45.36
August 2019..........        44.57
September 2019.......        43.77
October 2019.........        42.98
November 2019........        42.18
December 2019........        41.38

                           ASSUMED
        MONTH          PORTFOLIO VALUE
---------------------  ---------------
                       (US$ MILLIONS)
January 2020.........        40.58
February 2020........        39.77
March 2020...........        38.96
April 2020...........        38.15
May 2020.............        37.33
June 2020............        36.64
July 2020............        35.95
August 2020..........        35.27
September 2020.......        34.59
October 2020.........        33.90
November 2020........        33.21
December 2020........        32.52
January 2021.........        31.82
February 2021........        31.13
March 2021...........        30.43
April 2021...........        29.73
May 2021.............        29.02
June 2021............        28.31
July 2021............        27.61
August 2021..........        26.89
September 2021.......        26.18
October 2021.........        25.46
November 2021........        24.75
December 2021........        24.02
January 2022.........        23.30
February 2022........        22.57
March 2022...........        21.85
April 2022...........        21.12
May 2022.............        20.38
June 2022............        19.65
July 2022............        18.91
August 2022..........        18.17
September 2022.......        17.42
October 2022.........        16.68
November 2022........        15.93
December 2022........        15.18
January 2023.........        14.42
February 2023........        13.67
March 2023...........        12.91
April 2023...........        12.15
May 2023.............        11.39
June 2023............        10.62
July 2023............         9.85
August 2023..........         9.08
September 2023.......         8.31
October 2023.........         7.53
November 2023........         6.75
December 2023........         5.97

                                      A-5-2

                           ASSUMED
        MONTH          PORTFOLIO VALUE
---------------------  ---------------
                       (US$ MILLIONS)
January 2024.........         5.29
February 2024........         4.73
March 2024...........         4.17
April 2024...........         3.61
May 2024.............         3.18
June 2024............         2.91
July 2024............         2.63
August 2024..........         2.35
September 2024.......         2.07
October 2024.........         1.79
November 2024........         1.51
December 2024........         1.23
January 2025.........         0.95
February 2025........         0.67
March 2025...........         0.38
April 2025...........         0.10
May 2025.............         0.00


        MONTH          PORTFOLIO VALUE
---------------------  ---------------
                       (US$ MILLIONS)


        MONTH          PORTFOLIO VALUE
---------------------  ---------------
                       (US$ MILLIONS)


                                      A-5-3

                                   APPENDIX 6

                           CLASS A CLASS PERCENTAGES

                        CLASS A      CLASS A       CLASS A
PAYMENT DATE            MINIMUM     SCHEDULED    SUPPLEMENTAL
OCCURRING IN           PERCENTAGE   PERCENTAGE    PERCENTAGE
------------           ----------   ----------   ------------
July 2000............    64.69%       64.69%        63.47%
August 2000..........    64.65%       64.65%        63.73%
September 2000.......    64.61%       64.61%        63.39%
October 2000.........    64.56%       64.56%        63.05%
November 2000........    64.52%       64.52%        63.00%
December 2000........    64.02%       64.02%        63.59%
January 2001.........    64.03%       64.03%        63.41%
February 2001........    64.03%       64.03%        63.42%
March 2001...........    64.03%       64.03%        63.30%
April 2001...........    64.03%       64.03%        63.12%
May 2001.............    64.03%       64.03%        62.82%
June 2001............    64.03%       64.03%        62.82%
July 2001............    64.03%       64.03%        62.83%
August 2001..........    64.03%       64.03%        62.83%
September 2001.......    64.03%       64.03%        62.53%
October 2001.........    64.04%       64.04%        62.23%
November 2001........    64.04%       64.04%        62.23%
December 2001........    64.04%       64.04%        62.23%
January 2002.........    64.04%       64.04%        62.11%
February 2002........    64.04%       64.04%        62.05%
March 2002...........    64.04%       64.04%        61.99%
April 2002...........    64.04%       64.04%        61.82%
May 2002.............    64.04%       64.04%        61.63%
June 2002............    64.05%       64.05%        61.63%
July 2002............    64.05%       64.05%        61.64%
August 2002..........    64.05%       64.05%        61.63%
September 2002.......    64.05%       64.05%        61.33%
October 2002.........    64.05%       64.05%        61.34%
November 2002........    64.05%       64.05%        61.33%
December 2002........    64.05%       64.05%        61.33%
January 2003.........    64.06%       64.06%        61.33%
February 2003........    64.06%       64.06%        61.32%
March 2003...........    64.06%       64.06%        61.32%
April 2003...........    64.06%       64.06%        61.32%
May 2003.............    64.06%       64.06%        61.31%
June 2003............    64.06%       64.06%        61.31%
July 2003............    64.06%       64.06%        61.30%
August 2003..........    64.07%       64.06%        61.30%
September 2003.......    64.07%       64.06%        61.29%
October 2003.........    64.07%       64.06%        61.29%
November 2003........    64.07%       64.06%        61.27%
December 2003........    64.07%       64.07%        61.27%
January 2004.........    64.07%       64.07%        61.26%
February 2004........    64.08%       64.07%        61.25%
March 2004...........    64.08%       64.07%        60.65%
April 2004...........    64.08%       64.07%        60.04%
May 2004.............    64.08%       64.07%        59.44%
June 2004............    64.08%       64.07%        59.43%
July 2004............    64.08%       64.07%        59.41%
August 2004..........    64.09%       64.07%        59.40%
September 2004.......    64.09%       64.08%        59.39%
October 2004.........    64.09%       64.07%        59.37%
November 2004........    64.09%       64.07%        59.36%
December 2004........    64.09%       64.08%        59.35%
January 2005.........    64.10%       64.08%        59.33%

                        CLASS A      CLASS A       CLASS A
PAYMENT DATE            MINIMUM     SCHEDULED    SUPPLEMENTAL
OCCURRING IN           PERCENTAGE   PERCENTAGE    PERCENTAGE
------------           ----------   ----------   ------------
February 2005........    64.10%       64.07%        59.31%
March 2005...........    64.10%       64.07%        59.29%
April 2005...........    64.10%       64.08%        59.27%
May 2005.............    64.10%       64.07%        59.25%
June 2005............    64.11%       64.07%        59.23%
July 2005............    64.11%       64.07%        59.20%
August 2005..........    64.10%       64.07%        59.18%
September 2005.......    64.11%       64.07%        59.15%
October 2005.........    64.11%       64.07%        59.13%
November 2005........    64.11%       64.07%        59.10%
December 2005........    64.11%       64.07%        59.07%
January 2006.........    64.12%       64.07%        59.04%
February 2006........    64.12%       64.06%        59.01%
March 2006...........    64.12%       64.06%        58.98%
April 2006...........    64.12%       64.06%        58.94%
May 2006.............    64.12%       64.05%        58.90%
June 2006............    64.12%       64.05%        58.86%
July 2006............    64.12%       64.04%        58.82%
August 2006..........    64.12%       64.03%        58.78%
September 2006.......    64.12%       64.03%        58.74%
October 2006.........    64.12%       64.02%        58.69%
November 2006........    64.12%       64.02%        58.64%
December 2006........    64.12%       64.01%        58.59%
January 2007.........    64.11%       64.00%        58.54%
February 2007........    64.11%       63.99%        58.49%
March 2007...........    64.12%       63.99%        58.43%
April 2007...........    64.12%       63.97%        58.38%
May 2007.............    64.11%       63.97%        58.32%
June 2007............    64.11%       63.95%        58.26%
July 2007............    64.11%       63.94%        58.20%
August 2007..........    64.10%       63.94%        58.13%
September 2007.......    64.10%       63.92%        58.07%
October 2007.........    64.10%       63.91%        58.00%
November 2007........    64.10%       63.90%        57.93%
December 2007........    64.09%       63.88%        57.85%
January 2008.........    64.09%       63.86%        57.78%
February 2008........    64.09%       63.85%        57.70%
March 2008...........    64.08%       63.84%        57.62%
April 2008...........    64.08%       63.82%        57.53%
May 2008.............    64.08%       63.81%        57.45%
June 2008............    64.07%       63.79%        57.36%
July 2008............    64.07%       63.77%        57.27%
August 2008..........    64.06%       63.75%        57.18%
September 2008.......    64.06%       63.73%        57.08%
October 2008.........    64.05%       63.71%        56.99%
November 2008........    64.05%       63.68%        56.88%
December 2008........    64.04%       63.66%        56.78%
January 2009.........    64.04%       63.64%        56.68%
February 2009........    64.03%       63.61%        56.57%
March 2009...........    64.02%       63.59%        56.45%
April 2009...........    64.02%       63.57%        56.34%
May 2009.............    64.01%       63.53%        56.22%
June 2009............    64.00%       63.51%        56.10%
July 2009............    64.00%       63.48%        55.98%
August 2009..........    63.98%       63.45%        55.85%

                                      A-6-1

                        CLASS A      CLASS A       CLASS A
PAYMENT DATE            MINIMUM     SCHEDULED    SUPPLEMENTAL
OCCURRING IN           PERCENTAGE   PERCENTAGE    PERCENTAGE
------------           ----------   ----------   ------------
September 2009.......    63.98%       63.42%        55.72%
October 2009.........    63.96%       63.39%        55.59%
November 2009........    63.96%       63.35%        55.45%
December 2009........    63.94%       63.31%        55.31%
January 2010.........    63.94%       63.28%        55.17%
February 2010........    63.92%       63.24%        55.02%
March 2010...........    63.91%       63.20%        54.87%
April 2010...........    63.90%       63.16%        54.72%
May 2010.............    63.88%       63.12%        54.56%
June 2010............    63.87%       63.08%        54.40%
July 2010............    63.86%       63.04%        54.24%
August 2010..........    63.84%       62.99%        54.07%
September 2010.......    63.83%       62.94%        53.90%
October 2010.........    63.81%       62.89%        53.72%
November 2010........    63.79%       62.84%        53.54%
December 2010........    63.77%       62.79%        53.36%
January 2011.........    63.75%       62.73%        53.17%
February 2011........    63.73%       62.68%        52.98%
March 2011...........    63.71%       62.62%        52.78%
April 2011...........    63.69%       62.57%        52.58%
May 2011.............    63.67%       62.50%        52.38%
June 2011............    63.65%       62.44%        52.17%
July 2011............    63.62%       62.38%        51.96%
August 2011..........    63.60%       62.31%        51.74%
September 2011.......    63.57%       62.24%        51.51%
October 2011.........    63.54%       62.17%        51.29%
November 2011........    63.51%       62.10%        51.06%
December 2011........    63.48%       62.02%        50.82%
January 2012.........    63.45%       61.94%        50.58%
February 2012........    63.42%       61.87%        50.34%
March 2012...........    63.39%       61.79%        50.09%
April 2012...........    63.35%       61.71%        49.83%
May 2012.............    63.31%       61.62%        49.57%
June 2012............    63.27%       61.53%        49.31%
July 2012............    63.24%       61.44%        49.04%
August 2012..........    63.20%       61.34%        48.76%
September 2012.......    63.15%       61.25%        48.49%
October 2012.........    63.10%       61.15%        48.20%
November 2012........    63.06%       61.05%        47.91%
December 2012........    63.01%       60.95%        47.61%
January 2013.........    62.97%       60.84%        47.31%
February 2013........    62.92%       60.73%        47.01%
March 2013...........    62.86%       60.62%        46.70%
April 2013...........    62.80%       60.50%        46.38%
May 2013.............    62.75%       60.39%        46.06%
June 2013............    62.69%       60.26%        45.72%
July 2013............    62.63%       60.14%        45.39%
August 2013..........    62.57%       60.01%        45.05%
September 2013.......    62.50%       59.88%        44.71%
October 2013.........    62.43%       59.74%        44.35%
November 2013........    62.36%       59.61%        44.00%
December 2013........    62.29%       59.47%        43.63%
January 2014.........    62.22%       59.33%        43.26%
February 2014........    62.14%       59.18%        42.89%
March 2014...........    62.06%       59.03%        42.51%
April 2014...........    61.98%       58.88%        42.12%
May 2014.............    61.90%       58.72%        41.72%

                        CLASS A      CLASS A       CLASS A
PAYMENT DATE            MINIMUM     SCHEDULED    SUPPLEMENTAL
OCCURRING IN           PERCENTAGE   PERCENTAGE    PERCENTAGE
------------           ----------   ----------   ------------
June 2014............    61.81%       58.56%        41.32%
July 2014............    61.72%       58.40%        40.91%
August 2014..........    61.63%       58.23%        40.50%
September 2014.......    61.54%       58.06%        40.08%
October 2014.........    61.44%       57.88%        39.65%
November 2014........    61.34%       57.70%        39.22%
December 2014........    61.23%       57.52%        38.78%
January 2015.........    61.12%       57.33%        38.33%
February 2015........    61.01%       57.13%        37.88%
March 2015...........    60.90%       56.94%        37.42%
April 2015...........    60.77%       56.73%        36.95%
May 2015.............    60.65%       56.53%        36.46%
June 2015............    60.51%       56.31%        35.98%
July 2015............    60.38%       56.09%        35.48%
August 2015..........    60.24%       55.86%        34.98%
September 2015.......    60.09%       55.62%        34.48%
October 2015.........    59.94%       55.39%        33.95%
November 2015........    59.78%       55.15%        33.43%
December 2015........    59.62%       54.89%        32.90%
January 2016.........    59.45%       54.64%        32.35%
February 2016........    59.28%       54.38%        31.80%
March 2016...........    59.10%       54.11%        31.25%
April 2016...........    58.92%       53.84%        30.68%
May 2016.............    58.72%       53.55%        30.10%
June 2016............    58.53%       53.27%        29.52%
July 2016............    58.32%       52.98%        28.93%
August 2016..........    58.11%       52.67%        28.33%
September 2016.......    57.90%       52.37%        27.72%
October 2016.........    57.69%       52.07%        27.11%
November 2016........    57.46%       51.75%        26.48%
December 2016........    57.24%       51.43%        25.86%
January 2017.........    57.00%       51.11%        25.22%
February 2017........    56.76%       50.78%        24.57%
March 2017...........    56.51%       50.43%        23.91%
April 2017...........    56.25%       50.09%        23.25%
May 2017.............    56.00%       49.74%        22.58%
June 2017............    55.74%       49.38%        21.90%
July 2017............    55.47%       49.02%        21.20%
August 2017..........    55.20%       48.66%        20.51%
September 2017.......    54.92%       48.29%        19.80%
October 2017.........    54.63%       47.92%        19.09%
November 2017........    54.34%       47.53%        18.37%
December 2017........    54.04%       47.14%        17.64%
January 2018.........    53.74%       46.75%        16.90%
February 2018........    53.42%       46.35%        16.15%
March 2018...........    53.10%       45.94%        15.39%
April 2018...........    52.78%       45.52%        14.62%
May 2018.............    52.44%       45.09%        13.84%
June 2018............    52.09%       44.67%        13.05%
July 2018............    51.74%       44.22%        12.25%
August 2018..........    51.37%       43.78%        11.44%
September 2018.......    51.00%       43.32%        10.63%
October 2018.........    50.62%       42.86%         9.80%
November 2018........    50.23%       42.38%         8.96%
December 2018........    49.83%       41.90%         8.11%
January 2019.........    49.42%       41.41%         7.25%
February 2019........    49.00%       40.92%         6.39%

                                      A-6-2

                        CLASS A      CLASS A       CLASS A
PAYMENT DATE            MINIMUM     SCHEDULED    SUPPLEMENTAL
OCCURRING IN           PERCENTAGE   PERCENTAGE    PERCENTAGE
------------           ----------   ----------   ------------
March 2019...........    48.57%       40.41%         5.51%
April 2019...........    48.13%       39.90%         4.62%
May 2019.............    47.68%       39.37%         3.71%
June 2019............    47.22%       38.84%         2.80%
July 2019............    46.75%       38.30%         1.88%
August 2019..........    46.26%       37.74%         0.94%
September 2019.......    45.77%       37.18%         0.00%
October 2019.........    45.26%       36.62%
November 2019........    44.73%       36.04%
December 2019........    44.21%       35.45%
January 2020.........    43.66%       34.85%
February 2020........    43.10%       34.24%
March 2020...........    42.53%       33.62%
April 2020...........    41.95%       32.99%
May 2020.............    41.35%       32.35%
June 2020............    40.74%       31.70%
July 2020............    40.11%       31.03%
August 2020..........    39.47%       30.36%
September 2020.......    38.81%       29.68%
October 2020.........    38.15%       28.98%
November 2020........    37.46%       28.27%
December 2020........    36.76%       27.56%
January 2021.........    36.05%       26.83%
February 2021........    35.31%       26.09%
March 2021...........    34.56%       25.33%
April 2021...........    33.80%       24.57%
May 2021.............    33.01%       23.79%
June 2021............    32.21%       23.00%
July 2021............    31.40%       22.20%

                        CLASS A      CLASS A       CLASS A
PAYMENT DATE            MINIMUM     SCHEDULED    SUPPLEMENTAL
OCCURRING IN           PERCENTAGE   PERCENTAGE    PERCENTAGE
------------           ----------   ----------   ------------
August 2021..........    30.56%       21.39%
September 2021.......    29.71%       20.56%
October 2021.........    28.84%       19.72%
November 2021........    27.95%       18.87%
December 2021........    27.04%       18.00%
January 2022.........    26.11%       17.12%
February 2022........    25.16%       16.23%
March 2022...........    24.19%       15.32%
April 2022...........    23.20%       14.41%
May 2022.............    22.19%       13.47%
June 2022............    21.16%       12.52%
July 2022............    20.10%       11.56%
August 2022..........    19.03%       10.59%
September 2022.......    17.93%        9.59%
October 2022.........    16.81%        8.59%
November 2022........    15.67%        7.57%
December 2022........    14.50%        6.54%
January 2023.........    13.31%        5.49%
February 2023........    12.10%        4.42%
March 2023...........    10.85%        3.34%
April 2023...........     9.59%        2.24%
May 2023.............     8.30%        1.13%
June 2023............     6.98%        0.00%
July 2023............     5.64%
August 2023..........     4.27%
September 2023.......     2.88%
October 2023.........     1.45%
November 2023........     0.00%

                                      A-6-3

                                   APPENDIX 7

                           CLASS B CLASS PERCENTAGES

                        CLASS B      CLASS B       CLASS B
PAYMENT DATE            MINIMUM     SCHEDULED    SUPPLEMENTAL
OCCURRING IN           PERCENTAGE   PERCENTAGE    PERCENTAGE
------------           ----------   ----------   ------------
July 2000............    10.05%       10.01%         9.95%
August 2000..........    10.04%       10.00%         9.94%
September 2000.......    10.03%        9.99%         9.93%
October 2000.........    10.03%        9.99%         9.92%
November 2000........    10.02%        9.98%         9.92%
December 2000........     9.94%        9.90%         9.84%
January 2001.........     9.94%        9.90%         9.84%
February 2001........     9.94%        9.90%         9.83%
March 2001...........     9.94%        9.90%         9.83%
April 2001...........     9.94%        9.90%         9.83%
May 2001.............     9.94%        9.90%         9.82%
June 2001............     9.94%        9.90%         9.82%
July 2001............     9.94%        9.90%         9.82%
August 2001..........     9.94%        9.90%         9.81%
September 2001.......     9.94%        9.91%         9.80%
October 2001.........     9.95%        9.91%         9.80%
November 2001........     9.95%        9.91%         9.79%
December 2001........     9.95%        9.91%         9.78%
January 2002.........     9.95%        9.91%         9.78%
February 2002........     9.95%        9.91%         9.77%
March 2002...........     9.95%        9.91%         9.76%
April 2002...........     9.95%        9.91%         9.75%
May 2002.............     9.95%        9.91%         9.74%
June 2002............     9.95%        9.91%         9.73%
July 2002............     9.95%        9.91%         9.72%
August 2002..........     9.95%        9.91%         9.71%
September 2002.......     9.95%        9.91%         9.70%
October 2002.........     9.95%        9.91%         9.69%
November 2002........     9.95%        9.91%         9.67%
December 2002........     9.95%        9.91%         9.66%
January 2003.........     9.95%        9.91%         9.65%
February 2003........     9.95%        9.91%         9.63%
March 2003...........     9.95%        9.91%         9.62%
April 2003...........     9.95%        9.91%         9.60%
May 2003.............     9.95%        9.91%         9.59%
June 2003............     9.95%        9.90%         9.57%
July 2003............     9.95%        9.90%         9.55%
August 2003..........     9.95%        9.90%         9.53%
September 2003.......     9.95%        9.90%         9.52%
October 2003.........     9.95%        9.90%         9.50%
November 2003........     9.95%        9.90%         9.48%
December 2003........     9.95%        9.90%         9.46%
January 2004.........     9.95%        9.90%         9.44%
February 2004........     9.95%        9.90%         9.42%
March 2004...........     9.95%        9.90%         9.40%
April 2004...........     9.95%        9.90%         9.38%
May 2004.............     9.95%        9.90%         9.35%
June 2004............     9.95%        9.89%         9.33%
July 2004............     9.95%        9.89%         9.31%
August 2004..........     9.95%        9.89%         9.28%
September 2004.......     9.95%        9.89%         9.26%
October 2004.........     9.95%        9.89%         9.23%
November 2004........     9.95%        9.89%         9.21%
December 2004........     9.95%        9.88%         9.18%
January 2005.........     9.95%        9.88%         9.16%

                        CLASS B      CLASS B       CLASS B
PAYMENT DATE            MINIMUM     SCHEDULED    SUPPLEMENTAL
OCCURRING IN           PERCENTAGE   PERCENTAGE    PERCENTAGE
------------           ----------   ----------   ------------
February 2005........     9.95%        9.88%         9.13%
March 2005...........     9.95%        9.88%         9.10%
April 2005...........     9.95%        9.87%         9.07%
May 2005.............     9.95%        9.87%         9.04%
June 2005............     9.95%        9.87%         9.02%
July 2005............     9.95%        9.86%         8.98%
August 2005..........     9.95%        9.86%         8.95%
September 2005.......     9.95%        9.86%         8.92%
October 2005.........     9.95%        9.85%         8.89%
November 2005........     9.95%        9.85%         8.86%
December 2005........     9.95%        9.84%         8.83%
January 2006.........     9.95%        9.84%         8.79%
February 2006........     9.95%        9.84%         8.76%
March 2006...........     9.95%        9.83%         8.73%
April 2006...........     9.95%        9.82%         8.69%
May 2006.............     9.95%        9.82%         8.65%
June 2006............     9.95%        9.81%         8.62%
July 2006............     9.95%        9.81%         8.58%
August 2006..........     9.95%        9.80%         8.54%
September 2006.......     9.95%        9.79%         8.50%
October 2006.........     9.95%        9.79%         8.47%
November 2006........     9.95%        9.78%         8.43%
December 2006........     9.95%        9.77%         8.39%
January 2007.........     9.95%        9.76%         8.35%
February 2007........     9.95%        9.76%         8.30%
March 2007...........     9.95%        9.75%         8.26%
April 2007...........     9.95%        9.74%         8.22%
May 2007.............     9.95%        9.73%         8.18%
June 2007............     9.94%        9.72%         8.13%
July 2007............     9.94%        9.71%         8.09%
August 2007..........     9.94%        9.70%         8.05%
September 2007.......     9.94%        9.69%         8.00%
October 2007.........     9.94%        9.68%         7.95%
November 2007........     9.94%        9.67%         7.91%
December 2007........     9.94%        9.65%         7.86%
January 2008.........     9.94%        9.64%         7.81%
February 2008........     9.93%        9.63%         7.77%
March 2008...........     9.93%        9.62%         7.72%
April 2008...........     9.93%        9.60%         7.67%
May 2008.............     9.93%        9.59%         7.62%
June 2008............     9.93%        9.58%         7.57%
July 2008............     9.92%        9.56%         7.52%
August 2008..........     9.92%        9.55%         7.46%
September 2008.......     9.92%        9.53%         7.41%
October 2008.........     9.92%        9.52%         7.36%
November 2008........     9.91%        9.50%         7.31%
December 2008........     9.91%        9.48%         7.25%
January 2009.........     9.91%        9.46%         7.20%
February 2009........     9.91%        9.45%         7.14%
March 2009...........     9.90%        9.43%         7.09%
April 2009...........     9.90%        9.41%         7.03%
May 2009.............     9.89%        9.39%         6.97%
June 2009............     9.89%        9.37%         6.92%
July 2009............     9.89%        9.35%         6.86%
August 2009..........     9.88%        9.33%         6.80%

                                      A-7-1

                        CLASS B      CLASS B       CLASS B
PAYMENT DATE            MINIMUM     SCHEDULED    SUPPLEMENTAL
OCCURRING IN           PERCENTAGE   PERCENTAGE    PERCENTAGE
------------           ----------   ----------   ------------
September 2009.......     9.88%        9.31%         6.74%
October 2009.........     9.87%        9.29%         6.68%
November 2009........     9.87%        9.26%         6.62%
December 2009........     9.86%        9.24%         6.56%
January 2010.........     9.86%        9.22%         6.49%
February 2010........     9.85%        9.19%         6.43%
March 2010...........     9.85%        9.17%         6.37%
April 2010...........     9.84%        9.14%         6.31%
May 2010.............     9.84%        9.12%         6.24%
June 2010............     9.83%        9.09%         6.18%
July 2010............     9.82%        9.06%         6.11%
August 2010..........     9.82%        9.04%         6.04%
September 2010.......     9.81%        9.01%         5.98%
October 2010.........     9.80%        8.98%         5.91%
November 2010........     9.80%        8.95%         5.84%
December 2010........     9.79%        8.92%         5.77%
January 2011.........     9.78%        8.89%         5.71%
February 2011........     9.77%        8.85%         5.64%
March 2011...........     9.76%        8.82%         5.56%
April 2011...........     9.75%        8.79%         5.49%
May 2011.............     9.74%        8.75%         5.42%
June 2011............     9.73%        8.72%         5.35%
July 2011............     9.72%        8.68%         5.28%
August 2011..........     9.71%        8.65%         5.20%
September 2011.......     9.70%        8.61%         5.13%
October 2011.........     9.69%        8.57%         5.06%
November 2011........     9.68%        8.54%         4.98%
December 2011........     9.67%        8.50%         4.90%
January 2012.........     9.65%        8.46%         4.83%
February 2012........     9.64%        8.42%         4.75%
March 2012...........     9.63%        8.37%         4.67%
April 2012...........     9.61%        8.33%         4.60%
May 2012.............     9.60%        8.29%         4.52%
June 2012............     9.58%        8.24%         4.44%
July 2012............     9.56%        8.20%         4.36%
August 2012..........     9.55%        8.15%         4.28%
September 2012.......     9.53%        8.11%         4.19%
October 2012.........     9.51%        8.06%         4.11%
November 2012........     9.50%        8.01%         4.03%
December 2012........     9.48%        7.96%         3.95%
January 2013.........     9.46%        7.91%         3.86%
February 2013........     9.44%        7.86%         3.78%
March 2013...........     9.42%        7.81%         3.69%
April 2013...........     9.40%        7.75%         3.61%
May 2013.............     9.38%        7.70%         3.52%
June 2013............     9.35%        7.64%         3.43%
July 2013............     9.33%        7.59%         3.35%
August 2013..........     9.30%        7.53%         3.26%
September 2013.......     9.28%        7.47%         3.17%
October 2013.........     9.25%        7.41%         3.08%
November 2013........     9.23%        7.35%         2.99%
December 2013........     9.20%        7.29%         2.90%
January 2014.........     9.17%        7.23%         2.81%
February 2014........     9.14%        7.17%         2.72%
March 2014...........     9.11%        7.10%         2.62%
April 2014...........     9.08%        7.04%         2.53%
May 2014.............     9.05%        6.97%         2.44%

                        CLASS B      CLASS B       CLASS B
PAYMENT DATE            MINIMUM     SCHEDULED    SUPPLEMENTAL
OCCURRING IN           PERCENTAGE   PERCENTAGE    PERCENTAGE
------------           ----------   ----------   ------------
June 2014............     9.02%        6.91%         2.34%
July 2014............     8.99%        6.84%         2.25%
August 2014..........     8.95%        6.77%         2.15%
September 2014.......     8.92%        6.70%         2.06%
October 2014.........     8.88%        6.63%         1.96%
November 2014........     8.84%        6.55%         1.86%
December 2014........     8.81%        6.48%         1.76%
January 2015.........     8.77%        6.41%         1.67%
February 2015........     8.73%        6.33%         1.57%
March 2015...........     8.68%        6.25%         1.47%
April 2015...........     8.64%        6.17%         1.37%
May 2015.............     8.60%        6.09%         1.26%
June 2015............     8.55%        6.01%         1.16%
July 2015............     8.50%        5.93%         1.06%
August 2015..........     8.45%        5.84%         0.96%
September 2015.......     8.40%        5.76%         0.85%
October 2015.........     8.35%        5.67%         0.75%
November 2015........     8.30%        5.58%         0.64%
December 2015........     8.24%        5.49%         0.54%
January 2016.........     8.19%        5.40%         0.43%
February 2016........     8.13%        5.31%         0.32%
March 2016...........     8.07%        5.22%         0.22%
April 2016...........     8.01%        5.12%         0.11%
May 2016.............     7.95%        5.03%         0.00%
June 2016............     7.88%        4.93%
July 2016............     7.82%        4.83%
August 2016..........     7.75%        4.73%
September 2016.......     7.68%        4.63%
October 2016.........     7.61%        4.53%
November 2016........     7.54%        4.42%
December 2016........     7.46%        4.32%
January 2017.........     7.39%        4.21%
February 2017........     7.31%        4.10%
March 2017...........     7.23%        3.99%
April 2017...........     7.15%        3.88%
May 2017.............     7.07%        3.77%
June 2017............     6.98%        3.65%
July 2017............     6.89%        3.54%
August 2017..........     6.81%        3.42%
September 2017.......     6.72%        3.30%
October 2017.........     6.62%        3.19%
November 2017........     6.53%        3.06%
December 2017........     6.43%        2.94%
January 2018.........     6.33%        2.82%
February 2018........     6.23%        2.69%
March 2018...........     6.13%        2.57%
April 2018...........     6.02%        2.44%
May 2018.............     5.92%        2.31%
June 2018............     5.81%        2.18%
July 2018............     5.69%        2.04%
August 2018..........     5.58%        1.91%
September 2018.......     5.46%        1.77%
October 2018.........     5.34%        1.63%
November 2018........     5.22%        1.49%
December 2018........     5.09%        1.35%
January 2019.........     4.96%        1.21%
February 2019........     4.83%        1.06%

                                      A-7-2

                        CLASS B      CLASS B       CLASS B
PAYMENT DATE            MINIMUM     SCHEDULED    SUPPLEMENTAL
OCCURRING IN           PERCENTAGE   PERCENTAGE    PERCENTAGE
------------           ----------   ----------   ------------
March 2019...........     4.69%        0.92%
April 2019...........     4.56%        0.77%
May 2019.............     4.42%        0.62%
June 2019............     4.27%        0.47%
July 2019............     4.13%        0.31%
August 2019..........     3.98%        0.16%
September 2019.......     3.82%        0.00%
October 2019.........     3.67%
November 2019........     3.51%
December 2019........     3.34%
January 2020.........     3.18%
February 2020........     3.01%
March 2020...........     2.84%
April 2020...........     2.66%
May 2020.............     2.48%
June 2020............     2.29%
July 2020............     2.10%
August 2020..........     1.91%
September 2020.......     1.72%
October 2020.........     1.52%
November 2020........     1.31%
December 2020........     1.10%
January 2021.........     0.89%
February 2021........     0.68%
March 2021...........     0.45%
April 2021...........     0.23%
May 2021.............     0.00%

                                      A-7-3

                                   APPENDIX 8

                           CLASS C CLASS PERCENTAGES

                             CLASS C             CLASS C
PAYMENT DATE                 MINIMUM            SCHEDULED
OCCURRING IN                PERCENTAGE          PERCENTAGE
------------             ----------------    ----------------
July 2000............          100.00%             100.00%
August 2000..........          100.00%              99.99%
September 2000.......          100.00%              99.96%
October 2000.........           99.99%              99.92%
November 2000........           99.98%              99.87%
December 2000........           99.97%              99.80%
January 2001.........           99.96%              99.72%
February 2001........           99.94%              99.64%
March 2001...........           99.92%              99.54%
April 2001...........           99.90%              99.42%
May 2001.............           99.87%              99.30%
June 2001............           99.84%              99.17%
July 2001............           99.81%              99.03%
August 2001..........           99.77%              98.88%
September 2001.......           99.73%              98.72%
October 2001.........           99.69%              98.55%
November 2001........           99.64%              98.36%
December 2001........           99.59%              98.17%
January 2002.........           99.53%              97.97%
February 2002........           99.47%              97.76%
March 2002...........           99.41%              97.55%
April 2002...........           99.34%              97.32%
May 2002.............           99.27%              97.08%
June 2002............           99.20%              96.84%
July 2002............           99.12%              96.58%
August 2002..........           99.04%              96.32%
September 2002.......           98.95%              96.05%
October 2002.........           98.87%              95.77%
November 2002........           98.77%              95.48%
December 2002........           98.67%              95.18%
January 2003.........           98.57%              94.88%
February 2003........           98.47%              94.56%
March 2003...........           98.36%              94.24%
April 2003...........           98.24%              93.91%
May 2003.............           98.12%              93.57%
June 2003............           98.00%              93.22%
July 2003............           97.87%              92.86%
August 2003..........           97.74%              92.50%
September 2003.......           97.61%              92.13%
October 2003.........           97.47%              91.75%
November 2003........           97.32%              91.36%
December 2003........           97.17%              90.96%
January 2004.........           97.02%              90.56%
February 2004........           96.87%              90.15%
March 2004...........           96.70%              89.73%
April 2004...........           96.54%              89.30%
May 2004.............           96.37%              88.86%
June 2004............           96.19%              88.42%
July 2004............           96.01%              87.97%
August 2004..........           95.83%              87.51%
September 2004.......           95.64%              87.04%
October 2004.........           95.45%              86.57%
November 2004........           95.25%              86.08%
December 2004........           95.05%              85.59%
January 2005.........           94.85%              85.10%

                             CLASS C             CLASS C
PAYMENT DATE                 MINIMUM            SCHEDULED
OCCURRING IN                PERCENTAGE          PERCENTAGE
------------             ----------------    ----------------
February 2005........           94.63%              84.59%
March 2005...........           94.42%              84.08%
April 2005...........           94.20%              83.56%
May 2005.............           93.97%              83.03%
June 2005............           93.75%              82.49%
July 2005............           93.51%              81.95%
August 2005..........           93.27%              81.40%
September 2005.......           93.03%              80.84%
October 2005.........           92.78%              80.28%
November 2005........           92.53%              79.71%
December 2005........           92.27%              79.13%
January 2006.........           92.01%              78.54%
February 2006........           91.74%              77.95%
March 2006...........           91.47%              77.35%
April 2006...........           91.20%              76.74%
May 2006.............           90.92%              76.12%
June 2006............           90.63%              75.50%
July 2006............           90.34%              74.87%
August 2006..........           90.04%              74.23%
September 2006.......           89.74%              73.58%
October 2006.........           89.44%              72.93%
November 2006........           89.13%              72.27%
December 2006........           88.81%              71.61%
January 2007.........           88.49%              70.93%
February 2007........           88.17%              70.25%
March 2007...........           87.84%              69.57%
April 2007...........           87.51%              68.87%
May 2007.............           87.17%              68.17%
June 2007............           86.82%              67.46%
July 2007............           86.47%              66.75%
August 2007..........           86.12%              66.02%
September 2007.......           85.76%              65.29%
October 2007.........           85.40%              64.56%
November 2007........           85.03%              63.81%
December 2007........           84.65%              63.06%
January 2008.........           84.28%              62.31%
February 2008........           83.89%              61.54%
March 2008...........           83.50%              60.77%
April 2008...........           83.11%              59.99%
May 2008.............           82.71%              59.21%
June 2008............           82.31%              58.42%
July 2008............           81.90%              57.62%
August 2008..........           81.48%              56.81%
September 2008.......           81.06%              56.00%
October 2008.........           80.64%              55.18%
November 2008........           80.21%              54.36%
December 2008........           79.77%              53.52%
January 2009.........           79.33%              52.68%
February 2009........           78.89%              51.84%
March 2009...........           78.44%              50.99%
April 2009...........           77.98%              50.13%
May 2009.............           77.52%              49.26%
June 2009............           77.06%              48.39%
July 2009............           76.59%              47.51%
August 2009..........           76.11%              46.62%

                                      A-8-1

                             CLASS C             CLASS C
PAYMENT DATE                 MINIMUM            SCHEDULED
OCCURRING IN                PERCENTAGE          PERCENTAGE
------------             ----------------    ----------------
September 2009.......           75.63%              45.73%
October 2009.........           75.14%              44.83%
November 2009........           74.65%              43.92%
December 2009........           74.16%              43.01%
January 2010.........           73.65%              42.09%
February 2010........           73.15%              41.16%
March 2010...........           72.63%              40.23%
April 2010...........           72.12%              39.29%
May 2010.............           71.59%              38.35%
June 2010............           71.06%              37.39%
July 2010............           70.53%              36.44%
August 2010..........           69.99%              35.47%
September 2010.......           69.45%              34.50%
October 2010.........           68.90%              33.52%
November 2010........           68.34%              32.53%
December 2010........           67.78%              31.54%
January 2011.........           67.22%              30.55%
February 2011........           66.65%              29.54%
March 2011...........           66.07%              28.53%
April 2011...........           65.49%              27.51%
May 2011.............           64.90%              26.49%
June 2011............           64.31%              25.46%
July 2011............           63.71%              24.42%
August 2011..........           63.11%              23.38%
September 2011.......           62.50%              22.33%
October 2011.........           61.89%              21.27%
November 2011........           61.27%              20.21%
December 2011........           60.65%              19.14%
January 2012.........           60.02%              18.07%
February 2012........           59.38%              16.98%
March 2012...........           58.74%              15.90%
April 2012...........           58.09%              14.80%
May 2012.............           57.44%              13.70%
June 2012............           56.78%              12.59%
July 2012............           56.12%              11.48%
August 2012..........           55.45%              10.36%
September 2012.......           54.78%               9.24%
October 2012.........           54.10%               8.10%
November 2012........           53.42%               6.96%
December 2012........           52.73%               5.82%
January 2013.........           52.03%               4.67%
February 2013........           51.33%               3.51%
March 2013...........           50.62%               2.35%
April 2013...........           49.91%               1.18%
May 2013.............           49.19%               0.00%
June 2013............           48.47%
July 2013............           47.74%
August 2013..........           47.01%
September 2013.......           46.27%
October 2013.........           45.52%
November 2013........           44.77%

                             CLASS C             CLASS C
PAYMENT DATE                 MINIMUM            SCHEDULED
OCCURRING IN                PERCENTAGE          PERCENTAGE
------------             ----------------    ----------------
December 2013........           44.02%
January 2014.........           43.25%
February 2014........           42.49%
March 2014...........           41.71%
April 2014...........           40.94%
May 2014.............           40.15%
June 2014............           39.36%
July 2014............           38.57%
August 2014..........           37.76%
September 2014.......           36.96%
October 2014.........           36.14%
November 2014........           35.33%
December 2014........           34.50%
January 2015.........           33.67%
February 2015........           32.84%
March 2015...........           32.00%
April 2015...........           31.15%
May 2015.............           30.30%
June 2015............           29.44%
July 2015............           28.58%
August 2015..........           27.71%
September 2015.......           26.83%
October 2015.........           25.95%
November 2015........           25.07%
December 2015........           24.18%
January 2016.........           23.28%
February 2016........           22.37%
March 2016...........           21.46%
April 2016...........           20.55%
May 2016.............           19.63%
June 2016............           18.70%
July 2016............           17.77%
August 2016..........           16.83%
September 2016.......           15.89%
October 2016.........           14.94%
November 2016........           13.98%
December 2016........           13.02%
January 2017.........           12.06%
February 2017........           11.08%
March 2017...........           10.10%
April 2017...........            9.12%
May 2017.............            8.13%
June 2017............            7.13%
July 2017............            6.13%
August 2017..........            5.13%
September 2017.......            4.11%
October 2017.........            3.09%
November 2017........            2.07%
December 2017........            1.04%
January 2018.........            0.00%

                                      A-8-2

                                   APPENDIX 9

                           CLASS D CLASS PERCENTAGES

                             CLASS D             CLASS D
PAYMENT DATE                 MINIMUM            SCHEDULED
OCCURRING IN                PERCENTAGE          PERCENTAGE
------------             ----------------    ----------------
July 2000............          100.00%             100.00%
August 2000..........          100.00%             100.00%
September 2000.......          100.00%             100.00%
October 2000.........          100.00%             100.00%
November 2000........          100.00%             100.00%
December 2000........          100.00%             100.00%
January 2001.........          100.00%             100.00%
February 2001........          100.00%             100.00%
March 2001...........          100.00%             100.00%
April 2001...........          100.00%             100.00%
May 2001.............          100.00%             100.00%
June 2001............          100.00%             100.00%
July 2001............          100.00%             100.00%
August 2001..........          100.00%             100.00%
September 2001.......          100.00%             100.00%
October 2001.........          100.00%             100.00%
November 2001........          100.00%             100.00%
December 2001........          100.00%             100.00%
January 2002.........          100.00%             100.00%
February 2002........          100.00%             100.00%
March 2002...........          100.00%             100.00%
April 2002...........          100.00%             100.00%
May 2002.............          100.00%             100.00%
June 2002............          100.00%             100.00%
July 2002............          100.00%             100.00%
August 2002..........          100.00%             100.00%
September 2002.......          100.00%             100.00%
October 2002.........          100.00%             100.00%
November 2002........          100.00%             100.00%
December 2002........          100.00%             100.00%
January 2003.........          100.00%             100.00%
February 2003........          100.00%             100.00%
March 2003...........          100.00%             100.00%
April 2003...........          100.00%             100.00%
May 2003.............          100.00%             100.00%
June 2003............          100.00%             100.00%
July 2003............          100.00%             100.00%
August 2003..........          100.00%             100.00%
September 2003.......          100.00%             100.00%
October 2003.........          100.00%             100.00%
November 2003........          100.00%             100.00%
December 2003........          100.00%             100.00%
January 2004.........          100.00%             100.00%
February 2004........          100.00%             100.00%
March 2004...........          100.00%             100.00%
April 2004...........          100.00%             100.00%
May 2004.............          100.00%             100.00%
June 2004............          100.00%             100.00%
July 2004............          100.00%             100.00%
August 2004..........          100.00%             100.00%
September 2004.......          100.00%             100.00%
October 2004.........          100.00%             100.00%
November 2004........          100.00%             100.00%
December 2004........          100.00%             100.00%
January 2005.........          100.00%             100.00%

                             CLASS D             CLASS D
PAYMENT DATE                 MINIMUM            SCHEDULED
OCCURRING IN                PERCENTAGE          PERCENTAGE
------------             ----------------    ----------------
February 2005........          100.00%             100.00%
March 2005...........          100.00%             100.00%
April 2005...........          100.00%             100.00%
May 2005.............          100.00%             100.00%
June 2005............          100.00%             100.00%
July 2005............          100.00%             100.00%
August 2005..........          100.00%             100.00%
September 2005.......          100.00%             100.00%
October 2005.........          100.00%             100.00%
November 2005........          100.00%             100.00%
December 2005........          100.00%             100.00%
January 2006.........          100.00%             100.00%
February 2006........          100.00%             100.00%
March 2006...........          100.00%             100.00%
April 2006...........          100.00%             100.00%
May 2006.............          100.00%             100.00%
June 2006............          100.00%             100.00%
July 2006............          100.00%             100.00%
August 2006..........          100.00%             100.00%
September 2006.......          100.00%             100.00%
October 2006.........          100.00%              99.95%
November 2006........          100.00%              99.84%
December 2006........          100.00%              99.69%
January 2007.........          100.00%              99.50%
February 2007........          100.00%              99.27%
March 2007...........          100.00%              99.01%
April 2007...........          100.00%              98.71%
May 2007.............          100.00%              98.39%
June 2007............          100.00%              98.03%
July 2007............          100.00%              97.65%
August 2007..........          100.00%              97.24%
September 2007.......          100.00%              96.80%
October 2007.........          100.00%              96.34%
November 2007........          100.00%              95.85%
December 2007........           99.99%              95.33%
January 2008.........           99.99%              94.80%
February 2008........           99.99%              94.23%
March 2008...........           99.99%              93.65%
April 2008...........           99.98%              93.04%
May 2008.............           99.98%              92.41%
June 2008............           99.97%              91.76%
July 2008............           99.96%              91.09%
August 2008..........           99.96%              90.39%
September 2008.......           99.95%              89.67%
October 2008.........           99.94%              88.94%
November 2008........           99.93%              88.18%
December 2008........           99.91%              87.40%
January 2009.........           99.90%              86.60%
February 2009........           99.88%              85.78%
March 2009...........           99.86%              84.94%
April 2009...........           99.85%              84.09%
May 2009.............           99.82%              83.21%
June 2009............           99.80%              82.31%
July 2009............           99.78%              81.40%
August 2009..........           99.75%              80.46%

                                      A-9-1

                             CLASS D             CLASS D
PAYMENT DATE                 MINIMUM            SCHEDULED
OCCURRING IN                PERCENTAGE          PERCENTAGE
------------             ----------------    ----------------
September 2009.......           99.72%              79.51%
October 2009.........           99.69%              78.54%
November 2009........           99.65%              77.55%
December 2009........           99.62%              76.55%
January 2010.........           99.58%              75.52%
February 2010........           99.53%              74.48%
March 2010...........           99.49%              73.42%
April 2010...........           99.44%              72.34%
May 2010.............           99.39%              71.24%
June 2010............           99.34%              70.13%
July 2010............           99.28%              69.00%
August 2010..........           99.22%              67.85%
September 2010.......           99.15%              66.69%
October 2010.........           99.09%              65.51%
November 2010........           99.01%              64.31%
December 2010........           98.94%              63.10%
January 2011.........           98.86%              61.86%
February 2011........           98.78%              60.62%
March 2011...........           98.69%              59.35%
April 2011...........           98.60%              58.07%
May 2011.............           98.50%              56.78%
June 2011............           98.40%              55.47%
July 2011............           98.30%              54.14%
August 2011..........           98.19%              52.79%
September 2011.......           98.07%              51.43%
October 2011.........           97.95%              50.06%
November 2011........           97.83%              48.67%
December 2011........           97.70%              47.26%
January 2012.........           97.56%              45.84%
February 2012........           97.42%              44.40%
March 2012...........           97.27%              42.95%
April 2012...........           97.12%              41.48%
May 2012.............           96.97%              40.00%
June 2012............           96.80%              38.50%
July 2012............           96.63%              36.98%
August 2012..........           96.46%              35.45%
September 2012.......           96.27%              33.91%
October 2012.........           96.09%              32.35%
November 2012........           95.89%              30.78%
December 2012........           95.69%              29.19%
January 2013.........           95.48%              27.59%
February 2013........           95.27%              25.97%
March 2013...........           95.04%              24.34%
April 2013...........           94.82%              22.69%
May 2013.............           94.58%              21.03%
June 2013............           94.34%              19.36%
July 2013............           94.08%              17.67%
August 2013..........           93.82%              15.97%
September 2013.......           93.56%              14.25%
October 2013.........           93.28%              12.52%
November 2013........           93.00%              10.77%
December 2013........           92.71%               9.01%
January 2014.........           92.41%               7.24%
February 2014........           92.10%               5.45%
March 2014...........           91.79%               3.65%
April 2014...........           91.46%               1.83%
May 2014.............           91.13%               0.00%

                             CLASS D             CLASS D
PAYMENT DATE                 MINIMUM            SCHEDULED
OCCURRING IN                PERCENTAGE          PERCENTAGE
------------             ----------------    ----------------
June 2014............           90.78%
July 2014............           90.43%
August 2014..........           90.07%
September 2014.......           89.70%
October 2014.........           89.32%
November 2014........           88.93%
December 2014........           88.53%
January 2015.........           88.12%
February 2015........           87.70%
March 2015...........           87.27%
April 2015...........           86.83%
May 2015.............           86.38%
June 2015............           85.92%
July 2015............           85.45%
August 2015..........           84.97%
September 2015.......           84.47%
October 2015.........           83.97%
November 2015........           83.45%
December 2015........           82.92%
January 2016.........           82.39%
February 2016........           81.83%
March 2016...........           81.27%
April 2016...........           80.70%
May 2016.............           80.11%
June 2016............           79.51%
July 2016............           78.90%
August 2016..........           78.28%
September 2016.......           77.64%
October 2016.........           76.99%
November 2016........           76.33%
December 2016........           75.65%
January 2017.........           74.96%
February 2017........           74.26%
March 2017...........           73.54%
April 2017...........           72.81%
May 2017.............           72.07%
June 2017............           71.31%
July 2017............           70.54%
August 2017..........           69.75%
September 2017.......           68.95%
October 2017.........           68.14%
November 2017........           67.31%
December 2017........           66.46%
January 2018.........           65.60%
February 2018........           64.73%
March 2018...........           63.84%
April 2018...........           62.93%
May 2018.............           62.01%
June 2018............           61.07%
July 2018............           60.12%
August 2018..........           59.15%
September 2018.......           58.16%
October 2018.........           57.16%
November 2018........           56.14%
December 2018........           55.10%
January 2019.........           54.05%
February 2019........           52.98%

                                      A-9-2

                             CLASS D             CLASS D
PAYMENT DATE                 MINIMUM            SCHEDULED
OCCURRING IN                PERCENTAGE          PERCENTAGE
------------             ----------------    ----------------
March 2019...........           51.89%
April 2019...........           50.79%
May 2019.............           49.67%
June 2019............           48.53%
July 2019............           47.37%
August 2019..........           46.20%
September 2019.......           45.00%
October 2019.........           43.79%
November 2019........           42.56%
December 2019........           41.31%
January 2020.........           40.05%
February 2020........           38.76%
March 2020...........           37.45%
April 2020...........           36.13%
May 2020.............           34.79%
June 2020............           33.42%
July 2020............           32.04%
August 2020..........           30.64%
September 2020.......           29.21%
October 2020.........           27.77%
November 2020........           26.31%
December 2020........           24.82%
January 2021.........           23.32%
February 2021........           21.79%
March 2021...........           20.25%
April 2021...........           18.68%
May 2021.............           17.09%
June 2021............           15.48%
July 2021............           13.85%
August 2021..........           12.20%
September 2021.......           10.52%
October 2021.........            8.82%
November 2021........            7.10%
December 2021........            5.36%
January 2022.........            3.60%
February 2022........            1.81%
March 2022...........            0.00%


PAYMENT DATE                 MINIMUM            SCHEDULED
OCCURRING IN                PERCENTAGE          PERCENTAGE
------------             ----------------    ----------------


                                      A-9-3

                                  APPENDIX 10
                               BASE POOL FACTORS

                                          SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
PAYMENT DATE OCCURRING IN                   A-2        A-3        A-4        B-1        B-2        C-1        C-2        D-2
-------------------------                 --------   --------   --------   --------   --------   --------   --------   --------
July 2000...............................   74.39%    100.00%    100.00%     90.97%    100.00%     99.01%    100.00%    100.00%
August 2000.............................   73.31%    100.00%     98.02%     90.60%    100.00%     98.91%     99.99%    100.00%
September 2000..........................   72.25%    100.00%     96.54%     90.12%     99.98%     98.81%     99.97%    100.00%
October 2000............................   71.16%    100.00%     95.20%     89.64%     99.96%     98.70%     99.94%    100.00%
November 2000...........................   70.10%    100.00%     93.95%     89.17%     99.93%     98.59%     99.89%    100.00%
December 2000...........................   68.99%    100.00%     92.76%     88.69%     99.90%     98.47%     99.84%    100.00%
January 2001............................   67.90%    100.00%     91.61%     88.31%     99.86%     98.35%     99.77%    100.00%
February 2001...........................   66.84%    100.00%     90.50%     87.83%     99.81%     98.22%     99.70%    100.00%
March 2001..............................   65.63%    100.00%     89.42%     87.35%     99.76%     98.08%     99.61%    100.00%
April 2001..............................   64.54%    100.00%     88.37%     86.87%     99.70%     97.94%     99.52%    100.00%
May 2001................................   63.79%    100.00%     87.34%     86.38%     99.63%     97.80%     99.41%    100.00%
June 2001...............................   62.70%    100.00%     86.33%     85.90%     99.56%     97.65%     99.30%    100.00%
July 2001...............................   61.61%    100.00%     85.34%     85.32%     99.48%     97.49%     99.18%    100.00%
August 2001.............................   60.51%    100.00%     84.36%     84.84%     99.40%     97.33%     99.04%    100.00%
September 2001..........................   59.42%    100.00%     83.40%     84.35%     99.31%     97.16%     98.90%    100.00%
October 2001............................   58.27%    100.00%     82.45%     83.87%     99.22%     96.98%     98.75%    100.00%
November 2001...........................   57.17%    100.00%     81.51%     83.29%     99.11%     96.80%     98.59%    100.00%
December 2001...........................   56.02%    100.00%     80.59%     82.80%     99.01%     96.62%     98.42%    100.00%
January 2002............................   54.92%    100.00%     79.67%     82.22%     98.90%     96.43%     98.24%    100.00%
February 2002...........................   53.80%    100.00%     78.77%     81.74%     98.78%     96.23%     98.05%    100.00%
March 2002..............................   52.56%    100.00%     77.87%     81.16%     98.66%     96.02%     97.86%    100.00%
April 2002..............................   51.41%    100.00%     76.98%     80.67%     98.53%     95.81%     97.65%    100.00%
May 2002................................   50.61%    100.00%     76.10%     80.09%     98.39%     95.60%     97.44%    100.00%
June 2002...............................   49.49%    100.00%     75.23%     79.51%     98.25%     95.38%     97.22%    100.00%
July 2002...............................   48.28%    100.00%     74.37%     79.02%     98.11%     95.15%     96.99%    100.00%
August 2002.............................   47.15%    100.00%     73.51%     78.44%     97.96%     94.91%     96.75%    100.00%
September 2002..........................   46.00%    100.00%     72.66%     77.86%     97.80%     94.67%     96.50%    100.00%
October 2002............................   44.82%    100.00%     71.82%     77.28%     97.64%     94.43%     96.24%    100.00%
November 2002...........................   43.67%    100.00%     70.98%     76.70%     97.48%     94.17%     95.98%    100.00%
December 2002...........................   42.46%    100.00%     70.15%     76.12%     97.31%     93.91%     95.71%    100.00%
January 2003............................   41.31%    100.00%     69.32%     75.55%     97.13%     93.65%     95.43%    100.00%
February 2003...........................   40.13%    100.00%     68.50%     74.97%     96.95%     93.37%     95.14%    100.00%
March 2003..............................   38.85%    100.00%     67.68%     74.39%     96.76%     93.09%     94.84%    100.00%
April 2003..............................   37.70%    100.00%     66.87%     73.73%     96.57%     92.81%     94.53%    100.00%
May 2003................................   36.85%    100.00%     66.06%     73.15%     96.37%     92.52%     94.22%    100.00%
June 2003...............................   35.67%    100.00%     65.26%     72.57%     96.17%     92.22%     93.90%    100.00%
July 2003...............................   34.47%    100.00%     64.47%     71.91%     95.96%     91.91%     93.57%    100.00%
August 2003.............................   33.29%    100.00%     63.67%     71.34%     95.75%     91.60%     93.23%    100.00%
September 2003..........................   32.14%    100.00%     62.88%     70.68%     95.53%     91.28%     92.88%    100.00%
October 2003............................   30.94%    100.00%     62.10%     70.02%     95.31%     90.96%     92.53%    100.00%
November 2003...........................   29.74%    100.00%     61.32%     69.45%     95.08%     90.63%     92.16%    100.00%
December 2003...........................   28.54%    100.00%     60.54%     68.79%     94.85%     90.29%     91.79%    100.00%
January 2004............................   27.37%    100.00%     59.77%     68.14%     94.61%     89.94%     91.41%    100.00%
February 2004...........................   26.17%    100.00%     59.00%     67.48%     94.37%     89.59%     91.03%    100.00%
March 2004..............................   24.90%    100.00%     58.23%     66.83%     94.12%     89.23%     90.63%    100.00%
April 2004..............................   23.73%    100.00%     57.47%     66.18%     93.87%     88.86%     90.23%    100.00%
May 2004................................   22.89%    100.00%     56.71%     65.53%     93.61%     88.49%     89.82%    100.00%
June 2004...............................   21.72%    100.00%     55.95%     64.89%     93.35%     88.11%     89.40%    100.00%
July 2004...............................   20.50%    100.00%     55.19%     64.24%     93.08%     87.72%     88.98%    100.00%
August 2004.............................   19.30%    100.00%     54.44%     63.60%     92.81%     87.33%     88.54%    100.00%
September 2004..........................   18.13%    100.00%     53.70%     62.88%     92.53%     86.93%     88.10%    100.00%
October 2004............................   16.89%    100.00%     52.95%     62.24%     92.25%     86.52%     87.65%    100.00%
November 2004...........................   15.68%    100.00%     52.21%     61.60%     91.96%     86.11%     87.20%    100.00%
December 2004...........................   14.46%    100.00%     51.47%     60.88%     91.67%     85.69%     86.73%    100.00%
January 2005............................   13.25%    100.00%     50.73%     60.25%     91.37%     85.26%     86.26%    100.00%
February 2005...........................   12.04%    100.00%     50.00%     59.54%     91.07%     84.82%     85.78%    100.00%

                                     A-10-1

                                          SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
PAYMENT DATE OCCURRING IN                   A-2        A-3        A-4        B-1        B-2        C-1        C-2        D-2
-------------------------                 --------   --------   --------   --------   --------   --------   --------   --------
March 2005..............................   10.74%    100.00%     49.27%     58.83%     90.77%     84.38%     85.29%    100.00%
April 2005..............................    9.51%    100.00%     48.54%     58.12%     90.46%     83.93%     84.80%    100.00%
May 2005................................    8.59%    100.00%     47.81%     57.50%     90.14%     83.47%     84.30%    100.00%
June 2005...............................    7.36%    100.00%     47.09%     56.80%     89.82%     83.00%     83.78%    100.00%
July 2005...............................    6.09%    100.00%     46.37%     56.10%     89.49%     82.53%     83.27%    100.00%
August 2005.............................    4.85%    100.00%     45.65%     55.41%     89.16%     82.05%     82.74%    100.00%
September 2005..........................    3.60%    100.00%     44.93%     54.64%     88.83%     81.56%     82.21%    100.00%
October 2005............................    2.30%    100.00%     44.22%     53.95%     88.49%     81.07%     81.67%    100.00%
November 2005...........................    1.01%    100.00%     43.51%     53.27%     88.14%     80.57%     81.12%    100.00%
December 2005...........................    0.00%     99.99%     42.80%     52.58%     87.80%     80.06%     80.56%    100.00%
January 2006............................              99.98%     42.09%     51.83%     87.44%     79.54%     80.00%    100.00%
February 2006...........................              99.95%     41.38%     51.16%     87.08%     79.02%     79.43%    100.00%
March 2006..............................              99.90%     40.68%     50.42%     86.72%     78.49%     78.85%    100.00%
April 2006..............................              99.85%     39.98%     49.70%     86.35%     77.95%     78.27%    100.00%
May 2006................................              99.79%     39.28%     49.05%     85.98%     77.40%     77.67%    100.00%
June 2006...............................              99.71%     38.58%     48.33%     85.60%     76.85%     77.07%    100.00%
July 2006...............................              99.62%     37.88%     47.62%     85.22%     76.28%     76.46%    100.00%
August 2006.............................              99.52%     37.19%     46.91%     84.83%     75.71%     75.85%    100.00%
September 2006..........................              99.40%     36.49%     46.21%     84.44%     75.14%     75.23%    100.00%
October 2006............................              99.28%     35.80%     45.52%     84.05%     74.55%     74.60%    100.00%
November 2006...........................              99.14%     35.11%     44.86%     83.65%     73.96%     73.96%    100.00%
December 2006...........................              98.99%     34.43%     44.19%     83.24%     73.36%     73.31%    100.00%
January 2007............................              98.82%     33.74%     43.47%     82.83%     72.75%     72.66%     99.72%
February 2007...........................              98.65%     33.06%     42.82%     82.42%     72.14%     72.00%     99.16%
March 2007..............................              98.46%     32.38%     42.17%     82.00%     71.51%     71.34%     98.59%
April 2007..............................              98.26%     31.70%     41.46%     81.58%     70.88%     70.66%     98.01%
May 2007................................              98.05%     31.02%     40.75%     81.15%     70.25%     69.98%     97.42%
June 2007...............................              97.83%     30.34%     40.12%     80.72%     69.60%     69.29%     96.82%
July 2007...............................              97.59%     29.67%     39.42%     80.28%     68.94%     68.60%     96.21%
August 2007.............................              97.35%     28.99%     38.73%     79.84%     68.28%     67.89%     95.59%
September 2007..........................              97.09%     28.32%     38.04%     79.39%     67.61%     67.18%     94.95%
October 2007............................              96.81%     27.65%     37.36%     78.94%     66.93%     66.46%     94.30%
November 2007...........................              96.53%     26.98%     36.69%     78.49%     66.25%     65.74%     93.65%
December 2007...........................              96.23%     26.31%     36.02%     78.03%     65.55%     65.01%     92.98%
January 2008............................              95.93%     25.64%     35.35%     77.56%     64.85%     64.27%     92.30%
February 2008...........................              95.60%     24.98%     34.63%     77.09%     64.14%     63.52%     91.61%
March 2008..............................              95.27%     24.32%     33.98%     76.62%     63.43%     62.77%     90.90%
April 2008..............................              94.93%     23.65%     33.33%     76.14%     62.70%     62.01%     90.19%
May 2008................................              94.57%     22.99%     32.64%     75.66%     61.97%     61.24%     89.46%
June 2008...............................              94.20%     22.33%     31.97%     75.17%     61.22%     60.46%     88.72%
July 2008...............................              93.82%     21.68%     31.36%     74.68%     60.47%     59.68%     87.98%
August 2008.............................              93.42%     21.02%     30.69%     74.18%     59.72%     58.89%     87.21%
September 2008..........................              93.02%     20.36%     30.04%     73.68%     58.95%     58.10%     86.44%
October 2008............................              92.60%     19.71%     29.38%     73.18%     58.17%     57.29%     85.65%
November 2008...........................              92.17%     19.06%     28.74%     72.67%     57.39%     56.48%     84.86%
December 2008...........................              91.73%     18.40%     28.10%     72.16%     56.60%     55.66%     84.05%
January 2009............................              91.27%     17.75%     27.47%     71.64%     55.80%     54.84%     83.23%
February 2009...........................              90.80%     17.10%     26.79%     71.12%     55.00%     54.01%     82.39%
March 2009..............................              90.32%     16.46%     26.16%     70.59%     54.18%     53.17%     81.55%
April 2009..............................              89.83%     15.81%     25.50%     70.06%     53.36%     52.32%     80.69%
May 2009................................              89.33%     15.16%     24.89%     69.52%     52.52%     51.47%     79.82%
June 2009...............................              88.81%     14.52%     24.24%     68.98%     51.68%     50.61%     78.94%
July 2009...............................              88.28%     13.88%     23.60%     68.44%     50.84%     49.74%     78.04%
August 2009.............................              87.74%     13.24%     23.01%     67.89%     49.98%     48.87%     77.14%
September 2009..........................              87.19%     12.59%     22.38%     67.33%     49.11%     47.99%     76.22%
October 2009............................              86.62%     11.95%     21.75%     66.78%     48.24%     47.10%     75.28%
November 2009...........................              86.05%     11.32%     21.14%     66.21%     47.36%     46.20%     74.34%
December 2009...........................              85.46%     10.68%     20.53%     65.65%     46.47%     45.30%     73.38%

                                     A-10-2

                                          SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
PAYMENT DATE OCCURRING IN                   A-2        A-3        A-4        B-1        B-2        C-1        C-2        D-2
-------------------------                 --------   --------   --------   --------   --------   --------   --------   --------
January 2010............................              84.85%     10.04%     19.88%     65.08%     45.57%     44.39%     72.41%
February 2010...........................              84.24%      9.41%     19.29%     64.50%     44.66%     43.48%     71.43%
March 2010..............................              83.61%      8.77%     18.71%     63.92%     43.75%     42.55%     70.43%
April 2010..............................              82.97%      8.14%     18.09%     63.34%     42.82%     41.62%     69.43%
May 2010................................              82.32%      7.51%     17.47%     62.75%     41.89%     40.69%     68.40%
June 2010...............................              81.66%      6.88%     16.91%     62.15%     40.95%     39.74%     67.37%
July 2010...............................              80.98%      6.25%     16.32%     61.56%     40.00%     38.79%     66.32%
August 2010.............................              80.30%      5.62%     15.73%     60.96%     39.04%     37.83%     65.26%
September 2010..........................              79.60%      4.99%     15.15%     60.35%     38.08%     36.87%     64.19%
October 2010............................              78.88%      4.36%     14.58%     59.74%     37.10%     35.90%     63.10%
November 2010...........................              78.16%      3.74%     14.02%     59.12%     36.12%     34.92%     62.01%
December 2010...........................              77.42%      3.11%     13.47%     58.50%     35.12%     33.93%     60.89%
January 2011............................              76.67%      2.49%     12.93%     57.88%     34.12%     32.94%     59.77%
February 2011...........................              75.91%      1.86%     12.36%     57.25%     33.11%     31.94%     58.63%
March 2011..............................              75.14%      1.24%     11.84%     56.62%     32.09%     30.94%     57.48%
April 2011..............................              74.35%      0.62%     11.28%     55.99%     31.07%     29.92%     56.31%
May 2011................................              73.55%      0.00%     10.74%     55.34%     30.03%     28.90%     55.13%
June 2011...............................              72.74%                10.25%     54.70%     28.99%     27.88%     53.94%
July 2011...............................              71.92%                 9.73%     54.05%     27.93%     26.84%     52.74%
August 2011.............................              71.08%                 9.22%     53.40%     26.87%     25.80%     51.52%
September 2011..........................              70.24%                 8.72%     52.74%     25.80%     24.76%     50.28%
October 2011............................              69.38%                 8.23%     52.08%     24.72%     23.70%     49.04%
November 2011...........................              68.50%                 7.72%     51.41%     23.63%     22.64%     47.78%
December 2011...........................              67.62%                 7.25%     50.74%     22.54%     21.57%     46.50%
January 2012............................              66.72%                 6.80%     50.06%     21.43%     20.50%     45.22%
February 2012...........................              65.81%                 6.32%     49.38%     20.32%     19.42%     43.91%
March 2012..............................              64.89%                 5.89%     48.70%     19.19%     18.33%     42.60%
April 2012..............................              63.96%                 5.44%     48.01%     18.06%     17.23%     41.27%
May 2012................................              63.01%                 5.00%     47.32%     16.92%     16.13%     39.93%
June 2012...............................              62.05%                 4.57%     46.62%     15.77%     15.02%     38.57%
July 2012...............................              61.08%                 4.15%     45.92%     14.61%     13.91%     37.20%
August 2012.............................              60.10%                 3.75%     45.22%     13.44%     12.79%     35.82%
September 2012..........................              59.10%                 3.36%     44.51%     12.26%     11.66%     34.42%
October 2012............................              58.10%                 2.98%     43.80%     11.08%     10.52%     33.00%
November 2012...........................              57.08%                 2.59%     43.08%      9.88%      9.38%     31.58%
December 2012...........................              56.04%                 2.24%     42.36%      8.68%      8.23%     30.13%
January 2013............................              55.00%                 1.87%     41.63%      7.47%      7.08%     28.68%
February 2013...........................              53.94%                 1.55%     40.90%      6.25%      5.91%     27.21%
March 2013..............................              52.87%                 1.21%     40.17%      5.01%      4.74%     25.73%
April 2013..............................              51.79%                 0.88%     39.43%      3.77%      3.57%     24.23%
May 2013................................              50.70%                 0.57%     38.68%      2.53%      2.39%     22.71%
June 2013...............................              49.59%                 0.28%     37.94%      1.27%      1.20%     21.19%
July 2013...............................              48.47%                 0.00%     37.19%      0.00%      0.00%     19.64%
August 2013.............................              47.34%                           36.43%                           18.09%
September 2013..........................              46.20%                           35.67%                           16.52%
October 2013............................              45.05%                           34.91%                           14.93%
November 2013...........................              43.88%                           34.14%                           12.50%
December 2013...........................              42.70%                           33.37%                           10.00%
January 2014............................              41.51%                           32.59%                            7.50%
February 2014...........................              40.30%                           31.81%                            5.00%
March 2014..............................              39.08%                           31.02%                            2.50%
April 2014..............................              37.85%                           30.23%                            0.00%
May 2014................................              36.61%                           29.44%
June 2014...............................              35.36%                           28.64%
July 2014...............................              34.09%                           27.84%
August 2014.............................              32.81%                           27.03%
September 2014..........................              31.52%                           26.22%
October 2014............................              30.22%                           25.41%

                                     A-10-3

                                          SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
PAYMENT DATE OCCURRING IN                   A-2        A-3        A-4        B-1        B-2        C-1        C-2        D-2
-------------------------                 --------   --------   --------   --------   --------   --------   --------   --------
November 2014...........................              28.90%                           24.59%
December 2014...........................              27.58%                           23.77%
January 2015............................              26.24%                           22.94%
February 2015...........................              24.88%                           22.11%
March 2015..............................              23.52%                           21.28%
April 2015..............................              22.14%                           20.44%
May 2015................................              20.75%                           19.59%
June 2015...............................              19.35%                           18.75%
July 2015...............................              17.93%                           17.90%
August 2015.............................              16.51%                           17.04%
September 2015..........................              15.07%                           16.18%
October 2015............................              13.62%                           15.32%
November 2015...........................              12.15%                           14.45%
December 2015...........................              10.68%                           13.58%
January 2016............................               9.19%                           12.70%
February 2016...........................               7.69%                           11.82%
March 2016..............................               6.18%                           10.93%
April 2016..............................               4.65%                           10.05%
May 2016................................               3.11%                            9.15%
June 2016...............................               1.56%                            8.26%
July 2016...............................               0.00%                            7.36%
August 2016.............................                                                6.45%
September 2016..........................                                                5.54%
October 2016............................                                                4.63%
November 2016...........................                                                3.71%
December 2016...........................                                                2.79%
January 2017............................                                                1.86%
February 2017...........................                                                0.93%
March 2017..............................                                                0.00%

                                     A-10-4

                                  APPENDIX 11
                           BASE EXTENDED POOL FACTORS

                                          SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
PAYMENT DATE OCCURRING IN                   A-2        A-3        A-4        B-1        B-2        C-1        C-2        D-2
-------------------------                 --------   --------   --------   --------   --------   --------   --------   --------
July 2000...............................   81.60%    100.00%    100.00%     95.87%    100.00%    100.00%    100.00%    100.00%
August 2000.............................   80.75%    100.00%    100.00%     95.52%    100.00%    100.00%    100.00%    100.00%
September 2000..........................   79.90%    100.00%    100.00%     95.16%    100.00%    100.00%    100.00%    100.00%
October 2000............................   79.05%    100.00%    100.00%     94.80%    100.00%     99.99%    100.00%    100.00%
November 2000...........................   78.20%    100.00%    100.00%     94.33%    100.00%     99.98%    100.00%    100.00%
December 2000...........................   77.31%    100.00%    100.00%     93.97%    100.00%     99.97%    100.00%    100.00%
January 2001............................   76.45%    100.00%    100.00%     93.50%    100.00%     99.96%    100.00%    100.00%
February 2001...........................   75.55%    100.00%    100.00%     93.13%    100.00%     99.94%    100.00%    100.00%
March 2001..............................   74.69%    100.00%    100.00%     92.76%    100.00%     99.92%    100.00%    100.00%
April 2001..............................   73.79%    100.00%    100.00%     92.29%    100.00%     99.89%    100.00%    100.00%
May 2001................................   72.89%    100.00%    100.00%     91.82%    100.00%     99.87%    100.00%    100.00%
June 2001...............................   71.98%    100.00%    100.00%     91.45%    100.00%     99.83%    100.00%    100.00%
July 2001...............................   71.07%    100.00%    100.00%     90.97%    100.00%     99.80%    100.00%    100.00%
August 2001.............................   70.16%    100.00%     98.02%     90.60%    100.00%     99.76%     99.99%    100.00%
September 2001..........................   69.25%    100.00%     96.54%     90.12%     99.98%     99.71%     99.97%    100.00%
October 2001............................   68.34%    100.00%     95.20%     89.64%     99.96%     99.66%     99.94%    100.00%
November 2001...........................   67.39%    100.00%     93.95%     89.17%     99.93%     99.61%     99.89%    100.00%
December 2001...........................   66.47%    100.00%     92.76%     88.69%     99.90%     99.55%     99.84%    100.00%
January 2002............................   65.52%    100.00%     91.61%     88.31%     99.86%     99.49%     99.77%    100.00%
February 2002...........................   64.56%    100.00%     90.50%     87.83%     99.81%     99.42%     99.70%    100.00%
March 2002..............................   63.63%    100.00%     89.42%     87.35%     99.76%     99.35%     99.61%    100.00%
April 2002..............................   62.67%    100.00%     88.37%     86.87%     99.70%     99.27%     99.52%    100.00%
May 2002................................   61.68%    100.00%     87.34%     86.38%     99.63%     99.19%     99.41%    100.00%
June 2002...............................   60.72%    100.00%     86.33%     85.90%     99.56%     99.10%     99.30%    100.00%
July 2002...............................   59.75%    100.00%     85.34%     85.32%     99.48%     99.01%     99.18%    100.00%
August 2002.............................   58.76%    100.00%     84.36%     84.84%     99.40%     98.91%     99.04%    100.00%
September 2002..........................   57.78%    100.00%     83.40%     84.35%     99.31%     98.81%     98.90%    100.00%
October 2002............................   56.78%    100.00%     82.45%     83.87%     99.22%     98.70%     98.75%    100.00%
November 2002...........................   55.78%    100.00%     81.51%     83.29%     99.11%     98.59%     98.59%    100.00%
December 2002...........................   54.77%    100.00%     80.59%     82.80%     99.01%     98.47%     98.42%    100.00%
January 2003............................   53.76%    100.00%     79.67%     82.22%     98.90%     98.35%     98.24%    100.00%
February 2003...........................   52.75%    100.00%     78.77%     81.74%     98.78%     98.22%     98.05%    100.00%
March 2003..............................   51.74%    100.00%     77.87%     81.16%     98.66%     98.08%     97.86%    100.00%
April 2003..............................   50.70%    100.00%     76.98%     80.67%     98.53%     97.94%     97.65%    100.00%
May 2003................................   49.65%    100.00%     76.10%     80.09%     98.39%     97.80%     97.44%    100.00%
June 2003...............................   48.63%    100.00%     75.23%     79.51%     98.25%     97.65%     97.22%    100.00%
July 2003...............................   47.59%    100.00%     74.37%     79.02%     98.11%     97.49%     96.99%    100.00%
August 2003.............................   46.51%    100.00%     73.51%     78.44%     97.96%     97.33%     96.75%    100.00%
September 2003..........................   45.46%    100.00%     72.66%     77.86%     97.80%     97.16%     96.50%    100.00%
October 2003............................   44.41%    100.00%     71.82%     77.28%     97.64%     96.98%     96.24%    100.00%
November 2003...........................   43.33%    100.00%     70.98%     76.70%     97.48%     96.80%     95.98%    100.00%
December 2003...........................   42.24%    100.00%     70.15%     76.12%     97.31%     96.62%     95.71%    100.00%
January 2004............................   41.18%    100.00%     69.32%     75.55%     97.13%     96.43%     95.43%    100.00%
February 2004...........................   40.07%    100.00%     68.50%     74.97%     96.95%     96.23%     95.14%    100.00%
March 2004..............................   38.99%    100.00%     67.68%     74.39%     96.76%     96.02%     94.84%    100.00%
April 2004..............................   37.90%    100.00%     66.87%     73.73%     96.57%     95.81%     94.53%    100.00%
May 2004................................   36.78%    100.00%     66.06%     73.15%     96.37%     95.60%     94.22%    100.00%
June 2004...............................   35.69%    100.00%     65.26%     72.57%     96.17%     95.38%     93.90%    100.00%
July 2004...............................   34.57%    100.00%     64.47%     71.91%     95.96%     95.15%     93.57%    100.00%
August 2004.............................   33.45%    100.00%     63.67%     71.34%     95.75%     94.91%     93.23%    100.00%
September 2004..........................   32.31%    100.00%     62.88%     70.68%     95.53%     94.67%     92.88%    100.00%
October 2004............................   31.18%    100.00%     62.10%     70.02%     95.31%     94.43%     92.53%    100.00%
November 2004...........................   30.04%    100.00%     61.32%     69.45%     95.08%     94.17%     92.16%    100.00%
December 2004...........................   28.91%    100.00%     60.54%     68.79%     94.85%     93.91%     91.79%    100.00%
January 2005............................   27.76%    100.00%     59.77%     68.14%     94.61%     93.65%     91.41%    100.00%
February 2005...........................   26.61%    100.00%     59.00%     67.48%     94.37%     93.37%     91.03%    100.00%

                                     A-11-1

                                          SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
PAYMENT DATE OCCURRING IN                   A-2        A-3        A-4        B-1        B-2        C-1        C-2        D-2
-------------------------                 --------   --------   --------   --------   --------   --------   --------   --------
March 2005..............................   25.44%    100.00%     58.23%     66.83%     94.12%     93.09%     90.63%    100.00%
April 2005..............................   24.29%    100.00%     57.47%     66.18%     93.87%     92.81%     90.23%    100.00%
May 2005................................   23.11%    100.00%     56.71%     65.53%     93.61%     92.52%     89.82%    100.00%
June 2005...............................   21.93%    100.00%     55.95%     64.89%     93.35%     92.22%     89.40%    100.00%
July 2005...............................   20.75%    100.00%     55.19%     64.24%     93.08%     91.91%     88.98%    100.00%
August 2005.............................   19.58%    100.00%     54.44%     63.60%     92.81%     91.60%     88.54%    100.00%
September 2005..........................   18.40%    100.00%     53.70%     62.88%     92.53%     91.28%     88.10%    100.00%
October 2005............................   17.20%    100.00%     52.95%     62.24%     92.25%     90.96%     87.65%    100.00%
November 2005...........................   15.99%    100.00%     52.21%     61.60%     91.96%     90.63%     87.20%    100.00%
December 2005...........................   14.79%    100.00%     51.47%     60.88%     91.67%     90.29%     86.73%    100.00%
January 2006............................   13.59%    100.00%     50.73%     60.25%     91.37%     89.94%     86.26%    100.00%
February 2006...........................   12.36%    100.00%     50.00%     59.54%     91.07%     89.59%     85.78%    100.00%
March 2006..............................   11.18%    100.00%     49.27%     58.83%     90.77%     89.23%     85.29%    100.00%
April 2006..............................    9.99%    100.00%     48.54%     58.12%     90.46%     88.86%     84.80%    100.00%
May 2006................................    8.81%    100.00%     47.81%     57.50%     90.14%     88.49%     84.30%    100.00%
June 2006...............................    7.61%    100.00%     47.09%     56.80%     89.82%     88.11%     83.78%    100.00%
July 2006...............................    6.43%    100.00%     46.37%     56.10%     89.49%     87.72%     83.27%    100.00%
August 2006.............................    5.23%    100.00%     45.65%     55.41%     89.16%     87.33%     82.74%    100.00%
September 2006..........................    4.03%    100.00%     44.93%     54.64%     88.83%     86.93%     82.21%    100.00%
October 2006............................    2.86%    100.00%     44.22%     53.95%     88.49%     86.52%     81.67%    100.00%
November 2006...........................    1.74%    100.00%     43.51%     53.27%     88.14%     86.11%     81.12%    100.00%
December 2006...........................    0.60%     99.99%     42.80%     52.58%     87.80%     85.69%     80.56%    100.00%
January 2007............................    0.00%     99.98%     42.09%     51.83%     87.44%     85.26%     80.00%    100.00%
February 2007...........................              99.95%     41.38%     51.16%     87.08%     84.82%     79.43%    100.00%
March 2007..............................              99.90%     40.68%     50.42%     86.72%     84.38%     78.85%    100.00%
April 2007..............................              99.85%     39.98%     49.70%     86.35%     83.93%     78.27%    100.00%
May 2007................................              99.79%     39.28%     49.05%     85.98%     83.47%     77.67%    100.00%
June 2007...............................              99.71%     38.58%     48.33%     85.60%     83.00%     77.07%    100.00%
July 2007...............................              99.62%     37.88%     47.62%     85.22%     82.53%     76.46%    100.00%
August 2007.............................              99.52%     37.19%     46.91%     84.83%     82.05%     75.85%    100.00%
September 2007..........................              99.40%     36.49%     46.21%     84.44%     81.56%     75.23%    100.00%
October 2007............................              99.28%     35.80%     45.52%     84.05%     81.07%     74.60%    100.00%
November 2007...........................              99.14%     35.11%     44.86%     83.65%     80.57%     73.96%    100.00%
December 2007...........................              98.99%     34.43%     44.19%     83.24%     80.06%     73.31%    100.00%
January 2008............................              98.82%     33.74%     43.47%     82.83%     79.54%     72.66%    100.00%
February 2008...........................              98.65%     33.06%     42.82%     82.42%     79.02%     72.00%    100.00%
March 2008..............................              98.46%     32.38%     42.17%     82.00%     78.49%     71.34%    100.00%
April 2008..............................              98.26%     31.70%     41.46%     81.58%     77.95%     70.66%    100.00%
May 2008................................              98.05%     31.02%     40.75%     81.15%     77.40%     69.98%    100.00%
June 2008...............................              97.83%     30.34%     40.12%     80.72%     76.85%     69.29%    100.00%
July 2008...............................              97.59%     29.67%     39.42%     80.28%     76.28%     68.60%    100.00%
August 2008.............................              97.35%     28.99%     38.73%     79.84%     75.71%     67.89%    100.00%
September 2008..........................              97.09%     28.32%     38.04%     79.39%     75.14%     67.18%    100.00%
October 2008............................              96.81%     27.65%     37.36%     78.94%     74.55%     66.46%    100.00%
November 2008...........................              96.53%     26.98%     36.69%     78.49%     73.96%     65.74%    100.00%
December 2008...........................              96.23%     26.31%     36.02%     78.03%     73.36%     65.01%    100.00%
January 2009............................              95.93%     25.64%     35.35%     77.56%     72.75%     64.27%     99.72%
February 2009...........................              95.60%     24.98%     34.63%     77.09%     72.14%     63.52%     99.16%
March 2009..............................              95.27%     24.32%     33.98%     76.62%     71.51%     62.77%     98.59%
April 2009..............................              94.93%     23.65%     33.33%     76.14%     70.88%     62.01%     98.01%
May 2009................................              94.57%     22.99%     32.64%     75.66%     70.25%     61.24%     97.42%
June 2009...............................              94.20%     22.33%     31.97%     75.17%     69.60%     60.46%     96.82%
July 2009...............................              93.82%     21.68%     31.36%     74.68%     68.94%     59.68%     96.21%
August 2009.............................              93.42%     21.02%     30.69%     74.18%     68.28%     58.89%     95.59%
September 2009..........................              93.02%     20.36%     30.04%     73.68%     67.61%     58.10%     94.95%
October 2009............................              92.60%     19.71%     29.38%     73.18%     66.93%     57.29%     94.30%
November 2009...........................              92.17%     19.06%     28.74%     72.67%     66.25%     56.48%     93.65%
December 2009...........................              91.73%     18.40%     28.10%     72.16%     65.55%     55.66%     92.98%

                                     A-11-2

                                          SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
PAYMENT DATE OCCURRING IN                   A-2        A-3        A-4        B-1        B-2        C-1        C-2        D-2
-------------------------                 --------   --------   --------   --------   --------   --------   --------   --------
January 2010............................              91.27%     17.75%     27.47%     71.64%     64.85%     54.84%     92.30%
February 2010...........................              90.80%     17.10%     26.79%     71.12%     64.14%     54.01%     91.61%
March 2010..............................              90.32%     16.46%     26.16%     70.59%     63.43%     53.17%     90.90%
April 2010..............................              89.83%     15.81%     25.50%     70.06%     62.70%     52.32%     90.19%
May 2010................................              89.33%     15.16%     24.89%     69.52%     61.97%     51.47%     89.46%
June 2010...............................              88.81%     14.52%     24.24%     68.98%     61.22%     50.61%     88.72%
July 2010...............................              88.28%     13.88%     23.60%     68.44%     60.47%     49.74%     87.98%
August 2010.............................              87.74%     13.24%     23.01%     67.89%     59.72%     48.87%     87.21%
September 2010..........................              87.19%     12.59%     22.38%     67.33%     58.95%     47.99%     86.44%
October 2010............................              86.62%     11.95%     21.75%     66.78%     58.17%     47.10%     85.65%
November 2010...........................              86.05%     11.32%     21.14%     66.21%     57.39%     46.20%     84.86%
December 2010...........................              85.46%     10.68%     20.53%     65.65%     56.60%     45.30%     84.05%
January 2011............................              84.85%     10.04%     19.88%     65.08%     55.80%     44.39%     83.23%
February 2011...........................              84.24%      9.41%     19.29%     64.50%     55.00%     43.48%     82.39%
March 2011..............................              83.61%      8.77%     18.71%     63.92%     54.18%     42.55%     81.55%
April 2011..............................              82.97%      8.14%     18.09%     63.34%     53.36%     41.62%     80.69%
May 2011................................              82.32%      7.51%     17.47%     62.75%     52.52%     40.69%     79.82%
June 2011...............................              81.66%      6.88%     16.91%     62.15%     51.68%     39.74%     78.94%
July 2011...............................              80.98%      6.25%     16.32%     61.56%     50.84%     38.79%     78.04%
August 2011.............................              80.30%      5.62%     15.73%     60.96%     49.98%     37.83%     77.14%
September 2011..........................              79.60%      4.99%     15.15%     60.35%     49.11%     36.87%     76.22%
October 2011............................              78.88%      4.36%     14.58%     59.74%     48.24%     35.90%     75.28%
November 2011...........................              78.16%      3.74%     14.02%     59.12%     47.36%     34.92%     74.34%
December 2011...........................              77.42%      3.11%     13.47%     58.50%     46.47%     33.93%     73.38%
January 2012............................              76.67%      2.49%     12.93%     57.88%     45.57%     32.94%     72.41%
February 2012...........................              75.91%      1.86%     12.36%     57.25%     44.66%     31.94%     71.43%
March 2012..............................              75.14%      1.24%     11.84%     56.62%     43.75%     30.94%     70.43%
April 2012..............................              74.35%      0.62%     11.28%     55.99%     42.82%     29.92%     69.43%
May 2012................................              73.55%      0.00%     10.74%     55.34%     41.89%     28.90%     68.40%
June 2012...............................              72.74%                10.25%     54.70%     40.95%     27.88%     67.37%
July 2012...............................              71.92%                 9.73%     54.05%     40.00%     26.84%     66.32%
August 2012.............................              71.08%                 9.22%     53.40%     39.04%     25.80%     65.26%
September 2012..........................              70.24%                 8.72%     52.74%     38.08%     24.76%     64.19%
October 2012............................              69.38%                 8.23%     52.08%     37.10%     23.70%     63.10%
November 2012...........................              68.50%                 7.72%     51.41%     36.12%     22.64%     62.01%
December 2012...........................              67.62%                 7.25%     50.74%     35.12%     21.57%     60.89%
January 2013............................              66.72%                 6.80%     50.06%     34.12%     20.50%     59.77%
February 2013...........................              65.81%                 6.32%     49.38%     33.11%     19.42%     58.63%
March 2013..............................              64.89%                 5.89%     48.70%     32.09%     18.33%     57.48%
April 2013..............................              63.96%                 5.44%     48.01%     31.07%     17.23%     56.31%
May 2013................................              63.01%                 5.00%     47.32%     30.03%     16.13%     55.13%
June 2013...............................              62.05%                 4.57%     46.62%     28.99%     15.02%     53.94%
July 2013...............................              61.08%                 4.15%     45.92%     27.93%     13.91%     52.74%
August 2013.............................              60.10%                 3.75%     45.22%     26.87%     12.79%     51.52%
September 2013..........................              59.10%                 3.36%     44.51%     25.80%     11.66%     50.28%
October 2013............................              58.10%                 2.98%     43.80%     24.72%     10.52%     49.04%
November 2013...........................              57.08%                 2.59%     43.08%     23.63%      9.38%     47.78%
December 2013...........................              56.04%                 2.24%     42.36%     22.54%      8.23%     46.50%
January 2014............................              55.00%                 1.87%     41.63%     21.43%      7.08%     45.22%
February 2014...........................              53.94%                 1.55%     40.90%     20.32%      5.91%     43.91%
March 2014..............................              52.87%                 1.21%     40.17%     19.19%      4.74%     42.60%
April 2014..............................              51.79%                 0.88%     39.43%     18.06%      3.57%     41.27%
May 2014................................              50.70%                 0.57%     38.68%     16.92%      2.39%     39.93%
June 2014...............................              49.59%                 0.28%     37.94%     15.77%      1.20%     38.57%
July 2014...............................              48.47%                 0.00%     37.19%     14.61%      0.00%     37.20%
August 2014.............................              47.34%                           36.43%     13.44%                35.82%
September 2014..........................              46.20%                           35.67%     12.26%                34.42%
October 2014............................              45.05%                           34.91%     11.08%                33.00%

                                     A-11-3

                                          SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
PAYMENT DATE OCCURRING IN                   A-2        A-3        A-4        B-1        B-2        C-1        C-2        D-2
-------------------------                 --------   --------   --------   --------   --------   --------   --------   --------
November 2014...........................              43.88%                           34.14%      9.88%                31.58%
December 2014...........................              42.70%                           33.37%      8.68%                30.13%
January 2015............................              41.51%                           32.59%      7.47%                28.68%
February 2015...........................              40.30%                           31.81%      6.25%                27.21%
March 2015..............................              39.08%                           31.02%      5.01%                25.73%
April 2015..............................              37.85%                           30.23%      3.77%                24.23%
May 2015................................              36.61%                           29.44%      2.53%                22.71%
June 2015...............................              35.36%                           28.64%      1.27%                21.19%
July 2015...............................              34.09%                           27.84%      0.00%                19.64%
August 2015.............................              32.81%                           27.03%                           18.09%
September 2015..........................              31.52%                           26.22%                           16.52%
October 2015............................              30.22%                           25.41%                           14.93%
November 2015...........................              28.90%                           24.59%                           12.50%
December 2015...........................              27.58%                           23.77%                           10.00%
January 2016............................              26.24%                           22.94%                            7.50%
February 2016...........................              24.88%                           22.11%                            5.00%
March 2016..............................              23.52%                           21.28%                            2.50%
April 2016..............................              22.14%                           20.44%                            0.00%
May 2016................................              20.75%                           19.59%
June 2016...............................              19.35%                           18.75%
July 2016...............................              17.93%                           17.90%
August 2016.............................              16.51%                           17.04%
September 2016..........................              15.07%                           16.18%
October 2016............................              13.62%                           15.32%
November 2016...........................              12.15%                           14.45%
December 2016...........................              10.68%                           13.58%
January 2017............................               9.19%                           12.70%
February 2017...........................               7.69%                           11.82%
March 2017..............................               6.18%                           10.93%
April 2017..............................               4.65%                           10.05%
May 2017................................               3.11%                            9.15%
June 2017...............................               1.56%                            8.26%
July 2017...............................               0.00%                            7.36%
August 2017.............................                                                6.45%
September 2017..........................                                                5.54%
October 2017............................                                                4.63%
November 2017...........................                                                3.71%
December 2017...........................                                                2.79%
January 2018............................                                                1.86%
February 2018...........................                                                0.93%
March 2018..............................                                                0.00%

                                     A-11-4

                                  APPENDIX 12

                             INDEX OF DEFINED TERMS

                                       PAGE
                                      ------
additional aircraft.................      11
Adjusted Base Value.................     119
Adjusted Portfolio Value............     119
administrative agent's conflict
  duties............................      78
administrative agent's services
  standard..........................      77
ADs.................................      54
AerCo...............................       3
AerCo Group.........................       3
AerFi...............................       3
AerFi conflicts standard............      72
AerFi Group.........................       3
AerFi services standard.............      72
AerFi transferred companies.........      38
affiliate...........................      33
aircraft agreement..................     137
aircraft operating expenses.........     108
Assumed Debt Service Coverage
  Ratio.............................       5
Assumed First Year's Interest.......       5
Assumed First Year's Interest and
  Minimum and Scheduled Principal...       5
Assumed First Year's Net Revenue....       5
Assumed Interest Coverage Ratio.....       5
Assumed Portfolio Value.............     118
Assumed Value.......................     118
Average Appraised Value.............     119
Base Case...........................       5
benefit plans.......................     172
charitable trust....................      38
charitable trust trustee............      71
class exemption.....................     172
clearing agency.....................     163
clearing corporation................     163
Commission..........................       3
concentration default...............     137
control.............................     132
covenant defeasance.................     127
debis...............................      22
debis group.........................      22
depreciation curve..................     119
disqualified persons................     172
DTC.................................      32
ERISA plans.........................     172
Excess Amortization Date............     124
Exchange Act........................      32
expected final payment date.........     105
expected maturity...................     110
Expected Principal Amortization
  Period............................       5

                                       PAGE
                                      ------
expiration date.....................      32
final maturity date.................     105
guarantee...........................     136
Initial Appraised Value.............     118
Initial Loan........................       5
Initial Loan to Value...............       5
interest earned.....................     107
Irish stamp duty....................     167
lease rentals.......................     107
legal defeasance....................     127
Liquidity Reserve Amount............       5
Minimum Class Percentage............     120
Minimum Principal Payment Amount....     119
Minimum Target Principal Balance....     120
net maintenance.....................     107
net sales proceeds..................     137
net stress-related costs............     107
new notes...........................       3
note target price...................     137
old notes...........................       3
parties in interest.................     172
permitted additional aircraft
  acquisition.......................     138
permitted encumbrance...............     131
pool factor.........................      12
primary eligible credit
  facilities........................     154
PTCE................................     172
recession...........................     113
remaining allocation................     122
remaining principal balance.........     122
RPMs................................      66
Scheduled Principal Payment
  Amount............................     120
Scheduled Target Principal
  Balance...........................     121
secondary eligible credit
  facilities........................     154
Securities Act......................       3
SG&A................................     108
standby servicer....................      44
step-up interest....................     116
Supplemental Class Percentage.......     121
Supplemental Principal Payment
  Amount............................     121
Supplemental Target Principal
  Balance...........................     121
Transaction.........................      95
Treasury yield......................     125
Treaty..............................     166
United States Holder................     170
U.S. Holder.........................     166
wet lease...........................      53

                                     A-12-1

                                 AERCO LIMITED

                            c/o AerFi Administrative
                                Services Limited
                                 Aviation House
                                    Shannon
                                    Ireland
                                      and
                              22 Grenville Street
                                   St. Helier
                                 Jersey JE4 8PX
                                Channel Islands

              BOOK-ENTRY DEPOSITARY,
            TRUSTEE, SECURITY TRUSTEE,                                PAYING AGENT
               AND REFERENCE AGENT                                   AND REGISTRAR
              BANKERS TRUST COMPANY                              BANKERS TRUST COMPANY
                Four Albany Street                                 Four Albany Street
                  Mail Stop 5091                                     Mail Stop 5091
             New York, New York 10006                           New York, New York 10006
                       USA                                                USA

            SERVICER                    ADMINISTRATIVE AGENT                  CASH MANAGER
         AERFI GROUP PLC                AERFI ADMINISTRATIVE          AERFI CASH MANAGER II LIMITED
         Aviation House                   SERVICES LIMITED                   Aviation House
             Shannon                       Aviation House                        Shannon
             Ireland                           Shannon                           Ireland
                                               Ireland

                            LUXEMBOURG PAYING AGENT
                                AND CO-REGISTRAR
                    BANQUE INTERNATIONALE A LUXEMBOURG S.A.
                                69, route d'Esch
                               L-1470 Luxembourg

                                 LEGAL ADVISORS

    To the AerCo Group as to          To the AerCo Group as to          To the AerCo Group as to
        United States law                    Jersey law                         Irish law
      DAVIS POLK & WARDWELL            MOURANT DU FEU & JEUNE               MCCANN FITZGERALD
        99 Gresham Street                22 Grenville Street              2 Harbourmaster Place
         London EC2V 7NG                     St. Helier                     Custom House Dock
             England                       Jersey JE4 8PX                       Dublin 1
                                           Channel Islands                       Ireland

                                 LISTING AGENT

                    BANQUE INTERNATIONALE A LUXEMBOURG S.A.
                                69, route d'Esch
                               L-1470 Luxembourg

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Except as hereinafter set forth, there is no provision of AerCo Limited's Memorandum and Articles of Association, or of any contract, arrangement or statute under which any director, trustee or officer of AerCo Limited is insured or indemnified in any manner against any liability that he may incur in his capacity as such.

     AerCo Limited's Articles of Association provide that AerCo Limited shall indemnify every present and former director of AerCo Limited against any loss or liability incurred by reason of being or having been a director of AerCo Limited to the fullest extent permitted by Jersey law. Article 77 of the Companies (Jersey) Law 1991 ("Article 77") permits a Jersey company to indemnify each director of that company against, among others, any liabilities incurred in defending any proceedings whether civil or criminal (i) in which judgment is given in his favor or he is acquitted, or (ii) which are discontinued otherwise than for some benefit conferred by him or on his behalf or for some detriment suffered by him, or (iii) which are settled on terms which include such benefit or detriment and, in the opinion of a majority of the directors of the company excluding any director who conferred such benefit or on whose behalf such benefit was conferred or who suffered such detriment, the director was substantially successful on the merits in his resistance to the proceedings.

     AerCo Limited may purchase and maintain, in the name of and at the expense of AerCo Limited, insurance for the benefit of any person who is or was a director or officer of AerCo Limited or is or was serving at the request of AerCo Limited as a director or officer in another corporation, partnership, joint venture, trust or other enterprise against any liability incurred by him or her in any such capacity, or arising out of such person's status as such, whether or not AerCo Limited would have the power to indemnify him or her against such liability under Article 77.

ITEM 21.  EXHIBITS

(a) Exhibits

     The following is a list of exhibits to this Registration Statement:

      3.1  Memorandum and Articles of Association of AerCo
           (incorporating all amendments up to and including July 14, 2000)**
      4.1  Indenture dated as of July 15, 1998 between AerCo and
           Bankers Trust Company, as trustee with respect to the Notes*
      4.2  Indenture Supplement No. 1 dated as of July 17, 2000 between
           AerCo and Bankers Trust Company, as trustee with respect to the Notes**
      4.3  Form of Global Note (included in Exhibits 4.1 and 4.2)*
      4.4 Registration Rights Agreement dated July 15, 1998 by and between AerCo and Morgan Stanley & Co. International
           Limited*
      4.5  Registration Rights Agreement (Subclass A-3, A-4, B-2 and
           C-2 Notes) dated July 17, 2000 among AerCo, Morgan Stanley &
           Co. International Limited and Lehman Brothers Inc., as representatives of the several initial purchasers**
      5.1 Opinion of Davis Polk & Wardwell as to the legality of the securities being registered hereby**
      5.2 Opinion of Mourant du Feu & Jeune as to the legality of the securities being registered hereby**
      8.1 Opinion of Davis Polk & Wardwell as to certain U.S. Federal income tax matters (included in Exhibit 5.1)**
      8.2  Opinion of KPMG as to certain Irish tax matters**
      8.3 Opinion of Mourant du Feu & Jeune as to certain Jersey tax matters**
      9.1  Trust Instrument constituting AerCo Holding Trust*

      9.2  Shareholders Undertaking between Mourant & Co. Trustees
           Limited as trustee of AerCo Holding Trust, Juris Limited,
           Lively Limited, GPA Group, AerCo and the trustee*
     10.1  Security Trust Agreement dated as of July 15, 1998 among
           AerCo, Bankers Trust Company, as security trustee and as trustee, GPA Cash Manager II Limited, as cash manager, AerFi
           Administrative Services Limited, as administrative agent, Lively Limited, GPA Group, Babcock & Brown Limited, Mourant
           & Co. Secretaries Limited and each subsidiary of AerCo*
     10.2 Security Trust Agreement Supplement, dated July 17, 2000 among Gustav Leasing I Limited, Gustav Leasing V Limited,
           Baltic Airlease III LLC, Ergo Leasing Limited, Lorenton
           Limited, AerCo and Bankers Trust Company, as security trustee**
     10.3  Amended and Restated Cash Management Agreement dated as of
           July 17, 2000 among AerFi Cash Manager II Limited, as cash manager, AerFi, as guarantor, AerCo, Bankers Trust Company,
           AerFi, as servicer and the entities listed in Appendix A thereto**
     10.4 Amended and Restated Administrative Agency Agreement dated as of July 17, 2000 among AerFi Administrative Services
           Limited, as administrative agent, AerFi, as guarantor, AerCo, AerFi, as servicer, and the entities listed in Appendix A thereto**
     10.5  Servicing Agreement dated as of July 17, 2000 among AerFi,
           AerCo, AerFi Administrative Services Limited, AerFi Cash
           Manager II Limited, AerCo Ireland Limited, and other subsidiaries of AerCo which acceded to such agreement pursuant to an accession agreement**
     10.6  Standby Servicing, Administrative Agency and Cash Management
           Agreement dated as of July 17, 2000 among debis Aircraft
           Leasing Ltd., debis and AerCo**
     10.7 Cash Management Agreement dated as of July 17, 2000 among debis Aircraft Leasing Ltd, as cash manager, debis, as guarantor, AerCo and Bankers Trust Company, as trustee**
     10.8 Administrative Agency Agreement dated as of July 17, 2000 among debis Aircraft Leasing Ltd, as administrative agent, debis, as guarantor, AerCo, and debis Aircraft Leasing Ltd, as servicer**
     10.9  Servicing Agreement dated as of July 17, 2000 among debis
           Aircraft Leasing Limited, as servicer, debis, as guarantor, debis Aircraft Leasing Ltd, as administrative agent, and debis Aircraft Leasing Ltd, as cash manager**
    10.10  Share Purchase Agreement dated July 15, 1998 among AerCo,
           GPA Group and Skyscape Limited*
    10.11  Purchase Agreement dated July 12, 2000 among Morgan Stanley
           & Co. International Limited and Lehman Brothers, Inc., as representatives of the several initial purchasers, AerCo and AerFi**
    10.12  Share Purchase Agreement dated July 17, 2000 among AerFi,
           Skyscape Limited, AerFi Inc., Indigo Aviation AB and
           Kommanditbolaget Flygplanet XII, as sellers, and AerCo and AerCo USA Inc., as purchasers**
    10.13 Deposit Agreement dated as of July 15, 1998 between AerCo and Bankers Trust Company, as book-entry depositary*
    10.14 Deposit Agreement dated as of July 17, 2000 between AerCo and Bankers Trust Company, as book-entry depositary**
     21.1  Subsidiaries of AerCo**
     23.1  Consent of Davis Polk & Wardwell (included in Exhibit 5.1)**
     23.2  Consent of Aircraft Information Services, Inc.**
     23.3  Consent of BK Associates, Inc.**
     23.4  Consent of Airclaims Limited**
     23.5  Consent of KPMG (included in Exhibit 8.2)**
     23.6  Consent of Mourant du Feu & Jeune (included in Exhibit
           8.3)**
     23.7  Consent of KPMG, Chartered Accountants**
     24.1  Directors' Power of Attorney (included in signature page)**
     25.1 Statement of Eligibility of Bankers Trust Company, as trustee, under the Indenture to be qualified under the Trust
           Indenture Act of 1939*
     99.1  Form of Letter of Transmittal**

     99.2  Form of Notice of Guaranteed Delivery**
     99.3  Form of Letters to DTC Participants**
     99.4  Form of Letter to Clients and Form of Instruction to
           Book-Entry Transfer Participant**
     99.5 Appraisal of Aircraft Information Services, Inc. relating to the Aircraft dated April 30, 2000**
     99.6 Appraisal of BK Associates, Inc. relating to the Aircraft dated April 30, 2000**
     99.7 Appraisal of Airclaims Limited relating to the Aircraft dated April 30, 2000**
     99.8 Appraisal of Aircraft Information Services, Inc. relating to the Aircraft dated January 18, 1999*
     99.9 Appraisal of BK Associates, Inc. relating to the Aircraft dated January 18, 1999*
    99.10 Appraisal of Airclaims Limited relating to the Aircraft dated January 18, 1999*
    99.11  Form of Exchange Agent Agreement**

* Previously filed on AerCo's Registration Statement on Form F-4 (File No. 333-66973).

**   Filed herewith.

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (d) The undersigned registrant hereby undertakes as follows:

        (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

        (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offerings thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant, AerCo Limited, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Jersey, United States on December 7, 2000.

                                          AERCO LIMITED

                                          By: /s/ FREDERICK W. BRADLEY, JR.
                                            ------------------------------------
                                              Independent Director

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frederick W. Bradley, Jr., Kenneth N. Peters, G. Adrian Robinson, Edward Hansom and Rose Hynes his/her true and lawful attorneys-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, as well as any related registration statement (or amendment thereto) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his/her said attorneys-in-fact and agents or any of them or his/her substitute or substitutes may lawfully do or cause to be done by virtue thereof.

     The Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities on the dates indicated.

                      SIGNATURE                          TITLE                                 DATE
                      ---------                          -----                                 ----

            /s/ FREDERICK W. BRADLEY, JR.                Independent Director            December 7, 2000
-----------------------------------------------------    (principal executive
              Frederick W. Bradley, Jr.                  officer)

                /s/ KENNETH N. PETERS                    Independent Director            December 7, 2000
-----------------------------------------------------    (principal accounting
                  Kenneth N. Peters                      officer)

               /s/ G. ADRIAN ROBINSON                    Independent Director            December 7, 2000
-----------------------------------------------------    (principal financial
                 G. Adrian Robinson                      officer)

                  /s/ EDWARD HANSOM                      Director                        December 7, 2000
-----------------------------------------------------
                    Edward Hansom

                   /s/ ROSE HYNES                        Director                        December 7, 2000
-----------------------------------------------------
                     Rose Hynes

Authorized Representative in the United States

            /s/ FREDERICK W. BRADLEY, JR.
-----------------------------------------------------
           Name: Frederick W. Bradley, Jr.

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER   DESCRIPTION OF EXHIBIT
 -------  ----------------------
     3.1  Memorandum and Articles of Association of AerCo
          (incorporating all amendments up to and including July 14,
          2000)**
     4.1  Indenture dated as of July 15, 1998 between AerCo and
          Bankers Trust Company, as trustee with respect to the Notes*
     4.2  Indenture Supplement No. 1 dated as of July 17, 2000 between
          AerCo and Bankers Trust Company, as trustee with respect to the Notes**
     4.3  Form of Global Note (included in Exhibits 4.1 and 4.2)*
     4.4  Registration Rights Agreement dated July 15, 1998 by and between AerCo and Morgan Stanley & Co. International
          Limited*
     4.5  Registration Rights Agreement (Subclass A-3, A-4, B-2 and
          C-2 Notes) dated July 17, 2000 among AerCo, Morgan Stanley &
          Co. International Limited and Lehman Brothers Inc., as
          representatives of the several initial purchasers**
     5.1  Opinion of Davis Polk & Wardwell as to the legality of the securities being registered hereby**
     5.2  Opinion of Mourant du Feu & Jeune as to the legality of the securities being registered hereby**
     8.1  Opinion of Davis Polk & Wardwell as to certain U.S. Federal income tax matters (included in Exhibit 5.1)**
     8.2  Opinion of KPMG as to certain Irish tax matters**
     8.3  Opinion of Mourant du Feu & Jeune as to certain Jersey tax matters**
     9.1  Trust Instrument constituting AerCo Holding Trust*
     9.2  Shareholders Undertaking between Mourant & Co. Trustees
          Limited as trustee of AerCo Holding Trust, Juris Limited,
          Lively Limited, GPA Group, AerCo and the trustee*
    10.1  Security Trust Agreement dated as of July 15, 1998 among
          AerCo, Bankers Trust Company, as security trustee and as
          trustee, GPA Cash Manager II Limited, as cash manager, AerFi
          Administrative Services Limited, as administrative agent,
          Lively Limited, GPA Group, Babcock & Brown Limited, Mourant
          & Co. Secretaries Limited and each subsidiary of AerCo*
    10.2  Security Trust Agreement Supplement, dated July 17, 2000 among Gustav Leasing I Limited, Gustav Leasing V Limited,
          Baltic Airlease III LLC, Ergo Leasing Limited, Lorenton
          Limited, AerCo and Bankers Trust Company, as security
          trustee**
    10.3  Amended and Restated Cash Management Agreement dated as of
          July 17, 2000 among AerFi Cash Manager II Limited, as cash manager, AerFi, as guarantor, AerCo, Bankers Trust Company,
          AerFi as servicer and the entities listed in Appendix A
          thereto**
    10.4  Amended and Restated Administrative Agency Agreement dated as of July 17, 2000 among AerFi Administrative Services
          Limited, as administrative agent, AerFi, as guarantor,
          AerCo, AerFi, as servicer, and the entities listed in
          Appendix A thereto**
    10.5  Servicing Agreement dated as of July 17, 2000 among AerFi,
          AerCo, AerFi Administrative Services Limited, AerFi Cash
          Manager II Limited, AerCo Ireland Limited, and other
          subsidiaries of AerCo which acceded to such agreement
          pursuant to an accession agreement**
    10.6  Standby Servicing, Administrative Agency and Cash Management
          Agreement dated as of July 17, 2000 among debis Aircraft
          Leasing Ltd., debis and AerCo**
    10.7  Cash Management Agreement dated as of July 17, 2000 among debis Aircraft Leasing Ltd, as cash manager, debis, as
          guarantor, AerCo and Bankers Trust Company, as trustee**
    10.8  Administrative Agency Agreement dated as of July 17, 2000 among debis Aircraft Leasing Ltd, as administrative agent, debis, as guarantor, AerCo, and debis Aircraft Leasing Ltd, as servicer**
    10.9  Servicing Agreement dated as of July 17, 2000 among debis
          Aircraft Leasing Limited, as servicer, debis, as guarantor, debis Aircraft Leasing Ltd, as administrative agent, and
          debis Aircraft Leasing Ltd., as cash manager**
   10.10  Share Purchase Agreement dated July 15, 1998 among AerCo,
          GPA Group and Skyscape Limited*
   10.11  Purchase Agreement dated July 12, 2000 among Morgan Stanley
          & Co. International Limited and Lehman Brothers, Inc., as
          representatives of the several initial purchasers, AerCo and
          AerFi**

 EXHIBIT
 NUMBER   DESCRIPTION OF EXHIBIT
 -------  ----------------------
   10.12  Share Purchase Agreement dated July 17, 2000 among AerFi,
          Skyscape Limited, AerFi Inc., Indigo Aviation AB and
          Kommanditbolaget Flygplanet XII, as sellers, and AerCo and
          AerCo USA Inc., as purchasers**
   10.13  Deposit Agreement dated as of July 15, 1998 between AerCo and Bankers Trust Company, as book-entry depositary*
   10.14  Deposit Agreement dated as of July 17, 2000 between AerCo and Bankers Trust Company, as book-entry depositary**
    21.1  Subsidiaries of AerCo**
    23.1  Consent of Davis Polk & Wardwell (included in Exhibit 5.1)**
    23.2  Consent of Aircraft Information Services, Inc.**
    23.3  Consent of BK Associates, Inc.**
    23.4  Consent of Airclaims Limited**
    23.5  Consent of KPMG (included in Exhibit 8.3)**
    23.6  Consent of Mourant du Feu & Jeune (included in Exhibit
          8.3)**
    23.7  Consent of KPMG, Chartered Accountants**
    24.1  Directors' Power of Attorney (included in signature page)**
    25.1  Statement of Eligibility of Bankers Trust Company, as
          trustee, under the Indenture to be qualified under the Trust
          Indenture Act of 1939*
    99.1  Form of Letter of Transmittal**
    99.2  Form of Notice of Guaranteed Delivery**
    99.3  Form of Letters to DTC Participants**
    99.4  Form of Letter to Clients and Form of Instruction to
          Book-Entry Transfer Participant**
    99.5  Appraisal of Aircraft Information Services, Inc. relating to the Aircraft dated April 30, 2000**
    99.6  Appraisal of BK Associates, Inc. relating to the Aircraft dated April 30, 2000**
    99.7  Appraisal of Airclaims Limited relating to the Aircraft dated April 30, 2000**
    99.8  Appraisal of Aircraft Information Services, Inc. relating to the Aircraft dated January 18, 1999*
    99.9  Appraisal of BK Associates, Inc. relating to the Aircraft dated January 18, 1999*
   99.10  Appraisal of Airclaims Limited relating to the Aircraft dated January 18, 1999*
   99.11  Form of Exchange Agent Agreement**

* Previously filed on AerCo's Registration Statement on Form F-4 (File No. 333-66973).

**   Filed herewith.